FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-257991-13

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated September 26, 2024, may be amended or completed prior to time of sale.

$729,228,000 (Approximate)

BANK5 2024-5YR10
(Central Index Key Number 0002037111)
as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.
(Central Index Key Number 0000850779)
as Depositor

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

JPMorgan Chase Bank, National Association

(Central Index Key Number 0000835271)

Bank of America, National Association
(Central Index Key Number 0001102113)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2024-5YR10

Wells Fargo Commercial Mortgage Securities, Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2024-5YR10 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR and Class R certificates and the VRR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK5 2024-5YR10. The assets of the issuing entity will primarily consist of a pool of fixed-rate commercial mortgage loans, which are generally the sole source of payments on the certificates and the VRR interest. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates and the VRR interest will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in November 2024. The rated final distribution date for the certificates is the distribution date in October 2057.

Class	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Pass- Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$8,457,000		[_]%	(5)	July 2029
Class A-2	(6)		[_]%	(5)	(6)
Class A-3	(6)		[_]%	(5)	(6)
Class X-A	$565,606,000	(7)	[_]%	Variable(8)	NAP
Class X-B	$163,622,000	(9)	[_]%	Variable(10)	NAP
Class A-S	$94,941,000		[_]%	(5)	October 2029
Class B	$39,391,000		[_]%	(5)	October 2029
Class C	$29,290,000		[_]%	(5)	October 2029

(Footnotes on table on pages 3 through 4)

You should carefully consider the summary of risk factors and the risk factors beginning on page 65 and page 67, respectively, of this prospectus.

None of the certificates, the VRR interest or the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates and the VRR interest will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Wells Fargo Commercial Mortgage Securities, Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC are acting as co-lead managers and joint bookrunners in the following manner: Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to approximately 32.5% of each class of offered certificates, Morgan Stanley & Co. LLC is acting as sole bookrunning manager with respect to approximately 26.4% of each class of offered certificates, J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 21.1% of each class of offered certificates and BofA Securities, Inc. is acting as sole bookrunning manager with respect to approximately 20.0% of each class of offered certificates. Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about October 16, 2024. Wells Fargo Commercial Mortgage Securities, Inc. expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from October 1, 2024, before deducting expenses payable by the depositor.

Wells Fargo Securities	BofA Securities	J.P. Morgan	Morgan Stanley
Co-Lead Managers and Joint Bookrunners
Academy Securities	Drexel Hamilton		Siebert Williams Shank
Co-Manager	Co-Manager		Co-Manager
October[__], 2024

BANK5 2024-5YR10

Commercial Mortgage Pass-Through Certificates, Series BANK5 2024-5YR10
Geographic Overview of Mortgage Pool

Washington
2 properties
$17,650,000
2.1% of total
Colorado
1 property
$17,960,000
2.1% of total
Kansas
2 properties
$2,060,702
0.2% of total
North Dakota
1 property
$1,252,785
0.1% of total
Iowa
5 properties
$19,421,398
2.3% of total
Illinois
2 properties
$38,868,007
4.6% of total
Wisconsin
1 property
$30,000,000
3.6% of total
Indiana
3 properties
$23,258,197
2.8% of total
Michigan
4 properties
$13,349,469
1.6% of total
Pennsylvania
7 properties
$49,426,864
5.9% of total
New York
5 properties
$162,210,526
19.4% of total
Ohio
1 property
$3,413,496
0.4% of total
Nevada
1 property
$29,500,000
3.5% of total
New Jersey
1 property
$3,100,000
0.4% of total
Maryland
3 properties
$22,103,000
2.6% of total
California
10 properties
$104,600,000
12.5% of total
North Carolina
3 properties
$2,248,735
0.3% of total
South Carolina
3 properties
$7,500,000
0.9% of total
Georgia
1 property
$3,297,344
0.4% of total
Arizona
1 property
$11,830,000
1.4% of total
New Mexico
3 properties
$4,323,880
0.5% of total
Florida
4 properties
$45,370,000
5.4% of total
Arkansas
5 properties
$7,707,000
0.9% of total
Texas
10 properties
$101,476,871
12.1% of total
Louisiana
1 property
$8,350,000
1.0% of total
Tennessee
1 property
$20,633,000
2.5% of total
Kentucky
2 properties
$86,925,080
10.4% of total
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Mortgaged Properties by Property Type

Industrial 2.5%
Other 0.4%
Self Storage 4.1%
Multifamily 9.7%
Retail 22.6%
Mixed Use 9.9%
Office 15.1%
Manufactured Housing 18.8%
Hospitality 16.8%

Summary of Certificates AND VRR INTEREST

Class	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1	$8,457,000		30.000%	[_]%	(5)	July 2029	2.49	11/24 – 07/29
Class A-2	(6)		30.000%	[_]%	(5)	(6)	(6)	(6)
Class A-3	(6)		30.000%	[_]%	(5)	(6)	(6)	(6)
Class X-A	$565,606,000	(7)	NAP	[_]%	Variable(8)	NAP	NAP	NAP
Class X-B	$163,622,000	(9)	NAP	[_]%	Variable(10)	NAP	NAP	NAP
Class A-S	$94,941,000		18.250%	[_]%	(5)	October 2029	5.00	10/29 – 10/29
Class B	$39,391,000		13.375%	[_]%	(5)	October 2029	5.00	10/29 – 10/29
Class C	$29,290,000		9.750%	[_]%	(5)	October 2029	5.00	10/29 – 10/29
Non-Offered Certificates
Class X-D	$20,200,000	(11)	NAP	[_]%	Variable(12)	NAP	NAP	NAP
Class X-F	$16,160,000	(11)	NAP	[_]%	Variable(12)	NAP	NAP	NAP
Class X-G	$12,121,000	(11)	NAP	[_]%	Variable(12)	NAP	NAP	NAP
Class D	$12,120,000		8.250%	[_]%	(5)	October 2029	5.00	10/29 – 10/29
Class E	$8,080,000		7.250%	[_]%	(5)	October 2029	5.00	10/29 – 10/29
Class F	$16,160,000		5.250%	[_]%	(5)	October 2029	5.00	10/29 – 10/29
Class G	$12,121,000		3.750%	[_]%	(5)	October 2029	5.00	10/29 – 10/29
Class H-RR	$30,300,381		0.000%	[_]%	(5)	October 2029	5.00	10/29 – 10/29
Class R(13)	NAP		NAP	NAP	NAP	NAP	NAP	NAP

(1)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (6) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates (collectively referred to herein as Class X certificates) may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of the Class X certificates would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the certificates (other than the Class R certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.
(5)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(6)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, final distribution dates, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $557,149,000, subject to a variance of plus or minus 5%. In the event that the Class A-3 certificates are issued with an initial certificate balance of $557,149,000, the Class A-2 certificates will not be issued.

3

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 - $275,000,000	NAP – September 2029	NAP – 4.88	NAP / 07/29 – 09/29
Class A-3	$282,149,000 - $557,149,000	October 2029 – October 2029	4.91 – 4.95	07/29 – 10/29 / 09/29 – 10/29
(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.
(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances or notional amounts outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-D, Class X-F and Class X-G certificates are notional amount certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates outstanding from time to time. The notional amount of the Class X-G certificates will be equal to the certificate balance of the Class G certificates outstanding from time to time. The Class X-D, Class X-F and Class X-G certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-F certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F certificates for the related distribution date. The pass-through rate for the Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class G certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

SUMMARY OF VRR INTEREST

Non-Offered Eligible Vertical Interest	Approximate Initial VRR Interest Balance (1)	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Assumed Final Distribution Date(2)	Expected Weighted Average Life (Years)(3)	Expected Principal Window(3)
Class RR Certificates(4)	$23,541,794.26	[__]%	(5)	October 2029	4.91	11/24 – 10/29
RR Interest(4)	$6,285,180.00	[__]%	(5)	October 2029	4.91	11/24 – 10/29

(1)	The Class RR Certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules), which is expected to be acquired and retained by the sponsors as described under “Credit Risk Retention”. The Class RR Certificates and the RR Interest collectively
4

comprise the “VRR Interest”. The VRR Interest represents the right to receive approximately 3.56% of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates and the VRR Interest on each distribution date, as further described under “Credit Risk Retention”. The owner of the RR Interest is referred to in this prospectus as the “RR Interest Owner” and the RR Interest Owner and the holders of the Class RR Certificates (the “Class RR Certificateholders”) are referred to collectively in this prospectus as the “VRR Interest Owners”. See “Credit Risk Retention”.

(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR Interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.
(4)	The Class RR Certificates will be certificated but will not be “certificates” for purposes of this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus. The Class RR Certificates and the RR Interest are not being offered by this prospectus.
(5)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for each of the Class RR certificates and the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR and Class R certificates and the VRR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the VRR Interest is presented solely to enhance your understanding of the offered certificates.

5

TABLE OF CONTENTS

Summary of Certificates AND VRR INTEREST	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	28
Summary of Risk Factors	65
Risks Relating to the Mortgage Loans	65
Risks Relating to Conflicts of Interest	66
Other Risks Relating to the Certificates	66
Risk Factors	67
Risks Related to Market Conditions and Other External Factors	67
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	67
Risks Relating to the Mortgage Loans	68
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	68
Risks of Commercial and Multifamily Lending Generally	69
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	70
General	70
A Tenant Concentration May Result in Increased Losses	71
Mortgaged Properties Leased to Multiple Tenants Also Have Risks	72
Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks	72
Tenant Bankruptcy Could Result in a Rejection of the Related Lease	73
Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure	73
Early Lease Termination Options May Reduce Cash Flow	74
Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks	75
Retail Properties Have Special Risks	75
Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.	76
The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.	77
Manufactured Housing Properties Have Special Risks	78
RV Park/Boat Storage Properties Have Special Risks	80
Hospitality Properties Have Special Risks	81
Risks Relating to Affiliation with a Franchise or Hotel Management Company	83
Office Properties Have Special Risks	84
Mixed Use Properties Have Special Risks	85
Multifamily Properties Have Special Risks	85
Self Storage Properties Have Special Risks	88
Industrial Properties Have Special Risks	89
Parking Properties Have Special Risks	90
Mortgaged Properties Leased to Government Tenants Have Special Risks	91
Condominium Ownership May Limit Use and Improvements	91
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	93
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	94
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	95
6

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	97
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	98
Risks Related to Zoning Non-Compliance and Use Restrictions	100
Risks Relating to Inspections of Properties	102
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	102
Insurance May Not Be Available or Adequate	102
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	103
Terrorism Insurance May Not Be Available for All Mortgaged Properties	104
Risks Associated with Blanket Insurance Policies or Self-Insurance	105
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	105
Limited Information Causes Uncertainty	106
Historical Information	106
Ongoing Information	106
Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	107
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	107
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	108
Static Pool Data Would Not Be Indicative of the Performance of this Pool	109
Appraisals May Not Reflect Current or Future Market Value of Each Property	110
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	111
The Borrower’s Form of Entity May Cause Special Risks	111
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	114
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	115
Other Financings or Ability to Incur Other Indebtedness Entails Risk	116
Tenancies-in-Common May Hinder Recovery	118
Risks Relating to Delaware Statutory Trusts	118
Risks Relating to Enforceability of Cross-Collateralization	118
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	119
Risks Associated with One Action Rules	119
State Law Limitations on Assignments of Leases and Rents May Entail Risks	119
Various Other Laws Could Affect the Exercise of Lender’s Rights	120
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	120
Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	121
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	123
Risks Related to Ground Leases and Other Leasehold Interests	124
Increases in Real Estate Taxes May Reduce Available Funds	126
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	126
Risks Related to Conflicts of Interest	126
7

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	126
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	129
Potential Conflicts of Interest of the Master Servicer and Special Servicer	131
Potential Conflicts of Interest of the Operating Advisor	134
Potential Conflicts of Interest of the Asset Representations Reviewer	134
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	135
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	137
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan	138
Other Potential Conflicts of Interest May Affect Your Investment	139
Other Risks Relating to the Certificates	139
EU Securitization Regulation and UK Securitization Regulation	139
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	143
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	146
General	146
The Timing of Prepayments and Repurchases May Change Your Anticipated Yield	147
Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves	149
Losses and Shortfalls May Change Your Anticipated Yield	149
Risk of Early Termination	150
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	150
Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively	150
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	151
You Have Limited Voting Rights	151
The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment	152
You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer	154
The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment	155
Risks Relating to Modifications of the Mortgage Loans	157
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	158
Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default	159
Risks Relating to Interest on Advances and Special Servicing Compensation	159
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	160
8

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	160
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	161
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement	162
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	162
Tax Considerations Relating to Foreclosure	162
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	163
REMIC Status	164
Material Federal Tax Considerations Regarding Original Issue Discount	164
Changes in Tax Law; No Gross Up in Respect of the Certificates	164
State and Local Taxes Could Adversely Impact Your Investment	164
General Risks	165
The Certificates May Not Be a Suitable Investment for You	165
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	165
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS	165
Other Events May Affect the Value and Liquidity of Your Investment	166
The Certificates Are Limited Obligations	166
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	166
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	167
Description of the Mortgage Pool	170
General	170
Co-Originated or Third-Party Originated Mortgage Loans	171
Certain Calculations and Definitions	171
Definitions	172
Mortgage Pool Characteristics	185
Overview	185
Property Types	186
Retail Properties	187
Manufactured Housing Properties	187
Hospitality Properties	188
Office Properties	189
Mixed Use Properties	190
Multifamily Properties	190
Self Storage Properties	191
Industrial Properties	191
Specialty Use Concentrations	191
Significant Obligors	192
Mortgage Loan Concentrations	192
Top Fifteen Mortgage Loans	192
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	192
Geographic Concentrations	195
9

Mortgaged Properties with Limited Prior Operating History	195
Tenancies-in-Common or Diversified Ownership	196
Delaware Statutory Trusts	196
Condominium and Other Shared Interests	197
Fee & Leasehold Estates; Ground Leases	197
Environmental Considerations	199
Redevelopment, Renovation and Expansion	201
Assessment of Property Value and Condition	201
Litigation and Other Considerations	202
Condemnations	204
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	204
Tenant Issues	205
Tenant Concentrations	205
Lease Expirations and Terminations	206
Expirations	206
Terminations	207
Other	208
Purchase Options and Rights of First Refusal	209
Affiliated Leases	210
Competition from Certain Nearby Properties	211
Insurance Considerations	211
Use Restrictions	213
Appraised Value	214
Non-Recourse Carveout Limitations	214
Real Estate and Other Tax Considerations	215
Delinquency Information	216
Certain Terms of the Mortgage Loans	216
Amortization of Principal	216
Payment Due Dates; Interest Rates; Calculations of Interest	217
Single Purpose Entity Covenants	218
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	218
Voluntary Prepayments	219
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	220
Defeasance	221
Releases; Partial Releases; Property Additions	222
Escrows	226
Mortgaged Property Accounts	227
Exceptions to Underwriting Guidelines	229
Additional Indebtedness	230
General	230
Whole Loans	230
Mezzanine Indebtedness	230
Other Secured Indebtedness	234
General	234
Preferred Equity	234
Other Unsecured Indebtedness	234
The Whole Loans	236
General	236
The Serviced Pari Passu Whole Loans	241
Intercreditor Agreement	241
Control Rights with respect to Serviced Pari Passu Whole Loans	242
Certain Rights of each Non-Controlling Holder	242
10

Sale of Defaulted Mortgage Loan	243
The Non-Serviced Pari Passu Whole Loans	243
Intercreditor Agreement	243
Control Rights	244
Certain Rights of each Non-Controlling Holder	245
Custody of the Mortgage File	246
Sale of Defaulted Mortgage Loan	246
The Non-Serviced AB Whole Loans	247
The Culver Collection AB Whole Loan	247
The Bronx Terminal Market AB Whole Loan	259
Additional Information	268
Transaction Parties	269
The Sponsors and Mortgage Loan Sellers	269
Wells Fargo Bank, National Association	269
General	269
Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program	269
Wells Fargo Bank’s Commercial Mortgage Loan Underwriting	270
Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor	275
Compliance with Rule 15Ga-1 under the Exchange Act	278
Retained Interests in This Securitization	282
Morgan Stanley Mortgage Capital Holdings LLC	282
Morgan Stanley Group’s Commercial Mortgage Securitization Program	283
The Morgan Stanley Group’s Underwriting Standards	284
Repurchases and Replacements	293
Retained Interests in This Securitization	296
JPMorgan Chase Bank, National Association	296
General	296
JPMCB’s Securitization Program	296
Review of JPMCB Mortgage Loans	297
JPMCB’s Underwriting Standards and Processes	299
Compliance with Rule 15Ga-1 under the Exchange Act	305
Retained Interests in This Securitization	308
Bank of America, National Association	308
General	308
Bank of America’s Securitization Program	308
Bank of America’s Commercial Mortgage Loan Underwriting Standards	309
Review of Bank of America Mortgage Loans	316
Retained Interests in This Securitization	323
The Depositor	323
The Issuing Entity	324
The Certificate Administrator and Trustee	324
The Master Servicer	327
Wells Fargo Bank, National Association	327
The Primary Servicer	332
Summary of the Midland Primary Servicing Agreements	336
The Special Servicer	340
Rialto Capital Advisors, LLC	340
The Operating Advisor and Asset Representations Reviewer	345
Credit Risk Retention	347
General	347
Qualifying CRE Loans; Required Credit Risk Retention Percentage	350
The VRR Interest	350
11

VRR Interest Available Funds	350
Priority of Distributions	350
Allocation of VRR Interest Realized Losses	351
Yield Maintenance Charge or Prepayment Premium	352
The HRR Interest	352
Third Party Purchaser	352
General	353
Material Terms of the Eligible Horizontal Residual Interest	353
Determination of Amount of Required Horizontal Credit Risk Retention	354
General	354
Treasury-Priced Principal Balance Certificates	354
Treasury Yield Curve	355
Credit Spread Determination	355
Discount Yield Determination	356
Determination of Class Sizes	356
Target Price Determination	357
Determination of Assumed Certificate Coupon	357
Determination of Treasury-Priced Expected Price	358
Interest-Only Certificates	358
Treasury Yield Curve	358
Credit Spread Determination	359
Discount Yield Determination	359
Determination of Scheduled Certificate Interest Payments	360
Determination of Interest-Only Expected Price	360
Yield-Priced Certificates	360
Determination of Class Size	361
Determination of Yield-Priced Expected Price	361
Calculation of Estimated Fair Value	361
Hedging, Transfer and Financing Restrictions	362
Operating Advisor	362
Representations and Warranties	364
Description of the Certificates	366
General	366
Distributions	368
Method, Timing and Amount	368
Available Funds	369
Priority of Distributions	371
Pass-Through Rates	374
Interest Distribution Amount	376
Principal Distribution Amount	376
Certain Calculations with Respect to Individual Mortgage Loans	378
Application Priority of Mortgage Loan Collections or Whole Loan Collections	380
Allocation of Yield Maintenance Charges and Prepayment Premiums	383
Assumed Final Distribution Date; Rated Final Distribution Date	385
Prepayment Interest Shortfalls	386
Subordination; Allocation of Realized Losses	387
Reports to Certificateholders and VRR Interest Owners; Certain Available Information	390
Certificate Administrator Reports	390
Information Available Electronically	397
Voting Rights	403
Delivery, Form, Transfer and Denomination	403
Book-Entry Registration	403
Definitive Certificates	407
12

Certificateholder Communication	407
Access to Certificateholders’ Names and Addresses	407
Requests to Communicate	407
List of Certificateholders and VRR Interest Owners	408
Description of the Mortgage Loan Purchase Agreements	409
General	409
Dispute Resolution Provisions	418
Asset Review Obligations	418
Pooling and Servicing Agreement	419
General	419
Assignment of the Mortgage Loans	419
Servicing Standard	420
Subservicing	421
Advances	422
P&I Advances	422
Servicing Advances	424
Nonrecoverable Advances	425
Recovery of Advances	426
Accounts	428
Withdrawals from Each Applicable Collection Account	430
Servicing and Other Compensation and Payment of Expenses	433
General	433
Master Servicing Compensation	438
Special Servicing Compensation	441
Disclosable Special Servicer Fees	446
Certificate Administrator and Trustee Compensation	447
Operating Advisor Compensation	447
Asset Representations Reviewer Compensation	448
CREFC® Intellectual Property Royalty License Fee	449
Appraisal Reduction Amounts	449
Maintenance of Insurance	457
Modifications, Waivers and Amendments	461
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	468
Inspections	471
Collection of Operating Information	472
Special Servicing Transfer Event	472
Asset Status Report	475
Realization Upon Mortgage Loans	479
Sale of Defaulted Loans and REO Properties	481
The Directing Certificateholder	484
General	484
Major Decisions	486
Asset Status Report	490
Replacement of the Special Servicer	490
Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event	491
Servicing Override	493
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans	494
Rights of the Holders of Serviced Pari Passu Companion Loans	494
Limitation on Liability of Directing Certificateholder	494
The Operating Advisor	495
General	495
13

Duties of Operating Advisor at All Times	496
Annual Report	498
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	499
Recommendation of the Replacement of the Special Servicer	500
Eligibility of Operating Advisor	500
Other Obligations of Operating Advisor	501
Delegation of Operating Advisor’s Duties	502
Termination of the Operating Advisor With Cause	502
Rights Upon Operating Advisor Termination Event	503
Waiver of Operating Advisor Termination Event	503
Termination of the Operating Advisor Without Cause	504
Resignation of the Operating Advisor	504
Operating Advisor Compensation	504
The Asset Representations Reviewer	505
Asset Review	505
Asset Review Trigger	505
Asset Review Vote	506
Review Materials	507
Asset Review	508
Eligibility of Asset Representations Reviewer	510
Other Obligations of Asset Representations Reviewer	511
Delegation of Asset Representations Reviewer’s Duties	511
Asset Representations Reviewer Termination Events	512
Rights Upon Asset Representations Reviewer Termination Event	513
Termination of the Asset Representations Reviewer Without Cause	513
Resignation of Asset Representations Reviewer	513
Asset Representations Reviewer Compensation	514
Limitation on Liability of Risk Retention Consultation Parties	514
Replacement of the Special Servicer Without Cause	515
Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote	517
Resignation of the Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	518
Termination of the Master Servicer or Special Servicer for Cause	519
Servicer Termination Events	519
Rights Upon Servicer Termination Event	521
Waiver of Servicer Termination Event	522
Resignation of the Master Servicer or Special Servicer	523
Limitation on Liability; Indemnification	523
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	527
Dispute Resolution Provisions	527
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	527
Repurchase Request Delivered by a Party to the PSA	528
Resolution of a Repurchase Request	528
Mediation and Arbitration Provisions	531
Servicing of the Non-Serviced Mortgage Loans	533
Servicing of the Culver Collection Mortgage Loan and the Bronx Terminal Market Mortgage Loan	536
Servicing of the Baybrook Mall Mortgage Loan and The Piazza Mortgage Loan	536
Servicing of the 9950 Woodloch Mortgage Loan	537
Rating Agency Confirmations	538
14

Evidence as to Compliance	540
Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding	541
Termination; Retirement of Certificates	542
Amendment	543
Resignation and Removal of the Trustee and the Certificate Administrator	546
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	548
Certain Legal Aspects of Mortgage Loans	548
General	550
Types of Mortgage Instruments	550
Leases and Rents	551
Personalty	551
Foreclosure	552
General	552
Foreclosure Procedures Vary from State to State	552
Judicial Foreclosure	552
Equitable and Other Limitations on Enforceability of Certain Provisions	552
Nonjudicial Foreclosure/Power of Sale	553
Public Sale	553
Rights of Redemption	554
Anti-Deficiency Legislation	555
Leasehold Considerations	555
Cooperative Shares	556
Bankruptcy Laws	556
Environmental Considerations	564
General	564
Superlien Laws	564
CERCLA	564
Certain Other Federal and State Laws	565
Additional Considerations	565
Due-on-Sale and Due-on-Encumbrance Provisions	566
Subordinate Financing	566
Default Interest and Limitations on Prepayments	566
Applicability of Usury Laws	566
Americans with Disabilities Act	567
Servicemembers Civil Relief Act	567
Anti-Money Laundering, Economic Sanctions and Bribery	568
Potential Forfeiture of Assets	568
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	569
Pending Legal Proceedings Involving Transaction Parties	571
Use of Proceeds	571
Yield and Maturity Considerations	571
Yield Considerations	571
General	571
Rate and Timing of Principal Payments	572
Losses and Shortfalls	573
Certain Relevant Factors Affecting Loan Payments and Defaults	573
Delay in Payment of Distributions	574
Yield on the Certificates with Notional Amounts	575
Weighted Average Life	575
Pre-Tax Yield to Maturity Tables	579
Material Federal Income Tax Considerations	582
15

General	582
Qualification as a REMIC	583
Status of Offered Certificates	585
Taxation of Regular Interests	586
General	586
Original Issue Discount	586
Acquisition Premium	588
Market Discount	588
Premium	589
Election To Treat All Interest Under the Constant Yield Method	590
Treatment of Losses	590
Yield Maintenance Charges and Prepayment Premiums	591
Sale or Exchange of Regular Interests	591
Taxes That May Be Imposed on a REMIC	592
Prohibited Transactions	592
Contributions to a REMIC After the Startup Day	593
Net Income from Foreclosure Property	593
REMIC Partnership Representative	593
Taxation of Certain Foreign Investors	594
FATCA	595
Backup Withholding	595
Information Reporting	595
3.8% Medicare Tax on “Net Investment Income”	596
Reporting Requirements	596
Certain State and Local Tax Considerations	596
Method of Distribution (Conflicts of Interest)	597
Incorporation of Certain Information by Reference	600
Where You Can Find More Information	600
Financial Information	601
Certain ERISA Considerations	601
General	601
Plan Asset Regulations	602
Administrative Exemptions	602
Insurance Company General Accounts	605
Legal Investment	606
Legal Matters	607
Ratings	607
Index of Defined Terms	611

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans	A-3-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
16

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE OBTAINED ELECTRONICALLY THROUGH THE SECURITIES AND EXCHANGE COMMISSION’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES ARE A NEW ISSUE OF SECURITIES WITH NO ESTABLISHED TRADING MARKET AND WE CANNOT ASSURE YOU THAT A SECONDARY MARKET FOR THE OFFERED CERTIFICATES WILL DEVELOP. THE UNDERWRITERS ARE UNDER NO OBLIGATION TO MAKE A MARKET IN THE OFFERED CERTIFICATES AND MAY DISCONTINUE ANY MARKET MAKING ACTIVITIES AT ANY TIME WITHOUT NOTICE. IN ADDITION, THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN REGULATORY REQUIREMENTS APPLICABLE TO MARKETING, HOLDING AND SELLING OF, OR ISSUING QUOTATIONS WITH RESPECT TO, ASSET-BACKED SECURITIES GENERALLY. IF A SECONDARY MARKET DOES DEVELOP, WE CANNOT ASSURE YOU THAT IT

17

WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE LIFE OF THE OFFERED CERTIFICATES. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—GENERAL RISKS—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates, the VRR Interest and the issuing entity in abbreviated form:

●	Summary of Certificates and VRR Interest, commencing on the page set forth on the table of contents of this prospectus, which sets forth important statistical information relating to the certificates and the VRR Interest;
●	Summary of Terms, commencing on the page set forth on the table of contents of this prospectus, which gives a brief introduction of the key features of the certificates and the VRR Interest and a description of the mortgage loans; and
●	Risk Factors, commencing on the page set forth on the table of contents of this prospectus, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.;
●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex-A-1;
●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;
●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate
18

percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;
●	references to a “pooling and servicing agreement” (other than the BANK5 2024-5YR10 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EU RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), AN “EU RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR (AN “EU QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

OTHER EEA OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE EU PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS AN EU QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE

19

OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO EU QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE EEA OTHER THAN TO EU QUALIFIED INVESTORS.

MIFID II PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY EU RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES (AND FOR THE PURPOSES OF THE FOLLOWING SECTION OF THIS PROSPECTUS), A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR (A “UK QUALIFIED INVESTOR”), AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE

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MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

OTHER UK OFFERING RESTRICTIONS

THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE UK PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE UK WILL BE MADE ONLY TO A LEGAL ENTITY WHICH IS A UK QUALIFIED INVESTOR. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE UK OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO UK QUALIFIED INVESTORS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER HAVE AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF OFFERED CERTIFICATES IN THE UK OTHER THAN TO UK QUALIFIED INVESTORS.

UK MIFIR PRODUCT GOVERNANCE

ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

OTHER UK REGULATORY RESTRICTIONS

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE

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INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS, TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER, SEVERALLY BUT NOT JOINTLY, HAS REPRESENTED AND AGREED THAT:

PROHIBITION ON SALES TO UK RETAIL INVESTORS

(A) IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE, ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR (AS DEFINED ABOVE) IN THE UK (AND FOR THE PURPOSES OF THIS PROVISION, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES);

OTHER UK REGULATORY RESTRICTIONS

(B) IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(C) IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON, INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES AND THE VRR INTEREST, OR TO TAKE ANY OTHER ACTION IN RESPECT OF

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SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (AS AMENDED, THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON UNDERTAKES TO TAKE ANY ACTION WHICH MAY BE REQUIRED BY ANY POTENTIAL INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. IN ADDITION, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” IN THIS PROSPECTUS HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR INVESTORS THAT ARE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

IN ADDITION, NONE OF THE SPONSORS, THE DEPOSITOR OR THE UNDERWRITERS, OR THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON INTENDS, AT ANY TIME, TO TAKE ANY ACTION IN RESPECT OF THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES AND THE VRR INTEREST FOR PURPOSES OF, OR IN CONNECTION WITH, ANY PERSON’S COMPLIANCE WITH ANY FUTURE UK SECURITIZATION RULES (AS DEFINED BELOW).

SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION” IN THIS PROSPECTUS.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

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HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS

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DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF THE REPUBLIC OF KOREA FOR A PUBLIC OFFERING IN THE REPUBLIC OF KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN THE REPUBLIC OF KOREA OR TO ANY RESIDENT OF THE REPUBLIC OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE LAWS AND REGULATIONS OF THE REPUBLIC OF KOREA, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

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JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

JAPANESE RETENTION REQUIREMENT

The Japanese Financial Services Agency (“JFSA”) published a risk retention rule as part of the regulatory capital regulation of certain categories of Japanese investors seeking to invest in securitization transactions (the “JRR Rule”). The JRR Rule mandates an “indirect” compliance requirement, meaning that certain categories of Japanese investors will be required to apply higher risk weighting to securitization exposures they hold unless the relevant originator commits to hold a retention interest in the securities issued in the securitization transaction equal to at least 5% of the exposure of the total underlying assets in the securitization transaction (the “Japanese Retention Requirement”), or such investors determine that the underlying assets were not “inappropriately originated.” In the absence of such a determination by such investors that such underlying assets were not “inappropriately originated,” the Japanese Retention Requirement would apply to an investment by such investors in such securities.

No party to the transaction described in this PROSPECTUS has committed to hold a risk retention interest in compliance with the Japanese Retention Requirement, and we make no representation as to whether the transaction described in this PROSPECTUS would otherwise comply with the JRR Rule.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

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SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT HERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2024-5YR10.
Depositor	Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, a wholly-owned subsidiary of Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America, which is a direct, wholly-owned subsidiary of Wells Fargo & Company, a Delaware corporation. The depositor’s address is 301 South College Street, Charlotte, North Carolina 28202-0901 and its telephone number is (704) 374-6161. See “Transaction Parties—The Depositor”.
Issuing Entity	BANK5 2024-5YR10, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.
Sponsors and Originators	The sponsors of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company
●	JPMorgan Chase Bank, National Association, a national banking association
●	Bank of America, National Association, a national banking association
These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.
The originators of this transaction are:
●	Wells Fargo Bank, National Association, a national banking association
●	Morgan Stanley Bank, N.A., a national banking association

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●	JPMorgan Chase Bank, National Association, a national banking association
●	Bank of America, National Association, a national banking association
The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:
Sellers of the Mortgage Loans
Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	9	$272,573,614	32.5%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	13	221,022,215	26.4
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	5	176,550,000	21.1
Bank of America, National Association	Bank of America, National Association	15	167,690,526	20.0
Total		42	$837,836,355	100.0%

(1)	Certain of the mortgage loans were co-originated or were part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	Wells Fargo Bank, National Association is expected to act as the master servicer under the pooling and servicing agreement with respect to the mortgage loans. The master servicer will be responsible for the master servicing and administration of the mortgage loans and any related companion loan pursuant to the pooling and servicing agreement (other than any mortgage loan or companion loan that is part of a whole loan and serviced under the related trust and servicing agreement or pooling and servicing agreement, as applicable, related to the transaction indicated in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below). The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC D1086-23A, 550 South Tryon Street, Charlotte, North Carolina 28202. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.

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The non-serviced mortgage loans will be serviced by the master servicer set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Primary Servicer	Midland Loan Services, a Division of PNC Bank, National Association, is expected to act as primary servicer and perform servicing duties delegated by the master servicer with respect to certain mortgage loans to be sold to the depositor by JPMorgan Chase Bank, National Association, pursuant to a primary servicing agreement to be entered into with the master servicer. The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association, is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Primary Servicer”.
Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to be the special servicer with respect to the mortgage loans (other than any excluded special servicer loans) and any related companion loan other than with respect to the non-serviced mortgage loans and related companion loan(s) set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related serviced companion loan as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain special servicer decisions and major decisions relating to such mortgage loans and related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing office of Rialto Capital Advisors, LLC is located at 200 South Biscayne Boulevard, Suite 3550 Miami, Florida 33131. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.
If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan or serviced whole loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the special servicer will be required to resign as special servicer of that mortgage loan and, prior to the occurrence and continuance of a control termination

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event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, or if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use commercially reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”. Any excluded special servicer with respect to such excluded special servicer loan will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.
Rialto Capital Advisors, LLC is expected to be appointed as the special servicer by RREF V – D AIV RR L, LLC or another affiliate of Rialto Capital Advisors, LLC, which, on the closing date, is expected to be appointed (or to appoint an affiliate) as the initial directing certificateholder with respect to each serviced mortgage loan (other than any excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder”.
The special servicer of each non-serviced mortgage loan is set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Trustee	Computershare Trust Company, N.A. will act as trustee. The corporate trust offices of Computershare Trust

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Company, N.A. are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices). Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, N.A. will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Computershare Trust Company, N.A. are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other offices), and for certificate transfer purposes are located at 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Certificate Administrator and Trustee” and “Pooling and Servicing Agreement”.
The custodian with respect to each non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”, as custodian under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Operating Advisor	BellOak, LLC, a California limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced whole loan or any related REO property (each of which will be serviced pursuant to the
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related non-serviced pooling and servicing agreement). See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations

Reviewer	BellOak, LLC, a California limited liability company, will also be serving as the asset representations reviewer. The asset representations reviewer generally will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Certificateholder	The directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than any excluded loan as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). However, in certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even if there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.
With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing certificateholder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan (subject to certain exceptions) or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.
The controlling class will be, as of any time of determination, the most subordinate certificates among
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the Class G and Class H-RR certificates that has a certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such certificates, in the manner described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, at least equal to 25% of the initial certificate balance of such classes. As of the closing date, the controlling class will be the Class G and Class H-RR certificates. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.
It is anticipated that on the closing date, RREF V – D AIV RR L, LLC or an affiliate is expected to purchase the Class X-F, Class X-G, Class F, Class G and Class H-RR certificates, and that RREF V – D AIV RR L, LLC or its affiliate is expected to be appointed as the initial directing certificateholder with respect to each mortgage loan (other than any excluded loan).
Each entity identified as an “Initial Directing Party” in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, for the indicated transaction and will have certain consent and consultation rights with respect to the related non-serviced whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Risk Retention

Consultation Parties	The “risk retention consultation parties” will be (i) a party selected by Wells Fargo Bank, National Association, (ii) a party selected by Bank of America, National Association, (iii) a party selected by Morgan Stanley Bank, N.A., and (iv) a party selected by JPMorgan Chase Bank, National Association, in each case, as an owner of the VRR Interest. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings

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LLC and JPMorgan Chase Bank, National Association (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.
With respect to any risk retention consultation party or any holder of the VRR Interest by whom such risk Retention Consultation Party was appointed, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations

and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.
Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective payment due date for the monthly debt service payment that is due in October 2024 (or, in the case of any mortgage loan that has its first payment due date after October 2024, the date that would have been its payment due date in October 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Closing Date	On or about October 16, 2024.
Distribution Date	The 4th business day following each determination date. The first distribution date will be in November 2024.
Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

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Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Delaware, Florida, Maryland, New York, North Carolina, Virginia, the District of Columbia or any of the jurisdictions in which the respective primary servicing offices of the master servicer or special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.
Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the payment due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the payment due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a collection period is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

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Assumed Final
Distribution Date;
Rated Final Distribution

Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class	Assumed Final Distribution Date
Class A-1	July 2029
Class A-2	NAP – September 2029(1)
Class A-3	October 2029 – October 2029(2)
Class X-A	NAP
Class X-B	NAP
Class A-S	October 2029
Class B	October 2029
Class C	October 2029

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-2 certificates ranging from $0 to $275,000,000.
(2)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-3 certificates ranging from $282,149,000 to $557,149,000. In the event that the Class A-3 certificates are issued with an initial certificate balance of $557,149,000, the Class A-2 certificates will not be issued.
The rated final distribution date will be the distribution date in October 2057.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

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Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2024-5YR10:
●	Class A-1
●	Class A-2
●	Class A-3
●	Class X-A
●	Class X-B
●	Class A-S
●	Class B
●	Class C
The certificates of this Series will consist of the above classes and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H-RR and Class R.
The Class RR certificates will be certificated, but will not be “certificates” for purposes of this prospectus and are not being offered by this prospectus. The RR Interest will not be a “certificate” for purposes of this prospectus and is not being offered by this prospectus.

Certificate Balances and

Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class	Approx. Initial Aggregate Certificate Balance or Notional Amount	Approx. % of Initial Pool Balance	Approx. Initial Credit Support(1)
Class A-1	$8,457,000	1.009%	30.000%
Class A-2	$(2)	(2)	30.000%
Class A-3	$(2)	(2)	30.000%
Class X-A	$565,606,000	NAP	NAP
Class X-B	$163,622,000	NAP	NAP
Class A-S	$94,941,000	11.332%	18.250%
Class B	$39,391,000	4.702%	13.375%
Class C	$29,290,000	3.496%	9.750%

(1)	The approximate initial credit support with respect to the Class A-1, Class A-2 and Class A-3 certificates represent the approximate credit enhancement for the Class A-1, Class A-2 and Class A-3 certificates in the aggregate. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying
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mortgage loans, which such losses are allocated between it, on the one hand, and the certificates (other than Class R certificates), on the other hand, pro rata, in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.
(2)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balance of the Class A-2 certificates is expected to be within the range of $0 - $275,000,000 (0.000% - 32.823% of the Initial Pool Balance), and the initial certificate balance of the Class A-3 certificates is expected to be within the range of $282,149,000 - $557,149,000 (33.676% - 66.499% of the Initial Pool Balance). The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $557,149,000, subject to a variance of plus or minus 5%.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:
Class	Approx. Initial Pass-Through Rate(1)
Class A-1	[__]%
Class A-2	[__]%
Class A-3	[__]%
Class X-A	[__]%
Class X-B	[__]%
Class A-S	[__]%
Class B	[__]%
Class C	[__]%

(1)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B and Class C certificates for any distribution date will be a per annum rate equal to one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate

Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

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For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and special servicer is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.
The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) and any related serviced companion loan at a servicing fee rate equal to (1) with respect to each serviced mortgage loan, a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate ranging between 0.00125% per annum and 0.08000% per annum, (2) with respect to each non-serviced mortgage loan, a master servicing fee rate equal to 0.00250% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the

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“Summary of Terms—Offered Certificates,” and (3) with respect to each serviced companion loan, a primary servicing fee rate ranging between 0.00125% per annum and 0.01000% per annum.
The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to, with respect to Rialto Capital Advisors, LLC, the greater of a per annum rate of 0.25000% and the per annum rate that would result in a special servicing fee for the related month of $5,000.
The master servicer and special servicer is also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan, but not any companion loan) at a per annum rate equal to 0.01125%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.
The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. The operating advisor will also be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but not any related companion loan) at a rate equal to 0.00153% per annum with respect to each mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.
The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and REO loan (including any non-serviced mortgage loan, but excluding any related companion loan(s)) at a per annum rate equal to 0.00027%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and
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Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council® as a license fee for use of its names and trademarks, including an investor reporting package.
Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders and the VRR Interest owners. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, “—Termination of the Master Servicer or Special Servicer For Cause” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a rate equal to a per annum rate set forth in the table below, and the special servicer under the related trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The
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Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
NON-SERVICED MORTGAGE LOANS
Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(1)	Special Servicing Fee Rate
Culver Collection	0.00125% per annum	0.25%(2)
Bronx Terminal Market	0.00125% per annum	0.25%(2)
Baybrook Mall	0.00250% per annum	0.25%(3)
The Piazza	0.00125% per annum	0.25%(3)
9950 Woodloch	0.03250% per annum	0.25%(3)

(1)	Included as part of the Servicing Fee Rate.
(2)	Such fee rate is subject to a minimum amount equal to $5,000 for the related whole loan for any month in which such fee is payable.
(3)	Such fee rate is subject to a minimum amount equal to $3,500 for the related whole loan for any month in which such fee is payable.

Distributions

A.   Allocation between

VRR Interest and

Certificates	The aggregate amount available for distributions to holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and for distribution to the holders of the certificates, on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the VRR Interest and the denominator of which is the sum of (x) the aggregate initial certificate balance of all the classes of principal balance certificates and (y) the initial principal balance of the VRR Interest and (b) the certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as their respective “percentage allocation entitlements”.

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B.   Amount and Order

of Distributions on

Certificates	On each distribution date, funds available for distribution to the certificates (other than any (i) yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes of certificates;
Second, to the Class A-1, Class A-2 and Class A-3 certificates, as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (b) second, to principal on the Class A-2 certificates until the certificate balance of the Class A-2 certificates has been reduced to zero, and (c) third, to principal on the Class A-3 certificates until the certificate balance of the Class A-3 certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2 and Class A-3 certificates has been reduced to zero as a result of the allocation of mortgage loan losses to those classes of certificates, funds available for distributions of principal on the certificates will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, without regard to the distribution priorities described above.
Third, to the Class A-1, Class A-2 and Class A-3 certificates to reimburse the Class A-1, Class A-2 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the pass-through rate for such class;
Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to
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reimburse the Class A-S certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates up to the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates first, in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously borne by those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;
Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C.   Interest and Principal

Entitlements	A description of the interest entitlement of each class of certificates (other than the Class R certificates) and the VRR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distributions”. As described in that section,
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there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of the certificates entitled to principal on a particular distribution date and the VRR Interest can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—VRR Interest—Priority of Distributions”, respectively.

D.   Yield Maintenance

Charges, Prepayment

Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the VRR Interest, on the one hand, and the certificates, on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E.   Subordination,

Allocation of Losses

and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of certificates. The chart also shows the allocation between the VRR Interest and the certificates and the corresponding entitlement to receive principal and/or interest of certain classes of certificates on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the VRR Interest and the certificates and the manner in which losses allocated to the certificates are further allocated to certain classes of the certificates in ascending order (beginning with the horizontal risk retention certificates and the non-offered certificates, other than the Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and,
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therefore, the amount of interest they accrue. Principal losses on the mortgage loans allocated to the VRR interest will reduce the VRR interest balance.

(1)	The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates are interest-only certificates.
(2)	The VRR Interest and the Class X-D, Class X-F and Class X-G certificates are not offered by this prospectus.
(3)	Other than the Class X-D, Class X-F, Class X-G and Class R certificates and the VRR Interest.
Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the certificates (other than the Class R Certificates), on the other hand, pro rata in accordance with their respective percentage allocation entitlements.
The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2 and Class A-3 certificates. The notional amount of the
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Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—VRR Interest—Allocation of VRR Interest Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the VRR interest and the allocation of losses to the certificates and the VRR Interest.

F.   Shortfalls in Available

Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the VRR Interest and the certificates. The reduction in amounts available for distribution to the certificates (other than the Class R Certificates) will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:
●	the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	the application of appraisal reductions to reduce interest advances;
●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	a modification of a mortgage loan’s interest rate or principal balance; and
●	other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer will be allocated between the VRR Interest, on the one hand, and the certificates (other than the Class
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R Certificates), on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the certificates are required to be allocated among the classes of certificates entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.
Advances
A. P&I Advances	The master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any REO loan (other than any portion of an REO loan related to a companion loan) serviced by the master servicer, unless in each case, the master servicer or the special servicer determines that the advance would be nonrecoverable. Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be nonrecoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and the CREFC® license fee.
No master servicer or special servicer or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.
See “Pooling and Servicing Agreement—Advances”.

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B.  Property Protection

Advances	The master servicer may be required to make advances with respect to the mortgage loans (excluding any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
No special servicer will have an obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If the special servicer makes a property protection advance, the master servicer will be required to reimburse the special servicer for that advance (unless the master servicer determines that the advance would be nonrecoverable, in which case the advance will be reimbursed out of the collection account) and the master servicer will be deemed to have made that advance as of the date made by the special servicer.
If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. No master servicer or special servicer or the trustee is required to advance amounts determined by such party to be nonrecoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the master servicer (and the trustee, as applicable) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates and the VRR Interest. Neither the master servicer nor the trustee will be entitled to interest on

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advances made with respect to principal and interest due on a mortgage loan until the related payment due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to each non-serviced mortgage loan, the applicable makers of advances under the related trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

  The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be forty-two (42) fixed-rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee estate of the related borrower in eighty-three (83) commercial, multifamily and/or manufactured housing properties. See “Description of the Mortgage Pool—General”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $837,836,355.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the forty-two (42) commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger whole loan, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”), and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan”, and any pari passu companion loan or subordinate companion loan may also be referred to herein as a “companion loan”). The companion loans,

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together with their related mortgage loan, are referred to in this prospectus as a “whole loan”.

Whole Loan Summary(1)

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(3)	Mortgage Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NCF DSCR(3)
Bay Plaza Community Center	$83,000,000	9.9%	$197,000,000	NAP	59.6%	59.6%	1.54x	1.54x
Ignite Portfolio	$83,000,000	9.9%	$11,100,000	NAP	64.5%	64.5%	1.44x	1.44x
Culver Collection	$54,000,000	6.4%	$66,000,000	$12,000,000	50.0%	55.0%	1.78x	1.53x
Bronx Terminal Market	$50,210,526	6.0%	$189,789,474	$140,000,000	43.2%	68.5%	2.18x	1.07x
International Plaza II	$25,000,000	3.0%	$53,325,000	NAP	63.1%	63.1%	1.77x	1.77x
175 Remsen Street	$20,000,000	2.4%	$10,000,000	NAP	55.6%	55.6%	1.58x	1.58x
Baybrook Mall	$19,969,715	2.4%	$199,697,151	NAP	55.9%	55.9%	1.72x	1.72x
The Piazza	$18,550,000	2.2%	$90,000,000	NAP	65.0%	65.0%	1.35x	1.35x
Hilton Washington DC Rockville Hotel	$14,575,000	1.7%	$11,925,000	NAP	52.9%	52.9%	1.91x	1.91x
9950 Woodloch	$7,534,592	0.9%	$122,200,103	NAP	56.0%	56.0%	1.50x	1.50x

(1)	Any unsecuritized pari passu companion loan may be further split.
(2)	Calculated including any related pari passu companion loans, but excluding any related subordinate companion loans or mezzanine debt.
(3)	Calculated including any related pari passu companion loans and/or subordinate companion loans, but excluding any related mezzanine debt.
Each of the Bay Plaza Community Center whole loan, the Ignite Portfolio whole loan, the International Plaza II whole loan, the 175 Remsen Street whole loan and the Hilton Washington DC Rockville Hotel whole loan will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. Any information regarding the servicing and administration of such “serviced whole loans”, and related “serviced mortgage loans” and “serviced companion loans” that constitute parts of such serviced whole loans, is presented solely to enhance your understanding of the servicing and administration of the non-serviced whole loans.
Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate trust and servicing agreement or pooling and servicing agreement, as applicable, identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan”. The related mortgage loan is referred to as a “non-serviced mortgage loan” and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan” or collectively, as “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

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Non-Serviced Whole Loans(1)

Mortgage Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee
Culver Collection	Benchmark 2024-V10(2)	6.4%	Midland Loan Services, a Division of PNC Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Savings Fund Society, FSB
Bronx Terminal Market	Benchmark 2024-V10(2)	6.0%	Midland Loan Services, a Division of PNC Bank, National Association	Situs Holdings, LLC	Wilmington Savings Fund Society, FSB
Baybrook Mall	BANK5 2024-5YR9	2.4%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Computershare Trust Company, National Association
The Piazza	BANK5 2024-5YR9	2.2%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Computershare Trust Company, National Association
9950 Woodloch	WFCM 2024-5C1	0.9%	Wells Fargo Bank, National Association	Argentic Services Company LP	Computershare Trust Company, National Association

Mortgage Loan Name	Certificate Administrator	Custodian	Operating Advisor	Initial Directing Party
Culver Collection	Citibank, N.A.	Citibank, N.A.	Pentalpha Surveillance LLC	RREF V - D AIV RR H, LLC
Bronx Terminal Market	Citibank, N.A.	Citibank, N.A.	Pentalpha Surveillance LLC	RREF V - D AIV RR H, LLC
Baybrook Mall	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Eightfold Real Estate Capital, L.P.
The Piazza	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Eightfold Real Estate Capital, L.P.
9950 Woodloch	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Pentalpha Surveillance LLC	Argentic Securities Income USA 2 LLC

(1)	As of the closing date of the related securitization.
(2)	The Benchmark 2024-V10 securitization transaction is scheduled to close on September 30, 2024.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loans, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Mortgage Loan Characteristics
The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the

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related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payments of any subordinate companion loan (or any other subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).
In addition, investors should be aware that the appraisals for the mortgaged properties were prepared prior to origination and have not been updated. Net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.
The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or, in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1. All percentages of the mortgage loans and mortgaged properties, or of any specified group of mortgage loans and mortgaged properties, referred to in this prospectus without further description are approximate percentages of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, by cut-off date balances and/or the allocated loan amount allocated to such mortgaged properties as of the cut-off date.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$837,836,355
Number of mortgage loans	42
Number of mortgaged properties	83
Range of Cut-off Date Balances	$2,260,500 to $83,000,000
Average Cut-off Date Balance per mortgage loan	$19,948,485
Range of Interest Rates	5.1810% to 7.4390%
Weighted average Interest Rate	6.3989%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	57 months to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(2)	300 months to 360 months
Weighted average original amortization term(2)	320 months
Range of remaining amortization terms(2)	300 months to 360 months
Weighted average remaining amortization term(2)	320 months
Range of Cut-off Date LTV Ratios(3)(4)	29.7% to 70.6%
Weighted average Cut-off Date LTV Ratio(3)(4)	55.0%
Range of LTV Ratios as of the maturity date(3)(4)	27.2% to 70.6%
Weighted average LTV Ratio as of the maturity date(3)(4)	54.6%
Range of U/W NCF DSCRs(4)(5)	1.21x to 2.88x
Weighted average U/W NCF DSCR(4)(5)	1.75x
Range of U/W NOI Debt Yields(4)	7.7% to 28.7%
Weighted average U/W NOI Debt Yield(4)	12.8%
Percentage of Initial Pool Balance consisting of:
Interest Only	85.1%
Amortizing Balloon	14.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes thirty-eight (38) mortgage loans (85.1%) identified on Annex A-1, which are interest-only for the entire term.
(3)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such mortgage loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(4)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan. With respect to the Culver Collection mortgage loan (6.4%) and the Bronx Terminal Market mortgage loan (6.0%), the loan-to-value ratio, debt yield and debt service coverage ratio include any pari passu companion loan(s), as applicable, but exclude the
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related subordinate companion loan(s). With respect to the Culver Collection mortgage loan (6.4%), the loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loans are 55.0%, 55.0%, 1.53x and 11.1%, respectively. With respect to the Bronx Terminal Market mortgage loan (6.0%), the loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related subordinate companion loans are 68.5%, 68.5%, 1.07x and 7.5%, respectively.
(5)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.
All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced

Loans	As of the cut-off date, other than the three mortgage loans (7.7%) for which the related mortgaged properties previously secured a loan that went into maturity default on and proceeds from the mortgage loan were used to pay off the prior loan in full, none of the other mortgage loans were modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted payoffs in connection with, the origination of such mortgage loans.

Properties with Limited

Operating History	With respect to twenty (20) of the mortgaged properties (6.8%), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.
See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

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Certain Variances from

Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”; “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of $1,000,000 and integral multiples of $1 in excess of $1,000,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.
You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.
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See “Description of the Certificates—Book-Entry Registration”.
Credit Risk Retention	Regulation RR implementing the risk retention requirements of Section 15G of the Securities Exchange Act of 1934, as amended will apply to this securitization. An economic interest in the credit risk of the mortgage loans in this securitization is expected to be retained as a combination of (i) an “eligible vertical interest” in the form of the VRR Interest, and (ii) an “eligible horizontal residual interest” consisting of the Class H-RR certificates (the “Horizontal Risk Retention Certificates”). For a further discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as retaining sponsor, see “Credit Risk Retention”.

EU Securitization
Regulation and UK

Securitization Regulation	None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation.
In addition, none of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person intends, at any time, to take any action in respect of the securitization constituted by the issue of the certificates and the VRR Interest for purposes of, or in connection with, any person’s compliance with any Future UK Securitization Rules.
See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

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Information Available to

Certificateholders and

VRR Interest Owners	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record (initially expected to be Cede & Co., in the case of the offered certificates) and each VRR Interest owner, a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record and VRR Interest owners may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:
●	Bloomberg, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.wellsfargo.com/com/comintro.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class R certificates) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates),

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(iii) such holder (or holders) pay an amount equal to the VRR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicer consents to the exchange.
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage

Loans; Loss of Value

Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders or the VRR Interest owners in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”). See “Description of the Mortgage Loan Purchase Agreements—General”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of

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such offer would be in the best interests of the certificateholders, the VRR Interest owners and any related companion loan holder(s) (as a collective whole as if such certificateholders, VRR Interest owners and companion loan holders constituted a single lender).
With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related trust and servicing agreement or pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.
In the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.
Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will represent REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] certificates will represent regular interests issued with original issue discount and that the [_] certificates will represent regular interests issued at a premium for federal income tax purposes.
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See “Material Federal Income Tax Considerations”.

Certain ERISA

Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus). See “Legal Investment”.
Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction, may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

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See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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Summary of Risk Factors

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., retail, office, industrial, hospitality, mixed use, multifamily, self storage and manufactured housing) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
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●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.
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Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Risks Related to Market Conditions and Other External Factors

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties.  Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data.  Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. There can be no assurance that the sponsors, the master servicer, the special servicer or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicers or other transaction parties, could result in heightened consumer concern

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and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law.

Certain of the Mortgage Loans may have “sunset” clauses that provide that recourse liability (including for environmental matters) terminates following repayment or defeasance in full, or that the recourse liability of the carveout guarantor will not apply to any action, event or condition arising after the foreclosure of the Mortgaged Property or similar action by a mortgage lender or an equity foreclosure by a mezzanine lender.

Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of all or a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for all or a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

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Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties, including perceptions as to crime, risk of terrorism or other factors;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;
●	demographic factors;
●	consumer confidence;
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●	consumer tastes and preferences;
●	political factors;
●	environmental factors;
●	seismic activity risk;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may

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experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Certain tenants may have the right to assign their leases (and be released from their lease obligations) without landlord consent, either to other tenants meeting specific criteria, or more generally. In such event, the credit of the replacement tenant may be weaker than that of the assigning tenant.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
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●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not

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occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (the “Bankruptcy Code”) a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions

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inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,
●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,
●	if the related borrower fails to provide a designated number of parking spaces,
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,
●	if a tenant’s use is not permitted by zoning or applicable law,
●	if the tenant is unable to exercise an expansion right,
●	if the landlord defaults on its obligations under the lease,
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,
●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,
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●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,
●	in the case of government sponsored tenants, at any time or for lack of appropriations, or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, and by changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between

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success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged. We cannot assure you that the net operating income contributed by the retail mortgaged properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to many retailers, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. A number of retailers, including retailers that have stores located at the mortgaged properties, have announced ongoing store closures or are in financial distress, and other tenants at the mortgaged properties have co-tenancy clauses related to such retailers. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalog retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

Additionally, the grocery store industry is highly competitive and is characterized by intense price competition, narrow margins, increasing fragmentation of retail and online formats, entry of non-traditional competitors and market consolidation. In addition, evolving customer preferences and the advancement of online, delivery, ship to home, and mobile channels in the industry enhance the competitive environment. Grocery stores may be undercut by competition that have greater financial resources to take measures such as

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altering product mixes, reducing prices, providing home/in-store fulfillment, or online ordering.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor tenant, the shadow anchor tenant or another major tenant goes dark, a specified percentage of the property is vacant or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor tenant or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants.

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This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. Anchor tenants frequently have the right to go dark (i.e. cease operating), in their spaces and shadow anchor tenants frequently do not have operating covenants, and therefore are not required to continue operating in proximity to the related mortgaged property. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises. Exercise of such rights may result in disruptions at the mortgaged property or reduce traffic to the mortgaged property, may trigger co-tenancy clauses if such activities result in the anchor tenants being dark for the period specified in the co-tenancy clause, and may result in reduced value of the structure or in loss of the structure if the tenant fails to rebuild.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant, the tenant withholding some or all of its rental payments or litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the retail mortgaged properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Certain retail properties may have one or more tenants that sell hemp derived cannabidiol-based products. The legality of certain cannabidiol-based products under federal, state and local laws is uncertain, and, as to state and local laws, may vary based on jurisdiction. Retail leases typically require the tenant to comply with applicable law, however, so any governmental action or definitive legal guidance restricting the possession or distribution of some or all cannabidiol-based products would require the affected tenants to cease possessing and/or distributing such products or otherwise be in breach of their respective leases.

Manufactured Housing Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing properties, including:

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●	the number of competing residential developments in the local market, such as: other manufactured housing community properties, apartment buildings and site-built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; accordingly, manufactured homes may be moved from a manufactured housing property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization, and tenant association rights.

The manufactured housing community properties have few improvements (which are highly specialized) and are “single-purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Manufactured housing and recreational vehicle communities have few or no insurable buildings or improvements and thus do not have casualty insurance or have very low limits of casualty insurance in comparison with the related mortgage loan balances. In the event that a manufactured housing or recreational vehicle community property constitutes a non-conforming use or has other zoning non-conformities, and a casualty or other event occurs with respect to which the applicable zoning ordinance does not permit continuance of the manufactured housing community use, or requires the community to operate with a lower number of tenants, it is anticipated that the insurance proceeds, if any, in connection with such event would be substantially lower than the principal balance of the related mortgage loan or the allocated loan balance of the related property. Further, since many manufactured housing communities are located in areas with low land value, the lender would generally not be able to recover the shortfall by foreclosing on the land. Accordingly, the issuing entity could experience a substantial loss.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended to accommodate short-term occupancy by recreational vehicles, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

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Some of the manufactured housing community mortgaged properties securing the mortgage loans in the trust may have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments. In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate. In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home. Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan. Some of the leased homes that are not collateral for the related mortgage loan are rented on a lease-to-own basis. In some cases, the borrower itself owns, leases, sells and/or finances the sale of homes, although generally the related income therefrom will be excluded for loan underwriting purposes. See also representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). Some of the leased homes owned by a borrower or its affiliate may be financed and a default on that financing may materially adversely affect the performance of the manufactured housing community mortgaged property.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

Certain jurisdictions may give the related homeowner’s association or even individual homeowners a right of first refusal with respect to a proposed sale of the manufactured housing community property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Properties”.

RV Park/Boat Storage Properties Have Special Risks

RV park/boat storage properties may be subject to seasonal fluctuations in occupancy and rents. Additionally, such properties may not be readily convertible (or convertible at all) to alternative uses if the properties were to become unprofitable, or the leased spaces were to become vacant, for any reason. In addition, in certain cases, RV park/boat storage properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy.

See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below and “—Risks of Commercial and Multifamily Lending Generally” above.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types— Manufactured Housing and RV Park Properties”.

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Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors;
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions; and
●	competition.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs, banquet and meeting spaces, pools, swimming facilities and/or waterparks and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment

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resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, bar’s or waterpark’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, bars or waterparks will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower including, but not limited to, certain tax liabilities related to a REIT borrower structure that is commonly utilized in connection with hospitality properties. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. In addition, the operating advisor may also be an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” and “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

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Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

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Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and
●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

In addition, the COVID-19 pandemic has resulted in lower than normal utilization levels with respect to office properties and it is uncertain how utilization levels will be impacted over time. In the event that office tenants continue to implement full or partial “work from home” or other remote work policies, the overall demand for office space may be adversely affected for a significant time after the pandemic ends, which may impact the ability of the borrowers to lease their properties, and may impact the operation and cash flow of the properties and/or the borrowers’ ability to refinance the mortgage loans at maturity.

In addition, WeWork, which filed for Chapter 11 bankruptcy on November 6, 2023, may cancel leases in certain locations in which they had been operating, which cancellations could in turn produce downward pressure on office rents in those locations.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or

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without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect a borrower’s ability to make payments on the related mortgage loan.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are generally rented by customers on a short term basis and for less square feet. Short term, smaller space users may be more impacted by economic fluctuations compared to traditional long term, larger office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”, “—Retail Properties” and “—Hospitality Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
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●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month or shorter term leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the coronavirus pandemic;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age or income of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

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In addition to state regulation of the landlord tenant relationship generally, numerous counties and municipalities, or state law as applicable in designated counties and municipalities, impose rent control or rent stabilization on apartment buildings. These laws and ordinances generally impose limitations on rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property. In addition, prospective investors should assume that these laws and ordinances generally entitle existing tenants at rent-controlled and rent-stabilized units to a lease renewal upon the expiration of their existing lease; entitle certain family members of a tenant the right to a rent stabilized or rent controlled renewal lease notwithstanding the absence of the original tenant upon lease expiration; empower a court or a designated government agency, following a tenant complaint and fact-finding, to order a reduction in rent and impose penalties on the landlord if the tenant’s rights are violated or certain services are not maintained; and, for the purposes of any prohibitions on retaliatory evictions, establish presumptions of landlord retaliation in cases of recent tenant complaints or other prescribed circumstances. These provisions may result in rents that are lower, or operating costs that are higher, than would otherwise be the case, thereby impairing the borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the mortgage loans may be subject to New York’s Section 421-a(16) Program, which provides, among other things, that a market rate residential unit will be subject to rent stabilization unless the owner would be entitled to remove such market rate residential unit from rent stabilization upon vacancy of such unit by reason of the monthly rent exceeding any limit established under the rent stabilization laws. In general, in Section 421-a(16) Program buildings, apartments initially rented at a rent amount in excess of the high rent threshold qualify for permanent exemption from the rent regulations. Rent concessions given to a particular tenant may be relevant in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. However, there is currently no

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governing statute, judicial decision, or governmental authority regulatory guidance as to whether rent concessions such as free rent, should be included or excluded in determining whether a unit has been initially rented at a rent that is at or above the high rent threshold. Accordingly, if the lower net effective rent (taking any rent concessions into consideration) is used as the relevant rent (rather than the higher contractual stated rent), more units at such property could be subject to rent stabilization.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, on June 14, 2019, the New York State Senate passed the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), which, among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.

Moreover, legislative or judicial actions concerning rent-stabilized properties may adversely affect, among other things, existing market rent units and a borrower’s ability to convert rent-stabilized units to market rent units in the future or may give rise to liability in connection with previously converted units, which may adversely impact the net operating income or the appraised value of the property and/or the value of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses. In addition, storage units are typically engaged for shorter time frames than traditional commercial leases for office or retail space. In

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addition, in certain cases, self-storage properties may be leased to commercial tenants, which lease a large block of units or other space. In such case, expiration or termination of the commercial lease will expose the mortgaged property to a concentrated vacancy.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals and/or from leasing a portion of the subject property for office or retail purposes. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
●	unavailability of labor sources;
●	supply chain disruptions;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.
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Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●       the number of rentable parking spaces and rates charged;

●       the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

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●       the amount of alternative parking spaces in the area;

●       the availability of mass transit; and

●       the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. There can be no assurance that the operating lessee of a parking property will not terminate its lease upon such an event.

Mortgaged Properties Leased to Government Tenants Have Special Risks

Certain of the Mortgaged Properties may be leased in whole or in part by government sponsored tenants. Government sponsored tenants frequently have the right to cancel their leases at any time or after a specific time (in some cases after the delivery of notice) or for lack of appropriations or upon the loss of access to certain government programs or upon other events related to government status.

With respect to tenants that constitute United States government agencies or entities, generally if the related Mortgaged Property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related Mortgaged Properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the Mortgaged Property and the borrowers required by certain United States agencies.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on

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the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. See representation and warranty no. 8 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders and the VRR Interest owners to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

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Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

In addition, vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. Such structures often have risks similar to those of condominium structures. A vertical subdivision or fee above a plane structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship; one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and fee above a plane parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or fee above a plane structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
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●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders and VRR Interest owners may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table entitled “Range of Remaining Terms to Maturity as of the Cut-off Date” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those

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mortgaged properties. In particular, there have been predictions that climate change may lead to an increase in the frequency of natural disasters and extreme weather conditions, with certain states bearing a greater risk of the adverse effects of climate change, which could increase the frequency and severity of losses on mortgage loans secured by mortgaged properties located in those states. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property or, alternatively, it could direct leasing activity in ways that are adverse to the mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans.

See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

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Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders and the VRR Interest owners.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

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See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could

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have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Office, retail or mixed use properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
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●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as retail bank branches, medical and dental offices, lab space, gas stations, data centers, urgent care facilities, daycare centers, design showrooms and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Retail bank branches are specialty use tenants that are often outfitted with vaults, teller counters and other customary installations and equipment that may have required significant capital expenditures to install. The ability to lease these types of properties may be difficult due to the added cost and time to retrofit the property to allow for other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally

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requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to, and could be substantially less than, that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws, the improvements cannot be used for the current use, or the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the

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resulting loss in income will not be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. Further, such agreements may give the related owners’ association the right to impose assessments which, if unpaid, would constitute a lien prior to that of the Mortgage Loan. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

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Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. In addition, a borrower may incur costs to comply with various existing and future federal, state or local laws and regulations enacted to address the potential impact of climate change, including, for example, laws that require mortgaged properties to comply with certain green building certification programs (e.g., LEED and EnergyStar) and other laws which may impact commercial real estate as a result of efforts to mitigate the factors contributing to climate change. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

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Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders and the VRR Interest owners.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP”) is scheduled to expire on September 30, 2024. We cannot assure you if or when the NFIP will be reauthorized by Congress. If the NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;
●	the title insurer will maintain its present financial strength; or
●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be

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limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002 (as amended, “TRIPRA”), establishing the Terrorism Insurance Program. The Terrorism Insurance Program has since been extended and reauthorized a few times. Most recently, it was reauthorized on December 20, 2019 for a period of seven years through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019.

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market.

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To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 10 largest mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Additionally, the risks related to blanket insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, and some or all of the related mortgaged properties are covered under the same blanket insurance policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in

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connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. The application of condemnation proceeds may be subject to the leases of certain major tenants and, in some cases, the tenant may be entitled to a portion of the condemnation proceeds. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates. See “Description of the Mortgage Pool—Litigation and Other Considerations” in this prospectus.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

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Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent

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with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders or the VRR Interest owners until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders and the VRR Interest owners. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders and the VRR Interest owners. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

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The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

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Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans. In addition, in certain cases where a mortgage loan is funding the acquisition of the related mortgaged property or portfolio of mortgaged properties, the purchase price may be less than the related appraised value set forth herein.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect “as-is” values or values other than “as-is”. However, the appraised value reflected in this prospectus with respect to each mortgaged property, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, reflects only the “as-is” value (or, in certain cases, may reflect certain values other than “as-is” values as a result of the satisfaction of the related conditions or

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assumptions or the establishment of reserves estimated to complete the renovations) unless otherwise specified. Any such values other than “as-is” may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool—Appraised Value”.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” values and values other than “as-is” value, we cannot assure you that those assumptions are or will be accurate or that any such values other than “as-is” value will be the value of the related mortgaged property at maturity or at the indicated stabilization date or upon completion of the renovations, as applicable. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the

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mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity. See representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as

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refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan, or in lieu of one or more reserve funds. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related

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mortgaged property. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or impair the borrower’s ability to operate the related mortgaged property. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property” in this prospectus.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory schemes, including the Bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the

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circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders and VRR Interest owners. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We

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cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
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●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownerships”.

Risks Relating to Delaware Statutory Trusts

Certain of the mortgage loans included in the issuing entity have borrowers that each own the related mortgaged properties as a Delaware statutory trust. A Delaware statutory trust is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. Accordingly, the related borrower has master leased the property to a newly formed, single-purpose entity that is wholly owned by the same entity that owns the signatory trustee or manager for the related borrower. The master lease has been collaterally assigned to the lender and has been subordinated to the related mortgage loan documents. In the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Property. See “Description of the Mortgage Pool—Delaware Statutory Trusts”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens

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was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders and the VRR interest owners as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents

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pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are subject to master leases, operating leases or another similar structure, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders and the VRR interest owners. See “Certain Legal Aspects of Mortgage Loans”.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon

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Valley Bank (“SVB”).  To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). On May 1, 2023, the FDIC announced that it entered into a purchase and assumption agreement with JPMorgan Chase Bank, National Association, to assume all of the deposits and substantially all of the assets of First Republic Bank. Other banks have also come under pressure as a result of the failure of SVB, Signature Bank and First Republic Bank and we cannot assure you as to whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. In many cases, Flagstar does not meet the requirements for an eligible institution under the applicable mortgage loan documents. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades and that some institutions have already been the subject of downgrades, which may trigger the obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, in some cases the related mortgage loan documents permit lockbox accounts to be maintained at institutions that do not meet the customary rating requirements under such mortgage loan documents, so long as such institutions meet certain other requirements under the mortgage loan documents related to the lockbox account, such as, without limitation, the requirement to transfer all amounts on deposit in the related lockbox account once every business day.

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

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Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Payment Due Dates; Interest Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties” in this prospectus.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

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None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by the master servicer or special servicer pursuant to the trust and servicing agreement or pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example:

●	New York City Local Law 97 of 2019 (“Local Law 97”) generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

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Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the Bankruptcy Code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

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A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of the 1994 amendments to the Bankruptcy Code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the Bankruptcy Code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a sale of the fee interest in leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the Bankruptcy Code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (or at least 10 years beyond the maturity date of a mortgage loan that fully amortizes by such maturity date) (in each case, taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may have a material effect on the cash flow and net income of the related borrower.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged

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property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Wells Fargo Bank, National Association, a sponsor, an originator, the master servicer, an initial risk retention consultation party and the holder of one or more companion loans relating to the Hilton Washington DC Rockville Hotel whole loan and of Wells Fargo Securities, LLC, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates and/or the VRR Interest. A completed offering would reduce the sponsors’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the interest rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. This offering of offered certificates will effectively transfer the sponsors’ exposure to the mortgage loans to purchasers of the offered

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certificates. The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

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In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees or affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees or affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Bank of America, National Association and Morgan Stanley Bank, N.A., each an originator, are each expected to hold a portion of the VRR Interest as described in “Credit Risk Retention”, and are expected to be appointed (or appoint an affiliated entity) as the initial risk retention consultation parties by the holders of the VRR Interest. Each risk retention consultation party may, on a strictly non-binding basis, consult with a special servicer and recommend that a special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, no special servicer is required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the holder of the VRR Interest by whom it is appointed may have interests that are in conflict with those of certain certificateholders, in particular if such risk retention consultation party or such VRR Interest holder(s) holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as, with respect to any mortgage loan, any related borrower party is a risk retention consultation party or the holder of the VRR Interest by whom such risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Bank of America, National Association or Morgan Stanley Bank, N.A., in each case as holders of the VRR Interest (or any such party (or affiliate thereof) that is a risk retention consultation party) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of Wells Fargo Bank, National Association’s, JPMorgan Chase Bank, National Association’s, Bank of America, National Association’s or Morgan Stanley Bank, N.A.’s employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Notwithstanding such restriction, there can be no assurance that any of Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Bank of

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America, National Association or Morgan Stanley Bank, N.A. (in each case as holders of the VRR Interest) or a risk retention consultation party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest. For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit

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protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the VRR Interest and the parties expected to be designated to consult with the special servicers on their behalf as the risk retention consultation parties are affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Bank of America, National Association or Morgan Stanley Bank, N.A., each affiliates of an Underwriting Entity, or any of their affiliates takes in its capacity as a holder of the VRR Interest or as a risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties,

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facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Further, certain Underwriter Entities and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing and additional relationships and arrangements that exist among the parties to this securitization, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessarily identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, each sub-servicer and the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, the master servicer, sub-servicer, special servicer or any of their respective affiliates under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit the master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans. In the event that the master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

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In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, for so long as the special servicer obtains knowledge that it has become a borrower party (with respect to “an excluded special servicer loan”), the special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence and continuance of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK5 2024-5YR10 non-offered certificates or the VRR Interest owners, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may

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perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or the special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or special servicer.

The special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Rialto Capital Advisors, LLC is expected to act as the special servicer, and it or an affiliate assisted RREF V - D AIV RR L, LLC and/or one of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Wells Fargo Bank, National Association, a sponsor, an originator, a mortgage loan seller and the holder of one or more companion loans relating to the Hilton Washington DC Rockville Hotel whole loan, will be a holder of a portion of the VRR Interest and will be an initial risk retention consultation party. In addition, Wells Fargo Bank, National Association will also be the master servicer under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank, National Association serves in various capacities pursuant to the non-serviced pooling and servicing agreements as described in the chart entitled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Although the master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is (or is affiliated with) a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

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Potential Conflicts of Interest of the Operating Advisor

BellOak, LLC, a limited liability company organized under the laws of the State of California, has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer, the directing certificateholder, the risk retention consultation parties, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

BellOak, LLC, a limited liability company organized under the laws of the State of California, has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization.

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These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing certificateholder, mortgaged property owners and their vendors or affiliates of any of those parties. In the normal course of business, BellOak, LLC and its affiliates are hired by trustees and other transaction parties to perform valuation services with respect to properties that may have mortgages attached. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may have duties with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans included in the issuing entity at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for the asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that RREF V - D AIV RR L, LLC or its affiliate will be appointed as the initial directing certificateholder (other than with respect to any non-serviced mortgage loan and any applicable excluded loan). The special servicer may, at the direction of the directing certificateholder for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates or the VRR Interest. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any excluded loan or non-serviced whole loan) or (ii) the directing certificateholder (or equivalent entity) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan or the controlling noteholder of a non-serviced whole loan, may direct the special servicer under the pooling and servicing agreement or the special servicer under such trust and servicing agreement or pooling and servicing

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agreement relating to the securitization transaction governing the servicing of such non-serviced whole loan, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is being serviced.

The controlling noteholder or directing certificateholder, as applicable, for each non-serviced whole loan has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the trust and servicing agreement or pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a controlling noteholder of a non-serviced whole loan (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

With respect to each serviced whole loan, the special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with a pari passu whole loan serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates or the VRR Interest, and it may have interests in conflict with those of the certificateholders and the VRR Interest owners. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates or the interests of the VRR Interest owners. However, the special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan

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documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, the special servicer may be replaced by the directing certificateholder for cause or without cause for so long as a control termination event does not exist and other than in respect of any applicable excluded loans. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity), if any, under a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders or VRR Interest owners, especially if the applicable directing certificateholder, controlling noteholder or any of their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such mortgage loan referred to herein as an “excluded loan” with respect to the directing certificateholder or the holder of the majority of the controlling class), the directing certificateholder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class H-RR certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the

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b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder (other than with respect to any excluded loan as to the directing certificateholder). The directing certificateholder will have certain rights to direct and consult with the master servicer and special servicer (other than with respect to any non-serviced mortgage loan and any excluded loan as to the directing certificateholder). In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder” and the descriptions of the consultation and control rights of the holders of the companion loan(s) for each of the whole loans under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Applicable Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing certificateholder or companion loan holder, as applicable, exercising control rights over that whole loan (or, with respect to a non-serviced whole loan if applicable, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the applicable special servicer under the applicable pooling and servicing agreement or trust and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or

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interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a non-serviced whole loan, the holder of the related controlling note, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement or trust and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the applicable special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties. In many such cases where the borrower under a mortgage loan in this transaction is affiliated with the owner of a competing property, the related mortgage loan documents will contain so-called “anti-poaching” provisions, which are designed to prevent borrowers and their affiliates from steering or directing existing or prospective tenants to the competing property. However, violations of such anti-poaching provisions might not trigger the non-recourse carve-out and may not be easily discovered and/or proven. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations”.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

EU Securitization Regulation and UK Securitization Regulation

Investors should be aware, and in some cases are required to be aware, of certain restrictions and obligations with regard to securitizations (as defined in the relevant legislation) imposed:

(a)    in the European Union (the “EU”), pursuant to Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (together with the EU Securitization Regulation, the “EU SR Rules”);

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(b)    in the non-EU member states of the European Economic Area, pursuant to the EU SR Rules, to the extent (if at all) implemented or applicable in such member states; and

(c)    in the United Kingdom (“UK”), pursuant to Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended (including by the Securitisation (Amendment) (EU Exit) Regulations 2019) (the “UK Securitization Regulation”) and certain related technical standards and official guidance (together with the UK Securitization Regulation, the “UK SR Rules”).

The EU SR Rules impose certain requirements (the “EU Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the EU Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC; (b) subject to certain conditions and exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and management companies as defined in that Directive; and (e) credit institutions and investment firms as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”) (and, in addition, the EU CRR makes provision as to the application of the EU Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.

The UK SR Rules impose certain requirements (the “UK Investor Requirements”) with respect to “institutional investors” (as such term is defined for purposes of the UK Securitization Regulation), being: (a) insurance undertakings and reinsurance undertakings as defined in the Financial Services and Markets Act 2000 (as amended, the “FSMA”); (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) CRR firms as defined in Regulation (EU) No 575/2013, as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) FCA investment firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Investor Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.

In this prospectus: (a) the EU Securitization Regulation and the UK Securitization Regulation are referred to together as the “Securitization Regulations” (and references to “each Securitization Regulation”, “either Securitization Regulation” or “the relevant Securitization Regulation” shall be construed accordingly); (b) the EU SR Rules and the UK SR Rules are referred to together as the “SR Rules”; (c) the EU Investor Requirements and the UK Investor Requirements are referred to together as the “SR Investor Requirements”; (d) EU Institutional Investors and UK Institutional Investors are referred to together as “SR Institutional Investors”; and (e) a “third country” is (i) under the EU SR Rules, a country other than an EU member state, or (ii) under the UK SR Rules, a country other than the UK. A reference to the “applicable” Securitization Regulation, SR Rules or SR Investor

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Requirements means, in relation to any SR Institutional Investor, as the case may be, the Securitization Regulation, the SR Rules or the SR Investor Requirements to which such SR Institutional Investor is subject.

Under the applicable SR Investor Requirements, an SR Institutional Investor is permitted to invest in a securitization (as defined for purposes of the applicable SR Rules) only if, amongst other things:

(i)                where the originator, sponsor or original lender is established in a third country, such SR Institutional Investor has verified that the originator, sponsor or original lender retains, on an ongoing basis, a material net economic interest of not less than 5% in the securitization determined in accordance with Article 6 of the applicable Securitization Regulation and discloses the risk retention in accordance with the applicable SR Rules;

(ii)             in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (i.e., the issuer) has, where applicable, made available certain information prescribed by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for in that Article;

(iii)          in the case of a UK Institutional Investor, it has verified that, where the originator, sponsor or securitization special purpose entity is established in a third country, the relevant entity has, where applicable, made available information which is substantially the same as that which it would have made available under Article 7 of the UK Securitization Regulation if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and

(iv)           where the originator or original lender is established in a third country, the SR Institutional Investor has verified that the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.

The SR Investor Requirements further require that an SR Institutional Investor carries out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, while holding an exposure to a securitization, an SR Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (a) establishing appropriate written procedures to monitor compliance with the applicable SR Investor Requirements and the performance of the investment and of the underlying assets; (b) performing stress tests on the cash flows and collateral values supporting the underlying assets; (c) ensuring internal reporting to its management body; and (d) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the applicable SR Rules.

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It remains unclear, in certain respects, what is and will be required for SR Institutional Investors to demonstrate compliance with the applicable SR Investor Requirements.

Failure to comply with one or more applicable SR Investor Requirements may result in various sanctions, including, in the case of those SR Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the securitization position acquired by the relevant SR Institutional Investor, or, in certain other cases, a requirement to take corrective action.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the SR Rules. In particular, no such person undertakes to take any action which may be required by any SR Institutional Investor for the purposes of its compliance with any applicable SR Investor Requirements.

In addition, the arrangements described under “Credit Risk Retention” in this prospectus have not been structured with the objective of ensuring compliance by any SR Institutional Investor with any SR Investor Requirements.

Consequently, the certificates may not be a suitable investment for any SR Institutional Investor; and this may, amongst other things, have a negative impact on the value and liquidity of the certificates, and otherwise affect the secondary market for the certificates.

It is expected that, with effect from November 1, 2024, the UK Securitization Regulation and certain related measures will be repealed, and certain new laws, rules and guidance (the “Future UK Securitization Rules”) will be implemented. The scope and requirements of the Future UK Securitization Rules will be broadly similar to those of the UK Securitization Regulation and such related measures, but there will be differences between the two regimes, some of which may be significant for affected parties. The Future UK Securitization Rules will (amongst other things) make provision with regard to the “grandfathering” of any securitization in respect of which the securities were issued during the period from January 1, 2019 to October 31, 2024 (inclusive), such that, to the extent (and subject to the conditions) specified in the Future UK Securitization Rules, the relevant securitization will continue to be subject to the UK Securitization Regulation and the applicable related measures, notwithstanding their repeal.

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person intends, at any time, to take any action in respect of the securitization constituted by the issue of the certificates and the VRR Interest for purposes of, or in connection with, any person’s compliance with any Future UK Securitization Rules.

Prospective investors and certificateholders are responsible for analyzing their own legal and regulatory position; and are encouraged (where relevant) to consult their own legal, accounting and other advisors and/or any relevant regulator or other authority, and to make their own assessment, regarding the suitability of the certificates for investment, and, in particular, the scope and applicability of the SR Rules and any equivalent or similar requirements (including the Future UK Securitization Rules) and their compliance (where applicable) with the SR Rules or any such other requirements.

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Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by

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the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to five nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, such ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its

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rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Recently, a number of rating agencies have downgraded certain regional banks and other financial institutions and have put others on watch for possible downgrade.  Under the terms of the pooling and servicing agreement, the certificate administrator and trustee are required to maintain certain minimum credit ratings.  Failure to maintain the ongoing rating requirements may require the certificate administrator and trustee, as applicable, to resign and be replaced with an entity meeting those required ratings.  See “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”. If the certificate administrator and/or trustee were required to resign due to a credit rating downgrade or otherwise, we cannot assure you that an appropriate replacement could be identified or that a replacement would agree to the appointment or would be appointed within the time periods required in the pooling and servicing agreement.  In addition, accounts established and maintained under the pooling and servicing agreement by the master servicer, the special servicer, the certificate administrator or any institution designated by those parties on behalf of the parties to the pooling and servicing agreement, including, in certain circumstances, borrower reserve accounts, are required to be held at

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institutions meeting certain eligibility criteria, that may include minimum long term and/or short term credit ratings depending on the time period funds will be held in those accounts. If an institution holding accounts established and maintained under the pooling and servicing agreement no longer meets such eligibility criteria and a rating agency confirmation was not delivered, those accounts may be required to be transferred to an institution satisfying the applicable eligibility criteria.  Any downgrade or required replacement of the certificate administrator and/or trustee or required transfer of accounts may negatively impact the servicing and administration of the mortgage loans and may also adversely impact the performance, ratings, liquidity and/or value of your certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases
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the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to

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certificateholders and VRR Interest owners. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

Furthermore, yield maintenance charges and prepayment premiums will only be allocated to certain classes as described under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”, and each class may receive a different allocation of such amounts than other classes.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes of Certificates
Class X-A	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the certificates with notional amounts. Investors in any such certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

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Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer, trustee or other party to a trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and the VRR Interest and will result in a reduction of the certificate balance (or notional amount) of one or more classes of certificates (other than the Class R Certificates) and the VRR Interest balance of the VRR Interest, pro rata, based on their respective percentage allocation entitlements as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the certificates (other than the Class R Certificates) and the VRR Interest balance of the VRR Interest balance of the VRR Interest, pro rata, based on their respective percentage allocation entitlements as described in this prospectus on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans, first the Class H-RR certificates, then the Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2 or Class A-3 certificates will

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result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of the Class A-S, Class B and Class C certificates to receive payments of principal and interest in respect of the certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class X-A and Class X-B certificates, and if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates, and if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the VRR Interest or the Certificates Will Not Be Available to the Certificates or the VRR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and payable to the certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the certificates (other than the Class R Certificates) and the VRR Interest, pro rata, based upon their respective percentage allocation entitlements. See “Description of the Certificates—Distributions” and “Credit Risk Retention—VRR Interest”.

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Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders and the VRR Interest owners generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate trust and servicing agreement or pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of any directing certificateholder appointed under such trust and servicing agreement or pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates or the VRR Interest owners in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information—Certificate Administrator Reports”.

The Class R certificates and the VRR Interest will not have any voting rights; however, the holders of the VRR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

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The Rights of the Directing Certificateholder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loan and, with respect to any non-serviced mortgage loan, will have limited consultation rights) and the right to replace the special servicer (other than with respect to a non-serviced mortgage loan) with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of cumulative appraisal reduction amounts and realized losses, is less than 25% of its initial certificate balance) occurs and is continuing, the directing certificateholder will lose the consent rights and the right to replace the special servicer, but will retain consultation rights and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans.

With respect to any AB whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any AB whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such AB whole loan as it does for the other mortgage loans in the issuing entity (except with respect to each of the Culver Collection AB Whole Loan and the Bronx Terminal Market AB Whole Loan, wherein the holder of the related promissory note designated as promissory note A-1 will have such rights during a control appraisal period; see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Culver Collection AB Whole Loan” and “—The Bronx Terminal Market AB Whole Loan” in this prospectus). See “Description of the Mortgage Pool—The Whole Loans”.

In addition, each risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and any risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder, and any risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to the non-serviced mortgage loans, the special servicer under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the controlling note holder (or the directing certificateholder (or equivalent) of the

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related securitization trust holding the controlling note) for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no consultation termination event has occurred and is continuing and by the special servicer if a consultation termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the controlling noteholder (or the directing certificateholder (or the equivalent) of the related securitization trust) will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement or special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement or the terms of the related mortgage loan documents, it is possible that the controlling noteholder or the directing certificateholder (or the equivalent), if any, under such pooling and servicing agreement or trust and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the risk retention consultation parties, the controlling noteholder with respect to any non-serviced whole loan and the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced mortgage loan:

(i)                  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)               may act solely in the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iii)            does not have any duties to the holders of any class of certificates other than the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan);

(iv)             may take actions that favor the interests of the holders of the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or the related controlling noteholder over the interests of the holders of one or more other classes of certificates; and

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(v)                will have no liability whatsoever (other than, with respect to the directing certificateholder, to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, a risk retention consultation party or the directing certificateholder (or the equivalent) under the trust and servicing agreement or pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling noteholder, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the classes of horizontal risk retention certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) are 25% or less of the initial certificate balances of such classes in the aggregate (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer at any time, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the VRR Interest owners and, with respect to any serviced whole loan, for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders, the VRR Interest owners and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the master servicer or the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related trust and servicing agreement or pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights and duties under such trust and servicing agreement or pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement relating to this transaction, including, for example, variations in the duties of the operating advisor that may result if the related securitization is not satisfying its risk retention requirements through retention by a “third-party purchaser”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—General”. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan or any related REO Property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace the special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by

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certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of certificates representing a majority of the aggregate outstanding certificate balance of all principal balance Certificates whose holders voted on the matter, provided that the holders of principal balance certificates that so voted on the matter (i) hold principal balance certificates representing at least 20% of the outstanding certificate balance of all principal balance certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other.

The certificateholders and the VRR Interest owners will generally have no right to replace and terminate the master servicer, the trustee or the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), and the certificateholders of the securitization trust related to such other trust and servicing agreement or pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders and the VRR Interest owners generally will have no right to replace the master servicer or the special servicer of a trust and servicing agreement or pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders and VRR Interest owners may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such trust and servicing agreement or pooling and servicing agreement, as applicable. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced pari passu mortgage loan will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those

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of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to certain mortgage loans with one or more related subordinate companion loans, the holders of such companion loan(s) will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a “control appraisal period” or a “control termination event” under the related intercreditor agreement with respect to such subordination companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan and replace the special servicer with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interest with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan, however, the directing certificateholder (or equivalent), if any, of the related securitization trust holding (or any other party holding) the controlling note for the related non-serviced whole loan will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan. The interests of the securitization trust or other party holding the controlling note may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent), if

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any, of such securitization trust or any other party holding the controlling note for a non-serviced whole loan may direct or advise the special servicer for the related securitization trust to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates or the VRR Interest owners;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder or VRR Interest owner may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the interest rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of

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seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by the special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates and the VRR Interest. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates or the VRR Interest. You should note that in connection with considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates and the VRR Interest.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except Wells Fargo Bank, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced trust and servicing agreement or pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement or trust and servicing agreement (if any) may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations

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reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

A financial failure or insolvency proceeding involving a mortgage loan seller may interfere with or prevent the Trust’s enforcement of the mortgage loan seller’s obligation to repurchase, cure or indemnify.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Pro Rata Allocation of Principal Between and Among the Subordinate Companion Loans and the Related Mortgage Loan Prior to a Material Mortgage Loan Event Default

With respect to the Culver Collection mortgage loan (6.4%), prior to the occurrence and continuance of certain mortgage loan events of default specified in the related co-lender agreement, any collections of scheduled principal payments and certain other unscheduled principal payments with respect to the related whole loan received from the related borrower will generally be allocated to such mortgage loan, the related pari passu companion loans and the related subordinate companion loans on a pro rata and pari passu basis. Such pro rata distributions of principal will have the effect of reducing the total dollar amount of subordination provided to the offered certificates by such subordinate companion loans.

See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Culver Collection AB Whole Loan” and “—The Bronx Terminal Market AB Whole Loan”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders and VRR Interest owners to receive distributions on the offered certificates and the VRR Interest, respectively. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

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Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or special servicer may be eligible to become a debtor under the Bankruptcy Code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If the master servicer or special servicer, as applicable, were to become a debtor under the Bankruptcy Code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by the master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the Bankruptcy Code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If the master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that the master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency, conservatorship or receivership of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

The transfer of the mortgage loans by the sponsors to the depositor in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) from its repudiation powers for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor and the depositor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor and by the depositor to the issuing entity would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor or the depositor, as applicable. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are

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competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy or bank insolvency cases. In this regard, legal opinions on bankruptcy law and bank insolvency matters unavoidably have inherent limitations primarily because of the pervasive equity powers of the bankruptcy courts, the overriding goal of reorganization to which other legal rights and policies may be subordinated, the potential relevance to the exercise of judicial discretion of future arising facts and circumstances, and the nature of the bankruptcy or bank insolvency process. As a result, we cannot assure you that the FDIC, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a New York common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal

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reductions, which could result in the holders of a given class of certificates or the VRR Interest continuing to hold the full non-notionally reduced amount of such certificates or the VRR Interest for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub-Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, the special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the Pooling and Servicing Agreement or any related sub-servicing agreement. Any economic downturn or recession may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the PSA or the related sub-servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates. Any economic downturn or recession may similarly adversely affect the ability of the trustee, the certificate administrator and the custodian to perform their respective duties, including the duty of the trustee to make P&I Advances in the event that the master servicer fails to make such advances and the duties of the certificate administrator relating to securities administration.

Any of the above-described factors may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Generally, any (i) net income from such operation (other than qualifying “rents from real property”) (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders and the VRR Interest owners. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates, the VRR

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Interest owners and any related companion loan holder(s), as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders and the VRR Interest owners.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions of the Code. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the United States Internal Revenue Service Code of 1986, as amended (the “Code”) that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or

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less (calculated as described above). This could impact the timing of payments and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Code during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the Code. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 165 of the Code.

Changes in Tax Law; No Gross Up in Respect of the Certificates

Although no withholding tax is currently imposed on the payments of interest on or principal of the Certificates in respect of the Mortgage Loans to a holder of such Certificates that provides the appropriate forms and documentation to the Certificate Administrator and with respect to whom interest on the Mortgage Loans is “portfolio interest,” we cannot assure you that, as a result of any change in any applicable law, treaty, rule or regulation, or interpretation of any applicable law, treaty, rule or regulation, the payments on the Certificates in respect of the Mortgage Loans would not in the future become subject to withholding taxes. To the extent that any withholding tax is imposed on payments of interest or other payments on any Certificates, neither the Borrower nor the Issuing Entity has an obligation to make any “gross up” payments to Certificateholders in respect of such taxes and such withholding tax would therefore result in a shortfall to affected Certificateholders.

State and Local Taxes Could Adversely Impact Your Investment

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Certificates. State income tax laws may differ substantially from the corresponding federal law, and this Offering Circular does not purport to describe any aspects of the income tax laws of the state or locality in which the Property is located or of any other applicable state or locality.

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It is possible that one or more jurisdictions may attempt to tax nonresident holders of Certificates solely by reason of the location in that jurisdiction of the Depositor, the Trustee, the Certificate Administrator, the Borrower or the Property or on some other basis, may require nonresident holders of Certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Certificates. We cannot assure you that holders of Certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of Certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the Certificates.

General Risks

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of CMBS and Similar Factors May in the Future Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

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Furthermore, consumer and producer prices in the United States have experienced steep increases. The general effects of inflation on the economy of the United States can be wide ranging, as evidenced by rising interest rates, wages and costs of goods and services. If a borrower’s operating income growth fails to keep pace with the rising costs of operating the related mortgaged property, then such borrower may have less funds available to make its mortgage payments. In addition, rising interest rates may hinder a borrower’s ability to refinance, and provide a borrower with less incentive to cure delinquencies and avoid foreclosure. The foregoing may have a material adverse impact on the amounts available to make payments on the mortgage loans, and consequently, the certificates.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, pandemics, civil unrest and/or protests, natural disasters and man-made disasters, including without limitation, the invasion of Ukraine by Russia and the economic sanctions triggered thereby, may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the VRR Interest, on one hand, and the certificates, on the other hand, as described in “Credit Risk Retention—VRR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders and VRR Interest owners will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The offered certificates are a new issue of securities with no established trading market and we cannot assure you that a secondary market for the offered certificates will develop. The underwriters are under no obligation to

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make a market in the offered certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. If a secondary market does develop, we cannot assure you that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased
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capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Subject to certain exceptions, banking entities were required to be in conformance with the Volcker Rule by July 21, 2015. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.
●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for
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commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the mortgage loan or sell the related mortgaged property on the related maturity date. We cannot assure you that the borrower will be able to generate sufficient cash from the sale or refinancing of the mortgaged property to make the balloon payment on the related mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effects on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the third-party purchaser will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the third-party purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

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Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of forty-two (42) fixed-rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $837,836,355 (the “Initial Pool Balance”). The “Cut-off Date” means the respective payment due dates for such Mortgage Loans in October 2024 (or, in the case of any Mortgage Loan that has its first payment due date after October 2024, the date that would have been its payment due date in October 2024 under the terms of such Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

Ten (10) Mortgage Loans (44.9%) are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”), and, in certain cases, one or more loans that are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans”). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans” in this prospectus, and each Mortgage Loan and the related Companion Loan(s) are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the related Mortgage Loans and Companion Loans.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-Off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	9	31	$272,573,614	32.5%
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	13	32	221,022,215	26.4
JPMorgan Chase Bank, National Association	JPMorgan Chase Bank, National Association	5	5	176,550,000	21.1
Bank of America, National Association	Bank of America, National Association	15	15	167,690,526	20.0
Total		42	83	$837,836,355	100.0%

(1)	Certain of the Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the related mortgage loan seller and transferred to the mortgage loan seller. See “Description of the Mortgage Pool—Co-Originated or Third-Party Originated Mortgage Loans”.
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Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial or multifamily real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated or Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity that is not affiliated with the mortgage loan seller and transferred to the mortgage loan seller:

●	The Culver Collection Mortgage Loan (6.4%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and German American Capital Corporation.
●	The Bronx Terminal Market Mortgage Loan (6.0%) is part of a Whole Loan that was co-originated by German American Capital Corporation, Wells Fargo Bank, National Association, Bank of America, National Association and Starwood Mortgage Capital LLC.
●	The International Plaza II Mortgage Loan (3.0%) is part of a Whole Loan that was co-originated by JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA.
●	The Baybrook Mall Mortgage Loan (2.4%) is part of a Whole Loan that was co-originated by Morgan Stanley Bank, N.A., Barclays Capital Real Estate Inc. and Societe Generale Financial Corporation.
●	The 9950 Woodloch Mortgage Loan (0.9%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and Argentic Real Estate Finance 2 LLC.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on October 16, 2024 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made

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and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Bay Plaza Community Center Mortgage Loan or the Bay Plaza Community Center Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Companion Loan may be identified by name (for example, a Bay Plaza Community Center Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1 to this prospectus. From time to time, a particular Mortgaged Property or portfolio of Mortgaged Properties may be identified in this prospectus by name (for example, the Bay Plaza Community Center Mortgaged Property); when that occurs, we are referring to the Mortgaged Property identified by that name on Annex A-1 to this prospectus.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to each Mortgage Loan with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the meanings set forth below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties were prepared prior to origination, and have not been updated. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties.

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity, such term means the aggregate interest payments scheduled to be due on the Payment Due Date following the Cut-off Date and the 11 Payment Due Dates thereafter for such Mortgage Loan; and
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●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date, such term means 12 times the monthly payment of principal and interest payable during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, the appraisals state values other than “as-is” as well as the “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction, renovation or repairs at such Mortgaged Property or may state only an “as-is” value, that may be based on certain assumptions relating to certain reserves collected by the related lender and the timely completion of work associated with those reserves. In most such cases, the related appraisals take into account the reserves that the mortgage loan seller has taken to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In addition, with respect to certain of the Mortgage Loans secured by a portfolio of Mortgaged Properties, the Appraised Value represents the “as-is” value, or values other than “as-is” for the portfolio of Mortgaged Properties as a collective whole, which is generally higher than the aggregate of the “as-is” or appraised values other than “as-is” of the individual Mortgaged Properties. In certain other cases, the Appraised Value includes property that does not qualify as real property. For more information, see the definition of “LTV Ratio” and the related table and discussion below. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

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Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As- Is”)	LTV Ratio at Maturity (“Other Than As-Is”)	Other Than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As- Is”)	LTV Ratio at Maturity (“As-Is”)	“As-Is” Appraised Value
Baybrook Mall(1)	2.4%	55.9%	53.0%	$392,659,260	56.3%	53.4%	$390,000,000
The Piazza(2)	2.2%	65.0%	65.0%	$167,000,000	69.7%	69.7%	$155,800,000
Hilton Washington DC Rockville Hotel(3)	1.7%	52.9%	49.8%	$50,100,000	65.6%	61.8%	$40,400,000
Prestonwood Polo Crossing(4)	0.5%	62.0%	62.0%	$6,210,000	65.1%	65.1%	$5,910,000

(1)	The Other Than “As-Is” Appraised Value of $392,659,260 assumes that $2,659,260 will be reserved for tenant improvements. The “As-Is” Appraised Value without the reserve is $390,000,000. Since the date of the appraisal, some of the outstanding tenant improvements have been paid. At origination, the amount of the outstanding tenant improvements of approximately $1,984,194 were guaranteed by the guarantor pursuant to guaranty of limited payment in lieu of a reserve.
(2)	The Other Than “As-Is” Appraised Value of $167,000,000 represents the “Hypothetical As If Stabilized” value which is based on the hypothetical assumptions that (i) leases for three vacant retail spaces are signed and (ii) the conversion of the former WeWork space at the Mortgaged Property into 16 residential units has been completed. In addition, in determining the value of the Mortgaged Property, the appraiser used the extraordinary assumptions that (i) one of the borrower affiliated leases at the Mortgaged Property, for space that is intended to be operated by such borrower affiliate, is leased at market rent and (ii) two draft leases, one of which was underwritten based on the terms of the arm’s length sublease instead of the prime lease that is non-arm’s length, with unaffiliated tenants are signed on the same terms outlined in the drafts provided to the appraiser. The borrowers were required at loan origination to deposit $3,330,271 into an unfunded obligations reserve, $730,806 into a gap rent reserve related to the three retail leases, and $2,400,000 into a coworking space conversion obligations reserve related to the remaining work at the WeWork space.
(3)	The Other Than “As-Is” Appraised Value represents the As-Completed value of $50,100,000, which assumes completion of change of ownership property improvement plan ("PIP") work (due 18 months from September 13, 2024, which is the effective date of franchise agreement). The lender required a $6,332,004 PIP Reserve at closing.
(4)	The Other Than “As-Is” Appraised Value represents the “Prospective As Stabilized” value which includes a deduction of the outstanding tenant improvement costs (which were fully reserved at Mortgage Loan origination) to reach stabilization.

With respect to any Mortgage Loan that is a part of a Whole Loan, Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.
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●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan appear in each cash flow summary contained in Annex A-3 to this prospectus. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as-portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-

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“as-is” or “as-portfolio” Appraised Value. See also the footnotes to Annex A-1 to this prospectus for more information.

The LTV Ratio as of the related maturity date set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date assuming all principal payments required to be made on or prior to the related maturity date (not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, LTV Ratios with respect to such Mortgage Loan were calculated including any related Companion Loan(s) (except that, in the case of a Mortgage Loan with a Subordinate Companion Loan, LTV Ratios were calculated without regard to any related Subordinate Companion Loan).

The characteristics described above and in Annex A-2, along with certain additional characteristics of the Mortgage Loans presented on a loan-by-loan basis, are set forth in Annex A-1.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value” in this prospectus. See also the footnotes to Annex A-1 in this prospectus. Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual Cut-off Date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of a Mortgage Loan that is part of a Whole Loan, the related Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans) as of the Cut-off Date.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Net Cash Flow Debt Service Coverage Ratio”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1 to this prospectus.

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Underwritten Net Cash Flow Debt Service Coverage Ratios for all partial interest-only loans, if any, were calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans was calculated based on the sum of the first 12 interest payments following the Cut-off Date.

In the case of a Mortgage Loan that is part of a Whole Loan, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loans).

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan, but without regard to any related Subordinate Companion Loan, unless otherwise indicated.

“Loan-to-Value Ratio at Maturity”, “LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a Mortgage Loan scheduled to be outstanding on the stated maturity date assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date. Because the Appraised Values of the

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Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” in this prospectus. In the case of each Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such loan-to-value ratio was calculated based on the aggregate principal balance that will be due at maturity with respect to such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan(s), but without regard to any related Subordinate Companion Loan.

“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon Mortgage Loan, the payment of principal due upon its stated maturity date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,
●	capital expenditures, and
●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy As Of Date” means the date of determination of the Underwritten Economic Occupancy of a Mortgaged Property.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves or performance escrows following failure to satisfy release conditions to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is
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permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“L(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.
●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.
●	“D or @%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).
●	“D or YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.
●	“D or YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).
●	“YM@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

“Remaining Term to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage or industrial/warehouse facility, any other single-purpose property or any combination of the foregoing, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

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“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date.

“Underwritten Economic Occupancy” means (i) in the case of multifamily rental properties, the percentage of rental units that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting. In the case of some of the Mortgage Loans, the calculation of Underwritten Economic Occupancy for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” below.

“Underwritten Net Cash Flow”, “Underwritten NCF”, “U/W Net Cash Flow” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily properties

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space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period. Furthermore, the Underwritten Net Cash Flow for certain Mortgaged Properties reflects the estimated benefits of any applicable real estate tax exemptions or abatements. See “—Real Estate and Other Tax Considerations” below.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or

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engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); and (c) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular mortgage loan seller may not conform to an analysis of the same property by other persons or entities.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus. See also Annex A-1 and the footnotes thereto.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Net Operating Income”, “Underwritten NOI”, “U/W Net Operating Income” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” in this prospectus.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. However, in the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the related Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan). The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan. In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (and, for the avoidance of doubt, without regard to any related Subordinate Companion Loan).

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and

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other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Cash Flow” above.

“Units”, “Rooms”, “Pads”, “Spaces” or “Beds” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, (c) in the case of a Mortgaged Property operated as a manufactured housing property, the number of pads for manufactured homes, (d) in the case of a Mortgaged Property operated as a self storage property, the number of self storage units, and (e) in the case of a Mortgaged Property operated as a parking garage property, the number of parking spaces.

“Weighted Average Interest Rate” means the weighted average of the Interest Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan and any related Pari Passu Companion Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

A Mortgage Loan’s Mortgage Rate may be lower than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-3 for certain information regarding each of the 15 largest Mortgage Loans that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

References to “weighted averages” of the Mortgage Loans or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

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Historical information presented in this prospectus, including information in Annexes A-1 and A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans under the definition of “Cash Flow Analysis”.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$837,836,355
Number of Mortgage Loans	42
Number of Mortgaged Properties	83
Range of Cut-off Date Balances	$2,260,500 to $83,000,000
Average Cut-off Date Balance per Mortgage Loan	$19,948,485
Range of Interest Rates	5.1810% to 7.4390%
Weighted average Interest Rate	6.3989%
Range of original terms to maturity	60 months to 60 months
Weighted average original term to maturity	60 months
Range of remaining terms to maturity	57 months to 60 months
Weighted average remaining term to maturity	59 months
Range of original amortization terms(2)	300 months to 360 months
Weighted average original amortization term(2)	320 months
Range of remaining amortization terms(2)	300 months to 360 months
Weighted average remaining amortization term(2)	320 months
Range of Cut-off Date LTV Ratios(3)(4)	29.7% to 70.6%
Weighted average Cut-off Date LTV Ratio(3)(4)	55.0%
Range of LTV Ratios as of the maturity date(3)(4)	27.2% to 70.6%
Weighted average LTV Ratio as of the maturity date(3)(4)	54.6%
Range of U/W NCF DSCRs(4)(5)	1.21x to 2.88x
Weighted average U/W NCF DSCR(4)(5)	1.75x
Range of U/W NOI Debt Yields(4)	7.7% to 28.7%
Weighted average U/W NOI Debt Yield(4)	12.8%
Percentage of Initial Pool Balance consisting of:
Interest Only	85.1%
Amortizing Balloon	14.9%

(1)	Subject to a permitted variance of plus or minus 5%.
(2)	Excludes thirty-eight (38) mortgage loans (85.1%) identified on Annex A-1, which are interest-only for the entire term.
(3)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. Such Mortgage Loans are identified under the definitions of “Appraised Value” and/or “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.
(4)	In the case of Mortgage Loans that have one or more Pari Passu Companion loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan. With respect to the Culver Collection Mortgage Loan (6.4%) and the Bronx Terminal Market Mortgage Loan (6.0%), the loan-to-value ratio, debt yield and debt service coverage ratio include any Pari Passu Companion Loan(s), as applicable, but exclude the related Subordinate Companion Loan(s). With respect to the Culver Collection Mortgage Loan (6.4%), the loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related Subordinate Companion Loans are 55.0%,
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55.0%, 1.53x and 11.1%, respectively. With respect to the Bronx Terminal Market Mortgage Loan (6.0%), the loan-to-value ratio as of the cut-off date, loan-to-value ratio as of the maturity date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield including the related Subordinate Companion Loans are 68.5%, 68.5%, 1.07x and 7.5%, respectively.

(5)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Definitions”.

The issuing entity will include eleven (11) Mortgage Loans (49.0%) that represent the obligations of multiple borrowers (other than by reason of cross-collateralization provisions and/or tenancies-in-common borrower structures) that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail	25	$189,211,263	22.6%
Anchored	4	99,890,526	11.9
Shadow Anchored	4	40,420,000	4.8
Single Tenant	15	25,081,022	3.0
Super Regional Mall	1	19,969,715	2.4
Unanchored	1	3,850,000	0.5
Manufactured Housing	27	$157,597,500	18.8%
Manufactured Housing	25	129,994,500	15.5
Manufactured Housing/RV Park	2	27,603,000	3.3
Hospitality	4	$140,900,000	16.8%
Full Service	3	127,575,000	15.2
Extended Stay	1	13,325,000	1.6
Office	9	$126,821,275	15.1%
CBD	7	95,336,683	11.4
CBD/Medical	1	23,950,000	2.9
Suburban	1	7,534,592	0.9
Mixed Use	1	$83,000,000	9.9%
Retail/Office	1	83,000,000	9.9
Multifamily	9	$81,330,000	9.7%
Low Rise	3	41,360,000	4.9
Garden	5	21,420,000	2.6
Mid Rise	1	18,550,000	2.2
Self Storage	6	$34,680,000	4.1%
Self Storage	6	34,680,000	4.1
Industrial	1	$20,633,000	2.5%
Warehouse/Distribution	1	20,633,000	2.5
Other	1	$3,663,317	0.4%
Parking Garage	1	3,663,317	0.4
Total	83	$837,836,355	100.0%
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(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of non-payment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but not limited to): government-mandated moratoriums on evictions and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic or otherwise.

Retail Properties

In the case of the retail properties or mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the ExchangeRight 68 Mortgage Loan (5.5%), Dollar Tree is the single tenant at 4 of 16 properties, which represents 7.1% of the net rentable area and 9.3% of the underwritten base rent at the portfolio of Mortgaged Properties, and in March 2024 announced store closures at up to 1,000 of its 16,397 locations over next several years.
●	With respect to the Lake Air Shopping Center Mortgage Loan (2.6%), Dollar Tree Stores, Inc. is the fourth largest tenant, leasing 5.4% of the net rentable area and with respect to the Pine Island Marketplace Mortgage Loan (0.9%), Dollar Tree is the third largest tenant leasing 13.6% of the net rentable area.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Redevelopment, Renovation and Expansion” and “—Specialty Use Concentrations” below.

Manufactured Housing Properties

In the case of the manufactured housing community and RV Park properties set forth in the above chart, we note the following:

●	With respect to the Ignite Portfolio Mortgage Loan (9.9%), of the total of 2,489 pads at the related Mortgaged Properties, 202 are occupied by mobile homes owned by an affiliate of the borrower, and leased to the occupants of such homes by such affiliate. 142 of such mobile homes are at the Auburn Crossing Mortgaged Property, 24 are at the Candlewood Mortgaged Property, and the remaining Mortgaged Properties each have from one to seven of such affiliate-owned mobile homes. No income from the mobile homes has been underwritten and the homes are not collateral for the Mortgage Loan. Pad rent for such mobile homes is paid for by the individual tenants. The Mortgage Loan does not limit the number of homes that may be owned by borrower affiliates.
●	With respect to the Whispering Palms MHC Mortgage Loan (3.0%) and The Reserve at Homosassa Springs Mortgage Loan (1.0%), the related Mortgaged Properties are 55+ age-restricted communities.
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●	With respect to the TCC Pool 1 Mortgage Loan (3.1%), of the 577 pads at the related Mortgaged Properties, 49 are occupied by mobile homes owned by an affiliate of the borrower, and leased to the occupants of such homes by such affiliate. The largest concentration of borrower affiliate-owned homes is at the Hagerstown Mortgaged Property (19.7% of the mobile homes at such property). No income from the mobile homes has been underwritten and the homes are not collateral for the Mortgage Loan. Pad rent for such mobile homes is paid for by the individual tenants. The Mortgage Loan does not limit the number of homes that may be owned by borrower affiliates. In addition, the Mortgaged Properties have 4 RV spaces, 6 apartment units and one commercial unit occupied by small businesses and 2 single-family residences.
●	With respect to the Whispering Palms MHC Mortgage Loan (3.0%), there are 267 mobile home sites (46.9% of underwritten gross potential rent) and 302 RV sites (53.1% of underwritten gross potential rent) at the related Mortgaged Property.
●	With respect to the TCC Pool 2 Mortgage Loan (0.8%), of the 241 pads at the related Mortgaged Properties, 24 are occupied by mobile homes owned by an affiliate of the borrower, and leased to the occupants of such homes by such affiliate. No income from the mobile homes has been underwritten and the homes are not collateral for the Mortgage Loan. Pad rent for such mobile homes is paid for by the individual tenants. The Mortgage Loan does not limit the number of homes that may be owned by borrower affiliates. In addition, the Mortgaged Properties have 25 RV spaces.
●	With respect to the Colonial Manor MHC Mortgage Loan (0.4%), the City of Watsonville imposes a maximum rent increase (currently the lesser of 70% of the percentage change in the CIP and 5.0%) for mobile home parks with at least ten spaces that are rented. There is one single family residence at the related Mortgaged Property that is leased to a tenant on a Section 8 voucher.
●	With respect to the Pioneer Crossing MHC Mortgage Loan (0.3%), of the 64 pads at the related Mortgaged Property, 21 are occupied by mobile homes owned by an affiliate of the borrower, and leased to the occupants of such homes by such affiliate. No income from the mobile homes has been underwritten and the homes are not collateral for the Mortgage Loan. Pad rent for such mobile homes is paid for by the individual tenants. The Mortgage Loan does not limit the number of homes that may be owned by borrower affiliates.

See “Risk Factors—Risks Relating to the Mortgage Loans—Manufactured Housing Properties Have Special Risks” and “—Some Mortgaged Properties May Not be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Hospitality Properties

In the case of the hospitality properties set forth in the above chart, we note the following:

●	With respect to The Galt House Mortgage Loan (9.9%), 32.1% of the underwritten income is attributable to food and beverage.
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●	With respect to the Kimpton Journeyman Hotel Mortgage Loan (3.6%), approximately 42.9% of the underwritten revenues is attributable to food and beverage.
●	With respect to the Kimpton Journeyman Hotel Mortgage Loan (3.6%), the Mortgage Loan is subject to two parking license agreements (each, a “Parking License Agreement”) between the respective owners of the parking spaces and Chicago Street Holdings, LLC, the sole member of the sole member of the borrower, as licensee and as assigned to the borrower. Under each Parking License Agreement, the licensee is permitted to use a limited number of spaces during the evening hours through early morning hours on week days and during the entire weekends. Each of the Parking License Agreements is currently on an automatic one-year renewal term until May 2026 and June 2026, respectively.
●	With respect to the Hilton Washington DC Rockville Hotel Mortgage Loan (1.7%), 25.4% of the underwritten income is attributable to food and beverage.

Certain of the hospitality Mortgaged Properties are subject to seasonal changes in revenues, such that such Mortgage Loans may not cover debt service during the off-seasons for such Mortgaged Properties. In certain cases, seasonality reserves may be required under the related Mortgage Loan documents.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance ($)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
The Galt House	$83,000,000	9.9%	03/31/2044	10/11/2029
Kimpton Journeyman Hotel	$30,000,000	3.6%	12/31/2036	10/1/2029
Hilton Washington DC Rockville Hotel	$14,575,000	1.7%	09/30/2039	10/11/2029
Residence Inn Naperville	$13,325,000	1.6%	5/12/2041	10/1/2029

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below as well as “—Insurance Considerations”. For a description of scheduled PIPs with respect to certain Mortgaged Properties, see “—Redevelopment, Renovation and Expansion”.

Office Properties

In the case of the office properties or mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the International Plaza II Mortgage Loan (3.0%), IP2 Owner, L.P., one of the two borrowers and the owner of the related Mortgaged Property, is ultimately owned by a Real Estate Investment Trust (“REIT”). To ensure compliance with the strict income and asset tests required to maintain the REIT’s tax advantaged status, a taxable REIT subsidiary entity, IP2 TRS, L.P., the other borrower, was created. IP2 TRS, L.P. is responsible for collecting non-rental income from the related Mortgaged Property.
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●	With respect to the Topanga & Victory Mortgage Loan (2.9%), the related Mortgaged Property consists of two five-story office buildings and an adjacent parking garage structure. The improvements were originally constructed in 1964. The City of Los Angeles Department of Building and Safety issued Certificates of Substandard Property on September 25, 2020 with respect to the mortgaged improvements, indicating that the improvements were subject to seismic retrofit compliance requirements pursuant to the City of Los Angeles Ordinance 183893 for non-ductile concrete structures. The ordinance requires affected property owners (i) to submit a completed checklist for the LADBS to review and approve (Phase 1), which, with approved extensions is due October 8, 2024; (ii) submit a structural analysis and plans for proposed structural alteration of the building to comply with the Ordinance retrofit requirements (Phase 2), which is due April 8, 2031; and (iii) complete all necessary retrofit on the building (Phase 3); which is due April 8, 2046. (The loan matures September 11, 2029.) The two office buildings were the subject of seismic retrofit work in 1994. The Seismic risk assessment required in connection with loan origination identified the aggregate PML at 13%, and no earthquake insurance was required. The seismic consultant indicated that the office buildings had been seismically retrofitted, but that the parking garage had not. The Mortgage Loan documents provide for personal liability to the borrower and guarantors for losses related to seismic retrofit compliance violations.
●	With respect to the 175 Remsen Street Mortgage Loan (2.4%), the related Mortgaged Property includes 6,750 SF of retail space for which the borrower sponsor has executed a master lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for additional information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, each of the mixed use Mortgaged Properties has one or more merchandise mart/retail, we note the following:

See “Risk Factors—Risks Relating to the Mortgage Loans—Mixed Use Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Multifamily Properties

In the case of the multifamily properties or mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to The Piazza Mortgage Loan (2.2%), the related Mortgaged Property includes 332 residential units (covering 306,577 square feet) and 28,715 square feet of commercial space.
●	With respect to the JB Center Apartments Mortgage Loan (1.5%), five of the 36 units are rent restricted pursuant to a Rental Covenant Agreement Running with the Land in effect for a 55-year term commencing December 16, 2020. The five floating units are to be offered at any time for extremely low, very low, low, moderate and/or workforce income households.
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●	With respect to the River Apartments Mortgage Loan (1.3%), four of the 32 units are rent restricted pursuant to a Rental Covenant Agreement Running with the Land in effect for a 55-year term commencing October 10, 2019. The four floating units are to be offered at any time for extremely low, very low, low, moderate and/or workforce income households.
●	With respect to the Hidden Hollow Apartments Mortgage Loan (0.4%), the related Mortgaged Property does not have a project-based subsidy, however, there are currently 18 tenants utilizing Section 8 HUD vouchers (37.5% of the occupied tenants).

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). See also representation and warranty No. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Self Storage Properties

In the case of the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Industrial Properties

In the case of the industrial properties set forth in the above chart, see “Risk Factors—Industrial Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by net rentable area that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance (by allocated loan amount)
Grocery store	3	19.4%
Restaurant	5	8.2%
Medical	4	8.3%
Movie Theater/Entertainment Venue	2	10.6%
Gym, fitness center, spa or health club	2	4.2%

The Renaissance West Mortgaged Property (3.5%) and the Kingsland Village Mortgaged Property (0.7%) each include one or more tenants that operate an on-site gas station or automobile repair and servicing company.

The Kingsland Village Mortgaged Property (0.7%) includes one tenant that operates a dry-cleaning service.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses”.

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Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per SF/Unit(1)	U/W NCF DSCR(1)(2)	Cut-off Date LTV Ratio(1)(2)	Property Type
Bay Plaza Community Center	$83,000,000	9.9%	$492	1.54x	59.6%	Mixed Use
The Galt House	$83,000,000	9.9%	$63,359	2.88x	29.7%	Hospitality
Ignite Portfolio	$83,000,000	9.9%	$37,806	1.44x	64.5%	Manufactured Housing
Culver Collection	$54,000,000	6.4%	$390	1.78x	50.0%	Various
Bronx Terminal Market	$50,210,526	6.0%	$261	2.18x	43.2%	Retail
ExchangeRight 68	$45,714,022	5.5%	$81	1.96x	46.5%	Various
Kimpton Journeyman Hotel	$30,000,000	3.6%	$189,873	1.52x	53.6%	Hospitality
Renaissance West	$29,500,000	3.5%	$180	1.63x	61.3%	Retail
TCC Pool 1	$25,747,000	3.1%	$44,622	1.31x	63.5%	Manufactured Housing
International Plaza II	$25,000,000	3.0%	$202	1.77x	63.1%	Office
Whispering Palms MHC	$25,000,000	3.0%	$43,937	1.45x	48.0%	Manufactured Housing
Topanga & Victory	$23,950,000	2.9%	$145	1.97x	57.6%	Office
Lake Air Shopping Center	$21,600,000	2.6%	$102	1.57x	66.5%	Retail
175 Remsen Street	$20,000,000	2.4%	$230	1.58x	55.6%	Office
Baybrook Mall	$19,969,715	2.4%	$406	1.72x	55.9%	Retail
Top 3 Total/Weighted Average	$ 249,000,000	29.7%		1.95x	51.3%
Top 5 Total/Weighted Average	$ 353,210,526	42.2%		1.96x	49.9%
Top 15 Total/Weighted Average	$ 619,691,263	74.0%		1.83x	52.7%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per SF/Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan(s) in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan.
(2)	The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Culver Collection Mortgage Loan (6.4%) based on the combined senior notes and subordinate notes are 1.53x and 55.0%, respectively The U/W NCF DSCR and Cut-off Date LTV Ratio with respect to the Bronx Terminal Market Mortgage Loan (6.0%) based on the combined senior notes and subordinate notes are 1.07x and 68.5%, respectively.

For more information regarding the 15 largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.2% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Loans set forth in the table below entitled “Multi-Property Mortgage Loans” (26.6%) are secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to

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minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

Multi-Property Mortgage Loans(1)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Ignite Portfolio	$83,000,000	9.9%
Culver Collection	54,000,000	6.4
ExchangeRight 68	45,714,022	5.5
TCC Pool 1	25,747,000	3.1
BBR Apartment Portfolio	7,500,000	0.9
TCC Pool 2	6,960,000	0.8
Total	$222,921,022	26.6%

(1)	Total may not equal the sum of such amounts listed due to rounding.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels, buildings or units that may not be contiguous or may be owned by separate borrowers or a portfolio of Mortgaged Properties may be comprised of Mortgaged Properties owned by separate borrowers. For example:

●	With respect to the Ignite Portfolio Mortgage Loan (9.9%), the Fox Meadows Mortgaged Property (0.5%) is comprised of two non-contiguous properties within 0.2 miles of each other operating as one property.
●	With respect to The Galt House Mortgage Loan (9.9%), the related Mortgaged Property is comprised of two buildings each owned by a separate co-borrower.
●	With respect to the TCC Pool 1 Mortgage Loan (3.1%), the Middletown Mortgaged Property is comprised of five manufactured housing communities that are not contiguous, however, such five communities are being treated as a single Mortgaged Property.
●	With respect to The Park at Hibiscus Mortgage Loan (1.3%), the related Mortgaged Property is a 19-building, 75-unit garden-style multifamily complex located across six non-contiguous tax parcels, subject to common (on-site) management and with no permitted property releases.
●	With respect to the Florline Commons Mortgage Loan (1.0%), the related Mortgaged Property consists of three non-contiguous parcels, all on a surrounding ring road in close proximity, however, the parcels are treated as a single Mortgaged Property.
●	With respect to the Aero Treasure Coast Self Storage Mortgage Loan (0.5%), the related Mortgaged Property consists of two non-contiguous parcels, approximately 0.5 miles from each other, however, the parcels are treated as a single Mortgaged Property.

Four (4) groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans” (9.7%) are not cross-collateralized but have borrower sponsors related to

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each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

The following table shows each group of Mortgage Loans that are not cross-collateralized but have borrowers that are related to each other.

Related Borrower Loans(1)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group 1
TCC Pool 1	6	$25,747,000	3.1%
TCC Pool 2	5	6,960,000	0.8
Beaver Lake	1	2,630,000	0.3
Pioneer Crossing MHC	1	2,260,500	0.3
Total	13	$37,597,500	4.5%
Group 2
JB Center Apartments	1	$12,700,000	1.5%
River Apartments	1	10,700,000	1.3
Total	2	$23,400,000	2.8%
Group 3
Florline Commons	1	$8,350,000	1.0%
Graham Town Center	1	6,000,000	0.7
Total	2	$14,350,000	1.7%
Group 4
CityLine Self Storage West Amwell, NJ	1	$3,100,000	0.4%
CityLine Self Storage Salisbury, MD	1	2,830,000	0.3
Total	2	$5,930,000	0.7%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

Mortgage Loans with related borrowers are identified under “Affiliated Sponsor” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
New York	5	$162,210,526	19.4%
California	10	$104,600,000	12.5%
Texas	10	$101,476,871	12.1%
Kentucky	2	$86,925,080	10.4%
Pennsylvania	7	$49,426,864	5.9%
Florida	4	$45,370,000	5.4%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout twenty-one (21) other states with no more than 4.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	Twelve (12) Mortgaged Properties (14.6%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 16.0%.
●	Eight (8) Mortgaged Properties (9.3%) are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic Ocean south of Maryland, and are therefore more susceptible to hurricanes. See representation and warranty no. 18 and 26 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).
●	Mortgaged Properties located in California and Texas among others, are more susceptible to wildfires than properties in other parts of the country.

Mortgaged Properties with Limited Prior Operating History

Twenty (20) of the Mortgaged Properties (6.8%) (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, the related Mortgaged Property has either no prior operating history or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the 175 Remsen Street Mortgage Loan, JB Center Apartments Mortgage Loan, the River Apartments Mortgage Loan and the Colonial Manor MHC Mortgage Loan (collectively, 5.6%), the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Delaware Statutory Trusts

A borrower that is a Delaware statutory trust (“DST”) is restricted in its ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related Mortgaged Properties. In order to accommodate this structure (and address the DST restrictions), a DST borrower typically enters into a master lease with a master tenant (which entity is controlled by the borrower sponsor or an affiliate). The master tenant enters into leases with the tenants at the Mortgaged Property. In the case of a Mortgaged Property that is owned by a DST, there is also a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related Mortgaged Properties.

●	With respect to the ExchangeRight 68 Mortgage Loan (5.5%), the related borrower is a Delaware statutory trust. The related borrower, which permits up to 400 members, has master leased the property to a newly formed, single-purpose entity that is wholly owned by an entity that is, in turn, wholly-owned by the non-recourse carveout guarantors. The master lease has been collaterally assigned to the lender and has been subordinated to the related Mortgage Loan documents. The Mortgage Loan documents provide for an assignment of leases and rents from the related master tenant to the borrower, as landlord under the master lease, and a collateral assignment of such assignment of leases and rents from the borrower to the lender, but do not provide for a mortgage on the master lease. However, under applicable state law, including the laws of states where the Mortgaged Properties securing the ExchangeRight 68 Mortgage Loan are located, an assignment of leases and rents without a mortgage may not be enforceable. Accordingly, the lender would not have a perfected security interest in the leases and rents of the underlying tenants. The rents under the master lease are less than the rents payable by the underlying tenants. The Mortgage Loan was underwritten based on the rents payable by the underlying tenants. The foregoing structure may delay or impede enforcement of the Mortgage Loan, particularly in the event of the bankruptcy of the borrower or master tenant.

See “Risk Factors—Risks Relating to the Mortgage Loans— Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Risks Relating to Delaware Statutory Trusts”.

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Condominium and Other Shared Interests

The Piazza Mortgage Loan (2.2%) is secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to such Mortgage Loans (other than as described below), the borrower generally controls the appointment of a majority of the members and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit(s) without the borrower’s consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”. See also representation and warranty no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	79	$693,328,603	82.8%
Fee/Leasehold	1	83,000,000	9.9
Leasehold	3	61,507,753	7.3
Total	83	$837,836,355	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this prospectus.
(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. See Annex A-3 for more information on the Mortgaged Properties secured by ground leases relating to the largest 15 Mortgage Loans.

With respect to The Galt House Mortgage Loan (9.9%), the related Mortgaged Property consists of a fee interest in the 600-room east tower (the “East Tower”), which also contains an additional 74 furnished apartments that are rented on a short-term basis, a leasehold interest in the 636-room west tower (the “West Tower”), and various space lease-type interests with sponsor affiliates in meeting rooms, a bar and parking rights to 398 parking spaces that are part of the East Tower’s approximately 2000-space parking garage. While the related affiliates, together with applicable mortgagees, have entered into non-disturbance or recognition agreements, as applicable, for the benefit of lender, the related

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space lease-type agreements do not provide that space tenant has any right to condemnation awards or casualty proceeds customarily attributable to property ownership.

With respect to the Bronx Terminal Market Mortgage Loan (6.0%), the related Mortgage Loan is secured by the borrower’s leasehold interest in a ground lease with the City of New York, as ground lessor (the “Bronx Terminal Market Ground Lease”). The holder of the Mortgage Loan is required to be a person that is not a Prohibited Person (as defined below). In connection with a proposed assignment of the leasehold interest, the ground lessor’s consent is not required if the assignee is not a Prohibited Person, but thirty (30) days’ advance notice is required to enable the ground lessor to make that determination. If the proposed assignee is a Prohibited Person, the consent of the City of New York to the assignment is required. The Bronx Terminal Market Ground Lease further requires that a subtenant under any sublease must be a person that is not a Prohibited Person. Generally, a “Prohibited Person” includes (i) persons, including related control parties, that are in default of any agreements with the City of New York or the New York City Economic Development Corporation; (ii) persons, including related control parties, that have been convicted of a felony or crime of moral turpitude, or are involved in organized crime; (iii) foreign governments, or parties controlled by foreign governments, in violation of the Export Administration Act of 1979 or related regulations; (iv) foreign governments, or parties controlled by foreign governments, whose activities are regulated or controlled by the U.S. Treasury Department or executive orders of the President of the United States of America issued pursuant to the Trading with the Enemy Act of 1917, as amended; (v) persons having a received a notice of default for non-payment from New York City in an amount over $10,000 unless contested in court proceedings; and (vi) except in the case of a “Recognized Mortgagee” or its “Control Affiliate” or designee, any person that has owned at any time in the preceding three (3) years any property which has been the subject of an in rem tax foreclosure by the City of New York unless otherwise released pursuant to the City’s Administrative Code. A “Recognized Mortgagee” means the holder of a Recognized Mortgage, and a “Recognized Mortgage”, as more fully defined in the Bronx Terminal Market Ground Lease, means a mortgage which is held by any person or entity other than a Prohibited Person, which complies with specified provisions of the Bronx Terminal Market Ground Lease, and a photostatic copy of which has been delivered to the ground lessor, together with a certification that it is a true copy, and the name and post office address of the holder thereof, and which is recorded or delivered for recording in the Office of the City Register, Bronx County. A “Control Affiliate” of a mortgagee means any person or entity controlling, controlled by or under common control with it, provided that no person will be deemed to control another person or entity unless it owns more than 50% of such controlled person beneficially and of record.

In addition, under the Bronx Terminal Market Ground Lease, if the borrower or any principal of the borrower is indicted by a grand jury for having committed an intentional felony in connection with the Mortgaged Property or any other matter, the City of New York may require an assignment of the ground leasehold interest to an assignee reasonably satisfactory to the City, which may include a Recognized Mortgagee.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

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Environmental Considerations

An environmental report was prepared for each Mortgaged Property no more than fifteen (15) months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and/or testing.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to The Galt House Mortgage Loan (9.9%), the Phase I environmental site assessment obtained in connection with loan origination identified a controlled recognized environmental condition (“CREC”) related to areas under the East Tower portion of the mortgaged property that was part of an electrical substation for fill material and polychlorinated biphenyl-containing (“PCB”) transformers. The site was included in the Kentucky Superfund program, and regulatory closure was issued on February 25, 2013 with environmental restrictions, including prohibitions of groundwater use, capping and land use restrictions on the subject property for polycyclic aromatic hydrocarbons (“PAH’s”) remaining on-site following remediation activities. The Mortgage Loan documents require that the borrower comply with related closure letter requirements, environmental restrictions, and applicable engineering and institutional controls.
●	With respect to the Culver Collection Mortgage Loan (6.4%), the March 2024 Phase I environmental site assessment obtained in connection with loan origination identified a REC related to one of six constituent parcels where there was residual contamination from total petroleum hydrocarbons at shallow depth above applicable water quality standards. The parcel was a former textile dyeing site where contaminated soils were removed from the area of a former underground storage tank. The site has since been redeveloped for commercial uses. Due to current and reasonably anticipated uses, shallow contaminant depths and building coverage, the Phase I ESA indicates that no further action is recommended. Subsequent to the issuance of the Phase I ESA, the U.S. Environmental Protection Agency issued a final rule designating certain types of Per- and Polyfluoroalkyl Substances (“PFAS”) as hazardous substances under the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”). The final rules went into effect in July 2024. Three other constituent parcels have had historical uses that include textiles, aerospace commercial sheet metals and laminated resin board manufacturing, any of which could be sources of residual PFAS contamination. Were the Phase I ESA to be
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re-issued with the PFAS regulations in-scope, there is a possibility that such PFAS-related historical uses would be identified as RECs and that Phase II investigations would be under consideration. The Phase I environmental consultant provided an opinion of probable cost with a 90% statistical confidence interval that the total cost for potential remediation for PFAS-related contamination had an upper-end limit of $3,120,000. In lieu of obtaining an updated Phase I ESA or Phase II ESA, lender required borrower to provide a $15,000,000 Covered Location Pollution Liability-type environmental insurance policy covering the mortgaged property and other non-collateral, sponsor-owned property with a $15,000,000 sublimit per claim from Syndicate 3623 at Lloyd’s (Beazley) with a 10-year term (5 years past loan maturity) and having a $50,000 deductible per claim. Syndicate 3623 at Lloyd’s (Beazley) has an S&P rating of “AA-” and an A.M. Best rating of “A+”. Further, the Mortgage Loan documents provide that if claims made against the environmental insurance policy exceed one-half of the original policy limits, the borrower has a continuing obligation to replenish the environmental insurance to the original policy limits.

●	With respect to the Bronx Terminal Market Mortgage Loan (6.0%), the related ESA identified a CREC related to the prior on-site industrial uses at the related Mortgaged Property for which a New York State Brownfield Cleanup Program was entered into. In 2009, following remediation, a Certificate of Completion was issued, which imposed engineering and institutional controls on the related Mortgaged Property pursuant to a Site Management Plan, including the maintenance of existing engineering controls with a cover system using concrete, asphalt, and clean soil, and sub-slab depressurization systems and vapor barriers. Annual certifications are associated with the engineering controls and must be kept up to date and filed by the related borrower.
●	With respect to the Kimpton Journeyman Hotel Mortgage Loan (3.6%), the ESA identified a CREC in connection with a presence of an underground storage tank and certain contaminants identified during a subsurface investigation in 2013. With respect to the foregoing, a remediation was performed, a closure was issued by Wisconsin Department of Natural Resources, and development for the current hotel was approved in 2014. However, the related Mortgaged Property remains subject to continued implementations of use restrictions developed in 2021 in connection with the CREC.
●	With respect to the Kingsland Village Mortgage Loan (0.7%), the related Phase I ESA and a related Phase II ESA identified RECs associated with an existing on-site dry-cleaning operation that exclusively uses chlorinated solvent and with existing automotive repair tenants at the Mortgaged Property which are equipped with in-ground lifts, floor drains and trench drains where hazardous materials are routinely handled and generated. The Phase I ESA recommended a Phase II ESA to conduct a limited subsurface investigation. The Phase II ESA conducted in June 2024 found volatile organic compounds and vinyl chloride in a soil sample and chlorinated solvent in a soil gas sample at concentrations above the applicable limits. The investigation concluded that the release associated with the dry-cleaning operation adversely impacted the soil and soil gas beneath the Mortgaged Property at concentrations that would require further investigation. The ESA consultant provided an opinion that the probable cost of potential remediation ranges from $28,000 to $626,000. An environmental impairment liability insurance policy from Beazley (Lloyd’s of London Syndicates), with limits of $3,000,000 per incident and in the aggregate, and a deductible of $50,000, with a policy period through August 29, 2032 was bound at origination. The borrower is the first named insured, and the
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mortgage lender with its successors and assigns as their interests may appear are additional named insureds.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including, executing property required improvement plans. Below are descriptions of certain of such Mortgaged Properties related to (i) the 15 largest Mortgage Loans and (ii) Mortgage Loans with property improvement plan amounts exceeding 10% of the related Cut-off Date Balance of such Mortgage Loan:

●	With respect to The Piazza Mortgage Loan (2.2%), the related Mortgaged Property is in the process of converting 20,951 square feet of commercial space into 16 residential units, which are master leased to an affiliate of the borrower. Upon completion of such conversion, there will be 332 residential units. At origination, the borrower reserved $2,400,000 in connection with such conversion work.
●	With respect to the Hilton Washington DC Rockville Hotel Mortgage Loan (1.7%), the related Mortgaged Property is in the process of a change-of-ownership PIP renovation, which is required to be completed by March 13, 2026 (18 months from the effective date of the franchise agreement). The loan documents required an up-front PIP Reserve in the amount of $6,332,004, based on 100% of the estimated cost of the related PIP work. In addition, the loan documents provide that the SPE borrower and guarantor are personally liable on a last-dollar basis for $4,000,000 of the loan amount until the lender has received written confirmation from the franchisor that the scheduled PIP work has been completed. The appraised value of the Mortgage Loan is presented on as As-Completed basis, assuming that the PIP work has been completed by July 9, 2025. The As-Completed value is $50,100,000. The As-Is value is $40,400,000, which equates to a Cut-off Date LTV Ratio of 65.6% and a Maturity Date LTV Ratio of 61.8%.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value.

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We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than eight (8) months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation.

●	With respect to the Ignite Portfolio Mortgage Loan (9.9%), the borrowers related to the Rabbit River and Country Meadows Mortgaged Properties, along with affiliated entities, are being sued by a plaintiff alleging unpaid bills for water monitoring services. The borrowers maintain that the services provided were deficient, and are defending the lawsuit. At origination, the borrower deposited $86,009, representing the unpaid amounts alleged in the complaint, into a litigation reserve, which may be released to the borrower upon the settlement, dismissal or issuance of a judgment with respect to the foregoing litigation. In addition, with respect to the Ignite Portfolio Mortgage Loan, in 2011 a 15% owner of the borrowers was subject to a final judgement with the SEC in connection with a settlement agreement, pursuant to which he was enjoined from violating sections 5 and 6 of the Securities Act of 1933, required to pay $141,818 consisting of disgorgement of proceeds gained by the conduct alleged by the SEC and interest thereon, and required to pay a civil penalty of $65,000.
●	With respect to the Kimpton Journeyman Hotel Mortgage Loan (3.6%), Robert W. Kraft, the non-recourse carveout guarantor of the Mortgage Loan (the “Guarantor”), is liable for a judgment of approximately $6 million issued in favor of the landlord of a property unrelated to the Mortgaged Property (the “Landlord”) in connection with a default under a lease and related lease guaranty (together, the “Lease Documents”) that were assigned from the Guarantor to a third-party successor (the “Successor”). Such lease default occurred after the Guarantor had assigned the Lease Documents
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to the Successor, and the Landlord is currently pursuing a successor liability claim against the Successor. The Guarantor and the Landlord have entered into a Settlement, Assignment of Claims and Forbearance Agreement dated February 2021 (the “Forbearance Agreement”) pursuant to which any collection by the Landlord under the judgment against the Successor is required to be an offset against the judgment against the Guarantor. The successor liability matter the Landlord is pursuing is scheduled for summary judgment in September 2024. According to the Guarantor’s attorneys, such summary judgment is expected to be denied and such successor claim is expected to proceed to trial. Pursuant to the Forbearance Agreement, the Landlord may not pursue collection from the Guarantor until nine months after all proceedings, including appeals, have been terminated.

●	With respect to the Whispering Palms MHC Mortgage Loan (3.0%), there is a lien on the related Mortgaged Property from the Code Enforcement Board of Indian River County, Florida, in connection with water infiltration at such Mortgaged Property into the county sewer system (“Infiltration Violation”). A fine of $250 per day has been accruing at the related Mortgaged Property since November 2020. Due to the Infiltration Violation, the related Mortgage Loan agreement included: (i) an upfront reserve of $345,250 for outstanding accrued fines and a monthly deposit for the fines that would accrue during the next month; (ii) a covenant from the related Mortgagor to cure the Infiltration Violation and remove the lien within sixty (60) days following the origination date (with automatic extensions so long as no enforcement action has been taken, other than accruing fines if the Mortgagor is diligently pursuing such cure); (iii) a springing reserve for the cost to complete further remediation if required by the Code Enforcement Board of Indian River County, Florida to remediate the Infiltration Violation; and (iv) a non-recourse carveout for any losses associated with the existence of the Infiltration Violation.
●	With respect to the 9950 Woodloch Mortgage Loan (0.9%), the borrower’s sponsor (Howard Hughes Corporation) has indicated in its 10-K and 10-Q filings with the U.S. Securities and Exchange Commission that it has been named defendant in a lawsuit filed by more than 500 individuals or entities alleging that their properties, located in the Timarron Park neighborhood of The Woodlands development, were damaged by flood waters that resulted from the unprecedented rainfall that occurred throughout Harris County and surrounding areas during Hurricane Harvey in August 2017. The complaint was filed in State Court in Harris County of the State of Texas. In general, the plaintiffs allege negligence in the development of Timarron Park and violations of Texas’ Deceptive Trade Practices Act and named as defendants both The Howard Hughes Corporation and The Woodlands Land Development Company, L.P., and two unaffiliated parties involved in the planning and engineering of Timarron Park. The plaintiffs are seeking restitution for damages to their property and diminution of their property values. In August 2022, the Court granted the Company’s summary judgment motions and dismissed the plaintiffs’ claims. Following denial of plaintiffs’ motion for a new trial, plaintiffs have since filed a notice of appeal with the Texas Court of Appeals. The Court of Appeals has heard oral arguments, and the matter is awaiting its decision. The sponsor has indicated it will continue to vigorously defend the matter.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	Thirty-four (34) Mortgage Loans (86.3%) were originated in connection with the borrower’s refinancing of a previous mortgage loan.
●	Seven (7) Mortgage Loans (12.8%) were originated in connection with the borrower’s acquisition of the related Mortgaged Property.
●	One (1) Mortgage Loan (0.9%) was originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to the Bronx Terminal Market Mortgage Loan, the ExchangeRight 68 Mortgage Loan, the International Plaza II Mortgage Loan, the Lake Air Shopping Center Mortgage Loan, the 175 Remsen Street Mortgage Loan, the Baybrook Mall Mortgage Loan, the Sunlight Townhomes and Greeley Apartments Mortgage Loan, the Residence Inn Naperville Mortgage Loan, the Pine Island Marketplace Mortgage Loan, the Lakeside Budget Storage Mortgage Loan and the Kingsland Village Mortgage Loan (collectively, 27.9%), (a) within approximately the last 10 years, related borrowers, sponsors and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal or tenant bankruptcy.
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In particular, with respect to the 15 largest Mortgage Loans or groups of Mortgage Loans with related borrowers, we note the following:

●	With respect to the Bronx Terminal Market Mortgage Loan (6.0%), the prior loan matured May 6, 2024 and was unpaid as of that date. The borrower and servicer agreed to a forbearance agreement to permit sufficient time for closing conditions for the subject loan to be satisfied, including, but not limited to, the co-lenders’ obtaining an acceptable leasehold estoppel from the City of New York. In addition, one of the loan sponsors (The Related Companies, L.P.) has sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and/or deed-in-lieu of foreclosure.
●	With respect to the ExchangeRight 68 Mortgage Loan (5.5%), one of the three individual guarantors of such Mortgage Loans, Warren Thomas, was also one of three guarantors on a loan secured by a Houston apartment complex that was foreclosed by Fannie Mae in March 2013.
●	With respect to the International Plaza II Mortgage Loan (3.0%), the borrower sponsor has the following loans in special servicing, each at the request of the borrower sponsor: (a) an approximately $350 million mortgage loan, originated in 2019 with an original maturity in 2021 and secured by an office building in New York City, went into special servicing in 2023 because of payment default; (b) an approximately $188 million mortgage loan, originated in 2022 with an original maturity in 2024 and secured by an office building in Philadelphia, went into special servicing in 2023 because of imminent default; and (c) an approximately $223 million mortgage loan, originated in 2021 with an original maturity in 2023 and secured by an office building in Philadelphia, went into special servicing in 2023 because of imminent default.
●	With respect to the Lake Air Shopping Center Mortgage Loan (2.6%), the borrower sponsor was involved in three prior foreclosures of commercial mortgage loans.
●	With respect to the 175 Remsen Street Mortgage Loan (2.4%), the borrower sponsor is a minority equity holder of a pair of office properties securing mortgage loans (unrelated to the Mortgage Loan) that have defaulted and/or are in the process of being modified.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and the exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Seventeen (17) Mortgaged Properties (5.9%) are each leased entirely to a single tenant.
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●	Two (2) Mortgaged Properties (1.8%) are leased (or marketed to be leased) to multiple tenants; however, one such tenant occupies 50% or more of the NRA of such Mortgaged Property.

See “—Lease Expirations and Terminations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such Mortgaged Property may be materially below the “as-is” value of such Mortgaged Property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

With respect to certain Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

The Mortgaged Property identified in the table below is occupied by a single tenant under a lease which expires prior to, or within 12 months after, the related maturity date.

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Mortgaged Property	% of the Initial Pool Balance by Allocated Loan Amount	Owner Occupied	Lease Expiration Date	Maturity Date
Culver Collection – 3555 Hayden	0.5%	No	02/28/2030	09/06/2029

In addition, certain Mortgage Loans secured by a portfolio of properties may have one or more of those individual properties occupied by single tenants. See Annex A-1 to this prospectus.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each mixed use, office, industrial and retail Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease at any time.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have unilateral termination options or termination options related to lack of appropriations with respect to all or a portion of their space as set forth below:

●	With respect to the Bay Plaza Community Center Mortgage Loan (9.9%), effective between March 26, 2034 and March 26, 2035 upon 360 days’ notice, NYC – ACS, the fifth largest tenant at the Mortgaged Property (6.6% of the net rentable area), has a one-time right to terminate its lease upon payment of a termination fee in an amount equal to the unamortized portion of the sum of (i) brokerage commission that Landlord paid the NYC – ACS’s broker, (ii) the borrower’s contribution towards the buildout of NYC – ACS’s space, and (iii) $1,012,500.
●	With respect to the Culver Collection Mortgage Loan (6.4%), the largest tenant of the related portfolio of Mortgaged Properties, Scopely, Inc., which represents 28.9% of the net rentable area and 40.4% of the underwritten base rent at the portfolio of Mortgaged Properties, has the one-time right to terminate its leases with respect to 60,794 square feet at the 3505-3525 Hayden Mortgaged Property (representing 19.7% of net rentable area of the portfolio) effective February 2029 with 10 months’ notice and payment of a termination fee. In addition, the fifth largest tenant, Decoded Advertising, which represents 4.5% of portfolio net rentable area and 5.8% of portfolio underwritten base rent, has two one-time options to terminate its lease on April 30, 2025 and October 31, 2026 with a minimum of 9 months’ notice and payment of a termination fee.
●	With respect to the International Plaza II Mortgage Loan (3.0%), Forvis, LLP, the fourth largest tenant at the related Mortgaged Property (7.9% of the net rentable area), has a one-time right to terminate its lease in January 2032 with written notice by no later than January 2031 and the payment of a termination fee equal to the
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sum of three full calendar months of gross rent at the rate payable immediately following the termination effective date.

In addition, with respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

●	With respect to the 175 Remsen Street Mortgage Loan (2.4%), the borrower sponsor informed the lender on September 18, 2024, that Perelandra Natural Foods Center, which has occupied the retail space since 1989 and whose lease was not scheduled to expire until August 2038 with no unilateral termination option, is closing its business shortly in violation of its lease and vacating its premises (the “Retail Space”). In connection with the Retail Space, Treeline Remsen Associates, an affiliate of the borrower sponsor and 90% indirect equity owner of one of the borrowers (175 Remsen Owner TIC 5 LLC), has executed a master lease for a term of seven years expected to commence after the borrower sponsor takes possession of the Retail Space, with a fixed annual rent of $500,000 ($74.07 PSF).

For more information related to tenant termination options held by the 5 largest tenants (by net rentable area leased) at a Mortgaged Property or portfolio of Mortgaged Properties see the charts entitled “Tenant Summary” and “Lease Expiration Schedules” for the 15 largest Mortgage Loans presented on Annex A-3 to this prospectus.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Underwritten Economic Occupancy may not be in physical occupancy, may not have begun paying rent, may be in negotiation or may have sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.

For example, with respect to (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans and (iii) tenants that, alone or together with affiliated tenants, occupy 50% or more of the net rentable area of, or represent 50% or more of the underwritten revenues of, the related Mortgaged Properties, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Culver Collection Mortgage Loan (6.4%), the second largest tenant of the portfolio of Mortgaged Properties, Apple, which represents 8.1% of portfolio net rentable area and 11.0% of portfolio underwritten base rent, is building out its space, and is not yet in occupancy. The tenant is expected to take occupancy in or around the end of 2024. The rent for Apple was underwritten on a straight-line rent averaging basis. In addition, the third largest tenant, ChowNow, representing 6.2% of the portfolio net rentable area and 8.8% of the portfolio underwritten base rent, is marketing approximately 6,030 square feet of its 19,167 square feet for sublease.
●	With respect to the Bronx Terminal Market Mortgage Loan (6.0%), the rent for (1) the largest tenant, Target; (2) the third largest tenant, Home Depot; and (3) the two additional non-top 5 tenants, Best Buy and City University of New York, was underwritten on a straight-line rent averaging basis.
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●	With respect to the ExchangeRight 68 Mortgage Loan (5.5%), the rents for the FedEx – Humboldt, TN Mortgaged Property were underwritten on a straight-line-averaged basis.
●	With respect to the Renaissance West Mortgage Loan (3.5%), the fifth largest tenant, Zenith K9, is not fully occupying/fully paying rent in their premises. Tenant occupancy is expected on March 29, 2025 and rent commences on earlier of opening for business or April 10, 2025. A gap rent and tenant improvement/leasing commission reserve was required at closing for related amounts.
●	With respect to the International Plaza II Mortgage Loan (3.0%), Forvis, LLP, the fourth largest tenant at the related Mortgaged Property (7.9% of net rentable area), benefits from four months of free rent upon its lease commencement in October 2024. In connection with the foregoing and other free rent and abatements, the borrower was required at loan origination to reserve $1,714,536.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

For more information related to tenants not yet in occupancy or in a free rent period at a Mortgaged Property or portfolio of Mortgaged Properties, see Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as ExchangeRight 68, Renaissance West, Lake Air Shopping Center and Residence Inn Naperville (collectively, 13.1%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal (“ROFR”) or right of first offer (“ROFO”) to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related Mortgaged Property, a tenant at a neighboring property, a hotel franchisor, a licensee, a homeowner’s association, another unit owner or the board of managers of the related condominium, a neighboring property owner, a master tenant, a lender or another third party. See “Yield and Maturity Considerations” in this prospectus. See representation and warranty no. 8 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In particular, with respect to the 15 largest Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the ExchangeRight 68 Mortgage Loan (5.5%), the related single tenant at each of the following properties has a ROFR to purchase the individual mortgaged property if the borrower receives offer as to such mortgaged property that it is otherwise willing to accept: (i) Tractor Supply – Bedminster, PA; (ii) Tractor Supply – Canton, GA; (iii) Tractor Supply – Winnie, TX; (iv) Tractor Supply – Wichita Falls, TX; (vi) Tractor Supply – Edinboro, PA; (vi) Dollar Tree – Bettendorf, IA; (vii) Dollar Tree – Asheboro, NC; (viii) O’Reilly Auto Parts – Hendersonville, NC; and (ix) O’Reilly Auto Parts – Marion, NC, having an aggregate allocated loan amount equal to $18,607,965, or 40.7% of the original principal balance.
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●	With respect to the Renaissance West Mortgage Loan (3.5%), the largest tenant, Smith’s, has a ROFR to purchase the mortgaged property if the borrower receives an offer including the tenant’s leased premises that the borrower is otherwise willing to accept. The related lease provides that the ROFR does not apply to (i) a foreclosure or other transfer event to landlord’s lender, (ii) a transfer to a third party via a foreclosure sale, or (iii) a transfer to a third party via a cooperative sale to such third party resulting from a workout with the lender due to a loan default.
●	With respect to the Lake Air Shopping Center Mortgage Loan (2.6%), the largest tenant, the City of Waco Hoover Library, which leases 15.3% of the net rentable area of the Mortgaged Property and operates a public library at the leased premises, has the option to purchase its leased premises for $1,000 on or after August 15, 2033. In connection with such a purchase, the borrower is required to provide documentation creating a condominium regime over the leased premises. The tenant has prepaid its rent through August 15, 2033, and its rent thereafter is $1.00 per year. In addition, the tenant doing business as Bahama Bucks, has a right of first refusal to purchase its leased premises; subject to borrower receiving a bona fide offer evidenced by a purchase agreement. The foregoing purchase option and right of first refusal are not extinguished by a foreclosure or deed in lieu thereof.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to The Piazza Mortgage Loan (2.2%), in connection with the conversion of a former commercial space at the Mortgaged Property into 16 residential units, the borrower and an affiliate of the borrower have entered into a master lease for all 16 of such residential units. Upon completion of such conversion, there will be 332 total residential units at the Mortgaged Property. In addition, the borrower and an affiliate of the borrower, Place Hospitality LLC, entered into two separate leases at the Mortgaged Property, representing approximately 28.0% of the NRA for the commercial portion of the Mortgaged Property and 2.4% of the total NRA at the Mortgaged Property (multifamily and commercial). One of the borrower-affiliated leases is for 2,395 square feet of space that is ultimately intended to be assigned to an unaffiliated tenant, SweatHouz, on the same terms and conditions of the Place Hospitality LLC lease that is currently in-place. The tenants’ obligations under the borrower-affiliated leases are guaranteed by the non-recourse carveout guarantors pursuant to the related guaranty agreement and are personally guaranteed by the borrowers. The guaranteed obligations with respect to the SweatHouz space will terminate upon the earlier to occur of (i) an assignment of Place Hospitality LLC’s interest in its lease to a tenant that is not an affiliate of the borrowers in accordance with the Mortgage Loan documents, (ii) the occurrence of each of the following: (A) the commencement of such non-affiliated tenant’s lease term, (B) the tendering of possession of the leased space to the applicable non-affiliated tenant and (C) the
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commencement of such non-affiliated tenant paying full unabated rent under such lease (except for market-standard rent abatements or free rent periods, in which case, the borrowers will be required to deposit into a free rent reserve an amount equal to such rent abatement or free rent), in each case, in accordance with The Piazza Whole Loan documents and (iii) the date that is 63 months after origination. We cannot assure you that such lease will be assigned by such unaffiliated tenant or assigned at all.

●	With respect to the Storage Quarters Garden City Mortgage Loan (0.7%), an affiliated tenant, Storage Quarters Records Management, Inc. (representing approximately 38.1% of the Effective Gross Income at the Mortgaged Property), a medical records storage business, is an affiliate of the borrower. The non-recourse carveout guarantor with respect to the Mortgage Loan has also provided a personal guaranty of the affiliated lease.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Competition from Certain Nearby Properties

Certain of the Mortgaged Properties may be subject to competition from nearby properties that are owned by affiliates of the related borrowers, or such borrowers themselves. In particular, with respect to Mortgaged Properties where the related borrower sponsor owns one or more properties that are directly competitive with the related Mortgaged Property, we note the following:

●	With respect to the 175 Remsen Street Mortgage Loan (2.4%), the related borrower sponsor owns one or more properties near the Mortgaged Property that may compete with the Mortgaged Property.
●	With respect to the Baybrook Mall Mortgage Loan (2.4%), the Mortgaged Property is part of a larger shopping center, which includes a non-collateral adjacent lifestyle and power center owned by the borrower sponsor, which may be competitive with the Mortgaged Property.
●	With respect to The Piazza Mortgage Loan (2.2%), the related borrower sponsor owns property adjacent to the Mortgaged Property that may compete with the Mortgaged Property.
●	With respect to the 9950 Woodloch Mortgage Loan (0.9%), the sponsor, The Woodlands Land Development Company, L.P., was responsible for overall development of the submarket, and owns other office properties within the submarket.

See “Risk Factors—Risks Related to Conflicts of Interest—Other Potential Conflicts of Interest May Affect Your Investment”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if

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applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California and Tennessee) do not require earthquake insurance. Twelve (12) of the Mortgaged Properties (14.6%) are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 16.0%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement.

Under certain circumstances generally relating to a material casualty, a sole tenant entitled to self-insure may have the right to terminate its lease at the related Mortgaged Property under the terms of that lease. If the tenant fails to provide acceptable insurance coverage or, if applicable, self-insurance, the borrower generally must obtain or provide supplemental coverage to meet the requirements under the Mortgage Loan documents. See representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In situations involving leased fee properties, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures, the borrower will typically have no right to available casualty proceeds. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee. Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions to representation and warranty nos. 18 and 31 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

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See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, the related property may not be able to be restored or repaired to the full extent necessary to maintain the pre-casualty/pre-destruction use of the subject structure/property, and such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions to representation and warranty nos. 8 and 26 on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

●	With respect to the BBR Apartment Portfolio Mortgage Loan (0.9%), the related Mortgaged Properties are comprised of three multifamily projects developed as affordable housing in 1998 pursuant to the Low-Income Housing Tax Credit Program. All of the total 120 units are subject to various affordable housing restrictions administered by the South Carolina State Housing Finance and Development Authority (the “SC Housing Authority”), including so-called Agreements as to Restrictive Covenants expiring March 19, 2029 that require 100% of the units to be leased to tenants whose income is 60% or less of the area-median income. In connection with loan origination, the SC Housing Authority provided an estoppel confirming the borrower’s compliance with the related affordable housing restrictions, and providing that in the event of a foreclosure or deed-in-lieu thereof, the restrictions would terminate at the lender’s request. (However, such termination would, among other things, terminate the properties’ current 100% property tax exemption). The Mortgage Loan documents provide that the borrower and guarantors have springing recourse liability for amendments or modifications to the affordable housing restrictions without the lender’s approval.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. Such modifications may be subject to review and approval of the applicable authority, and any such approval process, even if successful, could delay any redevelopment or alteration of the related Mortgaged Property. For example:

●	With respect to the 175 Remsen Street Mortgage Loan (2.4%), the related Mortgaged Property is designated within the Borough Hall Skyscraper Historic District as provided under New York City Charter. While there do not exist specific restrictions, any alterations to a structure designated within the Borough Hall
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Skyscraper Historic District are subject to the review and approval of the New York City Landmark Preservation Commission.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “LTV Ratio” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-“as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as-portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Culver Collection Mortgage Loan (6.4%), the Mortgage Loan documents provide that the SPE borrower and guarantor have personal liability for losses only (not full springing recourse liability) for (A) any transfer of the property or interest therein as a result of leases, easements, restrictive covenants, licenses or occupancy agreements in violation of loan document terms and conditions; and (B) any transfer of a non-controlling, direct or indirect ownership interest in the borrower pursuant to which the transferee or affiliates obtains or increases its non-controlling interest to less than 10% (or, following securitization of the last component notes, 20%) unless such transfer is a permitted transfer under the Mortgage Loan documents.
●	With respect to the Lake Air Shopping Center Mortgage Loan (2.6%), the are three non-recourse carveout guarantors; Property Commerce Dividend Fund, LP and two individuals. Pursuant to the terms of the Lake Air Shopping Center Mortgage Loan documents, the lender is only permitted to collect from the two individual guarantors on any judgements in connection with the recourse obligations if Property Commerce Dividend Fund, LP fails to satisfy its obligations as a guarantor.

A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the

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Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

With respect to certain of the Mortgage Loans, the lender is required to make claims under an environmental insurance policy prior to making claims under the environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to Bay Plaza Community Center Mortgage Loan (9.9%), one of the two lots comprising the related Mortgaged Property, identified as Lot 802, benefits from the Industrial and Commercial Abatement Program (“ICAP”), which is effective through the tax year 2039/2040, and the other lot, identified as Lot 810, benefits from Industrial and Commercial Incentive Program (“ICIP”), which is effective through the tax year 2029/2030. The exemption amount for Lot 802 is 100% through the tax year 2025/2026 and the reduces thereafter each year until expiration of ICAP. The exemption amount for Lot 810 is approximately 56% in the tax year 2024/2025 and reduces thereafter each year until expiration of ICIP. The Mortgage Loan matures in 2029. Property taxes were underwritten based on the abated taxes.
●	With respect to the Bronx Terminal Market Mortgage Loan (6.0%), the related Mortgaged Property is subject to a PILOT Agreement with the City of New York that expires in the 2032/2033 tax year. The exemption amount is 100% in tax year 2023/2024, and reduces 10% per year through expiration (the loan matures in 2029). In tax year 2023/2024, unabated taxes were $13,436,971. In the tax year when the PILOT exemption burns off, unabated taxes are scheduled at $14,217,766. Property taxes were underwritten based on the borrower’s budgeted amount. When the PILOT expires, the ground lessee pays property taxes. If the Mortgaged Property is tax-exempt due to City ownership at that time, it pays taxes that would be assessed if the Mortgaged Property were not exempt.
●	With respect to the BBR Apartment Portfolio Mortgage Loan (0.9%), the Mortgaged Property is comprised of three multifamily projects developed as affordable housing in 1998 pursuant to the Low-Income Housing Tax Credit Program. All of the total 120
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units are subject to various affordable housing restrictions administered by the South Carolina State Housing Finance and Development Authority (the “SC Housing Authority”), including so-called Agreements as to Restrictive Covenants expiring March 19, 2029, that require 100% of the units to be leased to tenants whose income is 60% or less of the area-median income. In connection with loan origination, the SC Housing Authority provided an estoppel confirming the borrower’s compliance with the related affordable housing restrictions, and providing that in the event of a foreclosure or deed-in-lieu thereof, the restrictions would terminate at the lender’s request. (However, such termination would, among other things, terminate the properties’ current 100% property tax exemption). Current state law (Sec. 12-37-220(B)(11)(e) of SC Code of Laws) provides that projects owned by non-profit housing corporations and complying with federal affordable housing restriction under Internal Revenue Procedure 96-32 receive a 100% property tax exemption. Bills have been introduced in the past session of the South Carolina legislature attempting to limit such exemptions. The loan underwriting assumes a life-of-loan exemption from property taxes. The appraisal provided a valuation assuming the mortgaged property is rent-restricted without any property tax exemption, which results in an LTV of 74.3%. Utilizing the appraiser’s tax expense of $161,075, the resulting DSCR NCF (IO) is 1.06x. The Mortgage Loan documents provide that the borrower and guarantors have springing recourse liability if any individual property fails to qualify for any reason for the full tax exemption, or if taxes are assessed against any individual property, during the loan term.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a payment due date is not received from the related borrower by the immediately following payment due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Thirty-eight (38) Mortgage Loans (85.1%) provide for interest-only payments for the entire term to stated maturity, with no scheduled amortization prior to that date.

Four (4) Mortgage Loans (14.9%) require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity.

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Amortization Type(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Interest Only	38	$712,757,048	85.1%
Amortizing Balloon	4	125,079,307	14.9
Total	42	$837,836,355	100.0%

(1)	The information in this table and on Annex A-1 regarding amortization is based on the express terms of the Mortgage Loans.

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 to this prospectus and the footnotes thereto.

Payment Due Dates; Interest Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have payment due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Payment Due Date”) that occur as described in the following table:

Overview of Payment Due Dates

Payment Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
1	31	$496,502,215	59.3%
5	1	18,550,000	2.2
6	2	104,210,526	12.4
11	8	218,573,614	26.1
Total	42	$837,836,355	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period Default (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	16	$519,303,855	62.0%
4	14	117,480,000	14.0
5	12	201,052,500	24.0
Total	42	$837,836,355	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

The Mortgaged Properties are secured by first liens on, or security interests in a fee simple or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

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All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

Single Purpose Entity Covenants

●	With respect to the Baybrook Mall Mortgage Loan (2.4%), the non-recourse carveout guarantor executed a guaranty of limited payment, pursuant to which it guaranteed payment of the Baybrook Mall Whole Loan in an amount equal to approximately $1,984,194 (the “Upfront Rollover Amount”) in lieu of providing a reserve for tenant improvements, landlord work and leasing commissions in such amount. The guaranteed amount will be reduced on a dollar-for-dollar basis by an amount equal to the aggregate amount of expenditures actually made by the borrower or its affiliates for the outstanding amounts related to the Upfront Rollover Amount or for certain other costs permitted pursuant to the Baybrook Mall Whole Loan documents.

See “—Additional Indebtedness” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws” in this prospectus.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 4 to 7 months) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Property Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or, if the affected Mortgaged Property is part of a portfolio, a property-specific release price (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
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●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans.

In addition, certain of the Mortgage Loans may permit the related borrower to pay down a Mortgage Loan in the event that the related loan fails to satisfy a minimum debt service requirement.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	Twenty-two (22) Mortgage Loans (45.1%) each prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permits the related borrower (after an initial period of at least two years following the date of initial issuance of the Offered Certificates) for a specified period to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable or outstanding, as applicable, on those dates under the terms of the subject Mortgage Loan and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.
●	Eighteen (18) Mortgage Loans (42.5%) each prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (6.4%) permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.
●	One (1) Mortgage Loan (6.0%) prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or Prepayment Premium for a specified period of time, thereafter permits the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance
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Charge or Prepayment Premium or to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Payment Due Date through and including the maturity date (or, in some cases, such earlier Payment Due Date on which the Mortgage Loan becomes freely prepayable), and thereafter such Mortgage Loan is freely prepayable.

Prepayment restrictions for each Mortgage Loan reflect the entire life of the Mortgage Loan. Some Mortgage Loans may be sufficiently seasoned that their Lock-out Periods have expired. See Annex A-1, including the footnotes thereto, for individual prepayment restrictions and seasoning applicable to each Mortgage Loan.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
4	6	14.9%
5	3	4.6
6	4	12.3
7	29	68.1
Total	42	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company), transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents, and transfers among existing owners. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related

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borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;
●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders or VRR Interest Owners); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

Defeasance

The terms of 24 Mortgage Loans (collectively, 57.5%) (the “Defeasance Loans”) permit the applicable borrower at any time (generally, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee generally with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled payment due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such payment due dates under the Mortgage Loan (or Whole

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Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or the first day of an open period, the balloon payment, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance in connection with a partial release or substitution, see “—Releases; Partial Releases; Property Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Property Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or the release of improved or otherwise material portions of the Mortgaged Property without additional monetary consideration, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans may permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Ignite Portfolio Mortgage Loan (9.9%), at any time after the date that is two years after the Closing Date, the borrowers have the right to obtain the release of any one or more Eligible Individual Properties (as defined below), upon (i) prepayment of a release price equal to the greater of (x) 110% of the allocated loan amount of the Mortgaged Property being released and (y) 75% of the net sales proceeds of such Mortgaged Property, together with, if prior to the open prepayment period, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, and (ii) satisfaction of certain conditions, including but not limited to (a) the debt service coverage ratio and debt yield of the related Mortgaged Properties after the release must be at least equal to the greater of the debt service coverage ratio and debt yield as of the origination date, and the debt service coverage ratio and debt yield immediately preceding the release, (b) the loan-to-value ratio of the Mortgaged Properties after the release must be no greater than the lesser of the loan-to-value ratio as of the origination date and the loan-to-value ratio immediately preceding the release, and (c) satisfaction of REMIC related conditions. “Eligible Individual Property” means each of the Candlewood Mortgaged Property, the Auburn Crossing Mortgaged Property, the Harborton Estates Mortgaged Property, the Fox Meadows Mortgaged Property, the Westview Estates Mortgaged
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Property, the Michigan Mortgaged Properties collectively (comprised of the Rabbit River and Country Meadows Mortgaged Properties) and the Iowa Mortgaged Properties collectively (comprised of the Fawn Brook, Fawn Creek, Lake View and South Town Mortgaged Properties).

●	With respect to the Culver Collection Mortgage Loan (6.4%), following the defeasance lockout period, the mortgage loan provides for the release of a parking lot parcel (the 8511 Warner Drive Mortgaged Property) (the release parcel) in the lender’s sole discretion. Accordingly, such release may be made on terms that are less stringent than required by the subject representation, including a release without additional monetary consideration, provided that REMIC-related conditions must be satisfied. The appraisal concluded to an as-is value of the mortgaged property of $240,200,000. The release parcel was assigned a value of $16,200,000 (6.7% of the as-is value).
●	With respect to the ExchangeRight 68 Mortgage Loan (5.5%), the Mortgage Loan documents provide for the release of any individual property in connection with the sale of such property to a non-affiliated, bona fide third party following the defeasance lockout date, subject to certain conditions, including: (i) no default shall have occurred and be continuing; (ii) partial defeasance of the loan in an amount equal to the greater of (A) 90% of the net sales proceeds of the release property or (B) 115% of the allocated loan amount for the release property; (iii) the post-release debt service coverage ratio shall be equal to the greater of (A) 1.89x or (B) the pre-release debt service coverage ratio for all properties; (iv) the post-release debt yield shall be equal to the greater of (A) 11.8% or (B) the pre-release debt yield for all properties; (vi) a rating agency confirmation, and (vii) an opinion of counsel that the partial release satisfies related REMIC requirements.
●	With respect to each of the TCC Pool 1 Mortgage Loan (3.0%) and the TCC Pool 2 Mortgage Loan (0.8%), the related borrowers may at any time obtain the release of an individual Mortgaged Property or Mortgaged Properties securing the applicable Mortgage Loan, provided that, among other conditions, in each case (i) the borrowers defease the related Mortgage Loan in an amount equal to 115% of the allocated loan amount of the Mortgaged Property being released, (ii) the debt service coverage ratio and debt yield of all of the related Mortgaged Properties after giving effect to such release is at least the greater of (x) the debt service coverage ratio and debt yield of all of the related Mortgaged Properties on the origination date and (y) the debt service coverage ratio and debt yield of all of the related Mortgaged Properties immediately prior to such sale, (iii) the loan-to-value ratio of the related Mortgaged Properties after giving effect to such release is the lesser of (x) the loan-to-value ratio of all of the related Mortgaged Properties on the origination date and (y) the loan-to-value ratio of all of the related Mortgaged Properties immediately prior to such sale, and (iv) certain REMIC related conditions are satisfied.
●	With respect to the Baybrook Mall Mortgage Loan (2.4%), the borrower may obtain the release of (A) one or more parcels (including “air rights” parcels but excluding the parcels leased to JCPenney or owned by Macy’s, Dillard’s or Living Spaces, as of the origination date (each, an “Anchor Parcel”)) or outlots, or (B) one or more Acquired Parcels or Expansion Parcels (each as defined below), including, if applicable, any Anchor Parcel that is an Expansion Parcel (each, a “Release Parcel”), upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the Release Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or non-income producing and improved only by landscaping, utility facilities that are not required for the use of the
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remaining Baybrook Mall Property (the “Remaining Property”) or are either readily re-locatable or will continue to service the Remaining Property, or non-income producing surface parking areas, (iii) the borrower delivers evidence that the parcel subject to release is not necessary for the operation or use of the Remaining Property and may be readily separated from the Remaining Property without a material diminution in value, (iv) the parcel subject to release has been legally subdivided from the Remaining Property and after giving effect to such transfer, the release parcel and the Remaining Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (v) the parcel subject to the release is not necessary for the Remaining Property to comply with zoning or legal requirements, (vi) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of an Expansion Parcel or if the rating agency has waived review or has neither granted nor declined in writing to grant such confirmation within 30 days of a request for such confirmation), and (vii) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the Baybrook Mall Whole Loan to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the Release Parcel.

The borrower under the Baybrook Mall Mortgage Loan is also permitted to obtain the release of collateral parcels (each, an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest at or adjacent to the shopping center of which the Exchange Parcel is a part (each, an “Acquired Parcel”) as collateral for the Baybrook Mall Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) there is no event of default, (ii) the Exchange Parcel (unless it is an Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are not required for the use of the Remaining Property or are readily re-locatable or will continue to serve the Remaining Property (and the borrower is able to make certain zoning representations as to the Acquired Parcel to the same extent as made with respect to the Exchange Parcel), (iii) the Acquired Parcel is reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which appraised the Baybrook Mall Property or an appraiser of comparable experience selected by the borrower, (iv) with respect to the Acquired Parcel, the borrower has delivered, among other things (a) unless the Acquired Parcel is already covered by the environmental report delivered at origination, an addendum or supplement to such environmental report or new environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Acquired Parcel, and title insurance, (c) if the Acquired Parcel is improved, subject to certain exceptions (including if the borrower certifies that it intends to demolish the improvements within a year), a property condition report indicating that the Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $11,750,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the related Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the remaining property (after giving effect

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to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Baybrook Mall Whole Loan in order to meet such condition (without payment of a yield maintenance premium), unless the lender receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution, and (f) the lender has received a rating agency confirmation from the applicable rating agencies (unless the rating agencies waive review).

In addition, the borrower under the Baybrook Mall Mortgage Loan has the right, at its own expense, to acquire one or more parcels of land, together with any improvements thereon located, that constitutes an integral part of, or adjoins or is proximately located near, the shopping center of which the Baybrook Mall Property is a part, which land was not owned by the borrower on the origination date (such acquired land, an “Expansion Parcel”), to become additional collateral for the Baybrook Mall Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Expansion Parcel, and (iii) the borrower delivers, among other things, (a) unless the Expansion Parcel is already covered by the environmental report delivered at origination, an addendum or supplement to such environmental report or new environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Expansion Parcel, and title insurance, (c) if the Expansion Parcel is improved, subject to certain exceptions (including if the borrower certifies that it intends to demolish the improvements within a year), a property condition report indicating that the Expansion Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed $11,750,000, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the Mortgage Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

●	With respect to the BBR Apartment Portfolio Mortgage Loan (0.9%), following the defeasance lockout date, the Mortgage Loan documents provide for the one-time release of any one of the three constituent properties in connection with the sale of any such property to a bona fide third party, subject to certain conditions, including: (i) no default shall have occurred and be continuing; (ii) partial defeasance of the loan in an amount equal to the greatest of (A) 75% of the net proceeds from such sale; (B) 125% of the allocated loan amount for the release property; (C) an amount that would result in the debt service coverage of the remaining properties being not less than the greater of 1.30x or the pre-release debt service coverage ratio; (D) an amount that would result in the debt yield for the remaining properties being not less than the greater of 9.75% or the pre-release debt yield; (E) an amount that would result in the loan-to-value ratio for the remaining properties being not greater than the lesser of 60.0% or the pre-release loan-to-value ratio; (iii) an opinion of counsel that the partial defeasance release satisfies related REMIC requirements; and (iv) a rating agency confirmation.

Furthermore, some of the Mortgage Loans permit the release of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or

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operation of the property or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Thirty-six (36) Mortgage Loans (76.4%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Thirty-five (35) Mortgage Loans (73.9%) provide for monthly or upfront escrows to cover ongoing replacements and capital repairs.

Fifteen (15) Mortgage Loans that are secured in whole or in part by office, retail, industrial and mixed use properties (93.6%), provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for mixed use, office, retail, industrial and other properties only.

Nineteen (19) Mortgage Loans (29.4%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

With respect to the Bronx Terminal Market Mortgage Loan (6.0%), which is a part of the Bronx Terminal Market Whole Loan evidenced by pari passu senior notes aggregating $240,000,000 and subordinate notes in the amount of $140,000,000, the related Mortgage Loan documents require an up-front $9,000,000 DMV Space Funds reserve, which is to be disbursed to the borrower if the DMV lease is fully executed within 180 days of loan closing (or, if a cash sweep event has occurred, the lender is to disburse funds to pay for DMV leasing expenses). If the DMV lease is not executed within 180 days, the lender is required to disburse funds for leasing expenses related to one or more qualifying substitute leases. When the applicable leasing expenses have been paid in full, remaining funds are to be disbursed to the borrower so long as no cash sweep period has occurred and is continuing. If the DMV lease is not fully executed by the earlier of (A) 180 days of loan closing or (B) the date it is determined that the DMV lease will not be executed (the “DMV Negotiation End Date”), upon five days’ notice, the borrower can use the DMV Space Funds to prepay the subordinate notes without payment of yield maintenance provided that the prepayment is made within 30 days of the DMV Negotiation End Date. While amounts remaining in the DMV Space Funds reserve at the time of an event of default could be applied to the senior notes, we cannot assure you that any available funds would not be earlier applied to leasing expenses or prepayment of subordinate debt obligations in a non-default scenario or, subject to the servicing standard, retained for leasing expenses and not applied to the senior debt in a default scenario.

In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. Certain Mortgage Loans

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also permit the borrower to post a letter of credit or guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Springing	25	$380,662,500	45.4%
Hard/Springing Cash Management	11	348,923,855	41.6
Soft/Springing Cash Management	5	89,700,000	10.7
Soft/In Place Cash Management	1	18,550,000	2.2
Total	42	$837,836,355	100.0%

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.
●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and
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applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.
●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.
●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain

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hospitality Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans. See also “Risk Factors—Risks Relating to the Mortgage Loans—Cash Management Operations Entail Certain Risks that Could Adversely Affect Distributions on Your Certificates.”

Exceptions to Underwriting Guidelines

Except as described below, none of the Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers— Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; “—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; and “—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Standards and Processes”.

●	With respect to the Culver Collection Mortgage Loan (6.4%) secured by the Mortgaged Properties identified on Annex A-1 to this prospectus as Culver Collection Mortgaged Properties, (i) the largest tenant, Scopely, Inc. (“Scopely”), is not utilizing 28,199 SF of space in the Hayden & National Mortgaged Property, and the space was underwritten as in-place and (ii) real estate taxes are underwritten to the borrower’s budget, and due to California Proposition 13, the sale or transfer of the mortgaged property in may result in an increase to the Mortgaged Property’s assessed value and property taxes, each of which represents an exception to Wells Fargo Bank, National Association’s underwriting guidelines. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding these exceptions is supported by the following: (i) the loan metrics for the Culver Collection Senior Loan are 50.0% loan to value ratio, 1.78x net cash flow debt service coverage ratio, and 12.2% net operating income debt yield; (ii) Scopely is fully utilizing its headquarters location at the 3505-3525 Hayden Mortgaged Property totaling 60,794 SF, is paying full contractual rent on all of its space and the leases at Conjunctive Points and Hayden & National are cross-defaulted and expire in August 2032; (iii) if the 28,199 SF of space that Scopely is not using is underwritten as vacant, the net cash flow debt service coverage ratio is 1.58x and net operating income debt yield would be 10.8%; and (iv) the Culver Collection Mortgaged Properties are is leased to 15 individual tenants, with a weighted average remaining lease term of 5.3 years. In addition, certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

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Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of

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ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is not aware of any existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the Depositor, except as set forth in the table below.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Loan Cut-off Date Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Under-written NCF DSCR	Cut-off Date Total Debt Under-written NCF DSCR(1)
The Piazza	$18,550,000	2.2%	$18,500,000	$ 90,000,000	NAP	6.5056%(2)	65.0%	76.1%	1.35x	1.05x(2)

(1)       Calculated including the mezzanine debt. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

(2)       Calculated including the base interest rate of the mezzanine debt of 10.0% per annum (the “Base Pay Rate”), but exclusive of the 2.5000% per annum deferred interest rate (the “Deferred Pay Rate”). To the extent amounts remain on deposit in the cash management account after payment of monthly interest based on the Base Pay Rate and the required waterfall in accordance with the related cash management agreement, the mezzanine borrower is required to make deferred interest payments based on the Deferred Pay Rate (x) first, for the current interest accrual period and (y) second, accrued and capitalized into the outstanding principal amount during prior interest accrual periods. To the extent insufficient amounts remain on deposit in the cash management account, deferred interest payments based on the Deferred Pay Rate are required to be added to the principal of the mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mortgage Loan Cut-off % of Initial Pool Balance	Maximum Principal Amount (if specified)	Maximum Combined LTV(1)	Minimum Combined DSCR(1)	Minimum Combined DY(1)	Intercreditor Agreement Required(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(2)
Bay Plaza Community Center	$83,000,000	9.9%	N/A	59.57%	1.54X	N/A	Yes	Yes

(1)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.
(2)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and a default-related repurchase option. The intercreditor agreement required to be

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entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be on the lender’s then current form (subject to commercially reasonable changes), or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

●	With respect to the Culver Collection Mortgage Loan (6.4%), as part of a greater recapitalization of Samitaur Constructs’ portfolio of commercial real estate assets in Culver City (which includes the Culver Collection Mortgaged Properties), on the origination date, HCP Culver Member, LLC, an affiliate of HCP and of the non-recourse carveout guarantors, as lender (“HCP Upper Tier Lender”), and the Borrower Sole Member, as borrower, entered into a convertible loan (the “Upper Tier Facility”). The Upper Tier Facility has an outstanding principal amount of $91,800,000, and may be increased to $100,000,000 under certain circumstances. HCP has the right to convert the Upper Tier Facility, at any time at its election, to an equity ownership interest in a portion of the equity interest in Samitaur Constructs’ real estate portfolio (which includes the Culver Collection Mortgaged Properties) pursuant to the terms of the Upper Tier Facility documents (the “Conversion”). The Upper Tier Facility is secured by a pledge (the “Facility Pledge”) from Laurie Smith and the Laurie Smith Trust of their interests in Borrower Sole Member which directly owns each of the borrowers and indirectly owns such real estate assets and will have a term that matures on December 31, 2030. No interest or principal are due under the Upper Tier Facility during the term thereof and all such amounts accrue until the earlier to occur of (x) the end of such term and (y) the conversion of such debt into an equity interest in Borrower Sole Member. In connection with the Upper Tier Facility, pursuant to an Asset Management Agreement, an affiliate of HCP Upper Tier Lender has full authority, power and discretion to manage the Culver Collection Mortgaged Properties, subject to major decision rights of Laurie Smith and with Laurie Smith maintaining full control over the borrower entities. Borrower Sole Member entered into a recognition agreement for the benefit of the lender under the Culver Collection Whole Loan (the “Recognition Agreement”) where it covenanted to not amend or modify in any material respect or terminate or cancel the Asset Management Agreement (except in connection with a Conversion) without the consent of such lender. Laurie Smith, individually, provided a non-recourse carveout guaranty in favor of HCP Upper Tier Lender in connection with the Upper Tier Facility (the “Upper Tier Guaranty”), which provides for recourse for, among other things, certain bad acts including certain bankruptcy related recourse items and acting outside the scope of the authority and permissions expressly granted to the borrowers (or their affiliates) under the Asset Management Agreement in a manner that would be reasonably likely to result in recourse liability to any guarantor under,
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and pursuant to the terms of, any of the Culver Collection Whole Loan documents. Pursuant to the non-recourse carveout guaranty provided with respect to the Culver Collection Whole Loan, the guarantors agree to cause HCP Upper Tier Lender to diligently pursue remedies against Laurie Smith under the Upper Tier Guaranty and to promptly turn over any amounts so received to the lender (to the extent there are amounts owed under the nonrecourse carveout guaranty which are proximately caused by the actions of Laurie Smith which remain unpaid) to be applied as an offset against amounts owed by the non-recourse carveout guarantors. Pursuant to the terms of the Upper Tier Facility, following a Conversion, (a) a joint venture between HCP Upper Tier Lender, as managing member, and Laurie Smith (the “JV”), would own 47.37% of the voting interest in Borrower Sole Member and 90% of the common economics (with the remainder being held by Laurie Smith) and (b) the Asset Management Agreement would terminate and the management rights and respective major decisions in such agreement would then be operative under the JV. The JV would have the right to appoint 2 of the 5 board members of Borrower Sole Member and 65% of board members must be present for a quorum and the act of 65% of the directors present would be required for an action by the board (except if to preserve Borrower Sole Member status). Additionally, the affirmative consent of 65% of the votes entitled to be cast by the holders of common stock is required for any matter that requires the consent of the stockholders. A provision of the operating agreement for the JV provides that HCP Upper Tier Lender has the right to cause Laurie Smith to contribute all of her ownership interests (and all voting interests) in Borrower Sole Member in exchange for a solely economic interest. Pursuant to the Culver Collection Whole Loan documents, post Conversion, HCP Upper Tier Lender is required to exercise “Post-Conversion Control” which is satisfied (x) if the Conversion is effectuated in any manner other than a foreclosure of the Facility Pledge, by HCP Upper Tier Lender having the possession, directly or indirectly, of the power (i) to direct, or cause the direction of, the day-to-day management and operations of the borrowers and the Culver Collection Mortgaged Properties (through the ownership of voting securities or membership interests and/or through the ability, through appointments, to control applicable boards and/or committees of the direct or indirect owners of the borrowers that make such day-to-day decisions) and (ii) to effectuate approving or disapproving major decisions that are customary in commercial real estate joint venture agreements and (y) if the Conversion is effectuated pursuant to a foreclosure of the Facility Pledge, by HCP Upper Tier Lender having sole control (as defined in the Culver Collection Whole Loan Documents) over the borrowers.

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender consent. See “—Certain Terms of the Mortgage Loans—‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to a lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

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See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Other Secured Indebtedness

General

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur other secured subordinate debt subject to the terms of the related Mortgage Loan document or otherwise expressly permitted by applicable law.

Preferred Equity

The borrowers or sponsors of certain Mortgage Loans may have issued preferred equity. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity may increase the likelihood that the owner of a borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents. Certain Mortgage Loans permit the borrower to incur certain other unsecured subordinate indebtedness as described below:

●	With respect to The Galt House Mortgage Loan (9.9%), the borrower has entered into a franchise agreement with TMH Worldwide, LLC (operating as Wyndham Hotels), dated March 30, 2018. The franchisor entered into an initial key money arrangement with the borrower, evidenced by the borrower’s execution of a $3,500,000 development incentive note, which provides, among other things, that one-tenth of principal amount is forgiven without payment on each anniversary of the franchise agreement if the franchise agreement is in good standing on such date and has not otherwise been terminated. In connection with loan origination, the franchisor provided a certificate of good standing with respect to the borrower and the Mortgaged Property. On July 29, 2024, the franchisor provided supplemental key money in connection with an extension of the franchise agreement to March 31, 2044, evidenced by borrower’s execution of a $5,250,000 supplemental development incentive note, which provides, among other things, that one-twentieth of the principal amount is forgiven without payment on each anniversary of the opening date following the supplemental development incentive note date if the franchise agreement is in good standing on such date and has not otherwise been terminated. In the event lender exercises remedies following a loan default, the lender has no obligation to assume the franchise agreement, and, if it does not assume the agreement, it has no obligation to pay remaining key money amounts.
●	With respect to the Kimpton Journeyman Hotel Mortgage Loan (3.6%), a number of EB-5 investors have made equity contributions through MKH Investment LLC, a Wisconsin limited liability company (“MKH”), into Chicago Street Holdings LLC
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(“CSH”), the sole member of the sole member of the borrower, in the form of preferred equity (the “Preferred Equity”) in the original amount of $18,000,000 with an interest rate of 4.5% (the “Intercompany Loan”). From and after the later to occur of (1) the date on which United States Citizenship and Immigration Services has adjudicated the applications for permanent residency for all members of MKH who are "Loan Participants" under the intercompany loan from MKH to CSH, or (2) the date on which the Intercompany Loan matures in accordance with its terms, MKH, as the Preferred Equity holder, will have an option to require CSH to (A) redeem all or a portion of such Preferred Equity interest for an amount equal to all accrued and unpaid preferred return plus a return of such Preferred Equity holder’s unreturned capital contribution, plus (B) pay the entirety of all outstanding principal and interest accrued under the Intercompany Loan (the “Put Price”). If for any reasons CSH fails to pay the Put Price when due, CSH must pay to MKH interest on the Put Price in an amount equal to 9.5% per annum until such time as the Put Price is paid. The Intercompany Loan is unsecured and is only payable out of excess cash.

●	With respect to the Kimpton Journeyman Hotel Mortgage Loan (3.6%), pursuant to the related hotel operating agreement (the “Hotel Operating Agreement”), there is an outstanding “key money” loan from the hotel operator to the sole member of the sole member of the borrower (the “Owner”) in the original amount of $700,000 (the “Key Money Debt”), which is unsecured and amortizes through December 31, 2036 (the “Scheduled Expiration Date”), with no obligation for the Owner to make any repayments if fully amortized. The outstanding amount of the Key Money Debt as of loan origination was $421,138.21. If the Hotel Operating Agreement is terminated at any time before the Scheduled Expiration Date, the borrower will be required to repay the hotel operator concurrently with such termination an amount equal to the Key Money Debt multiplied by a fraction, (a) the numerator of which is the number of months from the date of such termination until the Scheduled Expiration Date, and (b) the denominator of which is the sum of (i) the number of months from the opening date of the Mortgaged Property (December 31, 2016) to the first full operating year, plus (ii) 240.
●	With respect to the Residence Inn Naperville Mortgage Loan (1.6%), two unsecured loans were made to the borrower by its partners totaling $8,000,000. Pursuant to the operating agreement of the borrower, the partners are entitled to repayment of such loans, together with interest at the rate of 12.00% per annum, from available net cash flow after payment of debt service. Pursuant to the borrower’s operating agreement, the partner loans are subordinate to the Mortgage Loan, and such distributions in repayment of the partner loans may be made only with the written consent of the mortgage lender and/or as long as such distributions do not constitute and are not deemed by the mortgage lender to constitute an event of default. The operating agreement provides that the mortgage lender is a third party beneficiary of such agreement.

Further, certain sponsors may have applied for and received so-called PPP loans from the U.S. government that, while related to the mortgaged property, are not direct obligations of the related borrower. If the sponsor does not satisfy eligibility criteria for the forgiveness of such loans, the sponsor’s wherewithal to provide support to the mortgaged property could be impaired, and increase the risk of a borrower default.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured

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indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 to this prospectus as Bay Plaza Community Center, Ignite Portfolio, Culver Collection, Bronx Terminal Market, International Plaza II, 175 Remsen Street, Baybrook Mall, The Piazza, Hilton Washington DC Rockville Hotel and 9950 Woodloch is part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

The following terms are used in reference to the Whole Loans:

“Benchmark 2024-V10 PSA” means the pooling and servicing agreement that is expected to govern the servicing of the Culver Collection Whole Loan and the Bronx Terminal Market Whole Loan.

“BANK5 2024-5YR9 PSA” means the pooling and servicing agreement that (i) governs the servicing of the Baybrook Mall Whole Loan and The Piazza Whole Loan and (ii) governs the servicing of the Bronx Terminal Market Whole Loan until the securitization of the related servicing shift lead note (which is expected to be the Benchmark 2024-V10 securitization which is expected to close on September 30, 2024).

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan securities.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as “Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes

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listed as “Non-Control” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced AB Whole Loan” means any Whole Loan comprised of a Non-Serviced Mortgage Loan with one or more related Subordinate Companion Loans and, in certain cases, one or more Non-Serviced Pari Passu Companion Loans. The Culver Collection AB Whole Loan and the Bronx Terminal Market AB Whole Loan are Non-Serviced AB Whole Loans.

“Non-Serviced Certificate Administrator” means, with respect to any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Custodian” means, with respect to any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to any Non-Serviced Whole Loan, the directing certificateholder (or equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable master servicer relating to the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced Pari Passu Mortgage Loan” means each of the Mortgage Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below that has a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Mortgage Loan Type” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Non-Serviced PSA” means, with respect to any Non-Serviced Whole Loan, the related pooling and servicing agreement identified under the column entitled “Transaction/Pooling Agreement” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above.

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“Non-Serviced Special Servicer” means, with respect to any Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means, with respect to any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans and (ii) the Non-Serviced AB Whole Loans.

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the applicable master servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or Non-Serviced Mortgage Loans.

“Serviced Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below and (ii) any Mortgage Loans that are not included on the table entitled “Whole Loan Control Notes and Non-Control Notes”.

“Serviced Pari Passu Companion Loan” means each of the Companion Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Pari Passu Mortgage Loan” means a Serviced Mortgage Loan that is part of a Serviced Whole Loan.

“Serviced Pari Passu Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled “Mortgage Loan Type” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Serviced Whole Loan” means each of the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Mortgage Loan Type” in the table entitled “Whole Loan Control Notes and Non-Control Notes” below.

“Subordinate Companion Loan” means with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan and is subordinate to the related Mortgage Loan.

“WFCM 2024-5C1 PSA” means the pooling and servicing agreement that governs the servicing of the 9950 Woodloch Whole Loan.

The table entitled “Whole Loan Summary” under “Summary of Terms—The Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a

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corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer, trustee, certificate administrator, custodian, operating advisor and initial directing party under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—The Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)
Bay Plaza Community Center	Serviced	Note A-1	Control	$83,000,000	BANK5 2024-5YR10
		Note A-2	Non-Control	$80,000,000	JPMorgan Chase Bank, National Association
		Note A-3	Non-Control	$67,000,000	JPMorgan Chase Bank, National Association
		Note A-4	Non-Control	$40,000,000	JPMorgan Chase Bank, National Association
		Note A-5	Non-Control	$10,000,000	JPMorgan Chase Bank, National Association
Ignite Portfolio	Serviced	Note A-1	Control	$83,000,000	BANK5 2024-5YR10
		Note A-2	Non-Control	$11,100,000	Morgan Stanley Bank, N.A.
Culver Collection	Non-Serviced AB Whole Loan	Note A-1	Non-Control(2)	$56,000,000	Benchmark 2024-V10(3)
		Note A-2	Non-Control	$10,000,000	Benchmark 2024-V10(3)
		Note A-3	Non-Control	$34,000,000	BANK5 2024-5YR10
		Note A-4	Non-Control	$20,000,000	BANK5 2024-5YR10
		Note B-1	Control(2)	$6,600,000	HRCP Culver, LLC
		Note B-2	Non-Control	$5,400,000	HRCP Culver, LLC
Bronx Terminal Market	Non-Serviced AB Whole Loan	Note A-1	Non-Control(4)	$40,000,000	Benchmark 2024-V10(3)
		Note A-2	Non-Control	$20,000,000	BMO 2024-5C6(5)
		Note A-3	Non-Control	$15,000,000	Benchmark 2024-V10(3)
		Note A-4	Non-Control	$11,578,947	BMO 2024-5C6(5)
		Note A-5	Non-Control	$5,000,000	Benchmark 2024-V10(3)
		Note A-6	Non-Control	$10,000,000	BMO 2024-5C6(5)
		Note A-7	Non-Control	$10,000,000	BMO 2024-5C6(5)
		Note A-8	Non-Control	$10,000,000	BBCMS 2024-5C29(6)
		Note A-9	Non-Control	$10,000,000	BBCMS 2024-5C29(6)
		Note A-10	Non-Control	$3,421,053	BMO 2024-5C6(5)
		Note A-11	Non-Control	$4,578,947	BBCMS 2024-5C29(6)
		Note A-12	Non-Control	$30,000,000	BANK5 2024-5YR9
		Note A-13	Non-Control	$10,000,000	BANK5 2024-5YR9
		Note A-14	Non-Control	$4,500,000	BANK5 2024-5YR9
		Note A-15	Non-Control	$3,210,526	BANK5 2024-5YR9
		Note A-16	Non-Control	$2,500,000	BANK5 2024-5YR9
		Note A-17	Non-Control	$30,000,000	BANK5 2024-5YR10
		Note A-18	Non-Control	$10,000,000	BANK5 2024-5YR10
		Note A-19	Non-Control	$4,500,000	BANK5 2024-5YR10
		Note A-20	Non-Control	$3,210,526	BANK5 2024-5YR10
		Note A-21	Non-Control	$2,500,000	BANK5 2024-5YR10
		Note B	Control(4)	$140,000,000	CPPIB Credit Investments III Inc.
International Plaza II	Serviced	Note A-1	Control	$25,000,000	BANK5 2024-5YR10
		Note A-2	Non-Control	$21,995,000	JPMorgan Chase Bank, National Association
		Note A-3	Non-Control	$31,330,000	Goldman Sachs Bank USA
175 Remsen Street	Serviced	Note A-1	Control	$20,000,000	BANK5 2024-5YR10
		Note A-2	Non-Control	$10,000,000	JPMorgan Chase Bank, National Association
Baybrook Mall	Non-Serviced	Note A-1	Control	$60,000,000	BANK5 2024-5YR9
		Note A-2	Non-Control	$28,000,000	BANK5 2024-5YR9
		Note A-3	Non-Control	$10,000,000	BANK5 2024-5YR10
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Mortgage Loan	Mortgage Loan Type	Note Name	Control Note/ Non-Control Note	Original Principal Balance	Note Holder(1)

		Note A-4	Non-Control	$10,000,000	BANK5 2024-5YR10
		Note A-5	Non-Control	$25,000,000	Benchmark 2024-V9
		Note A-6	Non-Control	$18,000,000	BBCMS 2024-5C29(6)
		Note A-7	Non-Control	$8,000,000	BBCMS 2024-5C29(6)
		Note A-8	Non-Control	$5,000,000	BBCMS 2024-5C29(6)
		Note A-9	Non-Control	$30,000,000	BBCMS 2024-5C29(6)
		Note A-10	Non-Control	$16,000,000	Societe Generale Financial Corporation
		Note A-11	Non-Control	$10,000,000	Societe Generale Financial Corporation
The Piazza	Non-Serviced	Note A-1	Control	$75,000,000	BANK5 2024-5YR9
		Note A-2-1	Non-Control	$15,000,000	BANK5 2024-5YR9
		Note A-2-2	Non-Control	$18,550,000	BANK5 2024-5YR10
Hilton Washington DC Rockville Hotel	Serviced	Note A-1	Control	$14,575,000	BANK5 2024-5YR10
		Note A-2	Non-Control	$11,925,000	Wells Fargo Bank, National Association
9950 Woodloch	Non-Serviced	Note A-1	Control	$47,450,000	WFCM 2024-5C1
		Note A-2	Non-Control	$25,550,000	WFCM 2024-5C1
		Note A-3-1	Non-Control	$29,500,000	BANK5 2024-5YR8
		Note A-3-2	Non-Control	$7,550,000	BANK5 2024-5YR10
		Note A-4	Non-Control	$19,950,000	BMO 2024-5C6(5)

(1)	Unless otherwise specified, with respect to each Whole Loan, any related unsecuritized Control Note and/or Non-Control Note may be further split, modified, combined and/or reissued (prior to its inclusion in a securitization transaction) as one or multiple Control Notes or Non-Control Notes, as the case may be, subject to the terms of the related Intercreditor Agreement (including that the aggregate principal balance, weighted average interest rate and certain other material terms cannot be changed). In connection with the foregoing, any such split, modified, combined or re-issued Control Note or Non-Control Note, as the case may be, may be transferred to one or multiple parties (not identified in the table above) prior to its inclusion in a future commercial mortgage securitization transaction.
(2)	The controlling noteholder will initially be the holder of Note B-1, as holder of the majority (by principal balance) of Note B-1 and Note B-2. If a Culver Collection Control Appraisal Period occurs and is continuing, the holder of promissory note A-1 will become the controlling noteholder. In addition, if the holders of Note B-1 and Note B-2 would be the controlling noteholder, but any interest in any of Note B-1 and Note B-2 is held by a Culver Collection Borrower Related Party, or a Culver Collection Borrower Related Party would otherwise be entitled to exercise the rights of the controlling noteholder, then a Culver Collection Control Appraisal Period will be deemed to have occurred. See “—The Non-Serviced AB Whole Loans—The Culver Collection AB Whole Loan—Consultation and Control” below.
(3)	The Benchmark 2024-V10 securitization transaction is expected to close on September 30, 2024.
(4)	The controlling noteholder will initially be the holder of the majority of Note B (by principal balance). If a Bronx Terminal Market Control Appraisal Period occurs and is continuing, the holder of promissory note A-1 will become the controlling noteholder. In addition, if the holder of Note B would be the controlling noteholder, but any interest in Note B is held by a Bronx Terminal Market Borrower Related Party, or a Bronx Terminal Market Borrower Related Party would otherwise be entitled to exercise the rights of the controlling noteholder, then a Bronx Terminal Market Control Appraisal Period will be deemed to have occurred. See “—The Non-Serviced AB Whole Loans—The Bronx Terminal Market AB Whole Loan—Consultation and Control” below.
(5)	The BMO 2024-5C6 securitization transaction is expected to close on September 26, 2024.
(6)	The BBCMS 2024-5C29 securitization transaction is expected to close on September 27, 2024.
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The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to (and the special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

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Control Rights with respect to Serviced Pari Passu Whole Loans

With respect to any Serviced Pari Passu Whole Loan, the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Whole Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by the special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will expire between five (5) and ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such time period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned time period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

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If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights the special servicer may have as a Certificateholder, entitlements to amounts payable to the special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, the special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such
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promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement (or, in certain cases, the holder of a Non-Control Note will be the “Controlling Note” holder under the related Intercreditor Agreement as long as such holder is not the related borrower and the subject Non-Control Note (or a specified portion thereof) is not held by the borrower or an affiliate thereof).

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Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan, one or more related Non-Control Notes will be included in the Trust, and pursuant to the PSA, the Directing Certificateholder, prior to the occurrence and continuance of a Consultation Termination Event, or the special servicer (consistent with the Servicing Standard), following the occurrence and during the continuance of a Consultation Termination Event, will be entitled to exercise the consent (solely in the case of the Directing Certificateholder so long as no Control Termination Event has occurred and is continuing) or consultation (in the case of the Directing Certificateholder or the special servicer, as applicable) rights, if any, of the Non-Controlling Holder under the related Intercreditor Agreement.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or Non-Serviced Master Servicer or any proposed action to be taken by such Non-Serviced Special Servicer or Non-Serviced Master Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), unless the related Non-Serviced Special Servicer or Non-Serviced Master Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew. In no event will the related Non-Serviced Special Servicer or Non-Serviced Master Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer or Non-Serviced Master Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision

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with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned typical ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the securitization governed by the related Non-Serviced PSA).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related note contributed to the securitization governed by the related Non-Serviced PSA, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

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The Non-Serviced AB Whole Loans

The Culver Collection AB Whole Loan

General

The Culver Collection Mortgage Loan (6.4%) is part of a split loan structure comprised of four senior promissory notes and two subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $132,000,000. Two such senior promissory notes, note A-3 and note A-4, which have an aggregate initial principal balance of approximately $54,000,000 (the “Culver Collection Mortgage Loan”), will be deposited into this securitization.

The Culver Collection Whole Loan (as defined below), is evidenced by (i) the Culver Collection Mortgage Loan, (ii) two senior promissory notes designated as note A-1 and note A-2 (the “Culver Collection Senior Pari Passu Companion Loans”), which have an aggregate initial principal balance of approximately $66,000,000; and (iii) two subordinate promissory notes designated as note B-1 and note B-2 (the “Culver Collection Subordinate Companion Loans”), which have an aggregate initial principal balance of $12,000,000.

The Culver Collection Mortgage Loan, the Culver Collection Senior Pari Passu Companion Loans and the Culver Collection Subordinate Companion Loans are referred to herein, collectively, as the “Culver Collection Whole Loan”, and the Culver Collection Senior Pari Passu Companion Loans and the Culver Collection Subordinate Companion Loans are referred to herein as the “Culver Collection Companion Loans”. The Culver Collection Senior Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Culver Collection Mortgage Loan and together are referred to herein as the “Culver Collection A Notes”. The Culver Collection Subordinate Companion Loans are subordinate in right of payment with respect to the Culver Collection A Notes.

Interest is payable on the Culver Collection Mortgage Loan and the Culver Collection Senior Pari Passu Companion Loans at a rate equal to 6.570% per annum and on the Culver Collection Subordinate Companion Loans at a rate equal to 11.0% per annum.

Only the Culver Collection Mortgage Loan is included in the issuing entity. The remaining Culver Collection Senior Pari Passu Companion Loans are expected to be contributed to the Benchmark 2024-V10 securitization or other securitizations from time to time in the future, however, the holders of the related unsecuritized promissory notes are under no obligation to do so. The Culver Collection Subordinate Companion Loans are currently held by HRCP Culver, LLC, but may be transferred to a third-party at a later date.

The rights of the holders of the promissory notes evidencing The Culver Collection Whole Loan (the “Culver Collection Noteholders”) are subject to an Agreement Between Noteholders (the “Culver Collection Intercreditor Agreement”). The following summaries describe certain provisions of the Culver Collection Intercreditor Agreement.

Servicing

The Culver Collection Whole Loan (including the Culver Collection Mortgage Loan) and any related REO Property is expected to be serviced and administered pursuant to the terms of the Benchmark 2024-V10 PSA and in accordance with the terms of the Culver Collection Intercreditor Agreement by the applicable master servicer and, if necessary, the applicable special servicer. See “Pooling and Servicing Agreement—Servicing of the Culver Collection Mortgage Loan and the Bronx Terminal Market Whole Loan”.

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Application of Payments prior to a Culver Collection Sequential Pay Event

Generally, as long as no monetary event of default, any other event of default for which the Culver Collection Whole Loan is actually accelerated or any other event of default which causes the Culver Collection Whole Loan to become specially serviced, or any bankruptcy or insolvency event that constitutes an event of default (a “Culver Collection Sequential Pay Event”) has occurred and is continuing, all amounts available for payment on the Culver Collection Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related mortgage loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the applicable master servicer or the applicable special servicer and (iii) certain amounts payable or reimbursable to the applicable master servicer and the applicable special servicer), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Culver Collection Intercreditor Agreement, as follows:

(a)    first, to the holders of the Culver Collection Senior Pari Passu Companion Loans and the issuing entity, as holder of the Culver Collection Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of their respective Culver Collection A Notes;

(b)    second, to the holders of the Culver Collection Senior Pari Passu Companion Loans and the issuing entity, as holder of the Culver Collection Mortgage Loan, on a pro rata and pari passu basis, based on their respective principal balances, in each case in an amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to a monthly payment date allocated as principal until the principal balances of the Culver Collection A Notes have been reduced to zero;

(c)     third, to the holders of the Culver Collection Senior Pari Passu Companion Loans and the issuing entity, as holder of the Culver Collection Mortgage Loan, on a pro rata and pari passu basis, based on their respective entitlements, up to the amount of any unreimbursed out-of-pocket costs and expenses paid or incurred by such holder of a Culver Collection A Note with respect to the Culver Collection Whole Loan;

(d)    fourth, if the proceeds of any foreclosure sale or any liquidation of the Culver Collection Whole Loan exceed the amounts required to be applied in accordance with clauses (a) through (c) above, and, as a result of a workout the aggregate principal balances of the Culver Collection A Notes have been reduced, such excess amount will be paid to the holders of the Culver Collection A Notes in an aggregate amount up to the amount of such reduction, plus interest on such aggregate amount at the related interest rate applicable to the Culver Collection A Notes;

(e)    fifth, to the extent the holders of the Culver Collection Subordinate Companion Loans have made any payments or advances to cure defaults as described below under “—Cure Rights”, to reimburse such noteholders for all such cure payments;

(f)     sixth, to the holders of the Culver Collection Subordinate Companion Loans, pro rata (based on their respective entitlements to interest), in an amount equal to the accrued and unpaid interest on the respective principal balances of the Culver Collection Subordinate Companion Loan;

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(g)    seventh, to the holders of the Culver Collection Subordinate Companion Loans, pro rata (based on the respective principal balances of the Culver Collection Subordinate Companion Loans), in an amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to a monthly payment date allocated as principal until the respective principal balances of the Culver Collection Subordinate Companion Loans have been reduced to zero;

(h)    eighth, if the proceeds of any foreclosure sale or any liquidation of the Culver Collection Whole Loan exceed the amounts required to be applied in accordance with clauses (a) through (g) above, such excess amount will be paid to the holders of the Culver Collection Subordinate Companion Loans, pro rata (based on the respective principal balances of the Culver Collection Subordinate Companion Loans) in an aggregate amount up to any unreimbursed realized principal losses previously allocated to such holders pursuant to the Culver Collection Intercreditor Agreement;

(i)     ninth, to the holders of the Culver Collection Senior Pari Passu Companion Loans and to the issuing entity, as holder of the Culver Collection Mortgage Loan, on a pro rata and pari passu basis, in an aggregate amount equal to their respective percentage interests in any prepayment premium paid by the mortgage borrower;

(j)     tenth, to the holders of the Culver Collection Subordinate Companion Loans, pro rata (based on their respective principal balances) in an aggregate amount equal to their respective percentage interest in any prepayment premium paid by the mortgage borrower;

(k)    eleventh, any assumption or transfer fees, to the extent actually paid by the mortgage borrower, pro rata to the Culver Collection Noteholders, in accordance with their respective percentage interests; and

(l)     twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Culver Collection Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a) through (k), pro rata to the Culver Collection Noteholders, in accordance with their respective percentage interests.

Application of Payments after a Culver Collection Sequential Pay Event

Generally, for so long as a Culver Collection Sequential Pay Event has occurred and is continuing, all amounts available for payment on The Culver Collection Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related mortgage loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the applicable master servicer or the applicable special servicer and (iii) certain amounts payable or reimbursable to the applicable master servicer and the applicable special servicer), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Culver Collection Intercreditor Agreement, as follows:

(a)    first, to the holders of the Culver Collection Senior Pari Passu Companion Loans and the issuing entity, as holder of the Culver Collection Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balances of their respective Culver Collection A Notes (calculated at a rate net of the primary servicing fee rate);

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(b)    second, pro rata, to the holders of the Culver Collection Senior Pari Passu Companion Loans and to the issuing entity, as holder of the Culver Collection Mortgage Loan, to apply to the principal balances of the Culver Collection Senior Pari Passu Companion Loans and the Culver Collection Mortgage Loan until their principal balances have been reduced to zero;

(c)   third, to the holders of the Culver Collection Senior Pari Passu Companion Loans and the issuing entity, as holder of the Culver Collection Mortgage Loan, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the applicable master servicer, the applicable special servicer or the trustee, as applicable) with respect to the Culver Collection Whole Loan pursuant to the terms of the Culver Collection Intercreditor Agreement or the Related Non-Serviced PSA, as applicable;

(d)    fourth, to the holders of the Culver Collection Senior Pari Passu Companion Loans and the issuing entity, as holder of the Culver Collection Mortgage Loan, pro rata, any prepayment or yield maintenance premium allocable to the Culver Collection A Notes, to the extent paid by the Culver Collection Whole Loan borrower;

(e)    fifth, if the proceeds of any foreclosure sale or any liquidation of the Culver Collection Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a) through (d), such excess amount will be paid to the holders of the Culver Collection Senior Pari Passu Companion Loans and the issuing entity, as holder of The Culver Collection Mortgage Loan, on a pro rata and pari passu basis in an amount up to any unreimbursed realized principal losses previously allocated to such holders pursuant to the Culver Collection Intercreditor Agreement plus an amount equal to interest on such amount at the interest rate applicable to the Culver Collection A Notes;

(f)     sixth, to the extent the holders of the Culver Collection Subordinate Companion Loans have made any payments or advances to cure defaults as described below under “—Cure Rights”, to reimburse the holders of the Culver Collection Subordinate Companion Loans for all such cure payments; and to the holders of the Culver Collection Subordinate Companion Loans in the amount of any other unreimbursed, reasonable out-of-pocket costs and expenses paid or incurred by such holders, in each case to the extent reimbursable, but not previously reimbursed, by the Culver Collection borrower;

(g)    seventh, to the holders of the Culver Collection Subordinate Companion Loans, pro rata (based on their respective entitlements to interest) in an amount equal to the accrued and unpaid interest on the respective principal balances of the Culver Collection Subordinate Companion Loans (calculated at a rate net of the primary servicing fee rate);

(h)    eighth, to the holders of the Culver Collection Subordinate Companion Loans, pro rata (based on the respective principal balances of the Culver Collection Subordinate Companion Loans), until their respective principal balances have been reduced to zero;

(i)     ninth, to the holders of the Culver Collection Subordinate Companion Loans, pro rata (based on the respective principal balances of the Culver Collection Subordinate Companion Loans) any prepayment or yield maintenance premium allocable to the Culver Collection Subordination Companion Loans, to the extent paid by the Culver Collection Whole Loan borrower;

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(j)     tenth, if the proceeds of any foreclosure sale or any liquidation of the Culver Collection Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a) through (i), such excess amount will be paid to the holders of the Culver Collection Subordinate Companion Loans pro rata (based on their respective principal balances) in an aggregate amount up to any unreimbursed realized principal losses previously allocated to such holder pursuant to the Culver Collection Intercreditor Agreement plus an amount equal to interest on such amount at the interest rate applicable to the Culver Collection Subordinate Companion Loans;

(k)    eleventh, to the Culver Collection Noteholders, on a pro rata basis based on their respective interest entitlements, any assumption or transfer fees, to the extent actually paid by the Culver Collection Whole Loan borrower; and

(l)     twelfth, if any excess amount, including without limitation, default interest, is available to be distributed in respect of the Culver Collection Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a) through (k), any remaining amounts, if not otherwise subject to allocation pursuant to the terms of the Related Non-Serviced PSA, will be paid pro rata to the Culver Collection Noteholders.

Consultation and Control

The controlling noteholder under the Culver Collection Intercreditor Agreement (the “Culver Collection Controlling Noteholder”) will initially be the holder or holders of the majority of the Culver Collection Subordinate Companion Loans (by principal balance). If a Culver Collection Control Appraisal Period with respect to the Culver Collection Subordinate Companion Loans occurs and is continuing, the holder of promissory note A-1 will become the Culver Collection Controlling Noteholder. If the holders of the Culver Collection Subordinate Companion Loans would be the Culver Collection Controlling Noteholder with respect to the Culver Collection Whole Loan, but any interest in any Culver Collection Subordinate Companion Loan is held by a Culver Collection Borrower Related Party, or a Culver Collection Borrower Related Party would otherwise be entitled to exercise the rights of the Culver Collection Controlling Noteholder in respect to any Culver Collection Subordinate Companion Loan, then a Culver Collection Control Appraisal Period will be deemed to have occurred with respect to such Culver Collection Subordinate Companion Loan. The Culver Collection Controlling Noteholder will have consent and/or consultation rights with respect to the Culver Collection Whole Loan similar, but not necessarily identical, to those held by the directing certificateholder under the terms of the Pooling and Servicing Agreement.

“Culver Collection Borrower Related Party” means, with respect to the Culver Collection Whole Loan, (a) the related borrower, (b) any manager of the Culver Collection Mortgaged Property, (c) any Accelerated Mezzanine Loan lender with respect to the Culver Collection Whole Loan or (d) any borrower party affiliate (as defined in the Culver Collection Intercreditor Agreement).

A “Culver Collection Control Appraisal Period” means any period with respect to the Culver Collection Whole Loan, if and for so long as: (a) (1) the sum of the initial principal balances of the Culver Collection Subordinate Companion Loans, minus, (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on the Culver Collection Subordinate Companion Loans, after the date of creation of the Culver Collection Subordinate Companion Loans, (y) any appraisal reduction amount for the Culver Collection Whole Loan that is allocated to the

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Culver Collection Subordinate Companion Loans, and (z) any realized principal losses that are allocated to the Culver Collection Subordinate Companion Loans, are less than (b) 25% of the remainder of (i) the sum of the initial principal balance of the Culver Collection Subordinate Companion Loans, less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holders of the Culver Collection Subordinate Companion Loans, after the date of creation of the Culver Collection Subordinate Companion Loans, provided that a Culver Collection Control Appraisal Period will terminate upon the occurrence of a Culver Collection Threshold Event Cure (as defined below) by the holders of the Culver Collection Subordinate Companion Loans.

A “Culver Collection Threshold Event Cure” means the right of the holder of the Culver Collection Subordinate Companion Loan to avoid (or terminate) a Culver Collection Control Appraisal Period by providing Culver Collection Threshold Event Collateral in an amount which, when added to the appraised value of the Culver Collection Mortgaged Property as determined pursuant to the Related Non-Serviced PSA would cause the applicable Culver Collection Control Appraisal Period not to exist pursuant to the definition of Culver Collection Control Appraisal Period.

“Culver Collection Threshold Event Collateral” means either (a) cash collateral for the benefit of, and acceptable to, the applicable master servicer or (b) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution meeting the ratings requirements as described in the Culver Collection Intercreditor Agreement to be held by the applicable master servicer or the applicable special servicer.

Pursuant to the terms of the Culver Collection Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Culver Collection Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a Culver Collection Major Decision has been requested or proposed or any fact or circumstance has occurred requiring that a Culver Collection Major Decision be made, or if the applicable master servicer or the applicable special servicer, as applicable, otherwise intends to make a Culver Collection Major Decision, at least 15 business days (45 days with respect to any proposed modification or waiver of any material provision governing the type, nature or amount of insurance coverage required to be obtained and maintained by the Culver Collection Whole Loan borrower) prior to taking action with respect to such Culver Collection Major Decision, the applicable master servicer or the applicable special servicer, as applicable, must receive the written consent of the Culver Collection Controlling Noteholder (or its representative) before implementing a decision with respect to such Culver Collection Major Decision; provided, that if the applicable master servicer or the applicable special servicer, as the case may be, does not receive a response within 10 business days of its delivery of written notice of a Culver Collection Major Decision, the applicable master servicer or the applicable special servicer, as applicable, is required to deliver a second notice to the Culver Collection Controlling Noteholder, and if the Culver Collection Controlling Noteholder does not respond within 10 business days of receipt of such second notice, it will have no further consent rights with respect to the specific action set forth in such notice and the Culver Collection controlling noteholder’s consent will be deemed to have been given; provided, further, that such failure to reply will not affect the rights of the Culver Collection controlling noteholder to consent to any future actions. Notwithstanding the foregoing, if a failure to take any such action at such time would be inconsistent with the Servicing Standard, the applicable master servicer or the applicable special servicer, as the case may be, may take actions with respect to the Culver Collection Mortgaged Property before obtaining the consent of the Culver Collection Controlling Noteholder (or its representative) if the applicable special servicer reasonably determines in

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accordance with the Servicing Standard that immediate action is necessary to protect the interests of the Culver Collection Noteholders.

“Culver Collection Major Decision” means, among other things set forth in the Culver Collection Intercreditor Agreement, any of the following:

(i)	any substitution or addition of collateral or release of collateral for the Culver Collection Whole Loan (other than immaterial condemnation actions, other similar takings, or easements) or any consent to any of the foregoing, except as expressly required or permitted by the loan documents without the consent or discretion of the lender;
(ii)	any waiver of or determination not to enforce a “due-on-sale” or “due-on-encumbrance” clause (unless (a) such clause is not exercisable under applicable law, (b) any such waiver is related to an immaterial easement, right of way or similar agreement, or (c) such exercise is reasonably likely to result in successful legal action by the related borrower);
(iii)	(a) any transfer of the Culver Collection Mortgaged Property or a portion thereof, or any transfer of any direct or indirect ownership interest in the related borrower to the extent lender consent under the loan documents is required, or (b) any amendment, modification, supplement and/or termination of the asset management agreement or the approved facility loan documents or the provisions of the loan agreement related to the same, except (in each case) as expressly permitted by the loan documents, or, solely with respect to the foregoing clause (a) in connection with a pending condemnation, or related to an immaterial easement, right of way or similar agreement;
(iv)	any consent to the incurrence of additional debt by the related borrower or mezzanine debt by a direct or indirect parent of the such borrower, including entering into any document evidencing or securing any such additional debt and any intercreditor or subordination agreement executed in connection therewith, and any waiver of or amendment or modification to the terms of any such document or agreement, in each case to the extent lender approval is required by the loan documents or the applicable intercreditor agreement, unless the Culver Collection Controlling Noteholder is affiliated with the lender of such additional or mezzanine debt;
(v)	any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of REO Property) of the ownership of the Culver Collection Mortgaged Property, including by means of deed in lieu of foreclosure;
(vi)	any modification, consent to a modification or waiver of, or consent to any deferral of compliance with, any monetary term (including, without limitation, the timing or amount of payments, prepayment fees and/or any other prepayment premium, late fees and/or default interest and the acceptance of discounted payoffs) or material non-monetary term (including, without limitation, any special purpose entity requirements or affiliate lender provisions) of the Culver Collection Whole Loan or any extension of the maturity date of the Culver Collection Whole Loan to the extent lender approval is required under the loan documents;
(vii)	following a default or an event of default with respect to the Culver Collection Whole Loan, any material exercise of remedies, including the acceleration of the Culver Collection Whole Loan or initiation of judicial, bankruptcy or similar
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proceedings under the loan documents or with respect to the related borrower or the Culver Collection Mortgaged Property;
(viii)	any sale or other disposition of the Culver Collection Mortgage Loan for less than the Repurchase Price;
(ix)	any determination to bring the Culver Collection Mortgaged Property or the related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the Culver Collection Mortgaged Property or the related REO Property;
(x)	any change to a property manager, asset manager or project manager, including, without limitation, the manager and the asset manager at origination, with respect to the Culver Collection Mortgaged Property, any amendment, modification or waiver of the terms of, or replacement of, any property management agreement or project management agreement, including, without limitation, the management agreement in place at origination, to the extent lender approval is required by the loan documents;
(xi)	any modifications, waivers or amendments to any hotel or other management agreement or any franchise agreement, in each case, to the extent lender approval is required by the loan documents;
(xii)	releases of any amounts from any escrow accounts, reserve accounts or letters of credit, in each case, held as performance escrows or reserves, other than those required pursuant to the specific terms of the Culver Collection Whole Loan and for which there is no lender discretion;
(xiii)	any acceptance of an assumption agreement releasing the related borrower, any guarantor or other obligor from liability under the Culver Collection Whole Loan or the related loan documents other than as required or permitted pursuant to the specific terms of such loan documents and for which there is no lender discretion;
(xiv)	any determination of an Acceptable Insurance Default under the related loan documents; any proposed modification or waiver of any material provisions in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower; any approval of any casualty, insurance settlements or condemnation settlements, and except to the extent lender approval is required by related loan documents, any determination to apply casualty proceeds or condemnation awards to the reduction of debt rather than to the restoration of the Culver Collection Mortgaged Property;
(xv)	the execution, termination or renewal of any lease, any “major contract” under the loan agreement, to the extent lender approval is required under the loan documents, including, without limitation, entering into a subordination and non-disturbance agreement;
(xvi)	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the related borrower, only to the extent lender approval is required by the loan documents;
(xvii)	any determination by the applicable special servicer to transfer the Culver Collection Whole Loan to special servicing under the circumstances where the
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applicable special servicer determines, in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (a) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (b) any other default that is likely to impair the use or marketability of the Culver Collection Mortgaged Property or the value of the Culver Collection Mortgaged Property as security for the Culver Collection Whole Loan is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, in the case of a balloon payment, for at least 30 days, or such other analogous event described in the definition of “Specially Serviced Loan”;
(xviii)	any determination by the applicable special servicer to transfer the Culver Collection Whole Loan to special servicing under the circumstances where a default, of which the applicable master servicer or the applicable special servicer has notice (other than a failure by the borrower to pay principal or interest) and which in the opinion of the applicable special servicer materially and adversely affects the interests of the noteholders of the Culver Collection Whole Loan, occurs and remains unremedied for the applicable grace period specified in the related loan documents (or if no grace period is specified for those defaults which are capable of cure, 60 days), or such other analogous event described in the definition of “Specially Serviced Loan”;
(xix)	any approval of the annual budget and other monthly operating expense or deposit amounts under the loan documents for which lender consent is required under the related loan documents;
(xx)	any modification, waiver or amendment of any guaranty, environmental indemnity or environmental insurance policy related to the loan documents, in each case, to the extent lender approval is required by the loan documents;
(xxi)	if the Culver Collection Mortgaged Property is an REO Property, approval of any operating and business plans proposed by the applicable special servicer with respect to such REO Property;
(xxii)	any calculation of debt yield, debt service coverage ratio, revenue, expenses or cash flow metrics and other metrics under the loan documents or determination of whether a low debt yield period or other thresholds or trigger events under the loan documents are in effect, when required for any purpose under the loan documents, including without limitation, the determination of whether a low debt yield period, low DSCR period, trigger period or lease sweep period (as such terms are defined in the loan agreement) exist or have been cured;
(xxiii)	any modification, waiver or amendment of a co-lender agreement, intercreditor agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to the Culver Collection Whole Loan, or any exercise of rights or remedies with respect thereto, in each case in a manner that materially and adversely affects the Culver Collection Controlling Noteholder (to the extent that, in the case of any mezzanine intercreditor agreement with such mezzanine lender, neither the Culver Collection Controlling Noteholder, nor any affiliate or agent thereof, is a holder of a controlling interest in the applicable
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mezzanine loan or any beneficial owner of a controlling interest in such mezzanine loan);
(xxiv)	any filing of a bankruptcy or similar action against the related borrower or guarantor or the election of any action in a bankruptcy or insolvency proceeding to seek relief from the automatic stay or dismissal of a bankruptcy filing, seeking or opposing an order for adequate protection, adequate assurance, a § 363 sale, order shortening time or similar motion of procedure in an insolvency proceeding or making an §1111(b)(2) election on behalf of the noteholders of the Culver Collection Whole Loan;
(xxv)	the approval of, or consent to, or determination of, replacement a guarantor, investment grade tenant, qualified lease, qualified manager, qualified transferee, successor borrower, permitted fund manager, qualified equity holder and other such similar terms as defined in the loan agreement, in each case, for which lender’s approval, consent or determination is required under the loan documents;
(xxvi)	any determination regarding the guarantor financial covenants or whether the eligibility requirements have been satisfied under the loan agreement, in each case, for which lender’s determination is required under the loan documents;
(xxvii)	any consent to, or approval of, a material alteration under the loan agreement; or
(xxviii)	any determination or approval regarding other financial terms, thresholds, eligibility requirements or similar terms for which lender’s approval or determination is required under the loan documents.

Notwithstanding the foregoing, the applicable master servicer and the applicable special servicer, as the case may be, are not required to follow any advice or consultation provided by the Culver Collection Controlling Noteholder (or its representative) that would be inconsistent with the Servicing Standard, require or cause the applicable master servicer or the applicable special servicer to violate provisions of the Culver Collection Intercreditor Agreement or the related Non-Serviced PSA, require or cause a violation of the terms of the Culver Collection Whole Loan or materially expand the scope of the applicable master servicer’s or the applicable special servicer’s responsibilities under the related Non-Serviced PSA or the Culver Collection Intercreditor Agreement.

In addition, pursuant to the terms of the Culver Collection Intercreditor Agreement, the holder of any Culver Collection Senior Pari Passu Companion Loan, as a non-controlling note holder of a Culver Collection A Note, will have the right to be consulted on a strictly non-binding basis to the extent it requests consultation with respect to certain Culver Collection Major Decisions or the implementation of any recommended action outlined in an asset status report relating to the Culver Collection Whole Loan, at any time that the Culver Collection Controlling Noteholder is the issuing entity. The consultation rights of any such holder will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not such holder has responded within such period; provided that if, the applicable master servicer or the applicable special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the holders of any Culver Collection Senior Pari Passu Companion Loans as described above, the applicable

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master servicer or the applicable special servicer, as applicable, is permitted to make any Culver Collection Major Decisions or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Culver Collection Noteholders. Neither the applicable master servicer nor the applicable special servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by any holder of a Culver Collection Senior Pari Passu Companion Loan.

Sale of Defaulted Culver Collection Whole Loan

Pursuant to the terms of the Culver Collection Intercreditor Agreement, if an event of default has occurred and is continuing with respect to the Culver Collection Whole Loan, the applicable special servicer may, in accordance with the terms and provisions of the related Non-Serviced PSA and subject to the Servicing Standard, elect to sell (1) the Culver Collection Whole Loan, subject to the consent right of the Culver Collection Controlling Noteholder, in which case such sale would include each of Culver Collection A Notes and the Culver Collection Subordinate Companion Loan as determined by the applicable special servicer in accordance with the Servicing Standard (taking into account the subordinate nature of the Culver Collection Subordinate Companion Loan), or (2) the Culver Collection Mortgage Loan and the Culver Collection Senior Pari Passu Companion Loans together, and in the event of a sale under this clause (2) the related non-controlling holder of a Culver Collection A Note will be permitted to submit an offer on the Culver Collection Mortgage Loan and the Culver Collection Senior Pari Passu Companion Loans together. In connection with any such sale, the applicable special servicer will be required to follow the procedures set forth under the related Non-Serviced PSA. Proceeds of the sale of the Culver Collection Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments after a Culver Collection Sequential Pay Event” above.

Purchase Option

The holders of the Culver Collection Subordinate Companion Loans, acting unanimously, will have the right to purchase, in whole but not in part, the Culver Collection A Notes at the applicable defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is a Culver Collection Borrower Related Party) of the Culver Collection A Notes that are being purchased, by delivery of written notice (a “Culver Collection Purchase Notice”) during an event of default under the related mortgage loan documents or a Servicing Transfer Event. Such purchase is required to comply with all requirements of the related Non-Serviced PSA and all actual costs and expenses related thereto will be paid by the purchasing noteholder. Upon delivery of the Culver Collection Purchase Notice to the selling  Culver Collection Noteholders, such Culver Collection Noteholders will be required to sell (and the holder of the Culver Collection Subordinate Companion Loan delivering the Culver Collection Purchase Notice will be required to purchase) the applicable Culver Collection A Notes at the applicable defaulted mortgage loan purchase price, on a date (the “Defaulted Culver Collection Purchase Date”) not less than 10 business days and not more than 120 days after the date of the Culver Collection Purchase Notice. The failure of the holder of the Culver Collection Subordinate Companion Loan to purchase the Culver Collection A Notes on the Defaulted Culver Collection Purchase Date will result in the termination of such right with respect to the event of default that gave rise to such right.

The right of the holders of the Culver Collection Subordinate Companion Loans to purchase the Culver Collection A Notes as described in this section will automatically

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terminate upon a foreclosure sale, sale by power of sale or acceptance in writing of a deed in lieu of foreclosure with respect to the Culver Collection Mortgaged Property.

Cure Rights

In the event that there is (a) a monetary event of default beyond applicable notice and grace periods with respect to the Culver Collection Whole Loan or (b) a non-monetary event of default beyond applicable notice and grace periods with respect to the Culver Collection Whole Loan, then the holders of the Culver Collection Subordinate Companion Loans, acting unanimously, will have the right, but not the obligation, to: (A) cure such monetary event of default within 15 business days following the receipt of notice of such default and (B) cure such non-monetary event of default within the later of (i) the expiration date of the cure period afforded to the borrower under the mortgage loan documents and (ii) 30 days following receipt of notice of such default; provided that under certain circumstances the cure period with respect to a non-monetary event of default may be extended by up to 120 days. If the holders of the Culver Collection Subordinate Companion Loans elect to cure a default by way of a payment of money (a “Culver Collection Cure Payment”), the holders of the Culver Collection Subordinate Companion Loans will be required to also pay, in addition to such Culver Collection Cure Payment, all out-of-pocket costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the applicable master servicer or the applicable special servicer or the holders of the applicable Culver Collection A Notes, including all unreimbursed advances and any interest charged thereon. So long as an event of default exists that is being cured by the holders of the Culver Collection Subordinate Companion Loans and the applicable cure period has not expired, the default will not be treated as a Culver Collection Sequential Pay Event (i) for purposes of “—Application of Payments after a Culver Collection Sequential Pay Event” above, (ii) modifying, amending or waiving any provisions of the related mortgage loan documents, (iii) for purposes of triggering an acceleration of the Culver Collection Whole Loan or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Property, or (iv) for purposes of treating the Culver Collection Whole Loan as a Specially Serviced Loan. Notwithstanding the foregoing, such right to cure is limited to a combined total of 6 monetary defaults, no more than 4 of which may be consecutive, and 6 non-monetary defaults; provided, that for so long as HRCP Culver, LLC or an affiliate thereof is the holder of the Culver Collection Subordinate Companion Loans, such right will be limited to a combined total of (i) 10 cures of monetary defaults over the term of the Culver Collection Whole Loan or 6 times in any twelve month period, and (ii) 10 cures of non-monetary defaults over the term of the Culver Collection Whole Loan.

Special Servicer Appointment Rights

Pursuant to the terms of the Culver Collection Intercreditor Agreement, the Culver Collection Controlling Noteholder will have the right, with or without cause, to replace the special servicer then acting with respect to the Culver Collection Whole Loan and appoint a replacement special servicer in in lieu thereof without the consent of the holders of the issuing entity, as holder of the Culver Collection Mortgage Loan or the holders of the Culver Collection Senior Pari Passu Companion Loans (or their representatives) in a manner that is substantially similar to that as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause”.

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The Bronx Terminal Market AB Whole Loan

General

The Bronx Terminal Market Mortgage Loan (6.0%), is part of a Whole Loan that is part of a split loan structure comprised of 21 senior promissory notes and a subordinate promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property, with an aggregate initial principal balance of $380,000,000. Five (5) such senior promissory notes, note A-17, note A-18, note A-19, note A-20 and note A-21, which have an aggregate initial principal balance of approximately $50,210,526.32 (collectively, the “Bronx Terminal Market Mortgage Loan”), will be deposited into this securitization.

The Bronx Terminal Market Whole Loan (as defined below), is evidenced by: (i) the Bronx Terminal Market Mortgage Loan; (ii) 16 other senior promissory notes designated as note A-1, note A-2, note A-3, note A-4, note A-5, note A-6, note A-7, note A-8, note A-9, note A-10, note A-11, note A-12, note A-13, note A-14, note A-15 and note A-16 (the “Bronx Terminal Market Senior Pari Passu Companion Loans”), which have an aggregate initial principal balance of approximately $189,789,473.68; and (iii) one subordinate promissory note designated as note B (the “Bronx Terminal Market Subordinate Companion Loan”), which has an initial principal balance of $140,000,000.

The Bronx Terminal Market Mortgage Loan, the Bronx Terminal Market Senior Pari Passu Companion Loans and the Bronx Terminal Market Subordinate Companion Loan are referred to herein, collectively, as the “Bronx Terminal Market Whole Loan”, and the Bronx Terminal Market Senior Pari Passu Companion Loans and the Bronx Terminal Market Subordinate Companion Loan are referred to herein as the “Bronx Terminal Market Companion Loans”. The Bronx Terminal Market Senior Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Bronx Terminal Market Mortgage Loan and together are referred to herein as the “Bronx Terminal Market A Notes”. The Bronx Terminal Market Subordinate Companion Loan is subordinate in right of payment with respect to the Bronx Terminal Market A Notes.

Interest is payable on the Bronx Terminal Market Mortgage Loan and the Bronx Terminal Market Senior Pari Passu Companion Loans at a rate equal to 5.1810% per annum and on the Bronx Terminal Market Subordinate Companion Loan at a rate equal to 9.2000% per annum.

Only the Bronx Terminal Market Mortgage Loan is included in the issuing entity. The remaining Bronx Terminal Market Senior Pari Passu Companion Loans are either held by other securitizations or are expected to be contributed to other securitizations from time to time in the future, however, the holders of the related unsecuritized promissory notes are under no obligation to do so. The Bronx Terminal Market Subordinate Companion Loan is currently held by CPPIB Credit Investments III Inc. but may be transferred to a third party at a later date.

The rights of the holders of the promissory notes evidencing The Bronx Terminal Market Whole Loan (the “Bronx Terminal Market Noteholders”) are subject to an Intercreditor Agreement (the “Bronx Terminal Market Intercreditor Agreement”). The following summaries describe certain provisions of the Bronx Terminal Market Intercreditor Agreement.

Servicing

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The Bronx Terminal Market Whole Loan (including the Bronx Terminal Market Mortgage Loan) and any related REO Property is expected to be serviced and administered pursuant to the terms of the Benchmark 2024-V10 by the applicable master servicer and, if necessary, the applicable special servicer. See “Pooling and Servicing Agreement—Servicing of the Culver Collection Mortgage Loan and the Bronx Terminal Market Whole Loan”.

Application of Payments prior to a Bronx Terminal Market Sequential Pay Event

Generally, as long as no monetary event of default, any other event of default for which the Bronx Terminal Market Whole Loan is actually accelerated or any other event of default which causes the Bronx Terminal Market Whole Loan to become specially serviced, or any bankruptcy or insolvency event that constitutes an event of default (a “Bronx Terminal Market Sequential Pay Event”) has occurred and is continuing, all amounts available for payment on the Bronx Terminal Market Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related mortgage loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the applicable master servicer or the applicable special servicer and (iii) certain amounts payable or reimbursable to the applicable master servicer and applicable special servicer), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Bronx Terminal Market Intercreditor Agreement, as follows:

(a)    First, to the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans and the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balances of their respective Bronx Terminal Market A Notes;

(b)    Second, to the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans and the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan, on a pro rata and pari passu basis, based on their respective principal balances, in each case in an amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to a monthly payment date allocated as principal until the Bronx Terminal Market A Notes principal balances have been reduced to zero;

(c)    Third, to the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans and the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan, on a pro rata and pari passu basis, based on their respective entitlements, up to the amount of any unreimbursed out-of-pocket costs and expenses paid or incurred by such holder of a Bronx Terminal Market A Note with respect to the Bronx Terminal Market Mortgage Loan;

(d)    Fourth, if the proceeds of any foreclosure sale or any liquidation of the Bronx Terminal Market Whole Loan exceed the amounts required to be applied in accordance with foregoing clauses (a) through (c) above, and, as a result of a workout the aggregate principal balances of the Bronx Terminal Market A Notes have been reduced such excess amount will be paid to the holders of the Bronx Terminal Market A Notes in an aggregate amount up to the amount of such reduction, plus interest on such aggregate amount at the related interest rate applicable to the Bronx Terminal Market A Notes;

(e)    Fifth, to the extent a holder of the Bronx Terminal Market Subordinate Companion Loan has made any payments or advances to cure defaults pursuant to the

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Bronx Terminal Market Intercreditor Agreement, to reimburse such noteholder for all such cure payments;

(f)     Sixth, to the holder of the Bronx Terminal Market Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance of the Bronx Terminal Market Subordinate Companion Loan;

(g)    Seventh, to the holder of the Bronx Terminal Market Subordinate Companion Loan, in an amount equal to all principal payments received, including any insurance and condemnation proceeds received, if any, with respect to a monthly payment date allocated as principal until the Bronx Terminal Market Subordinate Companion Loan principal balance has been reduced to zero;

(h)   Eighth, if the proceeds of any foreclosure sale or any liquidation of the Bronx Terminal Market Whole Loan exceed the amounts required to be applied in accordance with the foregoing clauses (a) through (g), and, as a result of a workout the principal balance of the Bronx Terminal Market Subordinate Companion Loan has been reduced such excess amount will be paid to the holder of the Bronx Terminal Market Subordinate Companion Loan in an aggregate amount up to the amount of such reduction, plus interest on such aggregate amount at the related interest applicable to the Bronx Terminal Market Subordinate Companion Loan;

(i)     Ninth, to the holder of the Bronx Terminal Market Senior Pari Passu Companion Loan and to the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan, on a pro rata and pari passu basis, in an aggregate amount equal to their respective percentage interests in any prepayment premium paid by the mortgage borrower;

(j)     Tenth, to the holder of the Bronx Terminal Market Subordinate Companion Loan in an amount equal to its percentage interest in any prepayment premium paid by the mortgage borrower;

(k)    Eleventh, any assumption or transfer fees, to the extent actually paid by the mortgage borrower, pro rata to the Bronx Terminal Market Noteholders, in accordance with their respective percentage interests; and

(l)     Twelfth, if any excess amount, including, without limitation, any default interest, is available to be distributed in respect of the Bronx Terminal Market Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a) through (k), pro rata to the Bronx Terminal Market Noteholders, in accordance with their respective percentage interests.

Application of Payments after a Bronx Terminal Market Sequential Pay Event

Generally, for so long as a Bronx Terminal Market Sequential Pay Event has occurred and is continuing, all amounts available for payment on the Bronx Terminal Market Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related mortgage loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of advances then due and payable or reimbursable to the applicable master servicer or the applicable special servicer and (iii) certain amounts payable or reimbursable to the applicable master servicer and applicable special servicer), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Bronx Terminal Market Intercreditor Agreement, as follows:

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(a)    First, to the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans and the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balances of their respective Bronx Terminal Market A Notes (calculated at a rate net of the primary servicing fee rate);

(b)    Second, pro rata, to the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans and to the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan, to apply to the principal balances of the Bronx Terminal Market Senior Pari Passu Companion Loans and the Bronx Terminal Market Mortgage Loan until their principal balances have been reduced to zero;

(c)    Third, to the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans and the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan, on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the applicable master servicer, the applicable special servicer or the trustee, as applicable) with respect to the Bronx Terminal Market Whole Loan pursuant to the terms of the Bronx Terminal Market Intercreditor Agreement or the related Non-Serviced PSA, as applicable;

(d)    Fourth, to the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans and the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan, pro rata, any prepayment or yield maintenance premium allocable to the Bronx Terminal Market A Notes, to the extent paid by the Bronx Terminal Market Whole Loan borrower;

(e)    Fifth, if the proceeds of any foreclosure sale or any liquidation of the Bronx Terminal Market Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a) through (d) and, as a result of a workout the aggregate principal balances of the Bronx Terminal Market A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the related Non-Serviced PSA by reason of the insufficiency of the Bronx Terminal Market Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans and the issuing entity, as holder of The Bronx Terminal Market Mortgage Loan, on a pro rata and pari passu basis (x) in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout plus (y) an amount equal to interest on the amount described in sub-clause (x) at the interest rate applicable to the Bronx Terminal Market A Notes;

(f)     Sixth, to the extent the holder of the Bronx Terminal Market Subordinate Companion Loan has made any payments or advances to cure defaults as described below under “—Cure Rights”, to reimburse the holder of the Bronx Terminal Market Subordinate Companion Loan for all such cure payments; and to the holder of the Bronx Terminal Market Subordinate Companion Loan in the amount of any other unreimbursed, reasonable out-of-pocket costs and expenses paid or incurred by such holder, in each case to the extent reimbursable by, but not previously reimbursed by, the Bronx Terminal Market borrower;

(g)    Seventh, to the holder of the Bronx Terminal Market Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the principal balance of the Bronx Terminal Market Subordinate Companion Loan (calculated at a rate net of the primary servicing fee rate);

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(h)   Eighth, to the holder of the Bronx Terminal Market Subordinate Companion Loan, in reduction of the principal balance of the Bronx Terminal Market Subordinate Companion Loan until its principal balance has been reduced to zero;

(i)     Ninth, to the holder of the Bronx Terminal Market Subordinate Companion Loan, any prepayment or yield maintenance premium allocable to the Bronx Terminal Market Subordination Companion Loan, to the extent paid by the Bronx Terminal Market Whole Loan borrower;

(j)     Tenth, if the proceeds of any foreclosure sale or any liquidation of the Bronx Terminal Market Whole Loan or the related Mortgaged Property exceed the amounts required to be applied in accordance with the foregoing clauses (a) through (i) and, as a result of a workout the principal balance of the Bronx Terminal Market Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the Bronx Terminal Market Subordinate Companion Loan (x) in an amount up to the reduction, if any, of the principal balance of the Bronx Terminal Market Subordinate Companion Loan as a result of such workout plus (y) an amount equal to interest on the amount described in sub-clause (x) at the interest rate applicable to the Bronx Terminal Market Subordinate Companion Loan;

(k)    Eleventh, to the Bronx Terminal Market Noteholders, on a pro rata basis based on their respective interest entitlements, any assumption or transfer fees, to the extent actually paid by the Bronx Terminal Market Whole Loan Borrower; and

(l)     Twelfth, if any excess amount, including without limitation, default interest, is available to be distributed in respect of the Bronx Terminal Market Whole Loan, and not otherwise applied in accordance with the foregoing clauses (a) through (k), any remaining amounts will be paid pro rata to the Bronx Terminal Market Noteholders.

Consultation and Control

The controlling noteholder under the Bronx Terminal Market Intercreditor Agreement (the “Bronx Terminal Market Controlling Noteholder”) will initially be the holder of the majority of the Bronx Terminal Market Subordinate Companion Loan (by principal balance). If a Bronx Terminal Market Control Appraisal Period with respect to the Bronx Terminal Market Subordinate Companion Loan occurs and is continuing, the holder of promissory note A-1, will become the Bronx Terminal Market Controlling Noteholder. If the holder of the Bronx Terminal Market Subordinate Companion Loan would be the Bronx Terminal Market Controlling Noteholder with respect to the Bronx Terminal Market Whole Loan, but any interest in such Bronx Terminal Market Subordinate Companion Loan is held by a Bronx Terminal Market Borrower Related Party, or a Bronx Terminal Market Borrower Related Party would otherwise be entitled to exercise the rights of the Bronx Terminal Market Controlling Noteholder in respect to the Bronx Terminal Market Subordinate Companion Loan, then a Bronx Terminal Market Control Appraisal Period will be deemed to have occurred with respect to such Bronx Terminal Market Subordinate Companion Loan. The Bronx Terminal Market Controlling Noteholder will have consent and/or consultation rights with respect to the Bronx Terminal Market Whole Loan similar, but not necessarily identical, to those held by the directing certificateholder under the terms of the related Non-Serviced PSA. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

“Bronx Terminal Market Borrower Related Party” means, with respect to the Bronx Terminal Market Whole Loan: (a) the related borrower, (b) any manager of the Bronx Terminal Market Mortgaged Property, (c) any Accelerated Mezzanine Loan Lender with

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respect to the Bronx Terminal Market Whole Loan or (d) any borrower party affiliate (as defined in the Bronx Terminal Market Intercreditor Agreement).

A “Bronx Terminal Market Control Appraisal Period” means any period with respect to the Bronx Terminal Market Whole Loan, if and for so long as: (a) (1) the initial principal balance of the Bronx Terminal Market Subordinate Companion Loan, minus, (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on the Bronx Terminal Market Subordinate Companion Loan, after the date of creation of the Bronx Terminal Market Subordinate Companion Loan, (y) any appraisal reduction amount or collateral deficiency amount, as applicable, for the Bronx Terminal Market Whole Loan that is allocated to the Bronx Terminal Market Subordinate Companion Loan, and (z) any losses realized with respect to the Bronx Terminal Market Mortgaged Property or the Bronx Terminal Market Whole Loan that are allocated to the Bronx Terminal Market Subordinate Companion Loan, is less than (b) 25% of the remainder of (i) the initial principal balance of the Bronx Terminal Market Subordinate Companion Loan, less (ii) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received by, the holders of the Bronx Terminal Market Subordinate Companion Loan, after the date of creation of the Bronx Terminal Market Subordinate Companion Loan, provided that a Bronx Terminal Market Control Appraisal Period will terminate upon the occurrence of a Bronx Terminal Market Threshold Event Cure (as defined below) by the holder of the Bronx Terminal Market Subordinate Companion Loan.

A “Bronx Terminal Market Threshold Event Cure” means the right of the holders of the Bronx Terminal Market Subordinate Companion Loan to avoid (or terminate) a Bronx Terminal Market Control Appraisal Period by providing Bronx Terminal Market Threshold Event Collateral in an amount which, when added to 90% of the appraised value of the Bronx Terminal Market Mortgaged Property as determined pursuant to the related Non-Serviced PSA and any Bronx Terminal Market Threshold Event Collateral then held by the servicer would cause the applicable Bronx Terminal Market Control Appraisal Period not to be in effect.

“Bronx Terminal Market Threshold Event Collateral” means either (a) cash collateral for the benefit of, and acceptable to, the applicable master servicer or (b) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institution meeting the ratings requirements as described in the Bronx Terminal Market Intercreditor Agreement to be held by the applicable master servicer or applicable special servicer.

Pursuant to the terms of the Bronx Terminal Market Intercreditor Agreement, if any consent, modification, amendment or waiver under or other action in respect of the Bronx Terminal Market Whole Loan (whether or not a servicing transfer event has occurred and is continuing) that would constitute a “major decision” under the Bronx Terminal Market Intercreditor Agreement (a “Bronx Terminal Market Major Decision”) has been requested or proposed or any fact or circumstance has occurred requiring that a Bronx Terminal Market Major Decision be made, or if the applicable master servicer or the applicable special servicer, as applicable, otherwise intends to make a Bronx Terminal Market Major Decision, at least ten (10) business days (thirty (30) days with respect to any proposed modification or waiver of any material provision governing the type, nature or amount of insurance coverage required to be obtained and maintained by the Bronx Terminal Market Whole Loan borrower) prior to taking action with respect to such Bronx Terminal Market Major Decision, the applicable master servicer or applicable special servicer, as applicable, must receive the written consent of the Bronx Terminal Market Controlling Noteholder (or its representative) before implementing a decision with respect to such Bronx Terminal Market Major Decision;

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provided, that if the applicable master servicer or applicable special servicer, as the case may be, does not receive a response within five (5) business days of its delivery of notice of a Bronx Terminal Market Major Decision, the applicable master servicer or applicable special servicer, as applicable, is required to deliver a second notice to the Bronx Terminal Market Controlling Noteholder, and if the Bronx Terminal Market Controlling Noteholder does not respond within five (5) business days of receipt of such second notice, it will have no further consent rights with respect to the specific action set forth in such notice and the Bronx Terminal Market controlling noteholder’s consent will be deemed to have been given; provided, further, that such failure to reply will not affect the rights of the Bronx Terminal Market controlling noteholder to consent to any future actions. Notwithstanding the foregoing, if a failure to take any such action at such time would be inconsistent with the servicing standard set forth in the related Non-Serviced PSA, the applicable Master Servicer or applicable Special Servicer, as the case may be, may take actions with respect to the Bronx Terminal Market Mortgaged Property before obtaining the consent of the Bronx Terminal Market Controlling Noteholder (or its representative) if the applicable special servicer reasonably determines in accordance with the such servicing standard that immediate action is necessary to protect the interests of the Bronx Terminal Market Noteholders.

At any time that the holder of the Bronx Terminal Market Subordinate Companion Loan is the Bronx Terminal Market Controlling Noteholder, if the Bronx Terminal Market borrower submits a DMV Space Reserve Release Request (as defined below), then the master servicer or special servicer, as applicable, must deliver notice thereof and all accompanying documentation to the Bronx Terminal Market Controlling Noteholder and its controlling noteholder representative, if any, and not process or implement any decision with respect to such request (or make a determination not to take action with respect to such request) unless and until it has received written instruction from the Bronx Terminal Market Controlling Noteholder. Upon receipt of such written instruction, the master servicer or special servicer, as applicable, is to follow such instruction and release or disburse funds from the DMV Space reserve (or not release or disburse such funds, as applicable) in accordance with the instructions. If the Master Servicer or Special Servicer, as applicable, has not received a response from the Bronx Terminal Market Controlling Noteholder within five business days after delivery of the notice thereof, the Master Servicer or Special Servicer, as applicable, must deliver an additional notice and if the Bronx Terminal Market Controlling Noteholder fails to respond to the Master Servicer or Special Servicer, as applicable, within five (5) business days after receipt of such second notice, the Master Servicer or Special Servicer, as applicable, may process and take action (or make a determination not to take action) without obtaining the consent or awaiting the instruction of the Bronx Terminal Market Controlling Noteholder.

“DMV Space Reserve Release Request” means a request from the Bronx Terminal Market borrower to release or disburse to the Bronx Terminal Market Mortgage Borrower all or any portion of the funds then remaining in the related reserve established under the Bronx Terminal Market loan documents, including any request that includes a request to waive or modify any of the conditions or requirements for release or disbursement set forth in the applicable provisions of the Bronx Terminal Market loan documents.

Notwithstanding the foregoing, the applicable master servicer and applicable special servicer, as the case may be, are not required to follow any advice or consultation provided by the Bronx Terminal Market Controlling Noteholder (or its representative) that would be inconsistent with the servicing standard set forth in the related Non-Serviced PSA require or cause the applicable master servicer or applicable special servicer to violate provisions of the Bronx Terminal Market Intercreditor Agreement or the related Non-Serviced PSA require

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or cause a violation of the terms of the Bronx Terminal Market Whole Loan or materially expand the scope of the applicable master servicer’s or applicable special servicer’s responsibilities under the related Non-Serviced PSA or the Bronx Terminal Market Intercreditor Agreement.

In addition, pursuant to the terms of the Bronx Terminal Market Intercreditor Agreement, the issuing entity, as a non-controlling note holder of a Bronx Terminal Market A Note will have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain Bronx Terminal Market Major Decisions or the implementation of any recommended action outlined in an asset status report relating to the Bronx Terminal Market Whole Loan. The consultation rights of the issuing entity will expire ten (10) business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if, the applicable master servicer or applicable special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the ten (10) business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the applicable master servicer or applicable special servicer, as applicable, is permitted to make any Bronx Terminal Market Major Decisions or take any action set forth in the asset status report before the expiration of the aforementioned ten (10) business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Bronx Terminal Market Noteholders. Neither the applicable master servicer nor applicable special servicer, as applicable, will be obligated at any time to follow or take any alternative actions recommended by the issuer as holder of the Bronx Terminal Market Mortgage Loan (or its representative).

Sale of Defaulted Bronx Terminal Market Whole Loan

Pursuant to the terms of the Bronx Terminal Market Intercreditor Agreement, if the Bronx Terminal Market Whole Loan becomes a defaulted loan pursuant to the terms of the related Non-Serviced PSA the applicable special servicer may elect to sell (1) the Bronx Terminal Market Whole Loan, subject to the consent right of the Bronx Terminal Market Controlling Noteholder, in which case such sale would include each of Bronx Terminal Market A Notes and the Bronx Terminal Market Subordinate Companion Loan as determined by the applicable Non-Serviced Special Servicer in accordance with the servicing standard under the related Non-Serviced PSA (taking into account the subordinate nature of the Bronx Terminal Market Subordinate Companion Loan), or (2) the Bronx Terminal Market Mortgage Loan together with the Bronx Terminal Market Senior Pari Passu Companion Loans and in the event of a sale under this clause (2), and subject to the terms of the related Non-Serviced PSA the holder of the Bronx Terminal Market Mortgage Loan (or its representative) will be permitted to submit an offer any sale of the Bronx Terminal Market Senior Pari Passu Companion Loans so long as such holder of the Bronx Terminal Market Mortgage Loan is not the Bronx Terminal Market Controlling Noteholder. In connection with any such sale, the applicable Non-Serviced Special Servicer will be required to follow the procedures set forth under the related Non-Serviced PSA. See “Pooling and Servicing Agreement—Sale of Defaulted Loans and REO Properties”. Proceeds of the sale of the Bronx Terminal Market Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments after a Bronx Terminal Market Triggering Event of Default” above.

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Purchase Option

The holder of the Bronx Terminal Market Subordinate Companion Loan will have the right to purchase, in whole but not in part, the Bronx Terminal Market A Notes, at the applicable defaulted mortgage loan purchase price, which is generally equal to unpaid principal, interest and expenses (but generally excluding prepayment premiums, default interest or late charges unless the holder is a Bronx Terminal Market Borrower Related Party) of the Bronx Terminal Market A Notes that are being purchased, by delivery of written notice (a “Bronx Terminal Market Purchase Notice”) during an event of default under the related mortgage loan documents or a servicing transfer event under the related Non-Serviced PSA, as applicable. Such purchase is required to comply with all requirements of the related Non-Serviced PSA and all actual costs and expenses related thereto will be paid by the purchasing noteholder. Upon delivery of the Bronx Terminal Market Purchase Notice to the selling Bronx Terminal Market Noteholders, such Bronx Terminal Market Noteholders will be required to sell (and the holder of the Bronx Terminal Market Subordinate Companion Loan delivering the Bronx Terminal Market Purchase Notice will be required to purchase) the applicable Bronx Terminal Market A Notes at the applicable defaulted mortgage loan purchase price, on a date (the “Defaulted Bronx Terminal Market Purchase Date”) not less than ten (10) and not more than sixty (60) days after the date of the Bronx Terminal Market Purchase Notice. The failure of the holder of the Bronx Terminal Market Subordinate Companion Loan to purchase the Bronx Terminal Market A Notes on the Defaulted Bronx Terminal Market Purchase Date will result in the termination of such right with respect to the event of default that gave rise to such right.

The right of the holder of the Bronx Terminal Market Subordinate Companion Loan to purchase the Bronx Terminal Market A Notes as described in this section will automatically terminate upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the Bronx Terminal Market Mortgaged Property.

Cure Rights

In the event that there is (a) a monetary event of default beyond applicable notice and grace periods with respect to the Bronx Terminal Market Whole Loan or (b) a non-monetary event of default beyond applicable notice and grace periods with respect to the

Bronx Terminal Market Whole Loan, then the holder of the Bronx Terminal Market Subordinate Companion Loan will have the right, but not the obligation, to: (A) cure such monetary event of default within seven (7) business days following the receipt of notice of such default and (B) cure such nonmonetary event of default within the later of (i) the expiration date of the cure period afforded to the borrower under the mortgage loan documents and (ii) thirty (30) days following receipt of notice of such default; provided that under certain circumstances the cure period with respect to a non-monetary event of default may be extended by up to ninety (90) days. If the holder of the Bronx Terminal Market Subordinate Companion Loan elects to cure a default by way of a payment of money (a “Bronx Terminal Market Cure Payment”), the holder of the Bronx Terminal Market Subordinate Companion Loan will be required to also pay, in addition to such Bronx Terminal Market Cure Payment, for all out-of-pocket costs, expenses, losses, liabilities, obligations, damages, penalties and disbursements imposed on, incurred by or asserted against the applicable master servicer or applicable special servicer or the holders of the applicable Bronx Terminal Market Notes, including all unreimbursed advances and any interest charged thereon. So long as an event of default exists that is being cured by the holder of the Bronx Terminal Market Subordinate Companion Loan and the applicable cure period has not expired, the default will not be treated as a Bronx Terminal Market Sequential Pay Event (i) for purposes of “—Application of Payments after a Bronx Terminal

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Market Sequential Pay Event” above, (ii) modifying, amending or waiving any provisions of the related Mortgage Loan documents, (iii) for purposes of triggering an acceleration of the Bronx Terminal Market Whole Loan or commencing foreclosure proceedings or similar legal proceedings with respect to the related Mortgaged Property, or (iv) for purposes of treating the Bronx Terminal Market Whole Loan as a specially serviced loan. Notwithstanding the foregoing, such right to cure is limited to a combined total of six (6) monetary defaults, no more than four (4) of which may be consecutive, and six (6) non-monetary defaults.

Special Servicer Appointment Rights

Pursuant to the terms of the Bronx Terminal Market Intercreditor Agreement, the Bronx Terminal Market Controlling Noteholder will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Bronx Terminal Market Whole Loan and appoint a replacement special servicer in in lieu thereof without the consent of the holders of the issuing entity, as holder of the Bronx Terminal Market Mortgage Loan or the holders of the Bronx Terminal Market Senior Pari Passu Companion Loans (or their representatives) in a manner that is substantially similar to that as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Interest Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in September 2024 and ending on the hypothetical Determination Date in October 2024. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

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Transaction Parties

The Sponsors and Mortgage Loan Sellers

Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC and JPMorgan Chase Bank, National Association on or about October 16, 2024 (the “Closing Date”). Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 30 Hudson Yards, 62nd Floor, New York, New York 10001. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

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Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2023, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $4.2 billion. Since the beginning of 2010 through July 31, 2024, Wells Fargo Bank originated approximately 2,895 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $67.8 billion, which were included in 227 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

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If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors. In addition, Wells Fargo Bank may in some instances have reduced the term interest rate that Wells Fargo Bank would otherwise charge on a Wells Fargo Bank mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Wells Fargo Bank mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Wells Fargo Bank mortgage loan satisfied

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Wells Fargo Bank’s minimum debt service coverage ratio underwriting requirements for such Wells Fargo Bank mortgage loan.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen

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or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;
●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;
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●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;
●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or
●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves
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may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Culver Collection Mortgage Loan (6.4%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and German American Capital Corporation. The 9950 Woodloch Mortgage Loan (0.9%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and Argentic Real Estate Finance 2 LLC.

From time to time, Wells Fargo Bank acquires mortgage loans originated by third parties and deposits such mortgage loans into securitization trusts. None of the Wells Fargo Bank Mortgage Loans included in this securitization was originated by a third party.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank

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Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;
●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed

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Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions of the Code.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the

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Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from July 1, 2021 to June 30, 2024 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)

WFCM Commercial Mortgage Trust 2018-C45, Commercial Mortgage Pass-Through Certificates, Series 2018-C45	x	Wells Fargo Bank, National Association	14	271,350,036.00	41.19	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
CIK #: 1741690		Barclays Bank PLC	11	172,882,585.00	26.24	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	7	113,800,000.00	17.27	0	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00	0.00	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC(11)	17	100,732,798.00	15.29	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Issuing Entity Subtotal			49	658,765,419.00	100.00	1	6,758,227.92	1.09	0	0.00	0.00	0.00	0.00	0.00	1	6,758,227.92	1.09	0.00	0.00	0.00	1	6,758,227.92	1.09

Wells Fargo Commercial Mortgage Trust 2015-C26, Commercial Mortgage Pass-Through Certificates, Series 2015-C26	X	Wells Fargo Bank, National Association	27	333,096,285.00	35.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1630513		Liberty Island Group I LLC	9	167,148,741.00	17.37	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	15	127,687,269.00	13.27	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	18	107,661,190.00	11.19	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC (12)	8	85,142,723.00	8.85	1	32,650,000.00	3.39	0	0.00	0.00	0	0.00	0.00	1	28,810,156.00	3.93	0	0.00	0.00	1	28,810,156.00	3.93
		Walker & Dunlop Commercial Property Funding I WF, LLC	3	46,800,000.00	4.86	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC	6	45,794,237.00	4.76	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	16	42,739,265.00	4.44	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			102	962,069,711.00	100.00	1	30,949,659.00	3.76	0	0.00	0.00	0	0.00	0.00	1	30,761,712.00	3.92	0	0.00	0.00	1	30,761,712.00	3.92

Wells Fargo Commercial Mortgage Pass-Through Certificates, Series 2018-C46		Wells Fargo Bank, National Association	16	253,493,356.00	36.63	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK# 1748940		Barclays Bank PLC(13)	8	147,873,396.00	21.37	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		BSPRT CMBS Finance, LLC	12	122,987,798.00	17.77	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Argentic Real Estate Finance LLC	10	121,505,000.00	17.56	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	3	46,250,000.00	6.68	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			49	692,109,550.00	100.00	1	32,100,000.00	4.80	0	0.00	0.00	1	32,100,000.00	5.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

FRESB 2018-SB53 Mortgage Trust, Multifamily Mortgage Pass-Through Certificates, Series 2018-SB53		Federal Home Loan Mortgage Corporation(14)(15)	226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			226	589,285,060.67	100.00	3	21,988,416.00	7.81	3	21,988,416.00	7.81	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

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Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)(10)

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2021-BNK31	X	Wells Fargo Bank, National Association	16	311,413,202.00	34.4	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Morgan Stanley Mortgage Capital Holdings LLC (16)	17	274,568,000.00	30.3	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Bank of America, National Association	11	259,652,948.00	28.7	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		National Cooperative Bank, N.A.	17	59,552,254.00	6.6	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			61	905,186,404.00	100.00	1	4,500,000.00	0.50	0	0.00	0.00	1	4,500,000.00	0.50	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Commercial Mortgages Asset Class Total			487	3,807,416,145.00		7	96,296,303.00		3	21,988,416.00		2	36,600,000.00		2	37,519,939.92		0	0.00		2	37,519,939.92

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)
(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d-l)
(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)
(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)
(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)
(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)
(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)
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(10)	Includes assets for which a party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Rule 15Ga-1 Reporting Period. (For columns v-x)
(11)	LNR Partners, LLC (“LNR”), as special servicer for Loan No. 27 (5800 N. Course, LLC, the “Loan”) claimed in a letter dated November 4, 2022, that C-III Commercial Mortgage LLC (“C-III”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the intent and execution of a cash flow sweep at origination of the Loan. LNR has demanded C-III repurchase the Loan due to a breach of the RWs. In a letter dated November 18, 2022, C-III acknowledged receipt of the LNR repurchase request and it is disputing LNR’s breach allegation.
(12)	Midland Loan Services, a Division of PNC Bank, National Association, as general special servicer (the “General Special Servicer”) for Mortgage Loan number 5 (with respect to the property known as “Aloft Houston by the Galleria,” located at 5415 Westheimer Road, Houston, TX 77056) (the “Aloft Houston Loan”), in a letter dated September 11, 2020 (the “Repurchase Request”), requested that Argentic Real Estate Finance LLC (“AREF”) (formerly known as Silverpeak Real Estate Finance LLC) repurchase the Aloft Houston Loan on the basis that a Material Document Defect occurred. In a letter dated September 21, 2020, AREF rejected the Repurchase Request because a Material Document Defect can be addressed by curing (as set forth in Section 5(a) of the applicable Mortgage Loan Purchase Agreement), and even if the deficiency described in the Repurchase Request were a Material Document Defect, it has already been cured, by virtue of the existence and effectiveness of an Interim Franchise Agreement that was executed on July 13, 2020. On January 6, 2021, counsel for the General Special Servicer on behalf of the Trustee filed a complaint in the Supreme Court of the State of New York seeking that AREF repurchase the Aloft Houston Loan on the basis of a Material Document Defect. On, August 29, 2023, the Supreme Court of the State of New York adjudicated in favor of the General Special Servicer on behalf of the Trustee. Argentic plans to appeal this judgement.
(13)	Argentic Services Company LP, as special servicer for the 350 East 52nd Street loan (the “Loan”) claimed in a letter dated February 25, 2022, that Barclays Bank PLC (“Barclays”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to a material defect related to the guarantor being a debtor in bankruptcy prior to the origination date of the Loan. Argentic Services Company LP has demanded Barclays repurchase the Loan due to a breach of the RWs. In a letter dated March 8, 2022, Barclays further acknowledged receipt of the Argentic Services Company LP repurchase request and noted it is reviewing the related circumstances to determine its course of action.
(14)	KeyBank National Association (“KeyBank”), as special servicer for the 287 McGuinness Boulevard loan, the 293 McGuinness Boulevard loan, and the 299 McGuinness Boulevard loan (together, the “Loans”) claimed in a letter dated April 18, 2022 that Federal Home Loan Mortgage Corporation (“Freddie Mac”, as the mortgage loan seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to NYC Buildings stop work orders and construction work violations not being remedied. On June 7, 2022, Freddie Mac sent notice of its election to repurchase the Loans at the applicable purchase price, without agreeing to the validity of the allegation of breach made in the special servicer’s communication. In said June 7, 2022 correspondence, Freddie Mac noted its intention to work with parties to the pooling and servicing agreement to effectuate such repurchase pursuant to the terms of the mortgage loan repurchase agreement.
(15)	Per the underlying trust documents, Federal Home Loan Mortgage Corporation (“Freddie Mac”) is the mortgage loan seller. With respect to the assets that were subject to repurchase demands, The Community Preservation Corporation, Inc. was the underlying originator.
(16)	KeyBank National Association (“KeyBank”), as special servicer for Loan No. 38 (1049 5th Avenue, the “Loan”) claimed in a letter dated September 7, 2023, that Morgan Stanley Mortgage Capital Holdings LLC (“Morgan Stanley”, as the Mortgage Loan Seller) breached certain representations and warranties (the “RWs”) made in the related mortgage loan purchase agreement due to the legality and enforceability of the mortgage. KeyBank has demanded Morgan Stanley repurchase the Loan due to one or more breaches of certain RWs.

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The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from April 1, 2024 through June 30, 2024 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on August 8, 2024, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on August 8, 2024, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $9,703,620.68 VRR Interest Balance of the VRR Interest. However, Wells Fargo Bank or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. Wells Fargo Bank will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers and an initial Risk Retention Consultation Party. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”) (26.4%), which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization. Morgan Stanley Bank is also the holder of certain of the Companion Loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

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MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2023.

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Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2023	5.1	1.7	2.4	4.0
Year ending December 31, 2022	12.3	2.7	3.8	6.5
Year ending December 31, 2021	16.8	6.9	4.8	11.7
Year ending December 31, 2020	6.4	2.2	2.6	4.9
Year ending December 31, 2019	18.4	6.3	3.4	9.8

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.
(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to June 30, 2024, Morgan Stanley Bank originated or acquired multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $121,332,233,023.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or borrower sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

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Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x

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and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
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●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the borrower sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.
●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.
●	Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified
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environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

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●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.
●	Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II environmental site assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.
●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical
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building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for scenario expected loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to the Morgan Stanley Group’s underwriting guidelines described above in respect of the MSMCH Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus. Except as described under such heading, none of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and

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attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;
●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms

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and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such Mortgage Loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to any mortgage loan that is part of a whole loan originated by one or more other originators, co-originated) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except

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to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing July 1, 2021 and ending June 30, 2024, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from April 1, 2024 through June 30, 2024 was set forth in a Form ABS-15G filed by MSMCH on August 12, 2024. The Central Index Key Number of MSMCH is 0001541557.

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Repurchases and Replacements(1)
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator(2)	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand(3)			Assets That Were Repurchased or Replaced(4)			Assets Pending Repurchase or Replacement (within cure period)(5)			Demand in Dispute(6)			Demand Withdrawn(7)			Demand Rejected(8)
			#	$	%	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)	#	$(9)	%(10)
Morgan Stanley Capital I Trust 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,139,689	(11)	0	-	(11)	0	-	(11)	0	-	(11)	1	11,139,689	(11)	0	-	(11)
		IXIS Real Estate Capital Inc.	29	394,907,946	24.4%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		NCB, FSB	76	186,437,861	11.5%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		Massachusetts Mutual Life Insurance Company	23	106,224,406	6.6%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		SunTrust Bank	13	84,420,011	5.2%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		Union Central Mortgage Funding, Inc.	23	48,313,591	3.0%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
		National Consumer Cooperative Bank	1	23,491,609	1.5%	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)	0	-	(11)
Issuing Entity Subtotal			232	1,616,114,632	100%	1	11,139,689	(11)	0	-	(11)	0	-	(11)	0	-	(11)	1	11,139,689	(11)	0	-	(11)
BANK 2021-BNK31 (0001840121)(12)	X	Wells Fargo Bank, N.A.	16	311,413,202	34.4%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		Morgan Stanley Bank, N.A.	17	274,568,000	30.3%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
		Bank of America, N.A.	11	259,652,948	28.7%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
		National Cooperative Bank, N.A.	17	59,552,254	6.6%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%	0	-	0%
Issuing Entity Subtotal			61	905,186,404	100%	1	4,500,000	0.5%	0	-	0%	0	-	0%	0	-	0%	1	4,500,000	0.5%	0	-	0%
Aggregate Total						2	15,639,689		0	-		0	-		0	-		2	15,639,689		0	-

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(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.
(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.
(3)	Reflects aggregate numbers for all demand activity shown in this table.
(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from July 1, 2021 through June 30, 2024. The demand related to loans reported in this column may have been received prior to such reporting period.
(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from July 1, 2021 through June 30, 2024
(6)	Includes demands received during and prior to the reporting period from July 1, 2021 through June 30, 2024 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.
(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from July 1, 2021 through June 30, 2024 The demand related to loans reported in this column may have been received prior to such reporting period.
(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from July 1, 2021 through June 30, 2024. The demand related to loans reported in this column may have been received prior to such reporting period.
(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the June 2024 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool or the relevant securitization was paid off entirely. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.
(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the June 2024 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.
(11)	The Morgan Stanley Capital I Trust 2006-IQ11 securitization was paid off entirely on August 16, 2021 and, as a result, the outstanding principal balance of such securitization as of June 30, 2024 was zero.
(12)	A repurchase demand was received with respect to the 1049 Fifth Avenue mortgage loan on August 28, 2023. Following such a demand, Morgan Stanley Mortgage Capital Holdings LLC repurchased the 1049 Fifth Avenue mortgage loan on November 15, 2023.
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Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank will retain $7,868,390.85 VRR Interest Balance of the VRR Interest. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. Morgan Stanley Bank will be required to retain its portion of the VRR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

JPMorgan Chase Bank, National Association

General

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation (“JPMC”) whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter, and of the depositor. Additional information, including the most recent Annual Report on Form 10-K for the year ended December 31, 2023, of JPMC, and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMC, as they become available, may be obtained without charge by each person to whom this prospectus is delivered at the SEC’s website at www.sec.gov. The 2023 annual report of JPMC is available on JPMC’s website at www.jpmorganchase.com. None of the documents that JPMC files with the SEC or any of the information on, or accessible through, either the SEC’s website or JPMC’s website, is part of, or incorporated by reference into, this prospectus.

JPMCB’s Securitization Program

The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, manufactured housing community and multifamily properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2022, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $181 billion. Of that amount, approximately $145 billion has been securitized by J.P. Morgan Chase Commercial Mortgage Securities Corp. (“JPMCCMSC”), a subsidiary of JPMCB, as depositor. In its fiscal year ended December 31, 2022, JPMCB originated approximately $6 billion of commercial mortgage loans, of which approximately $4 billion were securitized by JPMCCMSC.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a

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sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

Pursuant to certain interim servicing arrangements between Midland and JPMCB, a sponsor and a mortgage loan seller, or Midland and certain affiliates of JPMCB, Midland acts as primary servicer with respect to certain mortgage loans owned by JPMCB and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the JPMCB Mortgage Loans. There are currently no outstanding servicing advances made by Midland in regard to any JPMCB Mortgage Loan that is serviced by Midland prior to its inclusion in the trust fund.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the Mortgage Loans it is selling to the depositor (the “JPMCB Mortgage Loans”), has conducted a review of the JPMCB Mortgage Loans in connection with the securitization described in this prospectus. The review of the JPMCB Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of

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JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB Mortgage Loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB Mortgage Loans in this prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this prospectus regarding the JPMCB Mortgage Loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;
●	comparing numerical information regarding the JPMCB Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the JPMCB Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the JPMCB Mortgage Loans disclosed in this prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB Mortgage Loans to assist in the preparation of the disclosure in this prospectus. In anticipation of a securitization of each JPMCB Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB Mortgage Loan reviewed JPMCB’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the JPMCB Mortgage Loans prepared by origination counsel, and (iii) a review of due

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diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB Mortgage Loan for compliance with the REMIC provisions of the Code.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-1, based on their respective reviews of pertinent sections of the related Mortgage Loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB Mortgage Loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB Mortgage Loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB Mortgage Loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB Mortgage Loans to confirm that the JPMCB Mortgage Loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Standards and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB Mortgage Loans in this prospectus is accurate in all material respects. JPMCB also determined that the JPMCB Mortgage Loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect. JPMCB, and if appropriate its legal counsel, will review the Mortgage Loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (the “JPMCB’s Qualification Criteria”). JPMCB will engage a third party accounting firm to compare the JPMCB’s Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Standards and Processes

General. JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the issuing entity by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived

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or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the issuing entity were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this prospectus, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”), the underwriting of the JPMCB Mortgage Loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Certain Calculations and Definitions”.

Loan Approval. All mortgage loans originated by JPMCB require preliminary and final approval by a loan credit committee which includes senior executives of JPMCB. Prior to delivering a term sheet to a prospective borrower sponsor, the JPMCB origination team will submit a preliminary underwriting package to the preliminary CMBS underwriting committee. For loans under $30.0 million, approval by two committee members is required prior to sending a term sheet to the borrower sponsor. For loans over $30.0 million unanimous committee approval is required prior to sending the term sheet to the borrower sponsor. Prior to funding the loan, after all due diligence has been completed, a loan will then be reviewed by the CMBS underwriting committee and approval by the committee must be unanimous. The CMBS underwriting committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of

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assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Additional Information” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and LTV Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, appraisals may also reflect prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis. The “as-stabilized” or “as-complete” value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value or values set forth in the appraisal and relevant loan structure.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal

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balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of

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the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB generally requires borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts, however, it may waive certain of those requirements on a case by case basis based on the Escrow/Reserve Mitigating Circumstances described below. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
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●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Standards and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are JPMCB’s general underwriting guidelines with respect to the JPMCB Mortgage Loans. One or more JPMCB Mortgage Loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive

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characteristics are present as discussed above. In addition, in the case of one or more JPMCB Mortgage Loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the JPMCB Mortgage Loans were originated with variances from the underwriting guidelines disclosed above.

Compliance with Rule 15Ga-1 under the Exchange Act

JPMCCMSC’s most recently filed Form ABS-15G that includes information related to JPMCB was filed with the SEC on August 13, 2024, which is the same date as JPMCB’s most recently filed Form ABS-15G for this asset class. The Central Index Key (or CIK) number for JPMCCMSC is 0001013611 and the CIK number for JPMCB is set forth on the cover of this prospectus. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by JPMCB (or a predecessor), which activity occurred during the period from July 1, 2021 to June 30, 2024 (the “Rule 15Ga-1 Reporting Period” ) or is still outstanding.

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Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH (CIK # 0001743796)		JPMorgan Chase Bank, National Association	1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$333,200,000	100%	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00	1	$328,933,823	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2018-PHH MZ		JPMorgan Chase Bank, National Association	1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$94,300,000	100%	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00	1	$94,300,000	100%	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Chase Commercial Mortgage Securities Trust 2019-MFP		JPMorgan Chase Bank, National Association	1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
Total by Issuing Entity			1	$481,000,000	100%	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00	1	$221,103,521	100%	0	0.00	0.00	0	0.00	0.00
Total by Asset Class			2	$908,500,000		3	$644,337,344		0	0.00		0	0.00		2	$644,337,344		0	0.00		0	0.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) identifying asset-backed securities transactions that fall within the scope of Rule 15Ga-1 for which we are a securitizer and that are not covered by a filing to be made by an affiliated securitizer (“Covered Transactions”), (ii) gathering information in our records regarding demands for repurchase or replacement of pool assets in Covered Transactions for breaches of representations or warranties concerning those pool assets (“Repurchases”) that is required to be reported on Form ABS-15G (“Reportable Information”), (iii) identifying the parties in Covered Transactions that have a contractual obligation to enforce any Repurchase obligations of the party or parties making those representations or warranties based on our records
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(“Demand Entities”), and (iv) requesting all Reportable Information from trustees and other Demand Entities that is within their respective possession and which has not been previously provided to us. Our ability to Provide Reportable Information that is not already in our records is significantly dependent upon the cooperation of those other Demand Entities. Any applicable Reportable Information that is not contained herein is unknown and is not available to us without unreasonable effort or expense, because some Demand Entities are no longer in existence, some Demand Entities have not agreed to provide Reportable Information, some Demand Entities may not have provided complete Reportable Information, and some Demand Entities may be unable or unwilling to provide Reportable Information without unreasonable effort or expense (or without imposing unreasonable expense on us). The information in this Form ABS-15G has not been verified by any third party. In addition, the information in this Form ABS-15G does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

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Retained Interests in This Securitization

Neither JPMCB nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that JPMCB will retain $6,285,180.00 VRR Interest Balance of the VRR Interest. However, JPMCB or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. JPMCB will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Bank of America, National Association

General

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America’s Securitization Program

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

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Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2020	2021	2022	2023	As of 6/30/2024
Multifamily	$412,820,000	$1,576,830,000	$232,015,000	$0	$259,300,000
Office	805,375,000	2,238,206,667	591,310,000	789,100,001	384,900,000
Retail	1,055,850,000	529,055,000	859,459,375	1,056,100,000	88,755,000
Industrial	292,725,000	4,255,654,000	2,053,524,502	0	1,990,771,667
Manufactured Housing	12,950,000	197,260,000	70,735,000	19,000,000	4,750,000
Self Storage	210,841,250	303,825,400	762,467,500	24,150,000	556,593,000
Lodging	270,500,000	970,000,000	1,780,143,333	500,096,295	1,078,900,000
Mixed Use	219,725,000	139,610,000	0	23,750,000	92,250,000
Other	7,500,000	402,510,992	0	0	0
Total	$3,288,286,250	$10,612,952,059	$6,349,654,710	$2,412,196,296	$4,456,219,667

Bank of America is a sponsor and mortgage loan seller in this transaction. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview. Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America Mortgage Loans (as defined below), see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

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The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;
●	existing mortgage verification;
●	credit references;
●	certified financial statements for mortgagor and borrower principals;
●	tenant/resident leases;
●	ground leases;
●	property operating statements;
●	real estate tax bills;
●	purchase contract (if applicable);
●	appraisal;
●	engineering report;
●	seismic report (if applicable);
●	environmental report;
●	site plan;
●	certificate of occupancy;
●	evidence of zoning compliance;
●	insurance policies;
●	borrower structure/authority documents; and
●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America Mortgage Loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated

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entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x

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and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

In addition, Bank of America may in some instances have reduced the term interest rate that Bank of America would otherwise charge on a Bank of America Mortgage Loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the Bank of America Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Bank of America Mortgage Loan satisfied Bank of America’s minimum debt service coverage ratio underwriting requirements for such Bank of America Mortgage Loan.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to one-twelfth (1/12) of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.
●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to one-twelfth (1/12) of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance
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premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.
●	Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.
●	Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.
●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.
●	Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America Mortgage Loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning

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consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America Mortgage Loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●	Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of
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each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I environmental site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II environmental site assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.
●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.
●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or
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a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for scenario expected loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Co-Originated or Third Party Originated Mortgage Loans. From time to time, Bank of America originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Bank of America as the payee. Bank of America has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Bronx Terminal Market Mortgage Loan (6.0%) is part of a Whole Loan that was co-originated by Bank of America in conjunction with German American Capital Corporation, Starwood Mortgage Capital LLC and Wells Fargo Bank, National Association and was underwritten pursuant to the Bank of America underwriting guidelines.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America Mortgage Loans was originated (or, with respect to the Bronx Terminal Market Mortgage Loan (6.0%), originated in conjunction with one or more third parties) with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans (each a “Bank of America Mortgage Loan”) that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America Mortgage Loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America Mortgage Loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America Mortgage Loans, including:

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●	certain information from the related mortgage loan documents;
●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;
●	insurance information for the related mortgaged properties;
●	information from third party reports such as the appraisals, environmental and property condition reports;
●	credit and background searches with respect to the related borrowers; and
●	certain other information and search results obtained by Bank of America for each of the Bank of America Mortgage Loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;
●	comparing numerical information regarding the Bank of America Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and
●	recalculating certain percentages, ratios and other formulas relating to the Bank of America Mortgage Loans disclosed in this prospectus.

Legal Review. For each Bank of America Mortgage Loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America Mortgage Loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related

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purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America Mortgage Loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America Mortgage Loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America Mortgage Loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America Mortgage Loans included in the ten (10) largest mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America Mortgage Loans included in the next five (5) largest mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America Mortgage Loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America Mortgage Loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America Mortgage Loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America Mortgage Loan that it elects to substitute for a Bank of America Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Bank of America Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the Bank of America Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of

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America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing July 1, 2021 and ending June 30, 2024 (the “Bank of America Reporting Period”), the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the quarterly period from April 1, 2024 through June 30, 2024 was set forth in a Form ABS-15G filed by Bank of America on August 12, 2024. The Central Index Key Number of Bank of America is 0001102113.

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Repurchases and Replacements
Asset Class: Commercial Mortgages(1)

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bridger Commercial Funding LLC	55	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bank of America, N.A.	55	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4(10) (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	47,935,972.42	100.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	0	0	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	PNC Bank, National Association	52	0	0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
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Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[5]			Demand Withdrawn[6]			Demand Rejected[7]
			#	$	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%	#	$[8]	%
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(9) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	Bank of America, N.A.	20	135,238,389.20	37.29	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	Morgan Stanley Mortgage Capital Holdings LLC	31	125,997,824.00	34.74	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Morgan Stanley Bank of America Merrill Lynch Commercial Mortgage Pass-Through Certificates, Series 2014-C17(9) (0001612124)	X	CIBC Inc.	16	101,477,946.10	27.98	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Hudson’s Bay Simon JV Trust Commercial Mortgage Pass-Through Certificates 2015-HBFL(9)		JPMorgan Chase Bank, N.A. (52.63%), Bank of America, N.A. (23.68%), Column Financial, Inc. (23.68%), asset co-originated	1	655,046,285.70	100.00	0	0	0	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			514	1,065,696,417.42		0	0		0	0		0	0		4	0		0	0		0	0

(1)	Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that
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occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.
(3)	Reflects assets subject to new demands to repurchase or replace that were received during the Bank of America Reporting Period. Activity appearing in the other applicable columns of this table (“Assets That Were Repurchased or Replaced”, “Assets Pending Repurchase or Replacement (within cure period)”, “Demand in Dispute”, “Demand Withdrawn” and “Demand Rejected”) may relate to demands received during or prior to the Bank of America Reporting Period. If an asset was subject to a new demand and additional activity during the Bank of America Reporting Period, information regarding the asset will appear in this column and the other applicable column in this table.
(4)	Reflects assets that were repurchased or replaced during the Bank of America Reporting Period.
(5)	Includes assets for which any of the following situations apply as of the end of the Reporting Period:
a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by the end of the Bank of America Reporting Period;
b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or
c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the Bank of America Reporting Period.

(6)	Includes assets for which the party demanding the repurchase or replacement of such asset agreed during the Bank of America Reporting Period to rescind its demand.
(7)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of the end of the Bank of America Reporting Period.
(8)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and June 30, 2022, or (b) for any asset no longer part of the pool assets at the end of the Bank of America Reporting Period, as zero.
(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on August 12, 2024. The Central Index Key Number of Bank of America is 0001102113.
(10)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on August 12, 2024. The Central Index Key Number of BAMLCM is 0001005007.

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Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $5,969,782.73 VRR Interest Balance of the VRR Interest. However, Bank of America or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time. Bank of America will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The Depositor

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation, is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the certificates, the VRR Interest and the Mortgage Loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates and the VRR Interest to the tax administrator to the extent necessary to perform REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities law liabilities, and (v) signing or contracting with the master servicer, signing any Annual Report on Form 10-K, including the certification required under the Sarbanes-Oxley Act, and any Distribution Reports on Form 10-D and Current Reports on Form 8-K required to be filed by the issuing entity. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders and the VRR Interest Owners.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders and the VRR Interest Owners upon the appointment of certain successor entities under the PSA.

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The Issuing Entity

The issuing entity, BANK5 2024-5YR10 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates and the VRR Interest, making distributions, providing reports to Certificateholders and VRR Interest Owners and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates or the VRR Interest, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties―The Certificate Administrator and Trustee”, “—The Master Servicer” and “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the operating advisor and the asset representations reviewer. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Certificate Administrator and Trustee

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as certificate administrator, certificate registrar, trustee and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $5.1 billion (USD) in assets as of June 30, 2024. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services

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since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (together with Wells Fargo Bank, collectively “Wells Fargo”) sold substantially all of its Corporate Trust Services (“CTS”) business to Computershare Limited, Computershare Trust Company, and Computershare Delaware Trust Company (collectively, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On and after November 1, 2021, Wells Fargo has been transferring its roles, duties, rights, and liabilities under the relevant transaction agreements to Computershare. For any transaction where the roles of Wells Fargo have not yet transferred to Computershare, Computershare, as of November 1, 2021, performs all or virtually all of the obligations of Wells Fargo as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2024, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 528 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $292 billion (USD).

In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2024, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,261 commercial mortgage-

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backed securities transactions with an aggregate outstanding principal balance of more than $716 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any cash credited to the accounts that the certificate administrator is required to maintain pursuant to the PSA will be held by one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders and the VRR Interest Owners. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2024, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 429,158 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsor or their affiliates and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For two CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2023 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2023 Computershare CMBS Annual Statement of Compliance”).

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed that certain classes were underpaid and other classes overpaid for two consecutive months. The payment error was caused by an administrative error relating to the reimbursement of non-recoverable advances. Computershare Trust Company corrected the error in the next month.

For one CMBS transaction, the related Subject 2023 Computershare CMBS Annual Statement of Compliance disclosed an administrative error processing the servicer’s report where funds received in connection with a principal adjustment on a liquidated loan were not distributed to holders resulting in an underpayment to one class. Computershare Trust Company revised the distribution to correct the payment error three months after the payment error occurred.

For each of the two CMBS transactions, the related Subject 2023 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has reinforced

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its policies or implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity.  However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

The current long-term issuer ratings of Computershare are “BBB” by Morningstar DBRS, “BBB” by Fitch, “A-” by KBRA, “Baa2” by Moody’s and “BBB” by S&P.

The information set forth under this heading “—The Certificate Administrator and Trustee” has been provided by Computershare Trust Company.

For a description of any material affiliations, relationships and related transactions between Computershare Trust Company and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator and the trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator and the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator and the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicer

Wells Fargo Bank, National Association

On August 20, 2024, Wells Fargo & Company announced that it had entered into a definitive agreement with Trimont LLC (“Trimont”) to sell its third-party servicing segment of its commercial mortgage servicing business (“CMS”) (the “Transaction”). The Transaction is expected to close Q1 2025 subject to customary closing conditions (the “CMS Acquisition Closing Date”). Most of the CMS employees of Wells Fargo Bank along with most of the existing CMS systems and technology, aligned with the third-party servicing segment, are expected to transfer to Trimont as part of the Transaction. The Transaction does not include, and the retained employees will service, Wells Fargo Bank’s originated loans for Fannie Mae, Freddie Mac (only primary servicing), and FHA/Ginnie Mae.

Wells Fargo Bank will perform its obligations as master servicer under the PSA through its CMS line of business. In connection with the Transaction, Wells Fargo Bank intends to transfer its duties, obligations and rights as master servicer under the PSA to Trimont LLC or another Trimont-affiliated entity that satisfies the eligibility and consent requirements applicable to a successor master servicer under the PSA, or to otherwise engage Trimont LLC or another Trimont-affiliated entity as its agent to execute all of its powers and perform all of its duties as master servicer under the PSA; provided that the terms of the PSA will state that any such appointment of Trimont LLC or another Trimont-affiliated entity as its agent will not relieve Wells Fargo Bank of responsibility for its duties or obligations under the PSA.

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Until the CMS Acquisition Closing Date, Wells Fargo Bank is expected to act as the master servicer for all of the Mortgage Loans to be deposited into the issuing entity and as the primary servicer for the Serviced Companion Loans other than any covered by the Midland Primary Servicing Agreement (in such capacity, the “Master Servicer”). Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0293-080, 2001 Clayton Road, Concord, California 94520. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-23A, 550 South Tryon Street, 23rd Floor, Charlotte, North Carolina 28202.

Wells Fargo Bank is also (i) an anticipated holder of a portion of the VRR Interest and expected to be an initial Risk Retention Consultation Party, (ii) a sponsor, an originator and a mortgage loan seller, (iii) an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter, (iv) the master servicer under the WFCM 2024-5C1 PSA, pursuant to which the 9950 Woodloch Whole Loan is serviced, (v) the master servicer under the BANK5 2024-5YR9 PSA, pursuant to which the Baybrook Mall Whole Loan and The Piazza Whole Loan are being serviced and (vi) the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Wells Fargo Bank has been servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2021	As of 12/31/2022	As of 12/31/2023	As of 6/30/2024
By Approximate Number:	29,704	27,480	25,184	24,552
By Approximate Aggregate Unpaid Principal Balance (in billions):	$619.35	$599.96	$569.60	$564.13

Within this portfolio, as of June 30, 2024, are approximately 19,129 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $448.4 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of June 30, 2024, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

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The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2021	$461,645,275,707	$1,395,817,923	0.30%
Calendar Year 2022	$447,783,265,998	$1,178,103,154	0.26%
Calendar Year 2023	$417,536,836,151	$951,214,812	0.23%
YTD Q2 2024	$415,484,757,684	$951,597,104	0.23%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and DBRS, Inc. (“Morningstar DBRS ”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

US Servicer Ratings	Fitch[1]	S&P	Morningstar DBRS[2]
Primary Servicer:	CPS1	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2+	Above Average	MOR CS2

1 Fitch’s rating does not reflect the impact of the definitive agreement to enter into the Transaction. Fitch will evaluate the Transaction and its impact on operations on Wells Fargo Bank when Fitch is provided notice by the parties on the scope and timing of the Transaction. The servicer ratings of Wells Fargo Bank are likely to be placed on “Rating Watch Negative” during the integration period associated with the Transaction as is consistent with Fitch’s criteria and historical practice.

2 Each rating from Morningstar DBRS has been placed “Under Review with Negative Implications” following the announcement of the Transaction. Morningstar DBRS will monitor Wells Fargo Bank’s “ability to fulfill its ongoing duties and obligations without any service disruptions.”

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s Investors Service, Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation. In light of COVID-19 and related social distancing, shelter-in-place and similar guidance and requirements, Wells Fargo Bank instituted a requirement that its personnel, including those in the commercial mortgage servicing group, but subject to certain exceptions, work remotely, beginning on March 16, 2020 or as soon as possible thereafter, and continuing until March 14, 2022. Personnel returned to their offices on March 14 on a hybrid flexible model that allows for some remote work. This remote-working capability is part of Wells Fargo Bank’s business continuity plan.

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Based on management’s review of its remote-working capability and resources and its daily review of actual results since instituting the remote-working requirement, Wells Fargo Bank does not expect the remote-working to adversely affect its servicing operations in any material respect.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the Master Servicer will remain responsible for its duties thereunder. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;
●	audit services;
●	tracking and reporting of flood zone changes;
●	abstracting of leasing consent requirements contained in loan documents;
●	legal representation;
●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;
●	performance of property inspections;
●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;
●	Uniform Commercial Code searches and filings;
●	insurance tracking and compliance;
●	onboarding-new loan setup;
●	lien release-filing & tracking;
●	credit investigation & background checks; and
●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans and the Serviced Companion Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans and Serviced Companion Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

Wells Fargo Bank (in its capacity as the Master Servicer) will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans or

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the Serviced Companion Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans, Serviced Companion Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The Master Servicer will enter into one or more agreements with the mortgage loan sellers (1) to purchase the master servicing rights to the related Mortgage Loans and the primary servicing rights with respect to certain of the related Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Companion Loans and/or (2) to be appointed as the master servicer or primary servicer, as the case may be, with respect to such Mortgage Loans and Serviced Companion Loans.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, which may include, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by Bank of America that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Pursuant to certain interim servicing arrangements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, which may include, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any MSMCH Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regard to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $9,703,620.68 VRR Interest Balance of the VRR Interest. However, Wells Fargo Bank or its affiliates may retain certificates. Any

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such party will have the right to dispose of any such certificates at any time. Wells Fargo Bank will be required to retain its portion of the VRR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of the master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicer’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The Primary Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), is expected to act as the primary servicer of with respect to certain Mortgage Loans to be sold to the depositor by JPMorgan Chase Bank, National Association (collectively 18.9%) (such Mortgage Loans, the “Midland Serviced Mortgage Loans”). Midland is expected to be initially responsible for the primary servicing and administration of such Midland Serviced Mortgage Loans pursuant to a certain primary servicing agreement expected to be entered into between Midland, as primary servicer, and Wells Fargo Bank, National Association, as master servicer (the “Midland Primary Servicing Agreement”). Certain servicing and administrative functions may also be provided by one or more subservicers that previously serviced the mortgage loans for the applicable loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary

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servicer for investment-grade CMBS by S&P, Moody’s, Fitch, Morningstar DBRS and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar DBRS. For each category, S&P ranks Midland as “Strong”. Morningstar DBRS ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed.

Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA and Midland Primary Servicing Agreement, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;

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●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Midland Serviced Mortgage Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Midland Serviced Mortgage Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland may enter into one or more arrangements with the Directing Certificateholder, a Controlling Class Certificateholder, any directing certificateholder, any Companion Holder, the other Certificateholders (or an affiliate or a third-party representative of one or more of the preceding) or any other person with the right to appoint or remove and replace the special servicer to provide for (i) a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation and/or (ii) certain services, in each case, in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA and any related co-lender agreement and limitations on the right of such person to remove the special servicer.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, VRR Interest Owners, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

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As of June 30, 2024, Midland was master and primary servicing approximately 19,890 commercial and multifamily mortgage loans with a principal balance of approximately $445 billion. The collateral for such loans may be located in all 50 states, the District of Columbia, Puerto Rico, Guam, US Virgin Islands and Canada. Approximately 13,838 of such loans, with a total principal balance of approximately $342 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2021 to 2023.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
CMBS	$302	$328	$336
Other	$301	$315	$244
Total	$603	$642	$580

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2021 to 2023.

As of June 30, 2024, Midland was named the special servicer in approximately 308 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $118 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 185 assets with an outstanding principal balance of approximately $4.6 billion.

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2021 to 2023.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2021	2022	2023
Total	$163	$162	$119

Midland is also (i) the special servicer under the BANK5 2024-5YR9 PSA, pursuant to which the Baybrook Mall Whole Loan and The Piazza Whole Loan are being serviced and the Bronx Terminal Market Whole Loan is being initially serviced until the related servicing shift date, (ii) expected to be the master servicer under the Benchmark 2024-V10 PSA, pursuant to which the Culver Collection Whole Loan and the Bronx Terminal Market Whole Loan are expected to be serviced and (iii) is the primary servicer of the Baybrook Mall Whole Loan and The Piazza Whole Loans under the 5YR9 Midland Primary Servicing Agreement.

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From time to time, Midland and/or its affiliates may purchase or sell securities, including, CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between MSMCH and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

PNC Bank, National Association (“PNC Bank”) and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the trust fund as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

The foregoing information concerning the Primary Servicer has been provided by Midland.

Summary of the Midland Primary Servicing Agreements

Midland has acquired the right to be appointed as the primary servicer of the Midland Serviced Mortgage Loans and any related Companion Loans (together with the Midland Serviced Mortgage Loans, the “Midland Serviced Loans”). Accordingly, Wells Fargo Bank, National Association, as master servicer, and Midland, as primary servicer, will be required to enter into the Midland Primary Servicing Agreement to be dated as of October 1, 2024. The primary servicing of the Midland Serviced Loans will be governed by the Midland Primary Servicing Agreement. The following summary describes certain provisions of the Midland Primary Servicing Agreement relating to the primary servicing and administration of the Midland Serviced Loans. Any reference to Mortgage Loans (or related defined terms) in this section is intended to only apply to the Midland Serviced Mortgage Loans.

Pursuant to the Midland Primary Servicing Agreement, Midland, as primary servicer, on behalf of the Master Servicer, will be responsible for certain of the obligations of the Master Servicer with respect to the Midland Serviced Mortgage Loans described in “Pooling and Servicing Agreement”, including, but not limited to: collecting monthly payments and escrow and reserve payments and maintaining a primary servicer collection account and applicable escrow and reserve accounts (consistent with the requirements of the PSA) to hold such collections; remitting to the Master Servicer on a timely basis monthly payments less any primary servicing fees, escrow and reserve payments, funds allocated for payment to any related Serviced Companion Loan Holder and payments in the nature of additional servicing compensation due to Midland, as primary servicer; collecting borrower reports, budgets, operating statements, income statements, and rent rolls; preparing reports (including, but not limited to, collection reports, monthly remittance reports, and various CREFC® reports) and performing annual inspections of the related Mortgaged Property; promptly notifying the Master Servicer of any defaults under the Midland Serviced Mortgage Loans, collection issues or customer issues; provided that Midland will not take any action with respect to enforcing such loans without the prior written approval of the Master Servicer; monitoring borrower insurance obligations on such loans and obtaining such

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property level insurance when the borrower fails to maintain such insurance; maintaining an appropriate fidelity bond and errors and omissions insurance (or self-insurance). Midland will be responsible for performing the primary servicing of the Midland Serviced Loans in a manner consistent with the Servicing Standard under the PSA.

Midland may hold certain original letters of credit on behalf of the Master Servicer and trustee for the benefit of the Certificateholders and the VRR Interest Owners, but will not hold any other portion of a Mortgage File; provided that from time to time, Midland may temporarily have possession of certain other documents in the Mortgage File in connection with certain servicing duties. Additionally, Midland will be responsible for maintaining the servicing file (or any portion thereof) and releasing files in accordance with the PSA and the Midland Primary Servicing Agreement. Any portion of the servicing file or the Mortgage File in Midland’s possession will be required to be held by Midland, on behalf of the Master Servicer for the benefit of the Certificateholders and the VRR Interest Owners and will be identified in accordance with Midland’s customary procedures by assigning a loan number that will reflect the ownership of the related Mortgage Loan by the trustee.

Midland will have no obligation to make, or be permitted to make, any principal and interest advance or any servicing advances except as described in the following sentence. With respect to any servicing advance required to be made on an urgent or emergency basis such that Midland is unable to provide the Master Servicer with sufficient notice to enable the Master Servicer to make such servicing advance, Midland may, in Midland’s sole discretion, make such servicing advance with prior notice to the Master Servicer if reasonably practicable and the Master Servicer will be required to reimburse Midland for such servicing advance and interest thereon within 5 Business Days of receipt of written request therefor.

Midland will not communicate directly with any Rating Agency regarding the Midland Serviced Mortgage Loans or the Midland Primary Servicing Agreement except in limited circumstances set forth in the Midland Primary Servicing Agreement.

For so long as Midland is not the Special Servicer under the PSA, Midland may not take any action with respect to any Major Decision or certain other actions as set forth in the Midland Primary Servicing Agreement unless Midland has confirmed with the Master Servicer that the Master Servicer is either obligated to process or that the Master Servicer and the special servicer have mutually agreed that the Master Servicer will process such request pursuant to the PSA. Following such confirmation, Midland may not permit or consent to any Major Decision or take any other action requiring the approval of the Master Servicer under the Midland Primary Servicing Agreement without the prior written approval of the Master Servicer. Such consent will be subject to the consent of the Special Servicer to the extent set forth in the PSA. Midland will process and close any defeasance and obtain any required consent of the Master Servicer to such defeasance. The Master Servicer will be required to request any such approvals or any Rating Agency Confirmation, if applicable.

During any such time that Midland is acting as the Special Servicer under the PSA (if Midland were to be appointed as a successor to the Special Servicer), and subject to the following paragraph, if pursuant to the PSA the Master Servicer is responsible for processing any Major Decision or certain other actions as set forth in the Midland Primary Servicing Agreement, then Midland will be required to perform the obligations of the Master Servicer with respect to such transaction (including dealing directly with, and obtaining the consent of, the special servicer on matters for which the PSA requires the Master Servicer to deal with, or obtain the consent of, the Special Servicer) without the approval of the Master Servicer, but subject to all requirements and restrictions set forth in the relevant provisions of the PSA and the paragraph below; provided, however, that the Midland will be required to

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copy the Master Servicer on all correspondence to the Special Servicer and the related mortgagor regarding such matters and Midland will be required to prepare any package and analysis necessary to obtain any required Rating Agency Confirmation and forward such package to the Master Servicer. Midland will process and close any defeasance and obtain any required consent of the Master Servicer to such defeasance. The Master Servicer (not Midland) will deal with the 17g-5 Information Provider and the Rating Agencies to the extent required by the PSA with respect to such matters. Notwithstanding the foregoing, with respect to any assumption, transfer, defeasance, or certain other actions as set forth in the Midland Primary Servicing Agreement for which the PSA does not require the Master Servicer to obtain the consent or approval of the Special Servicer, Midland will not be permitted to consent to any such action without the prior written consent of the Master Servicer. With respect to any such proposed action requiring the consent of the Master Servicer, Midland will be required to perform and forward to the Master Servicer any analysis, recommendation or other information required to be prepared and/or delivered by the Master Servicer and, if the Master Servicer consents to any such modification, extension, waiver, consent or other action, Midland will close such transaction or grant such consent. Midland will not be permitted to permit any principal prepayment or defeasance with respect to any Mortgage Loan or Serviced Companion Loan without the written consent of the Master Servicer.

In the event that Midland, in the good faith and reasonable judgment of the Master Servicer, violates the Servicing Standard or otherwise commits a “Servicer Termination Event” under the PSA in connection with the granting or withholding of any approval as described in the prior paragraph, Midland thereafter will no longer be permitted to exercise the approval rights described in the prior paragraph and will thereafter be required to seek the approval of the Master Servicer. Midland, in processing each of these transactions, will be required to apprise the Master Servicer of its actions from time to time, to the extent and as further set forth in the Midland Primary Servicing Agreement. Midland will also be required to provide all reasonable cooperation to the Master Servicer in connection with the Master Servicer’s duties under the PSA to oversee Midland as a sub-servicer.

Midland will also timely provide such certifications, reports and registered public accountant attestations required by the Midland Primary Servicing Agreement or by the Master Servicer to permit it to comply with the PSA and the depositor to comply with its Exchange Act reporting obligations.

With respect to all servicing responsibilities of the Master Servicer under the PSA which are not being performed by Midland under the Midland Primary Servicing Agreement, Midland will be required to reasonably cooperate with the Master Servicer to facilitate the timely performance of such servicing responsibilities.

As compensation for its activities under the Midland Primary Servicing Agreement, Midland will be paid a primary servicing fee with respect to the Midland Serviced Loans only to the extent that the Master Servicer receives the servicing fee with respect to such Midland Serviced Loans under the PSA. Midland will be entitled to certain additional servicing compensation as further set forth in the Midland Primary Servicing Agreement with respect to the Midland Serviced Loans, including, but not limited to, a portion of Modification Fees, assumption fees and defeasance fees, but only from amounts to which the Master Servicer is entitled under the PSA.

Neither Midland nor any partners, directors, officers, shareholders, members, managers, employees or agents of Midland (the “Midland Parties”) will be under any liability to the Master Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Midland Primary Servicing Agreement, or for errors in judgment.

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However, this will not protect the Midland Parties against any breach of warranties or representations made in the Midland Primary Servicing Agreement, or against any liability that would otherwise be imposed on Midland by reason of its willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Midland Primary Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties under the Midland Primary Servicing Agreement or by reason of its negligent disregard of its obligations or duties under the Midland Primary Servicing Agreement. The Midland Parties will be indemnified by the Master Servicer against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses (including, without limitation, costs and expenses of litigation and of enforcement of this indemnity, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) (collectively, the “Losses”) incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Serviced Loans or the certificates or the VRR Interest resulting from the Master Servicer’s willful misconduct, bad faith, fraud, or negligence in the performance of duties under the Midland Primary Servicing Agreement or negligent disregard of its obligations under the Midland Primary Servicing Agreement. The Midland Parties will be indemnified by the Trust, to the extent provided in the PSA, against any Losses incurred by Midland in connection with any actual or threatened legal or administrative action (whether in equity or at law) or claim relating to the Midland Primary Servicing Agreement, the Midland Serviced Loans, the certificates or the VRR Interest, other than any Losses (i) that are specifically required to be borne by Midland without right of reimbursement pursuant to the terms of the Midland Primary Servicing Agreement, (ii) that are incurred in connection with any breach of representation or warranty made by Midland in the Midland Primary Servicing Agreement, (iii) that are incurred by reason of by reason of willful misconduct, bad faith, or negligence of Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or negligent disregard of obligations and duties under the Midland Primary Servicing Agreement; provided, however, that the indemnification described in this sentence will be strictly limited to any actual amount of indemnification received by the Master Servicer under the PSA as a result of pursuing the Trust on behalf of Midland for such indemnification.

Midland will indemnify and hold harmless the Master Servicer and its partners, directors, officers, shareholders, members, managers, employees or agents against any Losses incurred by the Master Servicer in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Midland Primary Servicing Agreement, the PSA, the certificates or the VRR Interest by reason of (1) any breach by Midland of a representation or warranty made by Midland in the Midland Primary Servicing Agreement or (2) any willful misconduct, bad faith, or negligence by Midland in the performance of its obligations or duties under the Midland Primary Servicing Agreement or under the PSA or by reason of negligent disregard of such obligations and duties.

The Midland Primary Servicing Agreement may be terminated with respect to a particular Midland Serviced Loan or in certain cases the entire Midland Primary Servicing Agreement only if any of the following occurs:

●	the Master Servicer (or the depositor to the extent the depositor has the right to terminate Midland under the PSA) elects to terminate Midland following an event of default under the Midland Primary Servicing Agreement (which will generally be similar in nature and scope to the Servicer Termination Events described under “Pooling and Servicing Agreement—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events”);
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●	upon resignation by Midland in accordance with the terms of the Midland Primary Servicing Agreement;
●	at the option of the purchaser of any Midland Serviced Loans pursuant to the terms of the PSA; provided that any such termination pursuant to this clause will only be effective with respect to the purchased Midland Serviced Loans and not with respect to the entire agreement;
●	Midland becomes an “affiliate of” the Third Party Purchaser, as defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rules, and Midland is a servicer as contemplated by Item 1108(a)(2) of Regulation AB;
●	upon the later of the final payment or other liquidation of the last Midland Serviced Loans and disposition of all REO Property and remittance of all funds thereunder;
●	upon termination of the PSA; or
●	by mutual consent of Midland and the Master Servicer in writing.

Notwithstanding the foregoing, upon any termination of Midland, Midland will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination and is required to cooperate fully with the Master Servicer to transition primary servicing of the Midland Serviced Loans to the Master Servicer or its designee.

Additionally, in connection with the BANK5 2024-5YR9 transaction, Wells Fargo Bank entered into a primary servicing agreement (the “5YR9 Midland Primary Servicing Agreement”) with Midland that governs the primary servicing of the Baybrook Mall Whole Loan and The Piazza Whole Loan. Midland is required to primary service the Baybrook Mall Whole Loan and The Piazza Whole Loan in accordance with the 5YR9 Midland Primary Servicing Agreement and the BANK5 2024-5YR9 PSA. The 5YR9 Midland Primary Servicing Agreement has terms substantially similar to the Midland Primary Servicing Agreement described above, however, certain terms, such as events of default and termination triggers, correspond to the terms of the BANK5 2024-5YR9 PSA rather than those contained in the PSA.

The foregoing information under this section titled “—The Midland Primary Servicing Agreement” has been provided by Wells Fargo Bank. None of the depositor, the underwriters, the Special Servicer, the operating advisor, the asset representations reviewer, the trustee, the certificate administrator or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

The Special Servicer

Rialto Capital Advisors, LLC

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is expected to act as the special servicer and in such capacity is expected to initially be responsible for the servicing and administration of Specially Serviced Loans (other than any Excluded Special Servicer Loan and any non-serviced whole loan) and REO Properties (in such capacity, the “Special Servicer”)as well as the reviewing of certain Major Decisions and other transactions relating to Mortgage Loans and other Special Servicer Decisions for all of the Mortgage Loans (other than any Excluded Special Servicer Loan and any non-serviced whole loan), and in certain circumstances, will review, evaluate and provide or withhold consent as to

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certain Major Decisions and Special Servicer Decisions and other transactions relating to such Mortgage Loans and Serviced Companion Loans that are Non-Specially Serviced Loans, pursuant to the PSA. RCA maintains its principal servicing office at 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2+” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P and a commercial mortgage special servicer ranking of “MOR CS2” by Morningstar DBRS. RCA is also rated by Kroll Bond Rating Agency, LLC.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”) and a Securities and Exchange Commission registered investment adviser. RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of March 31, 2024, RCM was the sponsor of, and certain of its affiliates were investors in, 13 private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as co-investments, joint ventures and separately managed accounts, having over $17.2 billion of regulatory assets under management in the aggregate. Of the 13 Funds, 10 are focused in whole or in part on investments in commercial mortgage-backed securities, distressed and value add real estate related investments, mezzanine debt and/or credit investments.

As of March 31, 2024, RCM has underwritten and purchased, primarily for the Funds, over $10.5 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 205 securitizations totaling over $214 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

Rialto Management Group, LLC, together with its subsidiaries RCA and RCM (excluding Stone Point), had 292 employees as of March 31, 2024 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the benefit of the certificateholders and the VRR Interest Owners. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been

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pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of March 31, 2024, RCA and its affiliates were actively special servicing approximately 383 portfolio loans (and REO properties) with an unpaid principal balance of approximately $10.32 billion (see footnote 2 to the chart below).

As of March 31, 2024, RCA is also performing special servicing for approximately 164 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 9,216 assets with an unpaid principal balance at securitization of approximately $153.7 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The following table sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2021	As of 12/31/2022	As of 12/31/2023	As of 03/31/2024
Number of CMBS Pools Named Special Servicer	140	151	158	164
Approximate Aggregate Unpaid Principal Balance(1)	$142.3 billion	$149.2 billion	$150.4 billion	$153.7 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	470	360	361	383
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$9.41 billion	$8.54 billion	$9.30 billion	$10.32 billion

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(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.
(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard (as defined in the PSA).

RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates or the VRR Interest.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. It is noted that, in November 2021, Icahn Partners LP and Icahn Partners Master Fund LP (together, the “Icahn Funds”)

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purportedly acquired 84% of the Class E certificates of COMM 2012-CCRE4 Commercial Pass-Through Certificates (the “CCRE4 Trust”). At that time, the value of the Class E certificates had already been written down to zero. Immediately following the acquisition of their interest in the CCRE4 Trust, in December 2021, the Icahn Funds made a request that the CCRE4 Trust’s trustee deem a “Servicer Termination Event” to have occurred in connection with the special servicing by RCA of a specific CCRE4 Trust asset, the Prizm Outlets mall in Nevada. The basis of the Icahn Funds’ request was their allegation that RCA violated the servicing standard by obtaining inflated appraisals from CBRE – Valuation & Advisory Services to prevent control from shifting to the Class E certificateholders and engaging in a 39-month plan to rehabilitate the asset. The CCRE4 trustee has not concluded that the Icahn Funds’ allegations have any merit, and has neither commenced an investigation nor indicated that it intends to pursue any claims related to the allegations. Nevertheless, on June 15, 2022, the Icahn Funds filed a lawsuit against RCA in the District Court for Clark County, Nevada based on the same allegations set forth in its “Servicer Termination Event” notice to the CCRE4 trustee. RCA denies that the claims have merit and intends to assert many legal and factual defenses against those claims. The case is still in the discovery stage. RCA continues to serve as special servicer of the CCRE4 Trust and has not been terminated.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders or the VRR Interest Owners.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

RCA is an affiliate of RREF V - D AIV RR L, LLC, the entity expected (or whose affiliate is expected) to purchase the Class X-F, Class X-G, Class F, Class G and Class H-RR certificates, and be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than (a) any non-serviced mortgage loan or (b) any excluded loan with respect to the directing certificateholder). In addition, RCA is expected to be appointed as an initial special servicer under the Benchmark 2024-V10 PSA, which governs the servicing and administration of the Culver Collection Whole Loan and the Bronx Terminal Market Whole Loan. RCA is expected to serve as initial special servicer with respect to the Culver Collection Whole Loan, but is not expected to serve as initial special servicer with respect to the Bronx Terminal Market Whole Loan, under the Benchmark 2024-V10 PSA. RCA is an affiliate of the entities that are expected to be, respectively, the initial special servicer with respect to the Bronx Terminal Market Whole Loan and the controlling class certificateholder and initial controlling class representative under the Benchmark 2024-V10 PSA. Except as described above, as of the Closing Date, neither RCA nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, RCA or its affiliates may, in the future, retain or own interests in certain other classes of certificates. Any such party will have the right to dispose of such certificates at any time except with respect to the Horizontal Risk Retention Certificates (as defined below). RCA or an affiliate assisted RREF V - D AIV RR L, LLC and/or

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one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

The foregoing information regarding RCA under this section titled “—The Special Servicer” has been provided by RCA.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus).

The special servicer may be terminated, with respect to the Mortgage Loans and Serviced Companion Loans, without cause, by (i) the applicable Certificateholders (if a Control Termination Event has occurred and is continuing) and (ii) the Directing Certificateholder (for so long as a Control Termination Event does not exist), as described and to the extent in “Pooling and Servicing Agreement— Replacement of Special Servicer Without Cause” in this prospectus.

The special servicer may resign under the PSA as described under “Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer” in this prospectus.

Certain duties and obligations of RCA as the special servicer and the provisions of the PSA are described under “Pooling and Servicing Agreement”, “—Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Provisions” and “—Inspections” in this prospectus. RCA’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” below.

The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

RCA, in its capacity as special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the special servicer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” and “—Rights Upon Servicer Termination Event”. The special servicer’s rights and obligations with respect to indemnification, and certain limitations on the special servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Operating Advisor and Asset Representations Reviewer

BellOak, LLC (“BellOak”) will act as the operating advisor and asset representations reviewer under the Pooling and Servicing Agreement with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). BellOak has an address at 200 N. Pacific Coast Highway, Suite 1400, El Segundo, California 90245 and its telephone number is (332) 236-8495.

BellOak is a privately held commercial real estate finance advisory firm headquartered in El Segundo, California. BellOak is a dedicated CMBS Operating Advisor that has been organized to provide the requisite independent, third-party surveillance and oversight on behalf of CMBS certificateholders.

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BellOak’s technology utilizes an asset management platform that leverages proprietary software with a dedicated technology team to customize for idiosyncratic needs.

There are no legal proceedings pending against BellOak, or any property of BellOak, that are material to the Certificateholders or the VRR Interest Owners, nor does BellOak have actual knowledge of any proceedings of this type contemplated by governmental authorities.

As of June 30, 2024, BellOak was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $43.3 billion issued in 49 transactions.

As of June 30, 2024, BellOak was acting as asset representations reviewer for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $13.3 billion issued in 16 transactions.

BellOak satisfies each of the standards of “Eligible Operating Advisor” set forth in “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. BellOak: (a) is an operating advisor on other CMBS transactions rated by any of Moody’s, Fitch, KBRA, S&P and/or Morningstar DBRS and none of those rating agencies has qualified, downgraded or withdrawn any of its rating or ratings of one or more classes of certificates for any such transaction citing concerns with BellOak as the sole or material factor in such rating action; (b) (x) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in collateral analysis and loss projections, and (y) has (or all of the personnel responsible for supervising the obligations of the Operating Advisor have) at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; (c) can and is making the representations and warranties as operating advisor set forth in the Pooling and Servicing Agreement; (d) is not (and is not Risk Retention Affiliated with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, any Mortgage Loan Seller, a Borrower Party, the Directing Certificateholder, the Retaining Parties, a Successor Third-Party Purchaser or a depositor, trustee, certificate administrator, Master Servicer, or Special Servicer with respect to the securitization of any Companion Loan or any of their respective affiliates; (e) has not been paid by the Special Servicer or any successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the Special Servicer or the appointment of a successor special servicer to become the Special Servicer; and (f) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than its fees from its role as Operating Advisor; provided that BellOak, in its capacity as Asset Representations Reviewer, is entitled to receive related fees as set forth in the Pooling and Servicing Agreement.

In addition, BellOak believes that its financial condition will not have any material adverse effect on the performance of its duties under the Pooling and Servicing Agreement.

The foregoing information under this “—The Operating Advisor and the Asset Representations Reviewer” heading regarding BellOak has been provided by BellOak.

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For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer of obligations are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

This transaction is required to comply with the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) as they relate to commercial mortgage-backed securities. Wells Fargo Bank will act as the “retaining sponsor” (as defined in the Credit Risk Retention Rules, the “Retaining Sponsor”),

The Retaining Sponsor is expected to satisfy its risk retention requirement through a combination of the following:

●	The VRR Interest is intended to be an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules). Wells Fargo Bank, Bank of America, Morgan Stanley Bank, N.A. and JPMorgan Chase Bank, National Association, (the “Retaining Parties”) will retain the indicated amount of the VRR Interest below.
o	The VRR Interest will have an aggregate VRR Interest Balance as of the Closing Date of approximately $29,826,974.26, representing approximately 3.56% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the certificates (other than the Class R certificates) and the VRR Interest). The effective interest rate of the VRR Interest will be equal to the WAC Rate. A portion of the VRR Interest will be certificated and represented by the definitive Class RR certificates (the “Class RR Certificates”), and a portion of the VRR Interest will be uncertificated and referred to herein as the “RR Interest”. The owner of the RR Interest is referred to as the “RR Interest Owner” and the RR Interest Owner and the holders of the Class RR Certificates (the “Class RR Certificateholders”) are referred to collectively as the “VRR Interest Owners”.
o	Wells Fargo Bank will be permitted to offset the amount of its required risk retention by the portions of the VRR Interest acquired by each of Bank of America, National Association, Morgan Stanley Bank, N.A. and JPMorgan
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Chase Bank, National Association, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

o	On the Closing Date, Wells Fargo Bank, National Association, a national banking association, the Retaining Sponsor, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $9,703,620.68 of the VRR Interest, representing approximately 32.5% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Morgan Stanley Bank, N.A., in its capacity as a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of Morgan Stanley Mortgage Capital Holdings LLC, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $7,868,390.85 of the VRR Interest, representing approximately 26.4% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Morgan Stanley Bank, N.A., originated approximately 26.4% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest (but such percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest is at least 20%), in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. JPMorgan Chase Bank, National Association, a national banking association, will acquire from the depositor, and retain, in the form of the RR Interest, $6,285,180.00 of the VRR Interest, representing approximately 21.1% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. JPMorgan Chase Bank, National Association originated approximately 21.1% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest (but such percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest is at least 20%), in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Bank of America, National Association, a national banking association, will acquire from the depositor, and retain, in the form of a portion of the Class RR Certificates, $5,969,782.73 of the VRR Interest, representing approximately 20.0% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest and representing at least 20% of the aggregate VRR Interest Balance of all of the outstanding VRR Interest. Bank of America, National Association, originated approximately 20.0% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest (but such percentage ownership of the aggregate VRR Interest Balance of all of the outstanding VRR Interest is at least 20%), in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Each Retaining Party (other than Wells Fargo Bank, National Association) will acquire its applicable portion of the VRR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules,
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whereby such Retaining Party will sell to the depositor the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the VRR Interest.  The VRR Interest Balance of such applicable portion of the VRR Interest (i) will, subject to certain adjustments for deal proceeds and expenses, represent a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

●	The Retaining Sponsor is expected to satisfy the remainder of its risk retention requirement through the purchase by RREF V - D AIV RR L, LLC, a Delaware limited liability company, the “third-party purchaser” (as defined in the Credit Risk Retention Rules, the “Third Party Purchaser”) of the Class H-RR certificates (the “Horizontal Risk Retention Certificates”), with an estimated initial Certificate Balance of $30,300,381 and representing approximately 1.46% of the aggregate fair value of the certificates (other than the Class R certificates) and the VRR Interest as of the Closing Date, determined in accordance with Generally Accepted Accounting Principles (“GAAP”). The Horizontal Risk Retention Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, the Retaining Sponsor, the Third Party Purchaser and other risk retention related matters, in the event the Credit Risk Retention Rules (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the Retaining Sponsor, the Third Party Purchaser or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules (or such relevant portion thereof).

None of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, the arrangements described in this “Credit Risk Retention” section have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Consequently, the offered certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Regulation. In addition, none of the sponsors, the depositor or the underwriters, or their respective affiliates, or any other person intends, at any time, to take any action in respect of the securitization constituted by the issue of the certificates and the VRR Interest for purposes of, or in connection with, any person’s compliance with any Future UK Securitization Rules. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in this prospectus.

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Qualifying CRE Loans; Required Credit Risk Retention Percentage

The sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5.0%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

VRR Interest Available Funds

The right to payment of holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R certificates (as a collective whole). The amount available for distribution to the holders of the VRR Interest on each Distribution Date (other than from Yield Maintenance Charges and Prepayment Premiums) will, in general, equal the sum of (i) the Vertically Retained Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the VRR Interest Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “VRR Interest Available Funds”).

The “Non-Vertically Retained Percentage” is 100% minus the Vertically Retained Percentage.

The “Vertically Retained Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the initial VRR Interest Balance of the VRR Interest, and the denominator of which is the sum of (i) the aggregate initial Certificate Balance of all of the classes of Principal Balance Certificates and (ii) the initial VRR Interest Balance of the VRR Interest.

The “VRR Interest Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the VRR Interest Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Vertically Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate VRR Interest Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the VRR Interest Available Funds, in the following order of priority:

First, to the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, in respect of interest, up to an amount equal to the VRR Interest Interest Distribution Amount for such Distribution Date;

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Second, to the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, in reduction of the VRR Interest Balance thereof, an amount equal to the VRR Interest Principal Distribution Amount for such Distribution Date, until the VRR Interest Balance of the VRR Interest has been reduced to zero; and

Third, to the RR Interest and the Class RR Certificates, pro rata based on their respective VRR Interest Balances, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of unreimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, however, that to the extent any VRR Interest Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “VRR Interest Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “VRR Interest Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Vertically Retained Percentage divided by the Non-Vertically Retained Percentage.

Allocation of VRR Interest Realized Losses

The certificate administrator will be required to allocate any VRR Interest Realized Losses to the VRR Interest in reduction of the VRR Interest Balance thereof.

The “VRR Interest Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement

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Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any REO Loans (excluding any portion allocable to the related Companion Loan, if applicable) as of the related Determination Date, is less than (ii) the VRR Interest Balance of the VRR Interest after giving effect to distributions of principal on such Distribution Date.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the VRR Interest the Vertically Retained Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

The HRR Interest

Third Party Purchaser

It is anticipated that RREF V – D AIV RR L, LLC, a Delaware limited liability company (the “Third Party Purchaser”), will act as the “third-party purchaser” by purchasing the Horizontal Risk Retention Certificates, and will agree to hedging, transfer, financing and other restrictions applicable to a “third-party purchaser” (and its affiliates) under the Credit Risk Retention Rules. The Third Party Purchaser is wholly owned, directly or indirectly, by RREF V – D AIV HoldCo RR, LLC, which was formed with a primary purpose of investing in commercial mortgaged-backed securities, including the junior tranches of such securities (“CMBS B-Piece Securities”) and which is an affiliate of Rialto Capital Advisors, LLC. The Third Party Purchaser’s affiliates have been a third-party purchaser in many other CMBS securitizations and have held CMBS B-Piece Securities and served as controlling class representative and directing certificate holder (or in a similar capacity) in other CMBS securitizations. The Third Party Purchaser is advised by Rialto Capital Management, LLC, a Delaware limited liability company (“RCM”), an affiliate of the expected special servicer and experienced commercial real estate debt investor. RCM has underwritten and purchased, primarily for funds under its management, as of March 31, 2024, over $10.5 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 205 securitizations totaling approximately $214 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in the majority of these transactions. See “Transaction Parties—The Special Servicers” for additional information about the Third Party Purchaser, RCM, Rialto Capital Advisors, LLC and their respective affiliates.

RREF V – D AIV RR L, LLC or its affiliate is expected to (i) act as the initial Third Party Purchaser, (ii) retain the Class H-RR certificates and (iii) be the initial Controlling Class Certificateholder and appoint itself the initial Directing Certificateholder (other than with respect to any Non-Serviced Mortgage Loan and any applicable Excluded Loan). An affiliate of RREF V – D AIV RR L, LLC may also purchase one or more other classes of certificates. Rialto Capital Advisors, LLC is also expected to be appointed as the initial special servicer with respect to the Culver Collection Mortgage Loan, which is expected to be serviced under the Benchmark 2024-V10 Pooling and Servicing Agreement, and RREF V - D AIV RR L, LLC is the initial controlling class certificateholder and initial controlling class representative under the Benchmark 2024-V10 Pooling and Servicing Agreement.

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General

The Third Party Purchaser is expected to purchase the Horizontal Risk Retention Certificates, consisting of the classes of certificates identified in the table below.

Class of Horizontal Risk Retention Certificates	Expected Initial Certificate Balance	Estimated Fair Value (in $) and Estimated Range of Fair Value (in %) of the Horizontal Risk Retention Certificates(1)	Expected Purchase Price(2)
Class H-RR	$30,300,381	$12,624,716 / 1.43% - 1.49%	41.6652%

(1)	The estimated fair value (expressed as a dollar amount) and estimated range of fair values (expressed as a percentage of the aggregate fair value of all of the certificates (other than the Class R certificates) and VRR Interest) of the Horizontal Risk Retention Certificates. The fair value of the Horizontal Risk Retention Certificates have been determined as described under “—Yield-Priced Certificates”. The fair value of the other certificates has been determined by the Retaining Sponsor as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(2)	Expressed as a percentage of the expected initial Certificate Balance of the Horizontal Risk Retention Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the Horizontal Risk Retention Certificates to be acquired by the Third Party Purchaser is approximately $12,624,716, excluding accrued interest.

The aggregate fair value of the Horizontal Risk Retention Certificates and the VRR Interest is expected to be equal to or above 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates) and VRR Interest. The Retaining Sponsor estimates that, in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it is required to retain an eligible risk retention interest with an aggregate fair value dollar amount of between approximately $42,228,465 and $44,174,833, representing 5.0% of the aggregate fair value, as of the Closing Date, of all of the certificates (other than the Class R certificates) and the VRR Interest.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the Horizontal Risk Retention Certificates that will be retained by the Third Party Purchaser based on actual sale prices and finalized tranche sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “—Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice disclosures are expected to be included in a Current Report on Form 8-K on, or a reasonable period after, the Closing Date.

Material Terms of the Eligible Horizontal Residual Interest

On any Distribution Date, the aggregate amount available for distributions from the Mortgage Loans, net of specified servicing and administrative costs and expenses, will be distributed to the certificates in sequential order in accordance with their respective principal and interest entitlements (beginning with the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates), in each case as set forth under “Description of the Certificates—Distributions—Priority of Distributions”. On any Distribution Date, Realized Losses on the Mortgage Loans will be allocated first, to the Class H-RR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C

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certificates, seventh, to the Class B certificates, eighth, to the A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Class A-1, Class A-2 and Class A-3 certificates, in each case until the Certificate Balance of that class has been reduced to zero. See “Description of the Certificates—Distributions—Priority of Distributions” and “Pooling and Servicing Agreement—The Directing Certificateholder”.

For a description of other material payment terms of the Classes of Yield-Priced Certificates identified in the table above in “—General”, see “Description of the Certificates”.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates (collectively, the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve, and the Class X-F, Class X-G, Class F, Class G and Class H-RR certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield. The Retaining Sponsor calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each class of Treasury-Priced Principal Balance Certificates and each class of Yield-Priced Certificates with certificate balances as described below. CMBS such as the Class X-A, Class X-B and Class X-D certificates (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Retaining Sponsor made its determination of the fair value of the Treasury-Priced Principal Balance Certificates and the Interest-Only Certificates based on a number of inputs and assumptions consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates. It should be noted in reviewing the fair value discussion below, that certain of the inputs and assumptions, such as yields, credit spreads, prices and coupons, are not directionally correlated. Variations from the base case in the direction of the high or low estimates will not necessarily occur in the same manner, in the same direction or to the same degree for each applicable input or assumption at any given point in time or as a result of any particular market condition. For example, with respect to any particular class of certificates, treasury yields may widen in the direction of the high estimate provided, while credit spreads may tighten in the direction of the low estimate provided.

Treasury-Priced Principal Balance Certificates

Based on the Structuring Assumptions and assuming a 0% constant prepayment rate (“CPR”), the Retaining Sponsor calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of this securitization based on when principal payments are required to be made under the terms of the underlying mortgage loan documents during each Collection Period and which classes of Treasury-Priced Principal Balance Certificates will be entitled to receive principal payments based on the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Retaining Sponsor calculated the weighted average life for each class of Treasury-Priced Principal Balance Certificates.

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Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2YR	2.949%	3.580%	3.985%
3YR	2.898%	3.478%	3.918%
5YR	2.950%	3.500%	3.919%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using the treasury yield curve with 2, 3 and 5 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Treasury-Priced Principal Balance Certificates as of the date of this prospectus. The actual credit spread for a particular class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the Treasury-Priced Principal Balance Certificates based on the Retaining Sponsor’s observation and experience in the placement of CMBS with similar characteristics.

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Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	0.75%	0.85%	0.95%
Class A-2	0.98%	1.08%	1.18%
Class A-3	1.00%	1.10%	1.20%
Class A-S	1.40%	1.55%	1.70%
Class B	1.65%	1.80%	2.00%
Class C	2.00%	2.20%	2.50%
Class D	3.40%	3.65%	4.00%
Class E	4.90%	5.15%	5.50%

Discount Yield Determination

The discount yield (the “Discount Yield”) for each class of Treasury-Priced Principal Balance Certificates is the sum of the Interpolated Yield for such class and the related credit spread established at pricing. For an expected range of estimated values for each class of Treasury-Priced Principal Balance Certificates, see the table titled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of Treasury-Priced Principal Balance Certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	3.6738%	4.3796%	4.9019%
Class A-2	3.9264%	4.5785%	5.0989%
Class A-3	3.9485%	4.5994%	5.1190%
Class A-S	4.3499%	5.0500%	5.6190%
Class B	4.5999%	5.3000%	5.9190%
Class C	4.9499%	5.7000%	6.4190%
Class D	6.3499%	7.1500%	7.9190%
Class E	7.8499%	8.6500%	9.4190%

Determination of Class Sizes

The Retaining Sponsor was provided credit support levels for each class of Treasury-Priced Principal Balance Certificates by each Rating Agency. A credit support level for a particular class of Treasury-Priced Principal Balance Certificates reflects the Rating Agency’s assessment of the aggregate Certificate Balance of Principal Balance Certificates that would be required to be subordinate to that class of Treasury-Priced Principal Balance Certificates in order to satisfy that Rating Agency’s internal ratings criteria to permit it to issue a particular credit rating. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, or a stipulation by the b-piece buyer, if applicable, the Retaining Sponsor determined the highest required credit support level of the Rating Agencies selected to rate a particular class of Treasury-Priced Principal Balance Certificates, or of the b-piece buyer, if applicable (the “Constraining Level”). In certain circumstances the Retaining Sponsor may have elected not to engage an NRSRO for particular Classes of Principal Balance Certificates, based in part on the credit support levels

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provided by that NRSRO. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The aggregate Certificate Balance for the Class A-1, Class A-2 and Class A-3 certificates was determined by multiplying the aggregate Initial Certificate Balance by a percentage equal to 1.0 minus 0.3. The Certificate Balance for the Class A-S certificates was determined by multiplying the Initial Certificate Balance by a percentage equal to 1.0 minus such class’s Constraining Level, minus the percentage of the Initial Certificate Balance represented by the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates. For each other subordinate class of Treasury-Priced Principal Balance Certificates, that class’s Certificate Balance was determined by multiplying the Initial Pool Certificate Balance by a percentage equal to the difference between the credit support level for the immediately senior class of Treasury-Priced Principal Balance Certificates and such subordinate class’s Constraining Level.

Target Price Determination

The Retaining Sponsor determined a target price (the “Target Price”) or target coupon (the “Target Coupon”) for each class of Treasury-Priced Principal Balance Certificates on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions or, with respect to a Target Coupon, on the basis of the coupon associated with similar CMBS with similar credit ratings, cash flow profiles and prepayment risk in recent securitization transactions. The Target Price or Target Coupon, as applicable, that was utilized for each class of Treasury-Priced Principal Balance Certificates is set forth in the table below. The Target Prices and Target Coupons utilized by the Retaining Sponsor have not changed materially during the prior year.

Class of Certificates	Target Price(1)
Class A-1	100%
Class A-2	101%
Class A-3	103%
Class A-S	103%
Class B	103%
Class C	100%
Class D	NAP
Class E	NAP

(1)	The Target Price with respect to a Class of certificates may not be achieved if such Class accrues interest at the WAC Rate.

Target Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Target Coupon
Class D	4.000%
Class E	4.000%

Determination of Assumed Certificate Coupon

With respect to each class of Treasury-Priced Principal Balance Certificates (other than the Class D and Class E Certificates), based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the assumed certificate coupon (the

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“Assumed Certificate Coupon”) by calculating what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price. The Assumed Certificate Coupon with respect to each class of the Class D and Class E certificates is equal to the related Target Coupon. The Assumed Certificate Coupon for each class of certificates and range of Assumed Certificate Coupons generated as a result of the range of possible Discount Yields as of the Closing Date is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance
Certificates

Class of Certificates	Low Estimate of Assumed Certificate Coupon	Base Case Assumed Certificate Coupon	High Estimate of Assumed Certificate Coupon
Class A-1	3.707%	4.413%	4.935%
Class A-2	4.157%	4.807%	5.326%
Class A-3	4.625%	5.281%	5.804%
Class A-S	5.022%	5.727%	6.299%
Class B	5.274%	5.979%	6.588%(1)
Class C	4.943%	5.684%	6.511%(2)
Class D	4.000%	4.000%	4.000%
Class E	4.000%	4.000%	4.000%

(1)	WAC Rate.
(2)	WAC Rate minus a specified percentage.

Determination of Treasury-Priced Expected Price

Based on the Assumed Certificate Coupons, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Retaining Sponsor determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the certificate balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Interest-Only Certificates

Based on the Structuring Assumptions and assuming a 100% CPY prepayment rate, the Retaining Sponsor calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each class of certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the underlying Mortgage Loan documents and the payment priorities described in “Description of the Certificates—Distributions—Priority of Distributions”. On the basis of the periodic reduction in the Notional Amount of each Class of Interest-Only Certificates, the Retaining Sponsor calculated the weighted average life for each such class of Interest-Only Certificates.

Treasury Yield Curve

The Retaining Sponsor utilized the assumed treasury yield curve in the table below in determining the range of estimated fair value for the Interest-Only Certificates. The actual

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treasury yield curve that will be used as a basis for determining the price of the Interest-Only Certificates is not known at this time and differences in the treasury yield curve will ultimately result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below titled “Range of Treasury Yield Curve Values”. The Retaining Sponsor identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Retaining Sponsor’s estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the Interest-Only Certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yield Curve Values

Tenor	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
3YR	2.898%	3.478%	3.918%
5YR	2.950%	3.500%	3.919%

Based on the treasury yield curve, the Retaining Sponsor will determine for each class of Interest-Only Certificates the yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that class’s weighted average life, by using a linear interpolation using treasury yield curves with 3 and 5 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination

The Retaining Sponsor determined the credit spread for each class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of such class of Interest-Only Certificates as of the date of this prospectus. The actual credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then-current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Retaining Sponsor identified the range presented in the table below from the base case credit spread percentage, which is the Retaining Sponsor’s estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Retaining Sponsor’s experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	0.75%	0.85%	0.95%
Class X-B	0.80%	0.90%	1.00%
Class X-D	1.25%	1.50%	1.75%

Discount Yield Determination

The Discount Yield for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread. For an expected range of values for each class of Interest-Only Certificates, see the table titled “Range of Discount Yields for the Interest-Only Certificates” below. The Retaining Sponsor identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit

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spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	3.6849%	4.3436%	4.8687%
Class X-B	3.7387%	4.3952%	4.9188%
Class X-D	4.1899%	4.9957%	5.6688%

Determination of Scheduled Certificate Interest Payments

Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Retaining Sponsor determined the range of Scheduled Certificate Interest Payments for each scenario for each Class of Interest-Only Certificates based on the difference between the WAC Rate in effect from time to time, over the weighted average of the Pass-Through Rate(s) of the underlying Class(es) of Principal Balance Certificates upon which the Notional Amount of such Class of Interest-Only Certificates is based.

Determination of Interest-Only Expected Price

Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Retaining Sponsor determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of that class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Retaining Sponsor determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons. The lower the Assumed Certificate Coupon for the Principal Balance Certificates, the higher the corresponding Interest-Only Expected Price for a class of certificates will be, therefore, the low range of estimated fair values of the Interest-Only Certificates will correspond to the high range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates and correspondingly, the high range of estimated fair values of the Interest-Only Certificates will correspond to the low range of the estimate of Assumed Certificate Coupons for the Principal Balance Certificates.

Yield-Priced Certificates

The Yield-Priced Certificates include the Class X-F, Class X-G, Class F, Class G and Class H-RR Certificates, and the valuation of each such class of Yield-Priced Certificates was based on the price (based on (a) a targeted discount yield of (i) 12.5000% for the Class X-F and Class F Certificates, (ii) 27.0000% for the Class X-G and Class G Certificates, and (iii) 30.0179% for the Class H-RR Certificates, (b) a targeted coupon equal to (x) 4.00% with respect to the Class F and Class G Certificates, (y) the WAC Rate minus 4.00% with respect to the Class X-F and Class X-G Certificates and (z) the WAC Rate with respect to the Class H-RR Certificates, (c) the Structuring Assumptions and (d) 0% CPR for the Class X-F, Class X-G, Class F, Class G and Class H-RR certificates) each as agreed to between the sponsors and the Retaining Party, as set forth under “—Material Terms of the Eligible Horizontal Residual Interest” above.

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Determination of Class Size

The Retaining Sponsor determined the Certificate Balance of each class of Yield-Priced Certificates (other than the Class X-F and Class X-G Certificates) in the same manner described above under “—Determination of Amount of Required Horizontal Credit Risk Retention—Treasury-Priced Principal Balance Certificates—Determination of Class Sizes”.

Determination of Yield-Priced Expected Price

Based on the Assumed Certificate Coupons, the targeted discount yield and the Scheduled Certificate Principal Payments for each class of Yield-Priced Certificates, the Retaining Sponsor determined the price (the “Yield-Priced Expected Price”) expressed as a percent of the Certificate Balance or Notional Amount, as applicable, of that class by determining the net present value of the Scheduled Certificate Principal Payments (if applicable) and interest accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield.

Calculation of Estimated Fair Value

Based on the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, the Retaining Sponsor determined the estimated fair value of each class of certificates (other than the Class R certificates) by multiplying the range of the Treasury-Priced Expected Prices, the Interest-Only Expected Prices and the Yield-Priced Expected Prices, as applicable, by the related Certificate Balance or Notional Amount. The Retaining Sponsor determined the range of estimated fair values for each class of certificates based on the low estimate and high estimate of expected prices.

Range of Estimated Fair Values for the Certificates
(Other than the Class R Certificates)

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Estimate of Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$8,456,848	$8,456,812	$8,456,939
Class A-2(1)	$201,999,048	$201,991,996	$201,997,047
Class A-3(1)	$367,859,974	$367,858,486	$367,863,244
Class X-A	$18,564,956	$30,512,554	$45,887,388
Class X-B	$726,803	$4,586,816	$9,490,330
Class A-S	$97,787,312	$97,786,013	$97,785,252
Class B	$40,349,809	$40,572,592	$40,571,258
Class C	$29,287,888	$29,289,617	$29,289,879
Class X-D	$2,003,652	$2,033,888	$2,071,026
Class X-F	$1,471,219	$1,471,219	$1,471,219
Class X-G	$826,390	$826,390	$826,390
Class D	$10,204,105	$10,550,016	$10,924,673
Class E	$6,378,175	$6,591,790	$6,823,080
Class F	$11,201,776	$11,201,776	$11,201,776
Class G	$4,759,957	$4,759,957	$4,759,957
Class H-RR	$12,624,716	$12,624,716	$12,624,716

(1)	The approximate initial Certificate Balances of the Class A-2 and Class A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial Certificate Balances of the Class A-2 Certificates are expected to be within a range of $0 to $275,000,000, and the respective initial Certificate Balances of the Class A-3 Certificates are expected to be within a range of $282,149,000 to $557,149,000. In the event that the Class A-3 certificates are issued with an initial certificate balance of $557,149,000, the Class A-2 certificates will not be issued. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $557,149,000, subject to a variance of plus or minus 5%. For purposes of providing the range of estimated fair values for the certificates in the table above, the Certificate Balance of the Class A-2 Certificates is assumed to be $200,000,000 and the Certificate Balance of the Class A-3 Certificates is assumed to be $357,149,000.
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The estimated range of fair value for all the certificates (other than the Class R certificates) is approximately $814,502,628 to $852,044,174.

Hedging, Transfer and Financing Restrictions

The Third Party Purchaser will be required to comply with the hedging, transfer and financing restrictions applicable to a “retaining sponsor” under the Credit Risk Retention Rules.

These restrictions will include an agreement by the Third Party Purchaser not to transfer the Horizontal Risk Retention Certificates (except to a majority-owned affiliate) until October 16, 2029. On and after that date, the Third Party Purchaser may transfer the eligible horizontal residual interest to a successor third party purchaser as long as the Third Party Purchaser satisfies all applicable provisions of the Credit Risk Retention Rules, including providing the sponsors with complete identifying information for the successor third party purchaser and the successor third party purchaser agreeing to comply with the hedging, transfer, financing and other restrictions applicable to subsequent third-party purchasers (and their affiliates) under the Credit Risk Retention Rules.

The restrictions on hedging and transfer under the Credit Risk Retention Rules as in effect on the Closing Date of this transaction will expire on and after the date that is the earliest of (A) the date that is the latest of (i) the date on which the aggregate principal balance of the Mortgage Loans has been reduced to 33% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the certificates has been reduced to 33% of the total unpaid principal obligations under the certificates as of the Closing Date; or (iii) two years after the Closing Date, (B) the date on which all of the Mortgage Loans have been defeased in accordance with 12 C.F.R. §43.7(b)(8)(i) of the Credit Risk Retention Rules or (C) the date that the Credit Risk Retention Rules applicable to a holder of the HRR Certificates is withdrawn, repealed, amended or modified as it relates to the restrictions on hedging and transfer as to this securitization, or the Horizontal Risk Retention Certificates.

Operating Advisor

The operating advisor for the transaction is BellOak, LLC, a California limited liability company. As described under “Pooling and Servicing Agreement—The Operating Advisor”, the operating advisor will, in general and under certain circumstances described in this prospectus, have the following responsibilities with respect to the Mortgage Loans:

●	review the actions of the special servicer with respect to any Specially Serviced Loan to the extent set forth in the PSA; and for so long as an Operating Advisor Consultation Event exists, with respect to Major Decisions relating to Mortgage Loans that are not Specially Serviced Loans;
●	review reports provided by the special servicer to the extent set forth in the PSA;
●	review for accuracy certain calculations made by the special servicer to the extent set forth in the PSA; and
●	issue an annual report generally (if any Mortgage Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) setting forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special
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servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans.

In addition, if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the Servicing Standard and (2) a replacement of the special servicer would be in the best interest of the Certificateholders (as a collective whole), the operating advisor will have the right at any time to recommend the replacement of the special servicer with respect to the Mortgage Loans. See “Pooling and Servicing Agreement—The Operating Advisor—Recommendation of the Replacement of the Special Servicer” and “—Termination of the Master Servicer or Special Servicer for Cause”.

Further, after the occurrence and during the continuance of an Operating Advisor Consultation Event, the operating advisor will be required to consult on a non-binding basis with the special servicer with respect to Asset Status Reports prepared for each Specially Serviced Loan and with respect to Major Decisions in respect of the Mortgage Loans for which the operating advisor has received a Major Decision Reporting Package. The operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Mortgage Loan or any related REO Property; provided, however, that the operating advisor may have limited consultation rights with a Non-Serviced Special Servicer pursuant to the Non-Serviced Pooling and Servicing Agreement. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the classes of Horizontal Risk Retention Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

The certificate administrator will be required to notify the operating advisor, the master servicer and the special servicer of the commencement or cessation of any Operating Advisor Consultation Event.

The operating advisor will be entitled to compensation in the form of the Operating Advisor Fee, the Operating Advisor Consulting Fee and reimbursement of any Operating Advisor Expenses. For additional information, see “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”.

The operating advisor is required to be an Eligible Operating Advisor at all times that it is acting as operating advisor under the PSA. As a result of BellOak, LLC’s experience and independence as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”, the representations and warranties being given by BellOak, LLC under the PSA and satisfaction that no payments have been paid by the special servicer to BellOak, LLC of any fees, compensation or other remuneration (x) in respect of its obligations under the PSA, or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer, BellOak, LLC qualifies as an Eligible Operating Advisor under the PSA.

For additional information regarding the operating advisor, a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, a description of the material terms of the PSA with respect to the operating advisor’s obligations under the PSA and any material conflicts of interest or material potential conflicts of interest

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between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”, “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

The disclosures set forth in this prospectus under the headings referenced in the preceding paragraphs are hereby incorporated by reference in this “Credit Risk Retention—Operating Advisor” section.

Representations and Warranties

Each of Wells Fargo Bank (solely in its capacity as a mortgage loan seller), Bank of America, JPMCB and MSMCH will make the representations and warranties identified on Annex D-1 with respect to their respective Mortgage Loans, subject in each case to the exceptions to these representations and warranties set forth in Annex D-2.

At the time of Wells Fargo Bank’s decision to include each of its Mortgage Loans in this transaction, Wells Fargo Bank determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Wells Fargo Bank that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Wells Fargo Bank that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Wells Fargo Bank based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of Bank of America’s decision to include each of its Mortgage Loans in this transaction, Bank of America determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by Bank of

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America that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by Bank of America that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which Bank of America based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of JPMCB’s decision to include each of its Mortgage Loans in this transaction, JPMCB determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by JPMCB that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by JPMCB that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which JPMCB based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

At the time of MSMCH’s decision to include each of its Mortgage Loans in this transaction, MSMCH determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this prospectus with respect to each of its Mortgage Loans were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents to) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by MSMCH that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by MSMCH that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any

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related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which MSMCH based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given.

Additional information regarding the applicable Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool”.

Description of the Certificates

General

The certificates and the VRR Interest will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2024-5YR10 will consist of the following classes: the Class A-1, Class A-2 and Class A-3 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates (collectively, the “Class X Certificates”) and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H-RR and Class R certificates.

The issuing entity will also issue an “eligible vertical interest” (as defined in the Credit Risk Retention Rules), a portion of which will be certificated and represented by the definitive Class RR certificates (the “Class RR Certificates”), and the other portion of which will be uncertificated and referred to herein as the “RR Interest”. The Class RR certificates and the RR Interest are collectively referred to in this prospectus as the “VRR Interest”. Each of the Class RR Certificates and the RR Interest will represent interests in a REMIC regular interest and a portion of the entitlement to Excess Interest and will be entitled to receive certain distributions under the PSA as described under “Credit Risk Retention.” However, neither the Class RR Certificates nor the RR Interest will be a “certificate” for purposes of this prospectus.

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R

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certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates, the Subordinate Certificates and the Class R certificates are collectively referred to in this prospectus as the “Certificates”.

The Certificates (other than the Class X Certificates and the Class R certificates) are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B, Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”. The Class H-RR certificates are also referred to in this prospectus as the “Horizontal Risk Retention Certificates” and are expected to be purchased and retained by RREF V – D AIV RR L, LLC.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances and the Class X Certificates will have the respective Notional Amounts, and the Class RR Certificates and the RR Interest will have the respective VRR Interest Balances, shown under “Summary of Certificates and VRR Interest”.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below.

The “VRR Interest Balance” of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the VRR Interest Balance of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, will be reduced by any distributions of principal actually made on, and by any VRR Interest Realized Losses actually allocated to, the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, on that Distribution Date. In the event that VRR Interest Realized Losses previously allocated to the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, in reduction of its VRR Interest Balance are recovered subsequent to such VRR Interest Balance being reduced to zero, holders of the Class RR Certificates, the RR Interest or the VRR Interest, as applicable, may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “Credit Risk Retention—VRR Interest—Priority of Distributions” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates

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will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates outstanding from time to time. The Notional Amount of the Class X-G certificates will equal the Certificate Balance of the Class G certificates outstanding from time to time.

The Mortgage Loans will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”).

Distributions

Method, Timing and Amount

Distributions on the certificates and the VRR Interest are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in November 2024.

All distributions (other than the final distribution on any certificate or the VRR Interest) are required to be made to the Certificateholders in whose names the certificates are registered and the VRR Interest Owners previously identified to the certificate administrator, in each case, as of the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder or VRR Interest Owner at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder or VRR Interest Owner, as applicable, has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder or VRR Interest Owner, as applicable. The final distribution on any certificate or the VRR Interest is required to be made in like manner, but only upon presentation and surrender of the certificate (or certificate evidencing the applicable portion of the VRR Interest, if any) at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests. All distributions made with respect to the VRR Interest will be allocated pro rata among the VRR Interest Owners based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of the Class R Certificate will be set forth on the face thereof. The portion of the VRR Interest owned by any VRR Interest Owner is referred to herein as a “Percentage Interest.”

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The master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in Permitted Investments. The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account and the VRR Interest Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates and the VRR Interest on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)    the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan (such amounts, the “Periodic Payments”), that are due on a Payment Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Payment Due Date occurring after the related Determination Date, subsequent to the related Payment Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders and the VRR Interest Owners;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all Yield Maintenance Charges and Prepayment Premiums;
●	all amounts deposited in the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the
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extent permitted by law, excluding any interest calculated at the Interest Rate for the related Mortgage Loan;

(b)    if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the Collection Account for such Distribution Date if received by the master servicer on or prior to the related Determination Date;

(c)    all Compensating Interest Payments made by the master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)  with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Certificates on each Distribution Date will, in general, equal the sum of (i) the Non-Vertically Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (such sum, the “Available Funds”).

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a)(x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-Vertically Retained Percentage, and (b)(x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Vertically Retained Percentage, and (ii) any Realized Losses and VRR Interest Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the VRR Interest Gain-on-Sale Remittance Amount as part of the definition of VRR Interest Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period commencing on the day immediately succeeding the Payment Due Date for such Mortgage Loan (including any Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Payment Due Date if such Mortgage Loan (including any Companion Loan) had a Payment Due Date in such preceding month and ending on and including the Payment Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any periodic payments for any Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

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“Payment Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Vertically Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Non-Vertically Retained Percentage of Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

 (i)                     prior to the Cross-Over Date:

(a)  to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date until the Certificate Balance of the Class A-1 certificates is reduced to zero;

(b)  to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(c)  to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made) for such Distribution Date until the Certificate Balance of the Class A-3 certificates is reduced to zero;

 (ii)                 on or after the Cross-Over Date, to the Class A-1, Class A-2 and Class A-3 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates, are reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, first, (i) up to an amount equal to, and pro rata in accordance with, the aggregate unreimbursed Realized Losses previously allocated to each such class, then, (ii) up to an amount equal to, and pro rata in accordance with, all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

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Fifth, after the Certificate Balances of the Class A-1, Class A-2 and Class A-3 certificates have been reduced to zero, to the Class A-S certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal the Interest Distribution Amounts of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then, (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amounts of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of its Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until its Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the

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Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed;

Twenty-fifth, to the Class H-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the

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Class H-RR certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H-RR certificates, first (i) up to an amount equal to the aggregate unreimbursed Realized Losses previously allocated to such class, then (ii) up to an amount equal to all accrued and unpaid interest on the amount set forth in clause (i) at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class until the date such Realized Loss is reimbursed; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or VRR Interest Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the Vertically Retained Percentage of the amount of such recovery will be added to the VRR Interest Balance of the VRR Interest, up to the lesser of (A) the Vertically Retained Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Interest Realized Loss previously allocated to the VRR Interest; (ii) the Non-Vertically Retained Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the order of distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-Vertically Retained Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Certificates (other than the Class R certificates) for the next Distribution Date will be increased by the amount of interest that would have accrued through the then-current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down (and correspondingly the VRR Interest Interest Distribution Amount will increase as a result of such increase). If the Certificate Balance of any class of Principal Balance Certificates or the VRR Interest Balance of the VRR Interest is so increased, the amount of unreimbursed Realized Losses or VRR Interest Realized Loss, as applicable, of such class of certificates or VRR Interest will be decreased by such amount.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates for any Distribution Date will equal one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC

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Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2 and Class A-3 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-F certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class F certificates for the related Distribution Date.

The Pass-Through Rate for the Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class G certificates for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Interest Rate then in effect, minus the related Administrative Fee Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer, the special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Payment Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the

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Payment Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Payment Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Fee Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Interest Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on a 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of the certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for such Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)  the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)  the Unscheduled Principal Distribution Amount for that Distribution Date,

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provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A) Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Vertically Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders and VRR Interest Owners on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the P&I Advance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Payment Due Date occurring, or a grace period ending, after the related Determination Date, the related Payment Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by

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borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account as of the related Determination Date, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Payment Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Interest Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Interest Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)                           the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Payment Due Date in the related month of substitution), to the extent received from the borrower or advanced by the master servicer;

(ii)                       all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution);

(iii)                     the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of

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a replacement Mortgage Loan, after the Payment Due Date in the related month of substitution); and

(iv)                    any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then-outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)                           the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)                         the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and VRR Interest Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Interest Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor

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Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or the VRR Interest Owners or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections);

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at

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the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or, to the extent required under the loan documents, escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must

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be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions of the Code.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) accrued and unpaid interest (exclusive of default interest) on such Mortgage Loan at the related Interest Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A)(x) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance, plus (B) any unpaid interest (exclusive of default interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no

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P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees or workout fees payable therefrom) in the following manner:

(x) to the Certificates (other than the Class X-F, Class X-G, Class F, Class G, Class H-RR and Class R certificates), in the following amounts:

(1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) the Non-Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date;

(2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, Class A-2 and Class A-3 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2 and Class A-3 certificates as described above;

(3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the total amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above;

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(4) to the Class X-D certificates, any remaining portion of the Non-Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above.

(y) to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective Percentage Interests in the VRR Interest), the Vertically Retained Percentage of such Yield Maintenance Charge or Prepayment Premium.

Notwithstanding any of the foregoing to the contrary, if at any time the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates and the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, the certificate administrator will pay to the holders of each remaining Class of Principal Balance Certificates then entitled to distributions of principal on such Distribution Date the product of (a) the Non-Vertically Retained Percentage of any Yield Maintenance Charge or Prepayment Premium distributable on the subject Distribution Date (net of any Liquidation Fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and
●	if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or
●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter,
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most nearly approximating the maturity date of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F, Class X-G and Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates or the VRR Interest, as applicable, is the Distribution Date on which the aggregate Certificate Balance or VRR Interest Balance, as applicable, of that class of certificates or the VRR Interest, as applicable, would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as shown in the table under “Summary of Certificates and VRR Interest”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

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The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in October 2057. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part, after the payment due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such payment due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Pari Passu Companion Loan, as applicable, with a payment due date occurring after the related Determination Date, the related Payment Due Date) in any calendar month and does not pay interest on such prepayment through the following Payment Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan, will be retained by the master servicer as additional servicing compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)                            the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Payment Due Date) for the related Distribution Date, and

(ii)                         the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to the master servicer with respect to the related Collection Period, calculated at a rate of 0.00250% per annum (or in the case of a Midland Serviced Loan, 0.00125% per annum), (B) all Prepayment Interest Excesses received by the master servicer during such Collection Period with respect to the Mortgage Loans (other than the Non-Serviced Mortgage Loans and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the applicable Mortgage Loans (other than the Non-Serviced Mortgage Loans) or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the

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Certificateholders or the VRR Interest Owners to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the special servicer or, (ii) so long as no Control Termination Event has occurred or is continuing, and with respect to the Mortgage Loans other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. The master servicer will not be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and, any related Serviced Pari Passu Companion Loans in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicer’s Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the “Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Vertically Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Certificates (other than the Class R certificates), pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Certificates (other than the Class R Certificates) will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise be protected by the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G and Class H-RR certificates.

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The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G and Class H-RR certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Certificates (other than the Class R certificates) that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal will be made as described under “—Distributions—Priority of Distributions” above. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2 and Class A-3 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2 and Class A-3 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2 and Class A-3 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2 and Class A-3 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2 and Class A-3 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2 and Class A-3 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders and the VRR Interest Owners on that date, the certificate administrator is required to calculate the Realized Loss and VRR Interest Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Vertically Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be

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Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) as of the related Determination Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates after giving effect to distributions of principal on that Distribution Date. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H-RR certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the VRR Interest or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses and VRR Interest Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Certificate Administrator and Trustee”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

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A class of Regular Certificates or the VRR Interest will be considered outstanding until its Certificate Balance, Notional Amount or VRR Interest Balance, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance or VRR Interest Balance, as applicable, to zero, reimbursements of any previously allocated Realized Losses or VRR Interest Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the VRR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Reports to Certificateholders and VRR Interest Owners; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicer or special servicer, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder and VRR Interest Owner of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate or a VRR Interest Owner, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates or in reduction of the VRR Interest Balance of the VRR Interest and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class or the VRR Interest, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder or VRR Interest Owner, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner or VRR Interest Owner reasonably requests, to enable Certificateholders and the VRR Interest Owners to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by the master servicer, the certificate administrator or the special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the

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PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)      a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)      a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)      a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)      a CREFC® advance recovery report;

(5)      a CREFC® total loan report;

(6)      a CREFC® operating statement analysis report;

(7)      a CREFC® comparative financial status report;

(8)      a CREFC® net operating income adjustment worksheet;

(9)      a CREFC® real estate owned status report;

(10)   a CREFC® servicer watch list;

(11)   a CREFC® loan level reserve and letter of credit report;

(12)   a CREFC® property file;

(13)   a CREFC® financial file;

(14)   a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)   a CREFC® loan periodic update file.

The master servicer or special servicer, as applicable, may omit any information from these reports that the master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, no master servicer or special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders and the VRR Interest Owners by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
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●	a CREFC® loan setup file (to the extent delivery is required under the PSA);
●	a CREFC® Schedule AL file (with respect to the Master Servicer);
●	a CREFC® loan periodic update file; and
●	a CREFC® appraisal reduction template (to the extent received by the master servicer from the special servicer).

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2025, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter and provides sufficient information to report pursuant to CREFC® guidelines, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12-month basis, or if the related Mortgage Loan (other than a Non-Serviced Mortgage Loan) is on the CREFC® Servicer Watch List).
●	Within 45 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2025, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

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“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer (including, for the avoidance of doubt any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by the master servicer or special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Non-Serviced Special Servicer, any Other Master Servicer, any Other Special Servicer and any person (including the Directing Certificateholder, a Risk Retention Consultation Party and any VRR Interest Owner) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, further, however, that, if the special servicer obtains knowledge that it has become a Borrower Party, the special servicer will not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that the special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information). Notwithstanding any provision to the contrary herein, neither the master servicer nor a certificate administrator will have any obligation to restrict access by the special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by the master servicer, the special servicer, a mortgage loan seller or the operating advisor, as the case may be.

The “Risk Retention Consultation Party” will be each of (i) the party selected by Wells Fargo Bank, National Association, (ii) the party selected by Bank of America, National Association, (iii) the party selected by Morgan Stanley Bank, N.A., and (iv) the party selected by JPMorgan Chase Bank, National Association, in each case, as an owner of the

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VRR Interest. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of such Risk Retention Consultation Party from a party holding the requisite interest in the VRR Interest (as confirmed by the certificate registrar). For the avoidance of doubt, there may be multiple Risk Retention Consultation Parties. The initial Risk Retention Consultation Parties are expected to be Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Bank of America, National Association and Morgan Stanley Mortgage Capital Holdings LLC.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to any Risk Retention Consultation Party or the holder of the VRR Interest by whom such risk Retention Consultation Party was appointed, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or the holder of the VRR Interest by whom such risk Retention Consultation Party was appointed is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification

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contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, a VRR Interest Owner, the Directing Certificateholder or a Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA, (2) if such person is a Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA or (3) if such person is not the Directing Certificateholder, a Controlling Class Certificateholder or a Risk Retention Consultation Party, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the master servicer or the special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan. The Certificate Administrator may require that Investor Certifications be re-submitted from time to time in accordance with its policies and procedures and will restrict access to the Certificate Administrator’s website to any mezzanine lender upon notice from any party to the PSA that such mezzanine lender has become an Accelerated Mezzanine Loan Lender.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will be deemed not to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase

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its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, the master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the master servicer or the special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder or VRR Interest Owner that has delivered an Investor Certification to the master servicer or special servicer, as applicable, the master servicer (with respect to Non-Specially Serviced Loans) and the special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder or VRR Interest Owner, as applicable, copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer or special servicer, as the case may be, at the expense of such Certificateholder or VRR Interest Owner, as applicable; provided that in connection with such request, the master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the

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Certificateholder or VRR Interest Owner, as applicable, may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls either collected by the master servicer or the special servicer or caused to be prepared by the special servicer in respect of each REO Property, the master servicer or the special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders and VRR Interest Owner will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
o	this prospectus;
o	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
o	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
o	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
o	the Distribution Date Statements;
o	the CREFC® bond level files;
o	the CREFC® collateral summary files; and
o	the CREFC® Reports, other than the CREFC® loan setup file and other than the CREFC® special servicer loan file (provided that they are received by the certificate administrator);
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
o	the summary of any Final Asset Status Report as provided by the special servicer;
o	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;
o	any appraisals delivered in connection with any Asset Status Report;
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o	any CREFC® appraisal reduction template received by the certificate administrator;
o	any annual reports as provided by the operating advisor; and
o	any notice or documents provided to the certificate administrator by the depositor, the master servicer or the special servicer directing the certificate administrator to post to the “additional documents” tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
o	notice of any release based on an environmental release under the PSA;
o	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
o	notice of final payment on the certificates or the VRR Interest;
o	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders or VRR Interest Owners of the termination of the master servicer or special servicer;
o	any notice of resignation or termination of the master servicer or special servicer;
o	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
o	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
o	any notice to Certificateholders or VRR Interest Owners of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
o	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
o	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
o	any notice of termination of a sub-servicer by a successor master servicer or trustee;
o	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
o	any notice of the termination of the issuing entity;
o	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated (provided that with respect to a Control Termination Event or a Consultation Termination Event
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deemed to exist due solely to the existence of an Excluded Loan with respect to the Directing Certificateholder, the certificate administrator will only be required to make available such notice of the occurrence and continuance of a Control Termination Event or the notice of the occurrence and continuance of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan);

o	any notice that an Operating Advisor Consultation Event has occurred or is terminated;
o	any notice of the occurrence of an Operating Advisor Termination Event;
o	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
o	any Proposed Course of Action Notice;
o	any assessment of compliance delivered to the certificate administrator;
o	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “Special Notices” tab;
o	any Attestation Reports delivered to the certificate administrator; and
o	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders, Certificate Owners and VRR Interest Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab, which will contain any notices relating to (A) ongoing compliance by the Retaining Sponsor with the Credit Risk Retention Rules and (B) any noncompliance by the Third Party Purchaser or a successor third party purchaser with the applicable provisions of the Risk Retention Rules;

provided that with respect to a Control Termination Event or a Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

The certificate administrator will be required to, in addition to posting the applicable notices on the “U.S. Risk Retention Special Notices” tab, provide e-mail notification to any Privileged Person (other than certain financial market information providers under the PSA) that has registered to receive access to the Certificate Administrator’s Website that a notice has been posted to the “U.S. Risk Retention Special Notices” tab. In the event that the Retaining Sponsor determines that the Third Party Purchaser no longer complies with certain specified provisions of the Credit Risk Retention Rules, it will be required to send written notice of such non-compliance to the Certificate Administrator, who will be required to post such notice on its website under the “U.S. Risk Retention Special Notices” tab.

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Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and the master servicer and the special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

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The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders, VRR Interest Owners and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) the master servicer or special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity, the Certificateholders and/or the VRR Interest Owners, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or a Risk Retention Consultation Party (in its capacity as a Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder, VRR Interest Owner and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders, VRR Interest Owners and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder, VRR Interest Owner or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons

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upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit the master servicer and the special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information the master servicer or the special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder or any VRR Interest Owner that has provided the master servicer or the special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders or VRR Interest Owners only those persons in whose names the certificates or VRR Interest, as applicable, are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

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Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)      2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)      in the case of any Principal Balance Certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class R certificates or the VRR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X-A Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of $1,000,000 and integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other

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information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash

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received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, “—Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.
Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

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Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

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Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The Class H-RR certificates may only be issued as Definitive Certificates and held by the certificate administrator pursuant to the PSA. Any request for release of a Class H-RR certificate is subject to any additional requirements pursuant to the PSA.

The Class R certificates may only be issued as Definitive Certificates.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder, Certificate Owner or VRR Interest Owner to communicate with other Certificateholders, Certificate Owners or VRR Interest Owners related to Certificateholders, Certificate Owners or VRR Interest Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder, Certificate Owners or VRR Interest Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder, Certificate Owners or VRR Interest Owner is interested in communicating with other Certificateholders, Certificate Owners or VRR Interest Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders, Certificate Owners or VRR Interest Owners may use to contact the requesting Certificateholder, Certificate Owners or VRR Interest Owner.

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Any Certificateholder, Certificate Owners or VRR Interest Owner wishing to communicate with other Certificateholders, Certificate Owners and VRR Interest Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, N.A.

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK5 2024-5YR10

With a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders, Certificate Owners or VRR Interest Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates or VRR Interest, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates or VRR Interest, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates or VRR Interest: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a Certificateholder’s, Certificate Owner’s or VRR Interest Owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders and VRR Interest Owners

Upon the written request of any Certificateholder or VRR Interest Owner, which is required to include a copy of the communication the Certificateholder or VRR Interest Owner proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series and/or VRR Interest Owners with respect to their rights under the PSA or the certificates and/or the VRR Interest, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder or VRR Interest Owner (at such Certificateholder’s or VRR Interest Owner’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders or VRR Interest Owners related to the class of certificates or the VRR Interest, as applicable. In addition, upon written request to the certificate administrator of any Certificateholder, certificate owner (if applicable) or VRR Interest Owner that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder, certificate owner or VRR Interest Owner of the identity of the then-current Directing Certificateholder.

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Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                            the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                         the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)                     an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)                      the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                        an original or a copy of each assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)                      the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)                   originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

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(viii)                 the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                     any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)                        an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)                      the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)                   the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)                the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)                the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)                   the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case as applicable;

(xvi)                 the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)             the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)          the original or a copy of all related environmental insurance policies;

provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date (or, in certain cases, a later date to be specified in the PSA).

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In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means, with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a)    A copy of each of the following documents:

(i)                             the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                          the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)                      any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)                       all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)                         the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)                       any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii)                    any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii)                  any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)                      any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)                         any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

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(xi)                       any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or a Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or a Serviced Whole Loan;

(xii)                    any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)                 all related environmental reports; and

(xiv)                 all related environmental insurance policies;

(b)    a copy of any engineering reports or property condition reports;

(c)    other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property), a copy of any rent roll;

(d)    for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)    a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)     a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g)    a copy of the appraisal for the related Mortgaged Property(ies);

(h)    for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)      a copy of the applicable mortgage loan seller’s asset summary;

(j)      a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)    a copy of all zoning reports;

(l)      a copy of financial statements of the related mortgagor;

(m)  a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)    a copy of all UCC searches;

(o)    a copy of all litigation searches;

(p)    a copy of all bankruptcy searches;

(q)    a copy of any origination settlement statement;

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(r)      a copy of the insurance summary report;

(s)    a copy of organizational documents of the related mortgagor and any guarantor;

(t)     a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u)    a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)    a copy of any closure letter (environmental); and

(w)   a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included by the related mortgage loan seller in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders or any VRR Interest Owner in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(x)	such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or
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(y)	in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (A) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (B) receipt of a Breach Notice by the mortgage loan seller,
(A)	cure such Material Defect in all material respects, at its own expense,
(B)	repurchase the affected Mortgage Loan or REO Loan at the Purchase Price, or
(C)	substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan or REO Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the master servicer, the special servicer, the Directing Certificateholder (prior to the occurrence and continuance of a Consultation Termination Event) and the certificate administrator no less than every ninety (90) days beginning at the end of such extended cure period, that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

However, a delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for (or make a Loss of Value Payment with respect to) the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report), (iii) such Material Defect

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does not relate to the applicable Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, and (iv) such delay or failure to promptly provide notice (as required by the terms of the MLPA or the PSA) prevented the mortgage loan seller from being able to cure such Material Defect and such Material Defect was otherwise curable. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released pursuant to such terms), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (with the consent of the Directing Certificateholder in respect of any Mortgage Loan that is not an Excluded Loan with regard to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan (excluding, for such purpose, the related Companion Loan, if applicable)) at the related Interest Rate in effect from time to time, to, but not including, the payment due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan or related REO Loan (excluding, for such purposes, any Companion Loan, if any), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be

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incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or related REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, the Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a)    have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the payment due date in the calendar month during which the substitution occurs;

(b)    have a fixed Interest Rate not less than the Interest Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)    have the same payment due date and a grace period no longer than that of the removed Mortgage Loan;

(d)    accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e)    have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)     have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g)    comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

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(i)     have a then-current debt service coverage ratio at least equal to with respect to any Mortgage Loan, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)     constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k)    not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)     have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n)   have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o)    prohibit defeasance within two years of the Closing Date;

(p)    not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q)    have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Interest Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the

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certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders, the VRR Interest Owners and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect. The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to cure, repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. If any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. Upon the applicable mortgage loan seller’s remittance of such costs and expenses, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

Dispute Resolution Provisions

Each mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

Each mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and each mortgage loan seller will have the rights described under that heading.

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Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans (other than any Non-Serviced Mortgage Loan), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the Certificateholders and the VRR Interest Owners. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the Certificateholders and the VRR Interest Owners. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or

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certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver the Diligence File for each of its Mortgage Loans to the depositor by uploading such Diligence File to the designated website within 60 days following the Closing Date, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders and the VRR Interest Owners the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders and VRR Interest Owners (as a collective whole as if such Certificateholders and VRR Interest Owners constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders, the VRR Interest Owners and the holder of the related Companion Loan (as a collective whole as if such Certificateholders, the VRR Interest Owners and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loan), as determined by the master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

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(B) the ownership of any certificate or any portion of the VRR Interest (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the master servicer to make advances;

(D) the right of the master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

(F)  any debt that the master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Pari Passu Companion Loan or sale by the special servicer of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Interest Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, the master servicer and the special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Pari Passu Companion

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Loan for which it is responsible to one or more third-party sub-servicers, provided that the master servicer and the special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, the master servicer or special servicer. Notwithstanding the foregoing, no special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan other than an Excluded Loan and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, only to the same extent the master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the

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Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)      all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)      in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. For the avoidance of doubt, the master servicer will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless the terms of the Mortgage Loan have been permanently modified to change or forgive a monetary obligation. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

No master servicer or the trustee will be required to make a P&I Advance for a Balloon Payment in excess of the regular periodic payment, default interest, late payment charges, Yield Maintenance Charges or Prepayment Premiums or with respect to any Companion Loan.

No special servicer will be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

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Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, no master servicer, special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Pari Passu Companion Loan under the related Intercreditor Agreement or the PSA.

No special servicer will have an obligation to make any Servicing Advances or recoverability determination with respect to any Servicing Advance. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the special servicer may make such Servicing Advance, and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the special servicer is reimbursed, the master servicer will be deemed to have made the special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and the VRR Interest Owners and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

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Nonrecoverable Advances

Notwithstanding the foregoing, no master servicer, special servicer or the trustee will be obligated to make any Advance that the master servicer or the special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any previously made or proposed P&I Advance or Servicing Advance is or, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which a related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is nonrecoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is nonrecoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is nonrecoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is nonrecoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders and the VRR Interest Owners. The master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders and the VRR Interest Owners.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be nonrecoverable, such determination will not be binding on the master servicer and the trustee as it relates to any

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proposed P&I Advance with respect to such Non-Serviced Mortgage Loan. Similarly, with respect to a Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be nonrecoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

The master servicer, the special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). The master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or the VRR Interest or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or the special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in each applicable Collection Account.

If the funds in each applicable Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during

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the Collection Period for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in each applicable Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to defer reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information required by the master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

The master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in each applicable Collection Account.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in each applicable Collection Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Payment Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

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Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners. The master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation (including any full, partial or discounted payoff) of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Companion Distribution Account”) with respect to the Serviced Companion Loans, which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in such Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in any Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect to the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the applicable Collection Account, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Certificates (other than the Class R certificates) and to make distributions of interest and principal from VRR Interest Available Funds to the holders of the VRR Interest, as described under “Description of the Certificates—Distributions—Priority

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of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the VRR Interest Owners. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Payment Due Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account” and the “VRR Interest Gain-on-Sale Reserve Account”), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders and the VRR Interest Owners, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Vertically Retained Percentage multiplied by such gains and into the VRR Interest Gain-on-Sale Reserve Account in an amount equal to the Vertically Retained Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Certificates (including to reimburse for Realized Losses previously allocated to such certificates), and amounts in the VRR Interest Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of VRR Interest Available Funds to all amounts due and payable on the VRR Interest (including to reimburse for VRR Interest Realized Losses previously allocated to the VRR Interest). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and VRR Interest Gain-on-Sale Reserve Account, as applicable, and applied to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Certificates and the VRR Interest have been made.

The special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which the special servicer is responsible. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders and the VRR Interest Owners.

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The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Gain-on-Sale Reserve Account, the VRR Interest Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds, as provided in the PSA.

In the event that any loss is incurred in respect of any Permitted Investment (as to which the master servicer or special servicer, as the case may be, would have been entitled to any net investment earnings) directed to be made by the master servicer or the special servicer, as the case may be, and on deposit in any of the Collection Account, the Companion Distribution Account, the Servicing Account, Loss of Value Reserve Fund or the REO Account (each an “Investment Account”), the master servicer or the special servicer, as applicable, will be required to deposit therein, no later than the P&I Advance Date, without right of reimbursement, the amount of net investment loss, if any, with respect to such account for the period from and including the prior Distribution Date to and including the P&I Advance Date related to the current Distribution Date; provided that neither the master servicer nor the special servicer will be required to deposit any loss on an investment of funds in an Investment Account if such loss is incurred solely as a result of the insolvency of the federal or state chartered depository institution or trust company that holds such Investment Account, so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account (as such term is defined in the PSA) at the time such investment was made (and such federal or state chartered depository institution or trust company is not an affiliate of the master servicer or the special servicer, as applicable, unless such depository institution or trust company satisfied the qualification set forth in the definition of Eligible Account both (x) at the time the investment was made and (y) thirty (30) days prior to such insolvency).

Withdrawals from Each Applicable Collection Account

The master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                             to remit on each P&I Advance Date to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges on the related Distribution Date;

(ii)                          to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this

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clause (ii) being limited as described above under “—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)                       to pay to the master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                       to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)                         to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)                       to reimburse the trustee, the special servicer and the master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)                    to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)                  to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)                      to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)                         to pay itself and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)                       to recoup any amounts deposited in its Collection Account in error;

(xii)                    to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)                 to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

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(xiv)                 to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)                    to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)                  to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii)              to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii)               to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)                   to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xx)                      to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or the special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

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If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Companion Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates and the VRR Interest on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicer	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and any related Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicers	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each	Time to time
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
	Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.
Liquidation Fee /Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that is a Specially Serviced Loan (or REO Property) or for which the special servicer is the enforcing servicer for which the special servicer obtains (i) a full, partial or discounted payoff, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable), or (iii) Loss of Value Payments, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any Liquidation Proceeds, Insurance and Condemnation Proceeds, Loss of Value Payments and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan and income on the amounts held in certain accounts and certain permitted investments.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator / Trustee Fee / Certificate Administrator	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account.	Monthly
Certificate Administrator / Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual Certificate Administrator/Trustee Fee	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan but not any Companion Loan) and REO Loan.	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Serviced Mortgage Loan or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower pays with respect to such Mortgage Loan.	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the VRR Interest have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in each applicable Collection Account.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding each Companion Loan).	Out of general collections on deposit in each applicable Collection Account.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Asset Representations Reviewer Asset Review Fee / Asset Representations Reviewer	For each Delinquent Loan, the sum of: (i) $20,500 multiplied by the number of Subject Loans, plus (ii) $2,050 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,700 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in each applicable Collection Account.	In connection with each Asset Review with respect to a Delinquent Loan.
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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review.
Servicing Advances / Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in each applicable Collection Account, subject to certain limitations.	Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in each applicable Collection Account.	Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in each applicable Collection Account with respect to the other Mortgage Loans.	Monthly

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Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Indemnification Expenses / Trustee, Certificate Administrator, Depositor, Master Servicer, Special Servicer, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in each applicable Collection Account.	Monthly
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in each applicable Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans. With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan. In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the master servicer and the special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Pari Passu Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.
(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.
(3)	Allocable between the master servicer and the special servicer as provided in the PSA.
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Master Servicing Compensation

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to each Serviced Mortgage Loan (and any successor REO Loan), a per annum rate equal to the sum of a master servicing fee rate equal to 0.00250% per annum and a primary servicing fee rate ranging between 0.00125% per annum and 0.08000% per annum, (ii) with respect to each Non-Serviced Mortgage Loan (and any successor REO Loan), a master servicing fee rate equal to 0.00250% per annum, plus the primary servicing fee rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” and (iii) with respect to each Serviced Companion Loan (and any successor REO Loan), a primary servicing fee rate ranging between 0.00125% per annum and 0.01000% per annum. The Servicing Fee payable to the master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from a borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% of such Excess Modification Fees;
●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent the master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA);
●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; and for any matter for a Mortgage Loan (including any related Companion Loan) that is not a Specially Serviced Loan which matter involves a Major Decision or a Special Servicer Decision, then the master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;
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●	with respect to accounts held by the master servicer, 100% of charges by the master servicer collected for checks returned for insufficient funds;
●	100% of charges for beneficiary statements or demands actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demand charges are prepared by the master servicer;
●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and
●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late penalty charges, payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Notwithstanding anything to the contrary, if either the master servicer or the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the avoidance of doubt, the Special Servicer may, in connection with a workout or other modification of a Mortgage Loan and

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without the consent of the Master Servicer, waive any or all related Penalty Charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges will be shared pro rata in accordance with the PSA.

In addition, the master servicer also is authorized but not required to invest or direct the investment of funds held in the Collection Account and Companion Distribution Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. The master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by the master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to the master servicer and the special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Fee Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

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Pursuant to the terms of the PSA, Wells Fargo Bank will be entitled to retain a portion of the Servicing Fee (which portion will be 0% if the master servicer elects not to exercise such right to retain) with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as the master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as the master servicer; provided that Wells Fargo Bank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

A Liquidation Fee will be payable to the master servicer with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) with respect to which the master servicer acts as Enforcing Servicer and obtains a Loss of Value Payment or obtains other recoveries resulting from repurchases by the related Mortgage Loan Seller due to material breaches of representations and warranties or material document defects, as described in the pooling and servicing agreement.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates”. In each of the foregoing cases, such primary servicing fee rate is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to the greater (i) of a per annum rate of 0.25% and (ii) the per annum rate that would result in a special servicing fee of $5,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any REO Properties.

Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

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The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by the special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to the master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement) and received and retained by the master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Pari Passu Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Pari Passu Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or

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cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A Liquidation Fee will be payable to the special servicer with respect to each (a) Non-Specially Serviced Loan with respect to which it acts as the Enforcing Servicer, (b) Specially Serviced Loan or (c) REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which the special servicer obtains (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan(s), if applicable) or (iii) Loss of Value Payments.

A “Liquidation Fee”, with respect to a Mortgage Loan (and each related Serviced Companion Loan) or an REO Property, will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.00% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Pari Passu Companion Loan) or REO Property and received by the special servicer or the master servicer, as applicable, as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)                             (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Pari Passu Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period,

(ii)                          the purchase of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)                      the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)                       with respect to a Serviced Pari Passu Companion Loan, (A) a repurchase of such Serviced Pari Passu Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust

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that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)                         the purchase of any Specially Serviced Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)                       if a Mortgage Loan or a Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under the heading “Pooling and Servicing Agreement—General” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or a Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The special servicer will also be entitled to additional servicing compensation relating to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)                             100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)                          100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Mortgage Loans (other than Non-Serviced Mortgage Loans) and Serviced Companion Loans that are not Specially Serviced Loans to the extent the special servicer is processing the underlying transaction,

(iii)                      100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)                       100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

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(v)                         50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Pari Passu Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision or a Special Servicer Decision,

(vi)                       with respect to the accounts held by the special servicer, 100% of charges by the special servicer collected for checks returned for insufficient funds, and

(vii)                    100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by the special servicer.

The special servicer will also be entitled to penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date. The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any loss of value reserve fund in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Notwithstanding anything to the contrary, if either the master servicer or the special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the master servicer and the special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

With respect to any of the preceding fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof (other than a split fee with respect to penalty charges), the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided, that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee (other than penalty charges), the special servicer will nevertheless be entitled to charge its portion of the related fee to which the special servicer would have been entitled if the master servicer had charged a fee, and the master servicer will not be entitled to any of such fee charged by the special servicer. Similarly, if the special servicer decides not to charge any fee (other than penalty charges), the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee, and the special servicer will not be entitled to any portion of such fee charged by the master servicer. For the

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avoidance of doubt, the Special Servicer may, in connection with a workout or other modification of a Mortgage Loan and without the consent of the Master Servicer, waive any or all related Penalty Charges, regardless of who is entitled to receive such payments as compensation; provided that any collections in respect of such penalty charges will be shared pro rata in accordance with the PSA.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, no special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Pari Passu Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Pari Passu Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Pari Passu Companion Loan and any purchaser of such Mortgage Loan or Serviced Pari Passu Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title insurance (or title agency) and/or other fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Pari Passu Companion Loan (including any related REO Property) in accordance with the PSA.

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The special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. The special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.01125% (1.125 basis points) per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 on the Closing Date (the “Operating Advisor Upfront Fee”). An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, and will accrue at a rate (the “Operating Advisor Fee Rate”) payable on the Stated Principal Balance of such Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans. The Operating Advisor Fee Rate will be equal to 0.00153% (0.153 basis points) per annum with respect to each Mortgage Loan.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower pays) with respect to any Serviced Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the VRR Interest have been reduced to zero as a result of the allocation of Realized Losses and VRR Interest Realized Losses to such certificates and VRR Interest, as applicable, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates and VRR Interest as described above in “—Withdrawals from Each Applicable Collection Account”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any

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enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, and will be equal to the product of a rate equal to 0.00027% (0.027 basis points) per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of each such Mortgage Loan, Non-Serviced Mortgage Loan and REO Loan, and will be calculated in the same manner as interest is calculated on such Mortgage Loans.

In connection with each Asset Review with respect to each Delinquent Loan (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $20,500 multiplied by the number of Subject Loans, plus (ii) $2,050 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,700 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in each applicable Collection Account out of amounts otherwise available to make distributions on the certificates and the VRR Interest as described above in “—Withdrawals from Each Applicable Collection Account”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to

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pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders and the VRR Interest Owners, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)      120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)      the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by the special servicer;

(3)      30 days after the date on which a receiver has been appointed for the Mortgaged Property;

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(4)      30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)      60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)      90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)      immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer (and, prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to an Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal (together with information requested by the special servicer from the master servicer in accordance with the PSA that is in possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount) or conducts a valuation described below equal to the excess of:

(a)    the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)    the excess of

1.    the sum of

a)    90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer (or at the special servicer’s election, by one or more MAI appraisals obtained by the special servicer) with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward

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adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; and

b)    all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Payment Due Date occurring in the month of the date of determination of

a)    to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Interest Rate,

b)    all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)    all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount that would impact any Serviced Mortgage Loan will be allocated pro rata, between the related Serviced Pari Passu Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Vertically Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Vertically Retained Percentage of such Cumulative Appraisal Reduction Amount.

The special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and information the master servicer delivered in accordance with the PSA.

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Following the master servicer’s receipt from the special servicer of the calculation of the Appraisal Reduction Amounts, the master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report will also be forwarded by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the special servicer from the master servicer in accordance with the PSA) or performed by the special servicer and the Appraisal Reduction Amount is calculated by the special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the master servicer in the master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The master servicer will provide (via electronic delivery) the special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request; provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within 4 business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of each applicable Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer that is in

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the possession of the master servicer and reasonably necessary to calculate the Appraisal Reduction Amount, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded, to the extent any related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction, or to the holder of any related Serviced Companion Loan, by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan with respect to the Directing Certificateholder), the special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that the special servicer has no knowledge of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders and the VRR Interest Owners. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s) on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

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As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class H-RR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances” in this prospectus. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the VRR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the VRR Interest on the one hand and the Certificates (other than the Class R certificates), on the other hand, based on the Vertically Retained Percentage and the Non-Vertically Retained Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining actual knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof. None of the master servicer (with respect to Mortgage Loans other than Non-Serviced Mortgage Loans), the special servicer (with regard to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The master servicer and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan). With respect to a Non-Serviced Mortgage Loan, the special servicer, the master servicer and the certificate administrator will be entitled to conclusively rely on the calculation or determination of any Appraisal Reduction Amount or Collateral Deficiency Amount with respect to such Mortgage Loan performed by the applicable servicer responsible therefore pursuant to the related Non-Serviced PSA.

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“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the special servicer’s calculation or determination of any Collateral Deficiency Amount with respect to any Serviced Mortgage Loan. The operating advisor, the certificate administrator and the special servicer will be entitled to conclusively rely on the master servicer’s calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

For purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to the Class H-RR certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Senior Certificates (other than the Class X-A and Class X-B Certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., to the Class H-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates

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will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event or an Operating Advisor Consultation Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The special servicer (in the case of a Serviced Mortgage Loan) or the master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the master servicer or the special servicer, as the case may be, and the master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the certificates other than the Control Eligible Certificates and the VRR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Appraisal Reduction Amounts. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the special servicer. Upon receipt of such supplemental appraisal, the master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the non-serviced special servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to the extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the special servicer (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Mortgage Loan (other than a Non-Serviced Mortgage Loan)) receipt of information that is in the possession of the master servicer and reasonably requested by the special servicer from the master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally

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restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that the master servicer (with respect to Mortgage Loans and any related Serviced Pari Passu Companion Loan) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the Mortgage Loans and any related Serviced Pari Passu Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the master

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servicer or, with respect to REO Property, the special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder. In addition, upon the written request of a Risk Retention Consultation Party with respect to any individual triggering event, the special servicer will be required to consult on a non-binding basis with such Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by the special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, no master servicer will be required to maintain, and will be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Pari Passu Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Pari Passu Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be

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required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that the master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer (with regard to such determination made by the special servicer) will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the master servicer or the special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Parties (solely with respect to the Specially Serviced Loans), the master servicer (with respect to a Non-Specially Serviced Loan) or the special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate. The master servicer (at its own expense) and the special servicer (at the expense of the trust fund) may rely on insurance consultants in making the determinations described above.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of a Risk Retention Consultation Party, consulting (on a non-

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binding basis) with such Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) and, with respect to a Specially Serviced Loan and upon request of a Risk Retention Consultation Party, upon non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood insurance with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

The PSA provides that the master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Pari Passu Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders and VRR Interest Owners. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of the applicable REO Account or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account

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is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance and otherwise will be paid to the special servicer from general collections in the Collection Accounts.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The master servicer will be responsible for processing waivers, modifications, amendments and consents that are not Major Decisions or Special Servicer Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan, without the consent or approval of the Directing Certificateholder (except as specified in the definition of “Master Servicer Decision”) or the consent or approval of the special servicer. The special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and will also be responsible for processing waivers, modifications, amendments and consents that are Major Decisions or Special Servicer Decisions with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan. However, except as otherwise set forth in this paragraph, neither the special servicer nor the master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC or any Trust REMIC to be subject to tax. Prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to agree to any modifications, waivers and amendments that constitute Major Decisions with the consent of the Directing Certificateholder (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the special servicer) within 10 business days of such party’s receipt from the special servicer of the special servicer’s recommendation and analysis and all information reasonably requested by such party with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, the special servicer will not be permitted to agree to any such matter without the special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in the first paragraph of this section that constitutes a Major Decision or Special Servicer Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree with respect to a

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Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or such Major Decision or Special Servicer Decision. The master servicer will be required to deliver any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such Major Decision or Special Servicer Decision. Unless the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or a Special Servicer Decision with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and/or analysis with respect to any Major Decision or Special Servicer Decision. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

In connection with the mutual agreement between the special servicer and master servicer that the master servicer would process a Major Decision or a Special Servicer Decision, the master servicer will deliver notice to the special servicer upon completion of the related transaction (and with respect to such Major Decision, the special servicer, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, will deliver such notice to the Directing Certificateholder (except to the extent that the special servicer or the Directing Certificateholder, as applicable, notifies the master servicer that the special servicer or the Directing Certificateholder, as applicable, does not desire to receive copies of such items)).

With respect to a Non-Specially Serviced Loan (and in the case of clause (ix), a Non-Serviced Mortgage Loan), the following actions will be performed by the master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the special servicer or the applicable Risk Retention Consultation Party:

(i)                             grant waivers of non-material covenant defaults (other than financial covenants and receipt of financial statements, but including immaterial timing waivers such as with respect to late financial statements) (except, that, other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant timing waivers of more than 3 consecutive late deliveries of financial statements);

(ii)                          consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents and there is no lender discretion permitted under the Mortgage Loan documents;

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(iii)                      approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such easements or rights of way do not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)                       grant subordination, non-disturbance and attornment agreements and consents involving leasing activities that do not involve a ground lease and affect an area less than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property, including approval of new leases and amendments to current leases;

(v)                         approve or consent to actions and releases related to condemnation of parcels of a Mortgaged Property if the special servicer has determined, in accordance with the proviso to the definition of “Special Servicer Decision”, that such condemnation is not with respect to a material parcel or a material income producing parcel and such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due;

(vi)                       consent to a change in property management relating to any Mortgage Loan and related Serviced Companion Loan if the replacement property manager is not a Borrower Party and the Mortgage Loan has an outstanding principal balance less than $10,000,000);

(vii)                    approve annual operating budgets for Mortgage Loans;

(viii)                  grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower has delivered documentation reasonably satisfactory in form and substance to the master servicer or the special servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(ix)                      any non-material modification, amendment, consent to a non-material modification or waiver of any term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Companion Loan holder related to a Mortgage Loan or Whole Loan if the special servicer has determined, in accordance with the proviso to the definition of “Major Decision”, that such modification, amendment or consent is administrative in nature, including a note splitting amendment, provided, that if any such modification or amendment would adversely impact the special servicer, such modification or amendment will additionally require the consent of the special servicer as a condition to its effectiveness;

(x)                         any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or

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the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xi)                       approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole documents do not otherwise permit such principal prepayment;

(xii)                    any determination to bring a Mortgaged Property into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder,

(xiii)                 any transfer of the Mortgaged Property that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied;

(xiv)                 to the extent not a Major Decision or a Special Servicer Decision pursuant to clause (x) of the definition of “Major Decision” or clause (iii) of the definition of “Special Servicer Decision”, respectively, approve any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves where such request is for the funding or disbursement of ordinary course impounds, repair and replacement reserves, lender approved budget and operating expenses, and tenant improvements pursuant to an approved lease, each in accordance with the Mortgage Loan documents (all such fundings and disbursements being collectively referred to as “Routine Disbursements”) or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer; provided, however, that in the case of any Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable and except for any such funding or disbursement as to which the related Mortgage Loan documents do not provide for lender discretion; and

(xv)                    grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision or a Special Servicer Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the

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Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement.

In the case of the Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the master servicer in order to grant or withhold such consent.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Interest Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any Major Decision, (a) with respect to any Mortgage Loan other than any Excluded Loan as to such party, the approval of the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of a Risk Retention Consultation Party, with respect to any Major Decision in respect of a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with such Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions of the Code, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution

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Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)      extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of a Risk Retention Consultation Party, with non-binding consultation with such Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)      provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Interest Rate.

In connection with the processing by the special servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, the special servicer will be required to deliver notice thereof to the master servicer, the holder of any related Serviced Companion Loan, the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or any Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of an Operating Advisor Consultation Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party) and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. In connection with the processing by the master servicer of any modification, waiver or amendment of any term of any Serviced Mortgage Loan or Serviced Whole Loan, after completion, the master servicer will be required to deliver notice thereof to the certificate administrator, the trustee, the special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing), a Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not the master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or a Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master applicable and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master

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servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Each of the following is a “Special Servicer Decision”:

(i)                                    approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements);

(ii)                                 subject to the proviso at the end of this definition, consent to actions and releases related to condemnation of parcels of a Mortgaged Property;

(iii)                              any requests for the funding or disbursement of amounts from any escrow accounts, reserve funds or letters of credit held as “performance”, “earn-out”, “holdback” or similar escrows or reserves, including the funding or disbursement of any such amounts with respect to any Mortgage Loan, but excluding, as to Mortgage Loans that are not Specially Serviced Loans, any routine and/or customary escrow and reserve fundings or disbursements for which the satisfaction of performance related criteria or lender discretion is not required or permitted pursuant to the terms of the related Mortgage Loan documents (for the avoidance of doubt, any request with respect to a Mortgage Loan that is not a Specially Serviced Loan for Routine Disbursements or any other funding or disbursement as mutually agreed upon by the master servicer and the special servicer, will not constitute a Special Servicer Decision; provided, however, that in the case of any such Mortgage Loan whose escrows, reserves, holdbacks and related letters of credit exceed, in the aggregate, at the related origination date, 10% of the initial principal balance of such Mortgage Loan, no such funding or disbursement of such escrows, reserves, holdbacks or letters of credit will be deemed to constitute a Routine Disbursement, and will instead constitute Special Servicer Decisions, except for the routine funding of tax payments and insurance premiums when due and payable and except for any such funding or disbursement as to which the related Mortgage Loan documents do not provide for lender discretion);

(iv)                               requests to incur additional debt in accordance with the terms of the Mortgage Loan documents;

(v)                                  subject to the proviso at the end of this definition, any approval or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements, that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(vi)                               determining whether to cure any default by a borrower under a ground lease or permit any Ground Lease modification, amendment or subordination, nondisturbance and attornment agreement or entry into a new Ground Lease; and

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(vii)                            other than with respect to a ground lease, any modification, waiver or amendment of any lease, the execution of a new lease or the granting of a subordination, non-disturbance and attornment agreement in connection with any lease at a Mortgaged Property or REO Property if the lease affects an area greater than the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property and (2) 30,000 square feet of the improvements at the Mortgaged Property; provided that the special servicer will be required to reach a decision on any the Special Servicer Decision within twenty (20) business days of its receipt from the borrower of all information reasonably requested by the Special Servicer in order to process the Special Servicer Decision (such twenty (20) business days being inclusive of the five (5) business day period within which the Directing Certificateholder is required to grant or withhold its consent);

provided that, with respect to a non-Specially Serviced Loan, if the special servicer determines (a) with respect to clause (ii) above, that a condemnation is not with respect to a material parcel or a material income producing parcel and that such condemnation does not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due, or (b) with respect to clause (v) above that an easement or right of way will not materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Special Servicer Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override”, prior to the occurrence and continuance of a Control Termination Event, the special servicer will only be permitted to take any of the Special Servicer Decisions in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” as to which the Directing Certificateholder has consented in writing within 10 business days (or, with respect to clause (vii) of the definition of “Special Servicer Decision”, 5 business days) after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the special servicer in order to grant or withhold such consent (the “Major Decision Reporting Package”) (provided that if such written consent has not been received by the special servicer within such 10 business day (or 5 business day) period, the Directing Certificateholder will be deemed to have approved such action).

Neither the master servicer nor the special servicer may enter into or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

Other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) of the definition thereof, the special servicer will determine, in a manner

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consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, that if such matter is a Major Decision (i) (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent (or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder) and (y) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the special servicer has consulted with the operating advisor on a non-binding basis and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the master servicer or the special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

With respect to a Serviced Mortgage Loan and any related Serviced Companion Loan with a “due-on-encumbrance” clause (and other than with respect to an action that constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof with respect to such “due-on-encumbrance” clause), the special servicer will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Serviced Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, that if such matter is a Major Decision (i) (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder, which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder below, and reasonably available to the special servicer with respect to such proposed waiver or proposed granting of consent or (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the special servicer has consulted with the Directing Certificateholder and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the

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Rating Agencies, the master servicer or the special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan that the master servicer will process such request with respect to a Major Decision or a Special Servicer Decision) and except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance. The master servicer will continue to cooperate with the special servicer by delivering any additional information in the master servicer’s possession to the special servicer requested by the special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. Unless the master servicer and special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any request relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause (other than any transfers provided for in clause (xiii) of the definition of “Master Servicer Decision” and other than any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiii) or clause (xv) of the definition thereof) and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any such request. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision or Special Servicer Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision or Special Servicer Decision, as applicable.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the VRR Interest by whom such risk Retention Consultation Party was appointed, upon the request of any Risk Retention Consultation Party, the special servicer will be required to consult on a non-binding basis with the applicable Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement,

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such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement. No master servicer or special servicer may enter into, or structure (including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise), any modification, waiver, amendment, work-out, consent or approval with respect to the mortgage loans in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than that which is provided in the allocation and payment priorities set forth above under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) a physical inspection of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than an REO Property, an REO Loan or a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2025 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2026) unless a physical inspection has been performed by the special servicer within the previous 12 months; provided, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from each applicable Collection Account as an expense of the issuing entity), and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”.

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Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the special servicer or the master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2025 and the calendar year ending on December 31, 2025. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing if:

(1)      the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the master servicer or the special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer, as applicable (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)      the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)      the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which

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determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered on or before the date on which the subject payment was due a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or the special servicer (and the master servicer or the special servicer, as applicable, will be required to promptly forward such documentation to the special servicer or the master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the master servicer determines (in accordance with the Servicing Standard) or receives from the special servicer a written determination of the special servicer (which determination the special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)      there has occurred a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the master servicer or the special servicer (and, in the case of the

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special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders and VRR Interest Owners (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)      a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)      the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)      the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)      the master servicer or the special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)      the master servicer or the special servicer (and in the case of the special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only for so long as no Control Termination Event has occurred and is continuing)) determines that (i) a default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders and VRR Interest Owners (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare

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certain reports to the Certificateholders and the VRR Interest Owners with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. No master servicer or special servicer will have any responsibility for the performance by any other master servicer or special servicer of such other master servicer’s or special servicer’s duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), the special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event);
●	each Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);
●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;
●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
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●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
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●	such other information as the special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to the special servicer within 10 business days) is not in the best interest of all the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders, the VRR Interest Owners and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the final iteration of the initial Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Certificateholder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Certificateholder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Certificateholder pursuant to the Directing Certificateholder Asset Status Report Approval Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final.

Prior to the occurrence of an Operating Advisor Consultation Event, the special servicer will be required to deliver each Final Asset Status Report to the operating advisor promptly following the approval or deemed approval of the Directing Certificateholder.

If an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, for so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)). The operating advisor will be required to provide comments to the special servicer in respect of the Asset Status Report, if any,

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within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates) and the VRR Interest Owners, as a collective whole. The special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, so long as no Consultation Termination Event has occurred, the Directing Certificateholder (other than with respect to an Excluded Loan as to such party)), to the extent the special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders and the VRR Interest Owners as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders, the VRR Interest Owners and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loans)). Promptly upon determining whether or not to revise any Asset Status Report to take into account any input and/or comments from the operating advisor or the Directing Certificateholder, the special servicer will be required to revise the Asset Status Report, if applicable, and deliver to the operating advisor and the Directing Certificateholder the revised Asset Status Report (until a Final Asset Status Report is issued) or provide notice that the special servicer has decided not to revise such Asset Status Report, as applicable.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan) and the operating advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

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Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders and the VRR Interest Owners, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)    such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders and the VRR Interest Owners (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)    there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the

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above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate or the VRR Interest is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any Mortgaged Property, the special servicer, on behalf of the Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders and VRR Interest Owners is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders and VRR Interest Owners to permit the

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issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates and the VRR Interest Owners. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders, the VRR Interest Owners and, with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the special servicer is required to deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that the special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders and the VRR Interest Owners or, in the case of a Serviced Whole Loan, Certificateholders, VRR Interest Owners and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders, VRR Interest Owners and Companion Holder constituted a single lender) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders, the VRR Interest Owners and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell (i) with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing and (ii) after consulting with the applicable Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan (other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders and the VRR Interest Owners. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is generally required to select the

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highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event) and each Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a Specially Serviced Loan and (i) that is delinquent at least 60 days in respect of its Periodic Payments (other than a balloon payment) or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the master servicer or special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the master servicer or special servicer, as applicable (and the master servicer or special servicer, as applicable, will be required to promptly forward such documentation to the Directing Certificateholder); and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which the special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by

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the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders, the VRR Interest Owners and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) each Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders, the VRR Interest Owners and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender). In addition, the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders, the VRR Interest Owners and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders, VRR Interest Owners and, if applicable, the related Companion Holder(s) constituted a single lender). The special servicer will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by the special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell each related Companion Loan together with such Mortgage

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Loan as one whole loan and will be required to require that all offers be submitted to the special servicer in writing. The special servicer will not be permitted to sell the related Mortgage Loan together with each related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and any related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that the Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders and the VRR Interest Owners, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates and the VRR Interest will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the next paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Major Decisions for all Serviced Mortgage Loans (other than any Excluded Loan), (2) the special servicer, with respect to all Serviced Mortgage Loans, as to the Special Servicer Decisions described in clauses (iv), (v), (vi) and (vii) of the definition of “Special Servicer Decision” and (3) the master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”, and will have the right to replace the special servicer with or without cause and have certain other

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rights under the Pooling and Servicing Agreement as described below. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

Each Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to any Risk Retention Consultation Party or the holder of the VRR Interest by whom such risk Retention Consultation Party was appointed) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be, with respect to each Mortgage Loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)      absent that selection, or

(2)      until a Directing Certificateholder is so selected, or

(3)      upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder with respect to each Mortgage Loan (other than any Excluded Loans as to the Directing Certificateholder) is expected to be RREF V – D AIV RR L, LLC or its affiliate.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than

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zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class G and Class H-RR certificates. The Control Eligible Certificates will not include the VRR Interest, and the VRR Interest is not permitted to be a Controlling Class.

The “Control Eligible Certificates” will be any of the Class G or Class H-RR certificates.

The master servicer, the special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder or any VRR Interest Owner may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the master servicer, the special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicer, the special servicer and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to the master servicer or special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to the master servicer and special servicer, the master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

With respect to any matter for which the consent of the Directing Certificateholder or consultation with the Directing Certificateholder or a Risk Retention Consultation Party is required, to the extent no specific time period for deemed consent or consultation is expressly stated in the PSA, in the event no response from the Directing Certificateholder or the applicable Risk Retention Consultation Party, as applicable, is received within ten (10) Business Days following written request for consent or consultation, as the case may be, and its receipt of all reasonably requested information on any required consent or consultation, such consent will be deemed given or such consultation will be deemed to have occurred, as applicable; provided that the failure of the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, to respond will not affect any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan.

Major Decisions

Except as otherwise described under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicer will not be permitted to take any of the following actions without the Directing Certificateholder’s consent (provided that if such written consent has not been received by the special servicer within 10 business days after receipt of the special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder and reasonably available to the

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special servicer in order to grant or withhold such consent, the Directing Certificateholder will be deemed to have approved such action); provided that the foregoing consent rights of the Directing Certificateholder will not apply to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class.

“Major Decision” means with respect to any Serviced Mortgage Loan or Serviced Whole Loan (and, in the case of clause (xii), a Non-Serviced Mortgage Loan), each of the following:

(i)                         any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Serviced Mortgage Loan or Serviced Companion Loan that comes into and continues in default;

(ii)                      any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs and Payment Accommodations) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if refinancing or sale is expected within 120 days as provided in clause (viii) of the definition of “Master Servicer Decisions”;

(iii)                   following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including the acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(iv)                    any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(v)                       any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(vi)                    any release of material collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan or Serviced Whole Loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion and other than the items listed in clauses (ii), (v) and (xiv) of the definition of “Master Servicer Decision”;

(vii)                 any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan or a Serviced Whole Loan, or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower, other than any such transfer as described under clause (xiii) of the definition of “Master Servicer Decision” or any such encumbrance as described under clause (xv) of the definition of “Master Servicer Decision”;

(viii)              any property management company changes with respect to a Mortgage Loan, including, without limitation, approval of the termination of a manager and appointment of a new property manager, in each case, if the replacement property

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manager is a Borrower Party or the Mortgage Loan has an outstanding principal balance equal to or greater than $10,000,000;

(ix)                  any franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(x)                     other than in the case of any Non-Specially Serviced Loan, releases of any material amounts from escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Serviced Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion, and other than those that are permitted to be undertaken by the master servicer without the consent of the special servicer under the PSA;

(xi)                  any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Serviced Mortgage Loan or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(xii)               subject to the proviso at the end of this definition, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

(xiii)            agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xiv)             other than with respect to a Non-Specially Serviced Loan, any determination of Acceptable Insurance Default; and

(xv)                any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents;

provided that with respect to any Non-Specially Serviced Loan or any Non-Serviced Mortgage Loan, if the special servicer determines, with respect to clause (xii) above, that a modification, amendment or waiver is administrative in nature, including a note splitting amendment, it is required to provide written notice of such determination to the master servicer, in which case, the master servicer will process such decision and such decision will be deemed to be a Master Servicer Decision not a Major Decision; provided, further, that the special servicer will be required to make any such determination and provide any such notice within two (2) business days of its receipt of a request related to any such decision.

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A “Non-Specially Serviced Loan” means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Serviced Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the master servicer will be required to promptly forward such request to the special servicer and the special servicer will be required to process such request (including, without limitation, interfacing with the borrower) (unless the master servicer and special servicer mutually agree that the master servicer will process such request with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan with respect to a Major Decision) and, except as provided in the next sentence, the master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, the master servicer will continue to cooperate with reasonable requests of the special servicer by delivering any additional information in the master servicer’s possession to the special servicer that is reasonably requested by the special servicer relating to such Major Decision. Unless the master servicer and special servicer mutually agree that the master servicer will process such Major Decision with respect to a Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan, the master servicer will not be permitted to process any Major Decision or Special Servicer Decision and will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision or Special Servicer Decision. If the master servicer and special servicer mutually agree that the master servicer will process a Major Decision with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan that is a non-Specially Serviced Loan, the master servicer will be required to obtain the special servicer’s prior consent (or deemed consent) to the Major Decision.

In addition, the master servicer is required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the master servicer as a Servicing Advance.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to any Risk Retention Consultation Party or the holder of the VRR Interest by whom such risk Retention Consultation Party was appointed), each special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to a Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the

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Risk Retention Consultation Parties will remain entitled to receive any notices, reports or information to which it is entitled, and the special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the applicable Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to a Risk Retention Consultation Party or the holder of the VRR Interest by whom such risk Retention Consultation Party was appointed, the Risk Retention Consultation Parties will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the applicable Risk Retention Consultation Party (on a non-binding basis) in connection with any Major Decision to be taken or refrained from being taken.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to receive any Asset Status Report or consult with the special servicer with respect to Asset Status Reports. See “—Asset Status Report” above.

Prior to the occurrence of an Operating Advisor Consultation Event, or if an Operating Advisor Consultation Event is no longer continuing, the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor promptly after such special servicer receives the Directing Certificateholder’s approval or deemed approval of such Major Decision Reporting Package; provided, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered (and the special servicer will use reasonable efforts not to deliver such Major Decision Reporting Package) prior to the occurrence of an Operating Advisor Consultation Event or if an Operating Advisor Consultation Event is no longer continuing. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event is continuing), the special servicer will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the special servicer’s written request for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event”.

Replacement of the Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

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Control Termination Event, Operating Advisor Consultation Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct the special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, the special servicer will be required to consult with a Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by such Risk Retention Consultation Party. Any such consultation will not be binding on the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event the special servicer receives no response from the Directing Certificateholder or a Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder or such Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. The special servicer will be required to provide each Major Decision Reporting Package to the operating advisor (a) prior to the occurrence of an Operating Advisor Consultation Event, promptly after the special servicer receives the Directing Certificateholder’s approval or deemed approval with respect to such Major Decision or (b) following the occurrence and during the continuance of an Operating Advisor Consultation Event, simultaneously upon providing such Major Decision Reporting Package to the Directing Certificateholder; provided, however, that with respect to any Non-Specially Serviced Loan no Major Decision Reporting Package will be required to be delivered prior to the occurrence and continuance of an Operating Advisor Consultation Event. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the special servicer to the operating advisor, the special servicer will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding any Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and

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during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will also be required to deliver a Major Decision Reporting Package to the operating advisor and consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether an Operating Advisor Consultation Event has occurred and is continuing), the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when the Class G certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the

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initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of principal payments on the Mortgage Loans.

The certificate administrator will notify the operating advisor, the master servicer and the special servicer within 10 business days of the existence or cessation of (i) any Control Termination Event, (ii) any Consultation Termination Event or (iii) any Operating Advisor Consultation Event.

With respect to any Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, none of the Directing Certificateholder or any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan and a Control Termination Event and Consultation Termination Event will be deemed to have occurred during such time as the applicable Mortgage Loan is an Excluded Loan.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to such Excluded Loan as to such party.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision, Master Servicer Decision or Special Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders and the VRR Interest Owners (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), the master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, any Risk Retention Consultation Party or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable, if and to the extent required pursuant to the PSA, provides the Directing Certificateholder and such Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the

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Directing Certificateholder or (ii) may follow any advice or consultation provided by the Directing Certificateholder, any Risk Retention Consultation Party, the operating advisor or the holder of a Serviced Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of the master servicer or special servicer, as applicable, under the PSA or (4) cause the master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders and the VRR Interest Owners.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans

With respect to any Non-Serviced Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of the Non-Serviced Mortgage Loans has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan nd, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan that has become a defaulted loan under the related Non-Serviced PSA. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Pari Passu Mortgage Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of the related Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders or the VRR Interest Owners for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

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Each Certificateholder and VRR Interest Owner will acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, as applicable, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates or the VRR Interest Owners;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates (other than the Controlling Class) or to the VRR Interest Owners;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)    will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

Each Certificateholder and VRR Interest will acknowledge and agree, by its acceptance of its certificates or portion of the VRR Interest, that the holders of a Non-Serviced Companion Loan or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates, the VRR Interest, any Certificateholder, any VRR Interest Owner, or any third-party. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

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Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder or VRR Interest Owner. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended, or a “broker” or “dealer” within the meaning of the Exchange Act. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. Furthermore, the operating advisor will have no obligation or responsibility at any time to review the actions of the master servicer for compliance with the Servicing Standard. In addition, the operating advisors or equivalent parties (if any) under the Non-Serviced PSAs have certain obligations and consultation rights which are substantially similar to those of the operating advisor under the PSA for this transaction.

Duties of Operating Advisor at All Times

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the operating advisor’s obligations will generally consist of the following:

(a)  reviewing the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA;

(b)  reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website that are relevant to the operating advisor’s obligations under the PSA and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(c)  recalculating and reviewing for accuracy and consistency with the PSA the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(d)  preparing an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or if an Operating Advisor Consultation Event occurred during the prior calendar year) generally in the form attached to this prospectus as Annex C, to be provided to the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below under “—Annual Report”.

In connection with the performance of the duties described in clause (c) above:

(i)               after the calculation has been finalized (and, if an Operating Advisor Consultation Event has occurred and is continuing, prior to the utilization by the special servicer), the special servicer will be required to deliver the foregoing

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calculations together with information and support materials (including such additional information that is either in the special servicer’s possession or reasonably obtainable by the special servicer and reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)            if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the special servicer will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)         if the operating advisor and the special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of the special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

With respect to the determination of whether an Operating Advisor Consultation Event has occurred and is continuing, or has terminated, the operating advisor is entitled to rely solely on its receipt from the Certificate Administrator of notice thereof pursuant to the PSA, and, with respect to any obligations of the operating advisor that are performed only after the occurrence and continuation of an Operating Advisor Consultation Event, the operating advisor will have no obligation to perform any such duties until the receipt of such notice or actual knowledge of the occurrence of an Operating Advisor Consultation Event.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders, the VRR Interest Owners and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders, VRR Interest Owners and Companion Holders constituted a single lender), and not in the best interest of nor for the benefit of holders of any particular class of certificates or VRR Interest Owner (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Certificateholder, any Certificateholder, any VRR Interest Owner, any Risk

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Retention Consultation Party, or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance report, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package provided to the operating advisor and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package provided to the operating advisor with respect to any Mortgage Loan, the operating advisor will (to the extent required to be delivered for a particular calendar year as described above) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders and the VRR Interest Owners (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, also with respect to Major Decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply with and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In addition, in preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the operating advisor’s annual report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to the resolution and liquidation of Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans) under the PSA, taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance report, Attestation Report, Major Decision Reporting Package, Asset Status Report (during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information delivered to the operating advisor by the special servicer (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) pursuant to the PSA.

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The special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that the special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information. In preparing any operating advisor annual report, the operating advisor will not be required to provide or obtain a legal opinion, legal review or legal conclusion.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan, after the operating advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

●	to consult (on a non-binding basis) with the special servicer (telephonically or electronically) in respect of the Asset Status Reports, as described under “—Asset Status Report”; and
●	to consult (on a non-binding basis) with the special servicer to the extent it has received a Major Decision Reporting Package (telephonically or electronically) with respect to Major Decisions processed by the special servicer as described under “—The Directing Certificateholder—Major Decisions”.

To facilitate the consultation above, the special servicer will be required to send to the operating advisor an Asset Status Report or Major Decision Reporting Package, as applicable, before the action is implemented.

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Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, and (2) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)               that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)             that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)          that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a mortgage loan seller, a Borrower Party, the Directing Certificateholder, any Risk Retention Consultation Party, the Third Party Purchaser, or a depositor, a trustee, a certificate administrator, the master servicer or the special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

(iv)          that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)             that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)          that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loan, any Companion Loan or securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

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“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 43.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as “Privileged Information” received from the special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or a Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (in each case, other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information (including any such information contained within any Asset Status Report) that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the special servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any Excluded Loan as to such party) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates or the VRR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in

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such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)  any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates (other than the VRR Interest) having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure that is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)  any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c)  any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d)  a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

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(e)  the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)   the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Certificateholder (for any Mortgage Loan other than an Excluded Loan as to such party and only for so long as no Consultation Termination Event has occurred), the Risk Retention Consultation Parties, any Companion Holder, the Certificateholders, the VRR Interest Owners and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

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Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer and the Directing Certificateholder and each Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. No such resignation will become effective until the replacement operating advisor has assumed the resigning operating advisor’s responsibilities and obligations. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

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The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders and VRR Interest Owners by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register and VRR Interest Owners’ addresses appearing in the certificate administrator’s registry of ownership. On each Distribution Date after providing such notice to the Certificateholders and VRR Interest Owners, the certificate administrator, based on information provided to it by the master servicer or the special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicer, the special servicer, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. In general, upon a Delinquent Loan becoming a Specially Serviced Loan, as part of the special servicer’s initial investigation into the circumstances that caused the Mortgage Loan to become delinquent and be transferred to the special

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servicer, the special servicer will typically conduct a review of the Delinquent Loan for possible breaches of representations and warranties. Given that the special servicer will commonly have already conducted such a review and discussed any findings with the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) prior to the occurrence of an Asset Review Trigger, to avoid additional fees, costs and expenses to the issuing entity, we set the Delinquent Loan percentage based on an outstanding principal balance in clause (1) of the definition of Asset Review Trigger to exceed a delinquency rate that would result in estimated losses that exceed the subordination provided by the Control Eligible Certificates. For purpose of this calculation, we assumed an average loss severity of 40%, however, we cannot assure you that any actual loss severity will equal that assumed percentage. On the other hand, a significant number of Delinquent Loans by loan count, but representing a smaller percentage of the aggregate outstanding principal balance of the Mortgage Loans than the percentage set forth in clause (1) of the definition of Asset Review Trigger, could also indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have an alternative test as set forth in clause (2) of the definition of Asset Review Trigger, namely to have the Asset Review Trigger be met if Mortgage Loans representing 15 of the Mortgage Loans (by loan count) are Delinquent Loans so long as those Mortgage Loans represent at least 20% of the aggregate outstanding principal balance of the Mortgage Loans. With respect to prior pools of commercial mortgage loans for which Wells Fargo Bank (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2015, the highest percentage of loans (by outstanding principal balance) that were delinquent at least 60 days at the end of any reporting period between June 2019 and June 2024 was 30.2%.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, each Risk Retention Consultation Party, the Certificateholders and the VRR Interest Owners. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within

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150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v)), the master servicer (with respect to clauses (vi) and (vii) for Non-Specially Serviced Loans for which it acts as master servicer) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)                         a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)                      a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)                   a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)                    copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)                       a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)                    a copy of any notice previously delivered by the master servicer or special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)                 copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

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In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request the master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications (and, if such documents are not in its possession, solely with respect to any Mortgage Loan sold by such mortgage loan seller that is a Non-Serviced Mortgage Loan, the mortgage loan seller will be required to make a request under the applicable Non-Serviced PSA for any such documents that are not in its possession). In the event any missing documents with respect to a Non-Serviced Mortgage Loan are not provided by the mortgage loan seller, the asset representations reviewer will request such documents from the parties to the related Non-Serviced PSA, to the extent that the asset representations reviewer is entitled to request such documents under such Non-Serviced PSA.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset

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Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder or VRR Interest Owner will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the master servicer or special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the master servicer, the special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the master servicer (with respect to Non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any

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Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to Non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“Morningstar DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”) or S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and that has not been the special servicer, operating advisor or asset representations reviewer on a transaction for which Morningstar DBRS, Fitch, KBRA, Moody’s or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in

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the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, any Risk Retention Consultation Party, the Third Party Purchaser or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, the Third Party Purchaser, any party to the PSA, the Directing Certificateholder, any Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, the VRR Interest, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information labeled as Privileged Information received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders and VRR Interest Owners), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates or the VRR Interest; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its

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agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                         any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii)                      any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)                   any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv)                    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)                       the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)                    the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any

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applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders and VRR Interest Owners (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders, all VRR Interest Owners and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders, all VRR Interest Owners and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times

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be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Parties

The Risk Retention Consultation Parties in their capacity as Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Parties will not be protected against any liability to the holders of the VRR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the VRR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the VRR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates;

(d)  may take actions that favor the interests of the holders of one or more classes of certificates or of the VRR Interest Owners over the interests of the holders of one or more other classes of certificates and over the interests of the VRR Interest Owners; and

(e)  will have no liability whatsoever (other than to a holder of the VRR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder or VRR Interest Owner may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by any master servicer or any special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

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Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of any related Companion Holder under a related Intercreditor Agreement, the special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

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Notwithstanding the foregoing, if the special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to use reasonable efforts to select a separate special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not select a replacement special servicer within 30 days of notice of resignation (provided that the conditions required to be satisfied for the appointment of the replacement special servicer to be effective are not required to be completed within such 30 day period but in any event are to be completed within 120 days), the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicer in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the

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operating advisor or the asset representations reviewer (and, if appointed by the Directing Certificateholder or with the approval of the requisite vote of certificateholders following the operating advisor’s recommendation to replace the special servicer as described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote” below, is not the originally replaced special servicer or its affiliate), (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders and the VRR Interest Owners, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is currently acting as the special servicer in a commercial mortgage-backed securities transaction rated by Moody’s on a transaction-level basis (as to which a commercial mortgage-backed securities transaction there are outstanding commercial mortgage-backed securities rated by Moody’s) and has not been publicly cited by Moody’s as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a rating downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, and (viii) has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable.

Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote

If the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder and VRR Interest Owner of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Certificateholder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Certificates representing a majority of the aggregate outstanding Certificate Balance of all Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance

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Certificates, evidencing at least a majority of a quorum of Certificateholders, elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by the holders of Certificates evidencing at least a majority of a quorum of Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Investor Vote”, the Directing Certificateholder may not subsequently reappoint as special servicer such terminated special servicer or any affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (and not by the Directing Certificateholder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Resignation of the Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Third Party Purchaser (in such case, an “Impermissible TPP Affiliate”), or (ii) the operating advisor or the asset representations reviewer becoming Risk Retention Affiliated with or a

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Risk Retention Affiliate of the Third Party Purchaser or any other party to the PSA (other than the operating advisor and asset representations reviewer) (such operating advisor or asset representations reviewer together with an Impermissible TPP Affiliate, an “Impermissible Risk Retention Affiliate”), then, in each case, such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsors and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA, provided however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Third Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Termination of the Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or special servicer, as the case may be, will include, without limitation:

(a)    (i) any failure by the master servicer to make any deposit required to be made by the master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)    any failure by the special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any such deposit or remittance required to be made by the special servicer pursuant to, and at the time specified by, the PSA;

(c)    any failure on the part of the master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of the master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to the master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to the master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however,

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that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)    any breach on the part of the master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan or the VRR Interest Owners and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)    certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or special servicer, and certain actions by or on behalf of the master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f)     Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, or (ii) placed one or more classes of certificates or Serviced Pari Passu Companion Loan Securities, as applicable, on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), (A) such rating action has not been withdrawn by Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) within 60 days of such rating action) and (B) Moody’s (or, in the case of Serviced Pari Passu Companion Loan Securities, any Companion Loan Rating Agency) has publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g)    such master servicer or such special servicer, as applicable, has failed to maintain a rating by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or a special servicer, as applicable, and such rating is not reinstated within 60 days of such event or (b) if such master servicer or such special servicer, as applicable, has not been ranked by Morningstar DBRS on or after the Closing Date, and Morningstar DBRS has qualified, downgraded or withdrawn the then-current rating or ratings of one or more Classes of Certificates in this securitization or placed one or more Classes of Certificates in this securitization on “watch status” in contemplation of a rating downgrade or withdrawal, publicly citing servicing concerns with such master servicer or such special servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by Morningstar DBRS within 60 days of such event); or

(h)   the master servicer or the special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and the master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of

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securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to the special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to the Directing Certificateholder, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Serviced Pari Passu Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Serviced Pari Passu Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of the special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Pari Passu Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Pari Passu Companion Loan, without the prior written consent of such holder of the related Serviced Pari Passu Companion Loan.

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Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f), (g) or (h) under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of the master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any Serviced Pari Passu Companion Loan Security. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b), (f), (g) or (h) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will

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be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of the Master Servicer or Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if the master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager,

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director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders, VRR Interest Owners or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of the master servicer or special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if the master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because the master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would (i) cause any Trust REMIC to fail to qualify as a REMIC or (ii) cause a tax to be imposed on the trust, any Trust REMIC under the relevant provisions of the Code (for any such determination in clauses (i) or (ii), the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicer (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses (including expenses relating to the enforcement of such indemnity) incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that the master servicer or special servicer, the depositor, operating advisor (or the equivalent), asset representations reviewer, paying agent, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and

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expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in any capacity as the paying agent for any Companion Loan), the special servicer, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, the master servicer, the special servicer, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders and VRR Interest Owners (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders, the VRR Interest Owners and the holders of the related Serviced Pari Passu Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicer, the special servicer, the operating advisor and

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the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, the master servicer, the special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in each applicable Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply in addition to each other capacity in which it serves under the PSA.

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For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and special servicer, and the master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the Enforcing Servicer will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the Enforcing Servicer determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by an Enforcing Servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this

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heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”), and the Enforcing Servicer will be required to promptly send the PSA Party Repurchase Request to the related mortgage loan seller. The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the master servicer (in the case of Non-Specially Serviced Loans) or the special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller makes a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate

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administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action, by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, in accordance with the procedures relating to the delivery of Preliminary Dispute Resolution Election Notices and Final Dispute Resolution Election Notices described in this prospectus, (c) a statement that the responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for the responding Certificateholders to send their responses to the Enforcing Servicer and the certificate administrator. The certificate administrator will, within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from the Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating the Certificateholders’ responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders and whether that amount constitutes a majority. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days after the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation (including non-binding arbitration) or arbitration. In the event that (a) the Enforcing Servicer’s initial Proposed Course of Action indicated a recommendation to undertake mediation (including non-binding arbitration) or arbitration, (b) any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and (c) the Enforcing Servicer also received responses from other

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Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such additional responses from other Certificateholders or Certificate Owners will also be considered Preliminary Dispute Resolution Election Notices supporting such Proposed Course of Action for purposes of determining the course of action approved by the majority of responding Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all

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purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders and the VRR Interest Owners to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller. For the avoidance of doubt, none of the depositor, the mortgage loan seller with respect to the subject mortgage loan or any of their respective affiliates will be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder, to act as a Certificateholder for purposes of delivering any Preliminary Dispute Resolution Election Notice or Final Dispute Resolution Election Notice or otherwise to vote Certificates owned by it or such affiliate(s) with respect to a course of action proposed or undertaken pursuant to the procedures described under this “—Dispute Resolution Provisions” heading.

Subject to the other provisions of this section, the Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller within sixty (60) days of written notice of the Enforcing Party’s selection of mediation or arbitration, as applicable. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the

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power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing and subject to the time periods for such consultation set forth in the PSA), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the Enforcing Servicer to perform its obligations with respect to a Mortgage Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any out-of-pocket expenses required to be borne by or allocated to the Enforcing Servicer in a mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

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Servicing of the Non-Serviced Mortgage Loans

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders and the VRR Interest Owners with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

The Non-Serviced Mortgage Loans will be serviced pursuant to the related Non-Serviced PSAs and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced AB Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the Non-Serviced Pari Passu Whole Loans will be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK5 2024-5YR10 mortgage pool, if necessary).
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to the master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
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●	The Non-Serviced Directing Certificateholder, if any, under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the related Non-Serviced Special Servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicer under the PSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
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●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK5 2024-5YR10 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	The operating advisor under the Non-Serviced PSA may only be entitled to consult with the related Non-Serviced Special Servicer and recommend the termination of the Non-Serviced Special Servicer after a consultation termination event.
●	The Non-Serviced PSA may provide certain non-binding consultation rights in respect of the Non-Serviced Mortgage Loan (if such Non-Serviced Mortgage Loan is specially serviced) to a representative of the holders of the vertical credit risk retention interests.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds,
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master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Culver Collection Mortgage Loan and the Bronx Terminal Market Mortgage Loan

Each of the Culver Collection Mortgage Loan and the Bronx Terminal Market Mortgage Loan are expected to be serviced pursuant to the Benchmark 2024-V10 PSA. The servicing terms of the Benchmark 2024-V10 PSA are expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements are expected to differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer is expected to earn a primary servicing fee with respect to the Culver Collection Mortgage Loan and the Bronx Terminal Market Mortgage Loan that is to be calculated at 0.00125% per annum.
●	Upon either of the Culver Collection Whole Loan or the Bronx Terminal Market Whole Loan becoming a specially serviced loan under the Benchmark 2024-V10 PSA, the related Non-Serviced Special Servicer is expected to earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $5,000.
●	In connection with a workout of the Culver Collection Whole Loan or the Bronx Terminal Market Whole Loan, the related Non-Serviced Special Servicer is expected to be entitled to a workout fee equal to the lesser of (a) 1.0% subject to a floor of $25,000, or (b) such lesser rate as would result in a Workout Fee of $1,000,000, of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is expected to be subject to a floor of $25,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer is expected to be entitled to a liquidation fee equal to the lesser of (a) 1.0% subject to a floor of $25,000, or (b) with respect to any related Whole Loan or related REO Property, such lesser rate as would result in a Liquidation Fee of $1,000,000.

Prospective investors are encouraged to review the full provisions of the Benchmark 2024-V10 PSA, which is available via request from the underwriters.

Servicing of the Baybrook Mall Mortgage Loan and The Piazza Mortgage Loan

Each of the Baybrook Mall Mortgage Loan and The Piazza Mortgage Loan is being serviced pursuant to the BANK5 2024-5YR9 PSA. The servicing terms of the BANK5 2024-5YR9 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements

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differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer is expected to earn a primary servicing fee with respect to the Baybrook Mall Mortgage Loan that is to be calculated at 0.00250% per annum and with respect to The Piazza Mortgage Loan that is to be calculated at 0.00125% per annum.
●	Upon either of the Baybrook Mall Whole Loan or The Piazza Whole Loan becoming a specially serviced loan under the BANK5 2024-5YR9 PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of 3,500.
●	In connection with a workout of the Baybrook Mall Whole Loan or The Piazza Whole Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.0% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000 with respect to any particular workout of such Whole Loan.
●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.0% of the related payments or proceeds received in connection with the liquidation of the related Whole Loan or related REO Property. Such fee will be subject to a floor of $25,000 with respect to any particular liquidation of such Whole Loan.

Prospective investors are encouraged to review the full provisions of the BANK5 2024-5YR9 PSA, which is available via request from the underwriters.

Servicing of the 9950 Woodloch Mortgage Loan

The 9950 Woodloch Mortgage Loan is serviced pursuant to the WFCM 2024-5C1 PSA. The servicing terms of the WFCM 2024-5C1 PSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” (unless otherwise addressed below) and the following:

●	The related Non-Serviced Master Servicer earns a primary servicing fee with respect to the 9950 Woodloch Mortgage Loan that is to be calculated based on a rate equal to 0.03250% per annum.
●	Upon the 9950 Woodloch Mortgage Loan becoming a specially serviced loan under the WFCM 2024-5C1 PSA, the related Non-Serviced Special Servicer thereunder will earn a special servicing fee payable monthly with respect to such Whole Loan accruing at a rate equal to 0.25% per annum, subject to a monthly minimum fee of $3,500.
●	In connection with a workout of the 9950 Woodloch Mortgage Loan, the related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each collection (other than penalty charges) of principal and interest (other than any amount for which a liquidation fee would be paid) made by the related borrower on
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the corrected Whole Loan for so long as it remains a corrected Whole Loan. Such fee is subject to a floor of $25,000.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of the related payments or proceeds received in connection with the liquidation of the 9950 Woodloch Whole Loan or the related REO Property. Such fee is subject to a floor of $25,000.

Prospective investors are encouraged to review the full provisions of the WFCM 2024-5C1 PSA, which is available by requesting a copy from the underwriters.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again (which may be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or the special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as the master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a commercial mortgage-backed securitization transaction serviced by the applicable replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement

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special servicer), if Fitch is the non-responding Rating Agency or (iii) the applicable replacement master servicer or special servicer, as applicable, has a then current ranking by Morningstar DBRS equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Moody’s, Fitch and Morningstar DBRS.

Any Rating Agency Confirmation requests made by the master servicer, the special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA. The operating advisor will have

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no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder or VRR Interest Owner consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

The master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of

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Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders and VRR Interest Owners to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder or VRR Interest Owner will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates or VRR Interest, unless the Certificateholder or VRR Interest Owner previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the VRR Interest Owners and/or the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or the VRR Interest or to institute, conduct or defend any related

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litigation at the request, order or direction of any of the Certificateholders or any of the VRR Interest Owners, unless the Certificateholders or VRR Interest Owners have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder and VRR Interest Owners will be deemed under the PSA to have expressly covenanted with every other Certificateholder and VRR Interest Owner and the trustee, that no one or more Certificateholders or VRR Interest Owner will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of any other holders of certificates or VRR Interest Owners, or to obtain or seek to obtain priority over or preference to any other Certificateholder or VRR Interest Owner, or to enforce any right under the PSA, the certificates or the VRR Interest, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders and VRR Interest Owners.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders and VRR Interest Owners of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class R certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Vertically Retained Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the VRR Interest in exchange for the surrender of the VRR Interest, and (b) an amount equal to the product of (i) the Non-Vertically Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (b) below in exchange for then-outstanding Certificates (other than the Class R certificates) (provided, however, that (a) the aggregate certificate balance of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (b) there is only one holder (or multiple holders acting unanimously) of then-outstanding Certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each VRR Interest Owner, each holder of a Serviced Companion Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the special servicer and approved by the master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market

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value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of that time, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity. This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the master servicer and the special servicer related to such purchase, unless the master servicer or special servicer, as applicable, is the purchaser and less (c) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase). This purchase will effect early retirement of the then-outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of Mortgage Loans be less than 1.0% of the Initial Pool Balance. The voluntary exchange of certificates (other than the Class R certificates), for the remaining Mortgage Loans is not subject to the above-described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in each applicable Collection Account and not otherwise payable to a person other than the Certificateholders and the VRR Interest Owners, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates, VRR Interest Owners or holders of any Companion Loan:

(a)    to correct any defect or ambiguity in the PSA;

(b)    to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the VRR Interest, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)    to change the timing and/or nature of deposits in the each applicable Collection Account, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

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(d)    to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate or the VRR Interest is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder, VRR Interest Owner or holder of a Companion Loan;

(e)    to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f)     to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, VRR Interest Owner or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)    to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and (with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing), the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will

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not result in the downgrade, withdrawal or qualification of its then-current ratings of any related Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i)     to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder or VRR Interest Owner, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administrator must post such notice to its website;

(j)     to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k)    to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal, upon the consent of the Retaining Sponsor, such consent not to be unreasonably withheld, conditioned or delayed.

The PSA may also be amended by the parties to the PSA with the consent of (x) the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class and (y) the VRR Interest Owners (if affected by such amendment) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates or VRR Interest Owners, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class or the VRR Interest (or any portion thereof) without the consent of the holder of such certificate or the related VRR Interest Owner, or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any VRR Interest Owner or holder of a Companion Loan, without the consent of the holders of all certificates of that class then outstanding or such VRR Interest Owner or holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates or VRR Interest, without the consent of the holders of all certificates of that class then outstanding or all VRR Interest Owners, as applicable, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates and the VRR Interest Owners or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

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Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) in the case of the trustee, an institution whose long-term senior unsecured debt rating or issuer credit rating is at least (A) “A2” by Moody’s or a long- term counterparty risk assessment of at least “A2(cr)” by Moody’s (provided however, that the trustee may maintain a long-term senior unsecured debt rating or an issuer credit rating of at least “Baa3” by Moody’s if the master servicer maintains a long-term senior unsecured debt rating of at least “A2” by Moody’s or a long term counterparty risk assessment of at least “A2(cr)” by Moody’s), (B) whose long-term senior unsecured debt or issuer credit rating is rated at least “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as either (1) the master servicer has a rating on its long-term senior unsecured debt of at least “A” by Fitch or has a short-term rating of at least “F1” by Fitch, or (2) the trustee maintains an agreement with a national banking association with a rating of at least “A” on its long-term senior unsecured debt or issuer credit rating by Fitch or a short-term rating of “F1” by Fitch which agreement provides for such national banking association to make advances if the trustee, in its capacity as backup advancing party, is unwilling or unable to do so; provided, further, that the trustee will notify Fitch within thirty (30) days in the event there is a downgrade of such banking association’s Fitch rating, the agreement is terminated, or any other changes that may limit the agreement) and (C) if rated by Morningstar DBRS, a long-term senior unsecured or issuer credit rating by Morningstar DBRS of at least rating of "A" by Morningstar DBRS (provided that the trustee may maintain a long-term senior unsecured or issuer credit rating of "BBB(low)" by Morningstar DBRS if the Servicer maintains a long term rating of "A" by Morningstar DBRS), (iii) in the case of the certificate administrator, an institution whose

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long-term senior unsecured debt rating or issuer credit rating is rated at least “Baa3” by Moody’s and, if rated by Morningstar DBRS, “BBB(low)” by Morningstar DBRS, or (iv) in the case of each of clause (ii) and (iii), such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, all VRR Interest Owners, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicer and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

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The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes.

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Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

Texas. Commercial mortgage loans in Texas are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in Texas may be accomplished by either a non-judicial trustee’s sale under a specific power-of-sale provision set forth in the deed of trust or by judicial foreclosure.  Due to the relatively short period of time involved in a non-judicial foreclosure, the judicial foreclosure process is rarely used in Texas.  A judicial foreclosure action must be initiated, and a non-judicial foreclosure must be completed, within four years from the date the cause of action accrues.  The cause of action for the unpaid balance of the indebtedness accrues upon the maturity of the indebtedness (by acceleration or otherwise).

Unless expressly waived in the deed of trust, the lender must provide the debtor with a written demand for payment, a notice of intent to accelerate the indebtedness, and a notice of acceleration prior to commencing any foreclosure action. It is customary practice in Texas for the demand for payment to be combined with the notice of intent to accelerate the indebtedness. In addition, with respect to a non-judicial foreclosure sale and notwithstanding any waiver by debtor to the contrary, the lender is statutorily required to (i) provide each debtor obligated to pay the indebtedness a notice of foreclosure sale via certified mail, postage prepaid and addressed to each debtor at such debtor's last known address at least 21 days before the date of the foreclosure sale; (ii) post a notice of foreclosure sale at the courthouse of each county in which the property is located; and (iii) file a notice of foreclosure sale with the county clerk of each county in which the property is located.  Such 21-day period includes the entire calendar day on which the notice is deposited with the United States mail and excludes the entire calendar day of the foreclosure sale. The statutory foreclosure notice may be combined with the notice of acceleration of the indebtedness and must contain the location of the foreclosure sale and a statement of the earliest time at which the foreclosure sale will begin.  To the extent the note or deed of trust contains additional notice requirements, the lender must comply with such requirements in addition to the statutory requirements set forth above.

The trustee’s sale must be performed pursuant to the terms of the deed of trust and statutory law and must take place between the hours of 10 a.m. and 4 p.m. on the first Tuesday of the month, in the area designated for such sales by the county commissioners’ court of the county in which the property is located, and must begin at the time set forth in the notice of foreclosure sale or not later than three hours after that time.  If the property is located in multiple counties, the sale may occur in any county in which a portion of the property is located. Under Texas law applicable to the subject property, the debtor does not have the right to redeem the property after foreclosure.  Any action for deficiency must be brought within two years of the foreclosure sale.  If the foreclosure sale price is less than the fair market value of the property, the debtor or any obligor (including any guarantor) may be entitled to an offset against the deficiency in the amount by which the fair market value of the property, less the amount of any claim, indebtedness, or obligation of any kind

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that is secured by a lien or encumbrance on the real property that was not extinguished by the foreclosure, exceeds the foreclosure sale price.

Kentucky. Mortgage loans involving real property in Kentucky are secured by mortgages and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Kentucky. After an action for foreclosure is commenced and the lender secures a judgment, the final judgment will provide that the property be sold at a public sale at the courthouse. Usually the sale is conducted by the County Master Commissioner, but may be conducted by another county official. The foreclosure sale must occur no earlier than 30 (but not more than 60) days after the execution is issued. During this period, a notice of sale must be published once a week for three (3) consecutive weeks in the county in which the property is located. In addition, notices are posted near the property and at the courthouse for at least 15 days prior to the sale. Also before the sale, the property is appraised by “two disinterested, intelligent housekeepers of the county”. If the property sold does not bring two-thirds of its appraised value, the defendant may redeem it within a year from the day of sale by paying the purchaser the purchase price plus interest thereon at the rate of 10%. When the right of redemption is available, the defendant may remain in possession of the property until the right of redemption expires. In addition, the right of redemption is transferrable. Kentucky does not have a “one action rule” or “anti-deficiency legislation,” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a

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land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable non-bankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Foreclosure—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

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Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require

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that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for

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an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

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The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground

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lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates and the VRR Interest Owners, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code codified in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens

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would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then-current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other reasons, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the

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commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested by a creditor and granted by a bankruptcy court in certain circumstances, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property under which the debtor is a lessee, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the

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time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, there is risk associated with a borrower ground lessee or ground lessor becoming a debtor in a proceeding under the Bankruptcy Code. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. Additionally, the Bankruptcy Code requires a debtor lessee to timely perform any obligations under a non-residential real property lease arising after the petition date, until the debtor determines whether to assume or reject the lease. The bankruptcy court may defer the time for the debtor lessee to perform under the lease until 60 days following the petition date for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such

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assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the nondebtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may wait until the confirmation of its plan of reorganization to determine whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the lessee/borrower debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

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Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For example, in the bankruptcy case of General Growth Properties, notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth Properties case had argued that the 21 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

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In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under most fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed or reasonably should have believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Under certain fraudulent transfer statutes, a debtor that is generally not paying its debts as they become due other than as a result of a bona fide dispute is presumed to be insolvent. A lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or intended to, believed or reasonably should have believed that it would incur debts that would render it unable to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by, among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy

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proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnership triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

A debtor in possession or trustee in a bankruptcy proceeding may in some cases be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to a secured mortgage lender. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of mortgagees have been inequitable, the

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claims of the mortgagees may be subordinated to the claims of other creditors and the liens securing such claims may be transferred to the debtor’s estate.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the

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lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders and the VRR Interest Owners.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes

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substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before

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April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any

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shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Anti-Money Laundering Act of 2020, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

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Certain Affiliations, Relationships and Related Transactions
Involving Transaction Parties

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a sponsor, an originator, the retaining sponsor, a mortgage loan seller, is also the master servicer under this securitization and the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, is expected to be the initial holder of a portion of the VRR Interest and an initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (i) the master servicer under the BANK5 2024-5YR9 PSA, which governs the servicing and administration of the Baybrook Mall Whole Loan and The Piazza Whole Loan and (ii) the master servicer under the WFCM 2024-5C1 PSA, which governs the servicing and administration of the 9950 Woodloch Whole Loan.

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and an initial Risk Retention Consultation Party, is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator, the holder of a portion of the VRR Interest and the current holder of one or more of the Companion Loans as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Securities LLC, an underwriter, is an affiliate of JPMCB, a mortgage loan seller, a sponsor, an originator, an initial Risk Retention Consultation Party and the holder of the companion loans for which the noteholder is identified as “JPMCB” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Bank of America, a mortgage loan seller, an originator, a sponsor, an initial Risk Retention Consultation Party and the holder of a portion of the VRR Interest, is an affiliate of BofA Securities, Inc., one of the underwriters. Bank of America is also the holder of the companion loans for which the noteholder is identified as “BANA” (if any) in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

While Wells Fargo Bank may have undertaken some evaluation of the Mortgage Loans originated or acquired by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such Mortgage Loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their Mortgage Loans as well as the Mortgage Loan representations and warranties related thereto.

Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, which may include, prior to their inclusion in the issuing entity, some or all of the Mortgage Loans to be transferred to this securitization transaction by Wells Fargo Bank.

Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

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RCA is an affiliate of RREF V - D AIV RR L, LLC (or its affiliate), the entity expected to purchase the Class H-RR certificates, and be the initial Controlling Class Certificateholder and be appointed as the initial Directing Certificateholder (other than (a) any non-serviced mortgage loan or (b) any excluded loan with respect to the directing certificateholder). In addition, RCA is expected to be appointed as an initial special servicer under the Benchmark 2024-V10 PSA, which related securitization transaction is expected to close on September 30, 2024, and which governs the servicing and administration of the Culver Collection Whole Loan and the Bronx Terminal Market Whole Loan. RCA is expected to serve as initial special servicer with respect to the Culver Collection Whole Loan, but is not expected to serve as initial special servicer with respect to the Bronx Terminal Market Whole Loan, under the Benchmark 2024-V10 PSA. RCA is an affiliate of the entities that are expected to be, respectively, the initial special servicer with respect to the Bronx Terminal Market Whole Loan and the controlling class certificateholder and initial controlling class representative under the Benchmark 2024-V10 PSA. Except as described above, as of the Closing Date, neither RCA nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, RCA or its affiliates may, in the future, retain or own interests in certain other classes of certificates. Any such party will have the right to dispose of such certificates at any time. RCA or an affiliate assisted RREF V - D AIV RR L, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

In the case of certain Mortgage Loans, pari passu loan and/or a mezzanine loan secured by equity interests in the related borrower may be held by the related mortgage loan seller or one of its affiliates.

Midland, the primary servicer with respect to certain Mortgage Loans sold to the depositor by JPMCB, is also (i) the special servicer under the BANK5 2024-5YR9 PSA, pursuant to which the Baybrook Mall Whole Loan and The Piazza Whole Loan are being serviced and the Bronx Terminal Market Whole Loan is being initially serviced until the related servicing shift date, (ii) expected to be the master servicer under the Benchmark 2024-V10 PSA, pursuant to which the Culver Collection Whole Loan and the Bronx Terminal Market Whole Loan are expected to be serviced and (iii) is the primary servicer of the Baybrook Mall Whole Loan and The Piazza Whole Loans under the 5YR9 Midland Primary Servicing Agreement.

Pursuant to certain interim servicing agreements between JPMCB and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including prior to their inclusion in the issuing entity certain of the Mortgage Loans.

Pursuant to certain interim servicing agreements between MSMCH and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Pursuant to certain interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans

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owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Computershare Trust Company, as successor to Wells Fargo Bank, is the interim custodian of the loan files for all of the mortgage loans to be serviced under the PSA that Bank of America and MSMCH will transfer to the depositor.

Computershare Trust Company, the trustee, certificate administrator and custodian, is the trustee, certificate administrator and custodian under (i) the BANK5 2024-5YR9 PSA, which governs the servicing and administration of the Baybrook Mall Whole Loan and The Piazza Whole Loan and (ii) the WFCM 2024-5C1 PSA, which governs the servicing and administration of the 9950 Woodloch Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of The Master Servicer and The Special Servicer”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates and the VRR Interest not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered

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Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a mezzanine loan, if any. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than

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anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Interest Rates prepay faster than Mortgage Loans with lower Interest Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss and a VRR Interest Realized Loss occur when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders and VRR Interest Owners in reduction of the Certificate Balances of the certificates and the VRR Interest Balance of the VRR Interest. Realized Losses and VRR Interest Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates
Class X-A	$565,606,000	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	$163,622,000	Class A-S, Class B and Class C certificates

Certificateholders and VRR Interest Owners are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the payment due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the

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availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and performance reserves being applied to repay a mortgage loan if certain criteria are not timely satisfied), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be

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produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Certificates and other factors described above.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Classes of Certificates
Class X-A	$565,606,000	Class A-1, Class A-2 and Class A-3 certificates
Class X-B	$163,622,000	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates and the VRR Interest will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—VRR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date. The columns headed “25% CPP”, “50% CPP”, “75% CPP”

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and “100% CPP” assume that prepayments on the Mortgage Loans are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-2 and Class A-3 Certificates, the percentage of the potential maximum and minimum initial Certificate Balances, respectively) of each class of Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;
●	the initial aggregate certificate balance, notional amount or VRR Interest Balance, as the case may be, of each interest-bearing class of certificates or the VRR Interest is as described in this prospectus;
●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;
●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;
●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;
●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;
●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;
●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;
●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);
●	except as described in the next two succeeding bullet points, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;
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●	except as otherwise assumed in the immediately preceding two bullet points, voluntary prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;
●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;
●	no Yield Maintenance Charges or Prepayment Premiums are collected;
●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;
●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in November 2024; and
●	the Offered Certificates are settled with investors on October 16, 2024.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2025	81%	81%	81%	81%	81%
October 2026	61%	61%	61%	61%	61%
October 2027	39%	39%	39%	39%	39%
October 2028	16%	16%	16%	16%	16%
October 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.49	2.48	2.47	2.47	2.47

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Percent of the Maximum Initial Certificate Balance ($275,000,000)(1)
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.88	4.79	4.69	4.59	4.40

(1)             The exact initial Certificate Balance of the Class A-2 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($557,149,000)(1)
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.91	4.87	4.81	4.73	4.45

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 Certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($282,149,000)(1)
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.95	4.94	4.92	4.87	4.49

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 Certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.
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Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	5.00	5.00	5.00	4.96	4.55
Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	5.00	5.00	5.00	5.00	4.58

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
October 2025	100%	100%	100%	100%	100%
October 2026	100%	100%	100%	100%	100%
October 2027	100%	100%	100%	100%	100%
October 2028	100%	100%	100%	100%	100%
October 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	5.00	5.00	5.00	5.00	4.58

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from October 1, 2024 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

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The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

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Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

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Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

[__]-[__]	[__]%	[__]%	[__]%	[__]%	[__]%

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors subject to the alternative minimum tax, investors that might be treated as engaged in a U.S. trade or business by virtue of investing in the Certificates, investors whose functional currency is not the U.S. dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations promulgated by the U.S. Department of the Treasury and the IRS (together, the “REMIC Provisions”). Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class X-

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D, Class X-F, Class X-G, Class D, Class E, Class F, Class G and Class H-RR certificates, and the VRR Interest (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated residual interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and the Intercreditor Agreements, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Provisions provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be

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disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or

584

Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each class of Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, nine (9) of the Mortgaged Properties securing seven (7) Mortgage Loans representing 9.7% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

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Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of

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nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPP (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class [__] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing

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in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference

588

Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues in which case the interest deferral rule will not apply. Such election, if made, will apply to all market discount instruments acquired by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the market discount election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. Such election, if made, will apply to all premium bonds (other than tax exempt bonds) held

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by such Regular Interestholder as of the first day of the taxable year for which the election is made and to all taxable premium bonds acquired thereafter. The election, is irrevocable except with the approval of the IRS. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [_] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held, and for all market discount bonds acquired, by the holder as of the first day of the taxable year for which the election is made and for all bond premium bonds and market discount bonds acquired thereafter. The election is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does

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not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller increased

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by any original issue discount or market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the related Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Provisions indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance”

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clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Section 6223 of the Code) (“partnership representative”) will represent each REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the Pooling and Servicing Agreement will designate the Securities Administrator as the partnership representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year, may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will utilize any election or other exception available to make any REMIC’s residual interest holders (that is, the holders of the Class R certificates) rather than the REMIC itself, liable for any taxes arising from audit adjustments to the

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REMIC’s taxable income. It is unclear how that may affect a REMIC residual interest holder’s ability to challenge any audit adjustment that might otherwise be available in the absence of any such election or exception. Holders of Class R certificates should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a “controlled foreign corporation” described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

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A “U.S. Person” is a citizen or resident of the United States, a domestic corporation, domestic partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a domestic corporation or domestic partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person. Partnerships are urged to consult their tax advisors concerning the application of the rules described herein, which may be applied differently to partners that are U.S. Persons and to partners that are not.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest payments to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the information reporting requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder (i) is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; or (ii) other than a holder of a Class R certificate, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

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3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate Certificateholders that are U.S. Persons are subject to an additional 3.8% tax on all or a portion of their “net investment income”, which can include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. Certificateholders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interestholders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interestholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the related Trust REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates and nonresident VRR Interest Owners solely by reason of the location in

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that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from such nonresident holders. We cannot assure you that holders of offered certificates or VRR Interest Owners will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Conflicts of Interest)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-3	Class X-A
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]	$ [__]	$ [__]
J.P. Morgan Securities LLC	$ [__]	$ [__]	$ [__]	$ [__]
BofA Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Siebert Williams Shank & Co., LLC	$ [__]	$ [__]	$ [__]	$ [__]
Total	$ [__]	$ [__]	$ [__]	$ [__]

Underwriter	Class X-B	Class A-S	Class B	Class C
Wells Fargo Securities, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Morgan Stanley & Co. LLC	$ [__]	$ [__]	$ [__]	$ [__]
J.P. Morgan Securities LLC	$ [__]	$ [__]	$ [__]	$ [__]
BofA Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Academy Securities, Inc.	$ [__]	$ [__]	$ [__]	$ [__]
Drexel Hamilton, LLC	$ [__]	$ [__]	$ [__]	$ [__]
Siebert Williams Shank & Co., LLC	$ [__]	$ [__]	$ [__]	$ [__]
Total	$ [__]	$ [__]	$ [__]	$ [__]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions,

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or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from October 1, 2024, before deducting expenses payable by the depositor (estimated at $[______], excluding underwriting discounts and commissions). The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters are under no obligation to make a market in the Offered Certificates and may discontinue any market making activities at any time without notice. In addition, the ability of the Underwriters to make a market in the Offered Certificates may be impacted by changes in regulatory requirements applicable to marketing, holding and selling of, or issuing quotations with respect to, asset-backed securities generally. See “Risk Factors—General Risks—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one (1) business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders and VRR Interest Owners; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, the retaining sponsor, a mortgage loan seller, the master servicer, an initial holder of the VRR Interest and an initial Risk Retention Consultation Party under this securitization and is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor, a mortgage loan seller, and an initial Risk Retention Consultation Party, and Morgan Stanley Bank, which is an originator and an initial holder of a portion of the VRR Interest. J.P. Morgan Securities LLC, one of the underwriters, is an affiliate of JPMCB, which is a sponsor, an originator, a mortgage loan seller and an initial holder of a portion of the VRR Interest. BofA Securities, Inc., one of the underwriters, is an affiliate of Bank of America, which is a sponsor, an originator, a mortgage loan seller and an

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initial holder of a portion of the VRR Interest. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans, as set forth in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General,” and certain mezzanine loans related to the Mortgage Loans, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters, a co-lead manager and joint bookrunner for this offering, affiliates of J.P. Morgan Securities LLC, which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering, and affiliates of BofA Securities, Inc., which is one of the underwriters, a co-lead manager and a joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the Offered Certificates and the following payments:

(1)      the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank;

(2)      the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH;

(3)      the payment by the depositor to JPMCB, an affiliate of J.P. Morgan Securities LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by JPMCB; and

(4)      the payment by the depositor to Bank of America, an affiliate of BofA Securities, Inc., in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America.

As a result of the circumstances described above in the prior two paragraphs, each of Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and BofA Securities, Inc., has a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association, Wells Fargo Securities,

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LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

Incorporation of Certain Information by Reference

The disclosures filed as exhibits to the most recent Form ABS-EE filed on or prior to the date of the filing of this prospectus by or on behalf of the depositor with respect to the issuing entity (file number 333-257991-13)—in accordance with Item 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§ 601(b)(102) and 601(b)(103))—are hereby incorporated by reference into this prospectus.

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28202, or by telephone at (704) 374-6161.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-257991) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

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Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as

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described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, the special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), to the predecessor of BofA Securities, Inc., PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), and to J.P. Morgan Securities LLC, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on

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terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale,

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exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan will be deemed to have represented by its acquisition of such Offered Certificates that (i) none of the depositor, any underwriter, the trustee, the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice on which the Plan or the fiduciary making the investment decision for the Plan has relied in connection with the decision to acquire Offered Certificates (except where an exemption applies (all of the conditions of which are satisfied) or it would not otherwise result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code), and the Transaction Parties are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates, and (ii) the Plan fiduciary is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

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Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

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Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one NRSRO; and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, the various classes of Offered Certificates may or may not qualify as “mortgage related securities” for purposes of SMMEA at the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. Except as regards the status of certain Classes as “mortgage related securities” for purposes of SMMEA, we make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

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Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in October 2057. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) excess interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered

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Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to five NRSROs. Based on preliminary feedback from those five NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. Although

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unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

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Index of Defined Terms

@
@%(#)	178
1
17g-5 Information Provider	402
1986 Act	585
1996 Act	564
3
30/360 Basis	440
4
401(c) Regulations	605
5
5YR9 Midland Primary Servicing Agreement	340
A
AB Modified Loan	455
Accelerated Mezzanine Loan Lender	394
Acceptable Insurance Default	459
Acquired Parcel	224
Acting General Counsel’s Letter	161
Actual/360 Basis	218
Actual/360 Loans	429
ADA	567
Additional Exclusions	459
Administrative Fee Rate	376
ADR	172
Advances	424
Affirmative Asset Review Vote	506
Aggregate Available Funds	369
Aggregate Excess Prepayment Interest Shortfall	387
Aggregate Gain-on-Sale Entitlement Amount	370
Allocated Appraisal Reduction Amount	451
Allocated Cumulative Appraisal Reduction Amount	451
Anchor Parcel	223
Annual Debt Service	172
Appraisal Institute	272
Appraisal Reduction Amount	450

Appraisal Reduction Event	449
Appraised Value	173
Appraised-Out Class	456
Assessment of Compliance	540
Asset Representations Reviewer Asset Review Fee	448
Asset Representations Reviewer Fee	448
Asset Representations Reviewer Fee Rate	448
Asset Representations Reviewer Termination Event	512
Asset Representations Reviewer Upfront Fee	448
Asset Review	508
Asset Review Notice	507
Asset Review Quorum	507
Asset Review Report	510
Asset Review Report Summary	510
Asset Review Standard	509
Asset Review Trigger	505
Asset Review Vote Election	506
Asset Status Report	475
Assumed Certificate Coupon	358
Assumed Final Distribution Date	385
Assumed Scheduled Payment	378
Attestation Report	541
Available Funds	370
B
Balloon LTV Ratio	177
Balloon Payment	178
BAMLCM	322
Bank of America	308
Bank of America Data File	317
Bank of America Guidelines	309
Bank of America Mortgage Loan	316
Bank of America Qualification Criteria	318
Bank of America Reporting Period	319
Bank of America Securitization Database	316
BANK5 2024-5YR9 PSA	236
Bankruptcy Code	73, 556
Base Interest Fraction	384
Base Pay Rate	231
Beds	184
BellOak	345
Benchmark 2024-V10 PSA	236

611

Borrower Party	394
Borrower Party Affiliate	394
Breach Notice	413
Bridge Bank	121
Bronx Terminal Market A Notes	259
Bronx Terminal Market Borrower Related Party	263
Bronx Terminal Market Companion Loans	259
Bronx Terminal Market Control Appraisal Period	264
Bronx Terminal Market Controlling Noteholder	263
Bronx Terminal Market Cure Payment	267
Bronx Terminal Market Ground Lease	198
Bronx Terminal Market Intercreditor Agreement	259
Bronx Terminal Market Major Decision	264
Bronx Terminal Market Mortgage Loan	259
Bronx Terminal Market Noteholders	259
Bronx Terminal Market Purchase Notice	267
Bronx Terminal Market Senior Pari Passu Companion Loans	259
Bronx Terminal Market Sequential Pay Event	260
Bronx Terminal Market Subordinate Companion Loan	259
Bronx Terminal Market Threshold Event Collateral	264
Bronx Terminal Market Threshold Event Cure	264
Bronx Terminal Market Whole Loan	259
BSCMI	296
C
C(WUMP)O	24
Cash Flow Analysis	174
CERCLA	199, 564
Certificate Administrator/Trustee Fee	447
Certificate Administrator/Trustee Fee Rate	447
Certificate Balance	367
Certificate Owners	405
Certificateholder	395
Certificateholder Quorum	515

Certificateholder Repurchase Request	527
Certificates	367
Certifying Certificateholder	407
Class A Certificates	366
Class RR Certificateholders	5, 347
Class RR Certificates	347, 366
Class X Certificates	366
Clearstream	403
Clearstream Participants	406
Closing Date	171, 269
CMBS	165
CMBS B-Piece Securities	352
CMS	327
CMS Acquisition Closing Date	327
Collateral Deficiency Amount	455
Collection Account	428
Collection Period	370
Communication Request	408
Companion Distribution Account	428
Companion Holder	236
Companion Holders	236
Companion Loan	51
Companion Loan Rating Agency	236
Companion Loans	170
Compensating Interest Payment	386
Computershare Limited	324
Computershare Trust Company	324
Constant Prepayment Rate	575
Constraining Level	356
Consultation Termination Event	492
Control Affiliate	198
Control Eligible Certificates	486
Control Note	236
Control Termination Event	492
Controlling Class	485
Controlling Class Certificateholder	485
Controlling Holder	236
Conversion	232
Corrected Loan	475
CPP	575
CPR	354, 575
CPY	575
CRE Loans	278, 293
CREC	199
Credit Risk Retention Rules	347
CREFC®	391
CREFC® Intellectual Property Royalty License Fee	449
CREFC® Intellectual Property Royalty License Fee Rate	449
CREFC® Reports	390
Cross-Over Date	374

612

CSH	235
Culver Collection A Notes	247
Culver Collection Borrower Related Party	251
Culver Collection Companion Loans	247
Culver Collection Control Appraisal Period	251
Culver Collection Controlling Noteholder	251
Culver Collection Cure Payment	258
Culver Collection Intercreditor Agreement	247
Culver Collection Major Decision	253
Culver Collection Mortgage Loan	247
Culver Collection Noteholders	247
Culver Collection Purchase Notice	257
Culver Collection Senior Pari Passu Companion Loans	247
Culver Collection Sequential Pay Event	248
Culver Collection Subordinate Companion Loans	247
Culver Collection Threshold Event Collateral	252
Culver Collection Threshold Event Cure	252
Culver Collection Whole Loan	247
Cumulative Appraisal Reduction Amount	454, 456
Cure/Contest Period	509
Cut-off Date	170
Cut-off Date Balance	175
Cut-off Date Loan-to-Value Ratio	176
Cut-off Date LTV Ratio	176
D
D or @%(#)	179
D or YM(#)	179
D or YM@(#)	179
D(#)	178
Debt Service Coverage Ratio	176
Defaulted Bronx Terminal Market Purchase Date	267
Defaulted Culver Collection Purchase Date	257
Defaulted Loan	482
Defeasance Deposit	221
Defeasance Loans	221
Defeasance Lock-Out Period	221
Defeasance Option	221
Deferred Pay Rate	231
Definitive Certificate	403

Delegated Directive	20
Delinquent Loan	506
Demand Entities	295, 321
Depositories	404
Determination Date	368
Diligence File	411
Directing Certificateholder	485
Directing Certificateholder Asset Status Report Approval Process	477
Disclosable Special Servicer Fees	446
Discount Rate	384
Discount Yield	356
Dispute Resolution Consultation	530
Dispute Resolution Cut-off Date	529
Distribution Accounts	428
Distribution Date	368
Distribution Date Statement	391
DMV Negotiation End Date	226
DMV Space Reserve Release Request	265
Dodd-Frank Act	167
DOL	602
DSCR	176
DST	196
DTC	403
DTC Participants	404
DTC Rules	405
E
East Tower	197
EDGAR	600
EEA	19
Effective Gross Income	174
Eligible Asset Representations Reviewer	510
Eligible Individual Property	222
Eligible Operating Advisor	500
Enforcing Party	528
Enforcing Servicer	528
ESA	199, 301
Escrow/Reserve Mitigating Circumstances	304
EU	139
EU Institutional Investor	140
EU Investor Requirements	140
EU PRIIPS Regulation	19
EU Prospectus Regulation	19
EU Qualified Investor	19
EU Retail Investor	19
EU Securitization Regulation	139
EU SR Rules	139
Euroclear	403

613

Euroclear Operator	406
Euroclear Participants	406
EUWA	20, 140
Excess Modification Fee Amount	442
Excess Modification Fees	440
Excess Prepayment Interest Shortfall	387
Exchange Act	268
Exchange Parcel	224
Excluded Controlling Class Holder	393
Excluded Controlling Class Loan	394
Excluded Information	394
Excluded Loan	394
Excluded Plan	604
Excluded Special Servicer	516
Excluded Special Servicer Loan	516
Exemption	602
Exemption Rating Agency	603
Expansion Parcel	225
F
Facility Pledge	232
FATCA	595
FDIA	160
FDIC	120, 160
FIEL	26
Final Asset Status Report	477
Final Dispute Resolution Election Notice	530
Financial Promotion Order	21
FINRA	599
FIRREA	161, 301
Fitch	510
Flagstar	121
Forbearance Agreement	203
FPO Persons	21
FSMA	20, 140
Future UK Securitization Rules	142
G
GAAP	349
Gain-on-Sale Remittance Amount	371
Gain-on-Sale Reserve Account	429
Garn Act	566
GLA	177
Government Securities	219
Guarantor	202
H
HCP Upper Tier Lender	232

Horizontal Risk Retention Certificates	58, 349, 367
Hotel Operating Agreement	235
HSTP Act	88
I
Icahn Funds	343
ICAP	215
ICIP	215
Impermissible Risk Retention Affiliate	519
Impermissible TPP Affiliate	518
In Place Cash Management	177
Indirect Participants	404
Infiltration Violation	203
Initial Pool Balance	170
Initial Requesting Certificateholder	527
Institutional Investor	24
Insurance and Condemnation Proceeds	428
Intercompany Loan	235
Intercreditor Agreement	236
Interest Accrual Amount	376
Interest Accrual Period	376
Interest Distribution Amount	376
Interest Rate	376
Interest Reserve Account	429
Interest Shortfall	376
Interested Person	483
Interest-Only Certificates	354
Interest-Only Expected Price	360
Interpolated Yield	355, 359
Investment Account	430
Investor Certification	394
IRS	163
J
Japanese Retention Requirement	26
JFSA	26
JPMC	296
JPMCB	296
JPMCB Data Tape	298
JPMCB Deal Team	298
JPMCB Mortgage Loans	297
JPMCB’s Qualification Criteria	299
JPMCCMSC	296
JRR Rule	26
JV	233
K
KBRA	510

614

Key Money Debt	235
L
L(#)	179
Landlord	202
Lease Documents	202
Lennar	341
Liquidation Fee	443
Liquidation Fee Rate	443
Liquidation Proceeds	428
Loan Per Unit	177
Loan-to-Value Ratio at Maturity	177
Local Law 97	123
Lock-out Period	219
Loss of Value Payment	415
Losses	339
Lower-Tier Regular Interests	582
Lower-Tier REMIC	368, 582
LTV Ratio	175
LTV Ratio at Maturity	177
M
MAI	416
Major Decision	463, 487
Major Decision Reporting Package	468
MAS	24
Master Servicer	328
Master Servicer Decision	462
Material Defect	413
Maturity Date Balloon Payment	178
Midland	332
Midland Parties	338
Midland Primary Servicing Agreement	332
Midland Serviced Loans	336
Midland Serviced Mortgage Loans	332
MIFID II	19
MKH	234
MLPA	409
Modification Fees	440
Moody’s	329, 510
Morgan Stanley Bank	282
Morgan Stanley Group	282
Morgan Stanley Origination Entity	284
Morningstar DBRS	329
Morningstar DBRS	510
Mortgage	171
Mortgage File	409
Mortgage Loan	51
Mortgage Loans	170
Mortgage Note	171

Mortgage Pool	170
Mortgaged Property	171
MSMCH	282
MSMCH Data File	291
MSMCH Mortgage Loans	282
MSMCH Qualification Criteria	293
MSMCH Securitization Database	291
N
Net Mortgage Rate	375
Net Operating Income	178
NFA	599
NFIP	103
NI 33-105	27
Non-Control Note	236
Non-Controlling Holder	237
Nonrecoverable Advance	425
Non-Serviced AB Whole Loan	237
Non-Serviced Certificate Administrator	237
Non-Serviced Companion Loan	52, 237
Non-Serviced Companion Loans	52
Non-Serviced Custodian	237
Non-Serviced Directing Certificateholder	237
Non-Serviced Master Servicer	237
Non-Serviced Mortgage Loan	52, 237
Non-Serviced Pari Passu Companion Loan	237
Non-Serviced Pari Passu Mortgage Loan	237
Non-Serviced Pari Passu Whole Loan	237
Non-Serviced PSA	237
Non-Serviced Special Servicer	238
Non-Serviced Trustee	238
non-serviced whole loan	52
Non-Serviced Whole Loan	238
Non-Specially Serviced Loan	489
Non-U.S. Person	595
Non-Vertically Retained Percentage	350
Notional Amount	367
NRA	178
NRSRO	393
NRSRO Certification	396
O
O(#)	179
OCC	269, 308
Occupancy As Of Date	178
Offer	20

615

Offered Certificates	367
OID Regulations	586
OLA	161
Operating Advisor Annual Report	498
Operating Advisor Consultation Event	363
Operating Advisor Consulting Fee	447
Operating Advisor Expenses	448
Operating Advisor Fee	447
Operating Advisor Fee Rate	447
Operating Advisor Standard	497
Operating Advisor Termination Event	502
Operating Advisor Upfront Fee	447
Other Master Servicer	238
Other PSA	238
Other Special Servicer	238
Owner	235
P
P&I Advance	422
P&I Advance Date	422
PACE	120
Pads	184
PAH’s	199
PAR	302
Par Purchase Price	481
Pari Passu Companion Loan	51
Pari Passu Companion Loans	170
Pari Passu Mortgage Loan	238
Parking License Agreement	189
Participants	403
Parties in Interest	601
partnership representative	593
Pass-Through Rate	374
Patriot Act	568
Payment Due Date	217, 371
PCB	199
Percentage Interest	368
Periodic Payments	369
Permitted Investments	430
Permitted Special Servicer/Affiliate Fees	446
PFAS	199
PL	273
Plans	601
PML	273
PNC Bank	336
PRC	23
Preferred Equity	235
Preliminary Dispute Resolution Election Notice	529

Prepayment Assumption	587
Prepayment Interest Excess	386
Prepayment Interest Shortfall	386
Prepayment Premium	385
Prepayment Provisions	178
Prime Rate	427
Principal Balance Certificates	367
Principal Distribution Amount	376, 377
Principal Shortfall	378
Privileged Information	501
Privileged Information Exception	501
Privileged Person	393
Professional Investors	24
Prohibited Person	198
Prohibited Prepayment	387
Promotion of Collective Investment Schemes Exemptions Order	22
Proposed Course of Action	529
Proposed Course of Action Notice	528
Prospectus	24
PSA	366
PSA Party Repurchase Request	528
PTCE	605
PTE	602
Purchase Price	415
Put Price	235
Q
Qualification Criteria	277
Qualified Replacement Special Servicer	516
Qualified Substitute Mortgage Loan	416
Qualifying CRE Loan Percentage	350
R
RAC No-Response Scenario	538
Rated Final Distribution Date	386
Rating Agencies	539
Rating Agency Confirmation	539
RCA	340
RCM	341, 352
REA	78
Realized Loss	388
REC	199
Recognition Agreement	232
Recognized Mortgage	198
Recognized Mortgagee	198
Record Date	368
Registration Statement	600
Regular Certificates	367
Regular Interestholder	586

616

Regular Interests	583
Regulation AB	541
Reimbursement Rate	427
REIT	189
Related Proceeds	426
Release Date	221
Release Parcel	223
Relevant Investor	25
Relevant Persons	22
Relief Act	567
Remaining Property	224
Remaining Term to Maturity	179
REMIC	582
REMIC Provisions	582
REO Account	429
REO Loan	379
REO Property	475
Repurchase Request	528
Requesting Certificateholder	530
Requesting Holders	456
Requesting Investor	408
Requesting Party	538
Required Credit Risk Retention Percentage	350
Requirements	568
Residual Certificates	367
Resolution Failure	528
Resolved	528
Restricted Group	603
Restricted Party	501
Retail Space	208
Retaining Parties	347
Retaining Sponsor	347
Review Materials	507
RevPAR	179
Risk Retention Affiliate	501
Risk Retention Affiliated	501
Risk Retention Allocation Percentage	351
Risk Retention Consultation Party	393
ROFO	209
ROFR	209
Rooms	184
Routine Disbursements	464
RR Interest	347, 366
RR Interest Owner	5, 347
Rule 15Ga-1 Reporting Period	278, 305
Rule 17g-5	396
S
S&P	510
SC Housing Authority	213, 216

Scheduled Certificate Interest Payments	358
Scheduled Certificate Principal Payments	354
Scheduled Expiration Date	235
Scheduled Principal Distribution Amount	377
Scopely	229
SEC	268
Securities Act	541
Securitization Accounts	366, 430
Securitization Regulations	140
SEL	273
Senior Certificates	366
Serviced Companion Loan	238
Serviced Companion Loans	52
Serviced Mortgage Loan	238
Serviced Mortgage Loans	52
Serviced Pari Passu Companion Loan	238
Serviced Pari Passu Companion Loan Securities	520
Serviced Pari Passu Mortgage Loan	238
Serviced Pari Passu Whole Loan	238
Serviced Whole Loan	238
Serviced Whole Loans	52
Servicer Termination Event	519
Servicing Advances	424
Servicing Fee	438
Servicing Fee Rate	438
Servicing Standard	421
SF	179
SFA	24
SFO	24
Similar Law	601
SIPC	599
SMMEA	606
Spaces	184
Special Servicer	340
Special Servicing Fee	441
Special Servicing Fee Rate	441
Specially Serviced Loans	472
Sq. Ft.	179
Square Feet	179
SR Institutional Investors	140
SR Investor Requirements	140
SR Rules	140
Startup Day	583
Stated Principal Balance	378
Stone Point	341
Structured Product	24
Structuring Assumptions	576

617

Subject 2022 Computershare CMBS Annual Statement of Compliance	326
Subject Loan	448
Subordinate Certificates	366
Subordinate Companion Loan	51, 238
Subordinate Companion Loans	170
Sub-Servicing Agreement	422
Successor	202
SVB	121
T
T-12	179
Target Coupon	357
Target Price	357
Term to Maturity	180
Termination Purchase Amount	542
Terms and Conditions	406
Tests	508
third country	140
Third Party Purchaser	349, 352
Title V	566
Total Operating Expenses	175
Transaction	327
Transaction Parties	604
Treasury-Priced Expected Price	358
Treasury-Priced Principal Balance Certificates	354
Trimont	327
TRIPRA	104, 12
Trust	324
Trust REMICs	368, 582
TTM	179
U
U.S. Person	595
U/W DSCR	176
U/W Expenses	180
U/W NCF	180
U/W NCF Debt Yield	183
U/W NCF DSCR	176
U/W Net Cash Flow	180
U/W Net Operating Income	183
U/W NOI	183
U/W NOI Debt Yield	183
U/W NOI DSCR	183
U/W Revenues	183
UCC	551
UK	20, 140
UK CRR	140
UK Institutional Investor	140

UK Investor Requirements	140
UK MIFIR Product Governance Rules	21
UK PRIIPS Regulation	20
UK Prospectus Regulation	20
UK Qualified Investor	20
UK Retail Investor	20
UK Securitization Regulation	140
UK SR Rules	140
Underwriter Entities	129
Underwriting Agreement	597
Underwritten Debt Service Coverage Ratio	176
Underwritten Economic Occupancy	180
Underwritten Expenses	180
Underwritten NCF	180
Underwritten NCF Debt Yield	183
Underwritten Net Cash Flow	180
Underwritten Net Cash Flow Debt Service Coverage Ratio	176
Underwritten Net Operating Income	183
Underwritten Net Operating Income Debt Service Coverage Ratio	183
Underwritten NOI	183
Underwritten NOI Debt Yield	183
Underwritten Revenues	183
Units	184
Unscheduled Principal Distribution Amount	377
Unsolicited Information	508
Upfront Rollover Amount	218
Upper Tier Facility	232
Upper Tier Guaranty	232
Upper-Tier REMIC	368, 582
V
Vertically Retained Percentage	350
Volcker Rule	168
Voting Rights	403
VRR Interest	366
VRR Interest Available Funds	350
VRR Interest Balance	367
VRR Interest Gain-on-Sale Remittance Amount	350
VRR Interest Gain-on-Sale Reserve Account	429
VRR Interest Interest Distribution Amount	351
VRR Interest Owners	5, 347

618

VRR Interest Principal Distribution Amount	351
VRR Interest Realized Loss	351
W
WAC	5
WAC Rate	375
Wachovia Bank	269
Weighted Average Interest Rate	184
Weighted Averages	184
Wells Fargo Bank	269, 325
Wells Fargo Bank Data Tape	276
Wells Fargo Bank Deal Team	276
West Tower	197

WFCM 2024-5C1 PSA	238
Whole Loan	52, 170
Withheld Amounts	429
Workout Fee	442
Workout Fee Rate	442
Workout-Delayed Reimbursement Amount	427
Y
Yield Maintenance Charge	385
Yield-Priced Certificates	354
Yield-Priced Expected Price	361
YM(#)	179
YM@%(#)	179

619

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller	Related Group	Crossed Group	Address
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	9.9%	100.0%	JPMCB	JPMCB	NAP	NAP	2100 Bartow Avenue
2.00	Loan	10, 11, 12	1	The Galt House	9.9%	100.0%	WFB	WFB	NAP	NAP	140 & 103 North Fourth Street, 141 North Fourth Street, 120 North Third Street, and 130 North Third Street
3.00	Loan	5, 13	11	Ignite Portfolio	9.9%		MSBNA	MSMCH	NAP	NAP	Various
3.01	Property		1	Candlewood	3.0%	30.8%					808 North Prairie View Road
3.02	Property		1	Auburn Crossing	2.3%	23.0%					1112 West 7th Street
3.03	Property		1	Fawn Creek	1.1%	10.7%					1900 IA-64
3.04	Property		1	Harborton Estates	0.8%	8.4%					503 Caravan Court
3.05	Property		1	Fawn Brook	0.6%	5.6%					26 Harvard Avenue
3.06	Property		1	Fox Meadows	0.5%	4.7%					1304 South 16th Street
3.07	Property		1	South Town	0.5%	4.6%					510 East 2nd Street
3.08	Property		1	Rabbit River	0.4%	4.3%					3471 Homer Drive
3.09	Property		1	Westview Estates	0.4%	4.1%					4012 Venice Road
3.10	Property		1	Country Meadows	0.2%	2.3%					1249 M-222
3.11	Property		1	Lake View	0.1%	1.4%					2609 South Frederick Avenue
4.00	Loan	5, 13, 14	6	Culver Collection	6.4%		WFB	WFB	NAP	NAP	Various
4.01	Property		1	Hayden & National	3.1%	47.7%					3520-3542 Hayden Avenue
4.02	Property		1	3505-3525 Hayden	1.4%	22.1%					3505-3525 Hayden Avenue
4.03	Property		1	Hayden & Higuera	0.6%	9.3%					8557 & 8559 Higuera Street and 3623 & 3635 Hayden Avenue
4.04	Property		1	3555 Hayden	0.5%	7.6%					3555 Hayden Avenue
4.05	Property		1	8511 Warner Drive	0.4%	6.8%					8511 Warner Drive
4.06	Property		1	3585 Hayden	0.4%	6.4%					3585 Hayden Avenue
5.00	Loan	5, 15	1	Bronx Terminal Market	6.0%	100.0%	BANA	BANA	NAP	NAP	610 Exterior Street
6.00	Loan	13	16	ExchangeRight 68	5.5%		WFB	WFB	NAP	NAP	Various
6.01	Property		1	FedEx - Humboldt, TN	2.5%	45.1%					1 Fedex Way
6.02	Property		1	Tractor Supply – Bedminster, PA	0.4%	7.5%					6719 Easton Road
6.03	Property		1	Tractor Supply – Canton, GA	0.4%	7.2%					12110 Cumming Highway
6.04	Property		1	Tractor Supply – Winnie, TX	0.4%	6.7%					201 Spur 5
6.05	Property		1	Tractor Supply – Wichita Falls, TX	0.3%	6.2%					2618 Southwest Parkway
6.06	Property		1	Tractor Supply – Edinboro, PA	0.3%	6.0%					750 Farmstead Drive
6.07	Property		1	Dollar General Market – Williston, ND	0.1%	2.7%					302 Bean Drive
6.08	Property		1	Dollar General Market – Brownsville, TX	0.1%	2.6%					5220 Southmost Road
6.09	Property		1	Sherwin Williams – Bonner Springs, KS	0.1%	2.5%					530 South 129th Street
6.10	Property		1	Dollar Tree – Kimball, MI	0.1%	2.3%					2790 Wadhams Road
6.11	Property		1	Dollar General – Farmington, NM	0.1%	2.1%					1410 East Murray Drive
6.12	Property		1	Dollar Tree – Bettendorf, IA	0.1%	2.0%					4060 Middle Road
6.13	Property		1	Dollar Tree – Basehor, KS	0.1%	2.0%					15404 Wolf Creek Parkway
6.14	Property		1	Dollar Tree – Asheboro, NC	0.1%	1.9%					1004 North Fayetteville Street
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC	0.1%	1.5%					2250 Asheville Highway
6.16	Property		1	O'Reilly Auto Parts – Marion, NC	0.1%	1.5%					815 North Main Street
7.00	Loan	16	1	Kimpton Journeyman Hotel	3.6%	100.0%	JPMCB	JPMCB	NAP	NAP	310 East Chicago Street
8.00	Loan		1	Renaissance West	3.5%	100.0%	WFB	WFB	NAP	NAP	4001 South Decatur Boulevard
9.00	Loan	13	6	TCC Pool 1	3.1%		MSBNA	MSMCH	Group 1	NAP	Various
9.01	Property		1	Middletown	1.3%	43.7%					2100 Harrisburg Pike, 2150 Eshelman Street, 2100 West Harrisburg Pike, 22 Hummel Lane, 22 Willow Street
9.02	Property		1	Brookside	0.6%	20.5%					1201 South Eisenhower Boulevard
9.03	Property		1	Hagerstown	0.6%	18.2%					18610 Amanda Lane
9.04	Property		1	Menaul Terrace	0.3%	10.1%					4300 Prospect Avenue Northeast
9.05	Property		1	Jenny Lee	0.1%	4.6%					24 Center Street
9.06	Property		1	South Main	0.1%	3.0%					1115 South Main Street
10.00	Loan	5, 17	1	International Plaza II	3.0%	100.0%	JPMCB	JPMCB	NAP	NAP	14221 North Dallas Parkway
11.00	Loan	18	1	Whispering Palms MHC	3.0%	100.0%	BANA	BANA	NAP	NAP	10305 U.S. Highway 1
12.00	Loan		1	Topanga & Victory	2.9%	100.0%	WFB	WFB	NAP	NAP	6355 Topanga Canyon Boulevard
13.00	Loan		1	Lake Air Shopping Center	2.6%	100.0%	MSBNA	MSMCH	NAP	NAP	5201 and 5301 Bosque Boulevard
14.00	Loan	5, 19	1	175 Remsen Street	2.4%	100.0%	JPMCB	JPMCB	NAP	NAP	175 Remsen Street
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	2.4%	100.0%	MSBNA	MSMCH	NAP	NAP	500 Baybrook Mall Drive
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	2.2%	100.0%	JPMCB	JPMCB	NAP	NAP	1001-13 North 2nd Street, 1015 North 2nd Street, 1010 North Hancock Street, 1050 North Hancock Street and 145 West Wildey Street, Unit 1
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	2.1%	100.0%	MSBNA	MSMCH	NAP	NAP	506 16th Street and 1508 9th Avenue
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	1.7%	100.0%	WFB	WFB	NAP	NAP	1750 Rockville Pike
19.00	Loan		1	Residence Inn Naperville	1.6%	100.0%	MSBNA	MSMCH	NAP	NAP	28500 Bella Vista Parkway
20.00	Loan		1	JB Center Apartments	1.5%	100.0%	BANA	BANA	Group 2	NAP	2910 Allesandro Street
21.00	Loan		1	Sierra Vista Plaza	1.4%	100.0%	BANA	BANA	NAP	NAP	507-575 and 629 North Highway 90
22.00	Loan		1	Federal Way Supreme Self Storage	1.4%	100.0%	BANA	BANA	NAP	NAP	35200 Pacific Highway South
23.00	Loan		1	The Park at Hibiscus	1.3%	100.0%	BANA	BANA	NAP	NAP	803 Hibiscus Trail

A-1-1

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller	Related Group	Crossed Group	Address
24.00	Loan		1	River Apartments	1.3%	100.0%	BANA	BANA	Group 2	NAP	2938 Allesandro Street
25.00	Loan		1	The Reserve at Homosassa Springs	1.0%	100.0%	MSBNA	MSMCH	NAP	NAP	8975 West Halls River Road
26.00	Loan		1	Florline Commons	1.0%	100.0%	BANA	BANA	Group 3	NAP	9526-9550 and 9856 Cortana Place and 9001 Florida Boulevard
27.00	Loan	5, 30	1	9950 Woodloch	0.9%	100.0%	WFB	WFB	NAP	NAP	9950 Woodloch Forest Drive
28.00	Loan	13	3	BBR Apartment Portfolio	0.9%		WFB	WFB	NAP	NAP	Various
28.01	Property		1	Bridle Ridge Apartments	0.3%	35.6%					40 Boulware Road
28.02	Property		1	Rose Hill Gardens Apartments	0.3%	34.5%					175 Industrial Park Road
28.03	Property		1	Bracey Square Apartments	0.3%	30.0%					5 Hanover Court
29.00	Loan		1	Pine Island Marketplace	0.9%	100.0%	MSBNA	MSMCH	NAP	NAP	511 Southwest Pine Island Road
30.00	Loan	13	5	TCC Pool 2	0.8%		MSBNA	MSMCH	Group 1	NAP	Various
30.01	Property		1	Shulls MHC	0.2%	27.1%					9 East 1050 North
30.02	Property		1	Colonial Estates	0.2%	26.5%					1112 West Tulsa Street
30.03	Property		1	Dixieland	0.2%	21.7%					508 North Dixieland Road
30.04	Property		1	Razorback MHP	0.1%	12.5%					55 East 15th Street
30.05	Property		1	Green Acres	0.1%	12.3%					7360 West Wedington Drive
31.00	Loan		1	Lakeside Budget Storage	0.8%	100.0%	WFB	WFB	NAP	NAP	13120 Hall Road
32.00	Loan		1	Graham Town Center	0.7%	100.0%	BANA	BANA	Group 3	NAP	9807 and 9915-9919 224th Street East
33.00	Loan	31	1	Storage Quarters Garden City	0.7%	100.0%	MSBNA	MSMCH	NAP	NAP	999 Stewart Avenue
34.00	Loan		1	Kingsland Village	0.7%	100.0%	MSBNA	MSMCH	NAP	NAP	21922 Kingsland Boulevard
35.00	Loan		1	Aero Treasure Coast Self Storage	0.5%	100.0%	BANA	BANA	NAP	NAP	3000 Aviation Boulevard and 2625 Flight Safety Drive
36.00	Loan	32	1	Prestonwood Polo Crossing	0.5%	100.0%	BANA	BANA	NAP	NAP	2960 FM 720
37.00	Loan		1	Colonial Manor MHC	0.4%	100.0%	BANA	BANA	NAP	NAP	525 Airport Boulevard
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	0.4%	100.0%	BANA	BANA	Group 4	NAP	470 State Route 31 North
39.00	Loan		1	Hidden Hollow Apartments	0.4%	100.0%	BANA	BANA	NAP	NAP	826 Circle Drive
40.00	Loan		1	CityLine Self Storage Salisbury, MD	0.3%	100.0%	BANA	BANA	Group 4	NAP	305 Hammond Street
41.00	Loan		1	Beaver Lake	0.3%	100.0%	MSBNA	MSMCH	Group 1	NAP	14449 East Highway 12
42.00	Loan		1	Pioneer Crossing MHC	0.3%	100.0%	MSBNA	MSMCH	Group 1	NAP	4285 North State Road 9

A-1-2

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	Bronx	Bronx	NY	10475	Mixed Use	Retail/Office	1988, 2013	2023	568,813
2.00	Loan	10, 11, 12	1	The Galt House	Louisville	Jefferson	KY	40202	Hospitality	Full Service	1972, 1984	2018-2023	1,310
3.00	Loan	5, 13	11	Ignite Portfolio	Various	Various	Various	Various	Manufactured Housing	Manufactured Housing	Various	NAP	2,489
3.01	Property		1	Candlewood	Mahomet	Champaign	IL	61853	Manufactured Housing	Manufactured Housing	1970	NAP	651
3.02	Property		1	Auburn Crossing	Auburn	De Kalb	IN	46706	Manufactured Housing	Manufactured Housing	1965	NAP	669
3.03	Property		1	Fawn Creek	Anamosa	Jones	IA	52205	Manufactured Housing	Manufactured Housing	1969	NAP	227
3.04	Property		1	Harborton Estates	Middletown	Dauphin	PA	17057	Manufactured Housing	Manufactured Housing	1960	NAP	186
3.05	Property		1	Fawn Brook	Maquoketa	Jackson	IA	52060	Manufactured Housing	Manufactured Housing	1988	NAP	131
3.06	Property		1	Fox Meadows	Murray	Calloway	KY	42071	Manufactured Housing	Manufactured Housing	1985	NAP	174
3.07	Property		1	South Town	Wilton	Muscatine	IA	52778	Manufactured Housing	Manufactured Housing	1975	NAP	121
3.08	Property		1	Rabbit River	Wayland	Allegan	MI	49348	Manufactured Housing	Manufactured Housing	1972	NAP	102
3.09	Property		1	Westview Estates	Sandusky	Erie	OH	44870	Manufactured Housing	Manufactured Housing	1971	NAP	110
3.10	Property		1	Country Meadows	Martin	Allegan	MI	49070	Manufactured Housing	Manufactured Housing	1970	NAP	64
3.11	Property		1	Lake View	Oelwein	Fayette	IA	50662	Manufactured Housing	Manufactured Housing	1965	NAP	54
4.00	Loan	5, 13, 14	6	Culver Collection	Culver City	Los Angeles	CA	90232	Various	Various	Various	Various	307,905
4.01	Property		1	Hayden & National	Culver City	Los Angeles	CA	90232	Office	CBD	1945, 2000, 2001, 2002, 2014	NAP	157,620
4.02	Property		1	3505-3525 Hayden	Culver City	Los Angeles	CA	90232	Office	CBD	1948, 1959	2006, 2021	66,932
4.03	Property		1	Hayden & Higuera	Culver City	Los Angeles	CA	90232	Office	CBD	1942	1990	35,111
4.04	Property		1	3555 Hayden	Culver City	Los Angeles	CA	90232	Office	CBD	1949, 1979	2024	24,919
4.05	Property		1	8511 Warner Drive	Culver City	Los Angeles	CA	90232	Other	Parking Garage	1951	NAP	295
4.06	Property		1	3585 Hayden	Culver City	Los Angeles	CA	90232	Office	CBD	1948	2016	23,323
5.00	Loan	5, 15	1	Bronx Terminal Market	Bronx	Bronx	NY	10451	Retail	Anchored	2009	NAP	918,779
6.00	Loan	13	16	ExchangeRight 68	Various	Various	Various	Various	Various	Various	Various	NAP	567,439
6.01	Property		1	FedEx - Humboldt, TN	Humboldt	Gibson	TN	38343	Industrial	Warehouse/Distribution	2022	NAP	337,137
6.02	Property		1	Tractor Supply – Bedminster, PA	Pipersville	Bucks	PA	18947	Retail	Single Tenant	2016	NAP	19,012
6.03	Property		1	Tractor Supply – Canton, GA	Canton	Cherokee	GA	30115	Retail	Single Tenant	2011	NAP	39,130
6.04	Property		1	Tractor Supply – Winnie, TX	Winnie	Chambers	TX	77665	Retail	Single Tenant	2014	NAP	25,104
6.05	Property		1	Tractor Supply – Wichita Falls, TX	Wichita Falls	Wichita	TX	76308	Retail	Single Tenant	1980	NAP	33,355
6.06	Property		1	Tractor Supply – Edinboro, PA	Edinboro	Erie	PA	16412	Retail	Single Tenant	2015	NAP	19,051
6.07	Property		1	Dollar General Market – Williston, ND	Williston	Williams	ND	58801	Retail	Single Tenant	2024	NAP	12,687
6.08	Property		1	Dollar General Market – Brownsville, TX	Brownsville	Cameron	TX	78521	Retail	Single Tenant	2024	NAP	12,687
6.09	Property		1	Sherwin Williams – Bonner Springs, KS	Bonner Springs	Wyandotte	KS	66012	Retail	Single Tenant	2024	NAP	4,536
6.10	Property		1	Dollar Tree – Kimball, MI	Kimball	St. Clair	MI	48074	Retail	Single Tenant	2024	NAP	10,000
6.11	Property		1	Dollar General – Farmington, NM	Farmington	San Juan	NM	87401	Retail	Single Tenant	2024	NAP	10,640
6.12	Property		1	Dollar Tree – Bettendorf, IA	Bettendorf	Scott	IA	52722	Retail	Single Tenant	2023	NAP	10,000
6.13	Property		1	Dollar Tree – Basehor, KS	Basehor	Leavenworth	KS	66007	Retail	Single Tenant	2024	NAP	10,000
6.14	Property		1	Dollar Tree – Asheboro, NC	Asheboro	Randolph	NC	27203	Retail	Single Tenant	2023	NAP	10,500
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC	Hendersonville	Henderson	NC	28791	Retail	Single Tenant	2014	NAP	6,800
6.16	Property		1	O'Reilly Auto Parts – Marion, NC	Marion	McDowell	NC	28752	Retail	Single Tenant	2014	NAP	6,800
7.00	Loan	16	1	Kimpton Journeyman Hotel	Milwaukee	Milwaukee	WI	53202	Hospitality	Full Service	2016	NAP	158
8.00	Loan		1	Renaissance West	Las Vegas	Clark	NV	89103	Retail	Anchored	1986	2024	163,878
9.00	Loan	13	6	TCC Pool 1	Various	Various	Various	Various	Manufactured Housing	Various	Various	NAP	577
9.01	Property		1	Middletown	Middletown	Dauphin	PA	17034	Manufactured Housing	Manufactured Housing	1970	NAP	224
9.02	Property		1	Brookside	Middletown	Dauphin	PA	17057	Manufactured Housing	Manufactured Housing	1950	NAP	158
9.03	Property		1	Hagerstown	Hagerstown	Washington	MD	21742	Manufactured Housing	Manufactured Housing	1950	NAP	76
9.04	Property		1	Menaul Terrace	Albuquerque	Bernalillo	NM	87110	Manufactured Housing	Manufactured Housing/RV Park	1960	NAP	51
9.05	Property		1	Jenny Lee	Mount Holly Springs	Cumberland	PA	17065	Manufactured Housing	Manufactured Housing	1970	NAP	38
9.06	Property		1	South Main	Belen	Valencia	NM	87002	Manufactured Housing	Manufactured Housing	1960	NAP	30
10.00	Loan	5, 17	1	International Plaza II	Dallas	Dallas	TX	75254	Office	CBD	2000	2020	388,430
11.00	Loan	18	1	Whispering Palms MHC	Sebastian	Indian River	FL	32958	Manufactured Housing	Manufactured Housing/RV Park	1967	NAP	569
12.00	Loan		1	Topanga & Victory	Los Angeles	Los Angeles	CA	91367	Office	CBD/Medical	1964	NAP	165,377
13.00	Loan		1	Lake Air Shopping Center	Waco	McLennan	TX	76710	Retail	Shadow Anchored	2001-2006	NAP	210,887
14.00	Loan	5, 19	1	175 Remsen Street	Brooklyn	Kings	NY	11201	Office	CBD	1962	2009	130,404
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	Friendswood	Harris	TX	77546	Retail	Super Regional Mall	1978	2016	540,986
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	Philadelphia	Philadelphia	PA	19123	Multifamily	Mid Rise	2006-2007	2019	332
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	Greeley	Weld	CO	80631	Multifamily	Low Rise	1964, 1973, 1974, 1996	2022	141
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	Rockville	City of Rockville	MD	20852	Hospitality	Full Service	1982	2018, 2024	315
19.00	Loan		1	Residence Inn Naperville	Warrenville	Dupage	IL	60555	Hospitality	Extended Stay	2003	2023	130
20.00	Loan		1	JB Center Apartments	Los Angeles	Los Angeles	CA	90039	Multifamily	Low Rise	2023	NAP	36
21.00	Loan		1	Sierra Vista Plaza	Sierra Vista	Cochise	AZ	85635	Retail	Anchored	1988	2003	227,110
22.00	Loan		1	Federal Way Supreme Self Storage	Federal Way	King	WA	98003	Self Storage	Self Storage	2020	NAP	106,845
23.00	Loan		1	The Park at Hibiscus	Waxahachie	Ellis	TX	75165	Multifamily	Garden	2008	2022-2024	75

A-1-3

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built	Year Renovated	Number of Units
24.00	Loan		1	River Apartments	Los Angeles	Los Angeles	CA	90039	Multifamily	Low Rise	2022	NAP	32
25.00	Loan		1	The Reserve at Homosassa Springs	Homosassa	Citrus	FL	34448	Manufactured Housing	Manufactured Housing	1974	NAP	136
26.00	Loan		1	Florline Commons	Baton Rouge	East Baton Rouge Parish	LA	70815	Retail	Anchored	1985, 2003	2002	139,775
27.00	Loan	5, 30	1	9950 Woodloch	The Woodlands	Montgomery	TX	77380	Office	Suburban	2014	NAP	601,151
28.00	Loan	13	3	BBR Apartment Portfolio	Various	Various	SC	Various	Multifamily	Garden	1999	2023-2024	120
28.01	Property		1	Bridle Ridge Apartments	Lugoff	Kershaw	SC	29078	Multifamily	Garden	1999	2023-2024	40
28.02	Property		1	Rose Hill Gardens Apartments	Union	Union	SC	29379	Multifamily	Garden	1999	2023-2024	40
28.03	Property		1	Bracey Square Apartments	Sumter	Sumter	SC	29150	Multifamily	Garden	1999	2023-2024	40
29.00	Loan		1	Pine Island Marketplace	Cape Coral	Lee	FL	33991	Retail	Shadow Anchored	2007	NAP	71,466
30.00	Loan	13	5	TCC Pool 2	Various	Various	Various	Various	Manufactured Housing	Manufactured Housing	Various	NAP	241
30.01	Property		1	Shulls MHC	Rome City	Noble	IN	46784	Manufactured Housing	Manufactured Housing	1960	NAP	90
30.02	Property		1	Colonial Estates	Siloam Springs	Benton	AR	72761	Manufactured Housing	Manufactured Housing	1970	NAP	47
30.03	Property		1	Dixieland	Rogers	Benton	AR	72756	Manufactured Housing	Manufactured Housing	1970	NAP	43
30.04	Property		1	Razorback MHP	Fayetteville	Washington	AR	72701	Manufactured Housing	Manufactured Housing	1970	NAP	24
30.05	Property		1	Green Acres	Fayetteville	Washington	AR	72704	Manufactured Housing	Manufactured Housing	1970	NAP	37
31.00	Loan		1	Lakeside Budget Storage	Sterling Heights	Macomb	MI	48313	Self Storage	Self Storage	2005	NAP	81,775
32.00	Loan		1	Graham Town Center	Graham	Pierce	WA	98338	Retail	Shadow Anchored	1999-2000	NAP	53,873
33.00	Loan	31	1	Storage Quarters Garden City	Garden City	Nassau	NY	11530	Self Storage	Self Storage	1956	1999	69,837
34.00	Loan		1	Kingsland Village	Houston	Harris	TX	77450	Retail	Shadow Anchored	1978	2008	61,805
35.00	Loan		1	Aero Treasure Coast Self Storage	Vero Beach	Indian River	FL	32960	Self Storage	Self Storage	1986	1999	63,325
36.00	Loan	32	1	Prestonwood Polo Crossing	Oak Point	Denton	TX	75068	Retail	Unanchored	2023	NAP	10,877
37.00	Loan		1	Colonial Manor MHC	Watsonville	Santa Cruz	CA	95076	Manufactured Housing	Manufactured Housing	1969	NAP	72
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	West Amwell	Hunterdon	NJ	08551	Self Storage	Self Storage	1990	NAP	28,000
39.00	Loan		1	Hidden Hollow Apartments	Sidney	Delaware	NY	13838	Multifamily	Garden	1976	2023	50
40.00	Loan		1	CityLine Self Storage Salisbury, MD	Salisbury	Wicomico	MD	21804	Self Storage	Self Storage	1980	NAP	36,407
41.00	Loan		1	Beaver Lake	Rogers	Benton	AR	72756	Manufactured Housing	Manufactured Housing	1970	NAP	82
42.00	Loan		1	Pioneer Crossing MHC	Howe	Lagrange	IN	46746	Manufactured Housing	Manufactured Housing	2008	NAP	64

A-1-4

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	SF	492.25	83,000,000	83,000,000	83,000,000	6.13000%	0.01730%	6.11270%	NAP
2.00	Loan	10, 11, 12	1	The Galt House	Rooms	63,358.78	83,000,000	83,000,000	76,024,529	6.75000%	0.01855%	6.73145%	573,456.57
3.00	Loan	5, 13	11	Ignite Portfolio	Pads	37,806.35	83,000,000	83,000,000	83,000,000	6.08000%	0.02605%	6.05395%	NAP
3.01	Property		1	Candlewood	Pads		25,543,007	25,543,007	25,543,007
3.02	Property		1	Auburn Crossing	Pads		19,114,697	19,114,697	19,114,697
3.03	Property		1	Fawn Creek	Pads		8,874,208	8,874,208	8,874,208
3.04	Property		1	Harborton Estates	Pads		6,997,226	6,997,226	6,997,226
3.05	Property		1	Fawn Brook	Pads		4,665,112	4,665,112	4,665,112
3.06	Property		1	Fox Meadows	Pads		3,925,080	3,925,080	3,925,080
3.07	Property		1	South Town	Pads		3,811,296	3,811,296	3,811,296
3.08	Property		1	Rabbit River	Pads		3,583,730	3,583,730	3,583,730
3.09	Property		1	Westview Estates	Pads		3,413,496	3,413,496	3,413,496
3.10	Property		1	Country Meadows	Pads		1,934,315	1,934,315	1,934,315
3.11	Property		1	Lake View	Pads		1,137,832	1,137,832	1,137,832
4.00	Loan	5, 13, 14	6	Culver Collection	SF	389.73	54,000,000	54,000,000	54,000,000	6.57000%	0.01730%	6.55270%	NAP
4.01	Property		1	Hayden & National	SF		25,778,894	25,778,894	25,778,894
4.02	Property		1	3505-3525 Hayden	SF		11,939,699	11,939,699	11,939,699
4.03	Property		1	Hayden & Higuera	SF		5,042,714	5,042,714	5,042,714
4.04	Property		1	3555 Hayden	SF		4,092,965	4,092,965	4,092,965
4.05	Property		1	8511 Warner Drive	Spaces		3,663,317	3,663,317	3,663,317
4.06	Property		1	3585 Hayden	SF		3,482,412	3,482,412	3,482,412
5.00	Loan	5, 15	1	Bronx Terminal Market	SF	261.22	50,210,526	50,210,526	50,210,526	5.18100%	0.01730%	5.16370%	NAP
6.00	Loan	13	16	ExchangeRight 68	SF	80.56	45,714,022	45,714,022	45,714,022	6.18000%	0.01855%	6.16145%	NAP
6.01	Property		1	FedEx - Humboldt, TN	SF		20,633,000	20,633,000	20,633,000
6.02	Property		1	Tractor Supply – Bedminster, PA	SF		3,441,732	3,441,732	3,441,732
6.03	Property		1	Tractor Supply – Canton, GA	SF		3,297,344	3,297,344	3,297,344
6.04	Property		1	Tractor Supply – Winnie, TX	SF		3,084,375	3,084,375	3,084,375
6.05	Property		1	Tractor Supply – Wichita Falls, TX	SF		2,848,923	2,848,923	2,848,923
6.06	Property		1	Tractor Supply – Edinboro, PA	SF		2,753,906	2,753,906	2,753,906
6.07	Property		1	Dollar General Market – Williston, ND	SF		1,252,785	1,252,785	1,252,785
6.08	Property		1	Dollar General Market – Brownsville, TX	SF		1,169,266	1,169,266	1,169,266
6.09	Property		1	Sherwin Williams – Bonner Springs, KS	SF		1,130,563	1,130,563	1,130,563
6.10	Property		1	Dollar Tree – Kimball, MI	SF		1,031,424	1,031,424	1,031,424
6.11	Property		1	Dollar General – Farmington, NM	SF		958,880	958,880	958,880
6.12	Property		1	Dollar Tree – Bettendorf, IA	SF		932,950	932,950	932,950
6.13	Property		1	Dollar Tree – Basehor, KS	SF		930,139	930,139	930,139
6.14	Property		1	Dollar Tree – Asheboro, NC	SF		872,860	872,860	872,860
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC	SF		707,866	707,866	707,866
6.16	Property		1	O'Reilly Auto Parts – Marion, NC	SF		668,009	668,009	668,009
7.00	Loan	16	1	Kimpton Journeyman Hotel	Rooms	189,873.42	30,000,000	30,000,000	30,000,000	7.38000%	0.01730%	7.36270%	NAP
8.00	Loan		1	Renaissance West	SF	180.01	29,500,000	29,500,000	29,500,000	6.24000%	0.01855%	6.22145%	NAP
9.00	Loan	13	6	TCC Pool 1	Pads	44,622.18	25,747,000	25,747,000	25,747,000	5.98000%	0.01855%	5.96145%	NAP
9.01	Property		1	Middletown	Pads		11,239,000	11,239,000	11,239,000
9.02	Property		1	Brookside	Pads		5,270,000	5,270,000	5,270,000
9.03	Property		1	Hagerstown	Pads		4,698,000	4,698,000	4,698,000
9.04	Property		1	Menaul Terrace	Pads		2,603,000	2,603,000	2,603,000
9.05	Property		1	Jenny Lee	Pads		1,175,000	1,175,000	1,175,000
9.06	Property		1	South Main	Pads		762,000	762,000	762,000
10.00	Loan	5, 17	1	International Plaza II	SF	201.65	25,000,000	25,000,000	25,000,000	7.43000%	0.01730%	7.41270%	NAP
11.00	Loan	18	1	Whispering Palms MHC	Pads	43,936.73	25,000,000	25,000,000	25,000,000	6.63600%	0.06605%	6.56995%	NAP
12.00	Loan		1	Topanga & Victory	SF	144.82	23,950,000	23,950,000	23,950,000	6.49000%	0.04605%	6.44395%	NAP
13.00	Loan		1	Lake Air Shopping Center	SF	102.42	21,600,000	21,600,000	21,600,000	6.58000%	0.01855%	6.56145%	NAP
14.00	Loan	5, 19	1	175 Remsen Street	SF	230.05	20,000,000	20,000,000	20,000,000	7.25000%	0.01730%	7.23270%	NAP
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	SF	406.05	20,000,000	19,969,715	18,922,327	6.81600%	0.01855%	6.79745%	130,598.26
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	Units	326,957.83	18,550,000	18,550,000	18,550,000	5.91000%	0.01730%	5.89270%	NAP
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	Units	127,375.89	17,960,000	17,960,000	17,960,000	6.39500%	0.01855%	6.37645%	NAP
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	Rooms	84,126.98	14,575,000	14,575,000	13,721,087	6.39000%	0.01855%	6.37145%	91,072.07
19.00	Loan		1	Residence Inn Naperville	Rooms	102,500.00	13,325,000	13,325,000	13,325,000	7.42000%	0.01855%	7.40145%	NAP
20.00	Loan		1	JB Center Apartments	Units	352,777.78	12,700,000	12,700,000	12,700,000	6.18500%	0.01855%	6.16645%	NAP
21.00	Loan		1	Sierra Vista Plaza	SF	52.09	11,830,000	11,830,000	11,830,000	6.30300%	0.01855%	6.28445%	NAP
22.00	Loan		1	Federal Way Supreme Self Storage	SF	109.04	11,650,000	11,650,000	11,650,000	5.95300%	0.01855%	5.93445%	NAP
23.00	Loan		1	The Park at Hibiscus	Units	145,600.00	10,920,000	10,920,000	10,920,000	6.26200%	0.07605%	6.18595%	NAP

A-1-5

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %(2)	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)
24.00	Loan		1	River Apartments	Units	334,375.00	10,700,000	10,700,000	10,700,000	6.18500%	0.01855%	6.16645%	NAP
25.00	Loan		1	The Reserve at Homosassa Springs	Pads	64,338.24	8,750,000	8,750,000	8,750,000	5.80000%	0.07605%	5.72395%	NAP
26.00	Loan		1	Florline Commons	SF	59.74	8,350,000	8,350,000	8,350,000	6.74200%	0.01855%	6.72345%	NAP
27.00	Loan	5, 30	1	9950 Woodloch	SF	215.81	7,550,000	7,534,592	7,166,384	7.07500%	0.04855%	7.02645%	50,611.20
28.00	Loan	13	3	BBR Apartment Portfolio	Units	62,500.00	7,500,000	7,500,000	7,500,000	7.00000%	0.01855%	6.98145%	NAP
28.01	Property		1	Bridle Ridge Apartments	Units		2,667,253	2,667,253	2,667,253
28.02	Property		1	Rose Hill Gardens Apartments	Units		2,584,006	2,584,006	2,584,006
28.03	Property		1	Bracey Square Apartments	Units		2,248,741	2,248,741	2,248,741
29.00	Loan		1	Pine Island Marketplace	SF	102.43	7,320,000	7,320,000	7,320,000	6.11000%	0.01855%	6.09145%	NAP
30.00	Loan	13	5	TCC Pool 2	Pads	28,879.67	6,960,000	6,960,000	6,960,000	5.88000%	0.01855%	5.86145%	NAP
30.01	Property		1	Shulls MHC	Pads		1,883,000	1,883,000	1,883,000
30.02	Property		1	Colonial Estates	Pads		1,842,000	1,842,000	1,842,000
30.03	Property		1	Dixieland	Pads		1,509,000	1,509,000	1,509,000
30.04	Property		1	Razorback MHP	Pads		870,000	870,000	870,000
30.05	Property		1	Green Acres	Pads		856,000	856,000	856,000
31.00	Loan		1	Lakeside Budget Storage	SF	83.15	6,800,000	6,800,000	6,800,000	6.64000%	0.01855%	6.62145%	NAP
32.00	Loan		1	Graham Town Center	SF	111.37	6,000,000	6,000,000	6,000,000	7.43900%	0.01855%	7.42045%	NAP
33.00	Loan	31	1	Storage Quarters Garden City	SF	85.91	6,000,000	6,000,000	6,000,000	6.12000%	0.01855%	6.10145%	NAP
34.00	Loan		1	Kingsland Village	SF	88.99	5,500,000	5,500,000	5,500,000	6.70000%	0.01855%	6.68145%	NAP
35.00	Loan		1	Aero Treasure Coast Self Storage	SF	67.90	4,300,000	4,300,000	4,300,000	6.58900%	0.01855%	6.57045%	NAP
36.00	Loan	32	1	Prestonwood Polo Crossing	SF	353.96	3,850,000	3,850,000	3,850,000	6.01200%	0.01855%	5.99345%	NAP
37.00	Loan		1	Colonial Manor MHC	Pads	45,138.89	3,250,000	3,250,000	3,250,000	6.72300%	0.09605%	6.62695%	NAP
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	SF	110.71	3,100,000	3,100,000	3,100,000	6.38900%	0.01855%	6.37045%	NAP
39.00	Loan		1	Hidden Hollow Apartments	Units	60,000.00	3,000,000	3,000,000	3,000,000	6.97000%	0.01855%	6.95145%	NAP
40.00	Loan		1	CityLine Self Storage Salisbury, MD	SF	77.73	2,830,000	2,830,000	2,830,000	7.00800%	0.01855%	6.98945%	NAP
41.00	Loan		1	Beaver Lake	Pads	32,073.17	2,630,000	2,630,000	2,630,000	6.05000%	0.01855%	6.03145%	NAP
42.00	Loan		1	Pioneer Crossing MHC	Pads	35,320.31	2,260,500	2,260,500	2,260,500	6.73000%	0.01855%	6.71145%	NAP

A-1-6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	429,880.44	NAP	5,158,565.28	Interest Only	No	Actual/360	60	60
2.00	Loan	10, 11, 12	1	The Galt House	NAP	6,881,478.84	NAP	Amortizing Balloon	No	Actual/360	0	0
3.00	Loan	5, 13	11	Ignite Portfolio	426,374.07	NAP	5,116,488.89	Interest Only	No	Actual/360	60	59
3.01	Property		1	Candlewood
3.02	Property		1	Auburn Crossing
3.03	Property		1	Fawn Creek
3.04	Property		1	Harborton Estates
3.05	Property		1	Fawn Brook
3.06	Property		1	Fox Meadows
3.07	Property		1	South Town
3.08	Property		1	Rabbit River
3.09	Property		1	Westview Estates
3.10	Property		1	Country Meadows
3.11	Property		1	Lake View
4.00	Loan	5, 13, 14	6	Culver Collection	299,756.25	NAP	3,597,075.00	Interest Only	No	Actual/360	60	59
4.01	Property		1	Hayden & National
4.02	Property		1	3505-3525 Hayden
4.03	Property		1	Hayden & Higuera
4.04	Property		1	3555 Hayden
4.05	Property		1	8511 Warner Drive
4.06	Property		1	3585 Hayden
5.00	Loan	5, 15	1	Bronx Terminal Market	219,794.84	NAP	2,637,538.08	Interest Only	No	Actual/360	60	58
6.00	Loan	13	16	ExchangeRight 68	238,697.04	NAP	2,864,364.48	Interest Only	No	Actual/360	60	59
6.01	Property		1	FedEx - Humboldt, TN
6.02	Property		1	Tractor Supply – Bedminster, PA
6.03	Property		1	Tractor Supply – Canton, GA
6.04	Property		1	Tractor Supply – Winnie, TX
6.05	Property		1	Tractor Supply – Wichita Falls, TX
6.06	Property		1	Tractor Supply – Edinboro, PA
6.07	Property		1	Dollar General Market – Williston, ND
6.08	Property		1	Dollar General Market – Brownsville, TX
6.09	Property		1	Sherwin Williams – Bonner Springs, KS
6.10	Property		1	Dollar Tree – Kimball, MI
6.11	Property		1	Dollar General – Farmington, NM
6.12	Property		1	Dollar Tree – Bettendorf, IA
6.13	Property		1	Dollar Tree – Basehor, KS
6.14	Property		1	Dollar Tree – Asheboro, NC
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC
6.16	Property		1	O'Reilly Auto Parts – Marion, NC
7.00	Loan	16	1	Kimpton Journeyman Hotel	187,062.50	NAP	2,244,750.00	Interest Only	No	Actual/360	60	60
8.00	Loan		1	Renaissance West	155,530.56	NAP	1,866,366.72	Interest Only	No	Actual/360	60	59
9.00	Loan	13	6	TCC Pool 1	130,087.91	NAP	1,561,054.92	Interest Only	No	Actual/360	60	60
9.01	Property		1	Middletown
9.02	Property		1	Brookside
9.03	Property		1	Hagerstown
9.04	Property		1	Menaul Terrace
9.05	Property		1	Jenny Lee
9.06	Property		1	South Main
10.00	Loan	5, 17	1	International Plaza II	156,941.55	NAP	1,883,298.60	Interest Only	No	Actual/360	60	60
11.00	Loan	18	1	Whispering Palms MHC	140,170.14	NAP	1,682,041.68	Interest Only	No	Actual/360	60	59
12.00	Loan		1	Topanga & Victory	131,328.61	NAP	1,575,943.32	Interest Only	No	Actual/360	60	59
13.00	Loan		1	Lake Air Shopping Center	120,085.00	NAP	1,441,020.00	Interest Only	No	Actual/360	60	60
14.00	Loan	5, 19	1	175 Remsen Street	122,511.57	NAP	1,470,138.84	Interest Only	No	Actual/360	60	60
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	NAP	1,567,179.12	NAP	Amortizing Balloon	No	Actual/360	0	0
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	92,627.62	NAP	1,111,531.44	Interest Only	No	Actual/360	60	58
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	97,041.16	NAP	1,164,493.92	Interest Only	No	Actual/360	60	59
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	NAP	1,092,864.84	NAP	Amortizing Balloon	No	Actual/360	0	0
19.00	Loan		1	Residence Inn Naperville	83,537.26	NAP	1,002,447.12	Interest Only	No	Actual/360	60	60
20.00	Loan		1	JB Center Apartments	66,367.05	NAP	796,404.60	Interest Only	No	Actual/360	60	60
21.00	Loan		1	Sierra Vista Plaza	63,000.09	NAP	756,001.08	Interest Only	No	Actual/360	60	60
22.00	Loan		1	Federal Way Supreme Self Storage	58,596.40	NAP	703,156.80	Interest Only	No	Actual/360	60	60
23.00	Loan		1	The Park at Hibiscus	57,775.65	NAP	693,307.80	Interest Only	No	Actual/360	60	59

A-1-7

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)	Remaining Interest-Only Period (Mos.)
24.00	Loan		1	River Apartments	55,915.55	NAP	670,986.60	Interest Only	No	Actual/360	60	60
25.00	Loan		1	The Reserve at Homosassa Springs	42,879.05	NAP	514,548.60	Interest Only	No	Actual/360	60	59
26.00	Loan		1	Florline Commons	47,564.65	NAP	570,775.80	Interest Only	No	Actual/360	60	60
27.00	Loan	5, 30	1	9950 Woodloch	NAP	607,334.40	NAP	Amortizing Balloon	No	Actual/360	0	0
28.00	Loan	13	3	BBR Apartment Portfolio	44,357.64	NAP	532,291.68	Interest Only	No	Actual/360	60	58
28.01	Property		1	Bridle Ridge Apartments
28.02	Property		1	Rose Hill Gardens Apartments
28.03	Property		1	Bracey Square Apartments
29.00	Loan		1	Pine Island Marketplace	37,788.65	NAP	453,463.80	Interest Only	No	Actual/360	60	60
30.00	Loan	13	5	TCC Pool 2	34,577.67	NAP	414,932.04	Interest Only	No	Actual/360	60	59
30.01	Property		1	Shulls MHC
30.02	Property		1	Colonial Estates
30.03	Property		1	Dixieland
30.04	Property		1	Razorback MHP
30.05	Property		1	Green Acres
31.00	Loan		1	Lakeside Budget Storage	38,149.26	NAP	457,791.12	Interest Only	No	Actual/360	60	58
32.00	Loan		1	Graham Town Center	37,711.60	NAP	452,539.20	Interest Only	No	Actual/360	60	59
33.00	Loan	31	1	Storage Quarters Garden City	31,025.00	NAP	372,300.00	Interest Only	No	Actual/360	60	60
34.00	Loan		1	Kingsland Village	31,134.84	NAP	373,618.08	Interest Only	No	Actual/360	60	59
35.00	Loan		1	Aero Treasure Coast Self Storage	23,938.51	NAP	287,262.12	Interest Only	No	Actual/360	60	59
36.00	Loan	32	1	Prestonwood Polo Crossing	19,556.40	NAP	234,676.80	Interest Only	No	Actual/360	60	58
37.00	Loan		1	Colonial Manor MHC	18,461.02	NAP	221,532.24	Interest Only	No	Actual/360	60	58
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	16,734.15	NAP	200,809.80	Interest Only	No	Actual/360	60	60
39.00	Loan		1	Hidden Hollow Apartments	17,667.01	NAP	212,004.12	Interest Only	No	Actual/360	60	58
40.00	Loan		1	CityLine Self Storage Salisbury, MD	16,756.74	NAP	201,080.88	Interest Only	No	Actual/360	60	58
41.00	Loan		1	Beaver Lake	13,443.74	NAP	161,324.88	Interest Only	No	Actual/360	60	60
42.00	Loan		1	Pioneer Crossing MHC	12,853.72	NAP	154,244.64	Interest Only	No	Actual/360	60	59

A-1-8

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	60	60	0	0	9/17/2024	0	1	11/1/2024	NAP
2.00	Loan	10, 11, 12	1	The Galt House	60	60	300	300	9/13/2024	0	11	11/11/2024	11/11/2024
3.00	Loan	5, 13	11	Ignite Portfolio	60	59	0	0	8/2/2024	1	1	10/1/2024	NAP
3.01	Property		1	Candlewood
3.02	Property		1	Auburn Crossing
3.03	Property		1	Fawn Creek
3.04	Property		1	Harborton Estates
3.05	Property		1	Fawn Brook
3.06	Property		1	Fox Meadows
3.07	Property		1	South Town
3.08	Property		1	Rabbit River
3.09	Property		1	Westview Estates
3.10	Property		1	Country Meadows
3.11	Property		1	Lake View
4.00	Loan	5, 13, 14	6	Culver Collection	60	59	0	0	8/29/2024	1	6	10/6/2024	NAP
4.01	Property		1	Hayden & National
4.02	Property		1	3505-3525 Hayden
4.03	Property		1	Hayden & Higuera
4.04	Property		1	3555 Hayden
4.05	Property		1	8511 Warner Drive
4.06	Property		1	3585 Hayden
5.00	Loan	5, 15	1	Bronx Terminal Market	60	58	0	0	8/6/2024	2	6	9/6/2024	NAP
6.00	Loan	13	16	ExchangeRight 68	60	59	0	0	8/22/2024	1	11	10/11/2024	NAP
6.01	Property		1	FedEx - Humboldt, TN
6.02	Property		1	Tractor Supply – Bedminster, PA
6.03	Property		1	Tractor Supply – Canton, GA
6.04	Property		1	Tractor Supply – Winnie, TX
6.05	Property		1	Tractor Supply – Wichita Falls, TX
6.06	Property		1	Tractor Supply – Edinboro, PA
6.07	Property		1	Dollar General Market – Williston, ND
6.08	Property		1	Dollar General Market – Brownsville, TX
6.09	Property		1	Sherwin Williams – Bonner Springs, KS
6.10	Property		1	Dollar Tree – Kimball, MI
6.11	Property		1	Dollar General – Farmington, NM
6.12	Property		1	Dollar Tree – Bettendorf, IA
6.13	Property		1	Dollar Tree – Basehor, KS
6.14	Property		1	Dollar Tree – Asheboro, NC
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC
6.16	Property		1	O'Reilly Auto Parts – Marion, NC
7.00	Loan	16	1	Kimpton Journeyman Hotel	60	60	0	0	9/16/2024	0	1	11/1/2024	NAP
8.00	Loan		1	Renaissance West	60	59	0	0	8/15/2024	1	11	10/11/2024	NAP
9.00	Loan	13	6	TCC Pool 1	60	60	0	0	9/13/2024	0	1	11/1/2024	NAP
9.01	Property		1	Middletown
9.02	Property		1	Brookside
9.03	Property		1	Hagerstown
9.04	Property		1	Menaul Terrace
9.05	Property		1	Jenny Lee
9.06	Property		1	South Main
10.00	Loan	5, 17	1	International Plaza II	60	60	0	0	9/13/2024	0	1	11/1/2024	NAP
11.00	Loan	18	1	Whispering Palms MHC	60	59	0	0	8/22/2024	1	1	10/1/2024	NAP
12.00	Loan		1	Topanga & Victory	60	59	0	0	8/30/2024	1	11	10/11/2024	NAP
13.00	Loan		1	Lake Air Shopping Center	60	60	0	0	9/4/2024	0	1	11/1/2024	NAP
14.00	Loan	5, 19	1	175 Remsen Street	60	60	0	0	9/10/2024	0	1	11/1/2024	NAP
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	60	58	360	358	7/19/2024	2	1	9/1/2024	9/1/2024
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	60	58	0	0	8/5/2024	2	5	9/5/2024	NAP
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	60	59	0	0	8/12/2024	1	1	10/1/2024	NAP
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	60	60	360	360	9/13/2024	0	11	11/11/2024	11/11/2024
19.00	Loan		1	Residence Inn Naperville	60	60	0	0	9/4/2024	0	1	11/1/2024	NAP
20.00	Loan		1	JB Center Apartments	60	60	0	0	9/13/2024	0	1	11/1/2024	NAP
21.00	Loan		1	Sierra Vista Plaza	60	60	0	0	9/12/2024	0	1	11/1/2024	NAP
22.00	Loan		1	Federal Way Supreme Self Storage	60	60	0	0	9/17/2024	0	1	11/1/2024	NAP
23.00	Loan		1	The Park at Hibiscus	60	59	0	0	8/27/2024	1	1	10/1/2024	NAP

A-1-9

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date
24.00	Loan		1	River Apartments	60	60	0	0	9/13/2024	0	1	11/1/2024	NAP
25.00	Loan		1	The Reserve at Homosassa Springs	60	59	0	0	8/9/2024	1	1	10/1/2024	NAP
26.00	Loan		1	Florline Commons	60	60	0	0	9/13/2024	0	1	11/1/2024	NAP
27.00	Loan	5, 30	1	9950 Woodloch	60	57	360	357	6/12/2024	3	11	8/11/2024	8/11/2024
28.00	Loan	13	3	BBR Apartment Portfolio	60	58	0	0	8/2/2024	2	11	9/11/2024	NAP
28.01	Property		1	Bridle Ridge Apartments
28.02	Property		1	Rose Hill Gardens Apartments
28.03	Property		1	Bracey Square Apartments
29.00	Loan		1	Pine Island Marketplace	60	60	0	0	9/4/2024	0	1	11/1/2024	NAP
30.00	Loan	13	5	TCC Pool 2	60	59	0	0	8/13/2024	1	1	10/1/2024	NAP
30.01	Property		1	Shulls MHC
30.02	Property		1	Colonial Estates
30.03	Property		1	Dixieland
30.04	Property		1	Razorback MHP
30.05	Property		1	Green Acres
31.00	Loan		1	Lakeside Budget Storage	60	58	0	0	8/9/2024	2	11	9/11/2024	NAP
32.00	Loan		1	Graham Town Center	60	59	0	0	8/22/2024	1	1	10/1/2024	NAP
33.00	Loan	31	1	Storage Quarters Garden City	60	60	0	0	9/6/2024	0	1	11/1/2024	NAP
34.00	Loan		1	Kingsland Village	60	59	0	0	8/29/2024	1	1	10/1/2024	NAP
35.00	Loan		1	Aero Treasure Coast Self Storage	60	59	0	0	8/6/2024	1	1	10/1/2024	NAP
36.00	Loan	32	1	Prestonwood Polo Crossing	60	58	0	0	7/31/2024	2	1	9/1/2024	NAP
37.00	Loan		1	Colonial Manor MHC	60	58	0	0	8/1/2024	2	1	9/1/2024	NAP
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	60	60	0	0	9/12/2024	0	1	11/1/2024	NAP
39.00	Loan		1	Hidden Hollow Apartments	60	58	0	0	8/1/2024	2	1	9/1/2024	NAP
40.00	Loan		1	CityLine Self Storage Salisbury, MD	60	58	0	0	7/25/2024	2	1	9/1/2024	NAP
41.00	Loan		1	Beaver Lake	60	60	0	0	9/13/2024	0	1	11/1/2024	NAP
42.00	Loan		1	Pioneer Crossing MHC	60	59	0	0	8/21/2024	1	1	10/1/2024	NAP

A-1-10

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	10/1/2029	NAP	0	0	L(24),YM1(29),O(7)	32,153,664	8,699,508	23,454,156
2.00	Loan	10, 11, 12	1	The Galt House	10/11/2029	NAP	0	0	L(24),D(29),O(7)	80,958,474	56,745,174	24,213,300
3.00	Loan	5, 13	11	Ignite Portfolio	9/1/2029	NAP	0	5	L(23),YM1(30),O(7)	10,974,515	3,269,878	7,704,637
3.01	Property		1	Candlewood						2,877,454	630,392	2,247,062
3.02	Property		1	Auburn Crossing						2,863,176	917,730	1,945,446
3.03	Property		1	Fawn Creek						969,861	180,115	789,746
3.04	Property		1	Harborton Estates						1,003,989	424,755	579,234
3.05	Property		1	Fawn Brook						559,030	144,695	414,335
3.06	Property		1	Fox Meadows						635,210	240,321	394,890
3.07	Property		1	South Town						515,829	134,942	380,887
3.08	Property		1	Rabbit River						505,343	204,661	300,682
3.09	Property		1	Westview Estates						533,362	209,391	323,971
3.10	Property		1	Country Meadows						288,420	82,946	205,475
3.11	Property		1	Lake View						222,840	99,932	122,908
4.00	Loan	5, 13, 14	6	Culver Collection	9/6/2029	NAP	0	0	YM1(25),DorYM1(28),O(7)	18,683,095	3,857,967	14,825,128
4.01	Property		1	Hayden & National						NAV	NAV	NAV
4.02	Property		1	3505-3525 Hayden						NAV	NAV	NAV
4.03	Property		1	Hayden & Higuera						NAV	NAV	NAV
4.04	Property		1	3555 Hayden						NAV	NAV	NAV
4.05	Property		1	8511 Warner Drive						NAV	NAV	NAV
4.06	Property		1	3585 Hayden						NAV	NAV	NAV
5.00	Loan	5, 15	1	Bronx Terminal Market	8/6/2029	NAP	5	0	L(23),YM1(3),DorYM1(30),O(4)	47,421,498	17,043,518	30,377,981
6.00	Loan	13	16	ExchangeRight 68	9/11/2029	NAP	0	0	L(25),D(28),O(7)	NAV	NAV	NAV
6.01	Property		1	FedEx - Humboldt, TN						NAV	NAV	NAV
6.02	Property		1	Tractor Supply – Bedminster, PA						NAV	NAV	NAV
6.03	Property		1	Tractor Supply – Canton, GA						NAV	NAV	NAV
6.04	Property		1	Tractor Supply – Winnie, TX						NAV	NAV	NAV
6.05	Property		1	Tractor Supply – Wichita Falls, TX						NAV	NAV	NAV
6.06	Property		1	Tractor Supply – Edinboro, PA						NAV	NAV	NAV
6.07	Property		1	Dollar General Market – Williston, ND						NAV	NAV	NAV
6.08	Property		1	Dollar General Market – Brownsville, TX						NAV	NAV	NAV
6.09	Property		1	Sherwin Williams – Bonner Springs, KS						NAV	NAV	NAV
6.10	Property		1	Dollar Tree – Kimball, MI						NAV	NAV	NAV
6.11	Property		1	Dollar General – Farmington, NM						NAV	NAV	NAV
6.12	Property		1	Dollar Tree – Bettendorf, IA						NAV	NAV	NAV
6.13	Property		1	Dollar Tree – Basehor, KS						NAV	NAV	NAV
6.14	Property		1	Dollar Tree – Asheboro, NC						NAV	NAV	NAV
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC						NAV	NAV	NAV
6.16	Property		1	O'Reilly Auto Parts – Marion, NC						NAV	NAV	NAV
7.00	Loan	16	1	Kimpton Journeyman Hotel	10/1/2029	NAP	0	0	L(24),YM1(30),O(6)	17,706,697	13,490,490	4,216,207
8.00	Loan		1	Renaissance West	9/11/2029	NAP	0	0	L(25),D(29),O(6)	3,986,218	968,972	3,017,245
9.00	Loan	13	6	TCC Pool 1	10/1/2029	NAP	0	5	L(23),YM1(30),O(7)	3,301,494	1,270,131	2,031,362
9.01	Property		1	Middletown						1,492,256	589,147	903,109
9.02	Property		1	Brookside						724,480	329,465	395,014
9.03	Property		1	Hagerstown						515,203	149,922	365,281
9.04	Property		1	Menaul Terrace						319,775	78,087	241,688
9.05	Property		1	Jenny Lee						173,959	114,132	59,827
9.06	Property		1	South Main						75,821	9,378	66,442
10.00	Loan	5, 17	1	International Plaza II	10/1/2029	NAP	0	0	L(24),YM1(30),O(6)	16,471,156	7,566,655	8,904,501
11.00	Loan	18	1	Whispering Palms MHC	9/1/2029	NAP	5	4	L(25),D(28),O(7)	3,574,850	1,137,877	2,436,973
12.00	Loan		1	Topanga & Victory	9/11/2029	NAP	0	0	L(25),D(31),O(4)	6,019,286	2,965,107	3,054,179
13.00	Loan		1	Lake Air Shopping Center	10/1/2029	NAP	5	5	L(24),D(29),O(7)	3,289,936	1,404,592	1,885,344
14.00	Loan	5, 19	1	175 Remsen Street	10/1/2029	NAP	0	0	L(24),D(32),O(4)	6,966,755	3,105,037	3,861,718
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	8/1/2029	NAP	0	0	L(26),D(30),O(4)	41,668,756	11,820,364	29,848,392
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	8/5/2029	NAP	0	0	L(24),YM1(30),O(6)	11,012,162	3,824,557	7,187,606
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	9/1/2029	NAP	5	5	L(23),YM1(32),O(5)	2,325,063	721,438	1,603,625
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	10/11/2029	NAP	0	0	L(24),D(29),O(7)	14,745,301	10,356,632	4,388,669
19.00	Loan		1	Residence Inn Naperville	10/1/2029	NAP	5	5	L(24),D(31),O(5)	4,393,497	2,690,460	1,703,037
20.00	Loan		1	JB Center Apartments	10/1/2029	NAP	5	4	L(24),YM1(29),O(7)	814,997	333,845	481,152
21.00	Loan		1	Sierra Vista Plaza	10/1/2029	NAP	5	4	L(24),D(29),O(7)	1,912,702	526,295	1,386,407
22.00	Loan		1	Federal Way Supreme Self Storage	10/1/2029	NAP	5	4	L(24),D(29),O(7)	1,457,322	496,509	960,813
23.00	Loan		1	The Park at Hibiscus	9/1/2029	NAP	5	4	L(25),D(28),O(7)	1,530,166	666,709	863,457

A-1-11

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)
24.00	Loan		1	River Apartments	10/1/2029	NAP	5	4	L(24),YM1(29),O(7)	837,346	247,174	590,172
25.00	Loan		1	The Reserve at Homosassa Springs	9/1/2029	NAP	5	5	L(23),YM1(30),O(7)	1,074,089	490,002	584,086
26.00	Loan		1	Florline Commons	10/1/2029	NAP	5	4	L(24),YM1(29),O(7)	1,567,585	550,839	1,016,746
27.00	Loan	5, 30	1	9950 Woodloch	7/11/2029	NAP	0	0	L(27),D(26),O(7)	17,550,604	10,994,138	6,556,466
28.00	Loan	13	3	BBR Apartment Portfolio	8/11/2029	NAP	0	0	L(26),D(27),O(7)	954,074	340,971	613,103
28.01	Property		1	Bridle Ridge Apartments						380,178	138,819	241,359
28.02	Property		1	Rose Hill Gardens Apartments						275,246	98,940	176,306
28.03	Property		1	Bracey Square Apartments						298,650	103,212	195,438
29.00	Loan		1	Pine Island Marketplace	10/1/2029	NAP	0	5	L(24),YM1(31),O(5)	1,482,613	522,131	960,482
30.00	Loan	13	5	TCC Pool 2	9/1/2029	NAP	0	5	L(23),YM1(30),O(7)	1,012,855	418,565	594,289
30.01	Property		1	Shulls MHC						323,693	174,496	149,197
30.02	Property		1	Colonial Estates						219,334	56,848	162,486
30.03	Property		1	Dixieland						229,973	94,093	135,881
30.04	Property		1	Razorback MHP						91,912	14,445	77,467
30.05	Property		1	Green Acres						147,942	78,683	69,259
31.00	Loan		1	Lakeside Budget Storage	8/11/2029	NAP	0	0	L(26),D(30),O(4)	1,133,782	458,972	674,809
32.00	Loan		1	Graham Town Center	9/1/2029	NAP	5	4	L(25),YM1(28),O(7)	998,945	324,627	674,318
33.00	Loan	31	1	Storage Quarters Garden City	10/1/2029	NAP	5	5	L(24),D(29),O(7)	1,424,227	723,945	700,282
34.00	Loan		1	Kingsland Village	9/1/2029	NAP	5	5	L(25),D(28),O(7)	1,336,823	453,201	883,622
35.00	Loan		1	Aero Treasure Coast Self Storage	9/1/2029	NAP	5	4	L(25),D(31),O(4)	945,852	425,238	520,614
36.00	Loan	32	1	Prestonwood Polo Crossing	8/1/2029	NAP	5	4	L(26),YM1(27),O(7)	NAV	NAV	NAV
37.00	Loan		1	Colonial Manor MHC	8/1/2029	NAP	5	4	L(26),D(27),O(7)	596,188	334,049	262,139
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	10/1/2029	NAP	5	4	L(24),D(29),O(7)	432,688	159,274	273,414
39.00	Loan		1	Hidden Hollow Apartments	8/1/2029	NAP	5	4	L(26),YM1(27),O(7)	470,529	134,424	336,105
40.00	Loan		1	CityLine Self Storage Salisbury, MD	8/1/2029	NAP	5	4	L(26),D(27),O(7)	522,220	260,217	262,003
41.00	Loan		1	Beaver Lake	10/1/2029	NAP	0	5	L(23),YM1(30),O(7)	390,576	206,571	184,005
42.00	Loan		1	Pioneer Crossing MHC	9/1/2029	NAP	0	5	L(23),YM1(30),O(7)	266,293	76,055	190,238

A-1-12

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	6/30/2024	T-12	32,188,080	9,157,596	23,030,484	12/31/2023	T-12	31,351,881	9,203,234	22,148,647
2.00	Loan	10, 11, 12	1	The Galt House	5/31/2024	T-12	77,129,383	54,479,880	22,649,503	12/31/2023	T-12	65,995,897	46,774,498	19,221,399
3.00	Loan	5, 13	11	Ignite Portfolio	5/31/2024	T-12	10,618,714	2,657,298	7,961,416	12/31/2023	T-12	NAV	NAV	NAV
3.01	Property		1	Candlewood	5/31/2024	T-12	2,681,514	405,110	2,276,404	12/31/2023	T-12	NAV	NAV	NAV
3.02	Property		1	Auburn Crossing	5/31/2024	T-12	2,752,938	761,710	1,991,228	12/31/2023	T-12	NAV	NAV	NAV
3.03	Property		1	Fawn Creek	5/31/2024	T-12	958,549	205,251	753,298	12/31/2023	T-12	NAV	NAV	NAV
3.04	Property		1	Harborton Estates	5/31/2024	T-12	983,331	336,066	647,265	12/31/2023	T-12	NAV	NAV	NAV
3.05	Property		1	Fawn Brook	5/31/2024	T-12	555,438	99,930	455,508	12/31/2023	T-12	NAV	NAV	NAV
3.06	Property		1	Fox Meadows	5/31/2024	T-12	667,331	217,514	449,817	12/31/2023	T-12	NAV	NAV	NAV
3.07	Property		1	South Town	5/31/2024	T-12	518,657	125,265	393,392	12/31/2023	T-12	NAV	NAV	NAV
3.08	Property		1	Rabbit River	5/31/2024	T-12	468,801	191,753	277,048	12/31/2023	T-12	NAV	NAV	NAV
3.09	Property		1	Westview Estates	5/31/2024	T-12	528,812	156,287	372,525	12/31/2023	T-12	NAV	NAV	NAV
3.10	Property		1	Country Meadows	5/31/2024	T-12	280,313	61,862	218,451	12/31/2023	T-12	NAV	NAV	NAV
3.11	Property		1	Lake View	5/31/2024	T-12	223,031	96,551	126,480	12/31/2023	T-12	NAV	NAV	NAV
4.00	Loan	5, 13, 14	6	Culver Collection	6/30/2024	T-12	18,869,707	3,934,922	14,934,785	12/31/2023	T-12	17,728,990	3,698,979	14,030,011
4.01	Property		1	Hayden & National	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.02	Property		1	3505-3525 Hayden	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.03	Property		1	Hayden & Higuera	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.04	Property		1	3555 Hayden	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.05	Property		1	8511 Warner Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.06	Property		1	3585 Hayden	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.00	Loan	5, 15	1	Bronx Terminal Market	3/31/2024	T-12	48,058,002	17,301,924	30,756,078	12/31/2023	T-12	48,167,771	16,915,840	31,251,930
6.00	Loan	13	16	ExchangeRight 68	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.01	Property		1	FedEx - Humboldt, TN	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.02	Property		1	Tractor Supply – Bedminster, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.03	Property		1	Tractor Supply – Canton, GA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.04	Property		1	Tractor Supply – Winnie, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.05	Property		1	Tractor Supply – Wichita Falls, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.06	Property		1	Tractor Supply – Edinboro, PA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.07	Property		1	Dollar General Market – Williston, ND	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.08	Property		1	Dollar General Market – Brownsville, TX	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.09	Property		1	Sherwin Williams – Bonner Springs, KS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.10	Property		1	Dollar Tree – Kimball, MI	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.11	Property		1	Dollar General – Farmington, NM	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.12	Property		1	Dollar Tree – Bettendorf, IA	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.13	Property		1	Dollar Tree – Basehor, KS	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.14	Property		1	Dollar Tree – Asheboro, NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.16	Property		1	O'Reilly Auto Parts – Marion, NC	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7.00	Loan	16	1	Kimpton Journeyman Hotel	7/31/2024	T-12	17,490,204	13,539,243	3,950,961	12/31/2023	T-12	16,160,148	12,662,654	3,497,495
8.00	Loan		1	Renaissance West	6/30/2024	T-12	3,899,618	956,329	2,943,289	12/31/2023	T-12	3,842,517	817,948	3,024,569
9.00	Loan	13	6	TCC Pool 1	4/30/2024	T-12	3,211,678	1,283,658	1,928,020	12/31/2023	T-12	3,046,915	1,242,110	1,804,805
9.01	Property		1	Middletown	4/30/2024	T-12	1,451,156	587,726	863,430	12/31/2023	T-12	1,389,616	632,865	756,751
9.02	Property		1	Brookside	4/30/2024	T-12	687,078	334,243	352,835	12/31/2023	T-12	667,026	316,561	350,465
9.03	Property		1	Hagerstown	4/30/2024	T-12	521,779	161,430	360,349	12/31/2023	T-12	507,344	146,936	360,407
9.04	Property		1	Menaul Terrace	4/30/2024	T-12	313,044	78,500	234,545	12/31/2023	T-12	268,438	72,919	195,520
9.05	Property		1	Jenny Lee	4/30/2024	T-12	166,881	105,657	61,225	12/31/2023	T-12	154,065	54,454	99,612
9.06	Property		1	South Main	4/30/2024	T-12	71,739	16,102	55,637	12/31/2023	T-12	60,425	18,375	42,050
10.00	Loan	5, 17	1	International Plaza II	6/30/2024	T-12	13,977,644	7,603,837	6,373,807	12/31/2023	T-12	10,764,472	4,987,469	5,777,003
11.00	Loan	18	1	Whispering Palms MHC	6/30/2024	T-12	3,410,341	1,101,114	2,309,227	12/31/2023	T-12	3,110,575	1,038,939	2,071,636
12.00	Loan		1	Topanga & Victory	6/30/2024	T-12	5,963,102	2,885,407	3,077,695	12/31/2023	T-12	5,885,205	3,029,113	2,856,092
13.00	Loan		1	Lake Air Shopping Center	6/30/2024	T-12	3,211,847	1,300,562	1,911,285	12/31/2023	T-12	2,925,755	1,297,267	1,628,488
14.00	Loan	5, 19	1	175 Remsen Street	6/30/2024	T-12	6,840,533	3,122,456	3,718,077	12/31/2023	T-12	6,580,021	3,044,934	3,535,086
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	5/31/2024	T-12	42,147,608	12,227,638	29,919,970	12/31/2023	T-12	40,539,309	11,947,424	28,591,885
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	4/30/2024	T-12	10,942,780	3,830,341	7,112,438	12/31/2023	T-12	10,087,435	3,930,171	6,157,265
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	5/31/2024	T-12	1,925,626	866,341	1,059,286	12/31/2023	T-12	2,246,061	660,588	1,585,473
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	6/30/2024	T-12	14,139,324	10,040,078	4,099,245	12/31/2023	T-12	10,350,372	8,007,790	2,342,582
19.00	Loan		1	Residence Inn Naperville	6/30/2024	T-12	3,484,810	2,415,394	1,069,415	12/31/2023	T-12	2,579,445	2,046,418	533,027
20.00	Loan		1	JB Center Apartments	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
21.00	Loan		1	Sierra Vista Plaza	6/30/2024	T-12	1,871,884	502,331	1,369,553	12/31/2023	T-12	1,869,184	489,215	1,379,969
22.00	Loan		1	Federal Way Supreme Self Storage	7/31/2024	T-12	1,389,705	467,744	921,961	12/31/2023	T-12	1,252,690	501,975	750,715
23.00	Loan		1	The Park at Hibiscus	7/31/2024	T-12	1,463,873	667,601	796,272	12/31/2023	T-12	NAV	NAV	NAV

A-1-13

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent NOI Date	Most Recent Description	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)
24.00	Loan		1	River Apartments	8/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
25.00	Loan		1	The Reserve at Homosassa Springs	6/30/2024	T-12	948,679	481,579	467,099	12/31/2023	T-12	807,042	383,295	423,747
26.00	Loan		1	Florline Commons	12/31/2023	T-12	1,527,729	537,397	990,332	12/31/2022	T-12	1,795,702	578,905	1,216,797
27.00	Loan	5, 30	1	9950 Woodloch	3/31/2024	T-12	15,811,720	10,373,607	5,438,113	12/31/2023	T-12	10,330,570	8,993,211	1,337,359
28.00	Loan	13	3	BBR Apartment Portfolio	6/30/2024	T-6 Annualized	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.01	Property		1	Bridle Ridge Apartments	6/30/2024	T-6 Annualized	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.02	Property		1	Rose Hill Gardens Apartments	6/30/2024	T-6 Annualized	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.03	Property		1	Bracey Square Apartments	6/30/2024	T-6 Annualized	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
29.00	Loan		1	Pine Island Marketplace	6/30/2024	T-12	1,265,053	519,838	745,215	12/31/2023	T-12	873,884	457,786	416,098
30.00	Loan	13	5	TCC Pool 2	4/30/2024	T-12	977,375	397,290	580,086	12/31/2023	T-12	937,718	377,023	560,695
30.01	Property		1	Shulls MHC	4/30/2024	T-12	319,157	170,171	148,986	12/31/2023	T-12	329,978	176,732	153,246
30.02	Property		1	Colonial Estates	4/30/2024	T-12	210,479	54,664	155,815	12/31/2023	T-12	193,574	63,533	130,041
30.03	Property		1	Dixieland	4/30/2024	T-12	226,313	82,894	143,419	12/31/2023	T-12	207,462	71,279	136,183
30.04	Property		1	Razorback MHP	4/30/2024	T-12	87,100	15,406	71,694	12/31/2023	T-12	92,352	6,927	85,425
30.05	Property		1	Green Acres	4/30/2024	T-12	134,326	74,155	60,171	12/31/2023	T-12	114,352	58,552	55,800
31.00	Loan		1	Lakeside Budget Storage	5/31/2024	T-12	1,156,378	458,333	698,046	12/31/2023	T-12	1,114,397	465,862	648,535
32.00	Loan		1	Graham Town Center	6/30/2024	T-12	907,599	324,627	582,972	12/31/2023	T-12	822,130	333,584	488,546
33.00	Loan	31	1	Storage Quarters Garden City	6/30/2024	T-12	1,403,687	748,417	655,270	12/31/2023	T-12	1,422,726	737,262	685,464
34.00	Loan		1	Kingsland Village	5/31/2024	T-12	1,303,905	426,202	877,703	12/31/2023	T-12	1,216,784	429,464	787,320
35.00	Loan		1	Aero Treasure Coast Self Storage	6/30/2024	T-12	972,911	444,690	528,221	12/31/2023	T-12	936,994	479,779	457,215
36.00	Loan	32	1	Prestonwood Polo Crossing	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
37.00	Loan		1	Colonial Manor MHC	6/30/2024	T-12	585,960	323,846	262,114	12/31/2023	T-12	544,415	280,908	263,507
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	7/31/2024	T-12	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
39.00	Loan		1	Hidden Hollow Apartments	6/30/2024	T-12	299,530	256,910	42,620	12/31/2021	T-12	344,274	228,289	115,985
40.00	Loan		1	CityLine Self Storage Salisbury, MD	6/30/2024	T-12	509,999	276,208	233,791	12/31/2023	T-12	508,373	252,287	256,086
41.00	Loan		1	Beaver Lake	4/30/2024	T-12	376,541	215,067	161,474	12/31/2023	T-12	339,478	199,089	140,389
42.00	Loan		1	Pioneer Crossing MHC	5/31/2024	T-12	245,259	95,060	150,199	12/31/2023	T-12	219,372	93,525	125,847

A-1-14

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	12/31/2022	T-12	91.6%	39,831,349	11,772,713	28,058,636	85,322	1,177,896	26,795,419
2.00	Loan	10, 11, 12	1	The Galt House	12/31/2022	T-12	54.3%	80,220,785	56,381,167	23,839,618	4,011,039	0	19,828,578
3.00	Loan	5, 13	11	Ignite Portfolio	NAV	NAV	77.0%	11,818,966	3,358,592	8,460,374	128,110	0	8,332,264
3.01	Property		1	Candlewood	NAV	NAV	70.1%	2,942,328	597,746	2,344,582	32,550	0	2,312,032
3.02	Property		1	Auburn Crossing	NAV	NAV	75.0%	3,139,904	1,017,753	2,122,151	33,450	0	2,088,701
3.03	Property		1	Fawn Creek	NAV	NAV	86.6%	1,072,732	186,106	886,626	12,712	0	873,914
3.04	Property		1	Harborton Estates	NAV	NAV	75.6%	1,083,274	423,869	659,405	9,300	0	650,105
3.05	Property		1	Fawn Brook	NAV	NAV	87.6%	611,627	145,468	466,159	6,812	0	459,347
3.06	Property		1	Fox Meadows	NAV	NAV	76.3%	721,360	252,183	469,177	9,048	0	460,129
3.07	Property		1	South Town	NAV	NAV	90.9%	577,466	143,013	434,454	6,250	0	428,204
3.08	Property		1	Rabbit River	NAV	NAV	80.1%	543,299	202,050	341,249	5,100	0	336,149
3.09	Property		1	Westview Estates	NAV	NAV	84.3%	548,107	200,063	348,044	5,900	0	342,144
3.10	Property		1	Country Meadows	NAV	NAV	74.7%	333,961	82,645	251,317	4,288	0	247,029
3.11	Property		1	Lake View	NAV	NAV	95.0%	244,909	107,697	137,211	2,700	0	134,511
4.00	Loan	5, 13, 14	6	Culver Collection	12/31/2022	T-12	76.0%	18,091,947	3,505,125	14,586,821	76,976	261,858	14,247,988
4.01	Property		1	Hayden & National	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.02	Property		1	3505-3525 Hayden	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.03	Property		1	Hayden & Higuera	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.04	Property		1	3555 Hayden	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.05	Property		1	8511 Warner Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4.06	Property		1	3585 Hayden	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
5.00	Loan	5, 15	1	Bronx Terminal Market	12/31/2022	T-12	90.1%	46,320,029	17,725,341	28,594,688	183,756	918,779	27,492,153
6.00	Loan	13	16	ExchangeRight 68	NAV	NAV	95.0%	6,891,853	1,179,282	5,712,571	104,967	0	5,607,604
6.01	Property		1	FedEx - Humboldt, TN	NAV	NAV	95.0%	3,011,318	515,969	2,495,349	50,571	0	2,444,779
6.02	Property		1	Tractor Supply – Bedminster, PA	NAV	NAV	95.0%	479,468	54,088	425,381	8,715	0	416,666
6.03	Property		1	Tractor Supply – Canton, GA	NAV	NAV	95.0%	451,918	40,261	411,657	7,184	0	404,473
6.04	Property		1	Tractor Supply – Winnie, TX	NAV	NAV	95.0%	460,909	78,995	381,914	3,766	0	378,149
6.05	Property		1	Tractor Supply – Wichita Falls, TX	NAV	NAV	95.0%	405,471	44,976	360,495	8,321	0	352,174
6.06	Property		1	Tractor Supply – Edinboro, PA	NAV	NAV	95.0%	391,433	48,778	342,655	9,847	0	332,808
6.07	Property		1	Dollar General Market – Williston, ND	NAV	NAV	95.0%	195,007	28,533	166,473	1,903	0	164,570
6.08	Property		1	Dollar General Market – Brownsville, TX	NAV	NAV	95.0%	200,550	46,707	153,843	1,903	0	151,940
6.09	Property		1	Sherwin Williams – Bonner Springs, KS	NAV	NAV	95.0%	245,651	105,104	140,546	1,286	0	139,260
6.10	Property		1	Dollar Tree – Kimball, MI	NAV	NAV	95.0%	176,973	31,397	145,576	1,500	0	144,076
6.11	Property		1	Dollar General – Farmington, NM	NAV	NAV	95.0%	148,517	16,957	131,560	1,596	0	129,964
6.12	Property		1	Dollar Tree – Bettendorf, IA	NAV	NAV	95.0%	168,267	37,171	131,096	1,500	0	129,596
6.13	Property		1	Dollar Tree – Basehor, KS	NAV	NAV	95.0%	202,795	78,053	124,743	3,261	0	121,482
6.14	Property		1	Dollar Tree – Asheboro, NC	NAV	NAV	95.0%	150,983	28,849	122,134	1,575	0	120,559
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC	NAV	NAV	95.0%	105,216	13,422	91,794	1,020	0	90,774
6.16	Property		1	O'Reilly Auto Parts – Marion, NC	NAV	NAV	95.0%	97,377	10,023	87,354	1,020	0	86,334
7.00	Loan	16	1	Kimpton Journeyman Hotel	12/31/2022	T-12	71.4%	17,658,663	13,537,766	4,120,897	706,347	0	3,414,551
8.00	Loan		1	Renaissance West	12/31/2022	T-12	93.3%	4,257,499	1,023,014	3,234,484	68,541	122,909	3,043,035
9.00	Loan	13	6	TCC Pool 1	12/31/2022	T-12	78.4%	3,351,873	1,267,686	2,084,187	30,600	1,029	2,052,557
9.01	Property		1	Middletown	12/31/2022	T-12	87.5%	1,523,766	594,140	929,626	11,800	0	917,826
9.02	Property		1	Brookside	12/31/2022	T-12	60.3%	746,524	324,796	421,729	8,050	318	413,360
9.03	Property		1	Hagerstown	12/31/2022	T-12	76.9%	490,641	151,815	338,826	4,600	0	334,226
9.04	Property		1	Menaul Terrace	12/31/2022	T-12	95.0%	323,718	74,920	248,799	2,550	711	245,538
9.05	Property		1	Jenny Lee	12/31/2022	T-12	83.5%	185,179	98,542	86,637	2,100	0	84,537
9.06	Property		1	South Main	12/31/2022	T-12	71.8%	82,044	23,473	58,571	1,500	0	57,071
10.00	Loan	5, 17	1	International Plaza II	12/31/2022	T-12	94.8%	18,664,795	7,725,641	10,939,154	77,686	388,430	10,473,038
11.00	Loan	18	1	Whispering Palms MHC	12/31/2022	T-12	74.0%	3,574,850	1,112,445	2,462,405	28,450	0	2,433,955
12.00	Loan		1	Topanga & Victory	12/31/2022	T-12	90.0%	6,078,742	2,732,660	3,346,082	42,385	203,066	3,100,631
13.00	Loan		1	Lake Air Shopping Center	12/31/2022	T-12	92.4%	3,721,860	1,219,833	2,502,027	71,702	166,020	2,264,305
14.00	Loan	5, 19	1	175 Remsen Street	12/31/2022	T-12	95.0%	6,862,594	3,136,403	3,726,191	43,033	195,606	3,487,552
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	12/31/2022	T-12	100.0%	41,481,121	11,271,177	30,209,945	232,624	324,592	29,652,729
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	12/31/2022	T-12	90.7%	12,813,095	3,925,483	8,887,612	87,307	0	8,800,305
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	12/31/2022	T-12	93.5%	2,337,713	763,708	1,574,004	35,250	0	1,538,754
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	12/31/2022	T-12	55.5%	14,718,036	10,330,388	4,387,647	588,721	0	3,798,926
19.00	Loan		1	Residence Inn Naperville	12/31/2022	T-12	71.7%	4,381,492	2,599,852	1,781,640	175,260	0	1,606,380
20.00	Loan		1	JB Center Apartments	NAV	NAV	92.5%	1,320,494	343,937	976,557	9,000	0	967,557
21.00	Loan		1	Sierra Vista Plaza	12/31/2022	T-12	91.1%	2,007,190	514,911	1,492,279	45,422	118,362	1,328,495
22.00	Loan		1	Federal Way Supreme Self Storage	12/31/2022	T-12	88.7%	1,569,765	476,939	1,092,826	6,233	0	1,086,593
23.00	Loan		1	The Park at Hibiscus	NAV	NAV	91.0%	1,610,019	703,937	906,082	23,258	0	882,824

A-1-15

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent NOI Date	Third Most Recent Description	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)
24.00	Loan		1	River Apartments	NAV	NAV	95.3%	1,134,954	296,739	838,215	8,000	0	830,215
25.00	Loan		1	The Reserve at Homosassa Springs	12/31/2022	T-12	92.0%	1,186,718	497,821	688,897	6,800	0	682,097
26.00	Loan		1	Florline Commons	12/31/2021	T-12	92.2%	1,645,140	532,933	1,112,207	27,955	104,575	979,677
27.00	Loan	5, 30	1	9950 Woodloch	12/31/2022	T-12	95.0%	29,009,847	12,018,882	16,990,965	120,230	1,202,302	15,668,433
28.00	Loan	13	3	BBR Apartment Portfolio	NAV	NAV	90.6%	1,165,612	413,451	752,161	35,960	0	716,201
28.01	Property		1	Bridle Ridge Apartments	NAV	NAV	88.5%	431,376	165,311	266,065	11,360	0	254,705
28.02	Property		1	Rose Hill Gardens Apartments	NAV	NAV	89.0%	375,512	115,716	259,796	13,040	0	246,756
28.03	Property		1	Bracey Square Apartments	NAV	NAV	95.0%	358,724	132,424	226,300	11,560	0	214,740
29.00	Loan		1	Pine Island Marketplace	12/31/2022	T-12	95.0%	1,460,565	537,419	923,146	58,253	35,118	829,775
30.00	Loan	13	5	TCC Pool 2	12/31/2022	T-12	86.4%	1,036,249	459,804	576,445	12,525	0	563,920
30.01	Property		1	Shulls MHC	12/31/2022	T-12	78.0%	338,500	202,641	135,859	4,500	0	131,359
30.02	Property		1	Colonial Estates	12/31/2022	T-12	95.0%	219,528	61,059	158,469	2,350	0	156,119
30.03	Property		1	Dixieland	12/31/2022	T-12	95.0%	227,167	91,498	135,670	2,425	0	133,244
30.04	Property		1	Razorback MHP	12/31/2022	T-12	85.4%	97,132	21,644	75,488	1,200	0	74,288
30.05	Property		1	Green Acres	12/31/2022	T-12	83.2%	153,922	82,963	70,959	2,050	0	68,909
31.00	Loan		1	Lakeside Budget Storage	12/31/2022	T-12	92.9%	1,126,745	429,330	697,415	12,266	0	685,148
32.00	Loan		1	Graham Town Center	12/31/2022	T-12	90.4%	1,042,649	330,551	712,098	35,556	51,733	624,809
33.00	Loan	31	1	Storage Quarters Garden City	12/31/2022	T-12	92.3%	1,416,063	705,129	710,935	11,265	0	699,669
34.00	Loan		1	Kingsland Village	12/31/2022	T-12	95.0%	1,320,361	431,010	889,351	9,271	61,301	818,779
35.00	Loan		1	Aero Treasure Coast Self Storage	12/31/2022	T-12	90.6%	945,852	519,181	426,671	12,665	0	414,006
36.00	Loan	32	1	Prestonwood Polo Crossing	NAV	NAV	93.4%	476,249	130,201	346,049	2,175	10,876	332,997
37.00	Loan		1	Colonial Manor MHC	12/31/2022	T-12	95.0%	585,719	314,882	270,837	3,600	0	267,237
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	NAV	NAV	82.3%	432,688	150,789	281,899	2,801	0	279,098
39.00	Loan		1	Hidden Hollow Apartments	12/31/2020	T-12	95.0%	607,961	183,360	424,600	14,614	0	409,987
40.00	Loan		1	CityLine Self Storage Salisbury, MD	12/31/2022	T-12	90.2%	522,220	208,749	313,471	3,641	0	309,831
41.00	Loan		1	Beaver Lake	12/31/2022	T-12	77.0%	405,933	188,002	217,931	4,100	0	213,831
42.00	Loan		1	Pioneer Crossing MHC	12/31/2022	T-12	80.1%	290,608	83,849	206,759	3,200	0	203,559

A-1-16

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	1.61	1.54	10.0%	9.6%	470,000,000	As Is	7/25/2024	59.6%	59.6%
2.00	Loan	10, 11, 12	1	The Galt House	3.46	2.88	28.7%	23.9%	279,600,000	As Is with KTDFA Rebate	5/15/2024	29.7%	27.2%
3.00	Loan	5, 13	11	Ignite Portfolio	1.46	1.44	9.0%	8.9%	145,900,000	As Is	Various	64.5%	64.5%
3.01	Property		1	Candlewood					44,900,000	As Is	6/7/2024
3.02	Property		1	Auburn Crossing					33,600,000	As Is	6/11/2024
3.03	Property		1	Fawn Creek					15,600,000	As Is	6/13/2024
3.04	Property		1	Harborton Estates					12,300,000	As Is	6/3/2024
3.05	Property		1	Fawn Brook					8,200,000	As Is	6/13/2024
3.06	Property		1	Fox Meadows					6,900,000	As Is	6/10/2024
3.07	Property		1	South Town					6,700,000	As Is	6/13/2024
3.08	Property		1	Rabbit River					6,300,000	As Is	6/3/2024
3.09	Property		1	Westview Estates					6,000,000	As Is	6/11/2024
3.10	Property		1	Country Meadows					3,400,000	As Is	6/3/2024
3.11	Property		1	Lake View					2,000,000	As Is	6/13/2024
4.00	Loan	5, 13, 14	6	Culver Collection	1.82	1.78	12.2%	11.9%	240,200,000	As Portfolio	6/13/2024	50.0%	50.0%
4.01	Property		1	Hayden & National					114,000,000	As Is	6/13/2024
4.02	Property		1	3505-3525 Hayden					52,800,000	As Is	6/13/2024
4.03	Property		1	Hayden & Higuera					22,300,000	As Is	6/13/2024
4.04	Property		1	3555 Hayden					18,100,000	As Is	6/13/2024
4.05	Property		1	8511 Warner Drive					16,200,000	As Is	6/13/2024
4.06	Property		1	3585 Hayden					15,400,000	As Is	6/13/2024
5.00	Loan	5, 15	1	Bronx Terminal Market	2.27	2.18	11.9%	11.5%	555,000,000	As Is	4/30/2024	43.2%	43.2%
6.00	Loan	13	16	ExchangeRight 68	1.99	1.96	12.5%	12.3%	98,275,000	As Is	Various	46.5%	46.5%
6.01	Property		1	FedEx - Humboldt, TN					44,000,000	As Is	8/1/2024
6.02	Property		1	Tractor Supply – Bedminster, PA					7,400,000	As Is	7/22/2024
6.03	Property		1	Tractor Supply – Canton, GA					7,125,000	As Is	7/31/2024
6.04	Property		1	Tractor Supply – Winnie, TX					6,700,000	As Is	7/21/2024
6.05	Property		1	Tractor Supply – Wichita Falls, TX					6,100,000	As Is	7/23/2024
6.06	Property		1	Tractor Supply – Edinboro, PA					6,000,000	As Is	7/29/2024
6.07	Property		1	Dollar General Market – Williston, ND					2,700,000	As Is	7/29/2024
6.08	Property		1	Dollar General Market – Brownsville, TX					2,520,000	As Is	8/4/2024
6.09	Property		1	Sherwin Williams – Bonner Springs, KS					2,540,000	As Is	7/25/2024
6.10	Property		1	Dollar Tree – Kimball, MI					2,210,000	As Is	7/30/2024
6.11	Property		1	Dollar General – Farmington, NM					2,050,000	As Is	7/26/2024
6.12	Property		1	Dollar Tree – Bettendorf, IA					1,990,000	As Is	8/2/2024
6.13	Property		1	Dollar Tree – Basehor, KS					2,020,000	As Is	7/25/2024
6.14	Property		1	Dollar Tree – Asheboro, NC					1,920,000	As Is	7/24/2024
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC					1,530,000	As Is	7/24/2024
6.16	Property		1	O'Reilly Auto Parts – Marion, NC					1,470,000	As Is	7/24/2024
7.00	Loan	16	1	Kimpton Journeyman Hotel	1.84	1.52	13.7%	11.4%	56,000,000	As Is	7/24/2024	53.6%	53.6%
8.00	Loan		1	Renaissance West	1.73	1.63	11.0%	10.3%	48,100,000	As Is	7/10/2024	61.3%	61.3%
9.00	Loan	13	6	TCC Pool 1	1.34	1.31	8.1%	8.0%	40,550,000	As Is	Various	63.5%	63.5%
9.01	Property		1	Middletown					17,700,000	As Is	5/1/2024
9.02	Property		1	Brookside					8,300,000	As Is	5/1/2024
9.03	Property		1	Hagerstown					7,400,000	As Is	5/5/2024
9.04	Property		1	Menaul Terrace					4,100,000	As Is	5/6/2024
9.05	Property		1	Jenny Lee					1,850,000	As Is	5/1/2024
9.06	Property		1	South Main					1,200,000	As Is	5/6/2024
10.00	Loan	5, 17	1	International Plaza II	1.85	1.77	14.0%	13.4%	124,200,000	As Is	8/19/2024	63.1%	63.1%
11.00	Loan	18	1	Whispering Palms MHC	1.46	1.45	9.8%	9.7%	52,100,000	As Is	7/5/2024	48.0%	48.0%
12.00	Loan		1	Topanga & Victory	2.12	1.97	14.0%	12.9%	41,610,000	As Is	7/2/2024	57.6%	57.6%
13.00	Loan		1	Lake Air Shopping Center	1.74	1.57	11.6%	10.5%	32,500,000	As Is	7/8/2024	66.5%	66.5%
14.00	Loan	5, 19	1	175 Remsen Street	1.69	1.58	12.4%	11.6%	54,000,000	As Is	7/22/2024	55.6%	55.6%
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	1.75	1.72	13.8%	13.5%	392,659,260	As Is	6/4/2024	55.9%	53.0%
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	1.37	1.35	8.2%	8.1%	167,000,000	Hypothetical As If Stabilized	5/22/2024	65.0%	65.0%
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	1.35	1.32	8.8%	8.6%	26,700,000	As Is	6/26/2024	67.3%	67.3%
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	2.21	1.91	16.6%	14.3%	50,100,000	Upon Completion	7/9/2025	52.9%	49.8%
19.00	Loan		1	Residence Inn Naperville	1.78	1.60	13.4%	12.1%	20,500,000	As Is	7/11/2024	65.0%	65.0%
20.00	Loan		1	JB Center Apartments	1.23	1.21	7.7%	7.6%	18,380,000	As Is	8/14/2024	69.1%	69.1%
21.00	Loan		1	Sierra Vista Plaza	1.97	1.76	12.6%	11.2%	18,200,000	As Is	7/25/2024	65.0%	65.0%
22.00	Loan		1	Federal Way Supreme Self Storage	1.55	1.55	9.4%	9.3%	18,600,000	As Is	8/19/2024	62.6%	62.6%
23.00	Loan		1	The Park at Hibiscus	1.31	1.27	8.3%	8.1%	16,800,000	As Is	6/28/2024	65.0%	65.0%

A-1-17

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)
24.00	Loan		1	River Apartments	1.25	1.24	7.8%	7.8%	15,290,000	As Is	8/14/2024	70.0%	70.0%
25.00	Loan		1	The Reserve at Homosassa Springs	1.34	1.33	7.9%	7.8%	12,400,000	As Is	6/12/2024	70.6%	70.6%
26.00	Loan		1	Florline Commons	1.95	1.72	13.3%	11.7%	15,880,000	As Is	7/10/2024	52.6%	52.6%
27.00	Loan	5, 30	1	9950 Woodloch	1.62	1.50	13.1%	12.1%	231,500,000	As Is	5/9/2024	56.0%	53.3%
28.00	Loan	13	3	BBR Apartment Portfolio	1.41	1.35	10.0%	9.5%	12,300,000	As Is	7/2/2024	61.0%	61.0%
28.01	Property		1	Bridle Ridge Apartments					4,600,000	As Is	7/2/2024
28.02	Property		1	Rose Hill Gardens Apartments					4,200,000	As Is	7/2/2024
28.03	Property		1	Bracey Square Apartments					3,500,000	As Is	7/2/2024
29.00	Loan		1	Pine Island Marketplace	2.04	1.83	12.6%	11.3%	15,800,000	As Is	8/5/2024	46.3%	46.3%
30.00	Loan	13	5	TCC Pool 2	1.39	1.36	8.3%	8.1%	10,240,000	As Is	Various	68.0%	68.0%
30.01	Property		1	Shulls MHC					2,770,000	As Is	5/3/2024
30.02	Property		1	Colonial Estates					2,710,000	As Is	4/29/2024
30.03	Property		1	Dixieland					2,220,000	As Is	4/29/2024
30.04	Property		1	Razorback MHP					1,280,000	As Is	4/29/2024
30.05	Property		1	Green Acres					1,260,000	As Is	4/29/2024
31.00	Loan		1	Lakeside Budget Storage	1.52	1.50	10.3%	10.1%	11,400,000	As Is	7/10/2024	59.6%	59.6%
32.00	Loan		1	Graham Town Center	1.57	1.38	11.9%	10.4%	12,600,000	As Is	7/8/2024	47.6%	47.6%
33.00	Loan	31	1	Storage Quarters Garden City	1.91	1.88	11.8%	11.7%	12,300,000	As Is	5/7/2024	48.8%	48.8%
34.00	Loan		1	Kingsland Village	2.38	2.19	16.2%	14.9%	11,650,000	As Is	4/26/2024	47.2%	47.2%
35.00	Loan		1	Aero Treasure Coast Self Storage	1.49	1.44	9.9%	9.6%	6,925,000	As Is	3/12/2024	62.1%	62.1%
36.00	Loan	32	1	Prestonwood Polo Crossing	1.47	1.42	9.0%	8.6%	6,210,000	Prospective As Stabilized	10/1/2024	62.0%	62.0%
37.00	Loan		1	Colonial Manor MHC	1.22	1.21	8.3%	8.2%	5,070,000	As Is	7/11/2024	64.1%	64.1%
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	1.40	1.39	9.1%	9.0%	5,200,000	As Is	8/24/2024	59.6%	59.6%
39.00	Loan		1	Hidden Hollow Apartments	2.00	1.93	14.2%	13.7%	5,200,000	As Is	6/26/2024	57.7%	57.7%
40.00	Loan		1	CityLine Self Storage Salisbury, MD	1.56	1.54	11.1%	10.9%	4,210,000	As Is	4/24/2024	67.2%	67.2%
41.00	Loan		1	Beaver Lake	1.35	1.33	8.3%	8.1%	4,400,000	As Is	4/29/2024	59.8%	59.8%
42.00	Loan		1	Pioneer Crossing MHC	1.34	1.32	9.1%	9.0%	3,300,000	As Is	3/8/2024	68.5%	68.5%

A-1-18

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	89.7%	6/1/2024	No	Stop & Shop	67,333	11.8%	10/31/2033
2.00	Loan	10, 11, 12	1	The Galt House	54.3%	5/31/2024	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 13	11	Ignite Portfolio	78.0%	Various
3.01	Property		1	Candlewood	71.3%	6/15/2024	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	Auburn Crossing	75.2%	6/15/2024	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	Fawn Creek	87.7%	6/15/2024	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	Harborton Estates	76.3%	6/15/2024	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	Fawn Brook	88.5%	6/15/2024	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	Fox Meadows	74.7%	6/16/2024	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	South Town	93.4%	6/15/2024	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	Rabbit River	80.4%	6/15/2024	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	Westview Estates	84.5%	6/15/2024	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	Country Meadows	75.0%	6/15/2024	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	Lake View	96.3%	6/15/2024	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 13, 14	6	Culver Collection	72.8%	8/31/2024
4.01	Property		1	Hayden & National	54.3%	8/31/2024	No	Scopely, Inc.	28,199	17.9%	8/31/2032
4.02	Property		1	3505-3525 Hayden	100.0%	8/31/2024	No	Scopely, Inc.	60,794	90.8%	8/31/2032
4.03	Property		1	Hayden & Higuera	66.5%	8/31/2024	No	Decoded Advertising	13,919	39.6%	1/31/2029
4.04	Property		1	3555 Hayden	100.0%	8/31/2024	Yes	Apple	24,919	100.0%	2/28/2030
4.05	Property		1	8511 Warner Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	3585 Hayden	100.0%	8/31/2024	No	Chownow	19,167	82.2%	7/31/2027
5.00	Loan	5, 15	1	Bronx Terminal Market	90.2%	4/19/2024	No	Target	188,446	20.5%	10/14/2033
6.00	Loan	13	16	ExchangeRight 68	100.0%	10/1/2024
6.01	Property		1	FedEx - Humboldt, TN	100.0%	10/1/2024	Yes	FedEx	337,137	100.0%	9/30/2037
6.02	Property		1	Tractor Supply – Bedminster, PA	100.0%	10/1/2024	Yes	Tractor Supply	19,012	100.0%	9/30/2044
6.03	Property		1	Tractor Supply – Canton, GA	100.0%	10/1/2024	Yes	Tractor Supply	39,130	100.0%	9/30/2044
6.04	Property		1	Tractor Supply – Winnie, TX	100.0%	10/1/2024	Yes	Tractor Supply	25,104	100.0%	9/30/2044
6.05	Property		1	Tractor Supply – Wichita Falls, TX	100.0%	10/1/2024	Yes	Tractor Supply	33,355	100.0%	9/30/2044
6.06	Property		1	Tractor Supply – Edinboro, PA	100.0%	10/1/2024	Yes	Tractor Supply	19,051	100.0%	9/30/2044
6.07	Property		1	Dollar General Market – Williston, ND	100.0%	10/1/2024	Yes	Dollar General Market	12,687	100.0%	7/31/2039
6.08	Property		1	Dollar General Market – Brownsville, TX	100.0%	10/1/2024	Yes	Dollar General Market	12,687	100.0%	7/31/2039
6.09	Property		1	Sherwin Williams – Bonner Springs, KS	100.0%	10/1/2024	Yes	Sherwin Williams	4,536	100.0%	1/31/2034
6.10	Property		1	Dollar Tree – Kimball, MI	100.0%	10/1/2024	Yes	Dollar Tree	10,000	100.0%	4/30/2034
6.11	Property		1	Dollar General – Farmington, NM	100.0%	10/1/2024	Yes	Dollar General Market	10,640	100.0%	4/30/2039
6.12	Property		1	Dollar Tree – Bettendorf, IA	100.0%	10/1/2024	Yes	Dollar Tree	10,000	100.0%	5/31/2034
6.13	Property		1	Dollar Tree – Basehor, KS	100.0%	10/1/2024	Yes	Dollar Tree	10,000	100.0%	7/31/2034
6.14	Property		1	Dollar Tree – Asheboro, NC	100.0%	10/1/2024	Yes	Dollar Tree	10,500	100.0%	2/28/2034
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC	100.0%	10/1/2024	Yes	O'Reilly Auto Parts	6,800	100.0%	4/4/2034
6.16	Property		1	O'Reilly Auto Parts – Marion, NC	100.0%	10/1/2024	Yes	O'Reilly Auto Parts	6,800	100.0%	9/30/2034
7.00	Loan	16	1	Kimpton Journeyman Hotel	71.4%	7/31/2024	No	NAP	NAP	NAP	NAP
8.00	Loan		1	Renaissance West	94.7%	8/12/2024	No	Smith's	60,950	37.2%	12/31/2035
9.00	Loan	13	6	TCC Pool 1	79.2%	5/1/2024
9.01	Property		1	Middletown	87.9%	5/1/2024	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Brookside	62.0%	5/1/2024	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Hagerstown	76.3%	5/1/2024	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Menaul Terrace	98.0%	5/1/2024	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Jenny Lee	84.2%	5/1/2024	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	South Main	73.3%	5/1/2024	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 17	1	International Plaza II	93.5%	8/2/2024	No	Trinity Industries, Inc.	155,200	40.0%	1/31/2037
11.00	Loan	18	1	Whispering Palms MHC	73.8%	8/1/2024	NAP	NAP	NAP	NAP	NAP
12.00	Loan		1	Topanga & Victory	93.6%	10/1/2024	No	Fidelity Brokerage Services	7,450	4.5%	10/31/2031
13.00	Loan		1	Lake Air Shopping Center	94.5%	8/1/2024	No	City of Waco Hoover Library	32,294	15.3%	8/31/2050
14.00	Loan	5, 19	1	175 Remsen Street	97.2%	7/31/2024	No	The Osborne Association, Inc.	21,612	16.6%	7/31/2031
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	95.4%	6/30/2024	No	JCPenney	96,605	17.9%	1/31/2026
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	97.6%	6/20/2024	NAP	NAP	NAP	NAP	NAP
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	92.2%	6/25/2024	NAP	NAP	NAP	NAP	NAP
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	55.5%	6/30/2024	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	Residence Inn Naperville	71.7%	6/30/2024	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	JB Center Apartments	97.2%	8/31/2024	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Sierra Vista Plaza	95.4%	6/30/2024	No	C-A-L Ranch Stores	72,436	31.9%	6/30/2029
22.00	Loan		1	Federal Way Supreme Self Storage	91.4%	7/31/2024	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	The Park at Hibiscus	96.0%	8/5/2024	NAP	NAP	NAP	NAP	NAP

A-1-19

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Leased Occupancy (%)(3)	Occupancy Date	Single Tenant (Y/N)	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date(4)
24.00	Loan		1	River Apartments	100.0%	8/31/2024	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	The Reserve at Homosassa Springs	94.1%	8/1/2024	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Florline Commons	95.8%	7/1/2024	No	America's Thrift Stores	36,416	26.1%	9/30/2033
27.00	Loan	5, 30	1	9950 Woodloch	97.0%	6/3/2024	No	Western Midstream Partners, LP	188,318	31.3%	12/31/2031
28.00	Loan	13	3	BBR Apartment Portfolio	98.3%	6/30/2024
28.01	Property		1	Bridle Ridge Apartments	97.5%	6/30/2024	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	Rose Hill Gardens Apartments	97.5%	6/30/2024	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	Bracey Square Apartments	100.0%	6/30/2024	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	Pine Island Marketplace	100.0%	7/29/2024	No	Sportsmans Warehouse	21,408	30.0%	8/14/2033
30.00	Loan	13	5	TCC Pool 2	88.8%	5/1/2024
30.01	Property		1	Shulls MHC	84.4%	5/1/2024	NAP	NAP	NAP	NAP	NAP
30.02	Property		1	Colonial Estates	97.9%	5/1/2024	NAP	NAP	NAP	NAP	NAP
30.03	Property		1	Dixieland	95.3%	5/1/2024	NAP	NAP	NAP	NAP	NAP
30.04	Property		1	Razorback MHP	87.5%	5/1/2024	NAP	NAP	NAP	NAP	NAP
30.05	Property		1	Green Acres	81.1%	5/1/2024	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	Lakeside Budget Storage	95.4%	7/9/2024	NAP	NAP	NAP	NAP	NAP
32.00	Loan		1	Graham Town Center	95.1%	7/1/2024	No	Ace Hardware	12,755	23.7%	11/30/2030
33.00	Loan	31	1	Storage Quarters Garden City	97.9%	8/19/2024	NAP	NAP	NAP	NAP	NAP
34.00	Loan		1	Kingsland Village	99.1%	7/10/2024	No	Goodwill	20,116	32.5%	10/31/2029
35.00	Loan		1	Aero Treasure Coast Self Storage	91.0%	6/30/2024	NAP	NAP	NAP	NAP	NAP
36.00	Loan	32	1	Prestonwood Polo Crossing	100.0%	7/10/2024	No	La Rustica Restaurant	2,311	21.2%	2/28/2034
37.00	Loan		1	Colonial Manor MHC	100.0%	7/31/2024	NAP	NAP	NAP	NAP	NAP
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	87.1%	8/8/2024	NAP	NAP	NAP	NAP	NAP
39.00	Loan		1	Hidden Hollow Apartments	96.0%	7/14/2024	NAP	NAP	NAP	NAP	NAP
40.00	Loan		1	CityLine Self Storage Salisbury, MD	91.0%	6/30/2024	NAP	NAP	NAP	NAP	NAP
41.00	Loan		1	Beaver Lake	79.3%	5/1/2024	NAP	NAP	NAP	NAP	NAP
42.00	Loan		1	Pioneer Crossing MHC	84.4%	7/1/2024	NAP	NAP	NAP	NAP	NAP

A-1-20

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	AMC	55,700	9.8%	6/30/2029	UFT	45,008
2.00	Loan	10, 11, 12	1	The Galt House	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 13	11	Ignite Portfolio
3.01	Property		1	Candlewood	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	Auburn Crossing	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	Fawn Creek	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	Harborton Estates	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	Fawn Brook	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	Fox Meadows	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	South Town	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	Rabbit River	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	Westview Estates	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	Country Meadows	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	Lake View	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 13, 14	6	Culver Collection
4.01	Property		1	Hayden & National	MarketCast LLC	11,145	7.1%	2/28/2030	Samitaur Constructs	11,089
4.02	Property		1	3505-3525 Hayden	WC+A	6,138	9.2%	10/31/2028	NAP	NAP
4.03	Property		1	Hayden & Higuera	Eric Owen Moss	5,728	16.3%	11/30/2026	Samitaur Constructs	3,697
4.04	Property		1	3555 Hayden	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	8511 Warner Drive	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	3585 Hayden	Sprouts JK	4,156	17.8%	7/31/2031	NAP	NAP
5.00	Loan	5, 15	1	Bronx Terminal Market	BJ's Wholesale Club	130,099	14.2%	8/2/2029	Home Depot	124,955
6.00	Loan	13	16	ExchangeRight 68
6.01	Property		1	FedEx - Humboldt, TN	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Tractor Supply – Bedminster, PA	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Tractor Supply – Canton, GA	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Tractor Supply – Winnie, TX	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Tractor Supply – Wichita Falls, TX	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Tractor Supply – Edinboro, PA	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	Dollar General Market – Williston, ND	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Dollar General Market – Brownsville, TX	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	Sherwin Williams – Bonner Springs, KS	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	Dollar Tree – Kimball, MI	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	Dollar General – Farmington, NM	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	Dollar Tree – Bettendorf, IA	NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	Dollar Tree – Basehor, KS	NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	Dollar Tree – Asheboro, NC	NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC	NAP	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	O'Reilly Auto Parts – Marion, NC	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	16	1	Kimpton Journeyman Hotel	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan		1	Renaissance West	Planet Fitness	17,000	10.4%	4/30/2027	The Boiling Crab	9,000
9.00	Loan	13	6	TCC Pool 1
9.01	Property		1	Middletown	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Brookside	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Hagerstown	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Menaul Terrace	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Jenny Lee	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	South Main	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 17	1	International Plaza II	Interstate Batteries, Inc.	77,435	19.9%	6/30/2033	Freeman Holding, LLC	65,684
11.00	Loan	18	1	Whispering Palms MHC	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan		1	Topanga & Victory	RE/MAX One (XQB Management,fka Christopher Todd, Inc.)	7,225	4.4%	7/31/2027	Fleming's/Woodland Hills	7,040
13.00	Loan		1	Lake Air Shopping Center	Octapharma Plasma, Inc.	13,228	6.3%	12/31/2031	Melrose	11,580
14.00	Loan	5, 19	1	175 Remsen Street	EAC, Inc.	13,383	10.3%	12/31/2027	Bridge Back To Life Center, Inc.	11,392
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	Forever 21	81,772	15.1%	12/31/2026	Foot Locker	18,376
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	Residence Inn Naperville	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	JB Center Apartments	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Sierra Vista Plaza	Hobby Lobby	54,811	24.1%	9/30/2033	Ross Dress for Less	33,796
22.00	Loan		1	Federal Way Supreme Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	The Park at Hibiscus	NAP	NAP	NAP	NAP	NAP	NAP

A-1-21

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date	Third Largest Tenant	Third Largest Tenant SF
24.00	Loan		1	River Apartments	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	The Reserve at Homosassa Springs	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Florline Commons	Northern Tool & Equipment	25,000	17.9%	7/31/2032	Office Depot	18,300
27.00	Loan	5, 30	1	9950 Woodloch	The Woodlands Land Development	57,329	9.5%	10/31/2030 (42,675 SF), 1/31/2031 (14,654 SF)	Kodiak Gas Services, LLC	53,060
28.00	Loan	13	3	BBR Apartment Portfolio
28.01	Property		1	Bridle Ridge Apartments	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	Rose Hill Gardens Apartments	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	Bracey Square Apartments	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	Pine Island Marketplace	Office Depot	17,975	25.2%	12/31/2027	Dollar Tree	9,733
30.00	Loan	13	5	TCC Pool 2
30.01	Property		1	Shulls MHC	NAP	NAP	NAP	NAP	NAP	NAP
30.02	Property		1	Colonial Estates	NAP	NAP	NAP	NAP	NAP	NAP
30.03	Property		1	Dixieland	NAP	NAP	NAP	NAP	NAP	NAP
30.04	Property		1	Razorback MHP	NAP	NAP	NAP	NAP	NAP	NAP
30.05	Property		1	Green Acres	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	Lakeside Budget Storage	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan		1	Graham Town Center	Culpepper's Bar & Grill	8,555	15.9%	10/31/2027	Graham Fitness Club	6,269
33.00	Loan	31	1	Storage Quarters Garden City	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan		1	Kingsland Village	Mo's Place	16,110	26.1%	11/30/2027	A-1 Transmission	4,010
35.00	Loan		1	Aero Treasure Coast Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan	32	1	Prestonwood Polo Crossing	Starbucks	2,303	21.2%	7/31/2033	Evolve Yoga Lounge	2,138
37.00	Loan		1	Colonial Manor MHC	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan		1	Hidden Hollow Apartments	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan		1	CityLine Self Storage Salisbury, MD	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan		1	Beaver Lake	NAP	NAP	NAP	NAP	NAP	NAP
42.00	Loan		1	Pioneer Crossing MHC	NAP	NAP	NAP	NAP	NAP	NAP

A-1-22

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	7.9%	7/31/2044	Raymour & Flanigan	43,000	7.6%	12/31/2029
2.00	Loan	10, 11, 12	1	The Galt House	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 13	11	Ignite Portfolio
3.01	Property		1	Candlewood	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	Auburn Crossing	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	Fawn Creek	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	Harborton Estates	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	Fawn Brook	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	Fox Meadows	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	South Town	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	Rabbit River	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	Westview Estates	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	Country Meadows	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	Lake View	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 13, 14	6	Culver Collection
4.01	Property		1	Hayden & National	7.0%	8/31/2032	Zambezi	10,484	6.7%	12/31/2027
4.02	Property		1	3505-3525 Hayden	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	Hayden & Higuera	10.5%	11/30/2026	NAP	NAP	NAP	NAP
4.04	Property		1	3555 Hayden	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	8511 Warner Drive	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	3585 Hayden	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	5, 15	1	Bronx Terminal Market	13.6%	2/28/2034	Food Bazaar	77,915	8.5%	9/30/2039
6.00	Loan	13	16	ExchangeRight 68
6.01	Property		1	FedEx - Humboldt, TN	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Tractor Supply – Bedminster, PA	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Tractor Supply – Canton, GA	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Tractor Supply – Winnie, TX	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Tractor Supply – Wichita Falls, TX	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Tractor Supply – Edinboro, PA	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	Dollar General Market – Williston, ND	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Dollar General Market – Brownsville, TX	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	Sherwin Williams – Bonner Springs, KS	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	Dollar Tree – Kimball, MI	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	Dollar General – Farmington, NM	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	Dollar Tree – Bettendorf, IA	NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	Dollar Tree – Basehor, KS	NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	Dollar Tree – Asheboro, NC	NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC	NAP	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	O'Reilly Auto Parts – Marion, NC	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	16	1	Kimpton Journeyman Hotel	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan		1	Renaissance West	5.5%	12/31/2031	PKWY Tavern	8,706	5.3%	5/31/2036
9.00	Loan	13	6	TCC Pool 1
9.01	Property		1	Middletown	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Brookside	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Hagerstown	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Menaul Terrace	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Jenny Lee	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	South Main	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 17	1	International Plaza II	16.9%	10/31/2035	Forvis, LLP	30,650	7.9%	1/31/2035
11.00	Loan	18	1	Whispering Palms MHC	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan		1	Topanga & Victory	4.3%	8/31/2034	Robert G. Hale, D.D.S.,	3,846	2.3%	1/31/2025
13.00	Loan		1	Lake Air Shopping Center	5.5%	12/31/2026	Dollar Tree Stores, Inc.	11,450	5.4%	1/31/2027
14.00	Loan	5, 19	1	175 Remsen Street	8.7%	1/14/2030	Premier Healthcare Inc.	10,806	8.3%	1/31/2026
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	3.4%	13,936 SF (4/30/2032); 4,440 SF (5/31/2027)	H&M	17,510	3.2%	1/31/2032
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	NAP	NAP	NAP	NAP	NAP	NAP
19.00	Loan		1	Residence Inn Naperville	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	JB Center Apartments	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Sierra Vista Plaza	14.9%	1/31/2030	Marshalls	28,230	12.4%	9/30/2033
22.00	Loan		1	Federal Way Supreme Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	The Park at Hibiscus	NAP	NAP	NAP	NAP	NAP	NAP

A-1-23

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
24.00	Loan		1	River Apartments	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	The Reserve at Homosassa Springs	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Florline Commons	13.1%	2/28/2025	Furniture Expo	15,000	10.7%	6/30/2029
27.00	Loan	5, 30	1	9950 Woodloch	8.8%	10/31/2036	Centric Services, Inc.	52,634	8.8%	2/29/2036
28.00	Loan	13	3	BBR Apartment Portfolio
28.01	Property		1	Bridle Ridge Apartments	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	Rose Hill Gardens Apartments	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	Bracey Square Apartments	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	Pine Island Marketplace	13.6%	6/30/2027	SalonPLEX	7,200	10.1%	10/31/2032
30.00	Loan	13	5	TCC Pool 2
30.01	Property		1	Shulls MHC	NAP	NAP	NAP	NAP	NAP	NAP
30.02	Property		1	Colonial Estates	NAP	NAP	NAP	NAP	NAP	NAP
30.03	Property		1	Dixieland	NAP	NAP	NAP	NAP	NAP	NAP
30.04	Property		1	Razorback MHP	NAP	NAP	NAP	NAP	NAP	NAP
30.05	Property		1	Green Acres	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	Lakeside Budget Storage	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan		1	Graham Town Center	11.6%	4/30/2031	Amici's Italian Eatery	3,652	6.8%	6/30/2030
33.00	Loan	31	1	Storage Quarters Garden City	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan		1	Kingsland Village	6.5%	11/30/2027	Discount Car Care	3,790	6.1%	11/30/2027
35.00	Loan		1	Aero Treasure Coast Self Storage	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan	32	1	Prestonwood Polo Crossing	19.7%	2/28/2034	M Stella Nail Salon	2,125	19.5%	2/28/2034
37.00	Loan		1	Colonial Manor MHC	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan		1	Hidden Hollow Apartments	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan		1	CityLine Self Storage Salisbury, MD	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan		1	Beaver Lake	NAP	NAP	NAP	NAP	NAP	NAP
42.00	Loan		1	Pioneer Crossing MHC	NAP	NAP	NAP	NAP	NAP	NAP

A-1-24

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	NYC - ACS	37,500	6.6%	9/25/2044	7/31/2024	NAP	7/31/2024
2.00	Loan	10, 11, 12	1	The Galt House	NAP	NAP	NAP	NAP	5/28/2024	NAP	5/16/2024
3.00	Loan	5, 13	11	Ignite Portfolio
3.01	Property		1	Candlewood	NAP	NAP	NAP	NAP	6/20/2024	NAP	6/20/2024
3.02	Property		1	Auburn Crossing	NAP	NAP	NAP	NAP	6/12/2024	NAP	6/12/2024
3.03	Property		1	Fawn Creek	NAP	NAP	NAP	NAP	6/12/2024	NAP	6/12/2024
3.04	Property		1	Harborton Estates	NAP	NAP	NAP	NAP	6/12/2024	NAP	6/12/2024
3.05	Property		1	Fawn Brook	NAP	NAP	NAP	NAP	6/20/2024	NAP	6/20/2024
3.06	Property		1	Fox Meadows	NAP	NAP	NAP	NAP	6/12/2024	NAP	6/12/2024
3.07	Property		1	South Town	NAP	NAP	NAP	NAP	6/12/2024	NAP	6/12/2024
3.08	Property		1	Rabbit River	NAP	NAP	NAP	NAP	6/12/2024	NAP	6/12/2024
3.09	Property		1	Westview Estates	NAP	NAP	NAP	NAP	6/12/2024	NAP	6/12/2024
3.10	Property		1	Country Meadows	NAP	NAP	NAP	NAP	6/12/2024	NAP	6/12/2024
3.11	Property		1	Lake View	NAP	NAP	NAP	NAP	6/20/2024	NAP	6/20/2024
4.00	Loan	5, 13, 14	6	Culver Collection
4.01	Property		1	Hayden & National	Arsonal	9,263	5.9%	6/30/2025	3/8/2024	NAP	3/18/2024
4.02	Property		1	3505-3525 Hayden	NAP	NAP	NAP	NAP	3/8/2024	NAP	3/6/2024
4.03	Property		1	Hayden & Higuera	NAP	NAP	NAP	NAP	3/8/2024	NAP	3/11/2024
4.04	Property		1	3555 Hayden	NAP	NAP	NAP	NAP	3/8/2024	NAP	3/8/2024
4.05	Property		1	8511 Warner Drive	NAP	NAP	NAP	NAP	3/8/2024	NAP	6/14/2024
4.06	Property		1	3585 Hayden	NAP	NAP	NAP	NAP	3/8/2024	NAP	3/19/2024
5.00	Loan	5, 15	1	Bronx Terminal Market	Burlington Coat Factory	74,329	8.1%	1/31/2028	5/1/2024	NAP	4/30/2024
6.00	Loan	13	16	ExchangeRight 68
6.01	Property		1	FedEx - Humboldt, TN	NAP	NAP	NAP	NAP	8/6/2024	NAP	8/6/2024
6.02	Property		1	Tractor Supply – Bedminster, PA	NAP	NAP	NAP	NAP	8/5/2024	NAP	8/5/2024
6.03	Property		1	Tractor Supply – Canton, GA	NAP	NAP	NAP	NAP	8/5/2024	NAP	8/5/2024
6.04	Property		1	Tractor Supply – Winnie, TX	NAP	NAP	NAP	NAP	8/5/2024	NAP	8/5/2024
6.05	Property		1	Tractor Supply – Wichita Falls, TX	NAP	NAP	NAP	NAP	8/5/2024	NAP	8/5/2024
6.06	Property		1	Tractor Supply – Edinboro, PA	NAP	NAP	NAP	NAP	8/5/2024	NAP	8/5/2024
6.07	Property		1	Dollar General Market – Williston, ND	NAP	NAP	NAP	NAP	8/12/2024	NAP	8/9/2024
6.08	Property		1	Dollar General Market – Brownsville, TX	NAP	NAP	NAP	NAP	8/8/2024	NAP	8/12/2024
6.09	Property		1	Sherwin Williams – Bonner Springs, KS	NAP	NAP	NAP	NAP	7/31/2024	NAP	7/31/2024
6.10	Property		1	Dollar Tree – Kimball, MI	NAP	NAP	NAP	NAP	4/26/2024	NAP	4/26/2024
6.11	Property		1	Dollar General – Farmington, NM	NAP	NAP	NAP	NAP	5/22/2024	NAP	5/28/2024
6.12	Property		1	Dollar Tree – Bettendorf, IA	NAP	NAP	NAP	NAP	5/1/2024	NAP	5/1/2024
6.13	Property		1	Dollar Tree – Basehor, KS	NAP	NAP	NAP	NAP	6/28/2024	NAP	6/28/2024
6.14	Property		1	Dollar Tree – Asheboro, NC	NAP	NAP	NAP	NAP	7/8/2024	NAP	7/8/2024
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC	NAP	NAP	NAP	NAP	6/28/2024	NAP	6/28/2024
6.16	Property		1	O'Reilly Auto Parts – Marion, NC	NAP	NAP	NAP	NAP	6/28/2024	NAP	6/28/2024
7.00	Loan	16	1	Kimpton Journeyman Hotel	NAP	NAP	NAP	NAP	7/31/2024	NAP	8/1/2024
8.00	Loan		1	Renaissance West	Zenith K9	7,618	4.6%	4/30/2035	7/15/2024	NAP	7/15/2024
9.00	Loan	13	6	TCC Pool 1
9.01	Property		1	Middletown	NAP	NAP	NAP	NAP	5/15/2024	NAP	5/9/2024
9.02	Property		1	Brookside	NAP	NAP	NAP	NAP	5/16/2024	NAP	5/9/2024
9.03	Property		1	Hagerstown	NAP	NAP	NAP	NAP	5/9/2024	NAP	5/10/2024
9.04	Property		1	Menaul Terrace	NAP	NAP	NAP	NAP	5/9/2024	NAP	5/9/2024
9.05	Property		1	Jenny Lee	NAP	NAP	NAP	NAP	5/13/2024	NAP	5/13/2024
9.06	Property		1	South Main	NAP	NAP	NAP	NAP	5/13/2024	NAP	5/9/2024
10.00	Loan	5, 17	1	International Plaza II	IMA Financial Group, Inc.	30,650	7.9%	6/30/2033	7/10/2024	NAP	8/21/2024
11.00	Loan	18	1	Whispering Palms MHC	NAP	NAP	NAP	NAP	7/17/2024	NAP	7/17/2024
12.00	Loan		1	Topanga & Victory	ATS Accounting Group, Inc.	3,798	2.3%	11/30/2027	7/22/2024	NAP	7/18/2024
13.00	Loan		1	Lake Air Shopping Center	Dogtopia	11,395	5.4%	12/31/2033	7/12/2024	NAP	7/15/2024
14.00	Loan	5, 19	1	175 Remsen Street	New Allen School, Inc.	10,806	8.3%	12/31/2032	7/29/2024	NAP	7/29/2024
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	Victoria's Secret	14,115	2.6%	1/31/2032	5/20/2024	NAP	5/20/2024
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	NAP	NAP	NAP	NAP	6/6/2024	NAP	6/5/2024
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	NAP	NAP	NAP	NAP	7/11/2024	NAP	7/11/2024
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	NAP	NAP	NAP	NAP	7/9/2024	NAP	7/10/2024
19.00	Loan		1	Residence Inn Naperville	NAP	NAP	NAP	NAP	7/16/2024	NAP	7/16/2024
20.00	Loan		1	JB Center Apartments	NAP	NAP	NAP	NAP	8/22/2024	NAP	8/22/2024
21.00	Loan		1	Sierra Vista Plaza	Dollar Tree Stores	10,000	4.4%	2/28/2029	5/28/2024	NAP	5/28/2024
22.00	Loan		1	Federal Way Supreme Self Storage	NAP	NAP	NAP	NAP	8/26/2024	NAP	8/26/2024
23.00	Loan		1	The Park at Hibiscus	NAP	NAP	NAP	NAP	7/16/2024	NAP	7/15/2024

A-1-25

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date
24.00	Loan		1	River Apartments	NAP	NAP	NAP	NAP	8/22/2024	NAP	5/1/2024
25.00	Loan		1	The Reserve at Homosassa Springs	NAP	NAP	NAP	NAP	6/25/2024	NAP	6/25/2024
26.00	Loan		1	Florline Commons	Baton Rouge Police Supplies	13,980	10.0%	10/31/2028	7/15/2024	NAP	7/15/2024
27.00	Loan	5, 30	1	9950 Woodloch	HL Amenities	31,264	5.2%	10/31/2030 (28,047 SF), 1/31/2031 (3,217 SF)	5/20/2024	NAP	5/20/2024
28.00	Loan	13	3	BBR Apartment Portfolio
28.01	Property		1	Bridle Ridge Apartments	NAP	NAP	NAP	NAP	8/31/2023	NAP	7/10/2024
28.02	Property		1	Rose Hill Gardens Apartments	NAP	NAP	NAP	NAP	7/5/2023	NAP	7/11/2024
28.03	Property		1	Bracey Square Apartments	NAP	NAP	NAP	NAP	8/31/2023	NAP	7/10/2024
29.00	Loan		1	Pine Island Marketplace	Famous Footwear	7,200	10.1%	10/31/2027	8/7/2024	NAP	8/6/2024
30.00	Loan	13	5	TCC Pool 2
30.01	Property		1	Shulls MHC	NAP	NAP	NAP	NAP	5/13/2024	NAP	5/14/2024
30.02	Property		1	Colonial Estates	NAP	NAP	NAP	NAP	5/14/2024	NAP	5/13/2024
30.03	Property		1	Dixieland	NAP	NAP	NAP	NAP	5/14/2024	NAP	5/14/2024
30.04	Property		1	Razorback MHP	NAP	NAP	NAP	NAP	5/14/2024	NAP	5/14/2024
30.05	Property		1	Green Acres	NAP	NAP	NAP	NAP	5/14/2024	NAP	5/13/2024
31.00	Loan		1	Lakeside Budget Storage	NAP	NAP	NAP	NAP	7/16/2024	NAP	7/16/2024
32.00	Loan		1	Graham Town Center	Mongolian Grill	2,404	4.5%	5/31/2029	7/11/2024	NAP	7/11/2024
33.00	Loan	31	1	Storage Quarters Garden City	NAP	NAP	NAP	NAP	5/28/2024	NAP	5/28/2024
34.00	Loan		1	Kingsland Village	Star Cleaners	2,650	4.3%	4/30/2027	5/6/2024	6/13/2024	5/6/2024
35.00	Loan		1	Aero Treasure Coast Self Storage	NAP	NAP	NAP	NAP	3/25/2024	NAP	3/25/2024
36.00	Loan	32	1	Prestonwood Polo Crossing	Smiles365 Dental	2,000	18.4%	5/31/2034	6/14/2024	NAP	7/3/2024
37.00	Loan		1	Colonial Manor MHC	NAP	NAP	NAP	NAP	7/19/2024	NAP	7/19/2024
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	NAP	NAP	NAP	NAP	8/22/2024	NAP	8/22/2024
39.00	Loan		1	Hidden Hollow Apartments	NAP	NAP	NAP	NAP	6/25/2024	NAP	6/19/2024
40.00	Loan		1	CityLine Self Storage Salisbury, MD	NAP	NAP	NAP	NAP	5/31/2024	NAP	7/19/2024
41.00	Loan		1	Beaver Lake	NAP	NAP	NAP	NAP	5/9/2024	NAP	5/9/2024
42.00	Loan		1	Pioneer Crossing MHC	NAP	NAP	NAP	NAP	3/19/2024	NAP	3/19/2024

A-1-26

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	NAP	NAP	No	Fee	NAP	NAP
2.00	Loan	10, 11, 12	1	The Galt House	NAP	NAP	Yes - AE	Fee/Leasehold	7/1/2059	1-25 Year
3.00	Loan	5, 13	11	Ignite Portfolio
3.01	Property		1	Candlewood	NAP	NAP	No	Fee	NAP	NAP
3.02	Property		1	Auburn Crossing	NAP	NAP	No	Fee	NAP	NAP
3.03	Property		1	Fawn Creek	NAP	NAP	No	Fee	NAP	NAP
3.04	Property		1	Harborton Estates	NAP	NAP	No	Leasehold	9/30/2050	The Ground Lease may be extended at the lesse's option under the same terms of the existing ground lease, except (i) the term shall be extended for 99 years from the effective date of the extension and (ii) rent shall continue as is through the current expiration date and therafter, at fair market rent either mutually agreed to by the parties or as approved by the Court of Common Pleas, Dauphin County, Pennsylvania Orphan's Court Division based on the proofs of the parties.
3.05	Property		1	Fawn Brook	NAP	NAP	No	Fee	NAP	NAP
3.06	Property		1	Fox Meadows	NAP	NAP	No	Fee	NAP	NAP
3.07	Property		1	South Town	NAP	NAP	No	Fee	NAP	NAP
3.08	Property		1	Rabbit River	NAP	NAP	No	Fee	NAP	NAP
3.09	Property		1	Westview Estates	NAP	NAP	No	Fee	NAP	NAP
3.10	Property		1	Country Meadows	NAP	NAP	No	Fee	NAP	NAP
3.11	Property		1	Lake View	NAP	NAP	No	Fee	NAP	NAP
4.00	Loan	5, 13, 14	6	Culver Collection
4.01	Property		1	Hayden & National	6/3/2024	7%	No	Fee	NAP	NAP
4.02	Property		1	3505-3525 Hayden	6/3/2024	12%	No	Fee	NAP	NAP
4.03	Property		1	Hayden & Higuera	6/3/2024	10%	No	Fee	NAP	NAP
4.04	Property		1	3555 Hayden	6/3/2024	10%	No	Fee	NAP	NAP
4.05	Property		1	8511 Warner Drive	6/3/2024	0%	No	Fee	NAP	NAP
4.06	Property		1	3585 Hayden	6/3/2024	6%	No	Fee	NAP	NAP
5.00	Loan	5, 15	1	Bronx Terminal Market	NAP	NAP	Yes - AE	Leasehold	9/13/2055	5, 10-year
6.00	Loan	13	16	ExchangeRight 68
6.01	Property		1	FedEx - Humboldt, TN	NAP	NAP	No	Fee	NAP	NAP
6.02	Property		1	Tractor Supply – Bedminster, PA	NAP	NAP	No	Fee	NAP	NAP
6.03	Property		1	Tractor Supply – Canton, GA	NAP	NAP	No	Fee	NAP	NAP
6.04	Property		1	Tractor Supply – Winnie, TX	NAP	NAP	No	Fee	NAP	NAP
6.05	Property		1	Tractor Supply – Wichita Falls, TX	NAP	NAP	No	Fee	NAP	NAP
6.06	Property		1	Tractor Supply – Edinboro, PA	NAP	NAP	No	Fee	NAP	NAP
6.07	Property		1	Dollar General Market – Williston, ND	NAP	NAP	No	Fee	NAP	NAP
6.08	Property		1	Dollar General Market – Brownsville, TX	NAP	NAP	No	Fee	NAP	NAP
6.09	Property		1	Sherwin Williams – Bonner Springs, KS	NAP	NAP	No	Fee	NAP	NAP
6.10	Property		1	Dollar Tree – Kimball, MI	NAP	NAP	No	Fee	NAP	NAP
6.11	Property		1	Dollar General – Farmington, NM	NAP	NAP	No	Fee	NAP	NAP
6.12	Property		1	Dollar Tree – Bettendorf, IA	NAP	NAP	No	Fee	NAP	NAP
6.13	Property		1	Dollar Tree – Basehor, KS	NAP	NAP	No	Fee	NAP	NAP
6.14	Property		1	Dollar Tree – Asheboro, NC	NAP	NAP	No	Fee	NAP	NAP
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC	NAP	NAP	No	Fee	NAP	NAP
6.16	Property		1	O'Reilly Auto Parts – Marion, NC	NAP	NAP	No	Fee	NAP	NAP
7.00	Loan	16	1	Kimpton Journeyman Hotel	NAP	NAP	No	Fee	NAP	NAP
8.00	Loan		1	Renaissance West	NAP	NAP	No	Fee	NAP	NAP
9.00	Loan	13	6	TCC Pool 1
9.01	Property		1	Middletown	NAP	NAP	Yes - AE	Fee	NAP	NAP
9.02	Property		1	Brookside	NAP	NAP	No	Fee	NAP	NAP
9.03	Property		1	Hagerstown	NAP	NAP	No	Fee	NAP	NAP
9.04	Property		1	Menaul Terrace	NAP	NAP	No	Fee	NAP	NAP
9.05	Property		1	Jenny Lee	NAP	NAP	Yes - AE	Fee	NAP	NAP
9.06	Property		1	South Main	NAP	NAP	No	Fee	NAP	NAP
10.00	Loan	5, 17	1	International Plaza II	NAP	NAP	No	Fee	NAP	NAP
11.00	Loan	18	1	Whispering Palms MHC	NAP	NAP	No	Fee	NAP	NAP
12.00	Loan		1	Topanga & Victory	7/18/2024	13%	No	Fee	NAP	NAP
13.00	Loan		1	Lake Air Shopping Center	NAP	NAP	No	Fee	NAP	NAP
14.00	Loan	5, 19	1	175 Remsen Street	NAP	NAP	No	Fee	NAP	NAP
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	NAP	NAP	No	Fee	NAP	NAP
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	NAP	NAP	No	Fee	NAP	NAP
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	NAP	NAP	No	Fee	NAP	NAP
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	NAP	NAP	No	Fee	NAP	NAP
19.00	Loan		1	Residence Inn Naperville	NAP	NAP	No	Fee	NAP	NAP
20.00	Loan		1	JB Center Apartments	8/22/2024	10%	No	Fee	NAP	NAP
21.00	Loan		1	Sierra Vista Plaza	NAP	NAP	No	Fee	NAP	NAP
22.00	Loan		1	Federal Way Supreme Self Storage	8/23/2024	5%	No	Fee	NAP	NAP
23.00	Loan		1	The Park at Hibiscus	NAP	NAP	No	Fee	NAP	NAP

A-1-27

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Seismic Report Date	PML or SEL (%)	Flood Zone	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms
24.00	Loan		1	River Apartments	8/22/2024	10%	No	Fee	NAP	NAP
25.00	Loan		1	The Reserve at Homosassa Springs	NAP	NAP	Yes - AE	Fee	NAP	NAP
26.00	Loan		1	Florline Commons	NAP	NAP	No	Fee	NAP	NAP
27.00	Loan	5, 30	1	9950 Woodloch	NAP	NAP	No	Fee	NAP	NAP
28.00	Loan	13	3	BBR Apartment Portfolio
28.01	Property		1	Bridle Ridge Apartments	NAP	NAP	No	Fee	NAP	NAP
28.02	Property		1	Rose Hill Gardens Apartments	NAP	NAP	No	Fee	NAP	NAP
28.03	Property		1	Bracey Square Apartments	NAP	NAP	No	Fee	NAP	NAP
29.00	Loan		1	Pine Island Marketplace	NAP	NAP	No	Fee	NAP	NAP
30.00	Loan	13	5	TCC Pool 2
30.01	Property		1	Shulls MHC	NAP	NAP	Yes - AE	Fee	NAP	NAP
30.02	Property		1	Colonial Estates	NAP	NAP	No	Fee	NAP	NAP
30.03	Property		1	Dixieland	NAP	NAP	No	Fee	NAP	NAP
30.04	Property		1	Razorback MHP	NAP	NAP	No	Fee	NAP	NAP
30.05	Property		1	Green Acres	NAP	NAP	No	Fee	NAP	NAP
31.00	Loan		1	Lakeside Budget Storage	NAP	NAP	No	Fee	NAP	NAP
32.00	Loan		1	Graham Town Center	7/11/2024	10%	No	Fee	NAP	NAP
33.00	Loan	31	1	Storage Quarters Garden City	NAP	NAP	No	Fee	NAP	NAP
34.00	Loan		1	Kingsland Village	NAP	NAP	No	Fee	NAP	NAP
35.00	Loan		1	Aero Treasure Coast Self Storage	NAP	NAP	No	Leasehold	7/1/2052	2, 10-year
36.00	Loan	32	1	Prestonwood Polo Crossing	NAP	NAP	No	Fee	NAP	NAP
37.00	Loan		1	Colonial Manor MHC	7/19/2024	16%	No	Fee	NAP	NAP
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	NAP	NAP	No	Fee	NAP	NAP
39.00	Loan		1	Hidden Hollow Apartments	NAP	NAP	No	Fee	NAP	NAP
40.00	Loan		1	CityLine Self Storage Salisbury, MD	NAP	NAP	No	Fee	NAP	NAP
41.00	Loan		1	Beaver Lake	NAP	NAP	No	Fee	NAP	NAP
42.00	Loan		1	Pioneer Crossing MHC	NAP	NAP	No	Fee	NAP	NAP

A-1-28

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	NAP	NAP	0	Springing	0
2.00	Loan	10, 11, 12	1	The Galt House	Annual rent is equal 2% of gross receipts from the sale of food & beverage and certain specialty shops and 4% of gross receipts from room rentals from the West Tower only.	No	912,300	91,230	0
3.00	Loan	5, 13	11	Ignite Portfolio			114,328	38,109	151,444
3.01	Property		1	Candlewood	NAP	NAP
3.02	Property		1	Auburn Crossing	NAP	NAP
3.03	Property		1	Fawn Creek	NAP	NAP
3.04	Property		1	Harborton Estates	677.50	No
3.05	Property		1	Fawn Brook	NAP	NAP
3.06	Property		1	Fox Meadows	NAP	NAP
3.07	Property		1	South Town	NAP	NAP
3.08	Property		1	Rabbit River	NAP	NAP
3.09	Property		1	Westview Estates	NAP	NAP
3.10	Property		1	Country Meadows	NAP	NAP
3.11	Property		1	Lake View	NAP	NAP
4.00	Loan	5, 13, 14	6	Culver Collection			227,527	45,505	0
4.01	Property		1	Hayden & National	NAP	NAP
4.02	Property		1	3505-3525 Hayden	NAP	NAP
4.03	Property		1	Hayden & Higuera	NAP	NAP
4.04	Property		1	3555 Hayden	NAP	NAP
4.05	Property		1	8511 Warner Drive	NAP	NAP
4.06	Property		1	3585 Hayden	NAP	NAP
5.00	Loan	5, 15	1	Bronx Terminal Market	The greater of (i) $394,961.41 ("Adjusted Base Amount") and (ii) 5% of Gross Revenue	Yes	0	Springing	0
6.00	Loan	13	16	ExchangeRight 68			263,996	38,974	0
6.01	Property		1	FedEx - Humboldt, TN	NAP	NAP
6.02	Property		1	Tractor Supply – Bedminster, PA	NAP	NAP
6.03	Property		1	Tractor Supply – Canton, GA	NAP	NAP
6.04	Property		1	Tractor Supply – Winnie, TX	NAP	NAP
6.05	Property		1	Tractor Supply – Wichita Falls, TX	NAP	NAP
6.06	Property		1	Tractor Supply – Edinboro, PA	NAP	NAP
6.07	Property		1	Dollar General Market – Williston, ND	NAP	NAP
6.08	Property		1	Dollar General Market – Brownsville, TX	NAP	NAP
6.09	Property		1	Sherwin Williams – Bonner Springs, KS	NAP	NAP
6.10	Property		1	Dollar Tree – Kimball, MI	NAP	NAP
6.11	Property		1	Dollar General – Farmington, NM	NAP	NAP
6.12	Property		1	Dollar Tree – Bettendorf, IA	NAP	NAP
6.13	Property		1	Dollar Tree – Basehor, KS	NAP	NAP
6.14	Property		1	Dollar Tree – Asheboro, NC	NAP	NAP
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC	NAP	NAP
6.16	Property		1	O'Reilly Auto Parts – Marion, NC	NAP	NAP
7.00	Loan	16	1	Kimpton Journeyman Hotel	NAP	NAP	0	Springing	0
8.00	Loan		1	Renaissance West	NAP	NAP	59,381	19,794	0
9.00	Loan	13	6	TCC Pool 1			0	17,802	8,065
9.01	Property		1	Middletown	NAP	NAP
9.02	Property		1	Brookside	NAP	NAP
9.03	Property		1	Hagerstown	NAP	NAP
9.04	Property		1	Menaul Terrace	NAP	NAP
9.05	Property		1	Jenny Lee	NAP	NAP
9.06	Property		1	South Main	NAP	NAP
10.00	Loan	5, 17	1	International Plaza II	NAP	NAP	1,750,081	171,577	0
11.00	Loan	18	1	Whispering Palms MHC	NAP	NAP	185,983	16,908	25,838
12.00	Loan		1	Topanga & Victory	NAP	NAP	205,846	34,308	0
13.00	Loan		1	Lake Air Shopping Center	NAP	NAP	350,910	38,990	0
14.00	Loan	5, 19	1	175 Remsen Street	NAP	NAP	428,807	106,025	0
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	NAP	NAP	0	Springing	0
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	NAP	NAP	625,851	128,170	0
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	NAP	NAP	32,957	8,239	41,328
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	NAP	NAP	0	39,810	0
19.00	Loan		1	Residence Inn Naperville	NAP	NAP	27,960	13,980	0
20.00	Loan		1	JB Center Apartments	NAP	NAP	58,093	7,262	27,418
21.00	Loan		1	Sierra Vista Plaza	NAP	NAP	135,324	19,332	51,123
22.00	Loan		1	Federal Way Supreme Self Storage	NAP	NAP	13,270	13,270	0
23.00	Loan		1	The Park at Hibiscus	NAP	NAP	204,935	22,771	69,369

A-1-29

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)
24.00	Loan		1	River Apartments	NAP	NAP	40,305	6,718	26,088
25.00	Loan		1	The Reserve at Homosassa Springs	NAP	NAP	63,505	5,773	39,695
26.00	Loan		1	Florline Commons	NAP	NAP	96,047	9,605	0
27.00	Loan	5, 30	1	9950 Woodloch	NAP	NAP	1,309,164	218,194	0
28.00	Loan	13	3	BBR Apartment Portfolio			0	Springing	59,346
28.01	Property		1	Bridle Ridge Apartments	NAP	NAP
28.02	Property		1	Rose Hill Gardens Apartments	NAP	NAP
28.03	Property		1	Bracey Square Apartments	NAP	NAP
29.00	Loan		1	Pine Island Marketplace	NAP	NAP	0	Springing	0
30.00	Loan	13	5	TCC Pool 2			0	3,489	5,296
30.01	Property		1	Shulls MHC	NAP	NAP
30.02	Property		1	Colonial Estates	NAP	NAP
30.03	Property		1	Dixieland	NAP	NAP
30.04	Property		1	Razorback MHP	NAP	NAP
30.05	Property		1	Green Acres	NAP	NAP
31.00	Loan		1	Lakeside Budget Storage	NAP	NAP	0	7,968	0
32.00	Loan		1	Graham Town Center	NAP	NAP	43,960	8,792	0
33.00	Loan	31	1	Storage Quarters Garden City	NAP	NAP	52,464	26,232	0
34.00	Loan		1	Kingsland Village	NAP	NAP	126,648	14,072	0
35.00	Loan		1	Aero Treasure Coast Self Storage	204,990	Yes	25,513	2,319	0
36.00	Loan	32	1	Prestonwood Polo Crossing	NAP	NAP	43,979	4,887	4,232
37.00	Loan		1	Colonial Manor MHC	NAP	NAP	20,413	4,083	6,931
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	NAP	NAP	3,056	3,056	3,421
39.00	Loan		1	Hidden Hollow Apartments	NAP	NAP	34,096	4,007	5,654
40.00	Loan		1	CityLine Self Storage Salisbury, MD	NAP	NAP	10,130	2,885	3,238
41.00	Loan		1	Beaver Lake	NAP	NAP	8,266	1,378	524
42.00	Loan		1	Pioneer Crossing MHC	NAP	NAP	0	420	476

A-1-30

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	Springing	7,110	7,110	170,644	1,000,000	Springing	1,000,000	0	0	0
2.00	Loan	10, 11, 12	1	The Galt House	Springing	0	267,403	0	0	0	0	0	0	0
3.00	Loan	5, 13	11	Ignite Portfolio	18,930	0	10,371	0	0	0	0	0	0	0
3.01	Property		1	Candlewood
3.02	Property		1	Auburn Crossing
3.03	Property		1	Fawn Creek
3.04	Property		1	Harborton Estates
3.05	Property		1	Fawn Brook
3.06	Property		1	Fox Meadows
3.07	Property		1	South Town
3.08	Property		1	Rabbit River
3.09	Property		1	Westview Estates
3.10	Property		1	Country Meadows
3.11	Property		1	Lake View
4.00	Loan	5, 13, 14	6	Culver Collection	Springing	0	Springing	153,953	2,000,000	38,488	0	0	0	0
4.01	Property		1	Hayden & National
4.02	Property		1	3505-3525 Hayden
4.03	Property		1	Hayden & Higuera
4.04	Property		1	3555 Hayden
4.05	Property		1	8511 Warner Drive
4.06	Property		1	3585 Hayden
5.00	Loan	5, 15	1	Bronx Terminal Market	Springing	0	Springing	547,400	874,981	Springing	1,696,118	0	0	0
6.00	Loan	13	16	ExchangeRight 68	Springing	0	Springing	227,336	500,000	Springing	0	0	0	0
6.01	Property		1	FedEx - Humboldt, TN
6.02	Property		1	Tractor Supply – Bedminster, PA
6.03	Property		1	Tractor Supply – Canton, GA
6.04	Property		1	Tractor Supply – Winnie, TX
6.05	Property		1	Tractor Supply – Wichita Falls, TX
6.06	Property		1	Tractor Supply – Edinboro, PA
6.07	Property		1	Dollar General Market – Williston, ND
6.08	Property		1	Dollar General Market – Brownsville, TX
6.09	Property		1	Sherwin Williams – Bonner Springs, KS
6.10	Property		1	Dollar Tree – Kimball, MI
6.11	Property		1	Dollar General – Farmington, NM
6.12	Property		1	Dollar Tree – Bettendorf, IA
6.13	Property		1	Dollar Tree – Basehor, KS
6.14	Property		1	Dollar Tree – Asheboro, NC
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC
6.16	Property		1	O'Reilly Auto Parts – Marion, NC
7.00	Loan	16	1	Kimpton Journeyman Hotel	Springing	0	Springing	0	0	0	0	184,500	0	0
8.00	Loan		1	Renaissance West	Springing	0	5,712	137,082	0	6,828	163,878	0	0	0
9.00	Loan	13	6	TCC Pool 1	4,032	0	2,404	0	0	0	0	0	0	0
9.01	Property		1	Middletown
9.02	Property		1	Brookside
9.03	Property		1	Hagerstown
9.04	Property		1	Menaul Terrace
9.05	Property		1	Jenny Lee
9.06	Property		1	South Main
10.00	Loan	5, 17	1	International Plaza II	Springing	8,092	8,092	291,322	16,185	16,185	582,645	0	0	0
11.00	Loan	18	1	Whispering Palms MHC	8,613	0	2,371	0	0	0	0	0	0	0
12.00	Loan		1	Topanga & Victory	Springing	0	3,532	127,152	450,000	20,672	450,000	0	0	0
13.00	Loan		1	Lake Air Shopping Center	Springing	0	5,975	0	500,000	20,210	500,000	0	0	0
14.00	Loan	5, 19	1	175 Remsen Street	Springing	3,586	3,586	0	1,000,000	16,301	1,500,000	0	0	0
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	Springing	0	Springing	270,493	0	Springing	1,081,972	0	0	0
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	Springing	7,276	7,276	0	2,393	2,393	86,145	0	0	0
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	4,592	53,185	2,938	0	0	0	0	0	0	0
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	Springing	0	24,530	0	0	0	0	0	0	0
19.00	Loan		1	Residence Inn Naperville	Springing	0	14,605	0	0	0	0	0	0	0
20.00	Loan		1	JB Center Apartments	2,285	0	750	0	0	0	0	0	0	0
21.00	Loan		1	Sierra Vista Plaza	4,648	0	0	0	250,000	Springing	250,000	0	0	0
22.00	Loan		1	Federal Way Supreme Self Storage	Springing	18,699	Springing	18,699	0	0	0	0	0	0
23.00	Loan		1	The Park at Hibiscus	7,949	0	1,563	0	0	0	0	0	0	0

A-1-31

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Monthly Insurance Reserve ($)	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)
24.00	Loan		1	River Apartments	2,174	0	666	0	0	0	0	0	0	0
25.00	Loan		1	The Reserve at Homosassa Springs	4,411	0	567	20,400	0	0	0	0	0	0
26.00	Loan		1	Florline Commons	Springing	275,000	2,330	0	0	8,736	314,494	0	0	0
27.00	Loan	5, 30	1	9950 Woodloch	Springing	0	10,019	360,684	0	100,192	0	0	0	0
28.00	Loan	13	3	BBR Apartment Portfolio	8,478	0	2,997	0	0	0	0	0	0	0
28.01	Property		1	Bridle Ridge Apartments
28.02	Property		1	Rose Hill Gardens Apartments
28.03	Property		1	Bracey Square Apartments
29.00	Loan		1	Pine Island Marketplace	Springing	0	Springing	10,719	0	Springing	71,466	0	0	0
30.00	Loan	13	5	TCC Pool 2	2,648	0	1,004	0	0	0	0	0	0	0
30.01	Property		1	Shulls MHC
30.02	Property		1	Colonial Estates
30.03	Property		1	Dixieland
30.04	Property		1	Razorback MHP
30.05	Property		1	Green Acres
31.00	Loan		1	Lakeside Budget Storage	Springing	0	1,023	0	0	0	0	0	0	0
32.00	Loan		1	Graham Town Center	Springing	62,500	2,963	0	0	3,367	121,212	0	0	0
33.00	Loan	31	1	Storage Quarters Garden City	Springing	0	847	10,165	0	0	0	0	0	0
34.00	Loan		1	Kingsland Village	Springing	16,989	773	0	0	3,863	139,061	0	0	0
35.00	Loan		1	Aero Treasure Coast Self Storage	10,677	28,000	1,055	0	0	0	0	0	0	0
36.00	Loan	32	1	Prestonwood Polo Crossing	1,099	0	181	0	0	906	0	0	0	0
37.00	Loan		1	Colonial Manor MHC	594	18,000	300	0	0	0	0	0	0	0
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	684	0	233	0	0	0	0	0	0	0
39.00	Loan		1	Hidden Hollow Apartments	2,827	17,500	1,218	0	0	0	0	0	0	0
40.00	Loan		1	CityLine Self Storage Salisbury, MD	1,079	276,000	303	0	0	0	0	0	0	0
41.00	Loan		1	Beaver Lake	262	0	342	0	0	0	0	0	0	0
42.00	Loan		1	Pioneer Crossing MHC	476	0	3,200	0	0	0	0	0	0	0

A-1-32

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	0	1,941,930	0	Outstanding TI/LC Reserve
2.00	Loan	10, 11, 12	1	The Galt House	0	6,218,345	66,851	Outstanding (Elective PIP) Capital Expenditure Reserve Funds ($3,218,345.00); Extraordinary Capital Expenditure Reserve Funds (Upfront: $3,000,000.00, Monthly: $66,850.65)
3.00	Loan	5, 13	11	Ignite Portfolio	271,347	124,509	0	JB Water Litigation Reserve: ($86,009); Water Supply Repairs Reserve: ($38,500)
3.01	Property		1	Candlewood
3.02	Property		1	Auburn Crossing
3.03	Property		1	Fawn Creek
3.04	Property		1	Harborton Estates
3.05	Property		1	Fawn Brook
3.06	Property		1	Fox Meadows
3.07	Property		1	South Town
3.08	Property		1	Rabbit River
3.09	Property		1	Westview Estates
3.10	Property		1	Country Meadows
3.11	Property		1	Lake View
4.00	Loan	5, 13, 14	6	Culver Collection	0	5,659,136	0	Rent Concession Reserve (Upfront: $3,526,546), Outstanding Leasing Reserve (Upfront: $2,132,590)
4.01	Property		1	Hayden & National
4.02	Property		1	3505-3525 Hayden
4.03	Property		1	Hayden & Higuera
4.04	Property		1	3555 Hayden
4.05	Property		1	8511 Warner Drive
4.06	Property		1	3585 Hayden
5.00	Loan	5, 15	1	Bronx Terminal Market	0	9,000,000	Springing	DMV Space Reserve (Upfront: $9,000,000); Ground Rent Reserve (Monthly: Springing)
6.00	Loan	13	16	ExchangeRight 68	127,489	0	0	NAP
6.01	Property		1	FedEx - Humboldt, TN
6.02	Property		1	Tractor Supply – Bedminster, PA
6.03	Property		1	Tractor Supply – Canton, GA
6.04	Property		1	Tractor Supply – Winnie, TX
6.05	Property		1	Tractor Supply – Wichita Falls, TX
6.06	Property		1	Tractor Supply – Edinboro, PA
6.07	Property		1	Dollar General Market – Williston, ND
6.08	Property		1	Dollar General Market – Brownsville, TX
6.09	Property		1	Sherwin Williams – Bonner Springs, KS
6.10	Property		1	Dollar Tree – Kimball, MI
6.11	Property		1	Dollar General – Farmington, NM
6.12	Property		1	Dollar Tree – Bettendorf, IA
6.13	Property		1	Dollar Tree – Basehor, KS
6.14	Property		1	Dollar Tree – Asheboro, NC
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC
6.16	Property		1	O'Reilly Auto Parts – Marion, NC
7.00	Loan	16	1	Kimpton Journeyman Hotel	0	0	0	NAP
8.00	Loan		1	Renaissance West	0	426,699	0	Existing TI/LC Reserve Funds ($264,453); Gap Rent Reserve Funds ($162,246)
9.00	Loan	13	6	TCC Pool 1	39,600	0	0	NAP
9.01	Property		1	Middletown
9.02	Property		1	Brookside
9.03	Property		1	Hagerstown
9.04	Property		1	Menaul Terrace
9.05	Property		1	Jenny Lee
9.06	Property		1	South Main
10.00	Loan	5, 17	1	International Plaza II	0	2,195,284	0	Free Rent Reserve Fund ($1,714,536); Outstanding TI/LC Reserve ($480,748)
11.00	Loan	18	1	Whispering Palms MHC	15,625	345,250	7,604	Infiltration Reserve
12.00	Loan		1	Topanga & Victory	0	0	0	NAP
13.00	Loan		1	Lake Air Shopping Center	59,375	1,096,382	0	Gap Rent Reserve ($112,731.00); Outstanding Leasing Costs ($983,650.88)
14.00	Loan	5, 19	1	175 Remsen Street	14,505	0	0	NAP
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	0	0	Springing	Outstanding TI/LC Reserve (Upfront: $0); Anchor Tenant Reserve (Monthly: Springing)
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	0	6,461,077	0	Unfunded Obligations Reserve ($3,330,271); Coworking Space Conversion Obligations Reserve ($2,400,000); Gap Rent Reserve ($730,806)
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	127,586	0	0	NAP
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	0	6,332,004	161,400	PIP Reserve (Upfront: $6,332,004); Seasonality Reserve (Monthly: $161,400)
19.00	Loan		1	Residence Inn Naperville	31,338	0	Springing	PIP Funds
20.00	Loan		1	JB Center Apartments	0	0	0	NAP
21.00	Loan		1	Sierra Vista Plaza	60,312	10,257	0	Landlord Obligation Reserve
22.00	Loan		1	Federal Way Supreme Self Storage	0	0	0	NAP
23.00	Loan		1	The Park at Hibiscus	20,901	0	0	NAP

A-1-33

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description
24.00	Loan		1	River Apartments	0	4,084	0	Free Rent Reserve
25.00	Loan		1	The Reserve at Homosassa Springs	0	0	0	NAP
26.00	Loan		1	Florline Commons	24,750	300,000	0	Office Depot Leasing Reserve
27.00	Loan	5, 30	1	9950 Woodloch	0	12,861,020	0	Rent Concession Reserve Funds ($4,020,411); Existing TI/LC Reserve Funds ($8,840,609); Western Midstream Termination Reserve Funds (Springing)
28.00	Loan	13	3	BBR Apartment Portfolio	151,722	185,000	Springing	Insurance Deductible Reserve Funds
28.01	Property		1	Bridle Ridge Apartments
28.02	Property		1	Rose Hill Gardens Apartments
28.03	Property		1	Bracey Square Apartments
29.00	Loan		1	Pine Island Marketplace	0	250,215	0	Roof Repair Funds
30.00	Loan	13	5	TCC Pool 2	34,657	0	0	NAP
30.01	Property		1	Shulls MHC
30.02	Property		1	Colonial Estates
30.03	Property		1	Dixieland
30.04	Property		1	Razorback MHP
30.05	Property		1	Green Acres
31.00	Loan		1	Lakeside Budget Storage	0	0	0	NAP
32.00	Loan		1	Graham Town Center	0	372,831	0	Bright From the Start Rent Reserve ($7,831); Bright From the Start Tenant Improvement Reserve ($5,000); Capitalized Lease Holdback Reserve ($360,000)
33.00	Loan	31	1	Storage Quarters Garden City	0	0	0	NAP
34.00	Loan		1	Kingsland Village	9,625	56,290	0	Star Cleaners Outstanding TI: ($6,000); Goodwill Outstanding TI: ($50,290)
35.00	Loan		1	Aero Treasure Coast Self Storage	29,250	19,227	Springing	Ground Rent Reserve
36.00	Loan	32	1	Prestonwood Polo Crossing	0	249,181	0	M. Stella Nail Bar Rent Abatement ($11,333.34); Landlord Obligation Reserve ($170,562.50); La Rustica Prepaid Rent ($67,285)
37.00	Loan		1	Colonial Manor MHC	41,750	0	0	NAP
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	37,500	550	0	Environmental Reserve
39.00	Loan		1	Hidden Hollow Apartments	0	0	0	NAP
40.00	Loan		1	CityLine Self Storage Salisbury, MD	34,625	0	0	NAP
41.00	Loan		1	Beaver Lake	133,001	0	0	NAP
42.00	Loan		1	Pioneer Crossing MHC	6,628	0	0	NAP

A-1-34

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	0	0	NAP	Hard	Springing
2.00	Loan	10, 11, 12	1	The Galt House	0	0	NAP	Springing	Springing
3.00	Loan	5, 13	11	Ignite Portfolio	0	0	NAP	Springing	Springing
3.01	Property		1	Candlewood
3.02	Property		1	Auburn Crossing
3.03	Property		1	Fawn Creek
3.04	Property		1	Harborton Estates
3.05	Property		1	Fawn Brook
3.06	Property		1	Fox Meadows
3.07	Property		1	South Town
3.08	Property		1	Rabbit River
3.09	Property		1	Westview Estates
3.10	Property		1	Country Meadows
3.11	Property		1	Lake View
4.00	Loan	5, 13, 14	6	Culver Collection	0	0	NAP	Hard	Springing
4.01	Property		1	Hayden & National
4.02	Property		1	3505-3525 Hayden
4.03	Property		1	Hayden & Higuera
4.04	Property		1	3555 Hayden
4.05	Property		1	8511 Warner Drive
4.06	Property		1	3585 Hayden
5.00	Loan	5, 15	1	Bronx Terminal Market	0	0	NAP	Hard	Springing
6.00	Loan	13	16	ExchangeRight 68	0	0	NAP	Hard	Springing
6.01	Property		1	FedEx - Humboldt, TN
6.02	Property		1	Tractor Supply – Bedminster, PA
6.03	Property		1	Tractor Supply – Canton, GA
6.04	Property		1	Tractor Supply – Winnie, TX
6.05	Property		1	Tractor Supply – Wichita Falls, TX
6.06	Property		1	Tractor Supply – Edinboro, PA
6.07	Property		1	Dollar General Market – Williston, ND
6.08	Property		1	Dollar General Market – Brownsville, TX
6.09	Property		1	Sherwin Williams – Bonner Springs, KS
6.10	Property		1	Dollar Tree – Kimball, MI
6.11	Property		1	Dollar General – Farmington, NM
6.12	Property		1	Dollar Tree – Bettendorf, IA
6.13	Property		1	Dollar Tree – Basehor, KS
6.14	Property		1	Dollar Tree – Asheboro, NC
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC
6.16	Property		1	O'Reilly Auto Parts – Marion, NC
7.00	Loan	16	1	Kimpton Journeyman Hotel	0	0	NAP	Soft	Springing
8.00	Loan		1	Renaissance West	0	0	NAP	Soft	Springing
9.00	Loan	13	6	TCC Pool 1	0	0	NAP	Springing	Springing
9.01	Property		1	Middletown
9.02	Property		1	Brookside
9.03	Property		1	Hagerstown
9.04	Property		1	Menaul Terrace
9.05	Property		1	Jenny Lee
9.06	Property		1	South Main
10.00	Loan	5, 17	1	International Plaza II	0	0	NAP	Hard	Springing
11.00	Loan	18	1	Whispering Palms MHC	0	0	NAP	Springing	Springing
12.00	Loan		1	Topanga & Victory	0	0	NAP	Springing	Springing
13.00	Loan		1	Lake Air Shopping Center	0	0	NAP	Hard	Springing
14.00	Loan	5, 19	1	175 Remsen Street	0	0	NAP	Hard	Springing
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	Anchor Tenant Reserve (An amount equal to the product obtained by multiplying (x) $50.00 by (y) the aggregate amount of gross leasable square footage of the applicable Anchor Tenant space as of the Closing Date)	0	NAP	Hard	Springing
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	0	0	NAP	Soft	In Place
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	0	0	NAP	Springing	Springing
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	0	0	NAP	Hard	Springing
19.00	Loan		1	Residence Inn Naperville	0	0	NAP	Springing	Springing
20.00	Loan		1	JB Center Apartments	0	0	NAP	Soft	Springing
21.00	Loan		1	Sierra Vista Plaza	0	0	NAP	Springing	Springing
22.00	Loan		1	Federal Way Supreme Self Storage	0	0	NAP	Springing	Springing
23.00	Loan		1	The Park at Hibiscus	0	0	NAP	Springing	Springing

A-1-35

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management
24.00	Loan		1	River Apartments	0	0	NAP	Soft	Springing
25.00	Loan		1	The Reserve at Homosassa Springs	0	0	NAP	Springing	Springing
26.00	Loan		1	Florline Commons	0	0	NAP	Springing	Springing
27.00	Loan	5, 30	1	9950 Woodloch	0	0	NAP	Hard	Springing
28.00	Loan	13	3	BBR Apartment Portfolio	185,000	0	NAP	Springing	Springing
28.01	Property		1	Bridle Ridge Apartments
28.02	Property		1	Rose Hill Gardens Apartments
28.03	Property		1	Bracey Square Apartments
29.00	Loan		1	Pine Island Marketplace	0	0	NAP	Hard	Springing
30.00	Loan	13	5	TCC Pool 2	0	0	NAP	Springing	Springing
30.01	Property		1	Shulls MHC
30.02	Property		1	Colonial Estates
30.03	Property		1	Dixieland
30.04	Property		1	Razorback MHP
30.05	Property		1	Green Acres
31.00	Loan		1	Lakeside Budget Storage	0	0	NAP	Soft	Springing
32.00	Loan		1	Graham Town Center	0	0	NAP	Springing	Springing
33.00	Loan	31	1	Storage Quarters Garden City	0	0	NAP	Springing	Springing
34.00	Loan		1	Kingsland Village	0	0	NAP	Springing	Springing
35.00	Loan		1	Aero Treasure Coast Self Storage	0	0	NAP	Springing	Springing
36.00	Loan	32	1	Prestonwood Polo Crossing	0	0	NAP	Springing	Springing
37.00	Loan		1	Colonial Manor MHC	0	0	NAP	Springing	Springing
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	0	0	NAP	Springing	Springing
39.00	Loan		1	Hidden Hollow Apartments	0	0	NAP	Springing	Springing
40.00	Loan		1	CityLine Self Storage Salisbury, MD	0	0	NAP	Springing	Springing
41.00	Loan		1	Beaver Lake	0	0	NAP	Springing	Springing
42.00	Loan		1	Pioneer Crossing MHC	0	0	NAP	Springing	Springing

A-1-36

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	Yes	Yes	Yes	Yes	83,000,000	197,000,000	1,020,318.63
2.00	Loan	10, 11, 12	1	The Galt House	Yes	No	No	No	NAP	NAP	NAP
3.00	Loan	5, 13	11	Ignite Portfolio	Yes	No	Yes	Yes	83,000,000	11,100,000	57,021.12
3.01	Property		1	Candlewood
3.02	Property		1	Auburn Crossing
3.03	Property		1	Fawn Creek
3.04	Property		1	Harborton Estates
3.05	Property		1	Fawn Brook
3.06	Property		1	Fox Meadows
3.07	Property		1	South Town
3.08	Property		1	Rabbit River
3.09	Property		1	Westview Estates
3.10	Property		1	Country Meadows
3.11	Property		1	Lake View
4.00	Loan	5, 13, 14	6	Culver Collection	Yes	Yes	Yes	No	54,000,000	66,000,000	366,368.75
4.01	Property		1	Hayden & National
4.02	Property		1	3505-3525 Hayden
4.03	Property		1	Hayden & Higuera
4.04	Property		1	3555 Hayden
4.05	Property		1	8511 Warner Drive
4.06	Property		1	3585 Hayden
5.00	Loan	5, 15	1	Bronx Terminal Market	Yes	No	Yes	No	50,210,526	189,789,474	830,796.83
6.00	Loan	13	16	ExchangeRight 68	Yes	No	No	NAP	NAP	NAP	NAP
6.01	Property		1	FedEx - Humboldt, TN
6.02	Property		1	Tractor Supply – Bedminster, PA
6.03	Property		1	Tractor Supply – Canton, GA
6.04	Property		1	Tractor Supply – Winnie, TX
6.05	Property		1	Tractor Supply – Wichita Falls, TX
6.06	Property		1	Tractor Supply – Edinboro, PA
6.07	Property		1	Dollar General Market – Williston, ND
6.08	Property		1	Dollar General Market – Brownsville, TX
6.09	Property		1	Sherwin Williams – Bonner Springs, KS
6.10	Property		1	Dollar Tree – Kimball, MI
6.11	Property		1	Dollar General – Farmington, NM
6.12	Property		1	Dollar Tree – Bettendorf, IA
6.13	Property		1	Dollar Tree – Basehor, KS
6.14	Property		1	Dollar Tree – Asheboro, NC
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC
6.16	Property		1	O'Reilly Auto Parts – Marion, NC
7.00	Loan	16	1	Kimpton Journeyman Hotel	Yes	No	No	NAP	NAP	NAP	NAP
8.00	Loan		1	Renaissance West	Yes	Yes	No	No	NAP	NAP	NAP
9.00	Loan	13	6	TCC Pool 1	Yes	No	No	NAP	NAP	NAP	NAP
9.01	Property		1	Middletown
9.02	Property		1	Brookside
9.03	Property		1	Hagerstown
9.04	Property		1	Menaul Terrace
9.05	Property		1	Jenny Lee
9.06	Property		1	South Main
10.00	Loan	5, 17	1	International Plaza II	Yes	Yes	Yes	Yes	25,000,000	53,325,000	334,756.33
11.00	Loan	18	1	Whispering Palms MHC	Yes	No	No	NAP	NAP	NAP	NAP
12.00	Loan		1	Topanga & Victory	Yes	No	No	No	NAP	NAP	NAP
13.00	Loan		1	Lake Air Shopping Center	Yes	No	No	NAP	NAP	NAP	NAP
14.00	Loan	5, 19	1	175 Remsen Street	Yes	Yes	Yes	Yes	20,000,000	10,000,000	61,255.79
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	Yes	No	Yes	No	19,969,715	199,697,151	1,305,982.65
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	Yes	No	Yes	No	18,550,000	90,000,000	449,406.25
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	Yes	No	No	NAP	NAP	NAP	NAP
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	Yes	No	Yes	No	14,575,000	11,925,000	74,513.52
19.00	Loan		1	Residence Inn Naperville	Yes	No	No	NAP	NAP	NAP	NAP
20.00	Loan		1	JB Center Apartments	Yes	No	No	NAP	NAP	NAP	NAP
21.00	Loan		1	Sierra Vista Plaza	Yes	Yes	No	NAP	NAP	NAP	NAP
22.00	Loan		1	Federal Way Supreme Self Storage	Yes	No	No	NAP	NAP	NAP	NAP
23.00	Loan		1	The Park at Hibiscus	Yes	No	No	NAP	NAP	NAP	NAP

A-1-37

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)
24.00	Loan		1	River Apartments	Yes	No	No	NAP	NAP	NAP	NAP
25.00	Loan		1	The Reserve at Homosassa Springs	Yes	No	No	NAP	NAP	NAP	NAP
26.00	Loan		1	Florline Commons	Yes	Yes	No	NAP	NAP	NAP	NAP
27.00	Loan	5, 30	1	9950 Woodloch	Yes	Yes	Yes	No	7,534,592	122,200,103	820,839.99
28.00	Loan	13	3	BBR Apartment Portfolio	Yes	No	No	No	NAP	NAP	NAP
28.01	Property		1	Bridle Ridge Apartments
28.02	Property		1	Rose Hill Gardens Apartments
28.03	Property		1	Bracey Square Apartments
29.00	Loan		1	Pine Island Marketplace	Yes	Yes	No	NAP	NAP	NAP	NAP
30.00	Loan	13	5	TCC Pool 2	Yes	No	No	NAP	NAP	NAP	NAP
30.01	Property		1	Shulls MHC
30.02	Property		1	Colonial Estates
30.03	Property		1	Dixieland
30.04	Property		1	Razorback MHP
30.05	Property		1	Green Acres
31.00	Loan		1	Lakeside Budget Storage	Yes	No	No	No	NAP	NAP	NAP
32.00	Loan		1	Graham Town Center	Yes	Yes	No	NAP	NAP	NAP	NAP
33.00	Loan	31	1	Storage Quarters Garden City	Yes	Yes	No	NAP	NAP	NAP	NAP
34.00	Loan		1	Kingsland Village	Yes	Yes	No	NAP	NAP	NAP	NAP
35.00	Loan		1	Aero Treasure Coast Self Storage	Yes	No	No	NAP	NAP	NAP	NAP
36.00	Loan	32	1	Prestonwood Polo Crossing	Yes	No	No	NAP	NAP	NAP	NAP
37.00	Loan		1	Colonial Manor MHC	Yes	No	No	NAP	NAP	NAP	NAP
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	Yes	No	No	NAP	NAP	NAP	NAP
39.00	Loan		1	Hidden Hollow Apartments	Yes	No	No	NAP	NAP	NAP	NAP
40.00	Loan		1	CityLine Self Storage Salisbury, MD	Yes	No	No	NAP	NAP	NAP	NAP
41.00	Loan		1	Beaver Lake	Yes	No	No	NAP	NAP	NAP	NAP
42.00	Loan		1	Pioneer Crossing MHC	Yes	No	No	NAP	NAP	NAP	NAP

A-1-38

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	1,450,199.07	NAP	NAP	280,000,000	1,450,199.07	59.6%	1.54
2.00	Loan	10, 11, 12	1	The Galt House	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.00	Loan	5, 13	11	Ignite Portfolio	483,395.19	NAP	NAP	94,100,000	483,395	64.5%	1.44
3.01	Property		1	Candlewood
3.02	Property		1	Auburn Crossing
3.03	Property		1	Fawn Creek
3.04	Property		1	Harborton Estates
3.05	Property		1	Fawn Brook
3.06	Property		1	Fox Meadows
3.07	Property		1	South Town
3.08	Property		1	Rabbit River
3.09	Property		1	Westview Estates
3.10	Property		1	Country Meadows
3.11	Property		1	Lake View
4.00	Loan	5, 13, 14	6	Culver Collection	666,125.00	12,000,000	11.00000%	132,000,000	777,652.78	55.0%	1.53
4.01	Property		1	Hayden & National
4.02	Property		1	3505-3525 Hayden
4.03	Property		1	Hayden & Higuera
4.04	Property		1	3555 Hayden
4.05	Property		1	8511 Warner Drive
4.06	Property		1	3585 Hayden
5.00	Loan	5, 15	1	Bronx Terminal Market	1,050,591.67	140,000,000	9.20000%	380,000,000	2,138,832.41	68.5%	1.07
6.00	Loan	13	16	ExchangeRight 68	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	FedEx - Humboldt, TN
6.02	Property		1	Tractor Supply – Bedminster, PA
6.03	Property		1	Tractor Supply – Canton, GA
6.04	Property		1	Tractor Supply – Winnie, TX
6.05	Property		1	Tractor Supply – Wichita Falls, TX
6.06	Property		1	Tractor Supply – Edinboro, PA
6.07	Property		1	Dollar General Market – Williston, ND
6.08	Property		1	Dollar General Market – Brownsville, TX
6.09	Property		1	Sherwin Williams – Bonner Springs, KS
6.10	Property		1	Dollar Tree – Kimball, MI
6.11	Property		1	Dollar General – Farmington, NM
6.12	Property		1	Dollar Tree – Bettendorf, IA
6.13	Property		1	Dollar Tree – Basehor, KS
6.14	Property		1	Dollar Tree – Asheboro, NC
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC
6.16	Property		1	O'Reilly Auto Parts – Marion, NC
7.00	Loan	16	1	Kimpton Journeyman Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8.00	Loan		1	Renaissance West	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	13	6	TCC Pool 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	Middletown
9.02	Property		1	Brookside
9.03	Property		1	Hagerstown
9.04	Property		1	Menaul Terrace
9.05	Property		1	Jenny Lee
9.06	Property		1	South Main
10.00	Loan	5, 17	1	International Plaza II	491,697.88	NAP	NAP	78,325,000	491,697.88	63.1%	1.77
11.00	Loan	18	1	Whispering Palms MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan		1	Topanga & Victory	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan		1	Lake Air Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5, 19	1	175 Remsen Street	183,767.36	NAP	NAP	30,000,000	183,767	55.6%	1.58
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	1,436,580.91	NAP	NAP	219,666,866	1,436,581	55.9%	1.72
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	542,033.87	NAP	NAP	108,550,000	542,034	65.0%	1.35
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	165,585.59	NAP	NAP	26,500,000	165,586	52.9%	1.91
19.00	Loan		1	Residence Inn Naperville	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20.00	Loan		1	JB Center Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Sierra Vista Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Federal Way Supreme Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	The Park at Hibiscus	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-39

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)
24.00	Loan		1	River Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	The Reserve at Homosassa Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Florline Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	5, 30	1	9950 Woodloch	871,451.19	NAP	NAP	129,734,695	871,451	56.0%	1.50
28.00	Loan	13	3	BBR Apartment Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	Bridle Ridge Apartments
28.02	Property		1	Rose Hill Gardens Apartments
28.03	Property		1	Bracey Square Apartments
29.00	Loan		1	Pine Island Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	13	5	TCC Pool 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.01	Property		1	Shulls MHC
30.02	Property		1	Colonial Estates
30.03	Property		1	Dixieland
30.04	Property		1	Razorback MHP
30.05	Property		1	Green Acres
31.00	Loan		1	Lakeside Budget Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan		1	Graham Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.00	Loan	31	1	Storage Quarters Garden City	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan		1	Kingsland Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.00	Loan		1	Aero Treasure Coast Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan	32	1	Prestonwood Polo Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan		1	Colonial Manor MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan		1	Hidden Hollow Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan		1	CityLine Self Storage Salisbury, MD	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan		1	Beaver Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.00	Loan		1	Pioneer Crossing MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-40

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	10.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	Yes
2.00	Loan	10, 11, 12	1	The Galt House	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
3.00	Loan	5, 13	11	Ignite Portfolio	9.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
3.01	Property		1	Candlewood
3.02	Property		1	Auburn Crossing
3.03	Property		1	Fawn Creek
3.04	Property		1	Harborton Estates
3.05	Property		1	Fawn Brook
3.06	Property		1	Fox Meadows
3.07	Property		1	South Town
3.08	Property		1	Rabbit River
3.09	Property		1	Westview Estates
3.10	Property		1	Country Meadows
3.11	Property		1	Lake View
4.00	Loan	5, 13, 14	6	Culver Collection	11.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
4.01	Property		1	Hayden & National
4.02	Property		1	3505-3525 Hayden
4.03	Property		1	Hayden & Higuera
4.04	Property		1	3555 Hayden
4.05	Property		1	8511 Warner Drive
4.06	Property		1	3585 Hayden
5.00	Loan	5, 15	1	Bronx Terminal Market	7.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
6.00	Loan	13	16	ExchangeRight 68	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
6.01	Property		1	FedEx - Humboldt, TN
6.02	Property		1	Tractor Supply – Bedminster, PA
6.03	Property		1	Tractor Supply – Canton, GA
6.04	Property		1	Tractor Supply – Winnie, TX
6.05	Property		1	Tractor Supply – Wichita Falls, TX
6.06	Property		1	Tractor Supply – Edinboro, PA
6.07	Property		1	Dollar General Market – Williston, ND
6.08	Property		1	Dollar General Market – Brownsville, TX
6.09	Property		1	Sherwin Williams – Bonner Springs, KS
6.10	Property		1	Dollar Tree – Kimball, MI
6.11	Property		1	Dollar General – Farmington, NM
6.12	Property		1	Dollar Tree – Bettendorf, IA
6.13	Property		1	Dollar Tree – Basehor, KS
6.14	Property		1	Dollar Tree – Asheboro, NC
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC
6.16	Property		1	O'Reilly Auto Parts – Marion, NC
7.00	Loan	16	1	Kimpton Journeyman Hotel	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
8.00	Loan		1	Renaissance West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
9.00	Loan	13	6	TCC Pool 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
9.01	Property		1	Middletown
9.02	Property		1	Brookside
9.03	Property		1	Hagerstown
9.04	Property		1	Menaul Terrace
9.05	Property		1	Jenny Lee
9.06	Property		1	South Main
10.00	Loan	5, 17	1	International Plaza II	14.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
11.00	Loan	18	1	Whispering Palms MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
12.00	Loan		1	Topanga & Victory	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
13.00	Loan		1	Lake Air Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
14.00	Loan	5, 19	1	175 Remsen Street	0	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	0	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	0	18,500,000	0.1	127,050,000	698,342	76.1%	105.0%	7.0%	No
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	0	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
19.00	Loan		1	Residence Inn Naperville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
20.00	Loan		1	JB Center Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
21.00	Loan		1	Sierra Vista Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
22.00	Loan		1	Federal Way Supreme Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
23.00	Loan		1	The Park at Hibiscus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No

A-1-41

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)
24.00	Loan		1	River Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
25.00	Loan		1	The Reserve at Homosassa Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
26.00	Loan		1	Florline Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
27.00	Loan	5, 30	1	9950 Woodloch	0	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
28.00	Loan	13	3	BBR Apartment Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
28.01	Property		1	Bridle Ridge Apartments
28.02	Property		1	Rose Hill Gardens Apartments
28.03	Property		1	Bracey Square Apartments
29.00	Loan		1	Pine Island Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
30.00	Loan	13	5	TCC Pool 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
30.01	Property		1	Shulls MHC
30.02	Property		1	Colonial Estates
30.03	Property		1	Dixieland
30.04	Property		1	Razorback MHP
30.05	Property		1	Green Acres
31.00	Loan		1	Lakeside Budget Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
32.00	Loan		1	Graham Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
33.00	Loan	31	1	Storage Quarters Garden City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
34.00	Loan		1	Kingsland Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
35.00	Loan		1	Aero Treasure Coast Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
36.00	Loan	32	1	Prestonwood Polo Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
37.00	Loan		1	Colonial Manor MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
39.00	Loan		1	Hidden Hollow Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
40.00	Loan		1	CityLine Self Storage Salisbury, MD	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
41.00	Loan		1	Beaver Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No
42.00	Loan		1	Pioneer Crossing MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	No

A-1-42

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	Mezzanine	Prestige Properties & Development	Sami Shalem and Irving Pergament	No	No
2.00	Loan	10, 11, 12	1	The Galt House	NAP	Al J. Schneider Company	Al J. Schneider Company	No	No
3.00	Loan	5, 13	11	Ignite Portfolio	NAP	Alexander Cabot	Alexander Cabot	No	No
3.01	Property		1	Candlewood
3.02	Property		1	Auburn Crossing
3.03	Property		1	Fawn Creek
3.04	Property		1	Harborton Estates
3.05	Property		1	Fawn Brook
3.06	Property		1	Fox Meadows
3.07	Property		1	South Town
3.08	Property		1	Rabbit River
3.09	Property		1	Westview Estates
3.10	Property		1	Country Meadows
3.11	Property		1	Lake View
4.00	Loan	5, 13, 14	6	Culver Collection	NAP	HCP Studio Fund, LP and HCP Studio Parallel Fund A, LP	HCP Studio Fund, LP and HCP Studio Parallel Fund A, LP	No	No
4.01	Property		1	Hayden & National
4.02	Property		1	3505-3525 Hayden
4.03	Property		1	Hayden & Higuera
4.04	Property		1	3555 Hayden
4.05	Property		1	8511 Warner Drive
4.06	Property		1	3585 Hayden
5.00	Loan	5, 15	1	Bronx Terminal Market	NAP	The Related Companies, L.P.	The Related Companies, L.P.	No	No
6.00	Loan	13	16	ExchangeRight 68	NAP	David Fisher, Joshua Ungerecht and Warren Thomas	David Fisher, Joshua Ungerecht and Warren Thomas	Yes	No
6.01	Property		1	FedEx - Humboldt, TN
6.02	Property		1	Tractor Supply – Bedminster, PA
6.03	Property		1	Tractor Supply – Canton, GA
6.04	Property		1	Tractor Supply – Winnie, TX
6.05	Property		1	Tractor Supply – Wichita Falls, TX
6.06	Property		1	Tractor Supply – Edinboro, PA
6.07	Property		1	Dollar General Market – Williston, ND
6.08	Property		1	Dollar General Market – Brownsville, TX
6.09	Property		1	Sherwin Williams – Bonner Springs, KS
6.10	Property		1	Dollar Tree – Kimball, MI
6.11	Property		1	Dollar General – Farmington, NM
6.12	Property		1	Dollar Tree – Bettendorf, IA
6.13	Property		1	Dollar Tree – Basehor, KS
6.14	Property		1	Dollar Tree – Asheboro, NC
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC
6.16	Property		1	O'Reilly Auto Parts – Marion, NC
7.00	Loan	16	1	Kimpton Journeyman Hotel	NAP	Chicago Street Propco Investors	Robert W. Kraft	No	No
8.00	Loan		1	Renaissance West	NAP	Andy Chien and Jahan Moslehi	Andy Chien and Jahan Moslehi	No	No
9.00	Loan	13	6	TCC Pool 1	NAP	The Churchlight Communities (TCC)	Jay Yang and Michael Mirski	No	No
9.01	Property		1	Middletown
9.02	Property		1	Brookside
9.03	Property		1	Hagerstown
9.04	Property		1	Menaul Terrace
9.05	Property		1	Jenny Lee
9.06	Property		1	South Main
10.00	Loan	5, 17	1	International Plaza II	NAP	Shorenstein Investment Advisors	Shorenstein Realty Investors Fourteen-A, L.P., Shorenstein Realty Investors Fourteen-B, L.P. and Shorenstein Realty Investors Fourteen-C, L.P.	No	No
11.00	Loan	18	1	Whispering Palms MHC	NAP	Julio C. Jaramillo	Evergreen Communities, LLC	No	No
12.00	Loan		1	Topanga & Victory	NAP	Linda Susan Toibb	Linda Susan Toibb and Linda Susan Toibb, As The Trustee Under HLTT	No	No
13.00	Loan		1	Lake Air Shopping Center	NAP	Property Commerce Dividend Fund, LP	Property Commerce Dividend Fund, LP, Stanley Jay Williams, Jr. and Kevin Robins	No	No
14.00	Loan	5, 19	1	175 Remsen Street	NAP	The Treeline Companies	C. Glenn Schor, David Karmi and IMRAK, LLC	No	Yes
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	NAP	Brookfield Properties Retail Holding LLC and SMRF Baybrook Investor Member LLC	BPR Nimbus LLC	No	No
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	NAP	Post Brothers	Michael A. Pestronk and Matthew I. Pestronk	No	No
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	NAP	Jeffrey L. Young and Remington T. Green	Jeffrey L. Young and Remington T. Green	No	No
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	NAP	Frederic W. Malek	Frederic W. Malek	No	No
19.00	Loan		1	Residence Inn Naperville	NAP	3H Group Hotels	Hiren S. Desai	No	No
20.00	Loan		1	JB Center Apartments	NAP	Mark O. Baatz and Ara A. Tchaghlassian	Mark O. Baatz and Ara A. Tchaghlassian	No	Yes
21.00	Loan		1	Sierra Vista Plaza	NAP	Jeffrey Kost, Robert Klepinger and Bradley Forsgren	Jeffrey Kost, Robert Klepinger and Bradley Forsgren	No	No
22.00	Loan		1	Federal Way Supreme Self Storage	NAP	Joseph D. Strobele	Joseph D. Strobele	No	No
23.00	Loan		1	The Park at Hibiscus	NAP	Milan Parekh and Navin Sheth	Milan Parekh and Navin Sheth	No	No

A-1-43

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Future Debt Permitted Type	Sponsor	Non-Recourse Carveout Guarantor	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)
24.00	Loan		1	River Apartments	NAP	Mark O. Baatz and Ara A. Tchaghlassian	Mark O. Baatz and Ara A. Tchaghlassian	No	Yes
25.00	Loan		1	The Reserve at Homosassa Springs	NAP	David M. Ruby	David M. Ruby	No	No
26.00	Loan		1	Florline Commons	NAP	Jeffrey Seltzer	Jeffrey Seltzer	No	No
27.00	Loan	5, 30	1	9950 Woodloch	NAP	The Woodlands Land Development Company, L.P.	The Woodlands Land Development Company, L.P.	No	No
28.00	Loan	13	3	BBR Apartment Portfolio	NAP	Michael Garland and Henry Loyd Fornes, III	Michael Garland and Henry Loyd Fornes, III	No	No
28.01	Property		1	Bridle Ridge Apartments
28.02	Property		1	Rose Hill Gardens Apartments
28.03	Property		1	Bracey Square Apartments
29.00	Loan		1	Pine Island Marketplace	NAP	Schottenstein Realty LLC and Schottenstein Property Group	Schottenstein Realty LLC	No	No
30.00	Loan	13	5	TCC Pool 2	NAP	The Churchlight Communities (TCC)	Jay Yang and Michael Mirski	No	No
30.01	Property		1	Shulls MHC
30.02	Property		1	Colonial Estates
30.03	Property		1	Dixieland
30.04	Property		1	Razorback MHP
30.05	Property		1	Green Acres
31.00	Loan		1	Lakeside Budget Storage	NAP	Sidney I. Moss and Sidney I. Moss Trust	Sidney I. Moss and Sidney I. Moss Trust	No	No
32.00	Loan		1	Graham Town Center	NAP	Jeffrey Seltzer	Jeffrey Seltzer	No	No
33.00	Loan	31	1	Storage Quarters Garden City	NAP	Deborah Kaplan Brooks	Deborah Kaplan Brooks	No	No
34.00	Loan		1	Kingsland Village	NAP	Raymond Levy	Raymond Levy	No	No
35.00	Loan		1	Aero Treasure Coast Self Storage	NAP	Edward Modzel	Edward Modzel	No	No
36.00	Loan	32	1	Prestonwood Polo Crossing	NAP	Vaughn E. Miller	Vaughn E. Miller	No	No
37.00	Loan		1	Colonial Manor MHC	NAP	Philip A. Hoon	Philip A. Hoon	No	Yes
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	NAP	Werner Haase	Richard Schontz, Lawrence Charles Kaplan, George Thacker and Peter J. Veltri	No	No
39.00	Loan		1	Hidden Hollow Apartments	NAP	Waldo A. Guevara	Waldo A. Guevara	No	No
40.00	Loan		1	CityLine Self Storage Salisbury, MD	NAP	Werner Haase	Richard Schontz, Lawrence Charles Kaplan, George Thacker and Peter J. Veltri	No	No
41.00	Loan		1	Beaver Lake	NAP	The Churchlight Communities (TCC)	Jay Yang and Michael Mirski	No	No
42.00	Loan		1	Pioneer Crossing MHC	NAP	The Churchlight Communities (TCC)	Jay Yang and Michael Mirski	No	No

A-1-44

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	Refinance		280,000,000	0	0	0	280,000,000	265,439,060	0
2.00	Loan	10, 11, 12	1	The Galt House	Refinance		83,000,000	0	0	0	83,000,000	69,945,742	0
3.00	Loan	5, 13	11	Ignite Portfolio	Refinance		94,100,000	0	0	0	94,100,000	77,465,227	0
3.01	Property		1	Candlewood
3.02	Property		1	Auburn Crossing
3.03	Property		1	Fawn Creek
3.04	Property		1	Harborton Estates
3.05	Property		1	Fawn Brook
3.06	Property		1	Fox Meadows
3.07	Property		1	South Town
3.08	Property		1	Rabbit River
3.09	Property		1	Westview Estates
3.10	Property		1	Country Meadows
3.11	Property		1	Lake View
4.00	Loan	5, 13, 14	6	Culver Collection	Refinance		120,000,000	10,719,195	12,000,000	0	142,719,195	122,616,144	0
4.01	Property		1	Hayden & National
4.02	Property		1	3505-3525 Hayden
4.03	Property		1	Hayden & Higuera
4.04	Property		1	3555 Hayden
4.05	Property		1	8511 Warner Drive
4.06	Property		1	3585 Hayden
5.00	Loan	5, 15	1	Bronx Terminal Market	Refinance		240,000,000	13,238,721	140,000,000	0	393,238,721	376,708,834	0
6.00	Loan	13	16	ExchangeRight 68	Acquisition		45,714,022	53,950,025	0	0	99,664,047	0	97,263,877
6.01	Property		1	FedEx - Humboldt, TN
6.02	Property		1	Tractor Supply – Bedminster, PA
6.03	Property		1	Tractor Supply – Canton, GA
6.04	Property		1	Tractor Supply – Winnie, TX
6.05	Property		1	Tractor Supply – Wichita Falls, TX
6.06	Property		1	Tractor Supply – Edinboro, PA
6.07	Property		1	Dollar General Market – Williston, ND
6.08	Property		1	Dollar General Market – Brownsville, TX
6.09	Property		1	Sherwin Williams – Bonner Springs, KS
6.10	Property		1	Dollar Tree – Kimball, MI
6.11	Property		1	Dollar General – Farmington, NM
6.12	Property		1	Dollar Tree – Bettendorf, IA
6.13	Property		1	Dollar Tree – Basehor, KS
6.14	Property		1	Dollar Tree – Asheboro, NC
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC
6.16	Property		1	O'Reilly Auto Parts – Marion, NC
7.00	Loan	16	1	Kimpton Journeyman Hotel	Refinance		30,000,000	0	0	0	30,000,000	26,236,500	0
8.00	Loan		1	Renaissance West	Refinance		29,500,000	0	0	0	29,500,000	16,560,528	0
9.00	Loan	13	6	TCC Pool 1	Refinance		25,747,000	0	0	0	25,747,000	13,928,226	0
9.01	Property		1	Middletown
9.02	Property		1	Brookside
9.03	Property		1	Hagerstown
9.04	Property		1	Menaul Terrace
9.05	Property		1	Jenny Lee
9.06	Property		1	South Main
10.00	Loan	5, 17	1	International Plaza II	Acquisition		78,325,000	47,901,898	0	0	126,226,898	0	120,500,000
11.00	Loan	18	1	Whispering Palms MHC	Refinance		25,000,000	0	0	0	25,000,000	11,351,823	0
12.00	Loan		1	Topanga & Victory	Refinance		23,950,000	0	0	0	23,950,000	19,370,152	0
13.00	Loan		1	Lake Air Shopping Center	Refinance		21,600,000	0	0	0	21,600,000	15,922,027	0
14.00	Loan	5, 19	1	175 Remsen Street	Refinance		30,000,000	6,537,625	0	0	36,537,625	34,630,403	0
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	Refinance		220,000,000	0	0	0	220,000,000	213,488,234	0
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	Refinance
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	Refinance
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	Acquisition
19.00	Loan		1	Residence Inn Naperville	Refinance
20.00	Loan		1	JB Center Apartments	Refinance
21.00	Loan		1	Sierra Vista Plaza	Acquisition
22.00	Loan		1	Federal Way Supreme Self Storage	Refinance
23.00	Loan		1	The Park at Hibiscus	Refinance

A-1-45

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)
24.00	Loan		1	River Apartments	Refinance
25.00	Loan		1	The Reserve at Homosassa Springs	Refinance
26.00	Loan		1	Florline Commons	Refinance
27.00	Loan	5, 30	1	9950 Woodloch	Refinance
28.00	Loan	13	3	BBR Apartment Portfolio	Refinance
28.01	Property		1	Bridle Ridge Apartments
28.02	Property		1	Rose Hill Gardens Apartments
28.03	Property		1	Bracey Square Apartments
29.00	Loan		1	Pine Island Marketplace	Recapitalization
30.00	Loan	13	5	TCC Pool 2	Refinance
30.01	Property		1	Shulls MHC
30.02	Property		1	Colonial Estates
30.03	Property		1	Dixieland
30.04	Property		1	Razorback MHP
30.05	Property		1	Green Acres
31.00	Loan		1	Lakeside Budget Storage	Refinance
32.00	Loan		1	Graham Town Center	Refinance
33.00	Loan	31	1	Storage Quarters Garden City	Refinance
34.00	Loan		1	Kingsland Village	Refinance
35.00	Loan		1	Aero Treasure Coast Self Storage	Acquisition
36.00	Loan	32	1	Prestonwood Polo Crossing	Refinance
37.00	Loan		1	Colonial Manor MHC	Refinance
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	Acquisition
39.00	Loan		1	Hidden Hollow Apartments	Refinance
40.00	Loan		1	CityLine Self Storage Salisbury, MD	Acquisition
41.00	Loan		1	Beaver Lake	Refinance
42.00	Loan		1	Pioneer Crossing MHC	Refinance

A-1-46

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	1,456,753	2,949,040	10,155,147	0	280,000,000	NAP	NAP	NAP	NAP
2.00	Loan	10, 11, 12	1	The Galt House	2,041,863	7,130,645	3,881,750	0	83,000,000	3/31/2044	$189.92	$103.04	54.3%
3.00	Loan	5, 13	11	Ignite Portfolio	3,569,671	661,627	12,403,474	0	94,100,000	NAP	NAP	NAP	NAP
3.01	Property		1	Candlewood						NAP	NAP	NAP	NAP
3.02	Property		1	Auburn Crossing						NAP	NAP	NAP	NAP
3.03	Property		1	Fawn Creek						NAP	NAP	NAP	NAP
3.04	Property		1	Harborton Estates						NAP	NAP	NAP	NAP
3.05	Property		1	Fawn Brook						NAP	NAP	NAP	NAP
3.06	Property		1	Fox Meadows						NAP	NAP	NAP	NAP
3.07	Property		1	South Town						NAP	NAP	NAP	NAP
3.08	Property		1	Rabbit River						NAP	NAP	NAP	NAP
3.09	Property		1	Westview Estates						NAP	NAP	NAP	NAP
3.10	Property		1	Country Meadows						NAP	NAP	NAP	NAP
3.11	Property		1	Lake View						NAP	NAP	NAP	NAP
4.00	Loan	5, 13, 14	6	Culver Collection	12,216,389	7,886,663	0	0	142,719,195	NAP	NAP	NAP	NAP
4.01	Property		1	Hayden & National						NAP	NAP	NAP	NAP
4.02	Property		1	3505-3525 Hayden						NAP	NAP	NAP	NAP
4.03	Property		1	Hayden & Higuera						NAP	NAP	NAP	NAP
4.04	Property		1	3555 Hayden						NAP	NAP	NAP	NAP
4.05	Property		1	8511 Warner Drive						NAP	NAP	NAP	NAP
4.06	Property		1	3585 Hayden						NAP	NAP	NAP	NAP
5.00	Loan	5, 15	1	Bronx Terminal Market	6,654,906	9,874,981	0	0	393,238,721	NAP	NAP	NAP	NAP
6.00	Loan	13	16	ExchangeRight 68	1,508,685	891,485	0	0	99,664,047	NAP	NAP	NAP	NAP
6.01	Property		1	FedEx - Humboldt, TN						NAP	NAP	NAP	NAP
6.02	Property		1	Tractor Supply – Bedminster, PA						NAP	NAP	NAP	NAP
6.03	Property		1	Tractor Supply – Canton, GA						NAP	NAP	NAP	NAP
6.04	Property		1	Tractor Supply – Winnie, TX						NAP	NAP	NAP	NAP
6.05	Property		1	Tractor Supply – Wichita Falls, TX						NAP	NAP	NAP	NAP
6.06	Property		1	Tractor Supply – Edinboro, PA						NAP	NAP	NAP	NAP
6.07	Property		1	Dollar General Market – Williston, ND						NAP	NAP	NAP	NAP
6.08	Property		1	Dollar General Market – Brownsville, TX						NAP	NAP	NAP	NAP
6.09	Property		1	Sherwin Williams – Bonner Springs, KS						NAP	NAP	NAP	NAP
6.10	Property		1	Dollar Tree – Kimball, MI						NAP	NAP	NAP	NAP
6.11	Property		1	Dollar General – Farmington, NM						NAP	NAP	NAP	NAP
6.12	Property		1	Dollar Tree – Bettendorf, IA						NAP	NAP	NAP	NAP
6.13	Property		1	Dollar Tree – Basehor, KS						NAP	NAP	NAP	NAP
6.14	Property		1	Dollar Tree – Asheboro, NC						NAP	NAP	NAP	NAP
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC						NAP	NAP	NAP	NAP
6.16	Property		1	O'Reilly Auto Parts – Marion, NC						NAP	NAP	NAP	NAP
7.00	Loan	16	1	Kimpton Journeyman Hotel	509,429	184,500	3,069,571	0	30,000,000	12/31/2036	$236.32	$168.81	71.4%
8.00	Loan		1	Renaissance West	458,593	486,080	11,994,799	0	29,500,000	NAP	NAP	NAP	NAP
9.00	Loan	13	6	TCC Pool 1	1,378,347	47,665	10,392,762	0	25,747,000	NAP	NAP	NAP	NAP
9.01	Property		1	Middletown						NAP	NAP	NAP	NAP
9.02	Property		1	Brookside						NAP	NAP	NAP	NAP
9.03	Property		1	Hagerstown						NAP	NAP	NAP	NAP
9.04	Property		1	Menaul Terrace						NAP	NAP	NAP	NAP
9.05	Property		1	Jenny Lee						NAP	NAP	NAP	NAP
9.06	Property		1	South Main						NAP	NAP	NAP	NAP
10.00	Loan	5, 17	1	International Plaza II	1,757,256	3,969,642	0	0	126,226,898	NAP	NAP	NAP	NAP
11.00	Loan	18	1	Whispering Palms MHC	582,838	572,696	12,492,643	0	25,000,000	NAP	NAP	NAP	NAP
12.00	Loan		1	Topanga & Victory	289,596	655,846	3,634,407	0	23,950,000	NAP	NAP	NAP	NAP
13.00	Loan		1	Lake Air Shopping Center	404,537	2,006,667	3,266,769	0	21,600,000	NAP	NAP	NAP	NAP
14.00	Loan	5, 19	1	175 Remsen Street	460,323	1,446,898	0	0	36,537,625	NAP	NAP	NAP	NAP
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	1,474,030	0	5,037,736	0	220,000,000	NAP	NAP	NAP	NAP
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza						NAP	NAP	NAP	NAP
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments						NAP	NAP	NAP	NAP
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel						9/30/2039	$155.85	$86.56	55.5%
19.00	Loan		1	Residence Inn Naperville						5/12/2041	$125.28	$89.79	71.7%
20.00	Loan		1	JB Center Apartments						NAP	NAP	NAP	NAP
21.00	Loan		1	Sierra Vista Plaza						NAP	NAP	NAP	NAP
22.00	Loan		1	Federal Way Supreme Self Storage						NAP	NAP	NAP	NAP
23.00	Loan		1	The Park at Hibiscus						NAP	NAP	NAP	NAP

A-1-47

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)
24.00	Loan		1	River Apartments						NAP	NAP	NAP	NAP
25.00	Loan		1	The Reserve at Homosassa Springs						NAP	NAP	NAP	NAP
26.00	Loan		1	Florline Commons						NAP	NAP	NAP	NAP
27.00	Loan	5, 30	1	9950 Woodloch						NAP	NAP	NAP	NAP
28.00	Loan	13	3	BBR Apartment Portfolio						NAP	NAP	NAP	NAP
28.01	Property		1	Bridle Ridge Apartments						NAP	NAP	NAP	NAP
28.02	Property		1	Rose Hill Gardens Apartments						NAP	NAP	NAP	NAP
28.03	Property		1	Bracey Square Apartments						NAP	NAP	NAP	NAP
29.00	Loan		1	Pine Island Marketplace						NAP	NAP	NAP	NAP
30.00	Loan	13	5	TCC Pool 2						NAP	NAP	NAP	NAP
30.01	Property		1	Shulls MHC						NAP	NAP	NAP	NAP
30.02	Property		1	Colonial Estates						NAP	NAP	NAP	NAP
30.03	Property		1	Dixieland						NAP	NAP	NAP	NAP
30.04	Property		1	Razorback MHP						NAP	NAP	NAP	NAP
30.05	Property		1	Green Acres						NAP	NAP	NAP	NAP
31.00	Loan		1	Lakeside Budget Storage						NAP	NAP	NAP	NAP
32.00	Loan		1	Graham Town Center						NAP	NAP	NAP	NAP
33.00	Loan	31	1	Storage Quarters Garden City						NAP	NAP	NAP	NAP
34.00	Loan		1	Kingsland Village						NAP	NAP	NAP	NAP
35.00	Loan		1	Aero Treasure Coast Self Storage						NAP	NAP	NAP	NAP
36.00	Loan	32	1	Prestonwood Polo Crossing						NAP	NAP	NAP	NAP
37.00	Loan		1	Colonial Manor MHC						NAP	NAP	NAP	NAP
38.00	Loan		1	CityLine Self Storage West Amwell, NJ						NAP	NAP	NAP	NAP
39.00	Loan		1	Hidden Hollow Apartments						NAP	NAP	NAP	NAP
40.00	Loan		1	CityLine Self Storage Salisbury, MD						NAP	NAP	NAP	NAP
41.00	Loan		1	Beaver Lake						NAP	NAP	NAP	NAP
42.00	Loan		1	Pioneer Crossing MHC						NAP	NAP	NAP	NAP

A-1-48

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2.00	Loan	10, 11, 12	1	The Galt House	$189.92	$104.30	54.3%	$186.64	$96.50	51.1%	$169.32	$80.64
3.00	Loan	5, 13	11	Ignite Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	Candlewood	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	Auburn Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	Fawn Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	Harborton Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	Fawn Brook	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	Fox Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.07	Property		1	South Town	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.08	Property		1	Rabbit River	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.09	Property		1	Westview Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.10	Property		1	Country Meadows	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.11	Property		1	Lake View	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.00	Loan	5, 13, 14	6	Culver Collection	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.01	Property		1	Hayden & National	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.02	Property		1	3505-3525 Hayden	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.03	Property		1	Hayden & Higuera	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.04	Property		1	3555 Hayden	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.05	Property		1	8511 Warner Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4.06	Property		1	3585 Hayden	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.00	Loan	5, 15	1	Bronx Terminal Market	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.00	Loan	13	16	ExchangeRight 68	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	FedEx - Humboldt, TN	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Tractor Supply – Bedminster, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Tractor Supply – Canton, GA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Tractor Supply – Winnie, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Tractor Supply – Wichita Falls, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Tractor Supply – Edinboro, PA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	Dollar General Market – Williston, ND	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Dollar General Market – Brownsville, TX	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	Sherwin Williams – Bonner Springs, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	Dollar Tree – Kimball, MI	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	Dollar General – Farmington, NM	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	Dollar Tree – Bettendorf, IA	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	Dollar Tree – Basehor, KS	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	Dollar Tree – Asheboro, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	O'Reilly Auto Parts – Marion, NC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7.00	Loan	16	1	Kimpton Journeyman Hotel	$236.32	$168.81	71.4%	$232.81	$163.85	70.4%	$232.85	$148.04
8.00	Loan		1	Renaissance West	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.00	Loan	13	6	TCC Pool 1	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.01	Property		1	Middletown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.02	Property		1	Brookside	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.03	Property		1	Hagerstown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.04	Property		1	Menaul Terrace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.05	Property		1	Jenny Lee	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9.06	Property		1	South Main	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10.00	Loan	5, 17	1	International Plaza II	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11.00	Loan	18	1	Whispering Palms MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.00	Loan		1	Topanga & Victory	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.00	Loan		1	Lake Air Shopping Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14.00	Loan	5, 19	1	175 Remsen Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	$155.85	$86.56	55.5%	$144.83	$83.66	57.8%	$133.88	$63.68
19.00	Loan		1	Residence Inn Naperville	$125.28	$89.79	71.7%	$125.51	$71.54	57.0%	$113.80	$52.98
20.00	Loan		1	JB Center Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21.00	Loan		1	Sierra Vista Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22.00	Loan		1	Federal Way Supreme Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23.00	Loan		1	The Park at Hibiscus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-49

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent ADR ($)	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)
24.00	Loan		1	River Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25.00	Loan		1	The Reserve at Homosassa Springs	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26.00	Loan		1	Florline Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27.00	Loan	5, 30	1	9950 Woodloch	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.00	Loan	13	3	BBR Apartment Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	Bridle Ridge Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	Rose Hill Gardens Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	Bracey Square Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29.00	Loan		1	Pine Island Marketplace	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.00	Loan	13	5	TCC Pool 2	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.01	Property		1	Shulls MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.02	Property		1	Colonial Estates	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.03	Property		1	Dixieland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.04	Property		1	Razorback MHP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30.05	Property		1	Green Acres	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31.00	Loan		1	Lakeside Budget Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32.00	Loan		1	Graham Town Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.00	Loan	31	1	Storage Quarters Garden City	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34.00	Loan		1	Kingsland Village	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35.00	Loan		1	Aero Treasure Coast Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36.00	Loan	32	1	Prestonwood Polo Crossing	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
37.00	Loan		1	Colonial Manor MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
39.00	Loan		1	Hidden Hollow Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
40.00	Loan		1	CityLine Self Storage Salisbury, MD	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
41.00	Loan		1	Beaver Lake	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
42.00	Loan		1	Pioneer Crossing MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-50

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
1.00	Loan	5, 7, 8, 9	1	Bay Plaza Community Center	NAP
2.00	Loan	10, 11, 12	1	The Galt House	47.1%
3.00	Loan	5, 13	11	Ignite Portfolio	NAP
3.01	Property		1	Candlewood	NAP
3.02	Property		1	Auburn Crossing	NAP
3.03	Property		1	Fawn Creek	NAP
3.04	Property		1	Harborton Estates	NAP
3.05	Property		1	Fawn Brook	NAP
3.06	Property		1	Fox Meadows	NAP
3.07	Property		1	South Town	NAP
3.08	Property		1	Rabbit River	NAP
3.09	Property		1	Westview Estates	NAP
3.10	Property		1	Country Meadows	NAP
3.11	Property		1	Lake View	NAP
4.00	Loan	5, 13, 14	6	Culver Collection	NAP
4.01	Property		1	Hayden & National	NAP
4.02	Property		1	3505-3525 Hayden	NAP
4.03	Property		1	Hayden & Higuera	NAP
4.04	Property		1	3555 Hayden	NAP
4.05	Property		1	8511 Warner Drive	NAP
4.06	Property		1	3585 Hayden	NAP
5.00	Loan	5, 15	1	Bronx Terminal Market	NAP
6.00	Loan	13	16	ExchangeRight 68	NAP
6.01	Property		1	FedEx - Humboldt, TN	NAP
6.02	Property		1	Tractor Supply – Bedminster, PA	NAP
6.03	Property		1	Tractor Supply – Canton, GA	NAP
6.04	Property		1	Tractor Supply – Winnie, TX	NAP
6.05	Property		1	Tractor Supply – Wichita Falls, TX	NAP
6.06	Property		1	Tractor Supply – Edinboro, PA	NAP
6.07	Property		1	Dollar General Market – Williston, ND	NAP
6.08	Property		1	Dollar General Market – Brownsville, TX	NAP
6.09	Property		1	Sherwin Williams – Bonner Springs, KS	NAP
6.10	Property		1	Dollar Tree – Kimball, MI	NAP
6.11	Property		1	Dollar General – Farmington, NM	NAP
6.12	Property		1	Dollar Tree – Bettendorf, IA	NAP
6.13	Property		1	Dollar Tree – Basehor, KS	NAP
6.14	Property		1	Dollar Tree – Asheboro, NC	NAP
6.15	Property		1	O'Reilly Auto Parts – Hendersonville, NC	NAP
6.16	Property		1	O'Reilly Auto Parts – Marion, NC	NAP
7.00	Loan	16	1	Kimpton Journeyman Hotel	63.6%
8.00	Loan		1	Renaissance West	NAP
9.00	Loan	13	6	TCC Pool 1	NAP
9.01	Property		1	Middletown	NAP
9.02	Property		1	Brookside	NAP
9.03	Property		1	Hagerstown	NAP
9.04	Property		1	Menaul Terrace	NAP
9.05	Property		1	Jenny Lee	NAP
9.06	Property		1	South Main	NAP
10.00	Loan	5, 17	1	International Plaza II	NAP
11.00	Loan	18	1	Whispering Palms MHC	NAP
12.00	Loan		1	Topanga & Victory	NAP
13.00	Loan		1	Lake Air Shopping Center	NAP
14.00	Loan	5, 19	1	175 Remsen Street	NAP
15.00	Loan	5, 6, 20, 21	1	Baybrook Mall	NAP
16.00	Loan	5, 22, 23, 24, 25, 26, 27, 28	1	The Piazza	NAP
17.00	Loan		1	Sunlight Townhomes and Greeley Apartments	NAP
18.00	Loan	5, 29	1	Hilton Washington DC Rockville Hotel	47.6%
19.00	Loan		1	Residence Inn Naperville	46.6%
20.00	Loan		1	JB Center Apartments	NAP
21.00	Loan		1	Sierra Vista Plaza	NAP
22.00	Loan		1	Federal Way Supreme Self Storage	NAP
23.00	Loan		1	The Park at Hibiscus	NAP

A-1-51

ANNEX A-1 — CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Most Recent Hotel Occupancy (%)	Coop - Committed Secondary Debt	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/ Investor Carry
24.00	Loan		1	River Apartments	NAP
25.00	Loan		1	The Reserve at Homosassa Springs	NAP
26.00	Loan		1	Florline Commons	NAP
27.00	Loan	5, 30	1	9950 Woodloch	NAP
28.00	Loan	13	3	BBR Apartment Portfolio	NAP
28.01	Property		1	Bridle Ridge Apartments	NAP
28.02	Property		1	Rose Hill Gardens Apartments	NAP
28.03	Property		1	Bracey Square Apartments	NAP
29.00	Loan		1	Pine Island Marketplace	NAP
30.00	Loan	13	5	TCC Pool 2	NAP
30.01	Property		1	Shulls MHC	NAP
30.02	Property		1	Colonial Estates	NAP
30.03	Property		1	Dixieland	NAP
30.04	Property		1	Razorback MHP	NAP
30.05	Property		1	Green Acres	NAP
31.00	Loan		1	Lakeside Budget Storage	NAP
32.00	Loan		1	Graham Town Center	NAP
33.00	Loan	31	1	Storage Quarters Garden City	NAP
34.00	Loan		1	Kingsland Village	NAP
35.00	Loan		1	Aero Treasure Coast Self Storage	NAP
36.00	Loan	32	1	Prestonwood Polo Crossing	NAP
37.00	Loan		1	Colonial Manor MHC	NAP
38.00	Loan		1	CityLine Self Storage West Amwell, NJ	NAP
39.00	Loan		1	Hidden Hollow Apartments	NAP
40.00	Loan		1	CityLine Self Storage Salisbury, MD	NAP
41.00	Loan		1	Beaver Lake	NAP
42.00	Loan		1	Pioneer Crossing MHC	NAP

A-1-52

(1)	“WFB” denotes Wells Fargo Bank, National Association, "BANA" denotes Bank of America, National Association, "MSBNA" denotes Morgan Stanley Bank, N.A. and “JPMCB” denotes JPMorgan Chase Bank, National Association.

(2)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(3)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this prospectus for information regarding (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that individually or together with their affiliates occupy 50% or more of the net rentable area of related Mortgaged Properties, which, in each case, are not in occupancy or are in free rent periods.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” in this prospectus for information regarding certain lease termination options affecting (i) single tenant properties, (ii) the largest 5 tenants with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and (iii) tenants that occupy 50% or more of the net rentable area of the related Mortgaged Properties.

(5)	With respect to Mortgage Loan No. 1, Bay Plaza Community Center, Mortgage Loan No. 3, Ignite Portfolio, Mortgage Loan No. 4, Culver Collection, Mortgage Loan No. 5, Bronx Terminal Market, Mortgage Loan No. 10, International Plaza II, Mortgage Loan No. 14, 175 Remsen Street, Mortgage Loan No. 15, Baybrook Mall, Mortgage Loan No. 16, The Piazza, Mortgage Loan No. 18, Hilton Washington DC Rockville Hotel and Mortgage Loan No. 27, 9950 Woodloch, such Mortgage Loans are each part of a Whole Loan related to the Issuing Entity. For purposes of the statistical information set forth in this prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Loan Per Unit ($) calculations are in each case based on the subject Mortgage Loan together with any related Pari Passu Companion Loan, but (unless otherwise indicated) without regard to any related Subordinate Companion Loan(s). For further information, see “Description of the Mortgage Pool—The Whole Loans—General”, “—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement” or “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this prospectus.

(6)	With respect to Mortgage Loan No. 15, Baybrook Mall, the related loan documents permit one or more outparcel or other releases or substitutions without prepayment or defeasance. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases; Property Additions” in this prospectus.

(7)	With respect to Mortgage Loan No. 1, Bay Plaza Community Center, one of the two lots comprising the related Mortgaged Property, identified as Lot 802, benefits from the Industrial and Commercial Abatement Program, which expires in tax year 2029/2030, and the other lot, identified as Lot 810, benefits from Industrial and Commercial Incentive Program, which expires in tax year 2027/2028. The appraisal value of the Lot 802 was based on the unabated taxes because the abatement period does not expire during the term of the Mortgage Loan, but the appraisal value of the Lot 810 was based on the abated taxes because the abatement period does expire during the term of the Mortgage Loan. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this prospectus for additional information.

A-1-53

(8)	With respect to Mortgage Loan No. 1, Bay Plaza Community Center, the Mortgaged Property is comprised of 384,769 square feet of retail space and 184,044 square feet of office space, constituting 67.6% and 32.4% of the net rentable area at the Mortgaged Property, respectively.

(9)	With respect to Mortgage Loan No. 1, Bay Plaza Community Center, “Yield Maintenance Premium” means, with respect to any repayment of the outstanding principal balance of the Mortgage Loan, an amount equal to the greater of (i) one percent (1%) of the outstanding principal of the portion of the Mortgage Loan to be prepaid or satisfied and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under the applicable promissory note to be made with respect to the Mortgage Loan under such promissory note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Mortgage Loan being prepaid is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the prepayment rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Due Date in the event such payment is not made on a Payment Due Date), over (B) the principal amount being prepaid.

(10)	With respect to Mortgage Loan No. 2, The Galt House, the appraised value represents the As-is Value as of May 15, 2024 of $279,600,000, which is comprised of of the As-Is Reconciled valuation of $268,400,000 and the $11,200,000 for the KTDFA benefit. The KTDFA benefit was valued separately by the Appraiser based on the net present value of the remaining payments through Q1 2031 at a discount factor of 5.0%.

(11)	With respect to Mortgage Loan No. 2, The Galt House, the FF&E monthly reserve will be equal to the greater of (i) then-existing FF&E reserve monthly deposit or (ii) 1/12th of 4% of the underwritten revenue for the preceding fiscal year, initially estimated at $267,403.

(12)	With respect to Mortgage Loan No. 2, The Galt House, the monthly Extraordinary Capital Expenditure Reserve will be equal to the greater of (i) then-existing Extraordinary Capital Expenditure Reserve monthly deposit or (ii) 1/12th of 1% of the underwritten revenue for the preceding fiscal year, initially estimated at $66,851. In the event that the amount of FF&E Reserve funds on deposit in the FF&E Reserve account is equal to $0 and the amount of Extraordinary Capital Expenditure Reserve funds on deposit in the Extraordinary Capital Expenditure Reserve account is less than $3,000,000, the Extraordinary Capital Expenditure monthly deposit shall be adjusted to 1/12th of 2% of the underwritten revenue for the prior fiscal year until such time as the FF&E Reserve funds on deposit in the FF&E Reserve account equal at least $270,000 and the Extraordinary Capital Expenditure Reserve Funds on deposit in the Extraordinary Capital Expenditure Reserve account equal $3,000,000.

(13)	With respect to Mortgage Loan No. 3, Ignite Portfolio, Mortgage Loan No. 4, Culver Collection, Mortgage Loan No. 6, ExchangeRight 68, Mortgage Loan No. 9, TCC Pool 1, Mortgage Loan No. 28, BBR Apartment Portfolio and Mortgage Loan No. 30, TCC Pool 2 the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, and/or other release conditions, in connection with a partial defeasance or prepayment of the related mortgage loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases; Property Additions” in this prospectus.

(14)	With respect to Mortgage Loan No. 4, Culver Collection, all Per Square Foot metrics exclude any square footage attributed to the 8511 Warner Drive property.

(15)	With respect to Mortgage Loan No. 5, Bronx Terminal Market, the loan documents require an up-front $9,000,000 DMV Space reserve, which is to be disbursed to borrower if the DMV lease is fully executed within 180 days of loan closing (or, if a cash sweep event has occurred, the lender is to disburse funds to pay for DMV leasing expenses). If the DMV lease is not executed within 180 days, the lender is required to disburse funds for leasing expenses related to one or more qualifying substitute leases. When the applicable leasing expenses have been paid in full, remaining funds are disbursed to the borrower so long as no cash sweep period has occurred

A-1-54

and is continuing. If the DMV lease is not fully executed by the earlier of (A) 180 days of loan closing or (B) the date it is determined that the DMV lease will not be executed (the “DMV Negotiation End Date”), upon five days’ notice, the borrower can use the DMV Space Funds to prepay the subordinate note without payment of yield maintenance provided that the prepayment is made within 30 days of the DMV Negotiation End Date. While amounts remaining in the DMV Space Funds reserve at the time of an event of default could be applied to the senior notes, we cannot assure you that any available funds would not be earlier applied to leasing expenses or prepayment of subordinate debt obligations in a non-default scenario or, subject to the servicing standard, retained for leasing expenses and not applied to the senior debt in a default scenario.

(16)	With respect to Mortgage Loan No. 7, Kimpton Journeyman Hotel, “Yield Maintenance Premium” means, with respect to any repayment of the outstanding principal balance of the Mortgage Loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Mortgage Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the applicable promissory note to be made with respect to the Mortgage Loan under such promissory note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Mortgage Loan being prepaid is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the prepayment rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Due Date in the event such payment is not made on a Payment Due Date), over (ii) the principal amount being prepaid.

(17)	With respect to Mortgage Loan No. 10, International Plaza II, “Yield Maintenance Premium” means, with respect to any repayment of the outstanding principal balance of the Mortgage Loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Mortgage Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the applicable promissory note to be made with respect to the Mortgage Loan under the applicable promissory note assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Mortgage Loan being prepaid is paid on the permitted par prepayment date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the prepayment rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Due Date in the event such payment is not made on a Payment Due Date), over (ii) the principal amount being prepaid.

(18)	With respect to Mortgage Loan No. 11, Whispering Palms MHC, the mortgaged property has 569 home sites, consisting of 267 mobile homes sites (46.9% of total sites) and 302 RV sites (53.1% of total sites). There are 19 park-owned homes at the Whispering Palms MHC Property (only pad rent from the park-owned home sites is included in the underwritten income). The RV sites allow for annual tenants, 6+6 tenants, and transient tenants. There are no park-owned homes on the RV sites. Due to the transient nature of the RV sites at the Whispering Palms MHC Property and the adjustment between site types at the Whispering Palms MHC Property to optimize cash flows and cater to guest demand, the borrower was not able to supply historical occupancy of the transient RV spots. The current occupancy includes 3.9% vacancy for the 267 mobile homes sites and 22.3% vacancy for the 302 RV sites.

(19)	With respect to Mortgage Loan No. 14, 175 Remsen Street, “Yield Maintenance Premium” means, with respect to any repayment of the outstanding principal balance of the Mortgage Loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Mortgage Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the applicable promissory note to be made with respect to the Mortgage Loan under the applicable promissory note assuming that all scheduled payments are made timely and that the remaining

A-1-55

outstanding principal and interest on the portion of the Mortgage Loan being prepaid is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the prepayment rate when compounded semi-annually and deducting from the sum of such present values any short term interest paid from the date of prepayment to the next succeeding Payment Due Date in the event such payment is not made on a Payment Due Date), over (ii) the principal amount being prepaid.

(20)	With respect to Mortgage Loan No. 15, Baybrook Mall, the Appraised Value ($) is the market value “as is” with escrow reserve, which assumes that $2,659,260.33 will be reserved for tenant improvements. The market value “as is” Appraised Value without the reserve is $390,000,000, which results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 56.4% and 53.4%, respectively, and an appraised value per SF of $720.91. Since the date of the appraisal, some of the outstanding tenant improvements have been paid. At origination, the outstanding tenant improvements of approximately $1,984,194 were guaranteed by the guarantor under the Guaranty of Limited Payment in lieu of a reserve.

(21)	With respect to Mortgage Loan No. 15, Baybrook Mall, at the origination date, the borrower provided a Guaranty of Limited Payment from the Non-Recourse Carveout Guarantor in lieu of depositing approximately $1,984,194 (the "Upfront Rollover Amount") into a TI/LC reserve. The amount guaranteed under such guaranty will be reduced on a dollar-for-dollar basis by an amount equal to the aggregate amount of expenditures actually made by the borrower or its affiliates for the outstanding amounts related to the Upfront Rollover Amount or for certain other costs permitted pursuant to the Baybrook Mall Whole Loan documents.

(22)	With respect to Mortgage Loan No. 16, The Piazza, the Mortgaged Property is in the process of converting 20,951 square feet of commercial space into 16 residential units, which are master leased to an affiliate of the borrowers. Upon completion of such conversion, there will be 332 residential units. The Underwritten Occupancy % assumes that such conversion has been completed and that the related units are occupied.

(23)	With respect to Mortgage Loan No. 16, The Piazza, the Mortgaged Property includes 332 residential units covering 306,577 square feet and commercial space covering 28,715 square feet.

(24)	With respect to Mortgage Loan No. 16, The Piazza, the borrowers and an affiliate of the borrowers, Place Hospitality LLC, entered into two separate commercial leases at the Mortgaged Property, representing approximately 28.0% of the net rentable area for the commercial portion of the Mortgaged Property and 2.4% of the total net rentable area at the Mortgaged Property (multifamily and commercial).

(25)	With respect to Mortgage Loan No. 16, The Piazza, the appraised value of $167,000,000 represents the “Hypothetical As If Stabilized” value of $167,000,000 which is based on the hypothetical assumptions that (i) leases for three vacant retail spaces are signed and (ii) the conversion of the former WeWork space at the Mortgaged Property into 16 residential units has been completed. In addition, in determining the value of the Mortgaged Property, the appraiser used the extraordinary assumptions that (i) one of the borrower affiliated leases at the Mortgaged Property, for space that is intended to be operated by such borrower affiliate, is leased at market rent and (ii) two draft leases with unaffiliated tenants are signed on the same terms outlined in the drafts provided to the appraiser. The borrowers were required at loan origination to deposit $3,330,271 into an unfunded obligations reserve, $730,806 into a gap rent reserve related to the three retail leases, and $2,400,000 into a coworking space conversion obligations reserve related to the remaining work at the WeWork space. Based on the “as-is” appraised value of $155,800,000, The Piazza Whole Loan results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 69.7% and The Piazza Total Debt results in a Cut-off Date LTV Ratio (%) and LTV Ratio at Maturity / ARD (%) of 81.5%.

A-1-56

(26)	With respect to Mortgage Loan No. 16, The Piazza, the borrowers are required to deposit, or cause to be deposited, into a lockbox account all rents received from residential tenants within two business days of receipt thereof and all non-residential tenants are required to deliver all rental amounts directly to the lockbox account.

(27)	With respect to Mortgage Loan No. 16, The Piazza, each of the Mezzanine Debt Interest Rate (%), Total Debt Monthly Debt Service ($) and Total Debt Underwritten NCF DSCR (x) is calculated including the base interest rate of the mezzanine debt of 10.0% per annum (the “Base Pay Rate”), but exclusive of the 2.5000% per annum deferred interest rate (the “Deferred Pay Rate”). To the extent amounts remain on deposit in the cash management account after payment of monthly interest based on the Base Pay Rate and the required waterfall in accordance with the related cash management agreement, the mezzanine borrower is required to make deferred interest payments based on the Deferred Pay Rate (x) first, for the current interest accrual period and (y) second, accrued and capitalized into the outstanding principal amount during prior interest accrual periods. To the extent insufficient amounts remain on deposit in the cash management account, deferred interest payments based on the Deferred Pay Rate are required to be added to the principal of the mezzanine debt.

(28)	With respect to Mortgage Loan No. 16, The Piazza, “Yield Maintenance Premium” means, with respect to any repayment of the outstanding principal balance of the Mortgage Loan, an amount equal to the greater of (a) one percent (1%) of the outstanding principal of the portion of the Mortgage Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the notes to be made with respect to the portion of the Mortgage Loan under the notes assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the portion of the Mortgage Loan being prepaid is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid. “Prepayment Rate” means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the date which is five (5) business days prior to the date that such prepayment shall be applied has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date as most recently published in “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

(29)	With respect to Mortgage Loan No. 18, (Hilton Washington DC Hotel), the appraised value represents the Upon Completion Value, which has a valuation date of July 9, 2025 and assumes the PIP has been completed. The loan documents required an upfront PIP Reserve equal to 100% of the estimated cost to complete the PIP work and there is partial recourse until the PIP is completed of $4,000,000 to the guarantor. The As-Is Value of $40,400,000 equates to an Appraised Value Per Room of $128,254, a Cut-off Date LTV Ratio of 65.6% and a Maturity Date LTV Ratio of 61.8%.

(30)	With respect to Mortgage Loan No. 27, 9950 Woodloch, the second largest tenant, The Woodlands Land Development, (57,329 square feet), representing 9.5% of net rentable square feet, is owned by an affiliate of the borrower.

(31)	With respect to Mortgage Loan No. 33, Storage Quarters Garden City, an affiliate of the borrower sponsor, Storage Quarters Record Management, Inc., occupies 31,920 square feet of the property, representing approximatly 37% of Underwritten Effective Gross Income.

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(32)	With respect to Mortgage Loan No. 36, Prestonwood Polo Crossing, the appraised value represents the “Prospective As Stabilized” as of October 1, 2024, which assumes all the oustanding tenant improvement allowances are paid to tenants. At loan origination, the lender reserved $251,447.50 in oustanding tenant allowances for the following tenants: Evolve Yoga Lounge ($96,187.50), M Stella Nail Bar ($74,375), and La Rustica Italian Restaurant ($80,885). The “as-is” appraised value results in a Cut-off Date LTV of 65.1% for the Prestonwood Polo Crossing Mortgage Loan.

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ANNEX A-2

MORTGAGE POOL INFORMATION (TABLES)

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BANK5 2024-5YR10

Annex A-2: Mortgage Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Seller	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Wells Fargo Bank, National Association	9	$272,573,614	32.5%	6.5346%	59	312	2.13x	17.5%	15.6%	46.0%	45.0%
Morgan Stanley Mortgage Capital Holdings LLC	13	221,022,215	26.4	6.2965	59	358	1.50	10.1	9.8	62.9	62.7
JPMorgan Chase Bank, National Association	5	176,550,000	21.1	6.6302	60	0	1.55	11.3	10.5	59.2	59.2
Bank of America, National Association	15	167,690,526	20.0	6.0700	59	0	1.67	10.5	10.1	54.8	54.8
Total/Weighted Average:	42	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%

Mortgaged Properties by Property Type(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Property Type	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Retail	25	$189,211,263	22.6%	6.1184%	59	358	1.85x	12.2%	11.5%	53.0%	52.7%
Anchored	4	99,890,526	11.9	5.7571	59	0	1.93	11.8	11.1	51.9	51.9
Shadow Anchored	4	40,420,000	4.8	6.6387	60	0	1.67	12.5	11.2	57.4	57.4
Single Tenant	15	25,081,022	3.0	6.1800	59	0	1.96	12.5	12.3	46.5	46.5
Super Regional Mall	1	19,969,715	2.4	6.8160	58	358	1.72	13.8	13.5	55.9	53.0
Unanchored	1	3,850,000	0.5	6.0120	58	0	1.42	9.0	8.6	62.0	62.0
Manufactured Housing	27	157,597,500	18.8	6.1496	59	0	1.40	8.9	8.8	62.2	62.2
Manufactured Housing	25	129,994,500	15.5	6.0594	59	0	1.40	8.7	8.6	64.9	64.9
Manufactured Housing/RV Park	2	27,603,000	3.3	6.5741	59	0	1.44	9.6	9.5	49.5	49.5
Hospitality	4	140,900,000	16.8	6.9103	60	309	2.37	22.8	19.1	40.5	38.7
Full Service	3	127,575,000	15.2	6.8570	60	309	2.45	23.8	19.9	38.0	36.0
Extended Stay	1	13,325,000	1.6	7.4200	60	0	1.60	13.4	12.1	65.0	65.0
Office	9	126,821,275	15.1	6.8617	59	357	1.77	13.0	12.3	55.3	55.1
CBD	7	95,336,683	11.4	6.9382	59	0	1.74	12.7	12.2	54.6	54.6
CBD/Medical	1	23,950,000	2.9	6.4900	59	0	1.97	14.0	12.9	57.6	57.6
Suburban	1	7,534,592	0.9	7.0750	57	357	1.50	13.1	12.1	56.0	53.3
Mixed Use	1	83,000,000	9.9	6.1300	60	0	1.54	10.0	9.6	59.6	59.6
Retail/Office	1	83,000,000	9.9	6.1300	60	0	1.54	10.0	9.6	59.6	59.6
Multifamily	9	81,330,000	9.7	6.2831	59	0	1.32	8.6	8.4	66.2	66.2
Low Rise	3	41,360,000	4.9	6.2762	60	0	1.27	8.2	8.1	68.6	68.6
Garden	5	21,420,000	2.6	6.6196	59	0	1.39	9.7	9.4	62.6	62.6
Mid Rise	1	18,550,000	2.2	5.9100	58	0	1.35	8.2	8.1	65.0	65.0
Self Storage	6	34,680,000	4.1	6.3205	59	0	1.57	10.2	10.0	59.7	59.7
Self Storage	6	34,680,000	4.1	6.3205	59	0	1.57	10.2	10.0	59.7	59.7
Industrial	1	20,633,000	2.5	6.1800	59	0	1.96	12.5	12.3	46.5	46.5
Warehouse/Distribution	1	20,633,000	2.5	6.1800	59	0	1.96	12.5	12.3	46.5	46.5
Other	1	3,663,317	0.4	6.5700	59	0	1.78	12.2	11.9	50.0	50.0
Parking Garage	1	3,663,317	0.4	6.5700	59	0	1.78	12.2	11.9	50.0	50.0
Total/Weighted Average:	83	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%

(1)  Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property  is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

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BANK5 2024-5YR10

Annex A-2: Mortgage Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgaged	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
State	Properties	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
New York	5	$162,210,526	19.4%	5.9895%	59	0	1.76x	11.0%	10.6%	53.6%	53.6%
California	10	104,600,000	12.5	6.4703	59	0	1.68	11.5	11.1	56.5	56.5
Southern California	9	101,350,000	12.1	6.4622	59	0	1.70	11.6	11.2	56.3	56.3
Northern California	1	3,250,000	0.4	6.7230	58	0	1.21	8.3	8.2	64.1	64.1
Texas	10	101,476,871	12.1	6.7953	59	358	1.67	12.6	12.0	60.0	59.2
Kentucky	2	86,925,080	10.4	6.7197	60	300	2.81	27.8	23.2	31.3	28.9
Pennsylvania	7	49,426,864	5.9	5.9930	59	0	1.42	8.8	8.7	62.1	62.1
Florida	4	45,370,000	5.4	6.3855	59	0	1.49	9.9	9.6	53.4	53.4
Illinois	2	38,868,007	4.6	6.5394	59	0	1.49	10.5	10.0	64.7	64.7
Wisconsin	1	30,000,000	3.6	7.3800	60	0	1.52	13.7	11.4	53.6	53.6
Nevada	1	29,500,000	3.5	6.2400	59	0	1.63	11.0	10.3	61.3	61.3
Indiana	3	23,258,197	2.8	6.1270	59	0	1.42	9.0	8.8	65.2	65.2
Maryland	3	22,103,000	2.6	6.3820	60	360	1.74	14.1	12.5	57.0	54.9
Tennessee	1	20,633,000	2.5	6.1800	59	0	1.96	12.5	12.3	46.5	46.5
Iowa	5	19,421,398	2.3	6.0848	59	0	1.46	9.2	9.1	63.6	63.6
Colorado	1	17,960,000	2.1	6.3950	59	0	1.32	8.8	8.6	67.3	67.3
Washington	2	17,650,000	2.1	6.4582	60	0	1.49	10.2	9.7	57.5	57.5
Michigan	4	13,349,469	1.6	6.3730	58	0	1.51	9.9	9.8	60.6	60.6
Arizona	1	11,830,000	1.4	6.3030	60	0	1.76	12.6	11.2	65.0	65.0
Louisiana	1	8,350,000	1.0	6.7420	60	0	1.72	13.3	11.7	52.6	52.6
Arkansas	5	7,707,000	0.9	5.9380	59	0	1.35	8.3	8.1	65.2	65.2
South Carolina	3	7,500,000	0.9	7.0000	58	0	1.35	10.0	9.5	61.0	61.0
New Mexico	3	4,323,880	0.5	6.0244	60	0	1.45	9.1	9.0	59.7	59.7
Ohio	1	3,413,496	0.4	6.0800	59	0	1.44	9.0	8.9	64.5	64.5
Georgia	1	3,297,344	0.4	6.1800	59	0	1.96	12.5	12.3	46.5	46.5
New Jersey	1	3,100,000	0.4	6.3890	60	0	1.39	9.1	9.0	59.6	59.6
North Carolina	3	2,248,735	0.3	6.1800	59	0	1.96	12.5	12.3	46.5	46.5
Kansas	2	2,060,702	0.2	6.1800	59	0	1.96	12.5	12.3	46.5	46.5
North Dakota	1	1,252,785	0.1	6.1800	59	0	1.96	12.5	12.3	46.5	46.5
Total/Weighted Average:	83	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%

(1)  For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2) Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or in such other manner as the related mortgage loan seller deemed appropriate).

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BANK5 2024-5YR10

Annex A-2: Mortgage Pool Information

Range of Cut-off Date Balances

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date Balances ($)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
2,260,500 - 5,000,000	8	$25,220,500	3.0%	6.5424%	59	0	1.45x	9.9%	9.6%	62.4%	62.4%
5,000,001 - 15,000,000	17	156,414,592	18.7	6.4629	59	359	1.55	11.2	10.4	60.5	60.1
15,000,001 - 20,000,000	4	76,479,715	9.1	6.6109	59	358	1.50	10.9	10.5	60.7	59.9
20,000,001 - 30,000,000	7	180,797,000	21.6	6.6852	60	0	1.60	11.8	10.9	58.9	58.9
30,000,001 - 50,000,000	1	45,714,022	5.5	6.1800	59	0	1.96	12.5	12.3	46.5	46.5
50,000,001 - 70,000,000	2	104,210,526	12.4	5.9008	59	0	1.97	12.1	11.7	46.7	46.7
70,000,001 - 83,000,000	3	249,000,000	29.72	6.3200	60	300	1.95	15.9	14.1	51.3	50.4
Total/Weighted Average:	42	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF DSCRs (x)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
1.21 - 1.50	20	$267,512,092	31.9%	6.2563%	59	357	1.38x	9.0%	8.8%	62.8%	62.8%
1.51 - 2.00	19	431,613,737	51.5	6.5577	60	359	1.70	12.2	11.5	56.5	56.2
2.01 - 2.88	3	138,710,526	16.6	6.1801	59	300	2.60	22.1	19.1	35.3	33.8
Total/Weighted Average:	42	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NOI Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.7 - 8.0	3	$32,150,000	3.8%	6.0802%	60	0	1.25x	7.8%	7.7%	69.8%	69.8%
8.1 - 12.0	23	432,618,026	51.6	6.1160	59	0	1.55	9.9	9.5	59.4	59.4
12.1 - 16.0	13	269,993,329	32.2	6.7767	59	358	1.76	13.0	12.2	54.2	53.9
16.1 - 20.0	2	20,075,000	2.4	6.4749	60	360	1.99	16.5	14.5	51.3	49.1
20.1 - 28.7	1	83,000,000	9.9	6.7500	60	300	2.88	28.7	23.9	29.7	27.2
Total/Weighted Average:	42	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Underwritten NCF Debt Yields (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
7.6 - 8.0	4	$57,897,000	6.9%	6.0357%	60	0	1.28x	7.9%	7.8%	67.0%	67.0%
8.1 - 12.0	28	538,371,026	64.3	6.2943	59	0	1.59	10.6	10.1	57.7	57.7
12.1 - 16.0	9	158,568,329	18.9	6.7030	59	359	1.85	13.8	13.0	54.8	54.0
16.1 - 23.9	1	83,000,000	9.9	6.7500	60	300	2.88	28.7	23.9	29.7	27.2
Total/Weighted Average:	42	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%

A-2-3

BANK5 2024-5YR10

Annex A-2: Mortgage Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Cut-off Date LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
29.7 - 30.0	1	$83,000,000	9.9%	6.7500%	60	300	2.88x	28.7%	23.9%	29.7%	27.2%
30.1 - 50.0	8	199,744,548	23.8	6.1392	59	0	1.88	12.0	11.6	46.9	46.9
50.1 - 60.0	12	222,909,307	26.6	6.6002	60	359	1.63	12.2	11.2	57.0	56.5
60.1 - 70.0	20	323,432,500	38.6	6.3468	59	0	1.46	9.9	9.5	64.7	64.7
70.1 - 70.6	1	8,750,000	1.0	5.8000	59	0	1.33	7.9	7.8	70.6	70.6
Total/Weighted Average:	42	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%

Range of Loan-to-Value Ratios as of the Maturity Date or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Balloon or ARD LTV Ratios (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
27.2 - 30.0	1	$83,000,000	9.9%	6.7500%	60	300	2.88x	28.7%	23.9%	29.7%	27.2%
30.1 - 50.0	9	214,319,548	25.6	6.1562	59	360	1.89	12.3	11.8	47.3	47.1
50.1 - 60.0	11	208,334,307	24.9	6.6150	59	358	1.61	11.9	11.0	57.3	57.0
60.1 - 70.0	20	323,432,500	38.6	6.3468	59	0	1.46	9.9	9.5	64.7	64.7
70.1 - 70.6	1	8,750,000	1.0	5.8000	59	0	1.33	7.9	7.8	70.6	70.6
Total/Weighted Average:	42	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%

Range of Mortgage Rates

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Mortgage Rates (%)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
5.1810 - 5.5000	1	$50,210,526	6.0%	5.1810%	58	0	2.18x	11.9%	11.5%	43.2%	43.2%
5.5001 - 6.0000	5	71,657,000	8.6	5.9258	59	0	1.37	8.3	8.2	65.0	65.0
6.0001 - 6.5000	16	366,749,022	43.8	6.1934	59	360	1.60	10.6	10.1	59.7	59.6
6.5001 - 7.0000	13	244,530,215	29.2	6.6915	59	311	2.07	17.5	15.6	46.1	45.1
7.0001 - 7.4390	7	104,689,592	12.5	7.3436	60	357	1.59	13.3	12.0	57.9	57.7
Total/Weighted Average:	42	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%

A-2-4

BANK5 2024-5YR10

Annex A-2: Mortgage Pool Information

Original Term to Maturity or ARD

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Original Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
60	42	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%
Total/Weighted Average:	42	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%

Range of Remaining Terms to Maturity or ARD as of the Cut-off Date

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Terms to Maturity or ARD (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
57 - 60	42	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%
Total/Weighted Average:	42	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%

Mortgage Loans by Original Amortization Term

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Original Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	38	$712,757,048	85.1%	6.3394%	59	0	1.62x	10.9%	10.4%	58.0%	58.0%
300	1	83,000,000	9.9	6.7500	60	300	2.88	28.7	23.9	29.7	27.2
360	3	42,079,307	5.0	6.7148	59	359	1.75	14.6	13.5	54.9	51.9
Total/Weighted Average:	42	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%

A-2-5

BANK5 2024-5YR10

Annex A-2: Mortgage Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Range of Remaining Amortization Terms (mos.)	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Non-Amortizing	38	$712,757,048	85.1%	6.3394%	59	0	1.62x	10.9%	10.4%	58.0%	58.0%
300	1	83,000,000	9.9	6.7500	60	300	2.88	28.7	23.9	29.7	27.2
357 - 360	3	42,079,307	5.0	6.7148	59	359	1.75	14.6	13.5	54.9	51.9
Total/Weighted Average:	42	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%

(1)The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

Mortgage Loans by Amortization Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Amortization Type	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Interest Only	38	$712,757,048	85.1%	6.3394%	59	0	1.62x	10.9%	10.4%	58.0%	58.0%
Amortizing Balloon	4	125,079,307	14.9	6.7382	59	320	2.50	24.0	20.4	38.2	35.5
Total/Weighted Average:	42	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%

Mortgage Loans by Loan Purpose

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Loan Purpose	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Refinance	34	$723,167,333	86.3%	6.3783%	59	314	1.73x	12.8%	11.8%	55.1%	54.7%
Acquisition	7	107,349,022	12.8	6.5574	59	360	1.84	13.2	12.5	54.8	54.4
Recapitalization	1	7,320,000	0.9	6.1100	60	0	1.83	12.6	11.3	46.3	46.3
Total/Weighted Average:	42	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%

Mortgage Loans by Lockbox Type

				Weighted Average
			Percent by
	Number of		Aggregate		Remaining	Remaining		U/W NOI	U/W NCF
	Mortgage	Aggregate Cut-off	Cut-off Date	Mortgage	Term to Maturity	Amortization	U/W NCF	Debt	Debt	Cut-off Date	Balloon or ARD
Type of Lockbox	Loans	Date Balance ($)	Pool Balance (%)	Rate (%)	or ARD (mos.)	Term (mos.)	DSCR (x)	Yield (%)	Yield (%)	LTV (%)	LTV (%)
Springing	25	$380,662,500	45.4%	6.4359%	59	300	1.81x	14.2%	12.8%	54.4%	53.9%
Hard / Springing Cash Management	11	348,923,855	41.6	6.3234	59	359	1.78	12.1	11.5	53.6	53.3
Soft / Springing Cash Management	5	89,700,000	10.7	6.6372	60	0	1.48	11.0	10.0	60.7	60.7
Soft / In Place Cash Management	1	18,550,000	2.2	5.9100	58	0	1.35	8.2	8.1	65.0	65.0
Total/Weighted Average:	42	$837,836,355	100.0%	6.3989%	59	320	1.75x	12.8%	11.9%	55.0%	54.6%

A-2-6

BANK5 2024-5YR10

Annex A-2: Mortgage Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing

	Number of			Number of			Number of
	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	% by Cut-off	Mortgage	Cut-off	Cut-off
Type of Escrow	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance	Loans	Date Balance ($)	Date Balance ($)
Tax Escrow	31	$583,493,614	69.6%	36	$639,836,114	76.4%	6	$198,000,241	23.6%
Insurance Escrow	18	$241,987,500	28.9%	19	$246,287,500	29.4%	23	$591,548,855	70.6%
Replacement Reserve	13	$209,390,000	25.0%	34	$607,142,092	72.5%	7	$218,864,263	26.1%
TI/LC Reserve(1)	9	$335,304,548	79.2%	11	$205,284,592	48.5%	6	$218,044,263	51.5%

(1)The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of loans secured in whole or in part by office, retail, industrial and mixed-use properties.

A-2-7

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS

[THIS PAGE INTENTIONALLY LEFT BLANK]

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

A-3-1

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

A-3-2

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Yonkers
Mount Vernon
WESTCHESTER COUNTY
New Rochelle
Van Cortlandt Park
NYS Thruway
Mosholu Pkwy
Nereid Ave.
Sandford Blvd.
S. Columbus Ave.
Hutchinson River Pkwy
Pelhamdale Ave.
Weyman Ave.
E. 223rd St.
Montefiore Medical Center Wakefield Campus
Baychester Ave.
E 233rd St.
Pelham Manor
Pelham Country Club
WOODLAND CEMETERY
Jerome Ave.
Mosholu Golf Course
Seton Falls Park
Boston Rd.
Pelham Rd.
E. 222nd St.
Montefiore Medical Center Moses Campus
METRO NORTH
Bronx River Pkwy
New England Thruway
Williamsbridge
Pelham Bay and Split Rock Golf Courses
Williamsbridge Oval
E. Gun Hill Rd.
Webster Ave.
Co-Op City
Bay Plaza Community Center
2100 Bartow Avenue
Bronx, NY 10475
The Mall at Bay Plaza
Gun Hill Rd.
BRONX
Williamsbridge Rd.
Eastchester Rd.
Bronx Botanical Gardens
Fordham University
Jack Coffey Field
City Island Rd.
Pelham Bay Park
Pelham Pkwy.
NYC Health + Hospitals/ Jacobi
Montefiore Medical Center Hutchinson Campus
Yeshiva Univ. Jack & Pearl Campus
Mercy College - Bronx Campus
Crotona Ave.
Bronx Zoo
Morris Park
Jack D. Weiler Hosp.
Albert Einstein Coll. of Medicine
Calvary Hospital
Aileen B. Ryan Recreational Complex
City Island
G.W. Bridge 3 miles
Morris Park Ave.
Bruckner Expwy
Tremont Ave.
The Fountain at Metropolitan Oval
Long Island Sound
Amazon
Tremont Ave.
Throggs Neck Shopping Ctr.
Castle Hill
Ferry Point Park
Throgs Neck
Throgs Neck Bridge
SUNY Maritime College
Whitestone Br.
East River
87
95
22
1
2
4
5
6
295
678
695
PATERSON
YONKERS
New Rochelle
NEW JERSEY
BRONX
LONG ISLAND
MANHATTAN
NEWARK
JERSEY CITY
QUEENS
BROOKLYN
STATEN ISLAND
Atlantic Ocean

A-3-3

No. 1 – Bay Plaza Community Center
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype(4):	Mixed-Use – Retail/Office
	Original Principal Balance(1):	$83,000,000		Location:	Bronx, NY
	Cut-off Date Balance(1):	$83,000,000		Size(4):	568,813 SF
	% of Initial Pool Balance:	9.9%		Cut-off Date Balance Per SF(1):	$492.25
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$492.25
	Borrower Sponsor:	Prestige Properties & Development		Year Built/Renovated:	1988, 2013/2023
	Guarantors:	Sami Shalem and Irving Pergament		Title Vesting:	Fee
	Mortgage Rate:	6.1300%		Property Manager:	Prestige Properties & Development Co., Inc. (borrower related)
	Note Date:	September 17, 2024		Current Occupancy (As of):	89.7% (6/1/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	92.0%
	Maturity Date:	October 1, 2029		YE 2022 Occupancy:	90.0%
	IO Period:	60 months		YE 2021 Occupancy:	90.0%
	Loan Term (Original):	60 months		YE 2020 Occupancy:	90.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$470,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$826.28
	Call Protection:	L(24),YM1(29),O(7)		As-Is Appraisal Valuation Date:	July 25, 2024

	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(1)
	Additional Debt(1)(2):	Yes		TTM NOI (6/30/2024)(5):	$23,454,156
	Additional Debt Type (Balance)(1)(2):	Pari Passu ($197,000,000)		YE 2023 NOI:	$23,030,484
				YE 2022 NOI:	$22,148,647
				YE 2021 NOI:	NAV
Escrows and Reserves(3)				U/W Revenues:	$39,831,349
	Initial	Monthly	Cap	U/W Expenses:	$11,772,713
Taxes:	$0	Springing	NAP	U/W NOI(5):	$28,058,636
Insurance:	$0	Springing	NAP	U/W NCF:	$26,795,419
Replacement Reserve:	$7,110	$7,110	$170,644	U/W DSCR based on NOI/NCF(1):	1.61x / 1.54x
TI/LC Reserve:	$1,000,000	Springing	$1,000,000	U/W Debt Yield based on NOI/NCF(1):	10.0% / 9.6%
Outstanding TI/LC:	$1,941,930	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.0% / 9.6%
				Cut-off Date LTV Ratio(1):	59.6%
				LTV Ratio at Maturity(1):	59.6%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$280,000,000	100.0%	Loan Payoff	$265,439,060	94.8%
			Return of Equity	$10,155,147	3.6
			Reserves	$2,949,040	1.1
			Closing Costs	$1,456,753	0.5
Total Sources	$280,000,000	100.0%	Total Uses	$280,000,000	100.0%
(1)	The Bay Plaza Community Center Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance of $280,000,000. The financial information presented in the chart above is based on the Bay Plaza Community Center Whole Loan (as defined below).
(2)	See “The Mortgage Loan” section below for further discussion of additional mortgage debt.
(3)	See “Escrows” below for further discussion of reserve requirements.
(4)	The Bay Plaza Community Center Property (as defined below) is a 568,813 square foot mixed-use property with 384,769 square feet of retail space and 184,044 square feet of office space.
(5)	The increase in NOI from TTM (6/30/2024) to U/W is primarily attributable to recent office leases executed by NYC – ACS (as defined below) and UFT (as defined below), and burn-off of associated free rent.

A-3-4

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

The Mortgage Loan. The largest mortgage loan (the “Bay Plaza Community Center Mortgage Loan”) is part of a fixed rate whole loan evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $280,000,000 (the “Bay Plaza Community Center Whole Loan”). The Bay Plaza Community Center Whole Loan is secured by the borrower’s fee interest in a 568,813 square foot mixed-use, retail/office property located in The Bronx, New York (the “Bay Plaza Community Center Property”). The Bay Plaza Community Center Mortgage Loan is evidenced by the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $83,000,000. The Bay Plaza Community Center Whole Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on September 17, 2024. The Bay Plaza Community Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR10 securitization trust. The relationship between the holders of the Bay Plaza Community Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$83,000,000	$83,000,000	BANK5 2024-5YR10	Yes
A-2	$80,000,000	$80,000,000	JPMCB(1)	No
A-3	$67,000,000	$67,000,000	JPMCB(1)	No
A-4	$40,000,000	$40,000,000	JPMCB(1)	No
A-5	$10,000,000	$10,000,000	JPMCB(1)	No
Total	$280,000,000	$280,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Borrowers and Borrower Sponsor. The borrower entities for the Bay Plaza Community Center Whole Loan are SP Center, LLC and BPCC Lease, LLC, each a New York limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantors are Sami Shalem and Irving Pergament, each an individual, who are the Chief Executive Officer and President, respectively, of the borrower sponsor, Prestige Properties & Development. Founded in 1984, Prestige Properties & Development is a real estate company specializing in the ownership, development and management of Class A retail and office properties. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Bay Plaza Community Center Whole Loan.

The Property. Built in 1988 and renovated in 2023, the Bay Plaza Community Center Property is a 568,813 square foot mixed-use property with 384,769 square feet of retail space and 184,044 square feet of office space located in the Baychester neighborhood of The Bronx. The Bay Plaza Community Center Property comprises a four-story retail and office building, a two-story multi-tenant retail building, a two-story single tenant building and two one-story outparcel retail buildings situated on a 29.42-acre parcel with 1,950 parking spaces. According to the appraisal, the Bay Plaza Community Center Property is part of the greater Bay Plaza retail complex, which comprises 2.0 million square feet and is the prime retail destination in The Bronx. The Bay Plaza Community Center Property is bordered directly to the north by Co-op City, the largest single residential development in the US, with 15,372 residential units across 35 high-rise buildings.

As of June 1, 2024, the Bay Plaza Community Center Property was approximately 89.7% occupied by a granular tenant base comprising 54 unique tenants, with no single tenant accounting for greater than 10.6% of underwritten base rent or 11.8% of net rentable area. As of June 1, 2024, the retail component was 97.6% occupied by 43 unique tenants, while the office component was 73.3% occupied by 11 unique tenants. The Bay Plaza Community Center Property has demonstrated consistent performance, maintaining an occupancy rate at or above 90.0% between 2019 and 2023. The Bay Plaza Community Center Property is anchored by Stop and Shop (10.2% of underwritten base rent), which has been a tenant since August 1996, and AMC (10.6% of underwritten base rent), which is the sole movie theater in the Bronx. The remaining tenancy is largely comprised of institutional quality national retail brands.

The office space at the Bay Plaza Community Center Property underwent significant renovations in 2023 in connection with the recent leasing and buildout of the New York City Administration for Children’s Services (“NYC – ACS”) and United Federation of Teachers (“UFT”) spaces. Both NYC – ACS and UFT executed long term leases expiring in 2044. The borrower sponsor invested approximately $13.7 million in the buildout of the spaces, including mechanical upgrades and base building improvements. The borrower sponsor invested a total of approximately $21.5 million in capital expenditures on the office space between 2022 and 2023.

Major Tenants.

Stop & Shop (Fitch/Moody’s/S&P: NR/Baa1/BBB+; 67,333 square feet; 11.8% of net rentable area; 10.2% of underwritten base rent): Founded in 1914, Stop & Shop is a subsidiary for Koninklijke Ahold Delhaize N.V., which operates retail food stores and e-commerce primarily in the United States and Europe. Stop & Shop has over 50,000 associates across over 350 stores throughout Massachusetts, Connecticut, Rhode Island and New York. Stop & Shop has steadily increased sales at the Bay Plaza Community Center Property since 2018, increasing from $35,314,144 ($524.47 PSF) in 2018 to $51,839,003 ($769.89 PSF) in 2023. Stop & Shop is a long-standing retail tenant that has been at the Bay Plaza Community Center Property since 1996. Stop & Shop’s lease expires in October 2033, has two, five-year extension options remaining and no unilateral termination options.

AMC (55,700 square feet; 9.8% of net rentable area; 10.6% of underwritten base rent): Founded in 1920 and headquartered in Leawood, Kansas, AMC is a theatrical exhibition company that has pioneered many of the industry’s innovations. As of December 31, 2023, the company owned, leased or operated 898 theatres and 10,059 screens in 11 countries, including 562 theaters with a total of 7,369 screens in the United States and 336 theaters with a total of 2,690 screens in European markets. AMC’s sales have largely recovered from post-COVID-19 pandemic lows, increasing from $6,837,927 ($525,994 per screen) in 2021 to $14,207,861

A-3-5

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

($1,092,912 per screen) in 2023, nearly reaching pre-pandemic performance. The AMC location at the Bay Plaza Community Center Property is the sole movie theater in the borough of The Bronx, which the appraiser suggests will support future demand and subsequent sales growth. AMC is a long-standing retail tenant that has been at the Bay Plaza Community Center Property since 1989. AMC’s lease expires in June 2029, has three, five-year extension options remaining and no termination options.

United Federation of Teachers (“UFT”) (45,008 square feet; 7.9% of net rentable area; 6.5% of underwritten base rent): The UFT is a labor union that is the sole bargaining agent for most of New York’s public schools. In total, the UFT represents nearly 200,000 members, including approximately 75,000 teachers, 25,000 classroom paraprofessionals and many other school-based employees, including secretaries, counselors and physical therapists. UFT has been an office tenant at the Bay Plaza Community Center Property since September 2023 and is under a long-term lease through July 2044. The Loan Sponsor invested approximately $14.2 million in the buildout of UFT and NYC – ACS spaces in 2023. UFT has two, 10-year extension options remaining and no termination options.

The following table presents a summary regarding the major tenants at the Bay Plaza Community Center Property:

Major Tenants(1)

Tenant Name	Tenant Type	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF	Term. Option (Y/N)	Lease Expiration Date	Ext. Options
Anchor Tenant
Stop & Shop	Retail	NR/Baa1/BBB+	67,333	11.8%	$2,943,523	10.2%	$43.72	Y(3)	10/31/2033	2 x 5 Yr
AMC	Retail	NR/NR/NR	55,700	9.8%	$3,060,158	10.6%	$54.94	N	6/30/2029	3 x 5 Yr

Major Tenants
UFT	Office	NR/NR/NR	45,008	7.9%	$1,867,382	6.5%	$41.49	N	7/31/2044	2 x 10 Yr
Raymour & Flanigan	Retail	NR/NR/NR	43,000	7.6%	$1,441,790	5.0%	$33.53	N	12/31/2029	1 x 5 Yr
NYC - ACS	Office	AA/Aa2/AA	37,500	6.6%	$1,352,291	4.7%	$36.06	Y(4)	9/25/2044	1 x 5 Yr
Bob's Furniture	Retail	NR/NR/NR	29,428	5.2%	$1,369,096	4.8%	$46.52	N	2/29/2028	1 x 5 Yr
Montefiore Medical	Office	NR/NR/NR	27,600	4.9%	$1,163,074	4.0%	$42.14	N	12/31/2029	1 x 5 Yr
DSW Shoes	Retail	NR/NR/NR	21,000	3.7%	$1,251,180	4.4%	$59.58	Y(5)	1/31/2034	1 x 5 Yr
Dallas BBQ(6)	Retail	NR/NR/NR	13,106	2.3%	$862,410	3.0%	$65.80	N	7/31/2033	None
Adidas	Retail	NR/A3/A-	10,595	1.9%	$766,385	2.7%	$72.33	Y(7)	1/31/2033	1 x 5 Yr
Total/Wtd. Avg.			350,270	61.6%	$16,077,289	55.9%	$45.90

Remaining Occupied Retail			135,517	23.8%	$11,707,374	40.7%	$86.39
Remaining Occupied Office			22,467	3.9%	$969,849	3.4%	$43.17

Occupied Total			508,254	89.4%	$28,754,513	100.0%	$56.58
Vacant Space			60,559	10.6%
Total/Wtd. Avg.			568,813	100.0%
(1)	Based on the underwritten rent roll dated as of June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Stop & Shop has the right to terminate its lease if the borrower sponsor leases, rents or permits any other premises in the Bay Plaza Community Center Property or any property contiguous or adjacent to it that is owned or leased by the borrower sponsor to be used for supermarket or drugstore purposes. Additionally, Stop & Shop has the right to terminate its lease if the borrower sponsor permits any other occupants of the Bay Plaza Community Center Property to sell food or food products for off-premises consumption, prescription or nonprescription drugs, or health and beauty aids.
(4)	Effective between March 26, 2034 and March 26, 2035 upon 360 days’ notice, NYC – ACS has a one-time right to terminate its lease upon payment of a termination fee in an amount equal to the unamortized portion of the sum of (i) brokerage commission that Landlord paid the NYC – ACS’s broker, (ii) the borrower’s contribution towards the buildout of NYC – ACS’s space, (iii) $1,012,500.
(5)	DSW has the right to terminate its lease if less than one of Bob’s Furniture or Stop & Shop plus retailers having an aggregate of 65% of NRA of the Bay Plaza Community Center Property are open for business for over 18 months.
(6)	Dallas BBQ also pays percentage rent equal to the product of gross sales in excess of $8,000,0000 multiplied by 6% which is excluded from Annual U/W Rent PSF above.
(7)	Adidas has the right to terminate its lease if its gross sales between months 49 and 60 of its initial term do no exceed $4,000,000, provided it gives notice within 90 days following the 60th month of its term.

A-3-6

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

The following table presents a summary of sales for certain tenants at the Bay Plaza Community Center Property:

Select Tenant Sales

	SF	2018 Sales PSF	2019 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	2023 Occupancy Cost(1)
Stop & Shop	67,333	$524.47	$516.12	$611.54	$687.19	$769.89	9.5%
AMC(2)	55,700	$1,342,379	$1,319,639	$525,994	$836,167	$1,092,912	28.5%
Raymour & Flanigan	43,000	$565.07	$549.31	$680.27	$560.29	$488.27	12.3%
Bob's Furniture	29,428	$760.79	$922.32	$731.40	$697.58	$632.41	10.6%
DSW Shoes	21,000	$266.41	$262.91	$321.47	$317.23	$257.45	30.0%
Dallas BBQ	13,106	$767.96	$762.19	$718.33	$763.52	$769.18	11.3%
Five Below	10,586	$473.69	$516.77	$462.03	$434.15	$454.77	17.0%
(1)	Occupancy Cost is calculated by dividing gross sales of each tenant by the sum of (i) its contractual rent based on the underwritten rent roll dated June 1, 2024 and (ii) its reimbursements based on the underwritten rent roll dated June 1, 2024.
(2)	Calculated based on a sales per screen (with 13 screens).

The following table presents certain information relating to the lease rollover schedule at the Bay Plaza Community Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM/2024	1	3,488	0.6%	3,488	0.6%	$285,863	1.0%	$81.96
2025	3	7,597	1.3%	11,085	1.9%	$625,670	2.2%	$82.36
2026	10	35,654	6.3%	46,739	8.2%	$2,622,557	9.1%	$73.56
2027	3	11,708	2.1%	58,447	10.3%	$1,127,292	3.9%	$96.28
2028	2	31,419	5.5%	89,866	15.8%	$1,533,354	5.3%	$48.80
2029	8	144,190	25.3%	234,056	41.1%	$7,388,890	25.7%	$51.24
2030	4	20,637	3.6%	254,693	44.8%	$1,687,016	5.9%	$81.75
2031	4	11,476	2.0%	266,169	46.8%	$858,933	3.0%	$74.85
2032	2	3,565	0.6%	269,734	47.4%	$270,251	0.9%	$75.81
2033	8	111,455	19.6%	381,189	67.0%	$6,059,411	21.1%	$54.37
2034	4	30,192	5.3%	411,381	72.3%	$1,830,006	6.4%	$60.61
2035 & Thereafter	5	96,873	17.0%	508,254	89.4%	$4,465,270	15.5%	$46.09
Vacant	0	60,559	10.6%	568,813	100.0%	$0	0.0%	$0.00
Total / Wtd. Avg.	54	568,813	100.0%			$28,754,513	100.0%	$56.58
(1)	Based on the underwritten rent roll dated June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Bay Plaza Community Center Property:

Historical Occupancy(1)

	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023	6/1/2024(2)
Retail	98.0%	96.0%	91.0%	93.0%	99.0%	97.6%
Office	73.3%	77.5%	87.9%	83.7%	77.4%	73.3%
Overall	90.0%	90.0%	90.0%	90.0%	92.0%	89.7%
(1)	Includes tenants that have leases that have not yet commenced, but have executed leases.
(2)	Current occupancy is based on the underwritten rent roll dated as of June 1, 2024.

A-3-7

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Bay Plaza Community Center Property:

Cash Flow Analysis

	2022	2023	TTM 6/30/2024	U/W	%(1)	U/W $ per SF
Rents In Place(2)	$24,211,177	$24,010,544	$24,260,443	$28,754,513	66.1%	$50.55
Vacant Income	0	0	0	2,628,762	6.0%	$4.62
Gross Potential Rent	$24,211,177	$24,010,544	$24,260,443	$31,383,275	72.2%	$55.17
Reimbursements	6,657,426	7,326,455	7,582,157	11,541,016	26.5%	$20.29
Percentage Rent	214,844	425,964	254,540	298,449	0.7%	$0.52
Other Rental Storage	268,434	425,117	56,524	250,025	0.6%	$0.44
Net Rental Income	$31,351,881	$32,188,080	$32,153,664	$43,472,765	100.0%	$76.43
Less Vacancy	0	0	0	(3,641,416)	(8.4%)	($6.40)
Effective Gross Income	$31,351,881	$32,188,080	$32,153,664	$39,831,349	91.6%	$70.03

Real Estate Taxes(3)	$2,423,583	$2,578,213	$2,709,774	$4,447,961	11.2%	$7.82
Insurance	634,343	730,780	753,822	565,042	1.4%	$0.99
Management Fee	471,380	529,838	523,245	1,000,000	2.5%	$1.76
Other Expenses	5,673,928	5,318,765	4,712,667	5,759,710	14.5%	$10.13
Total Expenses	$9,203,234	$9,157,596	$8,699,508	$11,772,713	29.6%	$20.70

Net Operating Income	$22,148,647	$23,030,484	$23,454,156	$28,058,636	70.4%	$49.33
Capital Expenditure Reserve(4)	0	0	0	(100,000)	(0.3%)	($0.18)
TI/LC	0	0	0	1,277,896	3.2%	$2.25
Replacement Reserves	0	0	0	85,322	0.2%	$0.15
Net Cash Flow(5)	$22,148,647	$23,030,484	$23,454,156	$26,795,419	67.3%	$47.11

NOI DSCR(6)	1.27x	1.32x	1.35x	1.61x
NCF DSCR(6)	1.27x	1.32x	1.35x	1.54x
NOI Debt Yield(6)	7.9%	8.2%	8.4%	10.0%
NCF Debt Yield(6)	7.9%	8.2%	8.4%	9.6%
(1)	Represents (i) percent of Net Rental Income for all revenue figures and Vacancy and (ii) percent of Effective Gross Income for all other figures.
(2)	U/W Rents in Place are based on the underwritten rent roll dated June 1, 2024 inclusive of contractual rent steps through October 2025.
(3)	The increase in Real Estate Taxes from TTM 6/30/2024 to U/W is primarily attributable to the burn- off abatements associated with ICAP and ICIP programs. Nearly all tenants are subject to NNN leases, largely mitigating the impact of any future tax increases.
(4)	U/W Capital Expenditure Reserve represents a credit against anticipated TI/LCs during the term of the term of the loan for the $1,000,000 reserved at loan origination.
(5)	The increase in Net Cash Flow from TTM 6/30/2024 to U/W is primarily attributable to recent office leases executed by NYC – ACS and UFT, and the burn-off of their associated free rent.
(6)	DSCR and Debt Yields are based on the Bay Plaza Community Center Whole Loan.

Appraisal. The appraiser concluded to an “As-is” value for the Bay Plaza Community Center Property of $470,000,000 as of July 25, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 31, 2024, there was no evidence of any recognized environmental conditions at the Bay Plaza Community Center Property.

Market Overview and Competition. The Bay Plaza Community Center Property is located at the intersection of Hutchinson River Parkway and Bartow Avenue within the Baychester neighborhood of The Bronx. The Baychester neighborhood is bordered by the Eastchester neighborhood to the north, Williamsbridge neighborhood in the west, Pelham Gardens to the south and Hutchinson River to the east. The New England Thruway bifurcates the Baychester neighborhood and provides access into Queens through the Throggs Neck Bridge and arterial access into Manhattan and New Jersey.

Baychester is a residential, self-contained community. The streets are improved with mainly middle-income residential housing types, including multi-tenant rentals, cooperative apartments and condominium buildings. Located in the northern section of Baychester is Co-op City, the largest single residential development in the United States. Co-op City has 15,372 residential units across 35 high-rise buildings. Co-op City also features a school system, parking garages and shopping centers.

The Bay Plaza Community Center Property is located within the Bay Plaza retail complex, adjacent to the Mall at Bay Plaza. The retail complex contains a total of approximately two million square feet of retail space and is the prime retail center in The Bronx. The Mall at Bay Plaza contains tenants including JCPenney, Macy’s, Victoria’s Secret, Hollister Co., Vans, Express, Charlotte Russe and H&M. According to a third party market data provider, the Bay Plaza retail complex receives more than 15 million visitors each year, with visitors spending an average of 84 minutes in the center with each visit. Additionally, according to a third party market data provider, the center contains several tenants which rank among the most visited chains in the State of New York, such as Chase Bank, Starbucks, Bank of America and Sephora.

Within a 0.5-, one- and three-mile radius of the Bay Plaza Community Center Property, the 2022 average household income was approximately $68,328, $76,059 and $77,983, respectively; and within the same radii, the 2022 population was 27,314, 59,931 and 499,018, respectively.

A-3-8

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

According to the appraisal, the Bay Plaza Community Center Property is situated within The Bronx shopping center market. As of the second quarter of 2024, The Bronx shopping center market reported total inventory of approximately 5.3 million square feet with a 6.0% vacancy rate and average asking rents of $51.95 per square foot. Additionally, the Bay Plaza Community Center Property is located within The Bronx office market. As of the second quarter of 2024, The Bronx office market reported total inventory of approximately 15.7 million square feet with a 8.3% vacancy rate and average rents of $35.60 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Bay Plaza Community Center Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
Anchor – Stop & Shop	$45.00	15	10% every 60 months	$40.00
Anchor – AMC	$50.00	15	10% every 60 months	$40.00
Junior Anchor (>25,000 SF)	$55.00	10	10% every 60 months	$40.00
Junior Anchor (11,000 - 25,000 SF)	$60.00	10	10% every 60 months	$40.00
In-Line – Large (6,000 - 11,000 SF)	$65.00	10	10% every 60 months	$30.00
In-Line – Mid (3,000 - 6,000 SF)	$75.00	10	3% per annum	$30.00
In-Line – Small (<3,000 SF)	$85.00	10	3% per annum	$30.00
Outparcel – Bank	$125.00	10	3% per annum	$30.00
Office – Large (>30,000 SF)	$35.00	10	10% every 60 months	$120.00
Office – Mid (5,000 - 30,000 SF)	$40.00	10	3% per annum	$100.00
Office – Small (<5,000 SF)	$45.00	10	3% per annum	$100.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable retail centers pertaining to the Bay Plaza Community Center Property identified by the appraiser:

Competitive Set(1)

Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Bay Plaza Community Center Property
Bay Plaza Community Center	1998, 2013/2023	384,769(2)	97.6%(3)	AMC Theaters, Stop & Shop	NAP
The Mall at Bay Plaza	2014 / NAP	490,314	98.0%	JCPenney, Macy’s, Forever 21	0.3 Miles South
Bay Plaza Shopping Center	1988 / NAP	864,327	98.0%	Marshalls, PC Richards & Son, Staples, Ashley’s HomeStore	0.2 Miles South
Peartree Square	2003 / NAP	141,156	98.0%	Stop & Shop	1.1 Miles North
Gun Hill Commons	1986 / NAP	81,177	100.0%	ALDI, Planet Fitness	1.2 Miles Southwest
Post Road Plaza	1990 / 2009	257,143	85.0%	Fairway Market, Dave & Buster’s, 24 Hour Fitness, HomeGoods	2.2 Miles North
Throggs Neck Shopping Center	2013 / NAP	473,312	98.0%	Target, TJ Maxx	4.4 Miles South
Mount Vernon Shopping Center	2005 / NAP	290,852	83.0%	Target, TJ Maxx	4.5 Miles North
Bruckner Commons	1964 / 1989	369,301	89.0%	Target, Burlington, Leonardo Furniture	5.0 Miles Southwest
Bronx Terminal Market	2009 / NAP	918,537	97.0%	Target, BJ’s Wholesale Club, Home Depot	10.1 Miles Southwest
Weighted Average			95.0%(4)
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of June 1, 2024.
(3)	Based on the retail occupancy at the Bay Plaza Community Center Property. Total occupancy inclusive of office square feet is 89.7%.
(4)	Weighted Average excludes the Bay Plaza Community Center Property.

A-3-9

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Escrows. At loan origination, the borrowers were required to deposit into escrow (i) approximately $7,110 for replacement reserves, (ii) $1,000,000 for rollover reserves and (iii) $1,941,930 for outstanding tenant improvements and free rent.

Real Estate Taxes – On a monthly basis during the continuance of a Cash Sweep Event Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – During the continuance of a Lockbox Event Period, except if the Bay Plaza Community Center Property is insured under an acceptable blanket policy, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – The borrowers are required to escrow approximately $7,110 on a monthly basis for replacements and repairs to be made at the Bay Plaza Community Center Property, subject to a cap of approximately $170,644.

Rollover Reserve – The borrowers are required to escrow approximately $47,401 on a monthly basis for ongoing rollover reserves, subject to a cap of $1,000,000.

Lease Sweep Reserve – During a Lease Sweep Period (as defined below), all excess cash flow is deposited into the cash management account.

Lockbox and Cash Management. The Bay Plaza Community Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept on a weekly basis and to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Bay Plaza Community Center Whole Loan, or if (ii) no Cash Sweep Event Period is continuing, disbursed to the borrowers.

A “Cash Sweep Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) bankruptcy action of the borrowers or property manager, (iii) the debt service coverage ratio based on the trailing one calendar quarter is less than 1.15x or (iv) the commencement of a Lease Seep Period (as defined below). A Lockbox Event Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced with 60 days, (c) with respect to clause (iii) above, the debt service coverage ratio based on the trailing two calendar quarters is greater than or equal to 1.15x for two consecutive calendar quarters and (d) with respect to clause (iv) above, the Lease Sweep Period has ended; provided, however, that (A) no event of default or other Cash Sweep Event Period is continuing, (B) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with the cure of Cash Sweep Event Period, including reasonable attorney’s fees and expenses, (C) with respect the clauses (a) and (b) above, the borrowers may not cure a Lockbox Event Period more than a total of two times in the aggregate during the term of the Bay Plaza Community Center Whole Loan, and (D) in no event may the borrowers cure a Cash Sweep Period caused by a bankruptcy action of the borrowers.

A ”Lease Sweep Period” (a) commences on the first payment date following the occurrence of (i) with respect to the AMC lease, the Raymour & Flanigan lease and any replacement lease (as described in the Bay Plaza Community Center Whole Loan documents) (each, a “Lease Sweep Lease”), the earlier to occur of (A) six months prior to stated expiration of the AMC lease or (B) six months prior to the stated expiration of the Raymour & Flanigan lease; (ii) the date any Lease Sweep Lease discontinues business or gives notice that intends to discontinue business; or (iii) the occurrence of an insolvency event or proceedings or a similar event with respect to a tenant (the “Lease Sweep Tenant Party”) under the Lease Sweep Lease (each, a “Lease Sweep Tenant Party Insolvency Proceeding”); and (b) end (i) in the case of clause (a)(i) above, upon the earlier of (x) the date that an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $25.00 (the “the Lease Sweep Deposit Amount”) applicable to the applicable Lease Sweep Lease has been accumulated in the related reserve account (the “Lease Sweep Account”) or the borrowers make a deposit into the Lease Sweep Account in the amount of the Lease Sweep Deposit Amount or delivers a letter of credit in the amount of the Lease Sweep Deposit Amount and (y) the date on which (i) the entirety of the applicable Lease Sweep Space is leased pursuant to one or more qualified leases with a tenant acceptable to the lender, (ii) the entire space covering the Lease Sweep Lease (the “Lease Sweep Space”) is tenanted and such tenants have taken occupancy, as more fully described in the Bay Plaza Community Center Whole Loan documents (the “Occupancy Conditions”) and (ii) the applicable tenant thereunder has delivered an estoppel reasonably acceptable to Lender; (ii) in the case of clause (a)(iii) above, either (A) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated, and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (B) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to Lender; (iii) in the case of clauses (a)(i) (a)(ii), and (a)(iii) above, the date on which the funds in the Lease Sweep Account collected with respect to the Lease Sweep Lease in question is equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Space, subject to certain conditions set forth in the Bay Plaza Community Center Whole Loan documents.

Real Estate Substitution. Not permitted.

Property Management. The Bay Plaza Community Center Property is managed by Prestige Properties & Development Co., Inc., an affiliate of the borrowers.

Subordinate and Mezzanine Indebtedness. None.

Partial Release. Not permitted.

A-3-10

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Ground Lease. None.

Rights of First Offer / Rights of First Refusal. None.

Letter of Credit. None.

Permitted Mezzanine Loan. The borrowers have a one-time right to cause a new mezzanine borrower (the “New Mezzanine Borrower”) to incur additional Indebtedness in the form of a mezzanine loan (the “New Mezzanine Loan”), subject to the satisfaction of certain conditions set forth in the related Bay Plaza Community Center Whole Loan documents, including, without limitation, the following: (a) the aggregate principal amount of the New Mezzanine Loan may in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than LTV ratio on the loan origination date and (y) an aggregate DSCR not less than the DSCR on the loan origination date; (b) the collateral for the New Mezzanine Loan may include only pledges of the direct or indirect equity interests in each SPE that is the member of a borrower; (c) the lender of the New Mezzanine Loan (the “New Mezzanine Lender”) must be a person approved by the Mortgage Loan lender; and (d) the lender of the New Mezzanine Loan must enter into an intercreditor agreement on terms acceptable to such New Mezzanine Lender and the Mortgage Loan lender in its sole discretion and together with a Rating Agency Confirmation with respect to such intercreditor agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the prospectus for additional information.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

A-3-11

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$83,000,000
140 & 103 North Fourth Street, 141 North Fourth Street, 120 North Third Street, and 130 North Third Street Louisville, KY 40202	The Galt House	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	29.7% 2.88x 28.7%

A-3-12

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$83,000,000
140 & 103 North Fourth Street, 141 North Fourth Street, 120 North Third Street, and 130 North Third Street Louisville, KY 40202	The Galt House	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	29.7% 2.88x 28.7%

The Galt House
140 & 103 North Fourth Street, 141 North Fourth Street,
120 North Third Street, and 130 North Third Street
Louisville, KY 40202
Clarksville
Jeffersonville
CLARK COUNTY
INDIANA
KENTUCKY
Shippingport Island
Ohio River
Clark Blvd
8th St
Court Ave
Utica Pike
Clark Mem. Bridge
JFK Mem. Bridge
Waterfront Park
River Rd
Bank St
N. 17th St
W. Main St
W. Market St
W. Jefferson St
W. Muhammad Ali Blvd
S. 16th St
S. 13th St
W. Broadway
S. 12th St
S. 9th St
S. 7th St
W. Kentucky St
W. Oak St
Frazier History Museum
Mohammad Ali Center
Louisville Slugger Museum & Factory
Kentucky Science Center
Kentucky Center for the Performing Arts
KFC Yum! Center
Louisville Slugger Field
Louisville Metro Hall
404 West Market
Kentucky International Convention Center
Jefferson County District Court
4th Street Live!
Downtown Louisville
S. 4th St
S. 3rd St
S. 2nd St
S. 1st St
N. Preston St
UofL Health – Jewish Hospital
University of Louisville Hospital
Norton Children's Hospital
Novak Center For Children's Health
Louisville Palace Theatre
Brown Theatre
LOUISVILLE
Spalding University
Louisville Memorial Auditorium
Old Louisville
Smoketown
E. Kentucky St
JEFFERSON COUNTY
Kentucky College of Art & Design
Conrad-Caldwell House Museum
S. Preston St
S. Jackson St
Shelby Park
Camp St
Lynn Family Stadium
Butchertown
Thomas Edison House
Story Ave
E. Main St
E. Market St
NuLu
E. Jefferson St
E. Liberty St
NuLu Technology Center
Baxter Ave
S. Campbell St
E. Broadway
Kindred Hospital Louisville
S. Shelby St
Logan St
E. Oak St
Algonquin Pkwy
S. 7th St
S. 3rd St
S. 2nd St
Cardinal Blvd
Speed Art Museum
University of Louisville
Louisville Intl. Airport 3 miles
64
65
71
31
31W
42
150
61
Clarksville
Jeffersonville
New Albany
LOUISVILLE
Prospect
Jeffersontown
Shively
Fern Creek

A-3-13

No. 2 The Galt House
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Hospitality – Full Service
Original Principal Balance:	$83,000,000			Location:	Louisville, KY
Cut-off Date Balance:	$83,000,000			Size:	1,310 Rooms
% of Initial Pool Balance:	9.9%			Cut-off Date Balance Per Room:	$63,359
Loan Purpose:	Refinance			Maturity Date Balance Per Room:	$58,034
Borrower Sponsor:	Al J. Schneider Company			Year Built/Renovated:	1972, 1984/2018-2023
Guarantor:	Al J. Schneider Company			Title Vesting:	Fee / Leasehold
Mortgage Rate:	6.7500%			Property Manager:	ALJSCO Management LLC (borrower affiliate)
Note Date:	September 13, 2024			Current Occupancy (As of):	54.3% (5/31/2024)
Seasoning:	0 months			YE 2023 Occupancy:	51.1%
Maturity Date:	October 11, 2029			YE 2022 Occupancy:	47.1%
IO Period:	0 months			YE 2021 Occupancy:	30.8%
Loan Term (Original):	60 months			YE 2020 Occupancy:	13.3%
Amortization Term (Original):	300 months			As-Is Appraised Value(2):	$279,600,000
Loan Amortization Type:	Amortizing Balloon			As-Is Appraised Value Per Room(2):	$213,435
Call Protection:	L(24),D(29),O(7)			As-Is Appraisal Valuation Date:	May 15, 2024

Lockbox Type:	Springing			Underwriting and Financial Information
Additional Debt:	None			TTM NOI (5/31/2024):	$24,213,300
Additional Debt Type (Balance):	NAP			YE 2023 NOI:	$22,649,503
				YE 2022 NOI :	$19,221,399
				YE 2021 NOI:	$7,006,488
				U/W Revenues:	$80,220,785
Escrows and Reserves(1)				U/W Expenses:	$56,381,167
Initial		Monthly	Cap	U/W NOI:	$23,839,618
Taxes	$912,300	$91,230	NAP	U/W NCF:	$19,828,578
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	3.46x / 2.88x
Outstanding (Elective PIP) Capital Expenditure Reserve	$3,218,345	$0	NAP	U/W Debt Yield based on NOI/NCF:	28.7% / 23.9%
FF&E Reserve	$0	$267,403	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	31.4% / 26.1%
Extraordinary Capital Expenditure Reserve	$3,000,000	$66,851	NAP	Cut-off Date LTV Ratio:	29.7%
				LTV Ratio at Maturity:	27.2%

Sources and Uses
Sources			Uses
Loan Amount	$83,000,000	100.0%	Loan Payoff	$69,945,742	84.3%
			Upfront Reserves	7,130,645	8.6
			Closing Costs	2,041,863	2.5
			Return of Equity:	$3,881,750	4.7
Total Sources	$83,000,000	100.0%	Total Uses	$83,000,000	100.0%
(1)	See “Escrows” section.
(2)	The appraised value represents the As-is Value of The Galt House Property (as defined below) as of May 15, 2024 of $279,600,000, which is comprised of the As-Is Reconciled valuation of $268,400,000 and the $11,200,000 for the KTDFA (as defined below) benefit. The KTDFA benefit was valued separately by the Appraiser based on the net present value of the remaining payments through Q1 2031 at a discount factor of 5.0%.

The Mortgage Loan. The second largest mortgage loan (the “The Galt House Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $83,000,000 and secured by the fee and leasehold interests in a 1,310-room full-service hotel located in Louisville, Kentucky (“The Galt House Property”). The collateral includes the fee interest in the 600-room east tower (the “East Tower”), which also contains an additional 74 furnished apartments that are rented on a short-term basis,  a leasehold interest in the 636-room west tower (the “West Tower”), and various space lease-type interests with sponsor affiliates in meeting rooms, a bar and parking rights to 398 parking spaces that are part of the East Tower’s approximately 2000-space parking garage.

The Borrowers and Borrower Sponsor. The borrowers are Schneider Hotels, LLC and Schneider Ground Company (Hotels) LLC, each a single-purpose, Kentucky limited liability company with one independent director each. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of The Galt House Mortgage Loan.

A-3-14

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$83,000,000
140 & 103 North Fourth Street, 141 North Fourth Street, 120 North Third Street, and 130 North Third Street Louisville, KY 40202	The Galt House	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	29.7% 2.88x 28.7%

The borrower sponsor and non-recourse carveout guarantor is Al J. Schneider Company (“AJS”). Founded in 1947 and based in Louisville, Kentucky, AJS is a family owned corporation that is Louisville’s largest owner-operator of hotels and has over 1,000 employees. As of July 31, 2024, AJS has seven properties in Louisville, including three hotels, two mixed used office/retail properties, one parking garage and one warehouse.

The Property. The Galt House Property is a 1,310-room, full-service hotel located in Louisville, Kentucky. The property was originally constructed by the sponsor in 1972 and comprises two towers connected via a conservatory, with the East Tower containing 18 stories and the West Tower containing 25 stories. Between 2018 and 2023 the property underwent a $95.5 million renovation, which included upgrades to the guestrooms, meeting space and food and beverage outlets. Situated on a 7.60-acre site, amenities at the property include over 120,000 square feet of meeting space, Pelo Salon and Spa, an outdoor swimming pool, fitness center, a business center and barber shop. The Galt House Property operates under a franchise agreement with TMH Worldwide, LLC (Wyndham Hotels & Resorts) which expires in March 2044. The franchisor entered into an initial key money arrangement with the borrower, evidenced by the borrower’s execution of a $3,500,000 development incentive note, which provides, among other things, that one-tenth of principal amount is forgiven without payment on each anniversary of the franchise agreement if the franchise agreement is in good standing on such date and has not otherwise been terminated.  In connection with loan origination, the franchisor provided a certificate of good standing with respect to the borrower and the property.  On July 29, 2024, the franchisor provided supplemental key money in connection with an extension of the franchise agreement to March 31, 2044, evidenced by borrower’s execution of a $5,250,000 supplemental development incentive note, which provides, among other things, that one-twentieth of the principal amount is forgiven without payment on each anniversary of the opening date following the supplemental development incentive note date if the franchise agreement is in good standing on such date and has not otherwise been terminated. In the event lender exercises remedies following a loan default, the lender has no obligation to assume the franchise agreement, and, if it does not assume the agreement, it has no obligation to pay remaining key money amounts.

The renovation at the subject property was also a part of a tourism development project as authorized by the Kentucky Tourism Development Finance Authority (“KTDFA”), which approved the property to receive inducements for a period of 10 years (through Q1 2031). The property has to provide the sales tax records, and in return, the KTDFA provides the hotel the lesser of the total amount of sales tax liability or 25% of the approved renovation costs, up to $74 million, or $1.85 million per year.

As of May 31, 2024, The Galt House Property had a trailing 12-month occupancy of 54.3%, ADR of $189.92 and RevPAR of $104.30. Total revenue at The Galt House Property is comprised of three components: rooms (61.4% of underwritten revenue), food and beverage (32.1% of underwritten revenue) and other operated departments (6.5% of underwritten revenue). According to the appraisal, the demand segmentation in 2023 for The Galt House Property was 30% Commercial, 35% leisure and 35% group.

The following table presents historical occupancy, ADR and RevPAR penetration rates of The Galt House Property:

Historical Occupancy, ADR, RevPAR(1)(2)
		Competitive Set			The Galt House Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022 TTM	54.8%	$211.14	$115.65	47.1%	$171.18	$80.68	86.0%	81.1%	69.8%
12/31/2023 TTM	60.4%	$219.96	$132.91	51.1%	$189.07	$96.52	84.5%	86.0%	72.6%
5/31/2024 TTM	60.6%	$226.57	$137.36	54.3%	$192.29	$104.33	89.5%	84.9%	76.0%

(1)	Information obtained from a third-party research report.
(2)	According to a third-party research report, the competitive set includes The Seelbach Hilton Louisville, Hyatt Regency Louisville, The Brown Hotel, Marriott Louisville Downtown and Omni Louisville.
(3)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR at The Galt House Property are attributable to variances in reporting methodology and/or timing differences.

The following table presents historical occupancy percentages at The Galt House Property:

Historical Occupancy(1)

12/31/2021	12/31/2022	12/31/2023	5/31/2024
30.8%	47.1%	51.1%	54.3%
(1)	Information obtained from the historical operating statements.

A-3-15

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$83,000,000
140 & 103 North Fourth Street, 141 North Fourth Street, 120 North Third Street, and 130 North Third Street Louisville, KY 40202	The Galt House	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	29.7% 2.88x 28.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Galt House Property:

Cash Flow Analysis

	2021	2022	2023	TTM 5/31/2024	U/W	% of U/W Total Revenue(1)	U/W $ per Room
Occupancy	30.8%	47.1%	51.1%	54.3%	54.3%
ADR	$150.14	$169.32	$186.64	$189.92	$189.92
RevPAR	$46.51	$80.64	$96.50	$104.30	$103.04

Room Revenue	$22,238,194	$38,559,557	$46,141,387	$50,007,921	$49,270,232	61.4%	$37,611
Food & Beverage Revenue	12,435,671	23,183,471	25,803,349	25,748,050	25,748,050	32.1	19,655
Other Revenue(2)	3,371,564	4,252,869	5,184,647	5,202,503	5,202,503	6.5	3,971
Total Revenue	$38,045,429	$65,995,897	$77,129,383	$80,958,474	$80,220,785	100.0%	$61,237

Room Expense	6,454,020	10,293,535	12,537,355	13,722,497	13,520,070	27.4	10,321
Food & Beverage Expense	9,289,354	15,488,641	17,115,292	17,005,883	17,005,883	66.0	12,982
Other Department Expense	952,355	1,374,757	1,525,427	1,477,628	1,477,628	28.4	1,128
Total Department Expenses	$16,695,729	$27,156,933	$31,178,074	$32,206,008	$32,003,581	39.9%	$24,430
Gross Operating Income	$21,349,700	$38,838,964	$45,951,309	$48,752,466	$48,217,204	60.1%	$36,807

Total Undistributed Expenses	12,065,621	16,780,241	19,956,993	21,127,461	20,709,968	25.8	15,809
Gross Operating Profit	$9,284,079	$22,058,723	$25,994,316	$27,625,005	$27,507,236	34.3%	$20,998

Property Taxes	982,920	1,023,644	1,054,661	1,058,112	1,507,910	1.9	1,151
Insurance	823,468	1,002,644	1,349,941	1,375,658	1,174,397	1.5	896
Ground Lease	471,203	811,036	940,211	977,935	985,311	1.2	752
Total Operating Expenses	$31,038,941	$46,774,498	$54,479,880	$56,745,174	$56,381,167	70.3%	$43,039

Net Operating Income	$7,006,488(3)	$19,221,399(3)	$22,649,503(3)	$24,213,300	$23,839,618	29.7%	$18,198
FF&E	0	0	0	0	4,011,039	5.0	3,062
Net Cash Flow	$7,006,488	$19,221,399	$22,649,503	$24,213,300	$19,828,578	24.7%	$15,136

NOI DSCR	1.02x	2.79x	3.29x	3.52x	3.46x
NCF DSCR	1.02x	2.79x	3.29x	3.52x	2.88x
NOI DY	8.4%	23.2%	27.3%	29.2%	28.7%
NCF DY	8.4%	23.2%	27.3%	29.2%	23.9%
(1)	% of U/W Total Revenue for Room Expense, Food & Beverage Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(2)	Other revenue consists primarily of spa revenue, gift shop sales, parking, resort fees and other miscellaneous income.
(3)	The increase in NOI from 2021 to 2022 and 2022 to 2023 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020 and 2021, and the subsequent recovery in 2022 and 2023, as well as an increase in ADR from $150.14 in 2021 to $169.32 in 2022 to $186.64 in 2023, and increased Food & Beverage.

Appraisal. The appraised value represents the As-is Value as of May 15, 2024 of $279,600,000, which is comprised of the As-Is Reconciled valuation of $268,400,000 and the $11,200,000 for the KTDFA benefit. The KTDFA benefit was valued separately by the Appraiser based on the net present value of the remaining payments through Q1 2031 at a discount factor of 5.0%.

Environmental Matters. According to the Phase I environmental site assessment dated May 28, 2024, there was no evidence of any recognized environmental conditions at The Galt House Property.

Market Overview and Competition. The Galt House Property is located in downtown Louisville, Kentucky, adjacent to Interstate 64 and overlooking the Ohio River. The property is within walking distance of various demand generators including KFC Yum! Center (attached to the property via skywalk), a concert and sporting venue that is home to the University of Louisville men’s and women’s basketball programs and Kentucky Center for the Arts (less than one block west). The Kentucky International Convention Center, located one block south of the property, underwent a $207 million renovation in 2018 and includes over 300,000 square feet  exhibit space, 52 meeting rooms, 165-seat theatre, 40,000 square foot ballroom and has the capacity to host up to 4,000 guests. Additionally, the property is approximately 3.3 miles north of University of Louisville, 6.3 miles northwest of the Louisville International Airport, and 4 miles north of the Kentucky Exposition Center, which is currently undergoing a $180 million renovation.

According to the appraisal, the 2023 population within a two, five- and ten-mile radius of the property was 50,936, 263,440 and 650,833, respectively and the 2023 average household income within the radii was $47,059, $61,745, and $72,865, respectively.

The appraisal did not identify any new hotels under construction or planned for near term development that are expected to directly compete with The Galt House Property.

A-3-16

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$83,000,000
140 & 103 North Fourth Street, 141 North Fourth Street, 120 North Third Street, and 130 North Third Street Louisville, KY 40202	The Galt House	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	29.7% 2.88x 28.7%

The table below presents certain information relating to comparable sales pertaining to The Galt House Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built	Rooms	Sale Date	Sale Price / Room
Le Méridien Philadelphia	1421 Arch Street Philadelphia, PA	1911	202	Dec-23	$46,650,000 / $230,941
The American Hotel Atlanta Downtown	160 Ted Turner Drive NW Atlanta, GA	1962	315	Apr-22	$68,100,000 / $216,190
The Bethesdan Hotel, Tapestry Collection	8120 Wisconsin Avenue Bethesda, MD	1971	270	Feb-22	$52,612,500 / $194,861
Westin Atlanta Perimeter North	7 Concourse Parkway NE Atlanta, GA	1986	372	Dec-21	$87,883,262 / $236,245
Hyatt Regency DFW International Airport	2334 North International Parkway Dallas, TX	1980	811	Nov-21	$154,300,000 / $190,259

Source: Appraisal

Escrows.

Real Estate Taxes – The loan documents require an upfront deposit of $912,300 and ongoing monthly deposits of $91,230 for real estate taxes.

Insurance – The loan documents require ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. Notwithstanding the above, the borrowers’ obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the borrowers are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) borrowers provide lender with evidence of renewal of such policies and (iv) the lender is provided with paid receipts for the payment of the insurance premiums no later than 10 days prior to the expiration dates of said policies.

Outstanding (Elective PIP) Capital Expenditure Reserve - The loan documents require an upfront deposit of $3,218,345 to perform outstanding (elective PIP) capital expenditure work.

FF&E Reserve - The loan documents require ongoing monthly deposits in an amount equal to the greater of (i) then-existing FF&E reserve monthly deposit or (ii) 1/12th of 4% of the underwritten revenue for the preceding fiscal year, initially estimated at $267,403.

Extraordinary Capital Expenditure Reserve - The loan documents require an upfront reserve of $3,000,000 for capital expenditures and ongoing monthly deposits in an amount equal to the greater of (i) then-existing Extraordinary Capital Expenditure Reserve monthly deposit or (ii) 1/12th of 1% of the underwritten revenue for the preceding fiscal year, initially estimated at $66,851. In the event that the amount of FF&E Reserve funds on deposit in the FF&E Reserve account is equal to $0 and the amount of Extraordinary Capital Expenditure Reserve funds on deposit in the Extraordinary Capital Expenditure Reserve account is less than $3,000,000, the Extraordinary Capital Expenditure monthly deposit shall be adjusted to 1/12th of 2% of the underwritten revenue for the prior fiscal year until such time as the FF&E Reserve funds on deposit in the FF&E Reserve account equal at least $270,000 and the Extraordinary Capital Expenditure Reserve Funds on deposit in the Extraordinary Capital Expenditure Reserve account equal $3,000,000.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with The Galt House Mortgage Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.40x, tested quarterly; or
(iii)	an event of default under or a termination of the franchise agreement.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), upon the NCF DSCR is equal to or greater than 1.45x for two consecutive calendar quarters; or
●	with regard to clause (iii), receipt by lender of satisfactory evidence that (a) the related default has been cured and that such cure has been accepted by franchisor, or (b) borrowers have entered into a replacement franchise agreement satisfactory to lender with an acceptable franchisor.

A-3-17

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$83,000,000
140 & 103 North Fourth Street, 141 North Fourth Street, 120 North Third Street, and 130 North Third Street Louisville, KY 40202	The Galt House	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	29.7% 2.88x 28.7%

Property Management. The Galt House Property is managed by ALJSCO Management LLC, a Kentucky limited liability company, an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease.

The Schneider Hotels, LLC, one of the co-borrowers, ground leases the land beneath the West Tower from the City of Louisville. The current lease expires in 2059 with one, 25-year renewal options, which would extend the lease through 2084.

Schneider Hotels, LLC has also entered into space-type subleases with certain affiliates for: (a) 398 parking spaces on Level B, in the building commonly known as the Galt House Garage, (b) approximately 4,535 square feet, known as the Down One Bourbon Bar, (c) 13 meeting rooms and located in Waterfront Plaza, Louisville, Kentucky, consisting of approximately 24,029 rentable square feet, and (d) 3 meeting rooms located in Waterfront Plaza, Louisville, Kentucky, consisting of approximately 15,868 rentable square feet. While the related affiliates, together with applicable mortgagees, have entered into non-disturbance or recognition agreements, as applicable, for the benefit of lender, the related space lease-type agreements do not provide that space tenant has any right to condemnation awards or casualty proceeds customarily attributable to property ownership.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The Galt House Mortgage Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, (ii) windstorm and /or named storm coverage with a deductible up to 5% of the total insurable value, and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-18

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

A-3-19

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

Ignite Portfolio
1 Candlewood Mahomet, IL
2 Auburn Crossing Auburn, IN
3 Fawn Creek Anamosa, IA
4 Harborton Estates Middletown, PA
5 Fawn Brook Maquoketa, IA
6 Fox Meadows Murray, KY
7 South Town Wilton, IA
8 Rabbit River Wayland, MI
9 Westview Estates Sandusky, OH
10 Country Meadows Martin, MI
11 Lake View Oelwein, IA
WISCONSIN
IOWA
ILLINOIS
Waterloo
Dubuque
Cedar Rapids
Iowa City
Davenport
Bettendorf
Moline
Rock Island
Clinton
Maquoketa
Anamosa
Wilton
Oelwein
Harrisburg
Hershey
Middletown
Carlisle
Mechanicsburg
Elizabethtown
Lancaster
York
Gettysburg
PENNSYLVANIA
MARYLAND
Normal
Bloomington
Champaign
Urbana
Mahomet
Danville
Decatur
ILLINOIS
INDIANA
KENTUCKY
MISSOURI
TENNESSEE
MISSISSIPPI
ALABAMA
Murray
Clarksville
NASHVILLE
MEMPHIS
Jackson
Huntsville
MILWAUKEE
CHICAGO
GRAND RAPIDS
MICHIGAN
Lake Michigan
Lake Huron
Lake Erie
ONTARIO
DETROIT
WINDSOR
TOLEDO
CLEVELAND
Wayland
Martin
Auburn
Sandusky
FORT WAYNE
INDIANAPOLIS
COLUMBUS
DAYTON
CINCINNATI
LOUISVILLE
LEXINGTON
OHIO
INDIANA
KENTUCKY

A-3-20

No. 3 – Ignite Portfolio
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
				Property Type – Subtype:	Manufactured Housing – Manufactured Housing
	Original Principal Balance(1):	$83,000,000		Location:	Various
	Cut-off Date Balance(1):	$83,000,000		Size:	2,489 Pads
	% of Initial Pool Balance:	9.9%		Cut-off Date Balance Per Pad(1):	$37,806
	Loan Purpose:	Refinance		Maturity Date Balance Per Pad(1):	$37,806
	Borrower Sponsor:	Alexander Cabot		Year Built/Renovated:	Various/NAP
	Guarantor:	Alexander Cabot		Title Vesting:	Various
	Mortgage Rate:	6.0800%		Property Manager:	Ignite Management Inc. (borrower-related)
	Note Date:	August 2, 2024		Current Occupancy (As of):	78.0% (Various)
	Seasoning:	1 month		YE 2023 Occupancy:	76.0%
	Maturity Date:	September 1, 2029		YE 2022 Occupancy:	80.0%
	IO Period:	60 months		YE 2021 Occupancy:	NAV
	Loan Term (Original):	60 months		As-Is Appraised Value:	$145,900,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per Pad:	$58,618
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	Various
	Call Protection:	L(23),YM1(30),O(7)		Underwriting and Financial Information
	Lockbox Type:	Springing/Springing Cash Management		TTM 5/31/2024 NOI:	$7,704,637
	Additional Debt(1):	Yes		YE 2023 NOI:	$7,961,416
	Additional Debt Type (Balance)(1):	Pari Passu ($11,100,000)		YE 2022 NOI:	NAV
				YE 2021 NOI:	NAV
				U/W Revenues:	$11,818,966
				U/W Expenses:	$3,358,592
Escrows and Reserves(2)				U/W NOI:	$8,460,374
	Initial	Monthly	Cap	U/W NCF:	$8,332,264
Taxes	$114,328	$38,109	NAP	U/W DSCR based on NOI/NCF(1):	1.46x/1.44x
Insurance	$151,444	$18,930	NAP	U/W Debt Yield based on NOI/NCF(1):	9.0%/8.9%
Deferred Maintenance	$271,347	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.0%/8.9%
Replacement Reserve	$0	$10,371	NAP	Cut-off Date LTV Ratio(1):	64.5%
JB Water Litigation Reserve:	$86,009	$0	NAP	LTV Ratio at Maturity(1):	64.5%
Water Supply Repairs Reserve:	$38,500	$0	NAP

Sources and Uses
Sources			Uses
Whole Loan Amount	$94,100,000	100.0%	Loan Payoff	$77,465,227	82.3%
			Return of Equity	12,403,474	13.2
			Closing Costs	3,569,671	3.8
			Reserves	661,627	0.7
Total Sources	$94,100,000	100.0%	Total Uses	$94,100,000	100.0%
(1)	The Ignite Portfolio Mortgage Loan (as defined below) is part of the Ignite Portfolio Whole Loan (as defined below), which is comprised of 2 pari passu promissory notes with an aggregate original principal balance of $94,100,000. The Cut-off Date Balance Per Pad, Maturity Date Balance Per Pad, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, UW Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the Ignite Portfolio Whole Loan.
(2)	See “Escrows” below.

The Mortgage Loan. The third largest mortgage loan (the “Ignite Portfolio Mortgage Loan”) is part of a whole loan (the “Ignite Portfolio Whole Loan”) evidenced by 2 pari passu promissory notes with an aggregate principal balance of $94,100,000. The Ignite Portfolio Mortgage Loan is secured by a first priority mortgage encumbering the borrowers’ fee interests in 10 manufactured housing properties, and leasehold interest in one manufactured housing property (the Harborton Estates Property, as defined below) totaling 2,489 pads located across seven states, Iowa (four properties), Michigan (two properties), Indiana (one property), Illinois (one property), Kentucky (one property), Ohio (one property) and Pennsylvania (one property) (collectively, the “Ignite Portfolio Properties”). The Ignite Portfolio Mortgage Loan is evidenced by the controlling Note A-1, with an aggregate original principal balance of $83,000,000. The Ignite Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR10 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

A-3-21

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$83,000,000	$83,000,000	BANK5 2024-5YR10	Yes
A-2	11,100,000	$11,100,000	MSMCH	No
Total (Whole Loan)	$94,100,000	$94,100,000

The Borrowers and the Borrower Sponsor. The borrowers for the Ignite Portfolio Whole Loan are Candlewood MHC, LLC, an Illinois limited liability company, West Edge MHC LLC, an Indiana limited liability company, Harborton Estates, LLC, a Pennsylvania limited liability company, Rabbit River MHP LLC, a Michigan limited liability company, Country Meadows MHP LLC, a Michigan limited liability company, Fox Meadows LLC, a Kentucky limited liability company, Westview Estates MHC, LLC, an Oho limited liability company and Fawn Creek MHC, LLC, an Iowa limited liability company. With the exception of Westview Estates MHC, LLC, each borrower is owned 0.5% by managing member Crown Portfolio Manager LLC and 99.5% owned by Crown Communities, LLC. Crown Portfolio Manager LLC is wholly owned and managed by Alexander Cabot (“Alex Cabot”), and Crown Communities, LLC is owned 15.0% by Heath Biddlecome and 85.0% owned and controlled by Alex Cabot. Westview Estates MHC, LLC is 99.5% owned by Butternut Creek Mobile Home Park LLC and 0.5% owned by Crown Portfolio Manager LLC. Butternut Creek Mobile Home Park LLC is wholly owned by Crown Communities, LLC.

The non-recourse carve-out guarantor and borrower sponsor for the Ignite Portfolio Whole Loan is Alex Cabot. Alex Cabot is an experienced manufactured housing communities owner and operator and is the principal of Ignite Communities LLC, an investment firm that acquires and manages manufactured housing communities (“MHC”). Ignite Communities LLC was founded in 2014 and specializes in MHC lease-up and value add opportunities primarily located in the upper Midwest, Northeast and Mid-South regions. Ignite Communities LLC operates a current portfolio of 17 MHC communities with over 3,000 pads.

The Properties. The Ignite Portfolio Properties are comprised of a 651-pad manufactured housing property located in Mahomet, Illinois (the “Candlewood Property”), a 669-pad manufactured housing property located in Auburn, Indiana, (the “Auburn Crossing Property”), a 227-pad manufactured housing property located in Anamosa, Iowa (the “Fawn Creek Property”), a 186-pad manufactured housing property located in Middletown, Pennsylvania (the “Harborton Estates Property”), a 131-pad manufactured housing property located in Maquoketa, Iowa (the “Fawn Brook Property”), a 174-pad manufactured housing property located in Murray, Kentucky (the “Fox Meadows Property”), a 121-pad manufactured housing property located in Wilton, Iowa (the “South Town Property”), a 102-pad manufactured housing property located in Wayland, Michigan (the “Rabbit River Property”), a 110-pad manufactured housing property located in Sandusky, Ohio (the “Westview Estates Property”), a 64-pad manufactured housing property located in Martin, Michigan (the “Country Meadows Property”) and a 54-pad manufactured housing property located in Oelwein, Iowa (the “Lake View Property”). As of June 15, 2024, (or June 16, 2024 for the Fox Meadows Property), the Ignite Portfolio is 78.0% leased.

Candlewood Property

Constructed in 1970, the Candlewood Property is a manufactured housing community that is situated on a 130.6-acre site in Mahomet, Illinois. The Candlewood Property contains 651 MHC pads that were 71.3% occupied as of June 15, 2024. The Candlewood Property has an approximate pad mix of 50% single-wide and 50% double-wide pads, with average in place monthly rent of $520.68 per pad. The Candlewood Property is connected to city water and city sewer with all utilities directly billed to the tenants. Community amenities include a clubhouse, pool, sports field, basketball court, volleyball court, and storage. The Candlewood Property includes 24 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

Auburn Crossing Property

Constructed in 1965, the Auburn Crossing Property is a manufactured housing community that is situated on a 109.7-acre site in Auburn, Indiana. The Auburn Crossing Property contains 669 MHC pads that were 75.2% occupied as of June 15, 2024. The Auburn Crossing Property has an approximate pad mix of 70% single-wide pads and 30% double-wide pads, with average in place monthly rent of $471.11 per pad. The Auburn Crossing Property is connected to city water and city sewer with all utilities reimbursed by the tenants. Community amenities include a basketball court, and a playground. The borrower sponsor has a capital expenditure plan including a new clubhouse, upgraded signage, renovated basketball court, and updated landscaping, as well as to in-fill vacant lots with new and used homes. However, such capital expenditures are not required or reserved for under the Ignite Portfolio Whole Loan documents. The Auburn Crossing Property includes 142 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

Fawn Creek Property

Constructed in 1969, the Fawn Creek Property is a manufactured housing community that is situated on a 41.3-acre site in Anamosa, Iowa. The Fawn Creek Property contains 227 MHC pads that were 87.7% occupied as of June 15, 2024. The Fawn Creek Property has an approximate pad mix of 70% single-wide pads and 30% double-wide pads, with average in place monthly rent of $440.58 per pad. The Fawn Creek Property is connected to city water and city sewer with all utilities directly billed to the tenants. Community amenities include a playground and an on-site manager/staff. The Fawn Creek Property includes 5 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

A-3-22

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

Harborton Estates Property

Constructed in 1960, the Harborton Estates Property is a manufactured housing community that is situated on a 23.1-acre site in Middletown, Pennsylvania. The Harborton Estates Property contains 186 MHC pads that were 76.3% occupied as of June 15, 2024. The Harborton Estates Property has an approximate pad mix of 85% single-wide pads and 15% double-wide pads, with average in place monthly rent of $552.75 per pad. The Harborton Estates Property is connected to city water and city sewer with all utilities reimbursed by the tenants. The Harborton Estates Property includes 2 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent. The Harborton Estates Property is a leasehold property that operates under a 99-year ground lease that was executed in October 1951, and expires in September 2050. Ground lease payments total $677.50 annually and are payable in semi-annual installments. The ground lease has a 99-year renewal option at fair market value.

Fawn Brook Property

Constructed in 1988, the Fawn Brook Property is a manufactured housing community that is situated on a 22.3-acre site in Maquoketa, Iowa. The Fawn Brook Property contains 131 MHC pads that were 88.5% occupied as of June 15, 2024. The Fawn Brook Property has an approximate pad mix of 90% single-wide pads and 10% double-wide pads, with average in place monthly rent of $432.54 per pad. The Fawn Brook Property is connected to city water and city sewer with all utilities directly billed to the tenants. Community amenities include a basketball court, a playground, and an on-site manager/staff. The Fawn Brook Property includes 1 manufactured home which is considered community or affiliate owned. Such home is not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

Fox Meadows Property

Constructed in 1985, the Fox Meadows Property is a manufactured housing community representing two non-contiguous properties within 0.2 miles of each other, operating as one property, that is situated on a 31.0-acre site in Murray, Kentucky. The Fox Meadows Property contains 173 MHC pads and one single family home that were 74.7% occupied as of June 16, 2024. The Fox Meadows Property has an approximate pad mix of 100.0% single-wide pads, with average in place monthly rent of $469.62 per pad. The Fox Meadows Property is connected to city water and city sewer with all utilities reimbursed by the tenants. The Fox Meadows Property includes 1 manufactured home which is considered community or affiliate owned. Such home is not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

South Town Property

Constructed in 1975, the South Town Property is a manufactured housing community that is situated on a 14.6-acre site in Wilton, Iowa. The South Town Property contains 120 MHC pads and one single family home that were 93.4% occupied as of June 15, 2024. The South Town Property has an approximate pad mix of 80% single-wide pads and 20% double-wide pads, with average in place monthly rent of $422.61 per pad. The South Town Property is connected to city water and city sewer with all utilities directly billed to the tenants, and has an on-site manager/staff. The South Town Property includes 5 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

Rabbit River Property

Constructed in 1972, the Rabbit River Property is a manufactured housing community that is situated on a 35.5-acre site in Wayland, Michigan. The Rabbit River Property contains 102 MHC pads that were 80.4% occupied as of June 15, 2024. The Rabbit River Property has an approximate pad mix of 95% single-wide pads and 5% double-wide pads, with average in place monthly rent of $539.76 per pad. The Rabbit River Property has an onsite playground. The Rabbit River Property includes 7 manufactured home which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

Westview Estates Property

Constructed in 1971, the Westview Estates Property is a manufactured housing community that is situated on a 23.8-acre site in Sandusky, Ohio. The Westview Estates Property contains 108 MHC pads, 1 apartment, and 1 single-family home that were 84.5% occupied as of June 15, 2024. The Westview Property has an approximate pad mix of 90% single-wide pads and 10% double-wide pads, with average in place monthly rent of $457.63 per pad. The Westview Estates Property is connected to city water and city sewer with all utilities directly billed to the tenants. The Westview Property includes 6 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

Country Meadows

Constructed in 1970, the Country Meadows Property is a manufactured housing community that is situated on a 43.2-acre site in Martin, Michigan. The Country Meadows Property contains 64 MHC pads that were 75.0% occupied as of June 15, 2024. The Country Meadows Property has an approximate pad mix of 95% single-wide pads and 5% double-wide pads, with average in place monthly rent of $540.35 per pad. Community amenities include a playground and on site storage. The Country Meadows Property includes 7 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

Lake View Property

Constructed in 1965, the Lake View Property is a manufactured housing community that is situated on a 10.4-acre site in Oelwein, Iowa. The Lake View Property contains 54 MHC pads that were 96.3% occupied as of June 15, 2024. The Lake View Property has an approximate pad mix of 100% single-wide pads, with average in place monthly rent of $393.37 per pad. The Lake View Property is

A-3-23

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

connected to city water and city sewer with all utilities directly billed to the tenants, with an on-site manager/staff. The Lake View Property includes 2 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

Portfolio Summary

Property Name	City, State	Units(1)	Year Built / Renovated	Occupancy(1)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value	UW NOI(1)	% of UW NOI
Candlewood	Mahomet, IL	651	1970 / NAP	71.3%	$25,543,007	30.8%	$44,900,000	$2,344,582	27.7%
Auburn Crossing	Auburn, IN	669	1965 / NAP	75.2%	$19,114,697	23.0%	$33,600,000	$2,122,151	25.1%
Fawn Creek	Anamosa, IA	227	1969 / NAP	87.7%	$8,874,208	10.7%	$15,600,000	$886,626	10.5%
Harborton Estates	Middletown, PA	186	1960 / NAP	76.3%	$6,997,226	8.4%	$12,300,000	$659,405	7.8%
Fawn Brook	Maquoketa, IA	131	1988 / NAP	88.5%	$4,665,112	5.6%	$8,200,000	$466,159	5.5%
Fox Meadows	Murray, KY	174	1985 / NAP	74.7%	$3,925,080	4.7%	$6,900,000	$469,177	5.5%
South Town	Wilton, IA	121	1975 / NAP	93.4%	$3,811,296	4.6%	$6,700,000	$434,454	5.1%
Rabbit River	Wayland, MI	102	1972 / NAP	80.4%	$3,583,730	4.3%	$6,300,000	$341,249	4.0%
Westview Estates	Sandusky, OH	110	1971 / NAP	84.5%	$3,413,496	4.1%	$6,000,000	$348,044	4.1%
Country Meadows	Martin, MI	64	1970 / NAP	75.0%	$1,934,315	2.3%	$3,400,000	$251,317	3.0%
Lake View	Oelwein, IA	54	1965 / NAP	96.3%	$1,137,832	1.4%	$2,000,000	$137,211	1.6%
Total/Wtd. Avg.		2,489		78.0%	$83,000,000	100.0%	$145,900,000	$8,460,374	100.0%

Source: Appraisals, unless otherwise noted

(1)	Units, Occupancy, and UW NOI is based on the borrower rent rolls dated June 15, 2024 and June 16, 2024.

The following table presents historical occupancy percentages at the Ignite Portfolio Properties:

Historical Occupancy

2022(1)	2023(1)	6/15/2024(2)
80.0%	76.0%	78.0%
(1)	Information was provided by the borrower.
(2)	Information based on the borrower rent rolls. The Fox Meadows Property borrower rent roll is dated June 16, 2024.

A-3-24

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the historic operating results and underwritten net cash flow at the Ignite Portfolio Properties:

Cash Flow Analysis

	2023	TTM 5/31/2024	T3 Annualized 5/31/2024	U/W	%(1)	U/W $ per SF
Gross Potential Rent	$9,969,830	$10,374,118	$10,699,592	14,552,460	95.9%	$5,846.71
Recoveries	0	0	0	0	0.0	0
Other Income	648,884	600,397	580,765	616,135	4.1%	247.54
Net Rental Income	$10,618,714	$10,974,515	$11,280,357	$15,168,595	100.0%	$6,094.25
Less Vacancy & Credit Loss	0	0	0	-3,349,629	-23.0	-1345.77
Effective Gross Income	$10,618,714	$10,974,515	$11,280,357	$11,818,966	77.9%	$4,748.48

Real Estate Taxes	$87,514	$443,992	$443,992	$443,992	3.8%	$178.38
Insurance	102,114	216,741	216,741	220,549	1.9	88.61
Other Operating Expenses	2,467,670	2,609,145	2,516,033	2,694,052	22.8	1082.38
Total Operating Expenses	$2,657,298	$3,269,878	$3,176,766	$3,358,592	28.4%	$1,349.37

Net Operating Income	$7,961,416	$7,704,637	$8,103,591	$8,460,374	71.6%	$3,399.11
Replacement Reserves	0	0	0	128,110	1.1	51.47
TI/LC	0	0	0	0	0.0	0.00
Net Cash Flow	$7,961,416	$7,704,637	$8,103,591	$8,332,264	70.5%	$3,347.64

NOI DSCR(2)	1.37x	1.33x	1.40x	1.46x
NCF DSCR(2)	1.37x	1.33x	1.40x	1.44x
NOI Debt Yield(2)	8.5%	8.2%	8.6%	9.0%
NCF Debt Yield(2)	8.5%	8.2%	8.6%	8.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	DSCRs and Debt Yields are based on the Ignite Portfolio Whole Loan.

Appraisal. The appraisal concluded to an “as-is” value for the Candlewood Property of $44,900,000 as of June 7, 2024. The appraisal concluded to an “as-is” value for the Auburn Crossing Property of $33,600,000 as of June 11, 2024. The appraisal concluded to an “as-is” value for the Fawn Creek Property of $15,600,000 as of June 13, 2024. The appraisal concluded to an “as-is” value for the Harborton Estates Property of $12,300,000 as of June 3, 2024. The appraisal concluded to an “as-is” value for the Fawn Brook Property of $8,200,000 as of June 13, 2024. The appraisal concluded to an “as-is” value for the Fox Meadows Property of $6,900,000 as of June 10, 2024. The appraisal concluded to an “as-is” value for the South Town Property of $6,700,000 as of June 13, 2024. The appraisal concluded to an “as-is” value for the Rabbit River Property of $6,300,000 as of June 3, 2024. The appraisal concluded to an “as-is” value for the Westview Estates Property of $6,000,000 as of June 11, 2024. The appraisal concluded to an “as-is” value for the Country Meadows Property of $3,400,000 as of June 3, 2024. The appraisal concluded to an “as-is” value for the Lake View Property of $2,000,000 as of June 13, 2024.

Together, the Ignite Portfolio Properties have an “as-is” value of $145,900,000.

Environmental Matters. According to the Phase I environmental site assessments dated either June 12, 2024 or June 20, 2024, there was no evidence of any recognized environmental conditions at the Ignite Portfolio Properties.

A-3-25

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

Market Overview and Competition.

The following table presents information regarding comparable manufactured housing properties with respect to the Candlewood Property:

Comparable Properties Summary

Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent
Candlewood (subject) 808 North Prairie View Road Mahomet, IL	-	1970	651(1)	71.3%(1)	$517
Liberty Estate Commons 1776 Independence Avenue Office Urbana, IL	10.6 miles	1972	433	99.0%	$475
Ivanhoe Estates 26 Ivanhoe Drive Urbana, IL	10.7 miles	1978	336	99.0%	$510
Surbana Estates 1776 Independence Avenue Urbana, IL	10.6 miles	1963	95	100.0%	$470
Fountain Valley Mobile Home Park 1 Fountain Valley Rantoul, IL	11.6 miles	1967	184	97.0%	$425
Woodland Acres MHC 2200 East University Avenue Urbana, IL	11.6 miles	1971	96	94.0%	$445

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated June 15, 2024.

The following table presents information regarding comparable manufactured housing properties with respect to the Auburn Crossing Property:

Comparable Properties Summary

Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent
Auburn Crossing (subject) 1112 West 7th Street Auburn, IN	-	1965	669(1)	75.2%(1)	$468
Auburn Mobile Home Park 2100 Wayne Street Auburn, IN	1.6 miles	1955	56	93.0%	$425
North Pointe Crossing 1 East Edgewater Drive North Garrett, IN	3.0 miles	1989	100	90.0%	$450
Concord MHC 650 North Washington Street Waterloo, IN	5.6 miles	1970	120	95.0%	$425
Hidden Valley Mobile Home Park 168 Hidden Valley Drive Avila, IN	8.4 miles	1970	34	100.0%	$375

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated June 15, 2024.

A-3-26

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

The following table presents information regarding comparable manufactured housing properties with respect to the Fawn Creek Property, Fawn Brook Property, South Town Property, and Lake View Property:

Comparable Properties Summary

Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent
Fawn Creek (subject) 1900 IA-64 Anamosa, IA	-	1969	227(1)	87.7%(1)	$401
Fawn Brook (subject) 26 Harvard Avenue Maquoketa, IA	-	1988	131(1)	88.5%(1)	$400
South Town (subject) 510 East 2nd Street Wilton, IA	-	1975	121(1)	93.4%(1)	$378
Lake View (subject) 2609 South Frederick Avenue Oelwein, IA	-	1965	54(1)	96.3%(1)	$358
Country Estates MHP Tipton 707 West 9th Street Tipton, IA	23.5 miles 33.0 miles 14.5 miles	1974	75	90.7%	$475
Fairview Terrace 9710 York Street Anamosa, IA	4.1 miles 35.0 miles 38.0 miles	1950	32	93.8%	$425
Prairie Creek MHP 1205 East Platt Street Maquoketa, IA	31.0 miles 0.3 miles 38.0 miles	1972	52	89.0%	$400
Hazleton MHP 304 Hayes Street West Hazleton, IA	49.0 miles 75.0 miles 85.0 miles	1973	90	92.0%	$500

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated June 15, 2024.

The following table presents information regarding comparable manufactured housing properties with respect to the Harborton Estates Property:

Comparable Properties Summary

Property/Location	Distance from Fawn Creek / Fawn Brook / South Town / Lake View	Year Built	Pads	Occupancy	Average Rent
Harborton Estates (subject) 503 Caravan Court Middletown, PA	-	1960	186(1)	76.3%(1)	$548
Hershey Estates 41 My Way Drive Palmyra, PA	7.9 miles	1980	116	93.0%	$480
Grantville Commons Manufactured Home Community 580 Bow Creek Road Grantville, PA	12.1 miles	1985	350	99.0%	$688
Northwood Manor Mobile Home Park 1300 York Haven Road York Haven, PA	6.1 miles	1970	100	73.0%	$475
Trailer Village Park 2801 Columbia Avenue Lancaster, PA	21.2 miles	1900	110	100.0%	$475
Regent Acres Mobile Home Park PA 700 Salem Road Goldsboro, PA	6.3 miles	1970	131	100.0%	$465

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated June 15, 2024.

A-3-27

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

The following table presents information regarding comparable manufactured housing properties with respect to the Fox Meadows Property:

Comparable Properties Summary

Property/Location	Distance from Fawn Creek / Fawn Brook / South Town / Lake View	Year Built	Pads	Occupancy	Average Rent
Fox Meadows (subject) 1304 South 16th Street Murray, KY	-	1985	174(1)	74.7%(1)	$391
Riviera Courts 1414 North 12th Street Murray, KY	3.3 miles	1960	262	90.0%	$390
Country Living Mobile Home Park 94 Flood Road Mayfield, KY	14.6 miles	1975	48	90.0%	$300
Lazy Acres Mobile Home Park 407 KY-1241 Mayfield, KY	22.9 miles	1960	50	98.0%	$300
North Winds MHP 1608 North 16th Street Murray, KY	3.1 miles	1967	28	91.0%	$370
Woodlawn Reserve Manufactured Housing 365 Meacham Lane Paducah, KY	34.0 miles	1980	100	90.0%	$325

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated June 16, 2024.

The following table presents information regarding comparable manufactured housing properties with respect to the Rabbit River Property and Country Meadows Property:

Comparable Properties Summary

Property/Location	Distance from Fawn Creek / Fawn Brook / South Town / Lake View	Year Built	Pads	Occupancy	Average Rent
Rabbit River (subject) 3471 Homer Drive Wayland, MI	-	1972	102(1)	80.4%(1)	$527
Country Meadows (subject) 1249 M-222 Martin, MI	-	1970	64(1)	75.0%(1)	$540
Yankee Spring Meadows 1330 North Patterson Road Wayland, MI	4.0 miles 11.3 miles	1986	380	97.0%	$580
Fountain Springs 6784 J.R. Drive Kalamazoo, MI	27.3 miles 17.8 miles	1990	327	97.0%	$610
Gun River West 1066 Miller Road Plainwell, MI	14.7 miles 5.4 miles	1971	61	95.1%	$515
Hunters Glen MHC 1132 Hunters Glen Boulevard Wayland, MI	4.5 miles 13.4 miles	2000	396	95.0%	$650
Windsor Woods Village 1135 West Superior Street Wayland, MI	1.9 miles 9.7 miles	1988	314	95.0%	$625

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated June 15, 2024.

A-3-28

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

The following table presents information regarding comparable manufactured housing properties with respect to the Westview Estates Property:

Comparable Properties Summary

Property/Location	Distance from Fawn Creek / Fawn Brook / South Town / Lake View	Year Built	Pads	Occupancy	Average Rent
Westview Estates (subject) 4012 Venice Road Sandusky, OH	-	1971	110(1)	84.5%(1)	$439
Bayshore Estates MHC 1705 West Shoreway Drive Sandusky, OH	4.6 miles	1970	211	83.0%	$425
Harbourtown MHC 6320 Poorman Road North Vermilion, OH	17.4 miles	1974	228	94.7%	$650
Key Estates MHP 230 Wittlesey Avenue Norwalk, OH	14.6 miles	1973	65	75.4%	$350
Midtown Manor MHP 520 Milan Avenue Norwalk, OH	14.1 miles	1994	240	90.0%	$450
Robinson Communities 220 Maple Lane Green Springs, OH	19.8 miles	1970	94	99.0%	$355

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated June 15, 2024.

Escrows

Real Estate Taxes – The Ignite Portfolio Whole Loan documents require the borrowers to deposit approximately $114,328 into an upfront reserve for real estate taxes on the origination date. In addition, the Ignite Portfolio Whole Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender reasonably estimates will be payable during the next ensuing twelve (12) months (currenty $38,109).

Insurance – The Ignite Portfolio Whole Loan documents require the borrowers to deposit $151,444 into an upfront reserve for insurance premiums on the origination date and to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrowers is not required to make deposits into such reserve so long as (i) the liability and casualty insurance policies covering the Ignite Portfolio Properties are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (ii) no event of default is continuing under the Ignite Portfolio Whole Loan documents and (iii) the borrowers provides the lender with evidence of renewal of such insurance policies and paid receipts for the insurance premiums no later than 10 days prior to their expiration (currently $18,930).

Replacement Reserve – The Ignite Portfolio Whole Loan documents provide for ongoing monthly deposits of approximately $10,371 into a reserve for capital expenditures.

JB Water Litigation Reserve – The Ignite Portfolio Whole Loan documents require the borrowers to deposit $86,009 into an upfront reserve on the origination date for costs associated with certain ongoing litigation proceedings involving a contract dispute between certain of the borrowers and a vendor.

Water Supply Repairs – The Ignite Portfolio Whole Loan documents require the borrowers to deposit $38,500 with the lender on the origination date for costs associated with water supply repairs required to be performed on certain of the Ignite Portfolio Properties.

Lockbox and Cash Management. The Ignite Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period, the borrowers are required, at their sole cost and expense, to establish and maintain a lockbox account for the benefit of the lender, and to deposit any funds received by the borrowers or property manager into the lockbox account within one business day of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, at the borrowers’ sole cost and expense, and the borrowers are required to cooperate with the lender to establish, a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to the cash management account and, provided no event of default is continuing under the Ignite Portfolio Whole Loan documents, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows” (ii) to pay debt service on the Ignite Portfolio Whole Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to deposit

A-3-29

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

all remaining amounts (“Excess Cash Flow”) into an excess cash flow reserve, to be held as additional security for the Ignite Portfolio Whole Loan during such Cash Sweep Event Period, or if a Cash Sweep Event Period no longer exists, to be disbursed to the borrowers.

“Cash Sweep Event Period” means a period:

A.	commencing upon an event of default under the Ignite Portfolio Whole Loan documents, and ending upon the cure (if applicable) of such event of default; or
B.	commencing upon the debt service coverage ratio of the Ignite Portfolio Whole Loan being less than 1.15x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters. However, if at any time, the debt service coverage ratio of the Ignite Portfolio Whole Loan is above 1.00x but below 1.15x, the borrowers may avoid a Cash Sweep Event Period by posting cash or an approved letter of credit in the amount which (if applied to the Ignite Portfolio Whole Loan balance and debt service were recalculated), the Ignite Portfolio Whole Loan would carry a debt service coverage ratio of 1.15x.

Release of Property. At any time after the date that is two years after the origination date, the borrowers have the right to obtain the release of any one or more Eligible Individual Properties (as defined below), upon (i) prepayment of a release price equal to the greater of (x) 110% of the allocated loan amount of the property being released and (y) 75% of the net sales proceeds of such property, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, and (ii) satisfaction of certain conditions, including but not limited to (a) the debt service coverage ratio and debt yield of the remaining properties after the release must be at least equal to the greater of the debt service coverage ratio and debt yield as of the origination date, and the debt service coverage ratio and debt yield immediately preceding the release, (b) the loan-to-value ratio of the remaining properties after the release must be no greater than the lesser of the loan-to-value ratio as of the origination date and the loan-to-value ratio immediately preceding the release, and (c) satisfaction of REMIC related conditions.

“Eligible Individual Property” means the Candlewood Property, the Auburn Property, the Harborton Property, the Fox Meadows Property, the Westview Estates Property, the Michigan Properties collectively (comprised of the Rabbit River and Country Meadows Properties) and the Iowa properties collectively (comprised of the Fawn Brook, Fawn Creek Lake View and South Town Properties).

Terrorism Insurance. The borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Ignite Portfolio Properties together with 18 months of business income insurance with a six-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) (i) is in effect and (ii) continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus

A-3-30

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

A-3-31

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

Culver Collection
1 Hayden & National Culver City, CA
2 3505-3525 Hayden Culver City, CA
3 Hayden & Higuera Culver City, CA
4 3555 Hayden Culver City, CA
5 8511 Warner Drive Culver City, CA
6 3585 Hayden Culver City, CA
LOS ANGELES
Culver City
Beverly Hills
Westwood
UCLA
Ronald Reagan UCLA Med. Center
Westwood Village
Los Angeles Country Club
Century City
Westfield Century City
Fox Plaza
20th Century Fox Studios
Museum of Tolerance
Mid-Wilshire
Hancock Park
La Brea Tar Pits
LA County Museum of Art
Fairfax
Mid-City
Kaiser Permanente Medical Center-West Los Angeles
Hillcrest Country Club
Cheviot Hills
Sawtelle
Sawtelle Japantown
Westside Pavilion
West L.A.
VA Los Angeles Healthcare
Santa Monica
Santa Monica Business Park
Santa Monica Airport
Palms
Mar Vista
Mar Vista Recr. Center
Helms Bakery District
The Museum of Jurassic Technology
Southern California Hosp. at Culver City
Sony Pictures Studios
Culver City Park
The Wende Museum
West Los Angeles College
Ladera Heights
Windsor Hills
Kenneth Hahn State Recr. Area
Jim Gilliam Recr. Center
Ladera Park
LOS ANGELES COUNTY
Marina del Rey
Marina Collection
Villa Marina Marketplace Mall
Cedars-Sinai Marina del Rey Hospital
Waterside Marina del Rey
Microsoft Los Angeles
LegalZoom
Playa Vista
Free Market Playa Vista
Runway Playa Vista
HHLA Entertainment
Westfield Culver City
Loyola Marymount University
Westchester
Matilla Village Center
Del Rey Lagoon Park
Playa del Rey
Dockweiler State Beach
Los Angeles International Airport
Downtown Los Angeles 6 miles
Wilshire Blvd
Olympic Blvd
Pico Blvd
San Vicente Blvd
Venice Blvd
Washington Blvd
Adams Blvd
Jefferson Blvd
Rodeo Rd
Santa Monica Fwy
San Diego Fwy
Marina Fwy
Santa Monica Blvd
Sepulveda Blvd
Westwood Blvd
Overland Ave
Motor Ave
Beverly Dr
Doheny Dr
Robertson Blvd
La Cienega Blvd
Fairfax Ave
Beverwil Dr
Manning Ave
Natl. Blvd
National Blvd
Centinela Ave
Beethoven St
Washington Pl
Culver Blvd
Jefferson Blvd
La Brea Ave
MLK Jr Blvd
Stocker St
Playa St
Slauson Ave
Admiralty Way
Lincoln Blvd
Pershing Dr
Ballona Creek
METRO D LINE
METRO E LINE
DOWNTOWN BEVERLY HILLS
WILSHIRE/RODEO
WILSHIRE/LA CIENEGA
WILSHIRE/FAIRFAX
WESTWOOD/UCLA
CENTURY CITY
WESTWOOD
SEPULVEDA
BUNDY
PALMS
CULVER CITY
LA CIENEGA/JEFFERSON
EXPO/LA BREA
FARMDALE
Burbank
Glendale
Pasadena
Alhambra
El Monte
Monterey Park
East Los Angeles
Montebello
Pico Rivera
Whittier
Downey
Inglewood
Hawthorne
Gardena
Compton
Norwalk
Bellflower
Lakewood
Cerritos
Torrance
Carson
Long Beach
Huntington Beach
Garden Grove
Redondo Beach
Pacific Ocean
Florence
South Gate
Lynwood
Paramount
Santa Fe Springs
Arcadia
El Segundo

A-3-32

No. 4 – Culver Collection
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
				Property Type – Subtype(5):	Various – Various
	Original Principal Balance(1):	$54,000,000		Location:	Culver City, CA
	Cut-off Date Balance(1):	$54,000,000		Size:	307,905 SF
	% of Initial Pool Balance:	6.4%		Cut-off Date Balance Per SF(1):	$389.73
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$389.73
	Borrower Sponsors:	HCP Studio Fund, LP and HCP Studio Parallel Fund A, LP		Year Built/Renovated(6):	Various / Various
	Guarantors:	HCP Studio Fund, LP and HCP Studio Parallel Fund A, LP		Title Vesting:	Fee
	Mortgage Rate(2):	6.5700%		Property Manager:	Jones Lang LaSalle, Inc.
	Note Date:	August 29, 2024		Current Occupancy (As of):	72.8% (8/31/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	87.2%
	Maturity Date:	September 6, 2029		YE 2022 Occupancy:	97.4%
	IO Period:	60 months		YE 2021 Occupancy:	93.9%
	Loan Term (Original):	60 months		YE 2020 Occupancy:	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value(7):	$240,200,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(7):	$727.50
	Call Protection(3):	YM1(25),DorYM1(28),O(7)		As-Is Appraisal Valuation Date:	June 13, 2024

	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (6/30/2024):	$14,825,128
	Additional Debt Type (Balance)(1):	Pari Passu ($66,000,000) / B-Note ($12,000,000)		YE 2023 NOI:	$14,934,785
				YE 2022 NOI:	$14,030,011
				YE 2021 NOI:	$9,447,912
				U/W Revenues:	$18,091,947
				U/W Expenses:	$3,505,125
Escrows and Reserves(4)				U/W NOI:	$14,586,821
	Initial	Monthly	Cap	U/W NCF:	$14,247,988
Taxes	$227,527	$45,505	NAP	U/W DSCR based on NOI/NCF(1):	1.82x/1.78x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	12.2%/11.9%
Replacement Reserves	$0	Springing	$153,953	Cut-off Date LTV Ratio(1):	50.0%
TI/LC	$2,000,000	$38,488	NAP	LTV Ratio at Maturity(1):	50.0%
Rent Concession Reserve	$3,526,546	$0	NAP
Outstanding Leasing Reserve	$2,132,590	$0	NAP

Sources and Uses
Sources			Uses
Senior Notes(1)	$120,000,000	84.1%	Loan Payoff	$122,616,144	85.9%
Subordinate Debt(1)	12,000,000	8.4	Upfront Reserves	7,886,663	5.5
Sponsor Equity	10,719,195	7.5	Closing Costs	12,216,389	8.6

Total Sources	$142,719,195	100.0%	Total Uses	$142,719,195	100.0%
(1)	The Culver Collection Mortgage Loan (as defined below) is part of a whole loan evidenced by four senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million and two junior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $12.0 million. The information in the chart above is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the Culver Collection Senior Loan (as defined below). The junior notes bear interest at the rate of 11.00% per annum. The Cut-off Date Balance Per SF, the Maturity Date Balance Per SF, U/W DSCR based on NOI, U/W DSCR based on NCF, U/W Debt Yield based on NOI, U/W Debt Yield based on NCF, Cut-Off Date LTV Ratio, and LTV Ratio at Maturity based on the Culver Collection Whole Loan are $428.70, $428.70, 1.56x, 1.53x, 11.1%, 10.8%, 55.0% and 55.0%, respectively.
(2)	Represents solely the interest rate of the senior notes.
(3)	There is no lockout period for prepayment with yield maintenance. Defeasance of the Culver Collection Whole Loan, in whole but not in part, is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) August 29, 2027. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BANK5 2024-5YR10 securitization in October 2024.
(4)	See “Escrows” below.
(5)	The “Warner Center Parking Lot” (as defined below), a parking lot property that serves the office properties, is included in the collateral.
(6)	See “The Properties” below for all years built and renovated.
(7)	Represents the “As-Is” portfolio value of $240,200,000 as of June 13, 2024. This is inclusive of the “As-Is” values ascribed to the buildings as well as the Warner Center Parking Lot in addition to a portfolio premium applied to the office buildings. The “As-Is” appraised value of the properties without the parking lot (which may be released in the lender’s discretion, as described under “Partial Release” below) and without the portfolio premium is $222,600,000. The Warner Center Parking Lot has an “As-Is” appraised value of $16,200,000. The portfolio premium accounts for the remaining $1,400,000. The Per SF metrics exclude any appraised value and square footage attributed to the Warner Center Parking Lot and includes the premium associated with the office properties.

A-3-33

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

The Mortgage Loan. The fourth largest mortgage loan (the “Culver Collection Mortgage Loan”) is part of a whole loan (the “Culver Collection Whole Loan”) secured by the borrowers’ fee interest in a 307,905 SF creative office portfolio made up of five creative offices and a parking lot located in Culver City, California (the “Culver Collection Portfolio”). The Culver Collection Whole Loan is comprised of four senior pari passu notes (the “Culver Collection Senior Loan”) and two junior notes that are generally subordinate to the senior notes and pari passu with each other (the “Culver Collection Junior Loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $132,000,000. The Culver Collection Mortgage Loan is evidenced by the non-controlling Note A-3 and the non-controlling Note A-4 with an aggregate outstanding principal balance as of the Cut-off Date of $54,000,000. The Culver Collection Whole Loan was co-originated on August 29, 2024 by German American Capital Corporation and Wells Fargo Bank, National Association and has an aggregate outstanding principal balance as of the Cut-off Date of $132,000,000. The Culver Collection Whole Loan is interest only for the entire five-year term and accrues interest on an Actual/360 basis.

The table below identifies the promissory notes that comprise the Culver Collection Whole Loan. The relationship between the holders of the Culver Collection Whole Loan is governed by a co-lender agreement. The Culver Collection Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2024-V10 securitization trust. See “Pooling and Servicing Agreement—Servicing of the Culver Collection Mortgage Loan and the Bronx Terminal Market Whole Loan ” in the Preliminary Prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$56,000,000	$56,000,000	Benchmark 2024-V10(1)	No(2)
A-2	10,000,000	10,000,000	Benchmark 2024-V10(1)	No
A-3	34,000,000	34,000,000	BANK5 2024-5YR10	No
A-4	20,000,000	20,000,000	BANK5 2024-5YR10	No
Senior Loan	$120,000,000	$120,000,000
B-1	$6,600,000	$6,600,000	HRCP Culver, LLC	Yes(2)
B-2	$5,400,000	$5,400,000	HRCP Culver, LLC	No
Whole Loan	$132,000,000	$132,000,000
(1)	Benchmark 2024-V10 is expected to close on September 30, 2024.
(2)	The Culver Collection Whole Loan is an AB whole loan, and the controlling note as of the date hereof is Note B-1. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift to Note A-1. See " Pooling and Servicing Agreement—Servicing of the Culver Collection Mortgage Loan and the Bronx Terminal Market Whole Loan" in the Preliminary Prospectus for more information regarding the manner in which control shifts under the Culver Collection Whole Loan.

A-3-34

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

The Borrowers and Borrower Sponsor. The borrowers are 3505 and 3525 Hayden, Inc., Hayden & Higuera Realty, Inc., 3585 Hayden, Inc., 3555 Hayden, Inc., Conjunctive Points Warner Dev, Inc. and 3520 Hayden and National, Inc., each a Delaware corporation structured as a single purpose, bankruptcy-remote entity, with two independent directors in its structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Culver Collection Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are HCP Studio Fund, LP and HCP Studio Parallel Fund A, LP which are both subsidiaries of Hackman Capital Partners, LLC (“HCP”). HCP is a private, asset-based investment firm, based in Los Angeles, California. Since its inception, HCP has invested in a total of approximately 330 properties, representing approximately 37 million square feet across the United States, Canada, and Europe. HCP’s real estate portfolio has included more than 6.2 million square feet located in California. The firm is a prominent owner and developer in Culver City, having owned or redeveloped some of the City’s preeminent projects such as The Culver Studios, several industrial conversions now home to Apple’s (Beats by Dre) Southern California headquarters and Westwood One Studios, Sony Pictures Animation Campus, and 5500 Jefferson, amongst others.

The sole member of each of the borrowers (the “Borrower Sole Member”) is owned by a trust (the “Laurie Smith Trust”), of which the sole beneficiary is Laurie Smith, a principal of Samitaur Constructs. As part of a greater recapitalization of Samitaur Constructs’ portfolio of commercial real estate assets in Culver City (which includes the Culver Collection Portfolio), on the origination date, an affiliate of HCP, as lender (“Upper Tier Lender”), and the Borrower Sole Member, as borrower, entered into a convertible loan (the “Upper Tier Facility”). The Upper Tier Facility has an outstanding principal amount of $91,800,000, and may be increased to $100,000,000 under certain circumstances. HCP has the right to convert the Upper Tier Facility, at any time at its election, to an equity ownership interest in a portion of the equity interest in Samitaur Constructs’ real estate portfolio (which includes the Culver Collection Portfolio) pursuant to the terms of the Upper Tier Facility documents (the “Conversion”). The Upper Tier Facility is secured by a pledge (the “Facility Pledge”) from Laurie Smith and the Laurie Smith Trust of their respective interests in the Borrower Sole Member which directly owns each of the borrowers and indirectly owns such real estate assets and will have a term that matures on December 31, 2030. No interest or principal are due under the Upper Tier Facility during the term thereof and all such amounts accrue until the earlier to occur of (x) the end of such term and (y) the conversion of such debt into an equity interest in the Borrower Sole Member. In connection with the Upper Tier Facility, pursuant to an Asset Management Agreement, HCP has full authority, power and discretion to manage the Culver Collection Portfolio, subject to customary major decision rights of Laurie Smith and with Laurie Smith maintaining full control over the borrower entities. The Borrower Sole Member entered into a recognition agreement for the benefit of the lender under the Culver Collection Whole Loan (the “Recognition Agreement”) whereby it covenanted to not amend or modify in any material respect or terminate or cancel the Asset Management Agreement (except in connection with a Conversion) without the consent of the lender.

Laurie Smith, individually, provided a non-recourse carveout guaranty in favor of Upper Tier Lender in connection with the Upper Tier Facility (the “Upper Tier Guaranty”), which provides for recourse for, among other things, certain bad acts including certain bankruptcy related recourse items and acting outside the scope of the authority and permissions expressly granted to the borrowers (or their affiliates) under the Asset Management Agreement in a manner that would be reasonably likely to result in recourse liability to any guarantor under, and pursuant to the terms of, any of the Culver Collection Whole Loan documents. Pursuant to the non-recourse carveout guaranty provided with respect to the Culver Collection Whole Loan, the guarantors agree to cause Upper Tier Lender to diligently pursue remedies against Laurie Smith under the Upper Tier Guaranty and to promptly turn over any amounts so received to the lender (to the extent there are amounts owed under the non-recourse carveout guaranty which are proximately caused by the actions of Laurie Smith which remain unpaid) to be applied as an offset against amounts owed by the non-recourse carveout guarantors.

Pursuant to the terms of the Upper Tier Facility, following a Conversion, (a) a joint venture between HCP, as managing member, and Laurie Smith (the “JV”), would own 47.37% of the voting interest in Borrower Sole Member and 90% of the common economics (with the remainder being held by Laurie Smith) and (b) the Asset Management Agreement would terminate and the management rights and respective major decisions in such agreement would then be operative under the JV. The JV would have the right to appoint 2 of the 5 board members of Borrower Sole Member and 65% of board members must be present for a quorum and the act of 65% of the directors present would be required for an action by the board (except if to preserve Borrower Sole Member status). Additionally, the affirmative consent of 65% of the votes entitled to be cast by the holders of common stock is required for any matter that requires the consent of the stockholders. A provision of the operating agreement for the JV provides that HCP has the right to cause Laurie Smith to contribute all of her ownership interests (and all voting interests) in Borrower Sole Member in exchange for a solely economic interest.

Pursuant to the Culver Collection Whole Loan documents, following a Conversion, HCP is required to exercise “Post-Conversion Control” which is satisfied (x) if the Conversion is effectuated in any manner other than a foreclosure of the Facility Pledge, by HCP having the possession, directly or indirectly, of the power (i) to direct, or cause the direction of, the day-to-day management and operations of the borrowers and the Culver Collection Portfolio (through the ownership of voting securities or membership interests and/or through the ability, through appointments, to control applicable boards and/or committees of the direct or indirect owners of the borrowers that make such day-to-day decisions) and (ii) to effectuate approving or disapproving major decisions and (y) if the Conversion is effectuated pursuant to a foreclosure of the Facility Pledge, by HCP having sole control (as defined in the Culver Collection Whole Loan documents) over the borrowers.

A-3-35

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

The Properties. The Culver Collection Whole Loan is secured by the borrowers’ fee interest in the Culver Collection Portfolio, a Class-A, 6-property, 72.8% occupied, inter-connected, creative office and media portfolio, totaling 307,905 SF across 13 buildings and a parking lot located within the Hayden Tract / Culver City submarket within the broader Los Angeles, California Metropolitan Statistical Area. According to the appraisal, the Hayden Tract of Culver City is one of the most popular creative office submarkets in Los Angeles with numerous architecturally significant and award-winning creative office complexes. The Culver Collection Portfolio includes 13 distinct buildings which are currently leased to 14 creative office tenants including Scopely, Inc. (headquarters location) (28.9% of net rentable area (“NRA”)), Apple (8.1% of NRA), ChowNow (headquarters location) (6.2% of NRA), Samitaur Constructs (4.8% of NRA), and Decoded Advertising (4.5% of NRA) amongst others. The Culver Collection Portfolio includes 1,192 parking stalls (3.9 stalls per 1,000 SF) providing ample parking for the tenants at the property and creating additional revenue for spaces leased to surrounding office users and transient parkers. Parking is extremely limited in the Hayden Tract, and the ample parking structure at the Culver Collection Portfolio increases the tenant demand for space.

The Culver Collection Portfolio has access to transportation linkages such as IH-405, SR-90, SR-187, Jefferson Boulevard, Washington Boulevard, and Culver Boulevard. There is public transportation in proximity to the Culver Collection Portfolio including Culver CityBus, Big Blue Bus, LADOT transit, and the LA Metro. The Culver Collection Portfolio is accessible to the LA Metro E Line, which connects the Culver Collection Portfolio to Santa Monica and Downtown Los Angeles.

Architect Eric Owen Moss has designed all the creative office projects operated by Samitaur Constructs, an urban development firm, in the Hayden Tract, including the Culver Collection Portfolio, which has transformed the surrounding area into one of the creative office centers in Los Angeles.

The six properties that comprise the Culver Collection Portfolio are the Hayden & National property (“Hayden & National”), the 3555 Hayden property (“3555 Hayden), the Hayden & Higuera property (“Hayden & Higuera”), the 3585 Hayden property (“3585 Hayden”), the 3505-3525 Hayden property (“Conjunctive Points”) and the 8511 Warner Drive property (“Warner Center Parking Lot”).

Hayden & National (157,620 SF, 51.2% of NRA, 36.5% of In-Place Rent)

Hayden & National is a 6 building, 157,620 SF, creative office campus that is 62.3% leased (underwritten to 54.3% leased based on known vacates) featuring a 5.4-year weighted average remaining lease term. Hayden & National is situated on 7.22 acres, features 760 parking stalls, and was originally constructed starting in 1945 with further construction between 2000 and 2014.

3555 Hayden (24,919 SF, 8.1% of NRA, 11.0% of In-Place Rent)

3555 Hayden is a single building, 24,919 SF, creative office property that is 100.0% leased to Apple, Inc. with an 8-year initial term ending February 28, 2030. 3555 Hayden is situated on 0.55 acres, features 11 parking stalls, and was originally constructed in 1949 and 1979 and renovated in 2024.

Hayden & Higuera (35,111 SF, 11.4% of NRA, 10.0% of In-Place Rent)

Hayden & Higuera is a 2 building, 35,111 SF, creative office property that is 83.6% leased (underwritten to 66.5% leased based on known vacates) featuring a 3.5-year weighted average remaining lease term. Hayden & Higuera is situated on 0.83 acres, features 12 parking stalls, and was originally constructed in 1942 but renovated in 1990.

3585 Hayden (23,323 SF, 7.6% of NRA, 10.4% of In-Place Rent)

3585 Hayden is a 2 building, 23,323 SF, creative office property that is 100.0% leased featuring a 3.6-year weighted average remaining lease term. 3585 Hayden is situated on 1.19 acres, features 37 parking stalls, and was originally constructed in 1948 and renovated in 2016.

Conjunctive Points (66,932 SF, 21.7% of NRA, 32.1% of In-Place Rent)

Conjunctive Points is a 2 building, 66,932 SF, creative office property that is 100.0% leased featuring a 7.6-year weighted average remaining lease term. Hayden Conjunctive Points is situated on 2.19 acres and features 77 parking stalls. The 3505 Hayden building was originally constructed in 1948 but was renovated in 2021. The 3525 Hayden building was originally constructed in 1959 but was renovated in 2006.

Warner Center Parking Lot

Warner Center Parking Lot is a 1.74 acre surface parking lot with no improvements and receives parking revenue via parking leases (revenue shown as other income).

Major Tenants.

The largest tenants by underwritten base rent at the Culver Collection Portfolio are Scopely, Inc., Apple and ChowNow.

Scopely (88,993 square feet; 28.9% of Total NRA; 40.4% of underwritten base rent): Founded in 2011, Scopely, Inc. (“Scopely”) is an interactive entertainment company and mobile-first video game developer and publisher. The company is headquartered in Culver City, California at Conjunctive Points with offices in Boulder, Barcelona, Dublin, London, Seoul, Seville, and Shanghai. Scopely’s notable projects and games include Star Trek Fleet Command, Marvel Strike Force, Scrabble Go, WWE Champions, Yahtzee With Buddies and Stumble Guys among others. Scopely is home to many internal game development teams, or Scopely Studios, including Boundless Entertainment, DIGIT, Genjoy, Hijump, Omnidrone and Parallel, among others, with additional studio partners across four continents. Scopely has a proprietary technology platform called Playgami.

A-3-36

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

Scopely is fully utilizing its headquarters location at Conjunctive Points totaling 60,794 SF, however it is not utilizing space in Hayden & National totaling 28,199 SF. Scopely is paying full contractual rent and the leases at Conjunctive Points and Hayden & National are cross-defaulted and expire in August 2032. Scopely executed a brand new 10-year lease in February 2022. Scopely has two five-year options to renew or extend the lease term. Scopely’s leases at Conjunctive Points and Hayden & National each include a termination option effective February 2029 with 10 months’ notice and with a termination fee equal to the unamortized amount of tenant improvements and leasing commissions.

Apple (24,919 square feet; 8.1% of Total NRA; 11.0% of underwritten base rent): – Apple, Inc. (NASDAQ: AAPL) (Moody’s: Aaa / S&P: AA+) is an American multinational corporation and technology company headquartered in Cupertino, California, in Silicon Valley. It designs, develops, and sells consumer electronics, computer software, personal computers, online services and portable devices/gadgets internationally. Apple specializes in the development and production of the following product segments: iPhone, Mac, iPad, Services, and Wearables, Home & Accessories. Apple is in the process of building out its space and upon completion anticipates using the space as a flagship sound space. Apple is expected to finish its build out in or around the end of 2024.

ChowNow (19,167 square feet; 6.2% of Total NRA; 8.8% of underwritten base rent): Founded in 2011 and headquartered at the Culver Collection Portfolio, ChowNow is a privately held technology company that powers branded online ordering systems for independent restaurants across the United States. ChowNow connects customers with independent restaurants via restaurants’ own websites, on Facebook, on Google, through ChowNow created apps, and through ChowNow’s website. According to a third party research provider, ChowNow at 3585 Hayden is actively marketing approximately 6,030 SF of space for sublease.

The following table presents certain information relating to the tenancy at the Culver Collection Portfolio:

Major Tenants(1)

Tenant Name	Building	Ratings Moody’s/S&P/Fitch(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Scopely, Inc.	Various	NR/NR/NR	88,993	28.9%	$65.74	$5,850,701	40.4%	8/31/2032	2 x 5 Yr	Y(3)
Apple	3555 Hayden	Aaa/AA+/NR	24,919	8.1%	$63.65	1,586,194	11.0%	2/28/2030	2 x 5 Yr	N
ChowNow	3585 Hayden	NR/NR/NR	19,167	6.2%	$66.20	1,268,859	8.8%	7/31/2027	1 x 5 Yr	N
Samitaur Constructs	Various	NR/NR/NR	14,786	4.8%	$64.42	952,476	6.6%	Various(4)	None	N
Decoded Advertising	Hayden & Higuera	NR/NR/NR	13,919	4.5%	$60.00	835,140	5.8%	1/31/2029	1 x 3 Yr	Y(5)
			161,784	52.5%	$64.86	$10,493,370	72.5%

Non-Major Tenants			62,279	20.2%	$63.79	$3,972,913	27.5%

Occupied Collateral Total			224,063	72.8%	$64.56	$14,466,283	100.0%

Vacant Space			83,842	27.2

Collateral Total			307,905	100.0%

(1)	Based on the underwritten rent roll dated August 31, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Scopely Inc.’s leases at 3505-3525 Hayden and Hayden & National each include a termination option effective February 2029 with 10 months’ notice and payment of a termination fee equal to the unamortized amount of tenant improvements and leasing commissions.
(4)	Samitaur Constructs has 3,697 SF expiring November 30, 2026 and the remaining 11,089 SF expires August 31, 2032. Samitaur Constructs is an affiliate of the borrower. See “The Borrowers and The Borrower Sponsor” below.
(5)	Decoded Advertising has two one-time options to terminate in May 2025 and November 2026 with a minimum of 9 months’ notice and payment of termination fee of $671,101.52 for the termination right in 2025 or $449,230 for the termination right in 2026.

A-3-37

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

The following table presents certain information relating to the lease rollover schedule at the Culver Collection Portfolio:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	2	12,953	4.2%	12,953	4.2%	$831,236	5.7%	$64.17
2026	3	12,833	4.2%	25,786	8.4%	$814,734	5.6%	$63.49
2027	2	29,651	9.6%	55,437	18.0%	$1,936,207	13.4%	$65.30
2028	1	6,138	2.0%	61,575	20.0%	$394,060	2.7%	$64.20
2029	2	22,186	7.2%	83,761	27.2%	$1,355,961	9.4%	$61.12
2030	2	36,064	11.7%	119,825	38.9%	$2,323,168	16.1%	$64.42
2031	1	4,156	1.3%	123,981	40.3%	$240,651	1.7%	$57.90
2032	4	100,082	32.5%	224,063	72.8%	$6,570,266	45.4%	$65.65
2033	0	0	0.0%	224,063	72.8%	$0	0.0%	$0.00
2034	0	0	0.0%	224,063	72.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	224,063	72.8%	$0	0.0%	$0.00
Vacant	0	83,842	27.2%	307,905	100.0%	$0	0.0%	$0.00
Total/Weighted Average	17	307,905	100.0%			$14,466,283	100.0%	$64.56

(1)	Based on the underwritten rent roll dated August 31, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Culver Collection Portfolio:

Historical Occupancy

12/31/2021	12/31/2022	12/31/2023	Current(1)
93.9%	97.4%	87.2%	72.8%
(1)	Current occupancy is based on the underwritten rent roll dated as of August 31, 2024.

A-3-38

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Culver Collection Portfolio:

Cash Flow Analysis

	2021	2022	2023	TTM 06/30/2024	U/W	%(1)	U/W $ per SF
Base Rent	$10,187,836	$15,115,894	$15,213,084	$15,426,792	$14,466,283(2)	60.8%	$46.98
Credit Rent Steps	0	0	0	0	121,288(2)	0.5	0.39
Rent Steps	0	0	0	0	368,817(2)	1.6	1.20
Value of Vacant Space	0	0	0	0	5,701,691	24.0	18.52
Recoveries	603,666	651,130	1,123,879	1,121,350	771,165	3.2	2.50
Other Income	1,573,264	1,961,966	2,532,744	2,134,952	2,364,394	9.9	7.68
Gross Potential Rent	$12,364,767	$17,728,990	$18,869,707	$18,683,095	$23,793,638	100.0%	$77.28
(Vacancy & Credit Loss)	0	0	0	0	($5,701,691)	(24.0)	(18.52)
Effective Gross Income	$12,364,767	$17,728,990	$18,869,707	$18,683,095	$18,091,947	76.0%	$58.76

Real Estate Taxes	526,480	518,924	531,013	543,649	535,357	3.0	1.74
Insurance	65,269	85,913	142,529	136,183	177,378	1.0	0.58
Management Fee	514,709	766,714	806,761	814,482	542,758	3.0	1.76
Other Operating Expense	1,810,397	2,327,428	2,454,620	2,363,653	2,249,632	12.4	7.31
Total Operating Expenses	$2,916,855	$3,698,979	$3,934,922	$3,857,967	$3,505,125	19.4%	$11.38

Net Operating Income	$9,447,912	$14,030,011	$14,934,785	$14,825,128	$14,586,821	80.6%	$47.37
Replacement Reserves	0	0	0	0	76,976	0.4	0.25
TI/LC	0	0	0	0	261,858	1.4	0.85
Net Cash Flow	$9,447,912	$14,030,011	$14,934,785	$14,825,128	$14,247,988	78.8%	$46.27

NOI DSCR(3)	1.18x	1.76x	1.87x	1.85x	1.82x
NCF DSCR(3)	1.18x	1.76x	1.87x	1.85x	1.78x
NOI Debt Yield(3)	7.9%	11.7%	12.4%	12.4%	12.2%
NCF Debt Yield(3)	7.9%	11.7%	12.4%	12.4%	11.9%
(1)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(2)	Based on the underwritten rent roll dated August 31, 2024, with contractual rent steps through August 2025.
(3)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the Culver Collection Senior Loan. Including the Culver Collection Junior Loan, U/W NCF DSCR is 1.53x and U/W NOI Debt Yield is 11.1%.

Appraisal. According to the appraisal dated July 8, 2024, the Culver Collection Portfolio had an “As-Is” portfolio value of $240,200,000 as of June 13, 2024. This is inclusive of the “As-Is” values ascribed to the buildings as well as the parking lot in addition to a portfolio premium applied to the office buildings. The “As-Is” appraised value of the properties without the parking lot (which may be released in the lender’s discretion, as described under “Partial Release” below) and without the portfolio premium is $222,600,000. The Warner Center Parking Lot has an “As-Is” appraised value of $16,200,000. The portfolio premium accounts for the remaining $1,400,000.

Environmental Matters. According to the Phase I environmental assessments all dated March 8, 2024, there is a recognized environmental condition (“REC”) at Conjunctive Points based on contamination from historical operations. In addition, under a new Environmental Protection Agency rule that went into effect in July 2024, three other parcels in the Culver Collection Portfolio have potential RECs. In lieu of further investigation, the borrowers provided a pollution legal liability insurance policy. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Culver Collection Portfolio is centrally located between West Los Angeles and Downtown Los Angeles, California in the Culver City submarket. The Culver City submarket has historically served as a destination for creative office users, with demand being generated by companies such as Apple and Warner Media.

Despite a vacancy of 23.95% as of the fourth quarter of 2023, the appraisal notes that the submarket continues to remain a desirable destination for creative office tenants, citing TikTok having leased and subleased a combined 145,200 square feet in the submarket in 2023. As of the first quarter of 2024, the Culver City submarket saw 15,000 square feet of net returns. This coincided with a vacancy rate of 24.62%, up 7.14% year-over-year.

According to the appraisal, the Culver Collection Portfolio is located in the Culver City office submarket. As of the fourth quarter of 2023, the office submarket had an inventory of 10.9 million square feet with a 23.95% vacancy rate and asking rent of $52.32 per square foot.

The following table presents certain information relating to comparable office leases for the Culver Collection Portfolio:

A-3-39

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

Comparable Office Rental Summary(1)

Property / Location	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Years)
3555 Hayden Avenue	24,919	Apple	$63.65(2)	March-22(2)	8.0(2)
Culver City, CA
5792 Jefferson Boulevard	20,468	Apple	$63.00	Jan-24	3.17
Los Angeles, CA
3516 Schaefer Street	25,000	Vayner Media	$67.80	Q3 2023	7.5
Culver City, CA
3550 Hayden Avenue	11,667	Emerson Collective	$72.00	Q3 2023	10.67
Culver City, CA
5760 West Jefferson Boulevard	7,611	Arcade Edit	$62.40	Q3 2023	10.0
Los Angeles, CA
8461-8463 Higuera Street	4,404	Unanimous Media Holdings	$61.20	Q2 2023	3.17
Culver City, CA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 31, 2024.

Escrows.

Tax Reserve – The loan documents required an upfront reserve of $227,527 for real estate taxes. On a monthly basis, the borrowers are required to escrow 1/12th of the estimated annual real estate tax payments (initially approximately $45,505).

Insurance Reserve – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Culver Collection Whole Loan documents and the borrowers provide evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis during a Trigger Period (as defined below), the borrowers are required to escrow the lesser of (x) $6,415 and (y) the amount by which the funds deposited into such reserve pursuant to the Culver Collection Whole Loan documents and then on deposit in such reserve are less than $153,953.

TI/LC Reserve – The loan documents required an upfront reserve of $2,000,000 for tenant improvements and leasing commissions. On a monthly basis, the borrowers are required to escrow $38,488 for tenant improvements and leasing commissions.

Outstanding Rent Concession Reserve – The loan documents required an upfront reserve of $3,526,546 into a rent concession reserve to cover various months of future free rent for various tenants, including Scopely, Apple and ChowNow, among others.

Outstanding Leasing Reserve – The loan documents required an upfront reserve of $2,132,590 for outstanding leasing costs.

Lockbox and Cash Management. The Culver Collection Whole Loan is structured with a hard lockbox (the “Lockbox Account”) and springing cash management. Each borrower or manager is required to deposit any gross revenue from the Culver Collection Portfolio in the Lockbox Account within two business days of receipt. Funds deposited into the Lockbox Account are required to be swept by the clearing bank on a daily basis into the borrowers’ operating account at the clearing bank, unless a Trigger Period is continuing. Upon the occurrence of a Trigger Period, all funds in the Lockbox Account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Culver Collection Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Culver Collection Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Culver Collection Whole Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the Culver Collection Whole Loan, (ii) a Low DSCR Period (as defined below) or (iii) a Lease Sweep Period (as defined below), and ending if, with respect to a Trigger Period continuing pursuant to (A) clause (i), the event of default commencing the Trigger Period has been cured or waived and such cure has been accepted by the lender or the lender has waived such event of default in writing, and no other event of default is then continuing, (B) clause (ii), the Low DSCR Period has ended or otherwise been waived by the lender in its sole discretion and (C) clause (iii), such Lease Sweep Period has ended.

A “Low DSCR Period” will commence if as of the last day of any calendar quarter the Culver Collection Whole Loan interest only debt service coverage ratio is less than 1.15x and will end when either (i) the Culver Collection Whole Loan interest only debt service coverage ratio is at least 1.15x as of the last day of two consecutive calendar quarters or (ii) the borrowers have delivered to the

A-3-40

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

lender cash or a letter of credit in an amount which if applied to repay the outstanding principal balance of the Culver Collection Whole Loan would result in a debt service coverage ratio of at least 1.15x.

A ”Lease Sweep Period” means a period commencing upon;(a) the earlier of (i) the date that is 12 months prior to the expiration of a Lease Sweep Lease (as defined below) or August 31, 2031 with respect to the Scopely lease and (ii) the date required under the Lease Sweep Lease by which the Lease Sweep Lease tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the receipt by borrowers or manager of notice from the tenant exercising its right to terminate its Lease Sweep Lease; (c) the early termination, early cancellation or early surrender of a Lease Sweep Lease (as to 15% or more of the Lease Sweep Lease space) or the borrowers’ receipt of written notice by a Lease Sweep Lease tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease (as to 15% or more of the Lease Sweep Lease space); (d) a Lease Sweep Lease tenant discontinues its business (i.e., “goes dark”) or gives notice of its intent to discontinue its business in 25% or more of the Lease Sweep Lease space (provided that the 28,199 rentable square feet that is vacant as of the closing date shall not trigger a Lease Sweep Period) (unless (i) the tenant is an investment grade tenant, (ii) the tenant continues to pay all rent when due and (iii) the tenant is discontinuing its business solely to comply with an emergency law for not more than 120 days and is not in default and is paying full contractual rent); (e) upon a monetary or material non-monetary default under a Lease Sweep Lease by a Lease Sweep Lease tenant beyond any applicable notice and cure period, (f) upon a bankruptcy or insolvency proceeding of a lease guarantor, Lease Sweep Lease tenant or its (directly or indirectly) majority owned parent and (g) to the extent a Lease Sweep Period has ended and funds in the lease sweep account are used to re-tenant space that is not a Lease Sweep Space, the date that lender determines that funds in the lease sweep account are insufficient to cover all anticipated leasing expenses for the Lease Sweep Space.

A Lease Sweep Period will terminate upon: (A) in the case of clauses (a), (b), (c), (d), (e) and (g) above, either (x) the entirety of the Lease Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases (which must be either an extension of the original Lease Sweep Lease or on terms at least as favorable to landlord as the Lease Sweep Lease being replaced and have terms that extend at least two years beyond the term of the Culver Collection Whole Loan) (“Qualified Leases”) and in the lender’s reasonable judgment there are sufficient funds in the lease sweep reserve to cover all anticipated leasing expenses approved by the lender, and free or abated rent periods for such qualified leases, and any shortfalls in payments under the Culver Collection Whole Loan or operating expenses resulting from anticipated down time prior to the commencement of payments under such qualified leases (collectively, “Leasing Costs”) or (y) a portion of the Lease Sweep Lease space is leased pursuant to one or more Qualified Leases and in the lender’s reasonable judgement there are sufficient funds in the lease sweep reserve to cover all Leasing Costs and an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $40 (the “Lease Sweep Deposit Amount”) applicable to the portion of the applicable Lease Sweep Lease that is not leased pursuant to the Qualified Lease; (B) in the case of clause (a) and (g) above, the sweep tenant irrevocably exercises its renewal or extension option with respect to all of its space, and in the lender’s judgement there are sufficient funds in the lease sweep reserve to cover all Leasing Costs in connection with such renewal or extension; (C) in the case of clause (b) above, if such termination is not validly exercised by the tenant or is otherwise validly and irrevocably waived; (D) in the case of clause (d) above, the date on which the subject tenant re-commences the operating of its lease; (E) in the case of clause (e) above, the subject default has been cured and no other default under the Lease Sweep Lease occurs for three consecutive months following such cure; (F) in the case of clause (f) above, the applicable bankruptcy or insolvency proceeding has been terminated and the applicable Lease Sweep Lease (and any guaranty of it) has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; (G) in the case of clause (c) and (d) above, to the extent that less than 50% of the Lease Sweep Space demised to such tenant under all Lease Sweep Leases (in the aggregate) at the property triggered such Lease Sweep Period (the “Triggering Lease Sweep Space”), the date on which the Lease Sweep Funds in the lease sweep account collected with respect to the Triggering Lease Sweep Space (excluding any sums paid with respect to any termination of a Lease Sweep Lease (“Lease Sweep Lease Termination Payments”) with respect to such Lease Sweep Lease deposited into the lease sweep account) equal the Lease Sweep Deposit Amount applicable to such Triggering Lease Sweep Space, unless the Triggering Lease Sweep Space has been leased pursuant to one or more leases which, in the aggregate, (x) require borrowers to incur out-of-pocket expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in Lender’s determination, exceed the Lease Sweep Deposit Amount applicable to the Triggering Lease Sweep Space exclusive of any Lease Sweep Termination Payments deposited into the lease sweep account (in which case the Lease Sweep Period in question shall continue until such time as lender shall have determined that sufficient funds are on deposit to cover such shortfall or until borrowers satisfies clause (A)(x) above); and (H) in the case of clause (a), (b), (c), (d), (e), (f) and (g) above, the date on which the Lease Sweep Funds in the lease sweep account collected with respect to the Lease Sweep Lease in question (excluding any Lease Sweep Lease Termination Payments with respect to such Lease Sweep Lease deposited into the lease sweep account) are equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Space, unless the applicable Lease Sweep Space has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrowers to incur out-of-pocket expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in Lender’s determination, exceed the Lease Sweep Deposit Amount exclusive of any Lease Sweep Termination Payments deposited into the lease sweep account pursuant to the terms hereof applicable to such Lease Sweep Space (in which case the Lease Sweep Period in question shall continue until borrowers satisfy clause (A)(x) above.

A “Lease Sweep Lease” means (i) the Scopely lease as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Culver Collection Whole Loan documents or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers 50,000 or more rentable square feet, with respect to the space demised under the Scopely lease.

A-3-41

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

Property Management. The Culver Collection Portfolio is managed by Jones Lang LaSalle, Inc., a third party management company.

Partial Release. On any business day after the defeasance lockout expiration date, the related borrower may request a release of the Warner Center Parking Lot and the lender has the right to approve or disapprove such request in the lender’s sole and absolute discretion; provided, that, any amounts paid to the lender in connection with any release of the Warner Center Parking Lot are required to be applied by the lender in the following order of priority (provided, however, as to the allocation of the application of payments among Note A-1, Note A-2, Note A-3 and Note A-4 and, separately, the allocation of the application of payments among Note B-1 and Note B-2, in each case, such allocation shall be made by the lender in such manner as the lender elect in its sole discretion): first, to all amounts (other than principal and interest) then due and payable under the Culver Collection Whole Loan documents, including any costs and expenses of the lender in connection with such prepayment; second; with respect to the Culver Collection Portfolio Senior Loan, accrued and unpaid interest at its interest rate; third, with respect to the junior notes, accrued and unpaid interest at their interest rate; and fourth, to reduce the principal amount of the Culver Collection Portfolio Senior Loan and the junior notes, respectively, on a pro rata basis.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Culver Collection Whole Loan also includes the Culver Collection Junior Loan, which is evidenced by two interest only junior notes with an aggregate original principal balance of $12,000,000, which is coterminous with the Culver Collection Senior Loan and accrues interest at 11.0% per annum.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
Culver Collection Junior Loan	$12,000,000	11.00000%	60	0	60	1.53x	11.1%	55.0%

Ground Lease. None.

Property/Terrorism Insurance. The Culver Collection Whole Loan documents require an “all risk” insurance policy on a replacement cost basis, including (i) business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, and (ii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-42

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

A-3-43

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

Bronx Terminal Market
610 Exterior Street
Bronx, NY 10451
MANHATTAN
BRONX
Harlem River
Harlem River Drive
Major Deegan Expwy
METRO NORTH
Highbridge Park
Washington Heights
Hamilton Heights
Harlem
East Harlem
Morningside Heights
Yankee Stadium
Rev. T. Wendell Foster Park
Franz Sigel Park
Jackie Robinson Park
St. Nicholas Park
Col. Young Playground
Elston Gene Howard Field
Bronx Supreme Court
Concourse Plaza
Hostos Community College
NYC Health + Hospitals/Lincoln Medical Center
NYC Health + Hospitals/Harlem
Morris-Jumel Mansion
Sugar Hill Children's Museum of Art & Storytelling
The Grove School of Engineering
Shepard Hal
Morris Raphael Cohen Library
The City College of New York
Manhattanville Community Center
The Urban Assembly School for the Performing Arts
New York Public Library
Apollo Theater
Hotel Theresa
Adam C. Powell Jr. Harlem State Office Building
National Black Theatre
Madison Avenue Bridge
Third Avenue Bridge
Willis Avenue Bridge
Triboro Bridge
161ST ST/ YANKEE STADIUM
YANKEE STADIUM/ 153RD ST
149TH ST/ GRAND CONCOURSE
138TH ST/ GRAND CONCOURSE
138TH ST/ 3RD AVE
3RD AVE/ 149TH ST
125TH ST/ LEXINGTON
HARLEM/ 125TH ST
125TH ST/ LENOX
135TH ST/ LENOX
145TH ST/ LENOX
148TH ST/ LENOX
155TH ST
155TH ST/ ST. NICHOLAS
145TH ST
135TH ST
125TH ST
168TH ST/ WASHINGTON HEIGHTS
163RD ST/- AMSTERDAM
157TH ST/ BROADWAY
145TH ST/ BROADWAY
137TH ST/ BROADWAY- CITY COLLEGE
125TH ST/ BROADWAY
Broadway
Amsterdam Ave.
St. Nicholas Ave.
Frederick Douglass Blvd.
Adam Clayton Powell Jr. Blvd.
Malcolm X Blvd.
5th Ave.
Madison Ave.
Park Ave.
Grand Concourse
Jerome Ave.
River Ave.
Morris Ave.
Bruckner Blvd.
E. 167th St.
E. 156th St.
E. 153rd St.
E. 149th St.
E. 135th St.
E. 125th St.
W. 155th St.
W. 145th St.
W. 135th St.
W. 125th St.
PATERSON
NEW JERSEY
NEWARK
JERSEY CITY
MANHATTAN
BRONX
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND
YONKERS
Atlantic Ocean

A-3-44

No. 5 – Bronx Terminal Market
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail – Anchored
	Original Principal Balance(1):	$50,210,526		Location:	Bronx, NY
	Cut-off Date Balance(1):	$50,210,526		Size:	918,779 SF
	% of Initial Pool Balance:	6.0%		Cut-off Date Balance Per SF(1):	$261.22
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$261.22
	Borrower Sponsor:	The Related Companies, L.P.		Year Built/Renovated:	2009/NAP
	Guarantor:	The Related Companies, L.P.		Title Vesting(5):	Leasehold
	Mortgage Rate(2):	5.1810%		Property Manager:	Related BTM Development Partners, LLC (borrower-related)
	Note Date:	August 6, 2024		Current Occupancy (As of):	90.2% (4/19/2024)
	Seasoning:	2 months		12/31/2023 Occupancy:	98.4%
	Maturity Date:	August 6, 2029		12/31/2022 Occupancy:	98.4%
	IO Period:	60 months		12/31/2021 Occupancy:	98.6%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$555,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$604.06
	Loan Amortization Type:	Interest only		As-Is Appraisal Valuation Date:	April 30, 2024
	Call Protection(3):	L(23),YM1(3),DorYM1(30),O(4)		Underwriting and Financial Information
	Lockbox Type:	Hard/Springing Cash Management		TTM 3/31/2024 NOI:	$30,377,981
	Additional Debt(1):	Yes		TTM 12/31/2023 NOI:	$30,756,078
	Additional Debt Type (Balance)(1):	Pari Passu ($189,789,474); Subordinate ($140,000,000)		TTM 12/31/2022 NOI:	$31,251,930
				TTM 12/31/2021 NOI:	$30,539,405
				U/W Revenues:	$46,320,029
Escrows and Reserves(4)				U/W Expenses:	$17,725,341
	Initial	Monthly	Cap	U/W NOI:	$28,594,688
Taxes	$0	Springing	NAP	U/W NCF:	$27,492,153
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.27x / 2.18x
Replacement Reserve	$0	Springing	$547,400	U/W Debt Yield based on NOI/NCF(1):	11.9% / 11.5%
TI/LC Reserve	$874,981	Springing	$1,696,118	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.9% / 11.5%
Ground Rent Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	43.2%
DMV Space Reserve	$9,000,000	$0	NAP	LTV Ratio at Maturity(1):	43.2%

Sources and Uses
Sources			Uses
Senior Loan	$240,000,000	61.0%	Loan Payoff	$376,708,834	95.8%
Subordinate Companion Loan	140,000,000	35.6	Upfront Reserves	9,874,981	2.5
Sponsor Equity	13,238,721	3.4	Closing Costs	6,654,906	1.7
Total Sources	$393,238,721	100.0%	Total Uses	$393,238,721	100.0%
(1)	The Bronx Terminal Market Mortgage Loan (as defined below) is part of the Bronx Terminal Market Whole Loan (as defined below) which is comprised of 21 senior pari passu promissory notes and one subordinate B-note, with an aggregate original principal balance and Cut-off Date Balance of $380,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the principal balance of the Bronx Terminal Market Senior Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the principal balance of the Bronx Terminal Market Whole Loan are $413.59, $413.59, 1.11x/1.07x, 7.5%/7.2%, 7.5%/7.2%, 68.5% and 68.5%, respectively.
(2)	Reflects the Bronx Terminal Market Senior Loan only. The Bronx Terminal Market Subordinate Companion Loan (as defined below) bears interest at the rate of 9.20000% per annum.
(3)	The defeasance lockout period will be at least 23 payment dates beginning with and including the first payment date on September 6, 2024. Defeasance of the Bronx Terminal Market Whole Loan in full is permitted at any time after the earlier to occur of (i) September 6, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. In addition, on any business day on and after August 6, 2026 voluntary prepayment of the Bronx Terminal Market Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the open prepayment date, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Bronx Terminal Market Whole Loan being prepaid and (y) a yield maintenance premium. The assumed defeasance lockout period of 23 payments is based on the expected BANK5 2024-5YR10 securitization closing date in October 2024. The actual defeasance lockout period may be longer.
(4)	See “Escrows” section for further discussion.
(5)	See “Ground Lease” section for further discussion.

The Mortgage Loan. The fifth largest mortgage loan (the “Bronx Terminal Market Mortgage Loan”) is part of a whole loan (the “Bronx Terminal Market Whole Loan”) evidenced by 21 senior pari passu promissory notes totaling $240,000,000 (the “Bronx Terminal Market Senior Loan”) and one subordinate B-note of $140,000,000 (the “Bronx Terminal Market Subordinate Companion Loan”), with an aggregate principal balance of $380,000,000. The Bronx Terminal Market Whole Loan was co-originated by German American Capital Corporation (“GACC”), Wells Fargo Bank, National Association (“WFB”), Bank of America, National Association (“BANA”) and Starwood Mortgage Capital LLC (“SMC”). The Bronx Terminal Market Mortgage Loan is evidenced by the non-controlling notes A-17, A-18, A-19,

A-3-45

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

A-20 and A-21, with an aggregate original principal balance of $50,210,526.32. The Bronx Terminal Market Whole Loan is secured by a leasehold interest in a 918,779 square foot, multi-level, anchored retail center, connected via a six-level, 2,602 stall parking garage located in the Bronx, New York (the “Bronx Terminal Market Property”).

The Bronx Terminal Market Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMARK 2024-V10 securitization trust. The relationship between the holders of the Bronx Terminal Market Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB-Pari Passu Whole Loan—The Bronx Terminal Market AB Whole Loan” and “Pooling and Servicing Agreement” in the prospectus. The table below identifies the promissory notes that comprise the Bronx Terminal Market Whole Loan.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$40,000,000	$40,000,000	BMARK 2024-V10	No(1)
A-2	$20,000,000	$20,000,000	BMO 2024-5C6	No
A-3	$15,000,000	$15,000,000	BMARK 2024-V10	No
A-4	$11,578,947	$11,578,947	BMO 2024-5C6	No
A-5	$5,000,000	$5,000,000	BMARK 2024-V10	No
A-6	$10,000,000	$10,000,000	BMO 2024-5C6	No
A-7	$10,000,000	$10,000,000	BMO 2024-5C6	No
A-8	$10,000,000	$10,000,000	BBCMS 2024-5C29	No
A-9	$10,000,000	$10,000,000	BBCMS 2024-5C29	No
A-10	$3,421,053	$3,421,053	BMO 2024-5C6	No
A-11	$4,578,947	$4,578,947	BBCMS 2024-5C29	No
A-12	$30,000,000	$30,000,000	BANK5 2024-5YR9	No
A-13	$10,000,000	$10,000,000	BANK5 2024-5YR9	No
A-14	$4,500,000	$4,500,000	BANK5 2024-5YR9	No
A-15	$3,210,526	$3,210,526	BANK5 2024-5YR9	No
A-16	$2,500,000	$2,500,000	BANK5 2024-5YR9	No
A-17	$30,000,000	$30,000,000	BANK5 2024-5YR10	No
A-18	$10,000,000	$10,000,000	BANK5 2024-5YR10	No
A-19	$4,500,000	$4,500,000	BANK5 2024-5YR10	No
A-20	$3,210,526	$3,210,526	BANK5 2024-5YR10	No
A-21	$2,500,000	$2,500,000	BANK5 2024-5YR10	No
Senior Loan	$240,000,000	$240,000,000
B	$140,000,000	$140,000,000	CPPIB Credit Investments III Inc.	Yes
Subordinate Companion Loan	$140,000,000	$140,000,000
Whole Loan	$380,000,000	$380,000,000

(1)	The Bronx Terminal Market Whole Loan is an AB-Pari Passu whole loan, and the controlling note as of the date hereof is Note B. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift to Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB-Pari Passu Whole Loan—The Bronx Terminal Market AB Whole Loan” in the prospectus for more information regarding the manner in which control shifts under the Bronx Terminal Market Whole Loan.

A-3-46

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

The Borrower and Borrower Sponsor. The borrower for the Bronx Terminal Market Whole Loan is BTM Development Partners, LLC, a New York limited liability company and single purpose entity with a Delaware limited liability company sole member that is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bronx Terminal Market Whole Loan.

The borrower sponsor is The Related Companies, L.P. (“Related”). Founded in 1972, Related is a privately-owned, fully integrated global real estate and lifestyle company with experience in virtually every aspect of development, acquisition, management, finance, marketing, and sales. Headquartered in New York City, Related has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, West Palm Beach, Miami, Washington, D.C., Abu Dhabi and London, and boasts a team of approximately 4,000 professionals. Related has over $60 billion in assets owned or under development.

The Property. The Bronx Terminal Market Property is comprised of the borrower’s leasehold interest in a four building, 918,779 square foot, multi-level, anchored retail center, connected via a six-level, 2,602-space parking garage located in the Bronx, New York. Completed in 2009, the Bronx Terminal Market Property features a well-known anchor tenant profile along with street level retail, restaurant and mixed-use space. The top 5 tenants at the Bronx Terminal Market Property account for 595,744 square feet (64.8% net rentable area) and include Target, BJ’s Wholesale Club, Home Depot, Food Bazaar and Burlington Coat Factory. The Bronx Terminal Market Property is located on the Bronx riverfront and a short distance from Yankee Stadium within a residential neighborhood with access to public transportation nodes including the Major Deegan Expressway and the Yankees East 153rd Street Metro North Station, which is one stop away on three train lines from Grand Central Station.

The Bronx Terminal Market Property is anchored by Target, BJ’s Wholesale Club and Home Depot, all three of which have been in occupancy at the Bronx Terminal Market Property since 2009. The Bronx Terminal Market Property’s tenant mix also includes other well-established national retailers (such as Burlington Coat Factory, Best Buy, and Skechers U.S.A.), the largest supermarket location in the Bronx (Food Bazaar), and numerous cultural, educational, and lifestyle offerings (City University of New York, Chuck E. Cheese, GameStop, and GNC, among others). Overall, the Bronx Terminal Market Property is currently 90.2% leased to 21 tenants with a 7.7-year weighted average remaining lease term. The borrower sponsor has executed a LOI with the Department of Motor Vehicles (“DMV”), which would occupy a total of 37,692 square feet. The borrower deposited $9,000,000 in relation to this lease. See “Escrows” section for further discussion. The Bronx Terminal Market Property would be 94.3% occupied including the DMV lease. We cannot assure you that this lease will be signed as expected or at all.

Major Tenants.

Target (188,446 square feet; 20.5% of net rentable area; 4.6% of underwritten base rent): Target (Moody’s: A2 / Fitch: A / S&P: A) Target sells a wide assortment of general merchandise and food, including perishables, dry grocery, dairy, frozen items, and more. Founded in 1962, Target is headquartered in Roseville, Minnesota and has 1,955 stores across the United States and the District of Columbia, as well as an e-commerce website (Target.com). Prior to its original opening at the Bronx Terminal Market Property, Target elected to prepay approximately $46.4 million of base rent. Target currently pays in-place base rent of $6.70 PSF. Target has consecutive, five-year renewal options and one less than five-year option for a fully extended term expiring September 12, 2055.

BJ’s Wholesale Club (130,099 square feet; 14.2% of net rentable area; 19.9% of underwritten base rent): BJ's Wholesale Club Holdings, Inc. (S&P: BB+) (“BJ’s”) is a warehouse club operator concentrated primarily in the eastern half of the United States. Founded in 1984, the company has more than 6.5 million members paying annual fees to gain access to savings on groceries and general merchandise and services. BJ’s currently pays a base rent of $42.14 PSF and reimbursements through August 2, 2029. BJ’s has four, five-year renewal options.

Home Depot (124,955 square feet; 13.6% of net rentable area; 24.1% of underwritten base rent): The Home Depot, Inc. (Moody’s: A2 / Fitch: A / S&P: A) (“Home Depot”) is a home improvement retailer offering an assortment of building materials, home improvement products, lawn and garden products, décor products, and facilities maintenance, repair, and operations products. The company also provides a number of services, including home improvement installation services and tool and equipment rental. Home Depot currently pays a base rent of $53.24 PSF and reimbursements through February 28, 2029, after which the base rent increases to $58.56 PSF through the lease maturity of February 28, 2034. Home Depot has four, five-year renewal options.

A-3-47

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

The following table presents certain information relating to the major tenants at the Bronx Terminal Market Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/Fitch/S&P)(2)	Tenant SF	% of Total SF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF
							Sales PSF(3)	Occ Cost(3)	Lease Expiration Date	Renewal Options	Term. Option (Y/N)
Anchors
Target	A2/A/A	188,446	20.5%	$1,262,964	4.6%	$6.70(4)	NAV	NAV	10/14/2033	(5)	N
BJ's Wholesale Club	NR/NR/BB+	130,099	14.2%	$5,481,721	19.9%	$42.14	NAV	NAV	8/2/2029	4 x 5 yr	N
Home Depot	A2/A/A	124,955	13.6%	$6,652,604	24.1%	$53.24	NAV	NAV	2/28/2034	4 x 5 yr	N
Major Tenants
Food Bazaar	NR/NR/NR	77,915	8.5%	$2,488,352	9.0%	$31.94	NAV	NAV	9/30/2039	4 x 5 yr	N
Burlington Coat Factory	NR/NR/BB+	74,329	8.1%	$2,338,390	8.5%	$31.46	$345	14.8%	1/31/2028	3 x 5 yr	N
Best Buy	A3/NR/BBB+	52,086	5.7%	$1,927,182	7.0%	$37.00	NAV	NAV	3/31/2030	1 x 5 yr	N
Raymour & Flanigan	NR/NR/NR	46,253	5.0%	$1,200,000	4.3%	$25.94	NAV	NAV	10/31/2027	3 x 5 yr	N
City University of New York	NR/AA-/NR	26,627	2.9%	$1,712,586	6.2%	$64.32	NAV	NAV	7/31/2027	None	N
LIDL(6)	NR/NR/NR	23,204	2.5%	$1,000,000	3.6%	$43.10	NAV	NAV	10/31/2039	3 x 5 yr	Y
Chuck E. Cheese	NR/NR/NR	19,834	2.2%	$791,972	2.9%	$39.93	$185	30.8%	12/31/2028	3 x 5 yr	N
Largest Tenants		763,748	83.1%	$24,855,772	90.0%	$32.54

Non-Major Tenants		65,404	7.1%	$2,755,729	10.0%	$42.13

Occupied Collateral Total		829,152	90.2%	$27,611,501	100.0%	$33.30
Vacant Space		89,627	9.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		918,779	100.0%	$27,611,501	100.0%	$33.30

(1)	Based on the underwritten rent roll dated April 19, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Sales PSF are presented as of the 12 months ended December 2023, as provided by the borrower sponsor, for all the tenants that report sales data.
(4)	At the beginning of their lease, Target made a one-time rent prepayment of approximately $46.4 million.
(5)	Target has consecutive, five-year renewal options and one less than five-year option for a fully extended term expiring September 12, 2055.
(6)	LIDL has executed a lease to occupy 23,204 square feet at the Bronx Market Terminal Property but is not yet in occupancy. The tenant’s estimated lease commencement date is November 1, 2024. If the delivery conditions specified in the lease are not satisfied within 365 days (subject to extension for tenant delays and certain excusable delays) after the estimated commencement date determined pursuant to the lease, then either the tenant or the landlord (in each case if such failure is not due to its own delay) may terminate the lease. In addition, the tenant has a termination option if it does not obtain certain permits from the Building Department of the City of New York by a specified series of dates set forth in the lease.

The following table presents certain information relating to tenant sales history with respect to the Bronx Terminal Market Property:

Tenant Sales(1)

		2021		2022		2023
	SF	Sales	Sales PSF	Sales	Sales PSF	Sales	Sales PSF
Burlington Coat Factory	74,329	$33,696,922	$453.35	$23,464,920	$315.69	$25,668,704	$345.34
Chuck E. Cheese	19,834	$2,049,413	$103.33	$3,132,931	$157.96	$3,670,435	$185.06
Skechers U.S.A.	8,741	$3,242,409	$370.94	$2,635,698	$301.53	$2,872,708	$328.65
Applebee's	6,661	$5,688,990	$854.07	$5,504,388	$826.36	$6,399,111	$960.68
GNC	1,980	$503,972	$254.53	$463,644	$234.16	$436,550	$220.48
(1)	Shown as of December 31 of each respective year. Sales are shown as provided by the borrower sponsor, for all the tenants that report sales data.

A-3-48

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

The following table presents certain information relating to the lease rollover schedule at the Bronx Terminal Market Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total U/W Rent Rolling	Approx. % of Total U/W Rent Rolling	Approx. Cumulative % of Total U/W Rent Rolling	U/W Rent PSF Rolling
MTM/ 2024	1	1,980	0.2%	0.2%	$70,000	0.3%	0.30%	$35.35
2025	2	5,218	0.6%	0.8%	$302,740	1.1%	1.3%	$58.02
2026	1	8,741	1.0%	1.7%	$349,640	1.3%	2.6%	$40.00
2027	3	84,880	9.2%	11.0%	$3,406,986	12.3%	15.0%	$40.14
2028	4	112,381	12.2%	23.2%	$3,594,042	13.0%	28.0%	$31.98
2029	2	136,760	14.9%	38.1%	$6,045,908	21.9%	49.9%	$44.21
2030	1	52,086	5.7%	43.8%	$1,927,182	7.0%	56.8%	$37.00
2031	0	0	0.0%	43.8%	$0	0.0%	56.8%	$0.00
2032	0	0	0.0%	43.8%	$0	0.0%	56.8%	$0.00
2033	1	188,446	20.5%	64.3%	$1,262,964	4.6%	61.4%	$6.70
2034	3	129,048	14.0%	78.3%	$6,823,967	24.7%	86.1%	$52.88
2035 & Beyond	3	109,612	11.9%	90.2%	$3,828,072	13.9%	100.0%	$34.92
Vacant	NAP	89,627	9.8%	100.0%	NAP	NAP	NAP	NAP
Total/Wtd. Avg.	21	918,779	100.0%		$27,611,501	100.0%		$33.30(3)
(1)	Based on the underwritten rent roll dated April 19, 2024.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Wtd. Avg. U/W Rent PSF Rolling excludes vacant space.

The following table presents historical occupancy percentages at the Bronx Terminal Market Property:

Historical Occupancy(1)

2021	2022	2023	Current(2)
98.6%	98.4%	98.4%	90.2%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated April 19, 2024. The borrower sponsor has executed a LOI with the DMV, which would occupy a total of 37,692 square feet. The borrower deposited $9,000,000 in relation to this lease. See “Escrows” section for further discussion. The Bronx Terminal Market Property would be 94.3% occupied including the DMV lease. We cannot assure you that this lease will be signed as expected or at all.

A-3-49

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the Bronx Terminal Market Property:

Cash Flow Analysis

	2021	2022	2023	TTM 3/31/2024	U/W	U/W PSF
Rents in Place(1)	$29,922,700	$30,411,117	$29,994,500	$29,571,181	$27,611,501	$30.05
Vacant Income	$0	$0	$0	$0	$5,098,835	$5.55
Rent Steps(2)	$0	$0	$0	$0	$651,989	$0.71
Rent averaging(3)	$0	$0	$0	$0	$61,190	$0.07
Reimbursements	$11,887,079	$11,990,961	$12,369,626	$11,746,374	$11,799,331	$12.84
Other Income(4)	$5,646,293	$5,765,693	$5,693,876	$6,103,944	$6,196,018	$6.74
Gross Potential Income	$47,456,072	$48,167,771	$48,058,002	$47,421,498	$51,418,865	$55.96
(Vacancy)	$0	$0	$0	$0	($5,098,835)	($5.55)
Effective Gross Income	$47,456,072	$48,167,771	$48,058,002	$47,421,498	$46,320,029	$50.41

Real Estate Taxes(5)	$1,951,556	$1,970,892	$2,021,028	$2,036,650	$3,261,247	$3.55
Insurance	$607,856	$803,176	$1,075,421	$1,144,688	$1,071,032	$1.17
Ground Rent Expense	$935,452	$961,531	$1,078,546	$1,061,574	$1,371,008	$1.49
Other Operating Expenses	$13,421,802	$13,180,241	$13,126,929	$12,800,606	$12,022,055	$13.08
Total Operating Expenses	$16,916,667	$16,915,840	$17,301,924	$17,043,518	$17,725,341	$19.29
Net Operating Income	$30,539,405	$31,251,930	$30,756,078	$30,377,981	$28,594,688	$31.12
Capital Expenditures	$0	$0	$0	$0	$183,756	$0.20
TI/LC	$0	$0	$0	$0	$918,779	$1.00
Net Cash Flow	$30,539,405	$31,251,930	$30,756,078	$30,377,981	$27,492,153	$29.92

NOI DSCR(6)	2.42x	2.48x	2.44x	2.41x	2.27x
NCF DSCR(6)	2.42x	2.48x	2.44x	2.41x	2.18x
NOI Debt Yield(6)	12.7%	13.0%	12.8%	12.7%	11.9%
NCF Debt Yield(6)	12.7%	13.0%	12.8%	12.7%	11.5%
(1)	Based on the rent roll dated April 19, 2024
(2)	Contractual rent steps are through July 23, 2025.
(3)	Represents straight line rent averaging for investment grade tenants.
(4)	Other Income includes revenue from percentage rent, parking income and other miscellaneous income.
(5)	The Bronx Terminal Market Property benefits from a payment in lieu of taxes (“PILOT”) arrangement with the City of New York that expires in the 2032/2033 tax year. The exemption amount is 100% in tax year 2023/2024, and thereafter reduces by 10% per year through expiration. The Bronx Terminal Market Mortgage Loan matures in 2029. In tax year 2023/2024, unabated taxes were estimated to be $13,436,971. Underwritten property taxes of $3,261,247 are based on the borrower’s budgeted amount, which takes into account the PILOT exemption.
(6)	Debt Service Coverage Ratios and Debt Yields are based on the Bronx Terminal Market Senior Loan and exclude the Bronx Terminal Market Subordinate Companion Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Bronx Terminal Market Property of $555,000,000 as of April 30, 2024.

Environmental Matters. According to the Phase I environmental report dated May 1, 2024, there was no evidence of any recognized environmental conditions at the Bronx Terminal Market Property.

Market Overview and Competition. The Bronx Terminal Market Property is located within the Concourse neighborhood of the Bronx, which has been improved by several development projects in recent years. According to a third party report, the Bronx is currently the third most densely populated county in the United States, with the fastest observed population growth since 2010. Additionally, the Penn Station Access Project is expected to be completed in 2027, which is expected to bring four new rail stations to the Bronx, improve existing tracks and bridges, and cut travel times from the Bronx to Manhattan by as much as 50 minutes.

The Bronx Terminal Market Property is located adjacent to the Bronx Point development, which is expected to include 540 affordable multifamily units (projected delivery in 2024), educational community facilities, cultural space, and several food and beverage outlets. Additional development underway adjacent to the Bronx Terminal Market Property includes the 300,000 square foot Success Academy Charter School, which is expected to serve 2,400 children in grades K-12 and strengthen foot traffic at the Bronx Terminal Market Property and is expected to be delivered in 2025.

According to the appraisal, the Bronx Terminal Market Property is located in the Bronx shopping center market, which contains 5.3 million square feet of retail space across 27 shopping centers as of the first quarter of 2024. The market reported average asking rents of $51.95 PSF with a vacancy rate of 5.8%.

A-3-50

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

According to the appraisal, the 2022 population within a 0.5-, 1-, and 1.5-mile radius of the Bronx Terminal Market Property was 23,422, 194,242, and 464,962, respectively, and the average household income within the same radii was $59,248, $64,363 and $60,775, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Bronx Terminal Market Property:

Market Rent Summary

	Anchor	Junior Anchor	Inline (Large, 8K SF)	Inline (Small to Mid)
Market Rent (PSF)	$35-$40	$35-$45	$40-$55	$40-$70
Lease Term (Years)	15	15	10	10
Lease Type (Reimbursements)	Net	Net	Net	Net
Rent Increase Projection	10% every 6 years	10% every 6 years	3% per year	3% per year

The following table presents certain information relating to comparable retail centers to the Bronx Terminal Market Property:

Competitive Property Summary(1)

Property Name	Year Built / Renovated	Total NRA	Total Occupancy	Distance to Subject	Anchor / Major Tenants
Bronx Terminal Market 610 Exterior Street Bronx, NY	2009/NAP	918,779(2)	90.2%(2)	-	Target, BJ’s Wholesale Club, Home Depot
Bay Plaza Shopping Center(3) 2136-2210 Bartow Avenue Bronx, NY	1998/2004	1,313,640	100%	10.2 miles	AMC Theaters, Stop & Shop, Burlington, P.C. Richard & Son, Marshalls, Bob’s Discount Furniture, Ashley HomeStore, Staples
East River Plaza 520 East 117th Street Bronx, NY	2009/NAP	531,541	93%	1.0 mile	Target, Costco, Burlington
The Shops at Marble Hill 40 West 225th Street Bronx, NY	2004/NAP	238,549	100%	4.8 miles	Target, Marshalls
Bruckner Commons 1998 Bruckner Boulevard Bronx, NY	1964/1989	369,301	89%	4.4 miles	Target, Burlington, Leonardo Furniture
(1)	Source: Appraisal, unless stated otherwise. The retail properties displayed in the table above reflect the primary competition for the Bronx Terminal Market Property.
(2)	Information based on the underwritten rent roll dated April 19, 2024.
(3)	Bay Plaza Shopping Center Property is also included in this BANK5 2024-5YR10 securitization trust.

A-3-51

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

Escrows. At origination, the borrower deposited into escrow (i) $874,981 for tenant improvement allowances and leasing commissions related to LIDL, Modern Nails, Wingstop and Best Buy and (ii) $9,000,000 for the DMV Space Funds (as defined below).

Real Estate Taxes – During the continuance of a Cash Sweep Event Period (as defined below), the borrower is required make monthly deposits equal to 1/12th of the annual estimated tax payments during the next ensuing 12 months. (See “PILOT” below).

Insurance – During the continuance of a Cash Sweep Event Period, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance premiums, however, provided no event of default is continuing, the borrower will not be required to make monthly deposits so long as the Bronx Terminal Market Property is insured under a blanket policy and borrower provides evidence of renewal and proof of payment of insurance premiums. The monthly insurance escrow is currently suspended.

Replacement Reserve – During the continuance of a Cash Sweep Event Period, the borrower is required to escrow $22,808 per month for capital expenditures, capped at $547,400.

TI/LC Reserve –During the continuance of a Cash Sweep Event Period, the borrower is required to escrow approximately $70,672 per month for tenant improvements and leasing commissions, capped at $1,696,118.

Ground Rent Reserve – During the continuance of a Cash Sweep Event Period, the borrower is required to make monthly deposits equal to the ground rent that will be payable under the ground lease for the month immediately following the month in which such monthly payment date occurs. (See “Ground Lease” below).

DMV Space Funds – The Bronx Terminal Market Whole Loan documents required the borrower to deposit $9,000,000 at loan origination (the “DMV Space Funds”). The DMV Space Funds are required to be disbursed as follows:

(i)	upon the DMV lease being fully executed by all parties within 180 days of loan origination, disbursed to the borrower; provided, if a Cash Sweep Event Period is occurring, the lender will be required to disburse the funds to pay for leasing expenses related to the DMV space,
(ii)	if the DMV lease is not fully executed within 180 days of loan origination, disbursed to pay for leasing expenses related to one or more qualifying substitute leases; provided, if and when all the premises to be leased under the DMV lease has been leased under one or more qualifying substitute leases and leasing expenses related to qualifying substitute leases have been paid in full, any remaining DMV Space Funds are required to be disbursed to the borrower, provided no Cash Sweep Event Period is continuing, or
(iii)	if the DMV lease is not fully executed by all parties within the earlier of 180 days of loan origination or the date it is determined that the DMV lease will not be executed (the “DMV Negotiation End Date”), upon 5 days’ notice, the borrower can use the DMV Space Funds to prepay the Bronx Terminal Market Subordinate Companion Loan without payment of yield maintenance provided that the prepayment is made within 30 days of the DMV Negotiation End Date.

Lockbox and Cash Management. The Bronx Terminal Market Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Bronx Terminal Market Property to pay rents directly into the account controlled by the lender (the “Lockbox Account”), and to deposit any rents otherwise received by the borrower or property manager into such Lockbox Account within two business days after receipt. Prior to a Cash Sweep Event Period, all funds in the Lockbox Account will be swept daily to the borrower’s operating account. During the continuance of a Cash Sweep Event Period, all funds deposited into the Lockbox Account are required to be swept each business day into a cash management account controlled by the lender (the “Cash Management Account”) to be applied and disbursed in accordance with the Bronx Terminal Market Whole Loan documents.

A “Cash Sweep Event Period” will commence upon the occurrence of any of the following events:

(i)	an event of default,
(ii)	the borrower filing for bankruptcy; or
(iii)	the net cash flow debt service coverage ratio (“NCF DSCR”) on the Bronx Terminal Market Whole Loan being less than 1.10x, tested quarterly.

A “Cash Sweep Event Period” will end upon:

●	with respect to clause (i) above, the cure of such event of default;
●	with respect to clause (ii) above, the bankruptcy proceeding being discharged; or
●	with respect to clause (iii) above, the NCF DSCR being greater than 1.10x for one calendar quarter.

For purposes of the NCF DSCR test, the NCF is the difference between (A) the annualized amount of all operating income including (i) leases with rent commencing during the succeeding 12 months provided all rent abatements have been reserved by the lender and (ii) contractual rent escalations during the succeeding 12 months, and excluding disqualified leases and non-recurring revenue minus (B) actual costs and expenses paid for operations, maintenance and management for the trailing twelve months, adjusted for (i) known increases in taxes and insurance premiums, TI/LCs equal to $0.35 PSF (the “TI Deduction”) and capital expenditures equal to $0.10 PSF and (ii) excluding one-time expenses, extraordinary expenses, non-cash items, debt service and contributions to any reserve accounts. The TI Deduction will be reduced by 1/10th the positive difference of the amount deposited to the TI/LC reserve minus the amount disbursed (so long as the related tenant’s rent is included in operating income in (A) above). The NCF DSCR on the Bronx Terminal Market Whole Loan at the time of loan origination was 1.10x.

Property Management. The Bronx Terminal Market Property is managed by Related BTM Development Partners, LLC, an affiliate of the borrower.

Partial Release. On any business day after February 6, 2025, provided that no Cash Sweep Event Period is continuing under the Bronx Terminal Market Whole Loan documents, the borrower may obtain the release of a parcel of the Bronx Terminal Market Property depicted under the ground lease as the “Hotel Site” provided that, among other conditions: (i) the Hotel Site is not necessary for the use or operation of the remaining Bronx Terminal Market Property; (ii) the Hotel Site is a legally subdivided parcel separate from the

A-3-52

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

remainder of the Bronx Terminal Market Property and is on a separate tax lot from the remainder of the Bronx Terminal Market Property; (iii) the Hotel Site is severed from the ground lease in accordance with the terms thereof and leased by the ground lessor to another tenant other than the borrower; (iv) satisfaction of the REMIC related loan-to-value ratio requirements; and (v) if a securitization of the Loan has occurred, the lender receives a REMIC opinion with respect to the release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Bronx Terminal Market Property also secures the Bronx Terminal Market Subordinate Companion Loan, which has a Cut-off Date principal balance of $140,000,000. The Bronx Terminal Market Subordinate Companion Loan is coterminous with the Bronx Terminal Market Senior Loan and accrues interest at 9.2000% per annum. The Bronx Terminal Market Senior Loan is senior in right of payment to the Bronx Terminal Market Subordinate Companion Loan. The holders of the Bronx Terminal Market Mortgage Loan, the Bronx Terminal Market Senior Loan and the Bronx Terminal Market Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Bronx Terminal Market Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced A/B Whole Loans—The Bronx Terminal Market Pari Passu-A/B Whole Loan” in the prospectus.

Subordinate Note Summary

	Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative U/W NCF DSCR	Cumulative U/W NOI DY	Cumulative Cutoff Date LTV
Bronx Terminal Market Senior Loan	$240,000,000	5.18100%	60	0	60	2.18x	11.9%	43.2%
Bronx Terminal Market Subordinate Companion Loan	$140,000,000	9.20000%	60	0	60	1.07x	7.5%	68.5%
Total/Weighted Average:	$380,000,000	6.66168421052632%

Ground Lease. The Bronx Terminal Market Property is subject to a 49-year ground lease from the City of New York which expires on September 13, 2055, with five consecutive ten-year renewal options. Commencing August 2, 2024 and every 5-years thereafter, the tenant began paying ground rent equal to the greater of (i) 105% of the immediately preceding adjusted base amount or (ii) 5.0% of gross revenues (defined as all rent received from subtenants minus (a) a management fee in the amount of 3% of rent from subtenants received by tenant and (b) aggregate compensation and associated costs and expenses for 2 on-site personnel engaged in the operation of the Bronx Terminal Market Property). The underwritten annual ground rent is $1,371,008 based on lender’s underwriting assumptions. The 2023 ground rent was $1,078,546. The ground lease expires on September 13, 2055 and has five, 10-year renewal options.

PILOT. In connection with the Ground Lease, the Bronx Terminal Market Property benefits from a payment in lieu of taxes (“PILOT”) arrangement with the City of New York that expires in the 2032/2033 tax year. The exemption amount is 100% in tax year 2023/2024 and reduces by 10% per year through expiration. The Bronx Terminal Market Whole Loan matures in 2029. In tax year 2023/2024, unabated taxes were estimated to be $13,436,971. Underwritten property taxes are based on the borrower’s budgeted amount, which takes into account the PILOT exemption.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Bronx Terminal Market Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event plus a 6 month extended period of indemnity (provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). The Bronx Terminal Market Whole Loan documents allow Relsure Vermont Inc., a licensed captive insurance company (“RVI”) to provide terrorism coverage, so long as (i) the policy issued by RVI has (A) no aggregate limit, and (B) a deductible of no greater than $250,000, and (ii) certain conditions are satisfied, including that RVI obtains reinsurance with a cut through endorsement acceptable to Lender and the rating agencies from an insurance company meeting the rating requirements set forth in the Bronx Terminal Market Whole Loan documents for the portion of terrorism coverage not subject to the applicable federal backstop, the Terrorism Risk Insurance Program Reauthorization Act of 2019 or a similar statute is in effect and except with respect to the $250,000 deductible permitted, those covered losses which are not reinsured by the federal government under the Terrorism Risk Insurance Program Reauthorization Act of 2019 and paid to RVI will be reinsured with a cut through endorsement acceptable to Lender and the rating agencies by insurance companies that are qualified insurers or maintain such higher rating as may be required by a rating agency, not to exceed “AA-” with S&P and “A2” with Moody’s. The Bronx Terminal Market Whole Loan documents also allow the borrower to utilize a “Retention Amount” which is funded by RVI in addition to the required deductible for all losses, excluding wind and earthquake related losses, so long as (1) the retention amount is aggregated annually, (2) the retention amount remain prefunded at all times during the term of the Bronx Terminal Market Whole Loan and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such prefunded arrangement at the request of the lender or a rating agency. The “Retention Amount” is $5,000,000 aggregate deductible, subject to a $2,500,000 per occurrence deductible. See

A-3-53

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

“Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-54

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

A-3-55

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

ExchangeRight 68 Portfolio
1 FedEx – Humboldt, TN — Humboldt, TN
2 Tractor Supply – Bedminster, PA — Pipersville, PA
3 Tractor Supply – Canton, GA — Canton, GA
4 Tractor Supply – Winnie, TX — Winnie, TX
5 Tractor Supply – Wichita Falls, TX — Wichita Falls, TX
6 Tractor Supply – Edinboro, PA — Edinboro, PA
7 Dollar General Market – Williston, ND — Williston, ND
8 Dollar General Market – Brownsville, TX — Brownsville, TX
9 Sherwin Williams – Bonner Springs, KS — Bonner Springs, KS
10 Dollar Tree – Kimball, MI — Kimball, MI
11 Dollar General – Farmington, NM — Farmington, NM
12 Dollar Tree – Bettendorf, IA — Bettendorf, IA
13 Dollar Tree – Basehor, KS — Basehor, KS
14 Dollar Tree – Asheboro, NC — Asheboro, NC
15 O'Reilly Auto Parts – Hendersonville, NC — Hendersonville, NC
16 O'Reilly Auto Parts – Marion, NC — Marion, NC

A-3-56

No. 6 – ExchangeRight 68
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
				Property Type – Subtype:	Various – Various
	Original Principal Balance:	$45,714,022		Location:	Various
	Cut-off Date Balance:	$45,714,022		Size:	567,439 SF
	% of Initial Pool Balance:	5.5%		Cut-off Date Balance Per SF:	$80.56
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$80.56
	Borrower Sponsors:	David Fisher, Joshua Ungerecht and Warren Thomas		Year Built/Renovated:	Various – NAP
	Guarantors:	David Fisher, Joshua Ungerecht and Warren Thomas		Title Vesting:	Fee
	Mortgage Rate:	6.1800%		Property Manager:	NLP Management, LLC
	Note Date:	August 22, 2024		Current Occupancy (As of):	100.0% (10/1/2024)
	Seasoning:	1 month		YE 2023 Occupancy(3):	NAV
	Maturity Date:	September 11, 2029		YE 2022 Occupancy(3):	NAV
	IO Period:	60 months		YE 2021 Occupancy(3):	NAV
	Loan Term (Original):	60 months		YE 2020 Occupancy(3):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$98,275,000
	Loan Amortization Type:	Interest Only		As-Is Appraisal Value Per SF:	$173.19
	Call Protection(1):	L(25),D(28),O(7)		As-Is Appraisal Valuation Date(4):	Various
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	No		YE 2023 NOI(3):	NAV
	Additional Debt Type (Balance):	NAP		YE 2022 NOI(3):	NAV
				YE 2021 NOI(3):	NAV
				YE 2020 NOI(3):	NAV
Escrows and Reserves(2)				U/W Revenues:	$6,891,853
	Initial	Monthly	Cap	U/W Expenses:	$1,179,282
Real Estate Taxes	$263,996	$38,974	NAP	U/W NOI:	$5,712,571
Insurance	$0	Springing	NAP	U/W NCF:	$5,607,604
Replacement Reserves	$0	Springing	$227,336	U/W DSCR based on NOI/NCF:	1.99x / 1.96x
TI/LC Reserve	$500,000	Springing	NAP	U/W Debt Yield based on NOI/NCF:	12.5% / 12.3%
Immediate Repairs	$127,489	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.5% / 12.3%
				Cut-off Date LTV Ratio:	46.5%
				LTV Ratio at Maturity:	46.5%

Sources and Uses
Sources			Uses
Original loan amount	$45,714,022	45.9%	Net Purchase Price	$97,263,877	97.6%
Cash equity contribution	53,950,025	54.1	Upfront Reserves	891,485	0.9
			Closing Costs	1,508,685	1.5
Total Sources	$99,664,047	100.0%	Total Uses	$99,664,047	100.0%
(1)	At any time after the earlier of (i) October 11, 2027 and (ii) two years from the closing date of the BANK5 2024-5YR10 securitization, the ExchangeRight 68 Borrower (as defined below) has the right to defease the ExchangeRight 68 Mortgage Loan (as defined below) in whole, but not in part. Additionally, the ExchangeRight 68 Borrower may prepay the ExchangeRight 68 Mortgage Loan with 30 days’ notice on or after March 11, 2029.
(2)	See “Escrows” section below.
(3)	Historical occupancy and NOI are unavailable, as the ExchangeRight 68 Properties (as defined below) were acquired by the ExchangeRight 68 Borrower between February 2024 and June 2024, and such information was not provided by the seller.
(4)	The individual appraisal valuation dates range from July 21, 2024 and August 4, 2024.

The Mortgage Loan. The mortgage loan (the “ExchangeRight 68 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $45,714,022 and secured by the fee interests in fifteen single tenant retail properties and one industrial property totaling 567,439 square feet (the “ExchangeRight 68 Properties”) located across 10 states.

The Borrower and Borrower Sponsor. The borrower is ExchangeRight Net-Leased Portfolio 68 DST (the “ExchangeRight 68 Borrower”), a Delaware statutory trust with at least one independent trustee. Legal counsel to the ExchangeRight 68 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight 68 Mortgage Loan. The non-recourse carveout guarantors are David Fisher, Joshua Ungerecht, and Warren Thomas, all of whom serve as managing partners of ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 24 million square feet under management across over 1,200 properties across 47 states with a focus on investment grade, necessity-based retail and healthcare.

A-3-57

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

The ExchangeRight 68 Borrower has master leased the ExchangeRight 68 Properties to a master tenant (the “ExchangeRight Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the guarantors. The ExchangeRight Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Master Tenant for the operation, maintenance and management of the ExchangeRight 68 Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight 68 Properties, other than capital expenses. The ExchangeRight Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight 68 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight 68 Mortgage Loan and, upon an event of default under the ExchangeRight 68 Mortgage Loan, the lender has the right to cause the ExchangeRight 68 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight 68 Mortgage Loan and gives rise to recourse liability to the guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Master Tenant to pay rent as a result of the ExchangeRight 68 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight 68 Borrower to convert from a Delaware statutory trust to a limited liability company upon certain events, including (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight 68 Mortgage Loan, (ii) the lender’s good faith determination that the ExchangeRight 68 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight 68 Property, and (iii) 90 days prior to the maturity date of the ExchangeRight 68 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight 68 Mortgage Loan in full is not delivered to the lender.

The Properties. The ExchangeRight 68 Properties comprise fifteen single tenant retail properties and one single-tenant industrial property totaling 567,439 square feet and located across 10 states. The ExchangeRight 68 Properties are located in Tennessee (one property, 59.4% of net rentable area), Texas (three properties, 12.5% of net rentable area), Georgia (one property, 6.9% of net rentable area), Pennsylvania (two properties, 6.7% of net rentable area), North Carolina (three properties, 4.2% of net rentable area), Kansas (two properties, 2.6% of net rentable area), North Dakota (one property, 2.2% of net rentable area), New Mexico (one property, 1.9% of net rentable area), Michigan (one property, 1.8% of net rentable area) and Iowa (one property, 1.8% of net rentable area).

Built between 1980 and 2024 with, the ExchangeRight 68 Properties range in size from 4,536 square feet to 337,137 square feet.

The ExchangeRight 68 Properties are net leased to six nationally recognized tenants, all of which are investment grade-rated entities or subsidiaries of investment grade-rated entities. All of the ExchangeRight 68 Properties, have leases expiring after the stated maturity date of the ExchangeRight 68 Mortgage Loan, and no tenants have termination options.

The following table presents certain information relating to the ExchangeRight 68 Properties. As of October 1, 2024, the ExchangeRight 68 Properties are 100.0% occupied.

A-3-58

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

Properties Summary(1)

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Appraised Value	% of Portfolio Appraised Value	Annual U/W Base Rent PSF	% of Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Term. Option?
FedEx Humboldt, TN	2022/NAP	337,137	59.4%	$44,000,000	44.8%	$8.14	43.7%	9/30/2037	2 x 5 yrs.	N
Tractor Supply Company Bedminster, PA	2016/NAP	19,012	3.4%	$7,400,000	7.5%	$24.46	7.4%	9/30/2044	3 x 5 yrs.	N
Tractor Supply Freehome, GA	2011/NAP	39,130	6.9%	$7,125,000	7.3%	$11.47	7.1%	9/30/2044	3 x 5 yrs.	N
Tractor Supply Winnie, TX	2014/NAP	25,104	4.4%	$6,700,000	6.8%	$16.73	6.7%	9/30/2044	3 x 5 yrs.	N
Tractor Supply Wichita Falls, TX	1980/NAP	33,355	5.9%	$6,100,000	6.2%	$11.81	6.3%	9/30/2044	3 x 5 yrs.	N
Tractor Supply Edinboro, PA	2015/NAP	19,051	3.4%	$6,000,000	6.1%	$19.68	6.0%	9/30/2044	3 x 5 yrs.	N
Dollar General Market Williston, ND	2024/NAP	12,687	2.2%	$2,700,000	2.7%	$14.39	2.9%	7/31/2039	5 x 5 yrs.	N
Dollar General Market Brownsville, TX	2024/NAP	12,687	2.2%	$2,520,000	2.6%	$13.43	2.7%	7/31/2039	5 x 5 yrs.	N
Sherwin Williams Bonner Springs, KS	2024/NAP	4,536	0.8%	$2,540,000	2.6%	$35.46	2.6%	1/31/2034	4 x 5 yrs.	N
Dollar Tree Kimball, MI	2024/NAP	10,000	1.8%	$2,210,000	2.2%	$16.02	2.6%	4/30/2034	5 x 5 yrs.	N
Dollar General Farmington, NM	2024/NAP	10,640	1.9%	$2,050,000	2.1%	$13.52	2.3%	4/30/2039	5 x 5 yrs.	N
Dollar Tree Bettendorf, IA	2023/NAP	10,000	1.8%	$1,990,000	2.0%	$14.50	2.3%	5/31/2034	5 x 5 yrs.	N
Dollar Tree Basehor, KS	2024/NAP	10,000	1.8%	$2,020,000	2.1%	$14.15	2.3%	7/31/2034	5 x 5 yrs.	N
Dollar Tree Asheboro, NC	2023/NAP	10,500	1.9%	$1,920,000	2.0%	$12.82	2.1%	2/28/2034	4 x 5 yrs.	N
O'Reilly Auto Parts Hendersonville, IN	2014/NAP	6,800	1.2%	$1,530,000	1.6%	$14.78	1.6%	4/4/2034	3 x 5 yrs.	N
O'Reilly Auto Parts Marion, NC	2014/NAP	6,800	1.2%	$1,470,000	1.5%	$14.03	1.5%	9/30/2034	3 x 5 yrs.	N
Total/Weighted Average		567,439	100.0%	$98,275,000	100.0%	$11.07	100.0%
1)	Information obtained from the appraisals and the underwritten rent roll.

A-3-59

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

The following table presents certain information relating to the major tenants at the ExchangeRight 68 Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/Fitch/S&P)(2)	No of Prop.	Tenant NRSF	% of NRSF	Annual U/W Base Rent(3)(4)	Annual U/W Base Rent PSF(3)(4)	% of Total Annual U/W Base Rent
Major Tenants
FedEx	Baa2 / NR / BBB	1	337,137	59.4%	$2,744,179	$8.14	43.7%
Tractor Supply	Baa1 / NR / BBB	5	135,652	23.9%	$2,103,000	$15.50	33.5%
Dollar Tree	Baa2 / NR / BBB	4	40,500	7.1%	$581,310	$14.35	9.3%
Dollar General Market	Baa2 / NR / BBB	3	36,014	6.3%	$496,834	$13.80	7.9%
O'Reilly Auto Parts	Baa1 / NR / BBB	2	13,600	2.4%	$195,888	$14.40	3.1%
Sherwin Williams	Baa2 / BBB+ / BBB	1	4,536	0.8%	$160,845	$35.46	2.6%
Total Major Tenants		16	567,439	100.0%	$6,282,056	$11.07	100.0%

Vacant Space			0	0.0%

Collateral Total			567,439	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent averaging for investment grade tenants totalling $1,743,169.
(4)	The Annual UW Base Rent and Annual UW Base Rent PSF shown above include contractual rent steps through September, 2025 totalling $55,893.

The following table presents certain information relating to the lease expiration schedule at the ExchangeRight 68 Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)(3)	% of Total Annual U/W Base Rent(2)(3)	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2034	7	58,636	10.3%	58,636	10.3%	$938,043	14.9%	$16.00
Thereafter	9	508,803	89.7%	567,439	100.0%	$5,344,013	85.1%	$10.50
Vacant	0	0	0.0%	567,439	100.0%	$0	0.0%	$0.00
Total/Weighted Average	16	567,439	100.0%			$6,282,056	100.0%	$11.07
(1)	Information obtained from the underwritten rent roll.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent averaging for investment grade tenants totalling $1,743,169.
(3)	The Annual UW Base Rent and Annual UW Base Rent PSF shown above include contractual rent steps through September, 2025 totalling $55,893.

A-3-60

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

The following table presents historical occupancy percentages at the ExchangeRight 68 Properties:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	12/31/2023(1)	10/1/2024(2)
NAV	NAV	NAV	NAV	100.0%
(1)	Historical occupancy information is not available, as the ExchangeRight 68 Properties were acquired by the ExchangeRight 68 Borrower in August 2024, and such information was not provided by the seller.
(2)	Information obtained from the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight 68 Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$5,967,953	82.8%	$10.52
Grossed up Vacant Space	314,103	4.4	0.55
Gross Potential Rent	$6,282,056	87.2%	$11.07
Total Recoveries	923,900	12.8	1.63
Net Rental Income	$7,205,956	100.0%	$12.70
(Vacancy & Credit Loss)	(314,103)	(5.0)	(0.55)
Effective Gross Income	$6,891,853	95.6%	$12.15

Real Estate Taxes	$853,144	12.4%	$1.50
Insurance	119,382	1.7	0.21
Management Fee	206,756	3.0	0.36
Other Operating Expenses	0	0.0	0.00
Total Operating Expenses	$1,179,282	17.1%	$2.08

Net Operating Income	$5,712,571	82.9%	$10.07
Replacement Reserves	104,967	1.5	0.18
TI/LC	0	0.0	0.00
Net Cash Flow	$5,607,604	81.4%	$9.88

NOI DSCR	1.99x
NCF DSCR	1.96x
NOI Debt Yield	12.5%
NCF Debt Yield	12.3%
(1)	Historical operating statements are not available, as the ExchangeRight 68 Borrower acquired the ExchangeRight 68 Properties in August 2024, and such information was not provided by the sellers.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

Appraisal. According to the appraisals dated between July 21, 2024 and August 4, 2024, the ExchangeRight 68 Properties had an aggregate “As-is” value of $98,275,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight 68 Properties dated from April 26, 2024 to August 12, 2024 identified no recognized environmental conditions.

See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

Escrows.

Taxes – Subject to certain waiver conditions (described below) the ExchangeRight 68 Mortgage Loan documents require an upfront reserve of $263,996 for real estate taxes plus ongoing monthly reserves in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months, initially $38,974.

A-3-61

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

Ongoing monthly reserves for real estate taxes related to any tenant that is required to pay taxes directly pursuant to its leases (“Tax Paying Tenants”) are not required as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment directly to the taxing authority by 15 days prior to the delinquency date; (iii) the lease with the applicable Tax Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material change has occurred with respect to the applicable Tax Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the taxes. Tax Paying Tenants currently include the O'Reilly Auto Parts – Hendersonville, NC, O'Reilly Auto Parts – Marion, NC, Tractor Supply – Canton, GA, Tractor Supply – Bedminster, PA, Tractor Supply – Edinboro, PA, Tractor Supply – Wichita Falls, TX and Tractor Supply – Winnie, TX.

Insurance – Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the ExchangeRight 68 Properties are part of a blanked or umbrella policy approved by the lender; (iii) the borrower provides the lender with evidence of renewal of insurance policies; and (iv) the borrower provides the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

In addition, the borrower is not required to deposit ongoing monthly insurance reserves related to any tenant who pays all insurance premiums directly to the applicable insurance company pursuant to such tenant’s lease (“Insurance Paying Tenants”) as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment by the applicable Insurance Paying Tenant (or borrower) directly to the insurance company by no later than 15 days prior to the due date for such premiums; (iii) the lease with the applicable Insurance Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material change has occurred with respect to the applicable Insurance Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the insurance premiums. Insurance Paying Tenants currently include the Dollar General Market – Williston, ND, Dollar General – Farmington, NM, Dollar General Market – Brownsville, TX, O'Reilly Auto Parts – Hendersonville, NC, O'Reilly Auto Parts – Marion, NC, Tractor Supply – Canton, GA, Tractor Supply – Bedminster, PA, Tractor Supply – Edinboro, PA, Tractor Supply – Wichita Falls, TX and Tractor Supply – Winnie, TX.

Replacement Reserve – Subject to certain waiver conditions for ongoing reserves (described below), The ExchangeRight 68 Mortgage Loan documents require an ongoing monthly reserves in an amount equal to $6,315, subject to a cap of $227,336.

The borrower is not required to deposit ongoing monthly replacement reserves related to any tenant that is obligated under its lease to pay replacements and/or alterations for its premises (“Replacement Reserve Paying Tenants”) as long as (a) no event of default has occurred and is continuing; (b) the borrower provides proof of payment of replacements by all Replacement Reserve Paying Tenants; (c) the lease with the applicable Replacement Reserve Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (d) no material change has occurred with respect to the applicable Replacement Reserve Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the replacements for its premises. Replacement Reserve Paying Tenants currently include the Dollar General Market – Williston, ND, Dollar General – Farmington, NM and Dollar General Market – Brownsville, TX.

TI/LC Reserve – The ExchangeRight 68 Mortgage Loan documents require an upfront reserve of $500,000 for general tenant improvements and leasing commissions (“TI/LC”). The ExchangeRight 68 Mortgage Loan documents also require ongoing monthly general TI/LC reserves in an amount equal to $23,643; provided, however, that as long as no event of default has occurred and is continuing, ongoing monthly TI/LC reserves are not required.

Deferred Maintenance Reserve – The ExchangeRight 68 Mortgage Loan documents require an upfront reserve of $127,489 for immediate repairs.

Lockbox and Cash Management. The ExchangeRight 68 Mortgage Loan is structured with a hard lockbox with springing cash management, into which the borrower is required to deposit, or cause all rents to be deposited directly. Prior to a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be distributed to the borrower’s operating account. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A Cash Trap Event Period will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (tested quarterly) being less than 1.35x; and
(iii)	the monthly payment date occurring in June 2029 (unless a Permitted Transfer has occurred prior to such date; see “Permitted Transfer” section below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.40x for two consecutive calendar quarters; or
●	with regard to clause (iii), the date a Permitted Transfer occurs.

Permitted Transfer. A “Permitted Transfer” means either a Qualified Transfer (as defined below) or a Qualified REIT Transfer (as defined below). A Cash Trap Event Period (see “Lockbox and Cash Management” Section) will be triggered if a Permitted Transfer does not occur prior to the monthly payment date occurring in March 2029 (6 months prior to the maturity date of the ExchangeRight 68 Loan).

A-3-62

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

A “Qualified Transfer” means any time following August 22, 2025, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 68 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 68 Borrower with such Approved Transferee (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 68 Mortgage Loan; (ii) ExchangeRight 68 Properties continue to be managed by a qualified manager; (iii) the Approved Transferee executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; (iv) immediately following a transfer, the Approved Transferee is in control of the ExchangeRight 68 Borrower and owns (directly or indirectly) 100% of the legal and beneficial ownership interests in the ExchangeRight 68 Borrower; and (v) if required by the lender, rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing; or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight 68 Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a net worth of at least $200,000,000 and total assets of at least $400,000,000, or (ii) an investment grade rating by Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrow, and (6) is not a Delaware statutory trust.

An “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense, is not a sanctioned target, and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments against it or its interests and (v) is not a crowdfunded entity and is not owned by a crowdfunded entity.

A “Qualified REIT Transfer” means any time following August 22, 2025, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 68 Borrower to an Approved REIT (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 68 Borrower with such Approved REIT (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 68 Mortgage Loan; (ii) following a transfer, the existing borrower sponsor of the ExchangeRight 68 Mortgage Loan will (a) own at least a 1% direct or indirect equity ownership interest in each of the ExchangeRight 68 Borrower and any SPE component entity, (b) control the ExchangeRight 68 Borrower and SPE component entity, and (c) control the day-to-day operation of the ExchangeRight 68 Properties; (iii) if required by the lender, rating agency confirmation from each applicable rating agency; (iv) if the transfer would cause the transferee to acquire or to increase its direct or indirect interest in the ExchangeRight 68 Borrower to an amount equal to or greater than 20% (or 10% if such person is not formed, organized or incorporated in, or is not a citizen of the United States of America), such transferee and all other persons that would trigger such ownership thresholds in the ExchangeRight 68 Borrower are required to be a Qualified Transferee; (v) the Approved REIT (or other approved replacement guarantor) executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; and (vi) following a transfer, the Approved REIT will own, directly or indirectly, no less than 51% of the legal and beneficial ownership interests in the ExchangeRight 68 Borrower and SPE component entity.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the borrower sponsor in an amount that is not less than 0.5% of all equity interests, and (b) under the control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times owned, directly or indirectly, by the borrower sponsor in an amount not less than 51% of all equity interests, and controlled by the borrower sponsor; and (iii) is otherwise reasonably acceptable to the lender in all respects.

Property Management. The ExchangeRight 68 Properties are managed by NLP Management, LLC, an affiliate of the borrower.

Partial Release. On or after the Defeasance Lockout Release Date, the lender shall release an individual property, in connection with a sale or transfer of any property to an unaffiliated third party, subject to certain conditions, including: (i) a release price, (ii) defeasance of the mortgage loan in an amount equal to the greatest of (a) 90% of the net proceeds of the sale of such released property, (b) an amount equal to the Allocated Loan Amount for such released property multiplied by 115%, and (c) if the ExchangeRight 68 Mortgage Loan is included in a REMIC Trust, the ratio of the unpaid principal balance of the ExchangeRight 68 Mortgage Loan to the value of the remaining property would be greater than 125% or (iii) after giving effect to such individual property release and Partial Defeasance Event, the debt service coverage ratio is not less than the greater of 1.89x and the debt service coverage ratio immediately prior to release and the debt yield is not less than the greater of 11.8% and the debt yield immediately prior to release (iv) a rating agency confirmation.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

A-3-63

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

Rights of First Refusal. The single tenant at each of the following nine properties has a right of first refusal (“ROFR”) to purchase the related property: Dollar Tree - Asheboro, NC, Dollar Tree - Bettendorf, IA, O'Reilly Auto Parts - Hendersonville, NC, O'Reilly Auto Parts - Marion, NC, Tractor Supply Company - Bedminster, PA, Tractor Supply - Edinboro, PA, GA, Tractor Supply - Wichita Falls, TX, Tractor Supply – Canton, GA and Tractor Supply - Winnie, TX . Each ROFR is not extinguished by a foreclosure of the related property; however, each ROFR does not apply to foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Terrorism Insurance. The ExchangeRight 68 Mortgage Loan documents require that the property insurance policy required to be maintained by the borrower provide coverage for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the ExchangeRight 68 Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-64

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$30,000,000
310 East Chicago Street Milwaukee, WI 53202	Kimpton Journeyman Hotel	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	53.6% 1.52x 13.7%

A-3-65

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$30,000,000
310 East Chicago Street Milwaukee, WI 53202	Kimpton Journeyman Hotel	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	53.6% 1.52x 13.7%

Kimpton Journeyman Hotel
310 East Chicago Street
Milwaukee, WI 53202
MILWAUKEE
Lake Michigan
North Division
Midtown
Triangle North
Park View
Hillside
Brewer's Hill
King Park
Avenues West
Juneau Town
East Town
Yankee Hill
Lower East Side
Downtown Milwaukee
Historic Third Ward
Harbor View
Walker's Point
Jones Island
Menomonee River Valley
MILWAUKEE COUNTY
Marquette University
Gordon Park
Kilbourn Park
Carver Park
Johnsons Park
McKinley Park
Martin Luther King Park
Juneau Park
Veterans Park
O'Donnell Park
Maier Festival Park
Lakeshore State Park
Mitchell Park
McKinley Marina Lake
Veterans Park Pond
Milwaukee River
Menomonee River
Kinnickinnic River
W. North Ave.
N. W. North Ave.
E. North Ave.
W. Fond du Lac Ave.
W. Brown St.
E. Kane Pl.
E. Lafayette Pl.
W. Walnut St.
E. Brady St.
E. Pleasant St.
E. Ogden Ave.
E. Juneau Ave.
E. State St.
E. Kilbourn Ave.
E. Wells St.
E. Wisconsin Ave.
E. Clybourn St.
E. Chicago St.
W. Vliet St.
W. Highland Ave.
W. State St.
W. Kilbourn Ave.
W. Wells St.
W. Wisconsin Ave.
W. Clybourn St.
W. St. Paul Ave.
W. Canal St.
W. Florida Ave.
W. Greenfield Ave.
W. Lapham Blvd.
W. Mitchell St.
W. Becher St.
N. 20th St.
N. Teutonia Ave.
N. Palmer St.
N. Holton St.
N. Humboldt Ave.
N. Oakland Ave.
N. 17th St.
N. 16th St.
N. 6th St.
N. Dr. MLK Dr.
N. Van Buren St.
N. Franklin Pl.
N. Farwell Ave.
N. Prospect Ave.
N. Lincoln Mem. Dr.
N. Broadway St.
S. 16th St.
S. 6th St.
S. 2nd St.
S. 3rd St.
S. 1st St.
S. Kinnickinnic Ave.
S. Harbor Dr.
North-South Frwy.
Lake Frwy.
AMTRAK
TROLLEY
Milwaukee Area Technical College Downtown Campus
Fiserv Forum
UW-Milwaukee Panther Arena
Miller High Life Theater
The Pabst Theater
Milwaukee Public Museum
Baird Center
Milwaukee Public Library
Milwaukee School of Engineering
Wisconsin Conservatory of Music
University Club Tower
Milwaukee Art Museum
Betty Brinn Children's Museum
Discovery World
US Court House
US Bank Center
Aurora Sinai Medical Center
Milw. County Court House
Haggerty Museum of Art
Helfaer Theatre
Warehouse Art Museum | WAM
Milwaukee Public Market
Broadway Theatre Ctr.
Milwaukee Institute of Art & Design
Harley-Davidson Museum
Shimek Mem. Track & Field Facility
Potawatomi Hotel Casino
UScellular Connection Stage
German Fest
BMO Pavilion
American Family Insurance Amphitheater
UW-Milwaukee School of Freshwater Sciences
Milwaukee Mitchell Intl. Airport 6 miles
43
94
794
145
18
32
38
59
Hartford
Slinger
Jackson
Grafton
Cedarburg
WASHINGTON COUNTY
OZAUKEE COUNTY
Richfield
Germantown
Mequon
Brown Deer
Bayside
Fox Point
Whitefish Bay
Shorewood
Merton
Menomonee Falls
Sussex
Hartland
Delafield
Pewaukee
Brookfield
Wauwatosa
MILWAUKEE
Waukesha
Wales
West Allis
New Berlin
St. Francis
Cudahy
South Milwaukee
Greenfield
WAUKESHA COUNTY
Muskego
Franklin
Oak Creek
Big Bend
Mukwonago
Wind Lake
Caledonia
Wind Point
Tichigan
Waterford
RACINE COUNTY

A-3-66

No. 7 – Kimpton Journeyman Hotel
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Hospitality - Full Service
	Original Principal Balance:	$30,000,000		Location:	Milwaukee, WI
	Cut-off Date Balance:	$30,000,000		Size:	158 Rooms
	% of Initial Pool Balance:	3.5%		Cut-off Date Balance Per Room:	$189,873
	Loan Purpose:	Refinance		Maturity Date Balance Per Room:	$189,873
	Borrower Sponsor:	Chicago Street PropCo Investors		Year Built/Renovated:	2016 / NAP
	Guarantor:	Robert W. Kraft		Title Vesting:	Fee
	Mortgage Rate:	7.3800%		Property Manager:	Kimpton Hotel & Restaurant Group, LLC
	Note Date:	September 16, 2024		Current Occupancy (As of) (2):	71.4% (7/31/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	70.4%
	Maturity Date:	October 1, 2029		YE 2022 Occupancy:	63.6%
	IO Period:	60 months		YE 2021 Occupancy(2):	46.2%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$56,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per Room:	$354,430
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	July 24, 2024
	Call Protection:	L(24),YM1(30),O(6)
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (7/31/2024):	$4,216,207
	Additional Debt Type (Balance):	NAP		YE 2023 NOI:	$3,950,961
				YE 2022 NOI:	$3,497,495
				YE 2021 NOI:	$2,676,818
				U/W Revenues:	$17,658,663
Escrows and Reserves(1)				U/W Expenses:	$13,537,766
	Initial	Monthly	Cap	U/W NOI:	$4,120,897
Taxes:	$0	Springing	NAP	U/W NCF:	$3,414,551
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.84x / 1.52x
FF&E Reserve:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	13.7% / 11.4%
Other:	$184,500	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.7% / 11.4%
				Cut-off Date LTV Ratio:	53.6%
				LTV Ratio at Maturity:	53.6%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$30,000,000	100.0%	Loan Payoff	$26,236,500	87.5%
			Return of Equity(3)	3,069,571	10.2
			Closing Costs	509,429	1.7
			Upfront Reserves	184,500	0.6
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows” below.
(2)	The increase from YE 2021 Occupancy to Current Occupancy (as of 7/31/2024) is primarily driven by the recovery from the COVID-19 Pandemic.
(3)	Return of Equity is expected to be allocated toward the payoff of a portion of a previously outstanding preferred equity investment from EB5 investors who made an equity contribution to the sole member of the owner of Borrower in the form of a preferred investment. The preferred equity investment structure includes no collateral as security, no maturity date and is only payable out of excess cash.

A-3-67

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$30,000,000
310 East Chicago Street Milwaukee, WI 53202	Kimpton Journeyman Hotel	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	53.6% 1.52x 13.7%

The Mortgage Loan. The seventh largest mortgage loan (the “Kimpton Journeyman Hotel Mortgage Loan”) is evidenced by a promissory note in the principal amount of $30,000,000 and secured by a first priority fee mortgage encumbering a 158-room, full-service hospitality property located in Milwaukee, Wisconsin (the “Kimpton Journeyman Hotel Property”).

The Borrower and Borrower Sponsor. The borrower for the Kimpton Journeyman Hotel Mortgage Loan is Chicago Street PropCo Investors LLC, a Delaware limited liability company with one independent director. The borrower sponsor for the Kimpton Journeyman Hotel Mortgage Loan is Chicago Street PropCo Investors, which is majority owned by Robert W. Kraft.

Robert W. Kraft has 45 years of experience as an international business executive, entrepreneur and consultant and has aided in driving economic growth and job creation throughout Wisconsin and the Midwest. In 1993, Mr. Kraft founded his first of nine companies. Since then, Mr. Kraft has focused on the establishment and growth of FirstPathway Partners and its mission to become a leading EB-5 regional center in the United States. Concurrent with his business start-ups, Mr. Kraft has provided consulting services to Citicorp, Menasha Corporation, Deluxe Corporation, and Moore Corporation.

The Property. The Kimpton Journeyman Hotel Property is a 158-key, full service, upscale boutique hotel, located in the Milwaukee Third Ward Historic District (known as downtown Milwaukee’s top neighborhood destination for the arts, dining, shopping and recreation), which was rated the fourth best hotel in Milwaukee in 2024 by U.S. News. The borrower sponsor acquired the Kimpton Journeyman Hotel Property site in 2013 for approximately $3.1 million, and subsequently spent approximately $48.2 million developing the Kimpton Journeyman Hotel Property before opening in 2016. Since opening, the borrower sponsor has continued to invest in improving the Kimpton Journeyman Hotel Property, spending approximately $2.0 million in capital improvements including the addition of a rooftop enclosure, additional bathrooms for the rooftop private event space, light renovations to the café and common areas, as well as upgrades to the suites. Further, the borrower sponsor plans to invest an additional approximately $2.4 million at the Kimpton Journeyman Hotel Property by year end 2024 to upgrade the WIFI, refresh the outside and living room furniture and improve security, among other general upgrades. The 9-story hotel contains over 9,000 square feet of meeting space, a fitness center, and various food and beverage components (as detailed below). The Kimpton Journeyman Hotel Property, which is the newest property in its competitive set, has continuously outperformed its competitive set, with RevPAR penetration rates in December 2022, December 2023 and as of the trailing-twelve months ending July 31, 2024 of 122.1%, 122.8% and 119.3%, respectively. The Kimpton Journeyman Hotel Property is further subject to a long term operating agreement with Kimpton Hotel & Restaurant Group, which expires in December 2036, approximately 7 years following the maturity date of the Kimpton Journeyman Hotel Mortgage Loan.

The Kimpton Journeyman Hotel Property benefits from its attractive food and beverage offerings, which include Tre Rivali (one of the highest-rated restaurants in the Third Ward), The Outsider (a rooftop bar featuring six unique indoor and outdoor areas covering more than 5,000 square feet with retractable glass walls) along with a variety of premier banquet and event spaces. The Kimpton Journeyman Hotel Property's food and beverage has become a dependable revenue source, accounting for approximately 42.9% of U/W total revenue, a signification portion of which is tied to local demand rather than purely hotel guests.

Located within Milwaukee’s Third Ward Historic District the Kimpton Journeyman Hotel Property is in close proximity to the Milwaukee CBD and Milwaukee Mitchell International Airport. Additionally, the Kimpton Journeyman Hotel Property is located in close proximity to Milwaukee’s largest convention center, the Baird Center, which recently underwent an approximately $456 million renovation and is projected to bring an additional 100,000 visitors to the city annually.

According to the appraisal, the property segmentation at the Kimpton Journeyman Hotel Property is estimated to be 35% leisure, 30% commercial, 30% meeting and group and 5% extended-stay. Further, according to the appraisal, there are no proposed hotels or properties that are currently under development that would be in direct competition with the Kimpton Journeyman Hotel Property, and just 359 keys have been delivered in the city of Milwaukee since August 2022.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Kimpton Journeyman Hotel Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)(2)			Kimpton Journeyman Hotel(3)(4)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	52.7%	$188.51	$99.27	46.2%	$232.61	$107.52	87.8%	123.4%	108.3%
2022	61.2%	$198.32	$121.28	63.6%	$232.85	$148.04	104.0%	117.4%	122.1%
2023	65.3%	$204.32	$133.45	70.4%	$232.81	$163.85	107.8%	113.9%	122.8%
TTM(5)	67.0%	$211.31	$141.56	71.4%	$236.32	$168.81	106.6%	111.8%	119.3%
(1)	Information obtained from a third-party market research report.
(2)	The competitive sets includes Pfister Hotel, Autograph Collection Hotel Metro, Residence Inn Milwaukee Downtown, The Iron Horse Hotel, Marriott Milwaukee Downtown and Hilton Garden Inn Milwaukee Downtown.
(3)	Occupancy, ADR and RevPAR figures for the Kimpton Journeyman Hotel Property are based on historical operating statements provided by the borrower sponsor.
(4)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.
(5)	TTM represents the trailing-twelve months ending July 31, 2024

A-3-68

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$30,000,000
310 East Chicago Street Milwaukee, WI 53202	Kimpton Journeyman Hotel	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	53.6% 1.52x 13.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at Kimpton Journeyman Hotel Property:

Cash Flow Analysis

	2019	2021(1)	2022	2023	T12 (7/31/2024)(1)	U/W	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy(1)	73.7%	46.2%	63.6%	70.4%	71.4%	71.4%
ADR	$206.00	$232.61	$232.85	$232.81	$236.32	$236.32
RevPAR	$151.75	$107.52	$148.04	$163.85	$168.81	$168.81

Room Revenue	$8,751,551	$6,200,642	$8,537,465	$9,449,471	$9,761,964	$9,735,292	55.1%	$61,616
Food and Beverage Revenue	8,763,511	5,638,797	7,391,394	7,807,604	7,603,119	7,582,346	42.9	$47,990
Other Departmental Income	164,015	105,892	138,512	142,928	215,353	214,764	1.2	$1,359
Parking	149,403	38,610	92,777	90,200	126,261	126,261	0.7	$799
Total Revenue	$17,828,479	$11,983,941	$16,160,148	$17,490,204	$17,706,697	$17,658,663	100.0%	$111,764

Room Expense	$1,950,259	$1,340,637	$1,972,197	$2,127,033	$2,164,678	$2,158,764	22.2%	$13,663
Food and Beverage Expense	5,979,999	3,437,758	4,950,458	5,299,412	5,325,658	5,311,107	70.0	$33,615
Other Departmental Expense	30,095	16,732	20,213	18,108	19,233	19,181	8.9	$121
Real Estate Taxes	767,984	786,337	830,821	807,860	662,204	756,857	4.3	$4,790
Insurance	77,123	67,613	109,167	123,550	126,789	113,921	0.6	$721
Other Expense	4,496,065	3,298,529	4,294,993	4,638,574	4,660,726	4,648,177	26.3	$29,419
Management Fee	534,854	359,518	484,804	524,706	531,201	529,760	3.0	$3,353
Total Expenses	$13,836,380	$9,307,124	$12,662,654	$13,539,243	$13,490,490	$13,537,766	76.7%	$85,682

Net Operating Income	$3,992,099	$2,676,818	$3,497,495	$3,950,961	$4,216,207	$4,120,897	23.3%	$26,082
FF&E	713,139	479,358	646,406	699,608	714,561	706,347	4.0	$4,471
Net Cash Flow(1)	$3,278,960	$2,197,460	$2,851,089	$3,251,353	$3,501,646	$3,414,551	19.3%	$21,611

NOI DSCR	1.78x	1.19x	1.56x	1.76x	1.88x	1.84x
NCF DSCR	1.46x	0.98x	1.27x	1.45x	1.56x	1.52x
NOI Debt Yield	13.3%	8.9%	11.7%	13.2%	14.1%	13.7%
NCF Debt Yield	10.9%	7.3%	9.5%	10.8%	11.7%	11.4%
(1)	The increase from 2021 Occupancy and Net Cash Flow to T12 (of 7/31/2024) Occupancy and Net Cash Flow is primarily driven by the recovery from the COVID-19 Pandemic.
(2)	% of U/W Total Revenue represents (i) the percentage of the applicable income line item for Rooms Expense, Food and Beverage Expense and Other Departmental Expense and (ii) the percentage of total revenue for all other income and expense items.

Appraisal. The appraisal concluded to an “as-is” value for the Kimpton Journeyman Hotel Property of $56,000,000 as of July 24, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 31, 2024, there was no evidence of any recognized environmental conditions at the Kimpton Journeyman Hotel Property. However, the Phase I environmental site assessment identified a controlled recognized environmental conditions (“CREC”) in connection with a presence of an underground storage tank and certain contaminants. With respect to the foregoing, a remediation was performed and a closure was issued by Wisconsin Department of Natural Resources. However, the Kimpton Journeyman Hotel Property remains subject to continued implementations of certain use restrictions in place in connection with CREC. See “Description of the Mortgage Pool – Environmental Considerations” for additional information.

Market Overview and Competition. The Kimpton Journeyman Hotel Property is located within Milwaukee’s Historic Third Ward, with frontage directly along East Chicago Street to the south and North Broadway to the west, which is the primary corridor through and out of the Third Ward with connections to Interstate-794. Milwaukee’s Third Ward Historic District is comprised of turn-of-the-century buildings filled with boutiques, breweries and eateries, among other attractions. Known for its artistic influence, the Third Ward houses various galleries/art studios and the Milwaukee Institute of Art & Design. It is home to many upscale dining restaurants, boutiques, as well as the Henry Maier Festival Park which hosts many annual events and concerts, including Summerfest, one of the most highly attended festivals in the world (approximately 800,000 attendees per year). The Kimpton Journeyman Hotel Property is also located in close proximity to Milwaukee’s Central Business District, Discovery World, the Milwaukee Art Museum, Fiserv Forum (home of the Milwaukee Bucks) and more. The Baird Center, located less than a mile from the Kimpton Journeyman Hotel Property, has just completed an approximately $456 million expansion, doubling its size to approximately 1.3 million square feet. An engine for economic growth in the region, the expansion project is projected to support 2,300 jobs throughout Wisconsin, with expanded operations bringing in an additional 100,000 unique visitors annually to the city of Milwaukee. The Kimpton Journeyman Hotel Property is further located within the Milwaukee, WI hotel market (the “Milwaukee Hotel Market”). The Milwaukee Hotel Market contains approximately 17,300 hotel rooms. According to the appraisal, the Milwaukee Hotel Market is comprised of 35% limited-service hotels, 21% select-service

A-3-69

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$30,000,000
310 East Chicago Street Milwaukee, WI 53202	Kimpton Journeyman Hotel	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	53.6% 1.52x 13.7%

hotels, 16% full-service hotels, 18% independent hotels and 10% extended stay hotels. Major demand generators in the Milwaukee Hotel Market include proximity to a number of corporate headquarters/major corporate footprints, including Aurora Health Care Inc., Kohl’s, General Electric Co., Children’s Hospital & Health System and Northwestern Mutual Life Insurance Co., among others. According to the appraisal, there are no proposed hotels or properties that are currently under development that would be in direct competition with the Kimpton Journeyman Hotel Property, and just 359 keys have been delivered in the city of Milwaukee since August 2022.

The following table presents the primary competitive properties to the Kimpton Journeyman Hotel Property:

Competitive Property Summary
Property	Year Opened	Rooms	Commercial	Group	Leisure	Extended Stay	2023 Occupancy(1)(2)	2023 ADR(1)(2)	2023 RevPAR(1)(2)
Kimpton Journeyman Hotel (Subject)(2)	2016	158	30%	30%	35%	5%	70.4%	$232.81	$163.85
The Pfister Hotel	1893	307	25%	35%	35%	5%	60%-65%	$200-$205	$125-$130
Hotel Metro, Autograph Collection	1998	63	35%	20%	40%	5%	70%-75%	$235-$240	$165-$170
Residence Inn Milwaukee Downtown	2001	131	30%	5%	40%	25%	65%-70%	$180-$185	$115-$120
The Iron Horse Hotel	2008	100	30%	25%	40%	5%	60%-65%	$245-$250	$150-$155
Milwaukee Marriott Downtown	2013	205	35%	20%	40%	5%	70%-75%	$200-$205	$140-$145
Hilton Garden Inn Milwaukee Downtown	2012	127	35%	20%	40%	5%	65%-70%	$180-$185	$115-$120
Total/Average(3)	1970	933	31%	23%	38%	8%	65%	$204	$133

Source: Appraisal

(1)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.
(2)	2023 Occupancy, 2023 ADR and 2023 RevPAR figures for the Kimpton Journeyman Hotel Property represent the annual period ending December 2023 based on historical operating statements provided by the borrower sponsor.
(3)	Total/Average excludes the Kimpton Journeyman Hotel Property.

Escrows.

Real Estate Taxes – The borrower is required to escrow an amount equal to 1/12 of the estimated annual taxes into a real estate tax reserve; provided, however, the foregoing requirements are waived under the Kimpton Journeyman Hotel Mortgage Loan documents so long as the Kimpton Journeyman Hotel Property is being managed by the property manager under the property management agreement in effect at loan origination, is obligated to and continues to collect and disburse all related costs, and is collecting ongoing reserve deposits under the property management agreement (collectively, the “Qualified Hotel Management Conditions”), and lender receives satisfactory evidence that taxes are timely paid for the relevant period by the due date thereof.

Insurance – The borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis; provided, however, the foregoing requirements are waived under the Kimpton Journeyman Hotel Mortgage Loan documents so long as (a) the Kimpton Journeyman Hotel Property is insured under a blanket policy meeting the requirements set forth in the related Kimpton Journeyman Hotel Mortgage Loan agreement , or (b) (i) all of the Qualified Hotel Management Conditions are satisfied, (ii) the lender receives satisfactory evidence that the insurance premiums for all such policies have been timely paid; and (iii) the lender receives satisfactory evidence of timely renewal of such policies.

FF&E Reserves – On each monthly payment date, the borrower is required to escrow an amount equal to the sum of (a) 4.0% of the sum of (i) the operating income plus (ii) gross rents, exclusive of any revenues for food and beverage and (b) 2.50% of gross revenues for food and beverage (the foregoing (a) and (b), collectively, the “FF&E Monthly Deposit”); provided, however, the foregoing requirements are waived under the Kimpton Journeyman Hotel Mortgage Loan documents so long as the Qualified Hotel Management Condition (as defined above) is satisfied and the property manager is collecting the amount of the FF&E Monthly Deposit and such reserves are held under a lockbox agreement.

First Monthly Debt Service Reserve – At loan origination, the borrower was required to deposit $184,500 into a first monthly debt service reserve, which amount will be transferred by or at the direction of the lender into an account established to hold such funds as additional security for the Kimpton Journeyman Hotel Mortgage Loan. Lender will, or will direct the servicer to, disburse the funds held in the first monthly debt service reserve account on the first payment date in payment of the monthly debt service payment amount due on such date.

Lockbox and Cash Management. The Kimpton Journeyman Hotel Mortgage Loan is structured with a soft lockbox and springing cash management. Until the occurrence and during the continuance of a Cash Sweep Event (as defined below), all sums deposited into the lockbox account will be transferred daily into borrower’s operating account. Following a Cash Sweep Event and until the cure thereof in accordance with the Kimpton Journeyman Hotel Mortgage Loan documents, any transfers to the borrower’s operating account will cease and such sums on deposit in the lockbox account will be transferred on a daily basis to an account controlled by the lender, at a financial institution selected by the lender, to be applied to the payment of all monthly amounts due under the Kimpton Journeyman Hotel Mortgage Loan documents (including, without limitation, taxes and insurance, approved operating expenses, including any additional operating expenses, approved capital expenses (via disbursements from the FF&E reserve) debt service and required reserves), with any excess funds being held by the lender in a cash collateral account as additional collateral for the Kimpton Journeyman Hotel Mortgage Loan.

A-3-70

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$30,000,000
310 East Chicago Street Milwaukee, WI 53202	Kimpton Journeyman Hotel	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	53.6% 1.52x 13.7%

A “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager; or (iii) the debt service coverage ratio based on the trailing 12 month period is less than 1.25x.

A Cash Sweep Event will end upon the occurrence of the following: (a) with regard to clause (i), the cure of such event of default; (b) with regard to clause (ii), until the replacement thereof with a qualified manager approved by the lender, (c) with regard to clause (iii), upon the NCF DSCR being equal to or greater than 1.35x for two consecutive quarters based on the trailing 12-month period; provided, however, the foregoing cure conditions are further subject to, among other additional conditions, (A) no event of default, (B) the cures set forth in (a) and (b) may occur no more than a total of four times in the aggregate during the term of the Kimpton Journeyman Hotel Mortgage Loan, and (C) in no event may the borrower be entitled to cure a Cash Sweep Event caused by a bankruptcy action of the borrower.

Property Management. The Kimpton Journeyman Hotel Property is managed by Kimpton Hotel & Restaurant Group, LLC, an affiliate of the borrower.

Partial Release. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Permitted Future Mezzanine Debt. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Kimpton Journeyman Hotel Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of Kimpton Journeyman Hotel Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-71

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

A-3-72

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

A-3-73

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

Renaissance West
4001 South Decatur Boulevard
Las Vegas, NV 89103
LAS VEGAS
Spring Valley
Las Vegas Strip
Paradise
Enterprise
Winchester
CLARK COUNTY
W. Charleston Blvd
W. Oakey Blvd
W. Sahara Ave
W. Desert Inn Rd
W. Twain Ave
W. Flamingo Rd
W. Harmon Ave
W. Tropicana Ave
W. Hacienda Ave
W. Russell Rd
Sunset Rd
E. Desert Inn Rd
E. Flamingo Rd
E. Harmon Ave
E. Tropicana Ave
Jones Blvd
Decatur Blvd
Arville St
Valley View Blvd
Industrial Rd
Rancho Dr
Las Vegas Blvd
S. Las Vegas Blvd
Las Vegas Frwy
College of Southern Nevada - Charleston Campus
Westland Fair
University Medical Center
University of Nevada School of Medicine
Kindred Hospital Las Vegas
Sahara Pavilion North
Sahara Pavilion South
Valley Oaks Plaza
Paseo Plaza
Stratosphere Tower
Sahara West Center
Palace Station
Desert Moon Productions
SAHARA Las Vegas
Fontainebleau Las Vegas
Circus Circus
Masco Office Park
KKVV Radio
Desert Crossing
Fashion Show Las Vegas
Encore LV
Wynn Las Vegas
Wynn Golf Club
Mountain View Plaza
Plaza Vegas Business Park
Grand Canal Shoppes
The Venetian
The Forum Shops at Caesars
Sphere
Sands Expo & Convention Center
Spring Oaks Shopping Center
Rio Convention Center
Rio
Phoenix Plaza
Decatur Twain Shopping Center
Palms
Caesars Palace
Spring Valley Town Center
Paris Las Vegas
Bellagio
Planet Hollywood
Renaissance Center West
Flamingo Business Center
Flamingo Decatur Plaza
Arville Commerce Center
Aria Convention Center
LAS VEGAS MONORAIL
Trocam Plaza
The Orleans
Nevada Beverage Company
T-Mobile Arena
MGM Grand
Charlie Frias Park
New York New York
Trop Plaza
Tropicana Las Vegas
Grand Canyon Helicopters
Excalibur
Luxor
Mandalay Bay
Allegiant Stadium
South Convention Center
Desert Springs Business Park
Harry Reid International Airport
Bali Hai Golf Club
Carroll Shelby Museum
Town Square Las Vegas
15
159
589
592
593
562
North Las Vegas
Summerlin
Downtown
Sunrise Manor
Henderson
SPRING MTS.
MUDDY MTS.

A-3-74

No. 8 – Renaissance West
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$29,500,000		Location:	Las Vegas, NV
	Cut-off Date Balance:	$29,500,000		Size:	163,878 SF
	% of Initial Pool Balance:	3.5%		Cut-off Date Balance Per SF:	$180.01
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$180.01
	Borrower Sponsors:	Andy Chien and Jahan Moslehi		Year Built/Renovated:	1986/2024
	Guarantors:	Andy Chien and Jahan Moslehi		Title Vesting:	Fee
	Mortgage Rate:	6.2400%		Property Manager:	Bridge33 Services LLC
	Note Date:	August 15, 2024		Current Occupancy (As of):	94.7% (8/12/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	92.1%
	Maturity Date:	September 11, 2029		YE 2022 Occupancy:	92.1%
	IO Period:	60 months		YE 2021 Occupancy:	97.8%
	Loan Term (Original):	60 months		YE 2020 Occupancy:	97.5%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$48,100,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$293.51
	Call Protection:	L(25),D(29),O(6)		As-Is Appraisal Valuation Date:	July 10, 2024

	Lockbox Type:	Soft / Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (6/30/2024):	$3,017,245
	Additional Debt Type (Balance):	NAP		YE 2023 NOI:	$2,943,289
				YE 2022 NOI:	$3,024,569
				YE 2021 NOI:	$2,797,776
				U/W Revenues:	$4,257,499
				U/W Expenses:	$1,023,014
Escrows and Reserves(1)				U/W NOI:	$3,234,484
	Initial	Monthly	Cap	U/W NCF:	$3,043,035
Taxes	$59,381	$19,794	NAP	U/W DSCR based on NOI/NCF:	1.73x / 1.63x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.0% / 10.3%
Replacement Reserves	$0	$5,712	$137,082	U/W Debt Yield at Maturity based on NOI/NCF:	11.0% / 10.3%
TI/LC Reserve	$0	$6,828	$163,878	Cut-off Date LTV Ratio:	61.3%
Existing TI/LC Reserve	$264,453	$0	NAP	LTV Ratio at Maturity:	61.3%
Gap Rent Reserve	$162,246	$0	NAP

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$29,500,000	100.0%	Primary Loan Payoff	$16,560,528	56.1%
			Closing Costs	458,593	1.6%
			Upfront Reserves	486,080	1.6%
			Principal Equity Distribution	11,994,799	40.7%
Total Sources	$29,500,000	100.0%	Total Uses	$29,500,000	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “Renaissance West Mortgage Loan”) is evidenced by the first priority fee interest encumbering an anchored retail property totaling 163,878 square feet located in Las Vegas, NV (the “Renaissance West Property”).

The Borrower and Borrower Sponsors. The borrower is B33 Renaissance West LLC a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Renaissance West Mortgage Loan. The borrower sponsors are Andy Chien and Jahan Moslehi and the nonrecourse carveout guarantors are Andy Chien and Jahan Moslehi.

The Property. The Renaissance West Property consists of a grocery anchored neighborhood retail center totaling 163,878 square feet, located in Las Vegas, Nevada. Built in 1986 and most recently renovated in 2024, the property is located 2.2 miles from the Las Vegas Strip and is situated on a 16.4-acre site. The Renaissance West Property includes eight buildings and a total of 928 parking spaces, which results in a parking ratio of 5.66 spaces per 1,000 square feet. The Renaissance West Property is anchored by a Smith’s Food and Drug (“Smith’s”). Three pad sites are leased fees with tenant-constructed improvements: Popeye’s Louisiana Kitchen,

A-3-75

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

Tropical Smoothie and Smith’s Fuel Center (currently under construction). As of August 12, 2024, the Renaissance West Property was 94.7% leased to 33 tenants.

Major Tenants.

Largest Tenant by UW Base Rent: Smith's (60,950 square feet; 37.2% of net rentable area; 20.8% of underwritten base rent; 12/31/2035 lease expiration) – Smith's is an American regional supermarket chain that was founded by Lorenzo Smith in 1911 in Brigham City, Utah. Headquartered in Salt Lake City with stores in Utah, Nevada, New Mexico, Arizona, Montana, Idaho, and Wyoming, Smith's became a subsidiary of Kroger in 1999. Smith's has been a tenant since 1986 and has nine, five year renewal options remaining with no termination options. Smith’s recently signed a renewal in June 2024 extending the lease an additional 10-years through December 31, 2035.

2nd Largest Tenant by UW Base Rent: The Boiling Crab (9,000 square feet; 5.5% of net rentable area; 9.0% of underwritten base rent; 12/31/2031 lease expiration) – The Boiling Crab is a restaurant chain that serves Louisiana-style Cajun seafood. The Boiling Crab was founded in 2004 and has expanded to 31 restaurants. The Boiling Crab has been a tenant since 2011, most recently renewed its lease in 2022 through December 31, 2031, has one, five year renewal option remaining and no termination options.

3rd Largest Tenant by UW Base Rent: Makino (7,418 square feet; 4.5% of net rentable area; 8.2% of underwritten base rent; 5/31/2034 lease expiration) – Makino is a Japanese restaurant chain. Makino has been a tenant since 1999, most recently renewed its lease in 2024 and has no remaining renewal or termination options.

The following table presents certain information relating to the tenancy at the Renaissance West Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Smith's	NR/NR/NR	60,950	37.2%	$11.16	$680,392	20.8%	12/31/2035	9, 5-year	N
The Boiling Crab	NR/NR/NR	9,000	5.5%	$32.78	$295,020	9.0%	12/31/2031	1, 5-year	N
Makino	NR/NR/NR	7,418	4.5%	$36.19	$268,457	8.2%	5/31/2034	N	N
PKWY Tavern	NR/NR/NR	8,706	5.3%	$28.80	$250,728	7.6%	5/31/2036	3, 5-year	N
Planet Fitness	NR/NR/NR	17,000	10.4%	$11.64	$197,880	6.0%	4/30/2027	2, 5-year	N
		103,074	62.9%	$16.42	$1,692,477	51.6%

Non-Major Tenants		52,143	31.8%	$30.40	$1,585,239	48.4%

Occupied Collateral Total		155,217	94.7%	$21.12	$3,277,716	100.0%

Vacant Space(2)		8,661	5.3%

Collateral Total		163,878	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2025.
(2)	Vacant space includes one tenant totalling 3,235 square feet (2.0% of NRSF) that is in occupancy and paying rent but was underwritten as vacant due to an August 31, 2024 lease expiration.

A-3-76

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

The following table presents a summary of sales and occupancy costs for certain tenants at the Renaissance West Property:

Sales and Occupancy Cost Summary

	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	2023 Occupancy Cost
Smith's	$571	$606	$577	2.7%
The Boiling Crab	$1,023	$1,019	$945	4.2%
Makino	$522	$560	$515	8.4%
PKWY Tavern	NAV	$178	$140	25.3%
Planet Fitness	NAV	NAV	NAV	NAV

The following table presents certain information relating to the lease rollover schedule at the Renaissance West Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	1	762	0.5%	762	0.5%	$20,574	0.6%	$27.00
2025	4	13,976	8.5%	14,738	9.0%	$362,230	11.1%	$25.92
2026	3	3,898	2.4%	18,636	11.4%	$125,020	3.8%	$32.07
2027	9	27,206	16.6%	45,842	28.0%	$497,549	15.2%	$18.29
2028	4	6,324	3.9%	52,166	31.8%	$277,349	8.5%	$43.86
2029	2	2,969	1.8%	55,135	33.6%	$78,883	2.4%	$26.57
2030	1	1,190	0.7%	56,325	34.4%	$28,560	0.9%	$24.00
2031	1	9,000	5.5%	65,325	39.9%	$295,020	9.0%	$32.78
2032	0	0	0.0%	65,325	39.9%	$0	0.0%	$0.00
2033	1	2,470	1.5%	67,795	41.4%	$91,588	2.8%	$37.08
2034	2	7,418	4.5%	75,213	45.9%	$308,057	9.4%	$41.53
Thereafter	5	80,004	48.8%	155,217	94.7%	$1,192,886	36.4%	$14.91
Vacant(3)	0	8,661	5.3%	163,878	100.0%	$0	0.0%	$0.00
Total/Weighted Average	33	163,878	100.0%			$3,277,716(4)	100.0%	$21.12(4)
(1)	Information obtained from the underwritten rent roll
(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through June 2025.
(3)	Vacant space includes one tenant totaling 3,235 square feet (2.0% of NRSF) that is in occupancy and paying rent but was underwritten as vacant due to an August 31, 2024 lease expiration.
(4)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the Renaissance West Property:

Historical Occupancy(1)

12/31/2021	12/31/2021	12/31/2022	12/31/2023	8/12/2024(2)
97.5%	97.8%	92.1%	92.1%	94.7%

(1)	Historical occupancies obtained from borrower rent rolls.
(2)	Information obtained from the underwritten rent roll.

A-3-77

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating results and the underwritten net cash flow at the Renaissance West Property:

Cash Flow Analysis

	2021	2022	2023	TTM June 2024	U/W	%(1)	U/W $ per SF
Base Rent	$2,718,150	$2,984,644	$2,948,122	$2,971,141	$3,277,716(2)	73.0%	$20.00(2)
Grossed Up Vacant Space	0	0	0	0	233,847	6.7	1.43
Gross Potential Rent	$2,718,150	$2,984,644	$2,948,122	$2,971,141	$3,511,563	78.2%	$21.43
Other Income	61,542	67,551	59,139	51,771	51,771	1.2	0.32
Total Recoveries	799,214	809,773	932,884	1,004,433	928,012	20.7	5.66
Net Rental Income	$3,578,906	$3,861,968	$3,940,145	$4,027,345	$4,491,346	100.0%	$27.41
(Vacancy & Credit Loss)	0	0	0	0	(233,847)	(6.7)	(1.43)
Collection Loss	0	(19,451)	(40,527)	(41,127)	0	0.0	(0.00)
Effective Gross Income	$3,578,906	$3,842,517	$3,899,618	$3,986,218	$4,257,499	94.8%	$25.98

Real Estate Taxes	$179,126	$188,088	$201,699	$209,456	$226,210	5.3%	$1.38
Insurance	40,195	45,482	51,436	52,798	53,697	1.3	0.33
Management Fee	167,400	154,645	152,742	152,742	170,300	4.0	1.04
Other Operating Expenses	394,409	429,733	550,452	553,976	572,808	13.5	3.50
Total Operating Expenses	$781,130	$817,948	$956,329	$968,972	$1,023,014	24.0%	$6.24

Net Operating Income	$2,797,776	$3,024,569	$2,943,289	$3,017,245	$3,234,484	76.0%	$19.74
Replacement Reserves	0	0	0	0	68,541	1.6	0.42
TI/LC	0	0	0	0	122,909	2.9	0.75
Net Cash Flow	$2,797,776	$3,024,569	$2,943,289	$3,017,245	$3,043,035	71.5%	$18.57

NOI DSCR	1.50x	1.62x	1.58x	1.62x	1.73x
NCF DSCR	1.50x	1.62x	1.58x	1.62x	1.63x
NOI Debt Yield	9.5%	10.3%	10.0%	10.2%	11.0%
NCF Debt Yield	9.5%	10.3%	10.0%	10.2%	10.3%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of gross potential rent for grossed up vacant space, vacancy and credit loss and (iii) percent of Effective Gross Income for all other fields.
(2)	The U/W Base Rent Per SF and U/W Base Rent include contractual rent steps through June 2025.

Appraisal. The appraiser concluded to an “As-is” value for the Renaissance West Property of $48,100,000. The appraised value is as of July 10, 2024.

Environmental Matters. According to the Phase I environmental site assessment for the Renaissance West Property, dated July 15, 2024, there was no evidence of any recognized environmental conditions.

Market Overview and Competition. The Renaissance West Property is located in Las Vegas, Nevada, approximately 2.2 miles from the Las Vegas Strip and 8.6 miles northwest of Harry Reid International Airport. The property is located at the intersection of South Decatur Boulevard and West Flamingo Road. According to the appraisal, within a 1-, 3- and 5- mile radius of the Renaissance West Property, the estimated 2023 population is 30,797, 135,940, and 402,033, respectively, and the 2023 average household income is $55,097, $74,093, and $76,042, respectively.

According to the appraisal, the property is situated within the Central West Las Vegas retail submarket of the greater Las Vegas-NV retail market. As of Q1 2024, the submarket reports a total inventory of approximately 6.74 million square feet with a 6.3% vacancy rate and average market rents of $22.11 per square foot. The appraiser identified five lease comparables for retail leases and eight lease comparables for grocery and ground leases. The appraiser concluded to market rents for the Renaissance West Property, ranging from $10.00 per square foot for Grocery Anchor, to $110.00 per square foot for the fuel center pad site.

A-3-78

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Renaissance West Property:

Market Rent Summary(1)

	Grocery Anchor	Jr. Anchor	Inline Retail	Restaurant	Elbow Space	Ground Lease	End Cap	QSR – Drive Thru	Fuel Center Pad Site
Market Rent (PSF)	$10.00	$12.00	$27.00	$32.00	$19.20	$42.00	$34.50	$66.00	$110.0
Lease Term (Years)	10	10	5	10	10	10	10	10	10
Lease Type	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	10.0% / 5 Yrs.	10.0% / 5 Yrs.	3.0%/Year	3.0%/Year	3.0%/Year	10.0% / 5 Yrs.	3.0%/Year	3.0%/Year	10.0% / 5 Yrs.
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Renaissance West Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Renaissance West Property(2) 4001 South Decatur Boulevard	Las Vegas, NV	1986 / 2024	163,878(2)	94.7%(2)
Lake Mead Crossing 358 East Lake Mead Parkway	Henderson, NV	2008 / NAP	136,156	99.0%	Jun-2024	$45,819,696	$337
Stephanie Beltway Plaza 11-43 Stephanie	Henderson, NV	2006 / NAP	91,001	96.0%	May-2024	$28,650,000	$315
Decatur 215 Plaza 6091-6361 North Decatur Boulevard	Las Vegas, NV	2009 / NAP	126,678	100.0%	Oct-2023	$36,315,180	$287
Nellis Plaza 305-325 North Nellis Boulevard	Las Vegas, NV	2009 / NAP	83,930	98.0%	Nov-2022	$25,000,000	$298
Craig Marketplace 7171 West Craig Road	Las Vegas, NV	2002 / NAP	119,280	94.50%	Sep-22	$41,170,000	$345
Crossroads Towne Center 6578, 6436, 6536, 6592, 6584, 6572, 6512 & 6582 North Decatur Boulevard	North Las Vegas, NV	2007 / NAP	148,791	89.00%	Aug-22	$56,000,000	$376
Whitney Ranch Center 609 N Stephanie St	Henderson, NV	1992 / NAP	93,522	93.20%	May-22	$28,300,000	$303
Desert Marketplace 8205-8595 Warm Springs Road	Las Vegas, NV	2009 / NAP	163,377	97.0%	Jan-22	$50,500,000	$309
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

A-3-79

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

Escrows.

Real Estate Taxes – The loan documents require an upfront reserve of $59,381 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, initially $19,794.

Insurance – The loan documents do not require ongoing monthly insurance reserves; provided no event of default is continuing, the borrower maintains insurance coverage for the Renaissance West Property as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums.

Replacement Reserve – The loan documents require ongoing monthly deposits of $5,712 for replacement reserves.

TI/LC Reserve – The loan documents require ongoing monthly deposits of $6,828 ($0.50 per square foot annually) capped at $163,878 for TI/LC costs.

Existing TI/LC Reserve – The loan documents require an upfront reserve of $264,453 for outstanding TI/LC costs.

Gap Rent Reserve – The loan documents require an upfront reserve of $162,246 for outstanding gap rent.

Lockbox and Cash Management. The Renaissance West Mortgage Loan is structured with a soft lockbox and springing cash management. Tenants make rental payments to the borrower or property manager, who then are required to deposit all rent directly into a lockbox account within one business day after of receipt. Prior to a Cash Trap Event Period (as defined below), amounts on deposit in the lockbox account will be transferred the borrower. During the continuance of a Cash Management Trigger Period, funds in the lockbox account will be transferred periodically to a lender-controlled cash management account and applied in accordance with the cash flow waterfall as outlined by the cash management agreement. Any funds remaining after the waterfall will be held in the cash management account as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Renaissance West Mortgage Loan documents;
(ii)	the DSCR falling below 1.15x (based on 30-year amortization), tested quarterly; and/or
(iii)	the commencement of a Major Tenant Event Period (as defined below).

A Cash Trap Event Period shall expire, provided no other Cash Trap Event Period is then continuing, upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the DSCR being at least 1.20x (based on 30-year amortization) for two consecutive quarters; and
●	with regard to clause (iii), termination of all Major Tenant Event Periods.

A “Major Tenant Event Period” will commence upon the earlier of the following:

(i)	a Major Tenant (as defined below) “goes dark” or fails to continuously occupy the entirety of its leased space (other than temporarily due to COVID-19 pandemic restrictions imposed by any governmental authority), or gives notice of its intent to commence any of the foregoing; or a Material Tenant fails to be in actual physical possession of its space, except due to upgrades or renovations performed in accordance with its lease;
(ii)	a Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or any similar insolvency proceeding.

A Major Tenant Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, either (A) a Major Tenant Re-Tenanting Event (as defined below) has occurred or (B) the applicable Major Tenant has resumed its normal business operations in its entire Major Tenant Space and is open during customary hours for a period of two (2) consecutive calendar quarters; or
●	with respect to clause (ii) above, either (A) a Major Tenant Re-Tenanting Event has occurred or (B) the bankruptcy or insolvency proceeding has terminated in a manner satisfactory to Lender, the related Lease has been affirmed, and the terms of such Lease, as affirmed, are satisfactory to Lender.

A “Major Tenant Re-Tenanting Event” means that Lender has received evidence that all of the applicable Major Tenant Space has been leased to one or more satisfactory replacement Tenants, each pursuant to a satisfactory replacement Lease, that each such Tenant is in occupancy of its premises, open for business and is then paying full, unabated rent pursuant to the terms of its Lease (or the aggregate amount of such abatement has been deposited on reserve with Lender), and that all tenant improvement costs and leasing commissions provided in each such replacement Lease have been paid (or a sufficient sum to pay same have been deposited on reserve with Lender), such evidence to include, without limitation, a satisfactory estoppel certificate from each such replacement Tenant affirming the foregoing.

A “Major Tenant” means Smith’s Food & Drug Store, its successors and assigns, any replacement tenant leasing the entirety of its space, or any guarantor of any such space.

A-3-80

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None

Right of First Offer/Right of First Refusal. Smith’s has Right of First Refusal (ROFR) to purchase the Renaissance West Property if the borrower receives an offer including the tenant’s leased premises that the borrower is otherwise willing to accept. The related lease provides that the ROFR does not apply to (i) a foreclosure or other transfer event to landlord’s lender, (ii) a transfer to a third party via a foreclosure sale, or (iii) a transfer to a third party via a cooperative sale to such third party resulting from a workout with the lender due to a loan default.

Ground Lease. None.

Terrorism Insurance. The Renaissance West Mortgage Loan documents provide that if TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the then-current all-risk coverage under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/ business interruption coverage). The Renaissance West Mortgage Loan documents require 18 months’ rent loss and 6 months’ extended period of indemnity.

A-3-81

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

A-3-82

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

Los Ranchos de Albuquerque
ALBUQUERQUE
Far Northeast Heights
North Valley
Northeast Heights
Uptown
Nob Hill
BERNALILLO COUNTY
South Atrisco
South Valley
Albuquerque International Sunport
Kirtland Air Force Base

Millersburg
Newport
Bloomfield
PERRY COUNTY
DAUPHIN COUNTY
Linglestown
Grantville
Myerstown
Lebanon
Marysville
Harrisburg
Colonial Park
Hershey
Cornwall
New Cumberland
Middletown
Newville
Carlisle
Mechanicsburg
Elizabethtown
Mt. Holly Springs
Dillsburg
Lancaster
CUMBERLAND COUNTY
MICHAUX STATE FOREST
Dover
North York
Columbia
LANCASTER COUNTY
Aspers
Lake Meade
York
East York
East Berlin
ADAMS COUNTY
YORK COUNTY
Brogue
Gettysburg
Airville
Hanover
Parkville
PENNSYLVANIA
MARYLAND
New Freedom
Stewartstown

TCC Pool 1	
1 Middletown	Middletown, PA
2 Brookside	Middletown, PA
3 Hagerstown	Hagerstown, MD
4 Menaul Terrace	Albuquerque, NM
5 Jenny Lee	Mount Holly Springs, PA
6 South Main	Belen, NM

ALBUQUERQUE
BERNALILLO COUNTY
ISLETA PUEBLO
LAGUNA PUEBLO
Bosque Farms
Peralta
Los Lunas
Valencia
El Cerro
El Cerro Mission
Monterey Park
VALENCIA COUNTY
Los Chaves
Tome
Adelino
Sausal
Belen
Rio Communities
Jarales
Madrone
SOCORRO COUNTY
Casa Colorada
Veguita

PENNSYLVANIA
MARYLAND
State Line
FRANKLIN COUNTY
Hagerstown Regional Airport
Cearfoss
Maugansville
Long Meadow
Fountainhead
WASHINGTON COUNTY
Hagerstown
Robinwood
Halfway
Funkstown

A-3-83

No. 9 – TCC Pool 1
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
				Property Type – Subtype:	Manufactured Housing – Various
	Original Principal Balance:	$25,747,000		Location:	Various
	Cut-off Date Balance:	$25,747,000		Size:	577 Pads
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per Pad:	$44,622
	Loan Purpose:	Refinance		Maturity Date Balance Per Pad:	$44,622
	Borrower Sponsor:	The Churchlight Communities (TCC)		Year Built/Renovated:	Various / NAP
	Guarantors:	Jay Yang and Michael Mirski		Title Vesting:	Fee
	Mortgage Rate:	5.9800%		Property Manager:	Churchlight Communities, LLC (borrower-related)
	Note Date:	September 13, 2024		Current Occupancy (As of):	79.2% (5/1/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	82.6%
	Maturity Date:	October 1, 2029		YE 2022 Occupancy:	83.6%
	IO Period:	60 months		YE 2021 Occupancy:	83.0%(2)
	Loan Term (Original):	60 months		As-Is Appraised Value:	$40,550,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per Pad:	$70,277
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	Various
	Call Protection:	L(23),YM1(30),O(7)		Underwriting and Financial Information
	Lockbox Type:	Springing/Springing Cash Management		TTM 4/30/2024 NOI:	$2,031,362
	Additional Debt:	No		YE 2023 NOI:	$1,928,020
	Additional Debt Type (Balance):	NAP		YE 2022 NOI:	$1,804,805
				YE 2021 NOI:	NAV
				U/W Revenues:	$3,351,873
				U/W Expenses:	$1,267,686
Escrows and Reserves(1)				U/W NOI:	$2,084,187
	Initial	Monthly	Cap	U/W NCF:	$2,052,557
Taxes	$0	$17,802	NAP	U/W DSCR based on NOI/NCF:	1.34x / 1.31x
Insurance	$8,065	$4,032	NAP	U/W Debt Yield based on NOI/NCF:	8.1% / 8.0%
Deferred Maintenance	$39,600	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	8.1% / 8.0%
Replacement Reserve	$0	$2,404	NAP	Cut-off Date LTV Ratio:	63.5%
				LTV Ratio at Maturity:	63.5%

Sources and Uses
Sources			Uses
Original Loan Amount	$25,747,000	100.0%	Loan Payoff	$13,928,226	54.1%
			Return of Equity	10,392,762	40.4
			Closing Costs	1,378,347	5.4
			Reserves	47,665	0.2
Total Sources	$25,747,000	100.0%	Total Uses	$25,747,000	100.0%
(1)	See “Escrows” below.
(2)	Excludes the Hagerstown Property. 2021 Occupancy was not available.

The Mortgage Loan. The ninth largest mortgage loan (the “TCC Pool 1 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,747,000 and secured by a first priority mortgage encumbering the borrowers’ fee interests in 6 manufactured housing properties, totaling 577 pads located across three states, Pennsylvania (three properties), New Mexico, (two properties), and Maryland (one properties) (collectively, the “TCC Pool 1 Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the TCC Pool 1 Mortgage Loan are Neighbors Of Brookside, LLC a Delaware limited liability company, TCC Menaul Terrace, LLC, a Delaware limited liability company, TCC MHC Middletown, LLC, a Delaware limited liability company, Neighbors of Hagerstown, LLC, a Delaware limited liability company, Neighbors of Jenny Lee, LLC, a Colorado limited liability company and Neighbors of South Main LLC, a New Mexico limited liability company, each wholly owned by Neighbors Pool 1 Holdings, LLC, which is wholly owned by TCC MHC Portfolio I, LLC. TCC MHC Portfolio 1, LLC is wholly owned by TCC JV Member LLC. TCC JV Member LLC is owned approximately 25% by Jay Yang, 25% by Michael Mirski and 50% by limited partner investors, none of which have greater than a 19.9% ownership interest in the borrowers. TCC JV Member LLC is managed/controlled by TCC Asset Management LLC, which is owned 50/50 by Jay Yang and Michael Mirski, the non-recourse carve-out guarantors. The borrower sponsor for the TCC Pool 1 Mortgage Loan is The Churchlight Communities (“TCC”), a middle market consolidator of manufactured housing communities throughout the United States. TCC manages all communities internally. Since launching in 2016, TCC has acquired over 110 communities and 7,500 lots, and is currently one of the 25 largest owners of manufactured housing in the United States. Both Michael Mirski and Jay Yang are the founders and managing members of TCC.

A-3-84

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

Michael Mirski has been investing in manufactured housing since 2013. Prior to TCC, Mr. Mirski was an investment professional with Searchlight Capital Partners, a hybrid private equity and distressed debt investment fund based in New York. Prior to Searchlight, Mr. Mirski was an investment professional at Och- Ziff Capital Management a multi-strategy investment firm based in New York City, where he led manufactured housing investments. Jay Yang has been investing in real estate for over a decade. Previously, Mr. Yang was an investment professional at TPG Real Estate, an investment firm based in New York City. While at TPG, Mr. Yang evaluated numerous mobile home park and RV investments and led the acquisition of the third largest private mobile home community owner and operator in the US, encompassing over 250 mobile home communities totaling over 23,000 lots.

The borrowers under the TCC Pool 1 Mortgage Loan are affiliated with the borrowers under the TCC Pool 2, Beaver Lake and Pioneer Crossing MHC mortgage loans that are also included in the BANK5 2024-5YR10 securitization.

The Properties. The TCC Pool 1 Properties comprise a 224-pad manufactured housing property located in Middletown, Pennsylvania (the “Middletown Property”), a 158-pad manufactured housing property located in Middletown, Pennsylvania (the “Brookside Property”), a 76-pad manufactured housing property located in Hagerstown, Maryland (the “Hagerstown Property”), a 51-pad manufactured housing property located in Albuquerque, New Mexico (the “Menaul Terrace Property”), a 38-pad manufactured housing property located in Mount Holly Springs, Pennsylvania (the “Jenny Lee Property”), and a 30-pad manufactured housing property located in Belen, New Mexico (“the South Main Property”). As of May 1, 2024, the TCC Pool 1 Properties were 79.2% leased.

Middletown Property

Constructed in 1970, the Middletown Property is a manufactured housing community that is situated on a 31.4-acre site in Middletown, Pennsylvania. The Middletown Property contains 221 MHC pads and 3 apartment units that were 87.9% occupied as of May 1, 2024, across five, non-contiguous MHC’s known as Lisa Lake, Nelson Manor, Grimm MHP, Hoke, and Highspire Court. The Middletown Property has an approximate pad mix of 100% single-wide pads, with average in place monthly rent of $518.76 per pad. The Middletown Property is connected to city water and city sewer. The tenants are required to reimburse the borrower for water and sewer costs and to pay electric and gas directly. The Lisa Lake MHC has a clubhouse available for use by tenants. The Middletown Property includes 5 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the TCC Pool 1 Mortgage Loan, and no income from manufactured home rentals has been included in underwritten rent.

Brookside Property

Constructed in 1950, the Brookside Property is a manufactured housing community that is situated on a 21.1-acre site in Middletown, Pennsylvania. The Brookside Property contains 158 MHC pads that were 62.0% occupied as of May 1, 2024. The Brookside Property has an approximate pad mix of 90% single-wide pads and 10% double-wide pads, with average in place monthly rent of $484.67 per pad. The Brookside Property is connected to city water and city sewer. The tenants are required to reimburse the borrower for water and sewer costs and to pay electric and gas directly. The Brookside Property includes 3 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the TCC Pool 1 Mortgage Loan, and no income from manufactured home rentals has been included in underwritten rent.

Hagerstown Property

Constructed in 1950, the Hagerstown Property is a manufactured housing community that is situated on a 38.1-acre site in Hagerstown, Maryland. The Hagerstown Property contains 72 MHC pads, 3 apartment units, and 1 single family home that were 76.3% occupied as of May 1, 2024. The Hagerstown Property has an approximate pad mix of 90% single-wide pads and 10% double-wide pads, with average in place monthly rent of $603.71 per pad. The Hagerstown Property is connected to city water and city sewer. The tenants are required to reimburse the borrower for water and sewer costs and to pay electric and gas directly. The Hagerstown Property includes 15 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the TCC Pool 1 Mortgage Loan, and no income from manufactured home rentals has been included in underwritten rent.

Menaul Terrace Property

Constructed in 1960, the Menaul Terrace Property is a manufactured housing community that is situated on a 3.3-acre site in Albuquerque, New Mexico. The Menaul Terrace Property contains 50 MHC pads, which includes 4 occupied RV spaces, and one commercial unit that were 98.0% occupied as of May 1, 2024. The Menaul Terrace Property has an approximate pad mix of 95% single-wide pads and 5% double-wide pads, with average in place monthly rent of $479.57 per pad. The Menaul Terrace Property is connected to city water and city sewer. The tenants are required to reimburse the borrower for water and sewer costs and to pay electric and gas directly, with an on-site manager/staff present.

Jenny Lee Property

Constructed in 1970, the Jenny Lee Property is a manufactured housing community that is situated on a 2.8-acre site in Mount Holly Springs, Pennsylvania. The Jenny Lee Property contains 37 MHC pads and one single-family residence that were 84.2% occupied as of May 1, 2024. The Jenny Lee Property has an approximate pad mix of 100% single-wide pads, with average in place monthly rent of $447.64 per pad. The Jenny Lee Property is connected to city water and city sewer. The tenants are required to reimburse the borrower for water and sewer costs and to pay electric and gas directly. The Jenny Lee Property includes 3 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the TCC Pool 1 Portfolio Mortgage Loan, and no income from manufactured home rentals has been included in underwritten rent.

South Main Property

Constructed in 1960, the South Main Property is a manufactured housing community that is situated on a 3.8-acre site in Belen, New Mexico. The South Main Property contains 30 MHC pads that were 73.3% occupied as of May 1, 2024. The South Main Property has an

A-3-85

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

approximate pad mix of 95% single-wide pads and 5% double-wide pads, with average in place monthly rent of $300.83 per pad. The South Main Property is connected to city water and city sewer. The tenants are required to reimburse the borrower for water and sewer costs and to pay electric and gas directly, and includes storage facilities. The South Main Property includes 1 manufactured home which is considered community or affiliate owned. Such home is not collateral.

Portfolio Summary

Property Name	City, State	Units	Year Built / Renovated	Occupancy(1)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value	UW NOI(1)	% of UW NOI(1)
Middletown	Middletown, PA	224	1970 / NAP	87.9%	$11,239,000	43.7%	$17,700,000	$929,626	44.6%
Brookside	Middletown, PA	158	1950 / NAP	62.0%	$5,270,000	20.5%	$8,300,000	$421,729	20.2%
Hagerstown	Hagerstown, MD	76	1950 / NAP	76.3%	$4,698,000	18.2%	$7,400,000	$338,826	16.3%
Menaul Terrace	Albuquerque, NM	51	1960 / NAP	98.0%	$2,603,000	10.1%	$4,100,000	$248,799	11.9%
Jenny Lee	Mount Holly Springs, PA	38	1970 / NAP	84.2%	$1,175,000	4.6%	$1,850,000	$86,637	4.2%
South Main	Belen, NM	30	1960 / NAP	73.3%	$762,000	3.0%	$1,200,000	$58,571	2.8%
Total/Wtd. Avg.		577		79.2%	$25,747,000	100.0%	$40,550,000	$2,084,187	100.0%

Source: Appraisals, unless otherwise noted

(1)	Based on the borrower rent roll dated May 1, 2024.

The following table presents historical occupancy percentages at the TCC Pool 1 Portfolio:

Historical Occupancy

2021(1)	2022(1)	2023(1)	5/1/2024(2)
83.0%(3)	83.6%	82.6%	79.2%
(1)	Information was provided by the borrower.
(2)	Information based on the borrower rent roll dated May 1, 2024.
(3)	Excludes the Hagerstown Property. 2021 Occupancy was not available.

A-3-86

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

Underwritten Net Cash Flow. The following table presents certain information relating to the historic operating results and underwritten net cash flow at the TCC Pool 1 Properties:

Cash Flow Analysis

	2022	2023	TTM 4/30/2024	T3 Annualized 4/31/2024	U/W	%(1)	U/W $ per Pad
Gross Potential Rent	$2,501,131	$2,668,158	$2,736,211	$2,822,935	$3,557,234	86.3%	$6,165.05
Recoveries	0	0	0	0	0	0	0
Other Income	545,784	543,520	565,283	550,252	563,566	13.7	976.72
Net Rental Income	$3,046,915	$3,211,678	$3,301,494	$3,373,187	$4,120,800	100.0%	$7,141.77
Less Vacancy & Credit Loss	0	0	0	0	-768,927	-21.6	-1332.63
Effective Gross Income	$3,046,915	$3,211,678	$3,301,494	$3,373,187	$3,351,873	81.3%	$5,809.14
							0
Real Estate Taxes	$203,098	$217,246	$200,671	$201,486	$213,638	6.4	$370.26
Insurance	42,235	37,038	40,337	37,215	46,981	1.4	81.42
Other Operating Expenses	996,777	1,029,374	1,029,124	1,005,534	1,007,067	30.0	1745.35
Total Operating Expenses	$1,242,110	$1,283,658	$1,270,131	$1,244,235	$1,267,686	37.8	$2,197.03
						0.0	0
Net Operating Income	$1,804,805	$1,928,020	$2,031,362	$2,128,952	$2,084,187	62.2	$3,612.11
Replacement Reserves	0	0	0	0	30,600	0.9	53.03
TI/LC	0	0	0	0	1,029	0.0	1.78
Net Cash Flow	$1,804,805	$1,928,020	$2,031,362	$2,128,952	$2,052,557	61.2%	$3,557.29

NOI DSCR	1.16x	1.24x	1.30x	1.36x	1.34x
NCF DSCR	1.16x	1.24x	1.30x	1.36x	1.31x
NOI Debt Yield	7.0%	7.5%	7.9%	8.3%	8.1%
NCF Debt Yield	7.0%	7.5%	7.9%	8.3%	8.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

Appraisal. The appraisal concluded to an “as-is” value for the Middletown Property of $17,700,000 as of May 1, 2024. The appraisal concluded to an “as-is” value for the Brookside Property of $8,300,000 as of May 1, 2024. The appraisal concluded to an “as-is” value for the Hagerstown Property of $7,400,000 as of May 5, 2024. The appraisal concluded to an “as-is” value for the Menaul Terrace Property of $4,100,000 as of May 6, 2024.The appraisal concluded to an “as-is” value for the Jenny Lee Property of $1,850,000 as of May 1, 2024. The appraisal concluded to an “as-is” value for the South Main Property of $1,200,000 as of May 6, 2024.

Together, the TCC Pool 1 Properties have an “as-is” value of $40,550,000.

Environmental Matters. According to the Phase I environmental site assessments dated between May 9, 2024 and May 16, 2024, there was no evidence of any recognized environmental conditions at the TCC Pool 1 Properties.

Market Overview and Competition. Three of the portfolio properties (Middletown, Brookside and Jenny Lee) are located within the Harrisburg-Carlisle, PA MSA, which has an estimated 2023 population of 602,752 and added an average of 3,680 residents per year between 2010 and 2023. Two of the portfolio properties (Menaul Terrace and South Main) are located within the Albuquerque, NM MSA, which has an estimated 2023 population of 923,076 and added an average of 2,183 residents per year between 2010 and 2023. The Hagerstown property is located within the Hagerstown-Martinsburg, MD MSA, which has an estimated 2023 population of 302,368 and added an average of 2,841 residents per year between 2010 and 2023.

A-3-87

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

The following table presents information regarding comparable manufactured housing properties with respect to the Middletown Property, the Brookside Property, and the Jenny Lee Property:

Comparable Properties Summary

Property/Location	Distance from the subject	Year Built	Pads(1)	Occupancy(1)	Average Rent
Middletown Various Middletown, PA	-	1970	224	87.9%	$521
Brookside 1201 South Eisenhower Boulevard Middletown, PA		1950	158	62.0%	$480
Jenny Lee 24 Center Street Mount Holly Springs, PA		1970	38	84.2%	$473
West Shore Manufactured Home Community 7075 Carlisle Pike Carlisle, PA	17.0 miles 16.3 miles 8.6 miles	1950	225	88.0%	$480
Palmdale Mobile Home Park 8 Skyview Drive Hershey, PA	10.8 miles 10.8 miles 32.0 miles	1990	48	94.0%	$470
Progress Ridges Mobile Home Park 10 North 36th Street Harrisburg, OA	6.3 miles 5.2 miles 21.6 miles	1980	65	98.0%	$450
Regent Acres Mobile Home Park 700 Saem Road Etters, PA	3.7 miles 4.3 miles 19.3 miles	1970	185	90.0%	$490
Pin Oak Mobile Home Community 49 Aspen Road Dillsburg, PA	14.9 miles 14.9 miles 8.3 miles	1970	121	99.0%	$550
Northwood Manor Mobile Home Park 1300 York Haven Road York Haven, PA	5.9 miles 7.0 miles 22.5 miles	1970	103	95.0%	$520

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated May 1, 2024, other than Year Built and average rent.

A-3-88

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

The following table presents information regarding comparable manufactured housing properties with respect to the Hagerstown Property:

Comparable Properties Summary

Property/Location	Distance from the subject	Year Built	Pads(1)	Occupancy(1)	Average Rent
Hagerstown 18610 Amanda Lane Hagerstown, MD	-	1950	76	76.3%	$588
Sunshine Mobile Home Park 11735 Pen Mar Road Rouzerville, PA	11.0 miles	1970	43	96.0%	$467
Bingaman’s Pleasant View 12222 Polktown Road Zullinger, PA	7.3 miles	1972	116	94.0%	$455
Lakeside Village MHC 17016 Alcott Road Hagerstown, MD	5.6 miles	1973	552	95.0%	$695
Northhaven MHC 13740 Pennsylvania Avenue Hagerstown, MD	0.1 miles	1975	163	90.0%	$610
Fortney Estates 14243 Pennsylvania Hagerstown, MD	0.9 miles	1957	57	91.0%	$590

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated May 1, 2024, other than Year Built and average rent.

The following table presents information regarding comparable manufactured housing properties with respect to the Menaul Property:

Comparable Properties Summary

Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent
Menaul Terrace 4300 Prospect Avenue Northeast Albuquerque, NM	-	1960	51	98.0%	$442
Aztec Village 3000 Aztec Road Northeast Albuquerque, NM	1.2 miles	1970	163	99.0%	$550
Sunrise Estates MHP 9000 Trumbull Road Southeast Albuquerque, NM	3.8 miles	1975	224	100.0%	$625
Green Acres MH 7043 2nd Street Northwest Albuquerque, NM	4.3 miles	1986	70	100.0%	$620
Central MHC 12931 Central Avenue Albuquerque, NM	5.8 miles	1986	90	98.0%	$650
South’s Mobile Village 2600 New York Avenue Albuquerque, NM	4.8 miles	1970	56	100.0%	$545

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated May 1, 2024, other than Year Built.

A-3-89

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

The following table presents information regarding comparable manufactured housing properties with respect to the South Main Property:

Comparable Properties Summary

Property/Location	Distance from Fawn Creek / Fawn Brook / South Town / Lake View	Year Built	Pads	Occupancy	Average Rent
South Main 1115 South Main Street Belen, NM	-	1960	30	73.3%	$297
Rio Grande MHP 2519 New York Avenue Northwest Albuquerque, NM	32.0 miles	1996	85	99.0%	$540
Vista Del Rio MHC 72 Vista Del Rio Belen, NM	2.8 miles	1970	127	95.0%	$525
South’s Mobile Village 2600 New York Avenue Albuquerque, NM	31.0 miles	1970	56	100.0%	$545
Countryside Mobile Home Park 4201 Coors Boulevard Southwest Albuquerque, NM	25.8 miles	1975	152	100.0%	$600
University Village MHP 1907 Buena Vista Drive Southeast Albuquerque, NM	30.0 miles	1970	190	98.0%	$560
Vista del Sol MHC 4501 Blake Road Southwest Albuquerque, NM	27.5 miles	1979	476	100.0%	$620

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated May 1, 2024, other than Year Built and average rent.

Escrows

Real Estate Taxes – The TCC Pool 1 Mortgage Loan documents require the borrowers to make ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender reasonably estimates will be payable during the next ensuing twelve (12) months (initially estimated at $17,802).

Insurance – The TCC Pool 1 Mortgage Loan documents require the borrowers to deposit $8,065 into an upfront reserve for insurance premiums on the origination date and to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially estimated at $4,302. Notwithstanding the foregoing, the borrowers are not required to make deposits into such reserve so long as (i) the liability and casualty insurance policies covering the TCC Pool 1 Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (ii) no event of default is continuing under the TCC Pool 1 Mortgage Loan documents and (iii) the borrowers provides the lender with evidence of renewal of such insurance policies and paid receipts for the insurance premiums no later than 10 days prior to their expiration.

Replacement Reserve – The TCC Pool 1 Mortgage Loan documents provide for ongoing monthly deposits of approximately $2,404 into a reserve for capital expenditures.

Lockbox and Cash Management. The TCC Pool 1 Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (As defined below), the borrowers are required, at their sole cost and expense, to establish and maintain a lockbox account for the benefit of the lender, and to deposit any funds received by the borrowers or property manager into the lockbox account within one business day of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, at the borrowers’ sole cost and expense, and the borrowers are required to cooperate with the lender to establish, a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to the cash management account and, provided no event of default is continuing under the TCC Pool 1 Mortgage Loan documents, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows” (ii) to pay debt service on the TCC Pool 1 Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts (“Excess Cash Flow”) into an excess cash flow reserve, to be held as additional security for the TCC Pool 1 Mortgage Loan during such Cash Sweep Event Period, or if a Cash Sweep Event Period no longer exists, to be disbursed to the borrowers.

A-3-90

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

“Cash Sweep Event Period” means a period:

(A)	commencing upon an event of default under the TCC Pool 1 Mortgage Loan documents, and ending upon the cure (if applicable) of such event of default; or
(B)	commencing upon the debt service coverage ratio of the TCC Pool 1 Mortgage Loan being less than 1.15x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Release of Property. At any time after the date that is two years after the origination date, the borrowers have the right to obtain the release of any one or more individual TCC Pool 1 Properties, upon (i) prepayment of a release price equal to 115% of the allocated loan amount of the property being released, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, and (ii) satisfaction of certain conditions, including but not limited to (a) the debt service coverage ratio and debt yield of the remaining properties after the release must be at least equal to the greater of the debt service coverage ratio and debt yield as of the origination date, and the debt service coverage ratio and debt yield immediately preceding the release, (b) the loan-to-value ratio of the remaining properties after the release must be no greater than the lesser of the loan-to-value ratio as of the origination date and the loan-to-value ratio immediately preceding the release, and (c) satisfaction of REMIC related conditions.

Terrorism Insurance. The borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the TCC Pool 1 Properties together with 12 months of business income insurance with a six-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) (i) is in effect and (ii) continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus

A-3-91

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

A-3-92

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

A-3-93

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

President George Bush Tpke.
Baylor Scott & White - The Heart Hospital - Plano
PLANO
Dallas North Tollway
Katie Jackson Park
COLLIN COUNTY
The Arbors on Preston Road
Frankford Rd
Far North Dallas
Preston Rd
Campbell Rd
Hillcrest Rd
Coit Rd
McCallum Blvd
Preston Trail Golf Club
Bent Tree Country Club
Knoll Trail Dr
Addison Rd
Campbell Rd
Campbell Green Park
Westgrove Dr
Cavanaugh Flight Museum
Quorum Dr
Keller Springs Rd
Kelly Blvd
Carrollton
Addison Airport
Addison Circle
The Clubs of Prestonwood The Creek
DALLAS COUNTY
Arapaho Rd
Columbian Country Club of Dallas
Millennium Tower
The Colonnade
Spectrum Centre
Belt Line Rd
Spring Creek Village
Addison Town Center
Addison
Addison Walk
Village on the Parkway
Pepper Square
Fretz Park
Oakbrook Pkwy
Inwood Rd
Noel Rd
Montfort Dr
Marsh Ln
Midway Rd
International Plaza II
14221 North Dallas Parkway
Dallas, TX 75254
Alfred J. Loos Stadium and Sports Complex
Spring Valley Rd
Brookhaven Country Club
Brookhaven Club Dr
Farmers Branch
Copart Tower
Galleria North
Two Galleria Tower
Northwood Country Club
Alpha Rd
Webb Chapel Rd
Dallas College Brookhaven Campus
Dallas Galleria
Dallas Midtown (Under Construction)
Pinnacle Tower
LBJ Frwy
Valley View Ln
Lincoln Centre
Preston Valley Shopping Ctr.
North Dallas
Anderson Bonner Park
DALLAS
Dallas-Ft. Worth Intl. Airport 12 miles
Dallas Medical Center
Medical City Dallas Hospital
Preston Forest Square
Market at Preston Forest
Forest Ln
Preston Forest Village
Preston Forest Shopping Ctr.
Central Expwy
Northaven Rd
Preston Hollow
Preston Royal
Royal Ln
Downtown Dallas 8 miles
Lewisville
Allen
Lucas
Plano
Flower Mound
Carrollton
Wylie
Coppell
Addison
Farmers Branch
Richardson
Sachse
Garland
Rowlett
Irving
DALLAS
Mesquite
Grand Prairie
Balch Springs
Duncanville
Seagoville
Cedar Hill
DeSoto
Lancaster
Wilmer
Combine
Midlothian
Ovilla
Red Oak

A-3-94

No. 10 – International Plaza II

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$25,000,000		Location:	Dallas, TX
	Cut-off Date Balance(1):	$25,000,000		Size:	388,430 SF
	% of Initial Pool Balance:	3.0%		Cut-off Date Balance Per SF(1):	$201.65
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$201.65
	Borrower Sponsor:	Shorenstein Investment Advisors		Year Built/Renovated:	2000 / 2020
	Guarantors:	Shorenstein Realty Investors Fourteen-A, L.P., Shorenstein Realty Investors Fourteen-B, L.P. and Shorenstein Realty Investors Fourteen-C, L.P.		Title Vesting:	Fee
	Mortgage Rate:	7.4300%		Property Manager:	Shorenstein Realty Services L.P.
	Note Date:	September 13, 2024		Current Occupancy (As of)(2):	93.5% (8/2/2024)
	Seasoning:	0 months		YE 2023 Occupancy(2):	84.7%
	Maturity Date:	October 1, 2029		YE 2022 Occupancy(2):	67.8%
	IO Period:	60 months		YE 2021 Occupancy(2):	40.0%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$124,200,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$319.75
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	August 19, 2024
	Call Protection:	L(24),YM1(30),O(6)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (6/30/2024)(2):	$8,904,501
	Additional Debt Type (Balance) (1):	Pari Passu ($53,325,000)		YE 2023 NOI(2):	$6,373,807
				YE 2022 NOI(2):	$5,777,003
				YE 2021 NOI(2):	($571,647)
				U/W Revenues:	$18,664,795
Escrows and Reserves				U/W Expenses:	$7,725,641
	Initial	Monthly	Cap	U/W NOI(2):	$10,939,154
Taxes:	$1,750,081	$171,577	NAP	U/W NCF:	$10,473,038
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.85x / 1.77x
Replacement Reserve:	$8,092	$8,092	$291,322	U/W Debt Yield based on NOI/NCF(1):	14.0% / 13.4%
TI/LC Reserve:	$16,185	$16,185	$582,645	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.0% / 13.4%
Free Rent Reserve:	$1,714,536	$0	NAP	Cut-off Date LTV Ratio(1):	63.1%
Outstanding TI Reserve	$480,748	$0	NAP	LTV Ratio at Maturity(1):	63.1%

Sources and Uses
Sources			Uses
Whole Loan Amount	$78,325,000	62.1%	Purchase Price(3)	$120,500,000	95.5%
Cash Equity Contribution(3)	47,901,898	37.9	Reserves	3,969,642	3.1
			Closing Costs	1,757,256	1.4
Total Sources	$126,226,898	100.0%	Total Uses	$126,226,898	100.0%
(1)	The International Plaza II Mortgage Loan (as defined below) is part of the International Plaza II Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $78,325,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the International Plaza II Whole Loan.
(2)	The increase from YE 2021 NOI and YE 2021 Occupancy through U/W NOI and Current Occupancy is primarily attributable to disruption related to a renovation and subsequent lease up thereafter.
(3)	Purchase Price and Cash Equity Contribution are inclusive of certain prorations and seller credits for outstanding obligations, accrued expenses and prepaid rents.

The Mortgage Loan. The tenth largest mortgage loan (the “International Plaza II Mortgage Loan”) is part of a whole loan evidenced by three pari passu promissory notes in the aggregate original principal amount of $78,325,000 (the “International Plaza II Whole Loan”). The International Plaza II Whole Loan was co-originated by JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA, which has since transferred its note to an affiliate, Goldman Sachs Mortgage Company (“GSMC”) on September 13, 2024. The International Plaza II Whole Loan is secured by a first priority fee mortgage encumbering a 388,430 SF Class A office property located in Dallas, Texas (the “International Plaza II Property”).

A-3-95

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

The International Plaza II Mortgage Loan is evidenced by the controlling Note A-1 with an original principal amount of $25,000,000. The remaining, non-controlling promissory notes comprising the International Plaza II Whole Loan are summarized in the below table. International Plaza II Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR10 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans,” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BANK5 2024-5YR10	Yes
A-2(1)	$21,995,000	$21,995,000	JPMCB	No
A-3(1)	$31,330,000	$31,330,000	GSMC	No
Total	$78,325,000	$78,325,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Borrowers and the Borrower Sponsor. The borrowers are IP2 Owner, L.P. and IP2 TRS, L.P., each a Delaware limited partnership and single purpose entity with one independent director. The borrower sponsor is Shorenstein Investment Advisors and the non-recourse carveout guarantors are Shorenstein Realty Investors Fourteen-A, L.P., Shorenstein Realty Investors Fourteen-B, L.P. and Shorenstein Realty Investors Fourteen-C, L.P.

Shorenstein Investment Advisors is a fully integrated real estate investment company founded in 1992 and headquartered in San Francisco, California. As of year-end 2023, Shorenstein Investment Advisors had acquired approximately $19.0 billion worth of real estate assets and managed approximately 14.5 million square feet of space. Shorenstein Investment Advisors portfolio spans across the United States with properties located in California, New York, Pennsylvania, Oregon and Texas, among other states. Shorenstein Investment Advisors portfolio includes 40 properties (approximately 16.0 million square feet) which are LEED certified and 66 properties (approximately 21.3 million square feet) which are energy star benchmarked.

The Property. The International Plaza II Property is a 388,430 square foot, 15 story, Class A office building located in Dallas, Texas. Built in 2000, the International Plaza II Property represents one of three towers that comprise International Plaza, an approximately 1.1 million square foot office park. The International Plaza is considered Cawley Partners’ signature development and among the best Class A buildings available in the lower Tollway. Amenities at the International Plaza II Property include a lobby area, café and executive conference center on the first floor, a fitness center on the second floor and a food hall as well as a collaboration lounge and game area on the third floor. The International Plaza II Property sits in an amenity rich environment, with over 32 hotels, over 200 restaurants and over 300 retail stores within one mile of the International Plaza II Property. Moreover, the International Plaza II Property sits approximately 13 miles away from Frisco, approximately 13 miles away from the Dallas central business district, approximately 3 miles away from the Addison Airport, approximately 9 miles away from the Dallas Love Field Airport and approximately 16 miles away from the Dallas Fort Worth International Airport.

Prior to vacating in 2018, J.P. Morgan occupied both the International Plaza II Property and the adjacent building, International Plaza I. Taconic Investments, the prior owner, purchased both properties in April of 2018, invested in renovations and subsequently leased up the International Plaza II to 93.5% occupied by six different tenants as of August 2, 2024. Since the prior owner acquired the International Plaza II Property in 2018, both the International Plaza II Property and International Plaza I have undergone an approximately $23.3 million renovation. The renovation included functional improvements such as upgrades to the security system as well as the implementation of new amenities such as a new fitness center, conference center, café and coffee bar. Concurrently with this renovation, the Lake House Pavilion, a 68,760 SF outdoor collaboration environment for the office tower users, was developed. The Lake House Pavilion features a coffee bar, indoor and outdoor seating and meeting/huddle space, all connected to a large water feature that acts as a buffer and sets the campus apart from Dallas Parkway. The International Plaza II Property also has a parking ratio of 4.5 spaces per 1,000 SF.

As of August 2, 2024, the International Plaza II Property was 93.5% leased to six tenants with a weighted average lease term of approximately 13.39 years. Additionally, there are no tenants that roll during the term of the International Plaza II Mortgage Loan and only one tenant, Forvis, LLP, with a termination option, available in 2032. The largest tenant by SF at the International Plaza II Property, Trinity Industries, Inc. (“Trinity Industries”), signed a 16 year lease at the International Plaza II Property in February of 2021 and utilizes the space as its company headquarters. Additionally, all tenant leases were executed post COVID-19 pandemic, beginning in February of 2021. Several tenants have also invested additional capital expenditures towards the build out of their space, with Interstate Batteries, Inc. contributing approximately $5 million, IMA Financial Group, Inc. contributing approximately $1.2 million, Freeman Holdings, LLC contributing approximately $4.0 million and Forvis, LLP contributing approximately $1.8 million.

Major Tenants.

Trinity Industries, Inc. (155,200 square feet, 40.0% of net rentable area, 41.7% of underwritten rent). Trinity Industries has been providing railcar products and services across North America for over 85 years. Trinity Industries has a unique platform that is able to provide a single source for rail transportation solutions that help in the optimization of usage of railcar equipment and enhances the value-proposition of the rail modal supply chain for its customers. Trinity Industries operates their rail-related products and services under the name TrinityRail. Trinity Industries is a top five railcar leasing company and has approximately 109,365 railcars under ownership with an additional 34,305 railcars owned by investors. Moreover, Trinity Industries is a leading railcar manufacturer, with 37% of industry deliveries in 2023. As of the second quarter of 2024, Trinity Industries generated approximately $841 million in revenue, representing a 16.0% increase year over year. Similarly, as of June 30, 2024, Trinity Industries had liquidity of approximately

A-3-96

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

$985 million. At the International Plaza II Property, Trinity Industries has a lease expiration in January 2037, with two, five year extension options and no termination options.

Interstate Batteries, Inc. (77,435 square feet, 19.9% of net rentable area, 20.8% of underwritten rent). Founded in 1952, Interstate Batteries, Inc. (“Interstate Batteries”) is a privately owned corporation that focuses on providing reliable and innovative battery solutions to a wide array of battery needs, including cars, trucks, golf carts and industrial machinery. Interstate Batteries has been the technician’s choice nine years and is powered by a distribution network of 300 wholesale warehouses, which is supported by over 150,000 dealers around the world as well as 200 franchise stores. Since inception, Interstate Batteries has sold over 500 million batteries, including 19 million in 2021. Interstate Batteries has a lease expiration in June 30, 2033, with two, five year extension options and no termination options.

Freeman Holding, LLC (65,684 square feet, 16.9% of net rentable area, 18.5% of underwritten rent). Freeman Holding, LLC (“Freeman Holding, LLC”) is a global event solutions company that has offices in 90 locations throughout the U.S. and Canada, and is headquartered in Dallas, Texas. Freeman Holding focuses on creating and delivering innovative brand experiences and event services backed by a 100-year track record of success and reliability. Specifically, Freeman Holding focuses on event production, audiovisual solutions, exhibit designs, event technology and logistics management. Annually, Freeman Holding produces nearly 4,000 expositions and over 10,000 other events. Freeman Holding has a lease expiration in October 31, 2035, with two, five year extension options and no termination options.

The following table presents certain information relating to the tenancy at the International Plaza II Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Trinity Industries, Inc.	Ba2/BB/BB+	155,200	40.0%	$30.47	$4,728,944	41.7%	1/31/2037	2 x 5yr	N
Interstate Batteries, Inc.	NR/NR/NR	77,435	19.9%	$30.50	$2,361,768	20.8%	6/30/2033	2 x 5yr	N
Freeman Holding, LLC	NR/NR/NR	65,684	16.9%	$32.00	$2,101,888	18.5%	10/31/2035	2 x 5yr	N
Forvis, LLP(2)	NR/NR/NR	30,650	7.9%	$35.00	$1,072,750	9.5%	1/31/2035	2 x 5yr	Y
IMA Financial Group, Inc.	NR/NR/NR	30,650	7.9%	$31.00	$950,150	8.4%	6/30/2033	1 x 5yr	N
VisionPoint Advisory Group(3)	NR/NR/NR	3,397	0.9%	$40.00	$135,880	1.2%	1/31/2032	1 x 5yr	N
Total Major Tenants		363,016	93.5%	$31.27	$11,351,380	100.0%

Vacant Space		25,414	6.5%

Collateral Total		388,430	100.0%

(1)	Based on the underwritten rent roll dated August 2, 2024 and is inclusive of contractual rent steps through August 1, 2025.
(2)	Forvis, LLP has (a) a one-time right to terminate its lease in January 2032 with written notice by no later than January 2031 and the payment of a termination fee equal to the sum of three full calendar months of gross rent at the rate payable immediately following the termination effective date, and (b) benefits from four months of free rent upon its lease commencement in October 2024.
(3)	VisionPoint Advisory Group benefits from six months of free rent through January 2025.

A-3-97

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

The following table presents certain information relating to the lease rollover schedule at the International Plaza II Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	1	3,397	0.9%	3,397	0.9%	$135,880	1.2%	$40.00
2033	2	108,085	27.8%	111,482	28.7%	$3,311,918	29.2%	$30.64
2034	0	0	0.0%	111,482	28.7%	$0	0.0%	$0.00
2035 & Beyond	3	251,534	64.8%	363,016	93.5%	$7,903,582	69.6%	$31.42
Vacant	0	25,414	6.5%	388,430	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	6	388,430	100.0%			$11,351,380	100.0%	$31.27
(1)	Based on the underwritten rent roll dated August 2, 2024 and is inclusive of contractual rent steps through August 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the International Plaza II Property:

Historical Occupancy

12/31/2021(1)	12/31/2022(1)	12/31/2023(1)	8/2/2024(1)(2)
40.0%	67.8%	84.7%	93.5%
(1)	The increase in historical occupancy is primarily attributable to disruption related to a renovation and subsequent lease up thereafter.
(2)	Based on the underwritten rent roll dated August 2, 2024 and is inclusive of contractual rent steps through August 1, 2025.

A-3-98

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the International Plaza II Property:

Cash Flow Analysis

	2021(1)	2022(1)	2023(1)	TTM 6/30/2024(1)	U/W(1)(2)	%(3)	U/W $ per SF
Rents in Place	$3,468,930	$7,162,999	$8,690,902	$9,860,383	$11,351,380	57.7%	$29.22
Gross-Up Vacant Rent	0	0	0	0	1,030,520	5.2	2.65
Gross Potential Rent	$3,468,930	$7,162,999	$8,690,902	$9,860,383	$12,381,900	62.9%	31.88
Total Reimbursements	2,044,490	3,586,476	5,267,521	6,591,033	7,305,777	37.1	18.81
Gross Potential Income	$5,513,420	$10,749,475	$13,958,423	$16,451,416	$19,687,677	100.0%	50.69
Parking/Other Rental	22,494	14,997	19,220	19,740	7,638	0.0	0.02
Less Vacancy & Credit Loss	0	0	0	0	(1,030,520)	(5.2)	(2.65)
Effective Gross Income	$5,535,914	$10,764,472	$13,977,644	$16,471,156	$18,664,795	94.8%	48.05

Real Estate Taxes	1,751,260	1,254,312	2,251,747	1,949,866	2,058,918	11.0	5.30
Insurance	162,004	153,621	139,182	223,359	175,000	0.9	0.45
Management Fee	30,000	80,522	497,519	461,652	559,944	3.0	1.44
Other Operating Expenses	4,164,297	3,499,014	4,715,389	4,931,778	4,931,778	26.4	12.70
Total Expenses	$6,107,561	$4,987,469	$7,603,837	$7,566,655	$7,725,641	41.4%	19.89

Net Operating Income	($571,647)	$5,777,003	$6,373,807	$8,904,501	$10,939,154	58.6%	28.16
Replacement Reserves	0	0	0	0	77,686	0.4	0.20
TI/LC	0	0	0	0	388,430	2.1	1.00
Net Cash Flow	($571,647)	$5,777,003	$6,373,807	$8,904,501	$10,473,038	56.1%	$26.96

NOI DSCR(4)	(0.10x)	0.98x	1.08x	1.51x	1.85x
NCF DSCR(4)	(0.10x)	0.98x	1.08x	1.51x	1.77x
NOI Debt Yield(4)	(0.7%)	7.4%	8.1%	11.4%	14.0%
NCF Debt Yield(4)	(0.7%)	7.4%	8.1%	11.4%	13.4%
(1)	The increase in Net Operating Income occupancy is primarily attributable to disruption related to a renovation and subsequent lease up thereafter.
(2)	Based on the underwritten rent roll dated August 2, 2024 and is inclusive of contractual rent steps through August 1, 2025.
(3)	Represents (i) percent of Gross Potential Income for all revenue fields, (ii) percent of Gross Potential Income for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	DSCR and Debt Yields are based on the International Plaza II Whole Loan.

Appraisal. The appraisal concluded to an “as-is” value for the International Plaza II Property of $124,200,000 as of August 19, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 10, 2024, there was no evidence of any recognized environmental conditions at the International Plaza II Property.

Market Overview and Competition. The International Plaza II Property is located in Dallas, Texas and within the Dallas-Plano-Irving Statistical Area (“Dallas MSA”). According to the appraisal, the Dallas MSA is projected to outperform the national region metros in six of eight performance categories over the next five years, including in gross metro product, total unemployment, unemployment rate, personal income growth, population and multifamily permits. The three largest represented industries within the broader Dallas-Fort Worth-Arlington Statistical Area (“Dallas TX MSA”) are the services industry, finance/insurance/real estate industry and the retail trade industry, which combined, account for an approximately 74.9% of the labor force. Furthermore, the largest employers within the Dallas MSA include Walmart Inc., UT Southwestern Medical Center, Baylor Scott & White Health, Lockheed Martin and AT&T. Driven by a lower cost of doing business as well as a well-developed transportation network, numerous large employers have either relocated to or expanded in Dallas, including Toyota, AT&T, Texas Instruments, defense manufacturers, airlines, major banks and others. Consequently, the appraisal also notes that there has also been a significant influx of young professionals, and the presence of a highly educated workforce has further attracted more business relocations. Over the longer term, above-average population growth and the concentration of corporate headquarters, technology businesses and financial services will contribute to an above-average performance. The appraisal notes that the International Plaza II Property is in proximity of Interstate Highway 35E, which provides for easy access to most parts of the Dallas MSA.

A-3-99

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

In addition, the International Plaza II Property is about a twenty minute drive away from the Dallas Fort Worth International Airport and is also proximate to a large concentration of commercial activity. The International Plaza II Property is further located within the Quorum/Bent Tree submarket. According to the appraisal, as of the second quarter of 2024, the Quorum/Bent Tree office submarket had 25,722,114 SF of inventory, an occupancy rate of 78.6% and asking rent of $28.19 PSF. As of the second quarter of 2024, the broader Dallas TX MSA office market had 426,391,121 SF of inventory, an occupancy rate of 81.9% and asking rent of $30.38 PSF. Moreover, absorption for the last 12 months was flat for both the overall market area and at the submarket level and the overall market area and submarket have been stable with respect to occupancy over the past year.

According to the appraisal, the 2024 population and average household income within a one-, three- and five-mile radius of the International Plaza II Property was 24,075, 125,307, 380,647 and $88,399, $131,800, and $128,322, respectively. Between 2010 and 2024, the population within a one-, three- and five-mile radius increased by approximately 31.8%, 14.3% and 8.6%, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusions for the International Plaza II Property:

Market Rent Summary

Office
Market Rent (PSF)	$32.00
Lease Term (Months)	125
Lease Type	NNN
Escalations	2.0%/Year
Tenant Improvements (New/Renewal)	$40/$10
Leasing Commissions (New/Renewal)	4.5%/2.5%
Free Rent (Months)	5
Source:	Appraisal.

The following table summarizes the comparable office leases in the surrounding market:

Comparable Office Leases

Property	Year Built/Renovated	Tenant Name	Lease Start Date	Term (Months)	Lease Type	Tenant Size (SF)	Base Rent PSF
International Plaza II(1) Dallas, TX	2000/2020	Trinity Industries	Feb-21	192	Net	155,200	$30.47
Tower 909 Irving, TX	1988 / 2013	Schachter Harris LLP	Jan-23	33	NNN	2,987	$23.00
International Plaza III Dallas, TX	2001 / 2020	Ryan Companies	Dec-24	65	NNN	12,501	$33.00
Legacy Place 1 Plano, TX	1998 / NAP	RXO Capacity Solutions	Jun-23	63	NNN	13,496	$30.88
Colonnade Three Addison, TX	1998 / 2020	Hilton Worldwide	Jan-25	60	NNN	51,126	$29.00
Millenium Tower Addison, TX	1999 / NAP	Undisclosed	Apr-24	60	NNN	2,387	$28.00
Source:	Appraisal.
(1)	Information is based on the underwritten rent roll dated August 2, 2024.

A-3-100

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

The table below presents certain information relating to comparable sales pertaining to the International Plaza II Property identified by the appraiser:

Comparable Sales

Property	Year Built/Renovated	Size (SF)		Occupancy	Sale Date	Sale Price	Sale Price (PSF)
International Plaza II(1) Dallas, TX	2000/2020	388,430	(1)	93.5%(1)	Sep-24	$120,500,000	$310.22
777 Post Oak Houston, TX	1973/2024	176,779		70%	Mar-24	$25,000,000	$237.02
Barton Skyway Austin, TX	2001/NAP	173,302		84%	Aug-23	$53,300,000	$310.73
Saint Paul Place Dallas, TX	1983/2017	273,217		64%	Mar-23	$72,666,667	$304.47
The Plaza at Legacy Plano, TX	2001/2021	228,300		81%	Dec-22	$62,930,000	$317.48
Pyramids at Park Lane Dallas, TX	1999/NAP	291,389		87%	Oct-22	$103,025,086	$353.57
Source:	Appraisal.
(1)	Information is based on the underwritten rent roll dated August 2, 2024.

Escrows and Reserves.

Tax Escrows – On the loan origination date, the borrowers were required to make an upfront deposit of $1,750,081 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the mortgage lender estimates will be payable during the next twelve months (initially estimated to be $171,577).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the mortgage lender estimates will be payable for the renewal of the insurance coverage; provided, however, that such monthly reserves for insurance premiums will not be required so long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the International Plaza II Property is included in a blanket policy approved by the lender in its reasonable discretion.

Replacement Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $8,092 into a reserve for replacement reserves. In addition, the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to $8,092. The replacement reserve is subject to a cap of $291,322.

TI/LC Reserves – On the loan origination date, the borrowers were required to make an upfront deposit of $16,185 into a reserve for TI/LC reserves. In addition, the borrowers are required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $16,185. The TI/LC reserve is subject to a cap of $582,645.

Free Rent Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $1,714,536 into a reserve for free rent, primarily associated with four months of concessions for the Forvis, LLP and VisionPoint Advisory Group tenants and one month of prepayment from Trinity Industries.

Lease Sweep Reserve - On each Due Date during a Lease Sweep Period (as defined below), (a) all excess cash flow in the cash management account and (b) all sums paid with respect to any rejection, termination, surrender or cancellation of any Lease Sweep Lease, will be required to be paid to the lender, which amounts will be held by Lender as additional security for the Loan in an account.

Outstanding TI Reserve - On the loan origination date, the borrowers were required to make an upfront deposit of $480,748 into a reserve for outstanding TIs, primarily associated with Forvis, LLP and VisionPoint Advisory Group.

Lockbox and Cash Management. The International Plaza II Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such lockbox account within one business day after receipt. If no Cash Sweep Period is continuing, all funds in the lockbox account will be swept each business day to the borrower’s operating account. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account and applied in accordance with the International Plaza II Whole Loan documents. During the continuance of a Cash Sweep Period, any excess cash is required to be deposited into an excess cash flow reserve account to be held as additional security for the International Plaza II Whole Loan in accordance with the International Plaza II Whole Loan documents. During the continuance of an event of default or any bankruptcy action of a borrower or manager, all funds in the cash management account may be applied by the lender in such order and priority as the lender determines. Upon payment in full of the debt, all sums remaining on deposit in the excess cash flow reserve account will be disbursed to the borrower.

A “Cash Sweep Period” means the period commencing upon (i) an event of default, (ii) any bankruptcy action of a borrower or manager, (iii) a debt service coverage ratio falling below 1.20x based on the trailing 12-month period immediately preceding the date of such determination, (iv) the commencement of a Lease Sweep Period (as defined below). A Cash Sweep Event will be cured with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and the lender may reject or accept in its sole and absolute discretion), with respect to clause (ii) above, if the borrower replaces the manager with a qualified manager with respect to such clause, with respect to clause (iii) above, upon the achievement of a debt

A-3-101

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

service coverage ratio of 1.20x for one quarter based upon the trailing twelve month period immediately preceding the date of determination, and with respect to clause (iv) above, upon the end of such Lease Sweep Period; provided, however, among other additional conditions, no event of default has occurred and is continuing and in no event may the borrowers be entitled to cure a Cash Sweep Period caused by a bankruptcy action of the borrowers.

A “Lease Sweep Period” means the period (a) commencing on the first due date following the occurrence of any of the following: (i) other than in connection with a tenant having “gone dark” as the result of a pandemic and related governmental restrictions or a restoration of its premises in accordance with the International Plaza II Whole Loan documents, the date that any tenant under the lease related to Trinity Industries or any replacement there of (the “Lease Sweep Lease”) goes dark in more than 50% of its leased space (the “Lease Sweep Space”) at the International Plaza II Property for six consecutive months or gives written notice that it intends to go dark more than 50% of its Lease Sweep Space at the International Plaza II Property; (ii) Trinity Industries lists for sublease with a third party brokerage firm more than two floors of its Lease Sweep Space (each floor a “Listed Sublease Floor”) (iii) upon and during a monetary default under a Lease Sweep Lease by the tenant thereunder; (iv) the occurrence of an insolvency event or proceedings or a similar event with respect to the tenant or its direct or indirect parent company (if any) (the “Lease Sweep Tenant Party”) under the Lease Sweep Lease (each, a “Lease Sweep Tenant Party Insolvency Proceeding”); or (v) the date that a Lease Sweep Lease is terminated or the tenant thereunder gives a termination notice; and (b) ending upon the first to occur of the following: (i) in the case of clause (a)(i) above, at least 50% of the Lease Sweep Space is re-occupied through (A) the tenant under the Lease Sweep Lease re-entering the Lease Sweep Space, (B) a qualifying sublease, or (C) the borrower terminating the Lease Sweep Lease and entering into a new qualifying lease (a “Qualified Lease”); (ii) in the case of clause (a)(ii) above, (A) Trinity Industries terminates the subject sublease listing and the borrower delivers a tenant estoppel certificate for such Lease Sweep Space reflecting such occupancy or (B) Trinity Industries has entered into one or more qualifying subleases so that there are not more than two remaining Listed Sublease Floors and such subtenant has taken occupancy of such subleased space and the borrower delivers a tenant estoppel certificate for such Lease Sweep Space; (iii) in the case of clause (a)(iii) above, (A) the date on which the subject monetary default has been cured or (B) the Lease Sweep Lease is terminated and the Lease Sweep Space is leased pursuant to one or more Qualified Leases, and sufficient funds have been accumulated in a reserve account related to the Lease Sweep Event (the “Lease Sweep Account”) (during the continuance of the subject Lease Sweep Period) to cover all anticipated expenses, including, without limitation, leasing expenses and free rent periods; (iv) in the case of clause (a)(iv) above, (A) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned, (B) the applicable Lease Sweep Lease has been assumed and assigned to a third party, or (C) the Lease Sweep Lease is terminated and the Lease Sweep Space is leased pursuant to one or more Qualified Leases, and sufficient funds have been accumulated in the Lease Sweep Account (during the continuance of the subject Lease Sweep Period) to cover all anticipated expenses, including, without limitation, leasing expenses and free rent periods; and (v) in the case of clause (a)(v) above, the Lease Sweep Space is leased pursuant to one or more Qualified Leases, and sufficient funds have been accumulated in the Lease Sweep Account (during the continuance of the subject Lease Sweep Period) to cover all anticipated expenses, including, without limitation, leasing expenses and free rent periods.

Property Management. The International Plaza II Property is managed by Shorenstein Realty Services L.P.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

A-3-102

No. 11 – Whispering Palms MHC
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype(2):	Manufactured Housing – Manufactured Housing/RV Park
	Original Principal Balance:	$25,000,000		Location:	Sebastian, FL
	Cut-off Date Balance:	$25,000,000		Size(2):	569 Pads
	% of Initial Pool Balance:	3.0%		Cut-off Date Balance Per Pad:	$43,937
	Loan Purpose:	Refinance		Maturity Date Balance Per Pad:	$43,937
	Borrower Sponsor:	Julio C. Jaramillo		Year Built/Renovated:	1967/NAP
	Guarantor:	Evergreen Communities, LLC		Title Vesting:	Fee
	Mortgage Rate:	6.6360%		Property Manager:	Evergreen Communities, LLC (borrower-related)
	Note Date:	August 22, 2024		Current Occupancy (As of)(3):	73.8% (8/1/2024)
	Seasoning:	1 month		12/31/2023 Occupancy(3):	N/A
	Maturity Date:	September 1, 2029		12/31/2022 Occupancy(3):	N/A
	IO Period:	60 months		12/31/2021 Occupancy(3):	N/A
	Loan Term (Original):	60 months		As-Is Appraised Value(4):	$52,100,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per Pad:	$91,564
	Loan Amortization Type:	Interest only		As-Is Appraisal Valuation Date:	July 5, 2024
	Call Protection:	L(25),D(28),O(7)		Underwriting and Financial Information
	Lockbox Type:	Springing/Springing Cash Management		TTM 6/30/2024 NOI:	$2,436,973
	Additional Debt:	No		TTM 12/31/2023 NOI:	$2,309,227
	Additional Debt Type (Balance):	NAP		TTM 12/31/2022 NOI:	$2,071,636
				TTM 12/31/2021 NOI:	$1,842,250
				U/W Revenues:	$3,574,850
				U/W Expenses:	$1,112,445
Escrows and Reserves				U/W NOI:	$2,462,405
	Initial	Monthly	Cap	U/W NCF:	$2,433,955
Taxes:	$185,983	$16,908	NAP	U/W DSCR based on NOI/NCF:	1.46x/1.45x
Insurance:	$25,838	$8,613	NAP	U/W Debt Yield based on NOI/NCF:	9.8%/9.7%
Replacement Reserve:	$0	$2,371	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.8%/9.7%
Deferred Maintenance:	$15,625	$0	NAP	Cut-off Date LTV Ratio:	48.0%
Infiltration Reserve(1):	$345,250	$7,604	NAP	LTV Ratio at Maturity:	48.0%

Sources and Uses
Sources			Uses
Loan Amount	$25,000,000	100.0%	Return of Equity	$12,492,643	50.0%
			Loan Payoff	11,351,823	45.4
			Closing Costs	582,838	2.3
			Upfront Reserves	572,696	2.3
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%
(1)	The borrower for the Whispering Palms MHC Mortgage Loan (as defined below) received a notice of violation from Indian River County on February 6, 2017 for infiltration into the county sewer system for the Whispering Palms MHC Property (as defined below). According to the borrower, they have spent approximately $1.5 million between 2018-2020 to repair any potential sources of infiltration. Nonetheless, the Whispering Palms MHC Property has been assessed for violations totaling $345,250 (through August 31, 2024) for the infiltration and continues to accrue fines in the amount of $250/day. The borrower is currently working with Indian River County in conjunction with a local attorney in order to bring the violations to compliance and have the fees removed, given the extensive work completed to address the infiltration issues and lack of actual infiltration occurring during the trailing-12 month period. At closing, the borrower deposited an upfront escrow in the amount of $345,250, which is equal to the current penalty through August 31, 2024. The upfront amount will remain in escrow until borrower is able to resolve the payoff amount and infiltration issue with the county. The borrower will also deposit $7,604 per month to address the ongoing fines in the amount of approximately $91,250 per year ($250/day).
(2)	The Whispering Palms MHC Property is comprised of 267 mobile homes sites (46.9% of total) and 302 RV sites (53.1% of total). See “The Property” section below.
(3)	Due to the transient nature of the RV sites at the Whispering Palms MHC Property and the adjustment between site types at the Whispering Palms MHC Property to optimize cash flows and cater to guest demand, the borrower was not able to supply historical occupancy of the transient RV spots. The current occupancy includes 3.9% vacancy for the 267 mobile homes sites and 22.3% vacancy for the RV sites. See “The Property” section below for additional discussion on occupancy.
(4)	The appraiser also concluded a land value of $20,100,000, which would result in a loan to land value ratio of 124.4%.

The Mortgage Loan. The eleventh largest mortgage loan (the “Whispering Palms MHC Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,000,000 and secured by a first priority fee mortgage encumbering a 569-pad manufactured housing community located in Sebastian, Florida (the “Whispering Palms MHC Property”).

A-3-103

Manufactured Housing –	Loan #11	Cut-off Date Balance:	$25,000,000
Manufactured Housing/RV Park	Whispering Palms MHC	Cut-off Date LTV:	48.0%
10305 U.S. Highway 1		U/W NCF DSCR:	1.45x
Sebastian, FL 32958		U/W NOI Debt Yield:	9.8%

The Borrower and Borrower Sponsor. The borrower is Whispering Palms MHC, LLC, a Florida limited liability company with one independent director. The borrower sponsor is Julio C. Jaramillo and the non-recourse carveout guarantor is Evergreen Communities, LLC.

Evergreen Communities, LLC (“Evergreen”) was founded in 1999 by Julio C. Jaramillo as a privately held company that owns and operates manufactured housing and RV communities throughout the United States. Evergreen currently operates 27 communities in 12 states, comprised of more than 4,000 home sites. Evergreen’s management team has more than 75 years of collective experience in the manufactured housing industry.

The Property. The Whispering Palms MHC Property is an age-restricted (55+) manufactured housing community located in Sebastian, FL. The Whispering Palms MHC Property was developed in 1967 on a 72.14-acre site along the Indian River. The Whispering Palms MHC Property has 569 home sites, consisting of 267 mobile homes sites (46.9% of total sites) and 302 RV sites (53.1% of total sites). There are 19 park-owned homes at the Whispering Palms MHC Property (only pad rent from the park-owned home sites is included in the underwritten income).

Sebastian, FL is a premier fishing and surfing destination on Florida's Atlantic Coast offering recreational demand to the area. The Whispering Palms MHC Property also benefits from its accessibility to Vero Beach, Palm Bay, and Fort Pierce and Port St. Lucie. The Whispering Palms MHC Property is situated along the Indian River Lagoon, which contains five state parks, four federal wildlife refuges, and a national seashore. In addition to these nearby activities and attractions, the Whispering Palms MHC Property has easy access to daily conveniences including Publix Supermarket, The UPS Store, Walgreens and Truist Bank within walking distance as well as access to nine large retail centers within a 7-mile drive.

The borrower sponsor acquired the Whispering Palms MHC Property in 2003 and since 2019, have spent approximately $1.94 million on various capital improvements including sewer and stormwater system repairs and improvements, asphalt repaving and sealing, pool remodeling, tennis court resurfacing, electrical upgrades, and other various improvements. The Whispering Palms MHC Property features asphalt paved streets, a 3,100 SF recreation hall, clubhouse, two laundry facilities, public showers, two pools, billiards, shuffleboard, putting green, gazebo, BBQ, two tennis/pickle ball courts, lake fishing and 1,178 parking spaces (2.1 spaces per homesite). Residents have individual meters for utilities and are directly billed for water, sewer and gas.

The table below shows the unit mix at the Whispering Palms MHC Property:

Unit Mix(1)

Unit Type	# of Units(2)	% Occupied(2)	Monthly Average Rent per Unit	Monthly Average Market Rent per Unit	UW GPR	% of UW GRP
Mobile Home(3)	267	91.8%	$630	$690	$2,018,520	42.7%
RV Annual(4)	69	100.0%	$625	$625	$517,500	10.9%
RV 6-6(4)	106	100.0%	$455	$455	$578,760	12.2%
RV Transient(4)	127	N/A	NAV	$1,060	$1,615,440	34.2%
Total/Wtd. Avg.	569	73.8%	$586	$717	$4,730,220	100.0%
(1)	Source: Appraisal unless otherwise stated.
(2)	Based on the borrower rent roll rated August 1, 2024.
(3)	Includes 19 park-owned homes, which were underwritten as vacant.
(4)	See description below.

Mobile Home Sites

There are a total of 267 mobile home sites at the Whispering Palms MHC Property (46.9% of the total home sites, 42.7% of the underwritten gross potential rent). There are 14 park-owned mobile homes at the Whispering Palms MHC Property, with an additional five sites that have been reserved to be converted to allow for additional park-owned homes. As of the rent roll dated August 1, 2024, the mobile home sites were 98.8% occupied, excluding the 19 park-owned homes. The borrower sponsor uses the park-owned homes as seasonal cottages to attract both new and returning guests. The park-owned homes are then offered to these guests, and others in the market, to purchase. The average tenant for the mobile home sites has been at the Whispering Palms MHC Property for more than seven years. The monthly rent for the mobile home sites is $630 per site.

RV Sites

There are a total of 302 RV sites at the Whispering Palms MHC Property (53.1% of the total home sites, 57.3% of the underwritten gross potential rent). The RV sites allow for annual tenants, 6-6 tenants, and transient tenants. There are no park-owned homes on the RV sites.

RV Annual

There are 69 annual RV sites (22.8% of the total RV sites, or 12.1% of the total home sites). The annual RV sites allow the RV owner to utilize a pad site all year round. The average tenant for the annual RV sites has been at the Whispering Palms MHC Property for

A-3-104

Manufactured Housing –	Loan #11	Cut-off Date Balance:	$25,000,000
Manufactured Housing/RV Park	Whispering Palms MHC	Cut-off Date LTV:	48.0%
10305 U.S. Highway 1		U/W NCF DSCR:	1.45x
Sebastian, FL 32958		U/W NOI Debt Yield:	9.8%

almost three years. As of the rent roll dated August 1, 2024, the annual RV sites were 100% occupied and the average monthly rent was $625 per site.

RV 6-6

There are 106 RV 6-6 sites (35.1% of the total RV sites, or 18.6% of the total home sites). The 6-6 RV sites allow the RV owner to utilize a pad site for six months out of the year and leave their RV at the Whispering Palms MHC Property unused for the remaining six months of the year. The tenants pay monthly while living onsite from October through March and then pay a lump sum due on April 1st for the storage months of April through September. The average tenant for the 6-6 RV sites has been at the Whispering Palms MHC Property for almost five years. As of the rent roll dated August 1, 2024, the 6-6 RV sites were 100% occupied and the overall average monthly rent was approximately $455 per site.

RV Transient

There are 127 RV transient sites (42.1% of the total RV sites, or 22.3% of the total home sites). The transient RV sites allow the RV owner to utilize a pad site on a daily, weekly, or monthly basis. The RV sites are booked through a third-party RV and campground booking service and the rates are based on the season, with the daily rates ranging from $77 to $101 per day, the weekly rates ranging from $465 to $606 per week, and the monthly rents ranging from $900 to $1,275 per month. The RV transient sites were underwritten as vacant.

The following table presents historical occupancy percentages at the Whispering Palms MHC Property:

Historical Occupancy(1)

2021	2022	2023	Current(2)
N/A	N/A	N/A	73.8%

(1)	Due to the transient nature of the RV spots at the Whispering Palms MHC Property and the adjustment between site types at the Whispering Palms MHC Property to optimize cash flows and cater to guest demand, the borrower was not able to supply historical occupancy of the transient RV spots.
(2)	Based on the borrower rent roll dated August 1, 2024 and includes 3.9% vacancy for the 267 mobile homes sites and 22.3% vacancy for the RV sites.

A-3-105

Manufactured Housing –	Loan #11	Cut-off Date Balance:	$25,000,000
Manufactured Housing/RV Park	Whispering Palms MHC	Cut-off Date LTV:	48.0%
10305 U.S. Highway 1		U/W NCF DSCR:	1.45x
Sebastian, FL 32958		U/W NOI Debt Yield:	9.8%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the Whispering Palms MHC Property:

Cash Flow Analysis

	2021	2022	2023	TTM 6/30/2024	Underwritten	U/W per Unit
Gross Potential Rent(1)	$2,806,633	$3,125,090	$3,336,000	$3,502,076	$4,730,220	$8,313
Concessions	($5,507)	($12,371)	($341)	$0	$0	$0
Gross Potential Income	$2,801,126	$3,112,719	$3,335,659	$3,502,076	$4,730,220	$8,313
(Vacancy)(2)	$0	$0	$0	$0	($1,228,144)	($2,158)
Other Income(3)	($29,698)	($7,569)	$57,704	$59,384	$59,384	$104
Reimbursements	$1,080	$5,425	$16,978	$13,390	$13,390	$24
Effective Gross Income	$2,772,508	$3,110,575	$3,410,341	$3,574,850	$3,574,850	$6,283

Real Estate Taxes	$182,895	$187,731	$195,949	$202,949	$195,943	$344
Insurance	$40,635	$45,317	$51,138	$53,552	$93,958	$165
Other Operating Expenses	$706,728	$805,891	$854,027	$881,376	$822,544	$1,446
Total Operating Expenses	$930,258	$1,038,939	$1,101,114	$1,137,877	$1,112,445	$1,955
Net Operating Income	$1,842,250	$2,071,636	$2,309,227	$2,436,973	$2,462,405	$4,328
Replacement Reserves	$0	$0	$0	$0	$28,450	$50
Net Cash Flow	$1,842,250	$2,071,636	$2,309,227	$2,436,973	$2,433,955	$4,278

NOI DSCR	1.10x	1.23x	1.37x	1.45x	1.46x
NCF DSCR	1.10x	1.23x	1.37x	1.45x	1.45x
NOI Debt Yield	7.4%	8.3%	9.2%	9.7%	9.8%
NCF Debt Yield	7.4%	8.3%	9.2%	9.7%	9.7%
(1)	Gross Potential Rent is based on the rent roll dated August 1, 2024 and includes rental rates of $630/month/pad for mobile homes, $625/month/pad for RV annual, $455/month/pad for RV 6-6 (based on $830/month/pad for October through March and $85/month/pad for April through September) and $1,060/month/pad for RV transient.
(2)	Underwritten Vacancy includes 5.1% vacancy for the 267 mobile homes sites and 41.5% vacancy for the RV sites. Aggregate vacancy was underwritten to 26.0%.
(3)	Other Income includes storage income, cancellations fees, laundry income and other miscellaneous income.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Whispering Palms MHC Property of $52,100,000 as of July 5, 2024. The appraiser also concluded a land value of $20,100,000, which would result in a loan to land value ratio of 124.4%.

Environmental Matters. According to the Phase I environmental report dated July 17, 2024, there was no evidence of any recognized environmental conditions at the Whispering Palms MHC Property.

Market Overview and Competition. The Whispering Palms MHC Property is located in Sebastian, Florida, within Indian River County. The Whispering Palms MHC Property is situated on U.S. Highway 1, a major local north-south corridor, and within three miles of State Route 510, a local highway that runs east-west. The Whispering Palms MHC Property can also be accessed through public transportation via the GoLine, with bus stops on U.S. Route 1 and Schumann Drive. Indian River County is bordered by the Indian River to the east and is approximately 13 miles northwest of Vero Beach. The County is connected by U.S. Route 1 to Palm Bay to the north and Fort Pierce and Port St. Lucie to the south. The largest industries include tourism along the coastline and agriculture near the Salinas River Valley. Sebastian is home to airplane manufacturer Velocity Aircraft and to Skydive Sebastian, both at the municipal airport, and has retail presence consisting of shopping centers, big-box stores, restaurants, and locally owned businesses.

According to a third party market research report, the Whispering Palms MHC Property is part of the South Manufactured Housing market and the Florida Manufactured Housing submarket, which is currently performing at a total vacancy rate of 16.0%. The current asking rent in the submarket for two- and three-bedroom apartments is $1,075 on average per unit, respectively. The estimated 2023 population within a 1-, 3- and 5-mile radius of the Whispering Palms MHC Property was 3,019, 26,892 and 39,758, respectively. The estimated 2023 average household income within the same radii was $87,435, $88,017 and $96,696, respectively.

A-3-106

Manufactured Housing –	Loan #11	Cut-off Date Balance:	$25,000,000
Manufactured Housing/RV Park	Whispering Palms MHC	Cut-off Date LTV:	48.0%
10305 U.S. Highway 1		U/W NCF DSCR:	1.45x
Sebastian, FL 32958		U/W NOI Debt Yield:	9.8%

The table below shows comparable rental properties to the Whispering Palms MHC Property:

Rental Comparables Summary(1)

Property	Location	Year Built	# Units	Average Rent	Distance from Subject (miles)	Occ. %
Whispering Palms MHC	10305 U.S. Highway 1 Sebastian, FL	1967	569	$586	-	73.8%(2)
Ranchland	2055 82nd Avenue Vero Beach, FL	1970	107	$691	10.0	83.0%
Vero Beach Kamp	8850 U.S. 1 Sebastian, FL	1972	120	$880	2.0	70.0%
River Grove MHC	8440 U.S. Highway 1 Sebastian, FL	1982	179	$740	7.1	99.0%
Encore Sunshine Travel RV	9455 108th Avenue Vero Beach, FL	1980	291	$886	6.0	90.0%
Pelican Bay	8600 U.S 1 Micco, FL	1996	216	$767	6.9	98.0%
Pelican’s Landing	11330 S Indian River Drive #28 Sebastian, FL	1975	30	$1,256	1.5	84.0%
(1)	Source: Appraisal.
(2)	Based on the borrower rent roll dated August 1, 2024 and includes 3.9% vacancy for the 267 mobile homes sites and 22.3% vacancy for the RV sites.

A-3-107

No. 12 – Topanga & Victory
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Office – CBD/Medical
	Original Principal Balance:	$23,950,000		Location:	Los Angeles, CA
	Cut-off Date Balance:	$23,950,000		Size:	165,377 SF
	% of Initial Pool Balance:	2.9%		Cut-off Date Balance Per SF:	$144.82
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$144.82
	Borrower Sponsor:	Linda Susan Toibb		Year Built/Renovated:	1964/NAP
	Guarantor:	Linda Susan Toibb and Linda Susan Toibb, As The Trustee Under HLTT		Title Vesting:	Fee
	Mortgage Rate:	6.4900%		Property Manager:	Toibb Enterprises, Inc. (borrower related)
	Note Date:	August 30, 2024		Current Occupancy (As of):	93.6% (10/1/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	92.8%
	Maturity Date:	September 11, 2029		YE 2022 Occupancy:	94.3%
	IO Period:	60 months		YE 2021 Occupancy:	95.5%
	Loan Term (Original):	60 months		YE 2020 Occupancy:	96.1%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$41,610,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$251.61
	Call Protection:	L(25),D(31),O(4)		As-Is Appraisal Valuation Date:	July 2, 2024

	Lockbox Type:	Springing/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	No		TTM NOI (6/30/2024):	$3,054,179
	Additional Debt Type (Balance):	NAP		YE 2023 NOI:	$3,077,695
				YE 2022 NOI:	$2,856,092
				YE 2021 NOI:	$2,838,270
				U/W Revenues:	$6,078,742
				U/W Expenses:	$2,732,660
Escrows and Reserves				U/W NOI:	$3,346,082
	Initial	Monthly	Cap	U/W NCF:	$3,100,631
Taxes	$205,846	$34,308	NAP	U/W DSCR based on NOI/NCF:	2.12x/1.97x
Insurance(1)	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	14.0%/12.9%
Replacement Reserves	$0	$3,532	$127,152	Cut-off Date LTV Ratio:	57.6%
TI/LC	$450,000	$20,672	$450,000	LTV Ratio at Maturity:	57.6%

Sources and Uses
Sources			Uses
Original Mortgage Loan amount	$23,950,000	100.0%	Loan Payoff	$19,370,152	80.9%
			Upfront Reserves	655,846	2.7
			Closing Costs	289,596	1.2
			Return of Equity:	3,634,407	15.2

Total Sources	$23,950,000	100.0%	Total Uses	$23,950,000	100.0%
(1)	Borrower shall not be required to make the monthly insurance deposit, provided that (i) no event of default shall have occurred and be continuing, (ii) the Policies covering the property are part of a blanket or umbrella policy, (iii) borrower provides Lender evidence of renewal of such Policies pursuant to the loan agreement, and (iv) borrower provides lender paid receipts for the payment of the insurance premiums by no later than ten Business Days prior to the expiration dates of the policies.

The Mortgage Loan. The twelfth largest mortgage loan (the “Topanga & Victory Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,950,000 and secured by a first priority fee interest in a 165,377 square foot medical and office property located in Los Angeles, CA (the “Topanga & Victory Property”).

The Borrower and Borrower Sponsor. The borrower is Topanga & Victory Partners L.P., a special purpose, bankruptcy-remote entity and a California limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Topanga & Victory Whole Loan.

The borrower sponsor of the Topanga & Victory Loan is Linda Susan Toibb and the non-recourse carveout guarantor is Linda Susan Toibb and Linda Susan Toibb, As The Trustee Under HLTT.

A-3-108

Office – CBD/Medical	Loan #12	Cut-off Date Balance:	$23,950,000
6355 Topanga Canyon Boulevard	Topanga & Victory	Cut-off Date LTV:	57.6%
Los Angeles, CA 91367		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	14.0%

Toibb Enterprises is a private equity fund that provides strategic and operating direction to numerous companies both privately and publicly held. Founded in 1990, Toibb Enterprises has owned, operated and/or developed more than three million square feet of commercial real estate including industrial, office, medical office and retail properties.

The Property. The Topanga & Victory Property is a 5-story, 165,377 square feet, multi-tenant class B office building located in Los Angeles, California. The property includes a 99,785 square foot north building (“Warner Financial Center”) with general office units and a 65,592 square foot south building (“Warner Medical Center”) with medical offices suites. Built in 1964, the property is located on a 4.98-acre site, total of 521 parking spaces resulting in a parking ratio of 3.15 spaces per 1,000 square feet. As of October 1, 2024, the Topanga & Victory Property was 93.6% occupied by 97 tenants.

Major Tenants.

Largest Tenant by UW Base Rent: Fidelity Brokerage Services. (7,450 square feet; 4.5% of net rentable area; 7.4% of underwritten base rent; 10/31/2031 lease expiration) – Fidelity Brokerage Services (“Fidelity Investment”) headquartered in Boston, Fidelity serves its customers through 216 Investor Centers in the U.S. and 14 regional sites across the globe. Fidelity’s global presence spans 11 countries across North America, Europe, Asia and Australia. Fidelity provides financial planning, advice, and educational resources to help investors. Fidelity Brokerage Services has been a tenant at Topanga & Victory since 2021. Fidelity Brokerage Services has no extension options remaining and no termination options.

2nd Largest Tenant by UW Base Rent: Fleming's/Woodland Hills. (7,040 square feet; 4.3% of net rentable area; 5.3% of underwritten base rent; 8/31/2034 lease expiration) – (“Fleming's/Woodland Hills”) Founded in Newport Beach, CA, Fleming’s now has over 65 locations across the country. Fleming’s serves a menu of prime steaks, and eclectic wines. Fleming's/Woodland Hills has been a tenant at Topanga & Victory since 2004. Fleming's/Woodland Hills has no extension options remaining and no termination options.

3rd Largest Tenant by UW Base Rent: RE/MAX One (XQB Management, fka Christopher Todd, Inc.) (7,225 square feet; 4.4% of net rentable area; 4.7% of underwritten base rent; 7/31/2027 lease expiration) – Real Estate Maximums (“RE/MAX One”), operates as a franchisor of real estate brokerage services in the United States, Canada, and internationally. It operates through Real Estate, Mortgage, and Marketing Funds segments. The company was founded in 1973 and is headquartered in Denver, Colorado. RE/MAX One has been tenant at Topanga & Victory since 2011. RE/MAX has no extension options remaining and no termination options.

The following table presents certain information relating to the tenancy at the Topanga & Victory Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Fidelity Brokerage Services	BBB/Baa2/BBB	7,450	4.5%	$57.00	$424,650	7.4%	10/31/2031	N	N
Fleming's/Woodland Hills	NR/NR/NR	7,040	4.3%	$43.16	$303,859	5.3%	8/31/2034	N	N
RE/MAX One	NR/B1/BB-	7,225	4.4%	$37.37	$270,007	4.7%	7/31/2027	N	N
Robert G. Hale, D.D.S.,	NR/NR/NR	3,846	2.3%	$44.63	$171,650	3.0%	1/31/2025	N	N
Allan Kurtz, M.O.	NR/NR/NR	3,269	2.0%	$40.68	$132,968	2.3%	3/31/2031	N	N
		28,830	17.4%	$45.20	$1,303,134	22.7%

Non-Major Tenants		126,023	76.2%	$35.29	$4,446,891	77.3%

Occupied Collateral Total		154,853	93.6%	$37.13	$5,750,026	100.0%

Vacant Space		10,524	6.4%

Collateral Total		165,377	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2024.
(2)	Annual U/W Base Rent includes contractual rent steps through September 2025 totalling $125,496.

A-3-109

Office – CBD/Medical	Loan #12	Cut-off Date Balance:	$23,950,000
6355 Topanga Canyon Boulevard	Topanga & Victory	Cut-off Date LTV:	57.6%
Los Angeles, CA 91367		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	14.0%

The following table presents certain information relating to the lease rollover schedule at the Topanga & Victory Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM & 2024	5	8,267	5.0%	8,267	5.0%	$254,151	4.4%	$30.74
2025	14	20,349	12.3%	28,616	17.3%	$727,966	12.7%	$35.77
2026	23	30,194	18.3%	58,810	35.6%	$1,019,675	17.7%	$33.77
2027	22	38,217	23.1%	97,027	58.7%	$1,309,446	22.8%	$34.26
2028	8	13,423	8.1%	110,450	66.8%	$469,312	8.2%	$34.96
2029	15	17,855	10.8%	128,305	77.6%	$674,550	11.7%	$37.78
2030	4	7,282	4.4%	135,587	82.0%	$270,254	4.7%	$37.11
2031	3	10,719	6.5%	146,306	88.5%	$606,929	10.6%	$56.62
2032	2	1,507	0.9%	147,813	89.4%	$113,883	2.0%	$75.57
2033	0	0	0.0%	147,813	89.4%	$0	0.0%	$0.00
2034	1	7,040	4.3%	154,853	93.6%	$303,859	5.3%	$43.16
Thereafter	0	0	0.0%	154,853	93.6%	$0	0.0%	$0.00
Vacant	0	10,524	6.4%	165,377	100.0%	$0	0.0%	$0.00
Total/Weighted Average	97	165,377	100.0%			$5,750,026	100.0%	$37.13
(1)	Based on the underwritten rent roll dated October 1, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Annual U/W Base Rent includes contractual rent steps through September 2025 totalling $125,496.
(4)	Annual U/W Base Rent and Annual U/W Base Rent PSF does not include vacant space.

The following table presents historical occupancy percentages at the Topanga & Victory Property:

Historical Occupancy

12/31/2020	12/31/20221	12/31/2022	12/31/2023	Current(1)
96.1%	95.5%	94.3%	92.8%	93.6%
(1)	Current occupancy is based on the underwritten rent roll dated as of October 1, 2024.

A-3-110

Office – CBD/Medical	Loan #12	Cut-off Date Balance:	$23,950,000
6355 Topanga Canyon Boulevard	Topanga & Victory	Cut-off Date LTV:	57.6%
Los Angeles, CA 91367		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	14.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Topanga & Victory Property:

Cash Flow Analysis

	2021	2022	2023	TTM 06/30/2024	U/W	%(1)	U/W $ per SF
Base Rent	$5,003,661	$5,231,597	$5,293,472	$5,325,570	$5,447,012(2)	81.5%	$32.94
Grossed Up Vacant Space	0	0	0	0	605,224	9.1%	3.66
Gross Potential Rent	$5,003,661	$5,231,597	$5,293,472	$5,325,570	$6,052,236	90.5%	$36.60
Other Income	8,253	16,771	11,060	15,561	15,561	0.2	0.09
Parking/Garage/Other	377,579	426,175	452,256	458,811	452,275	6.8	2.73
Total Reimbursements	198,432	210,662	206,315	219,344	181,787	3.0	1.10
Free Rent Adjustment	0	0	0	0	(17,893)	(0.3)	(0.11)
Net Rental Income	$5,587,925	$5,885,205	$5,963,102	$6,019,286	$6,683,966	100.0%	$40.42
(Vacancy & Credit Loss)	0	0	0	0	(605,224)	(10.0)	(3.66)
Effective Gross Income	$5,587,925	$5,885,205	$5,963,102	$6,019,286	$6,078,742	90.9%	$36.76
Real Estate Taxes	371,009	371,849	383,281	392,087	392,087	6.5	2.37
Insurance	124,022	113,881	136,253	140,313	83,914	1.4	0.51
Management Fee	259,179	273,966	269,477	282,605	264,897	4.4	1.60
Other Operating Expense	1,995,446	2,269,418	2,096,396	2,150,102	1,991,762	32.8	12.04
Total Operating Expenses	$2,749,656	$3,029,113	$2,885,407	$2,965,107	$2,732,660	45.0%	$16.52

Net Operating Income	$2,838,270	$2,856,092	$3,077,695	$3,054,179	$3,346,082	55.0%	$20.23
Replacement Reserves	0	0	0	0	42,385	0.7	0.26
TI/LC	0	0	0	0	203,066	3.3	1.23
Net Cash Flow	$2,838,270	$2,856,092	$3,077,695	$3,054,179	$3,100,631	51.0%	$18.75

NOI DSCR	1.80x	1.81x	1.95x	1.94x	2.12x
NCF DSCR	1.80x	1.81x	1.95x	1.94x	1.97x
NOI Debt Yield	11.9%	11.9%	12.9%	12.8%	14.0%
NCF Debt Yield	11.9%	11.9%	12.9%	12.8%	12.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Base Rent includes contractual rent steps through September 2025 totalling $125,496.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Topanga & Victory Property of $41,610,000 as of July 2, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 22, 2024, there was no evidence of any recognized environmental conditions at the Topanga & Victory Property.

Market Overview and Competition. The Topanga & Victory Property is located in Los Angeles, California, approximately 27.4 miles northwest of the Los Angeles international Airport. The property is at the intersection of Topanga Canyon Boulevard and Victory Boulevard. According to the appraisal, the estimated 2024 population within a one, three and five-mile radius was approximately 35,537, 207,173 and 388,976, respectively and the estimated 2024 average household income within the same radii was approximately $122,414, $142,404, and $142,320 respectively.

According to the appraisal, the Topanga & Victory Property is situated in the Woodland Hills / Warner Center submarket within the City of Los Angeles office market. As of the second quarter of 2024, the submarket reported a total inventory of approximately 9.9 million square feet with a 21.6% vacancy rate and an average asking rent of $27.98 per square foot, full service. The appraiser identified five office space comparable buildings located within Los Angeles with rents ranging from $23.88 to $28.80 per square foot, full service. The appraiser also identified four Medical Office space comparable buildings located within Los Angeles with rents ranging from $30.00 to $36.00 per square foot, full service and $24.00 to $39.00, modified gross. The appraiser concluded a market rent for the Topanga & Victory Property of $28.00 to $50.00 per square foot, full service and NNN.

A-3-111

Office – CBD/Medical	Loan #12	Cut-off Date Balance:	$23,950,000
6355 Topanga Canyon Boulevard	Topanga & Victory	Cut-off Date LTV:	57.6%
Los Angeles, CA 91367		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	14.0%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Topanga & Victory Property:

Market Rent Summary(1)

	Office Space	Medical Office Space	Restaurant Space	Prime Office Space	Retail Space
Market Rent (PSF)	$28.00	$38.00	$50.00	$36.00	$30.00
Lease Term (Years)	3	5	10	10	5
Lease Type	FSG	FSG	NNN	FSG	NNN
Rent Increase Projection	3.0%/Year	3.0%/Year	3.0%/Year	3.0%/Year	3.0%/Year
TI (New/Renewal)	$15.00 / $5.00	$25.00 / $5.00	$25.00 / $5.00	$15.00 / $5.00	$15.00 / $5.00
LC (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
Free Rent (New/Renewal)	NAV	NAV	NAV	NAV	NAV
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Topanga & Victory Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Q2 Solutions, 27027 Tourney Road	Santa Clarita, CA	2003/NAP	223,894	Dec-23	$67,000,000	$299
Encino Executive Tower, 16633 Ventura Boulevard	Los Angeles (Encino), CA	1970/2016	177,187	Jun-23	$39,226,500	$221
26541 Agoura Road, 26541 Agoura Road	Calabasas, CA	1988/NAP	89,864	Mar-23	$18,250,000	$203
Warner Center Corporate Park-Building F6, 21041 Warner Center Lane	Woodland Hills, CA	1982/NAP	61,600	Jan-23	$20,800,000	$338
(1)	Information obtained from the appraisal.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Topanga & Victory Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Topanga & Victory, Los Angeles, CA	1964/NAP	165,377(2)
Prime Warner Center, Canoga Park, CA	1988/NAP	78,876	Confidential	2,230	Jul-24	3.0 Yrs.	$24.60	Full Service
5855 Topanga Canyon Boulevard, Woodland Hills, CA	1981/NAP	50,019	Confidential	3,254	Jun-24	NAV	$28.80	Full Service
Westhills Plaza, Woodland Hills, CA	1987/NAP	85,974	Confidential	1,717	Jun-24	3.0 Yrs.	$24.00	Full Service
Woodland Plaza, Woodland Hills, CA	1972/1991	54,105	Confidential	2,622	May-24	1.0 Yrs.	$23.88	Full Service
Warner Gateway, Woodland Hills, CA	1978/2001	104,244	Confidential	789	Mar-24	1.0 Yrs.	$24.00	Full Service
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

A-3-112

Office – CBD/Medical	Loan #12	Cut-off Date Balance:	$23,950,000
6355 Topanga Canyon Boulevard	Topanga & Victory	Cut-off Date LTV:	57.6%
Los Angeles, CA 91367		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	14.0%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Topanga & Victory Property:

Comparable Office Medical Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Topanga & Victory, Los Angeles, CA	1964/NAP	165,377(2)
Woodcourt Building 1, Woodland Hills, CA	1980/2013	42,082	Confidential	2,235	Aug-24	7.0 Yrs.	$36.00	Full Service
FMS Plaza, Reseda, CA	1983/NAP	20,298	Confidential	1,738	Jul-24	2.0 Yrs.	$24.00	Modified Gross
West Valley Medical Plaza, Reseda, CA	1962/2018	63,464	Confidential	415	Jul-24	NAV	$30.00	Full Service
18344 Clark Street, Tarzana, CA	1976/NAP	39,249	Confidential	1,400	Jun-24	3.0 Yrs.	$39.00	Modified Gross
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

A-3-113

No. 13 – Lake Air Shopping Center
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail - Shadow Anchored
	Original Principal Balance:	$21,600,000		Location:	Waco, TX
	Cut-off Date Balance:	$21,600,000		Size:	210,887 SF
	% of Initial Pool Balance:	2.6%		Cut-off Date Balance Per SF:	$102.42
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$102.42
	Borrower Sponsor:	Property Commerce Dividend Fund, LP		Year Built/Renovated:	2001-2006/NAP
	Guarantors:	Property Commerce Dividend Fund,		Title Vesting:	Fee
		LP, Stanley Jay Williams, Jr.		Property Manager:	Property Commerce
		and Kevin Robins			Management Company
	Mortgage Rate:	6.5800%			(borrower-related)
	Note Date:	September 4, 2024		Current Occupancy (As of):	94.5% (8/1/2024)
	Seasoning:	0 months		TTM 7/31/2024 Occupancy:	93.0%
	Maturity Date:	October 1, 2029		YE 2022 Occupancy:	79.0%
	IO Period:	60 months		As-Is Appraised Value:	$32,500,000
	Loan Term (Original):	60 months		As-Is Appraised Value Per SF:	$154.11
	Amortization Term (Original):	NAP		As-Is Appraisal Valuation Date:	July 8, 2024
	Loan Amortization Type:	Interest Only
	Call Protection:	L(24),D(29),O(7)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	No		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM 6/30/2024 NOI:	$1,885,344 (6/30/2024 TTM)
				YE 2023 NOI:	$1,911,285 (12/31/2023)
				YE 2022 NOI:	$1,628,488 (12/31/2022)
				U/W Revenues:	$3,721,860
				U/W Expenses:	$1,219,833
				U/W NOI:	$2,502,027
Escrows and Reserves				U/W NCF:	$2,264,305
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	1.74x / 1.57x
RE Taxes	$350,910	$38,990	N/A	U/W Debt Yield based on NOI/NCF(1):	11.6% / 10.5%
Insurance(1)	$0	Springing	N/A	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.6% / 10.5%
Replacement Reserve	$0	$5,975	N/A	Cut-off Date LTV Ratio(1):	66.5%
TI/LC Reserve	$500,000	$20,210	$500,000
Gap Rent	$112,731	$0	N/A
Outstanding Leasing Costs	$983,651	$0	N/A	LTV Ratio at Maturity(1):	66.5%
Deferred Maintenance Reserve	$59,375	$0	N/A

Sources and Uses
Sources			Uses
Loan Amount	$21,600,000	100.0%	Loan Payoff	$15,922,027	73.7%
			Return of Equity	3,266,769	15.1
			Reserves	2,006,667	9.3
			Closing Costs	404,537	1.9
Total Sources	$21,600,000	100.0%	Total Uses	$21,600,000	100.0%
(1)	Monthly insurance reserve deposits of 1/12th of the insurance premiums are waived so long as (i) there is no event of default, (ii) the borrower maintains a blanket policy acceptable to the lender, (iii) the borrower provides to the lender evidence of renewal of such policy, and (iv) the borrower provides the lender paid receipts for the payment of the insurance premiums by no later than 10 days prior to the expiration dates of the policy.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Lake Air Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,600,000 and secured by a first priority fee mortgage encumbering a 210,887 SF shadow anchored retail property in Waco, Texas (the “Lake Air Shopping Center Property”).

The Borrower and the Borrower Sponsor. The borrower for the Lake Air Shopping Center Mortgage Loan is PCDF Lake Air, LLC, a single-purpose Texas limited liability company with no independent directors in its organizational structure. The non-recourse carveout guarantors are Property Commerce Dividend Fund, LP, Stanley Jay Williams, Jr. and Kevin Robins and the borrower sponsor is Property Commerce Dividend Fund, LP, a Houston, Texas-based real estate private equity firm, with acquisition, development, and asset

A-3-114

Retail – Shadow Anchored	Loan #13	Cut-off Date Balance:	$21,600,000
5201 and 5301 Bosque Boulevard	Lake Air Shopping Center	Cut-off Date LTV:	66.5%
Waco, TX 76710		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.6%

management models operating throughout the southern United States. The borrower sponsor is jointly run by Stanley Jay Williams, Jr. and Kevin Robins. The borrower sponsor is an affiliate fund of Property Commerce, which has been a Houston-based developer and operator of real estate since 1976. Stanley Jay Williams, Jr. has been the owner and president of Property Commerce since 1989.

Pursuant to the terms of the Lake Air Shopping Center Mortgage Loan, the lender is only permitted to collect from the two individual guarantors on any judgements in connection with the recourse obligations if Property Commerce Dividend Fund, LP fails to satisfy its obligations as a guarantor.

The Property. The Lake Air Shopping Center Property is comprised of a single-story 210,887 SF shadow anchored retail property on an approximately 21.2-acre site in Waco, Texas that includes 1,101 parking spaces (5.2 parking spaces per 1,000 SF). As of August 1, 2024, the Lake Air Shopping Center Property is 94.5% leased to 39 tenants. The Lake Air Shopping Center Property is shadow anchored by corporate-owned Target and H-E-B stores, with the largest tenant being the City of Waco Hoover Branch Library, with other major tenants including Five Below, Dollar Tree, Starbucks, Daiso, and Rodeo Dental. The City of Waco Hoover Branch Library has prepaid its rent until 2033 and has been underwritten as such. Excluding the anchor, no other tenant at the Lake Air Shopping Center Property individually accounts for more than 6.3% of the net rentable area or 7.4% of the underwritten rent.

Major Tenants.

Rodeo Dental Texas, LLC (6,800 SF, 3.2% of net rentable area, 7.4% of underwritten rent). Rodeo Dental Texas is a Texas based dental and orthodontics practice that provides family dentistry, pediatric dentistry, orthodontics, oral surgery, endodontics, and implants. The company has locations in Arizona, Texas, and Colorado. Rodeo Dental Texas has been operating its store at the Lake Air Shopping Center Property since 2022, has a lease expiration date of January 31, 2032, and has one, 5-year renewal option remaining.

Five Below (10,471 SF, 5.0% of net rentable area, 6.2% of underwritten rent). Five Below, Inc. is an American chain of specialty discount stores that prices most of its products at $5 or less, plus a smaller assortment of products priced beyond $5. The company was founded in 2002 and operates more than 1,700 stores across 43 states. Five Below has the one-time option to terminate its lease upon 30 days’ notice, with the termination date being no earlier than 180 days after the date of notice and no later than 210 days after the date of notice if gross sales are less than $1.7 million for the 5th lease year (February 9, 2028 to February 8, 2029). Five Below will be required to pay a one-time termination fee of $159,000. Five Below has been operating its store at the Lake Air Shopping Center Property since February 2024, has a lease expiration date of February 28, 2034, and has three, 5-year renewal options remaining.

The following table presents certain information relating to the major tenants at the Lake Air Shopping Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
City of Waco Hoover Library	NR/NR/NR	32,294	15.3%	$0	0.0%	$0.00	8/31/2050	None	N
Octapharma Plasma, Inc.	NR/NR/NR	13,228	6.3%	$145,508	4.9%	$11.00	12/31/2031	2 x 5 year	N
Melrose	NR/NR/NR	11,580	5.5%	$108,000	3.7%	$9.33	12/31/2026	1 x 5 year	N
Dollar Tree Stores, Inc.	NR/Baa2/BBB	11,450	5.4%	$142,553	4.8%	$12.45	1/31/2027	1 x 5 year	N
Dogtopia	NR/NR/NR	11,395	5.4%	$94,578	3.2%	$8.30	12/31/2033	2 x 5 year	N
Daiso USA, LLC	NR/NR/NR	10,689	5.1%	$175,620	6.0%	$16.43	11/30/2034	4 x 5 year	N
Five Below	NR/NR/NR	10,471	5.0%	$183,243	6.2%	$17.50	2/28/2034	3 x 5 year	Y
Aaron Rents	NR/NR/NR	9,978	4.7%	$142,187	4.8%	$14.25	8/31/2026	None	N
RDI Corporation	NR/NR/NR	9,000	4.3%	$119,070	4.0%	$13.23	4/30/2027	1 x 5 year	N
Twin Liquors, LP	NR/NR/NR	9,260	4.4%	$156,580	5.3%	$16.91	3/31/2026	1 x 5 year	N
Rodeo Dental Texas, LLC	NR/NR/NR	6,800	3.2%	$217,600	7.4%	$32.00	1/31/2032	1 x 5 year	N
Subtotal/Wtd. Avg.		136,145	64.6%	$1,484,938	50.4%	$10.91

Other Tenants(9)		63,044	29.9%	$1,461,934	49.6%	$23.19
Occupied Subtotal/Wtd. Avg.		199,189	94.5%	$2,946,873	100.0%	$14.79

Vacant Space		11,698	5.5%
Total/Wtd. Avg.		210,887	100.0%

(1)	Information is based on the underwritten rent roll dated August 1, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

A-3-115

Retail – Shadow Anchored	Loan #13	Cut-off Date Balance:	$21,600,000
5201 and 5301 Bosque Boulevard	Lake Air Shopping Center	Cut-off Date LTV:	66.5%
Waco, TX 76710		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.6%
(3)	Five Below has the one-time option to terminate its lease subject to 30 days’ notice, with the termination date being no earlier than 180 days after the date of notice and no later than 210 days after the date of notice, if gross sales are less than $1.7 million for the 5th lease year (February 9, 2028 to February 9, 2029). Five Below will be required to pay a one-time termination fee of $159,000.

The following table presents certain information relating to the lease rollover schedule at the Lake Air Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	4	3,826	1.8%	3,826	1.8%	$123,952	4.2%	$32.40
2026	9	51,740	24.5%	55,566	26.3%	$778,540	26.4%	$15.05
2027	7	31,466	14.9%	87,032	41.3%	$514,268	17.5%	$16.34
2028	3	7,557	3.6%	94,589	44.9%	$186,291	6.3%	$24.65
2029	4	6,358	3.0%	100,947	47.9%	$170,472	5.8%	$26.81
2030	0	0	0.0%	100947	47.9%	$0	0.0%	$0.00
2031	4	22,253	10.6%	123,200	58.4%	$378,298	12.8%	$17.00
2032	1	6,800	3.2%	130,000	61.6%	$217,600	7.4%	$32.00
2033	4	15,735	7.5%	145,735	69.1%	$218,589	7.4%	$13.89
2034	2	21,160	10.0%	166,895	79.1%	$358,863	12.2%	$16.96
2035 & Thereafter	1	32,294	15.3%	199,189	94.5%	$0	0.0%	$0.00
Vacant	0	11,698	5.5%	210,887	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	39	210,887	100.0%			$2,946,873	100.0%	$14.79
(1)	Information is based on the underwritten rent roll dated August 1, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The following table presents historical occupancy percentages at the Lake Air Property:

Historical Occupancy

12/31/2021	12/31/2022	12/31/2023	6/30/2024(1)
73.0%	79.0%	93.0%	94.5%
(1)	Based on the underwritten rent roll dated August 1, 2024.

A-3-116

Retail – Shadow Anchored	Loan #13	Cut-off Date Balance:	$21,600,000
5201 and 5301 Bosque Boulevard	Lake Air Shopping Center	Cut-off Date LTV:	66.5%
Waco, TX 76710		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historic operating results and underwritten net cash flow at the Lake Air Shopping Center Property:

Cash Flow Analysis

	2021	2022	2023	6/30/2023 TTM	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$1,732,861	$2,085,505	$2,411,892	$2,470,099	$3,189,033	85.7%	$15.12
Reimbursements	$615,370	$837,070	$796,600	$817,147	$835,826	22.5%	$3.96
Other Income	$3,191	$3,180	$3,355	$2,690	$3,191	0.1%	$0.02
(Vacancy / Credit Loss)	$0	$0	$0	$0	($306,190)	-9.6%	($1.45)
Effective Gross Income	$2,351,422	$2,925,755	$3,211,847	$3,289,936	$3,721,860	100.0%	$17.65

Real Estate Taxes	$605,106	$582,042	$553,796	$611,918	$454,305	12.2%	$2.15
Insurance	$93,523	$79,555	$122,722	$154,680	$165,238	4.4%	$0.78
Other Operating Expenses	$606,809	$635,670	$624,044	$637,994	$600,289	16.1%	$2.85
Total Operating Expenses	$1,305,438	$1,297,267	$1,300,562	$1,404,592	$1,219,832	32.8%	$5.78
						0.0%
Net Operating Income	$1,045,984	$1,628,488	$1,911,285	$1,885,344	$2,502,027	67.2%	$11.86
Replacement Reserves	$0	$0	$0	$0	$71,702	1.9%	$0.34
TI/LC	$0	$0	$0	$0	$166,020	4.5%	$0.79
Net Cash Flow	$1,045,984	$1,628,488	$1,911,285	$1,885,344	$2,264,305	60.8%	$10.74

NOI DSCR	0.73x	1.13x	1.33x	1.31x	1.74x
NCF DSCR	0.73x	1.13x	1.33x	1.31x	1.57x
NOI Debt Yield	4.8%	7.5%	8.8%	8.7%	11.6%
NCF Debt Yield	4.8%	7.5%	8.8%	8.7%	10.5%

(1)	Represents (i) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated August 1, 2024 and includes rent steps underwritten through September 2025 totalling $14,123.
(3)	The increase in Gross Potential Rent and Net Operating Income from 6/30/2024 TTM to UW is primarily due to the newly executed leases signed by Five Below, Daiso USA, LLC, and Action Behaviour Centers, for annual underwritten rent of $183,243, $175,620, and $170,594, respectively.

Appraisal. The appraisal concluded to an “as-is” value for the Lake Air Shopping Center Property of $32,500,000 as of July 8, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 12, 2024, there was no evidence of any recognized environmental conditions at the Lake Air Shopping Center Property.

Market Overview and Competition. The Lake Air Shopping Center Property is located in Waco, Texas, within the Waco retail market. Primary access to the area is provided by Lake Air Drive and North Valley Mills Drive, major arterials that cross the Waco metropolitan area. Public transportation is provided by VIA Metropolitan Transit and provides access within the Waco metropolitan area. Waco has three industrial parks with additional development potential. Texas Central Park is comprised of 2,000 acres, located at the intersection of Interstate 35, Texas Highway 6, and US Highway 84. It is home to 75 companies with more than 8,600 employees and more than 10 million square feet. Waco's’ primary employment infrastructure consists of the education and healthcare industries, professional and, government industries. Major employers include Baylor University and Providence Healthcare Network. According to the appraisal, as of the second quarter of 2024, the vacancy rate in the Waco retail market was approximately 4.6% with average asking rents of $14.86 PSF and inventory of approximately 16.5 million SF. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Lake Air Shopping Center Property was 12,127, 61,182, and 131,485, respectively. The 2024 average household income within the same one-, three- and five-mile radius was $75,992, $80,901, and $77,915, respectively.

A-3-117

Retail – Shadow Anchored	Loan #13	Cut-off Date Balance:	$21,600,000
5201 and 5301 Bosque Boulevard	Lake Air Shopping Center	Cut-off Date LTV:	66.5%
Waco, TX 76710		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.6%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Lake Air Shopping Center Property:

Market Rent Summary

	Market Rent	Escalations	Term (Months)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Premium Visibility Space:	$30.00	None	84	NNN	$25.00 / $5.00	6.0% / 6.0%
Typical Visibility Space:	$18.00	None	60	NNN	$15.00 / $5.00	6.0% / 6.0%
Jr. Anchor Space:	$14.00	10%/5 Years	120	NNN	$10.00 / $3.00	6.0% / 6.0%
Anchor Space:	$6.00	10%/5 Years	120	NNN	$5.00 / $1.00	6.0% / 6.0%

Source: Appraisal.

The following table presents recent in line space leasing data at comparable retail properties with respect to the Lake Air Shopping Center Property:

Comparable Leases Summary

Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Lake Air Shopping Center Property (subject)(1) 5201 and 5301 Bosque Boulevard Waco, TX	2001-2006	210,887	Five Below Rodeo Dental Texas, LLC	10,471 6,800	Feb. 2024 Feb. 2022	$17.50 $32.00	NNN NNN
1107 North Valley Mills Drive 1107 North Valley Mills Drive Waco, TX	2015	7,242	Nail Bar	3,060	Jan. 2024	$28.00	NNN
1100 Lowes Boulevard 1100 Lowes Boulevard Killen, TX	2010	10,375	Relaxing House	1,200	August 2023	$30.00	NNN
Killeen Mall Retail Center 2102 South W.S. Young Drive Waco, TX	1988	19,960	State Farm	1,696	July 2023	$25.00	NNN
901-903 N IH-35, Waco 901-903 North Interstate 35 Waco, TX	2004	9,894	Chopstix	1,200	Feb. 2023	$25.00	NNN
5401 Crosslake Pkwy 5401 Crosslake Pkwy Waco, TX	2021	11,000	Fish City Grill	1,300	Jan. 2023	$29.50	NNN
1411 North Valley Mills Drive 1411 North Valley Mills Drive Waco, TX	1985	36,439	Express ER	8,000	July 2024	$14.00	NNN
Waco Strip Center 505-591 Westview Vlg Waco, TX	1957	149,958	Pep Boys	11,372	Dec. 2023	$11.00	NNN
Waco Square 408 North Valley Mills Waco, TX	1986	64,407	Planet Fitness	29,737	Oct. 2024	$13.00	Net
Fairgate 3900 - 4014 Bosque Boulevard Waco, TX	1957	117,093	Hidden Treasure	15,600	March 2024	$6.00	NNN
Waco Commons 300 North Valley Mills Drive Waco, TX	1986	131,000	Canales Furniture	35,000	Nov. 2023	$7.25	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated August 1, 2024.

A-3-118

No. 14 – 175 Remsen Street
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype(3):	Office – CBD
	Original Principal Balance(1):	$20,000,000		Location:	Brooklyn, NY
	Cut-off Date Balance(1):	$20,000,000		Size:	130,404 SF
	% of Initial Pool Balance:	2.4%		Cut-off Date Balance Per SF:	$230.05
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$230.05
	Borrower Sponsor:	The Treeline Companies		Year Built/Renovated:	1962/2009
	Guarantors:	C. Glenn Schor, David Karmi and IMRAK, LLC		Title Vesting:	Fee
	Mortgage Rate:	7.2500%		Property Manager:	TL Asset Management Corp. (borrower-related)
	Note Date:	September 10, 2024		Current Occupancy (As of):	97.2% (7/31/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	97.2%
	Maturity Date:	October 1, 2029		YE 2022 Occupancy:	97.2%
	IO Period:	60 months		YE 2021 Occupancy:	97.2%
	Loan Term (Original):	60 months		Appraised Value:	$54,000,000
	Amortization Term (Original):	NAP		Appraised Value Per SF:	$414.10
	Loan Amortization Type:	Interest Only		Appraisal Valuation Date:	July 22, 2024
	Call Protection(2):	L(24),D(32),O(4)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM 6/30/2024 NOI:	$3,861,718
	Additional Debt Type (Balance) (1):	Pari Passu ($10,000,000)		YE 2023 NOI:	$3,718,077
				YE 2022 NOI:	$3,535,086
				YE 2021 NOI:	$3,369,321
				U/W Revenues:	$6,862,594
				U/W Expenses:	$3,136,403
Escrows and Reserves				U/W NOI:	$3,726,191
	Initial	Monthly	Cap	U/W NCF:	$3,487,552
Taxes:	$428,807	$106,025	NAP	U/W DSCR based on NOI/NCF(1):	1.69x/1.58x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	12.4%/11.6%
Replacement Reserve:	$3,586	$3,586	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	12.4%/11.6%
TI/LC Reserve:	$1,000,000	$16,301	$1,500,000	Cut-off Date LTV Ratio(1):	55.6%
Required Repair Reserve:	$14,505	$0	NAP	LTV Ratio at Maturity(1):	55.6%

Sources and Uses
Sources			Uses
Original Loan Amount	$30,000,000	82.1%	Loan Payoff	$34,630,403	94.8%
Cash Equity Contribution	6,537,625	17.9	Reserves	1,446,898	4.0
			Closing Costs	460,323	1.3
Total Sources	$36,537,625	100.0%	Total Uses	$36,537,625	100.0%
(1)	The 175 Remsen Street Mortgage Loan (as defined below) is part of the 175 Remsen Street Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $30,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the 175 Remsen Street Whole Loan.
(2)	Defeasance of the 175 Remsen Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BANK5 2024-5YR10 securitization trust in October 2024. The actual defeasance lockout period may be longer.
(3)	The 175 Remsen Street Property (as defined below) is comprised of 123,654 square feet of office space and 6,750 square feet of retail space. Additionally, office tenancy largely skews toward medical office tenants. See “The Property” below for further discussion.

The Mortgage Loan. The fourteenth largest mortgage loan (the “175 Remsen Street Mortgage Loan”) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-Off Date of $30,000,000 (the “175 Remsen Street Whole Loan”). The 175 Remsen Street Whole Loan is secured by a first priority fee mortgage encumbering a 130,404 SF office property located in Brooklyn, NY (the “175 Remsen Street Property”).

The 175 Remsen Street Mortgage Loan is evidenced by the controlling Note A-1 with an original principal amount of $20,000,000. The remaining, non-controlling promissory note comprising the 175 Remsen Street Whole Loan is summarized in the below table. The 175 Remsen Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR10 securitization

A-3-119

Office – CBD	Loan #14	Cut-off Date Balance:	$80,000,000
175 Remsen Street	175 Remsen	Cut-off Date LTV:	17.5%
Brooklyn, NY 11201		UW NCF DSCR:	3.92x
		UW NOI Debt Yield:	24.2%

trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans,” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	BANK5 2024-5YR10	Yes
A-2(1)	$10,000,000	$10,000,000	JPMCB	No
Total	$30,000,000	$30,000,000
(1) Expected	to be contributed to one or more future securitization trusts.

The Borrowers and the Borrower Sponsor. The borrowing entities for the 175 Remsen Street Mortgage Loan are 175 Remsen Owner TIC 1 LLC, 175 Remsen Owner TIC 2 LLC, 175 Remsen Owner TIC 3 LLC, 175 Remsen Owner TIC 4 LLC and 175 Remsen Owner TIC 5 LLC, each a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor is The Treeline Companies.

Founded in 1985 by Frances Schor and C. Glenn Schor, The Treeline Companies is a vertically integrated real estate development, investment and management company specializing in creative and innovative approaches to acquisitions, management, development and leasing with offices located in Garden City, NY and Charlotte, NC. Since 1985, The Treeline Companies has invested in all five NYC boroughs and currently owns more than 2.0 million SF of office space in the New York Metropolitan area. Most notable, The Treeline Companies owns and operates the Garden City Plaza, a 582,400 SF, four-building office plaza located in Garden City, NY.

The Property. The 175 Remsen Street Property is a 12-story, Class “B” office building totaling 130,404 SF located in Brooklyn, NY leased to a diverse roster of 13 tenants. The 175 Remsen Street Property is situated on a 0.24-acre site, was originally constructed in 1962 and subsequently renovated in 2009. From 2020 through 2024, the borrower sponsor invested approximately $1.9 million in capital improvements which included upgrading the lobby area, sidewalk and exterior repairs and elevator modernization, among other capital improvements. Since April 2019, the average occupancy at the 175 Remsen Street Property was 97.2%. As of July 31, 2024, the 175 Remsen Street Property was 97.2% leased to 13 tenants, primarily consisting of not-for-profit social service organizations and medical offices. Given the concentration of medical office tenants, daily foot traffic is significant with many tenants servicing customers or patients on site.

The tenant roster has demonstrated long term commitment to the 175 Remsen Street Property as demonstrated via a weighted average tenure of 18.5 years, as well as a remaining weighted average lease term of 5.3 years. With the exception of the largest tenant, The Osborne Association (16.6% of net rentable area, 17.2% of underwritten rent), and the second largest tenant, EAC, Network (10.3% of net rentable area, 10.5% of underwritten rent), no individual office tenant at the 175 Remsen Street Property comprises over 8.7% of net rentable area or 9.1% of underwritten rent. In addition to traditional office space, the 175 Remsen Street Property features 6,750 square feet of ground flood retail space (7.7% of underwritten rent). As of July 31, 2024, the weighted average office rent per square foot at the 175 Remsen Street Property was $50.01 (which, according to a third party market data provider, is approximately 3.1% lower than gross asking rents in the Downtown Brooklyn Office Submarket (as defined below). Net Cash Flow at the 175 Remsen Street Property has continued to grow annually since 2021 primarily driven by increases in base due to rent steps on existing leases outpacing increases in expenses.

Major Tenants.

The Osborne Association, Inc. (21,612 square feet, 16.6% of net rentable area, 17.2% of underwritten rent). Founded in 1933, The Osborne Association, Inc. (“The Osborne Association”) serves individuals, families and communities affected by the criminal justice system by offering programs focused on topics including, but not exclusively, health and wellness, housing support, employment, education and alternatives to incarceration. The Osborne Association served over 10,000 participants annually across New York according to 2020 enrollment statistics. The Osborne Association has been a tenant at the 175 Remsen Street Property since 1998, a lease expiration date in July 2031 and no renewal or termination options.

EAC, Inc. (13,383 square feet, 10.3% of net rentable area, 10.5% of underwritten rent). EAC, Inc. (“EAC Network”) is a not-for-profit social service agency founded in 1969 which works to empower, assist and care for over 65,000 people in need through 100 programs across Long Island and New York City focused on providing services that benefit children, families and seniors. EAC Network has been a tenant at the 175 Remsen Street Property since 2007, a lease expiration date in December 2027 and no renewal or termination options.

Bridge Back to Life Center, Inc. (11,392 square feet, 8.7% of net rentable area, 9.1% of underwritten rent). Bridge Back to Life Center, Inc. (“Bridge Back to Life Center”) is a network of outpatient chemical dependency treatment centers staffed by professional therapists and counselors in the New York City metropolitan area. Founded in 1988, Bridge Back to Life Center provides treatment to individuals suffering from the effects on an active addition as well as offers education and support for their families and significant others. Bridge Back to Life Center has been a tenant at the 175 Remsen Street Property since 1998, a lease expiration date in January 2030 and no renewal or termination options.

A-3-120

Office – CBD	Loan #14	Cut-off Date Balance:	$80,000,000
175 Remsen Street	175 Remsen	Cut-off Date LTV:	17.5%
Brooklyn, NY 11201		UW NCF DSCR:	3.92x
		UW NOI Debt Yield:	24.2%

The following table presents certain information relating to the tenancy at the 175 Remsen Street Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
The Osborne Association	NR/NR/NR	21,612	16.6%	$51.67	$1,116,603	17.2%	7/31/2031	None	N
EAC Network	NR/NR/NR	13,383	10.3%	$51.10	$683,885	10.5%	12/31/2027	None	N
Bridge Back To Life Center	NR/NR/NR	11,392	8.7%	$51.83	$590,491	9.1%	1/14/2030	None	N
Premier Healthcare, Inc.	NR/NR/NR	10,806	8.3%	$52.20	$564,030	8.7%	1/31/2026	None	N
New Allen School, Inc.	NR/NR/NR	10,806	8.3%	$50.76	$548,556	8.4%	12/31/2032	None	N
Realization Center Inc.	NR/NR/NR	10,806	8.3%	$45.79	$494,818	7.6%	3/15/2030	None	N
Counseling Services of EDNY, Inc.	NR/NR/NR	10,806	8.3%	$39.59	$427,799	6.6%	1/9/2029	None	N
The Children’s Aid Society	NR/NR/NR	10,712	8.2%	$54.57	$584,531	9.0%	7/31/2029	None	N
North Shore Hematology-Oncology Associates, P.C.	NR/NR/NR	8,695	6.7%	$47.86	$416,177	6.4%	6/30/2034	None	N
Young Adult Institute	NR/NR/NR	6,721	5.2%	$52.19	$350,776	5.4%	1/31/2026	None	N
Total Major Tenants		115,739	88.8%	$49.92	$5,777,664	88.9%

Perelandra Natural Foods Center, Inc / Retail Master Lease(2)		6,750	5.2%	$74.07	$500,000	7.7%
Other Occupied Tenants		4,275	3.3%	$52.35	$223,813	3.4%
Occupied Collateral Total		126,764	97.2%	$51.29	$6,501,477	100.0%

Vacant Space		3,640	2.8%

Collateral Total		130,404	100.0%

(1)	Based on the underwritten rent roll dated July 31, 2024 and is inclusive of contractual rent steps through September 1, 2025.
(2)	The borrower sponsor informed the lender on September 18, 2024, that Perelandra Natural Foods Center, which has occupied the retail space since 1989 and whose lease was not scheduled to expire until August 2038 with no unilateral termination option, is closing its business shortly in violation of its lease and vacating its premises (the “Retail Space”). In connection with the Retail Space, Treeline Remsen Associates, an affiliate of the borrower sponsor and 90% indirect equity owner of one of the borrowers, 175 Remsen Owner TIC 1 LLC, executed a master lease on September 20, 2024 for a term of seven years expected to commence after the borrower sponsor takes possession of the Retail Space, with a fixed annual rent of $500,000 ($74.07 PSF).

The following table presents certain information relating to the lease rollover schedule at the 175 Remsen Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	0	0.0%	0	0.0%	$7,293	0.1%	NAP
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	2	17,527	13.4%	17,527	13.4%	$914,806	14.1%	$52.19
2027	1	13,383	10.3%	30,910	23.7%	$683,885	10.5%	$51.10
2028	1	4,275	3.3%	35,185	27.0%	$216,520	3.3%	$50.65
2029	3	21,518	16.5%	56,703	43.5%	$1,012,329	15.6%	$47.05
2030	3	22,198	17.0%	78,901	60.5%	$1,085,309	16.7%	$48.89
2031	5	28,362	21.7%	107,263	82.3%	$1,616,603	24.9%	$57.00
2032	1	10,806	8.3%	118,069	90.5%	$548,556	8.4%	$50.76
2033	0	0	0.0%	118,069	90.5%	$0	0.0%	$0.00
2034	2	8,695	6.7%	126,764	97.2%	$416,177	6.4%	$47.86
2035 & Beyond	0	0	0.0%	126,764	97.2%	$0	0.0%	$0.00
Vacant	0	3,640	2.8%	130,404	100.0%	$0	0.0%	$0.00
Total/Weighted Average	19	130,404	100.0%			$6,501,477	100.0%	$51.29
(1)	Based on the underwritten rent roll dated July 31, 2024 is inclusive of contractual rent steps through September 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

A-3-121

Office – CBD	Loan #14	Cut-off Date Balance:	$80,000,000
175 Remsen Street	175 Remsen	Cut-off Date LTV:	17.5%
Brooklyn, NY 11201		UW NCF DSCR:	3.92x
		UW NOI Debt Yield:	24.2%

The following table presents historical occupancy percentages at the 175 Remsen Street Property:

Historical Occupancy(1)

12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023	7/31/2024
97.2%	97.2%	97.2%	97.2%	97.2%	97.2%
(1)	Based on the underwritten rent roll dated July 31, 2024.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 175 Remsen Street Property:

Cash Flow Analysis

	2021	2022	2023	TTM 6/30/2024	U/W	%(1)	U/W $ per SF
Base Rent(2)	$5,717,271	$5,949,121	$6,216,447	$6,379,144	$6,361,317	88.4%	$48.78
Rent Steps(2)	0	0	0	0	140,160	1.9	1.07
Gross-Up Vacant Rent	0	0	0	0	90,200	1.3	0.69
Gross Potential Rent	$5,717,271	$5,949,121	$6,216,447	$6,379,144	$6,591,677	91.7%	$50.55
Total Reimbursements	642,785	630,899	624,086	587,611	600,501	8.3%	4.60
Net Rental Income	$6,360,056	$6,580,021	$6,840,533	$6,966,755	$7,192,178	100.0%	$55.15
Less Vacancy & Credit Loss	0	0	0	0	(329,584)	(5.0)	(2.53)
Effective Gross Income	$6,360,056	$6,580,021	$6,840,533	$6,966,755	$6,862,594	95.4%	$52.63

Real Estate Taxes	$1,252,932	$1,247,615	$1,249,314	$1,204,869	$1,272,302	18.5%	$9.76
Insurance	80,552	119,135	95,344	95,829	89,949	1.3	0.69
Management Fee	198,185	229,926	238,629	236,065	205,878	3.0	1.58
Other Operating Expenses	1,459,066	1,448,258	1,539,169	1,568,274	1,568,274	22.9	12.03
Total Operating Expenses	$2,990,735	$3,044,934	$3,122,456	$3,105,037	$3,136,403	45.7%	$24.05

Net Operating Income	$3,369,321	$3,535,086	$3,718,077	$3,861,718	$3,726,191	54.3%	$28.57
Replacement Reserves	0	0	0	0	43,033	0.6	0.33
TI/LC	0	0	0	0	195,606	2.9	1.50
Net Cash Flow	$3,369,321	$3,535,086	$3,718,077	$3,861,718	$3,487,552	50.8%	$26.74

NOI DSCR(3)	1.53x	1.60x	1.69x	1.75x	1.69x
NCF DSCR(3)	1.53x	1.60x	1.69x	1.75x	1.58x
NOI Debt Yield(3)	11.2%	11.8%	12.4%	12.9%	12.4%
NCF Debt Yield(3)	11.2%	11.8%	12.4%	12.9%	11.6%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Based on the in-place rent roll dated July 31, 2024 and is inclusive of contractual rent steps through September 1, 2025.
(3)	DSCR and Debt Yields are based on the 175 Remsen Street Whole Loan.

Appraisal. The appraisal concluded to an “As Is” appraised value for the 175 Remsen Street Property of $54,000,000 as of July 22, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 29, 2024, there was no evidence of any recognized environmental conditions at the 175 Remsen Street Property.

Market Overview and Competition. The 175 Remsen Street Property is located in Brooklyn, New York, situated within the New York-Newark-Jersey City, NY-NJ-PA Metropolitan Statistical Area (“New York City MSA”). The New York City MSA has an area population of approximately 19.6 million and a median household income of $91,562. According to the appraisal, the New York City MSA has approximately 6.7 million employees within the office occupation sector, which represents approximately 67.7% of the total workforce.

The 175 Remsen Street Property is further situated within the Downtown Brooklyn Office Submarket, which benefits from the Atlantic Terminal train station connecting northern Brooklyn and lower Manhattan. As of September 2024, the Downtown Brooklyn Office Submarket had an inventory of approximately 25.0 million square feet, and overall occupancy rate of 80.7% and gross asking rents of $51.56 per square foot. According to a third party market data provider, inventory levels have remained relatively flat in the Downtown Brooklyn Office Submarket with 350,638 square feet (approximately 1.4% of total inventory) removed since 2012. Asking office rents in the Downtown Brooklyn Office Submarket are among the highest for submarkets located outside of Manhattan and exhibited a 2.3% growth in market asking rents over the prior twelve months, according to a third party market data provider.

A-3-122

Office – CBD	Loan #14	Cut-off Date Balance:	$80,000,000
175 Remsen Street	175 Remsen	Cut-off Date LTV:	17.5%
Brooklyn, NY 11201		UW NCF DSCR:	3.92x
		UW NOI Debt Yield:	24.2%

The following table presents leasing data at comparable office properties with respect to the 175 Remsen Street Property:

Comparable Leases

Property	Investment Grade	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps/yr	TI PSF
175 Remsen Street(1) Brooklyn, NY	Class B	Various	Various	Various	MG	130,404	$50.01	Various	Various
222 Livingston Street Brooklyn, NY	Class B	Auto Tab	Apr-24	1.0	MG	1,550	$56.00	NAP	NAP
32 Court Street Brooklyn, NY	Class B	Neighborhood Psychiatry Associates of Manhattan PLLC	Jan-24	5.0	MG	2,100	$52.00	NAP	NAP
32 Court Street Brooklyn, NY	Class B	Treatment of Allergies in New York, PC	Nov-23	10.0	MG	5,412	$50.81	NAP	NAP
523 Fulton Street Brooklyn, NY	Class B	New York City Department of Health and Mental Hygiene	Oct-23	21.0	MG	17,750	$48.80	Various(2)	$86.41
25 Chapel Street Brooklyn, NY	Class B	NYC Human Resources Administration	Aug-23	5.0	MG	11,150	$43.00	NAP	NAP
32 Court Street Brooklyn, NY	Class B	Judlau Contracting, Inc	Feb-23	3.0	MG	5,412	$49.53	NAP	NAP
41 Flatbush Avenue Brooklyn, NY	Class B	Merit Hill Capital	Jul-22	7.0	MG	12,812	$55.00	$1.00	NAP
195 Montague Street Brooklyn, NY	Class B	Graham Windham	Jan-22	15.0	MG	15,000	$50.00	NAP	NAP
Average(3)				8.4		8,898	$50.64		$86.41

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated July 31, 2024. Base Rent PSF excludes retail space.
(2)	Includes rent steps of 10.4% commencing in lease year seven, 9.4% commencing in lease year 12 and 8.6% commencing in lease year 17.
(3)	Average excludes the 175 Remsen Street Property.

The following table presents sales data at comparable office properties with respect to the 175 Remsen Street Property:

Comparable Sales

Property	Location	Year Built / Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price PSF	Cap Rate
175 Remsen Street	Brooklyn, NY	1962 / 2009	130,404	97.2%	NAP	NAP	NAP
81 Prospect Street	Brooklyn, NY	1909 / 2014	91,622	0.0%	May-24	$368.36	NAP
1825 Park Avenue	Harlem, NY	1901 / 2015	121,175	90.0%	Dec-23	$464.01	7.46%
21-09 49th Avenue	Long Island City, NY	1916 / 2017	128,851	2.0%	Jun-23	$498.79	NAP
159-05 Union Turnpike	Queens, NY	1960 / NAP	79,800	100.0%	Feb-23	$551.38	6.35%
435 9th Street	Brooklyn, NY	1921 / NAP	17,742	80.0%	Nov-22	$620.00	3.52%

Source: Appraisal.

The following table presents the appraiser’s concluded market rents with respect to the 175 Remsen Street Property:

Market Rent Summary

Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Average Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
Retail	$75.00	Modified Gross	3.00% /Yr	$100.00 / $50.00	120 Months	4.00%	2.00%
Office	$50.00	Modified Gross	3.00% /Yr	$60.00 / $30.00	120 Months	4.00%	2.00%
Basement	$30.00	Modified Gross	3.00% /Yr	$60.00 / $30.00	120 Months	4.00%	2.00%

Source: Appraisal.

A-3-123

No. 15 – Baybrook Mall
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
				Property Type – Subtype:	Retail - Super Regional Mall
	Original Principal Balance(1):	$20,000,000		Location:	Friendswood, TX
	Cut-off Date Balance(1):	$19,969,715		Size(4):	540,986 SF
	% of Initial Pool Balance:	2.4%		Cut-off Date Balance Per SF(1):	$406.05
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$384.75
	Borrower Sponsor:	Brookfield Properties Retail		Year Built/Renovated:	1978/2016
		Holding LLC and SMRF Baybrook		Title Vesting:	Fee
		Investor Member LLC		Property Manager:	Brookfield Properties Retail
	Guarantors:	BPR Nimbus LLC			Inc. (borrower-related)
	Mortgage Rate:	6.8160%		Current Occupancy (As of):	95.4% (6/30/2024)
	Note Date:	July 19, 2024		YE 2023 Occupancy:	99.3%
	Seasoning:	2 months		YE 2022 Occupancy:	97.5%
	Maturity Date:	August 1, 2029		As-Is Appraised Value(5):	$392,659,260
	IO Period:	0 months		As-Is Appraised Value Per SF(5):	$725.82
	Loan Term (Original):	60 months		As-Is Appraisal Valuation Date(5):	June 4, 2024
	Amortization Term (Original):	360 months
	Loan Amortization Type:	Amortizing Balloon
	Call Protection(2):	L(26),D(30),O(4)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1):	Pari Passu ($199,697,151)		TTM 5/31/2024 NOI:	$29,848,392
				YE 2023 NOI:	$29,919,970
				YE 2022 NOI:	$28,591,885
				U/W Revenues:	$41,481,121
				U/W Expenses:	$11,271,177
				U/W NOI:	$30,209,945
Escrows and Reserves				U/W NCF:	$29,652,729
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	1.75x/1.72x
RE Taxes	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.8%/13.5%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.5%/14.2%
Replacement Reserve	$0	Springing	$270,493	Cut-off Date LTV Ratio(1):	55.9%
TI/LC Reserve	(3)	Springing	$1,081,972	LTV Ratio at Maturity(1):	53.0%
Anchor Tenant Reserve	$0	Springing	NAP

Sources and Uses
Sources			Uses
Whole Loan Amount	$220,000,000	100.0%	Loan Payoff	$213,488,234	97.0%
			Return of Equity	5,037,736	2.3
			Closing Costs	1,474,030	0.7
Total Sources	$220,000,000	100.0%	Total Uses	$220,000,000	100.0%
(1)	The Baybrook Mall Mortgage Loan (as defined below) is part of the Baybrook Mall Whole Loan (as defined below), with an aggregate original principal amount of $220,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF Debt Yield, UW NCF DSCR, UW NOI DSCR Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Baybrook Mall Whole Loan.
(2)	Defeasance of the Baybrook Mall Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the date on which the Baybrook Mall Whole Loan (other than portions of the Baybrook Mall Whole Loan not intended for securitization) have been securitized and (ii) forty-two months from the origination date. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BANK5 2024-5YR10 securitization trust in October 2024. The actual defeasance lockout period may be longer.
(3)	On the origination date, the borrower provided a Guaranty of Limited Payment (as described below) from the non-recourse carveout guarantor in lieu of depositing approximately $1,984,194 into a TI/LC reserve.
(4)	Size does not include 720,931 SF of space associated with Dillard’s, Macy’s and Living Space, all non-collateral anchor tenants.
(5)	The Appraised Value is the Market Value “As Is” with Escrow Reserve, which assumes that $2,659,260 will be reserved for tenant improvements. The Market Value “As Is” Appraised Value without the reserve is $390,000,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 56.3% and 53.4% respectively, and an Appraised Value Per SF of $720.91. Since the date of the appraisal, some of the outstanding tenant improvements have been paid. At origination, the outstanding tenant improvements of approximately $1,984,194 were guaranteed by the guarantor under the Guaranty of Limited Payment in lieu of a reserve.

A-3-124

Retail – Super Regional Mall	Loan #15	Cut-off Date Balance:	$19,969,715
500 Baybrook Mall Drive	Baybrook Mall	Cut-off Date LTV:	55.9%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.8%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Baybrook Mall Mortgage Loan”) is part of a whole loan (the “Baybrook Mall Whole Loan”) evidenced by eleven pari passu promissory notes with an aggregate original principal amount of $220,000,000. The Baybrook Mall Whole Loan is secured by a first priority fee mortgage encumbering a 540,986 SF retail property located in Friendswood, Texas (the “Baybrook Mall Property”). The Baybrook Mall Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Societe Generale Financial Corporation (“SGFC”) and Barclays Capital Real Estate Inc. (“BCREI”) on July 19, 2024. The Baybrook Mall Mortgage Loan is evidenced by the non-controlling Note A-3 and the non-controlling Note A-4 with an aggregate original principal amount of $20,000,000. The Baybrook Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR9 securitization trust. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$59,909,145	BANK5 2024-5YR9	Yes
A-2	$28,000,000	$27,957,601	BANK5 2024-5YR9	No
A-3	$10,000,000	$9,984,858	BANK5 2024-5YR10	No
A-4	$10,000,000	$9,984,858	BANK5 2024-5YR10	No
A-5	$25,000,000	$24,962,144	BMARK 2024-V9	No
A-6	$18,000,000	$17,972,744	BBCMS 2024-5C29	No
A-7	$8,000,000	$7,987,886	BBCMS 2024-5C29	No
A-8	$5,000,000	$4,992,429	BBCMS 2024-5C29	No
A-9	$30,000,000	$29,954,573	BBCMS 2024-5C29	No
A-10(1)	$16,000,000	$15,975,772	SGFC	No
A-11(1)	$10,000,000	$9,984,858	SGFC	No
Total (Whole Loan)	$220,000,000	$219,666,866
(1)	Expected to be contributed to one or more future securitization trusts.

The Borrower and the Borrower Sponsor. The borrower is Baybrook Mall, LLC, a single-purpose, Delaware limited liability company with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Baybrook Mall Whole Loan. The non-recourse carveout guarantor is BPR Nimbus LLC. The borrower sponsors are Brookfield Properties Retail Holding LLC and SMRF Baybrook Investor Member LLC, which is owned by Nuveen Asset Management, LLC (“Nuveen”). Brookfield Properties Retail Holding LLC is an affiliate of Brookfield Property Partners L.P., the public real estate vehicle for Brookfield Asset Management Inc. Brookfield Property Partners, L.P. is a large global real estate company, with more than 1,000 managed properties and 380 million SF of managed space worldwide. Brookfield Property Partners, L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, and development opportunities. The borrower is owned by a joint venture between Brookfield Properties Retail Holdings LLC (51%) and Nuveen (49%). Nuveen is an asset manager and wholly owned subsidiary of Teachers Insurance and Annuity Association.

The Property. The Baybrook Mall Property is a 540,986 SF super regional shopping center, which is part of a larger 1,261,917 SF super regional shopping center (the “Baybrook Mall Regional Shopping Center”) located in Friendswood, Texas. As of June 30, 2024, the Baybrook Mall Property was 95.4% leased to a granular rent roll comprised of approximately 140 tenants. The five largest tenants by SF at the Baybrook Mall Property comprise approximately 13.8% of underwritten rent, and no single tenant makes up more than 5.7% of the underwritten rent. Additionally, the ten largest tenants by SF account for 23.7% of the aggregate underwritten rent. Notable national tenants at the Baybrook Mall Property include Apple, Sephora, Foot Locker, Buckle, Lego, Shoe Palace, Victoria’s Secret, and Finish Line. The Baybrook Mall Property is anchored by Dillard’s, Macy’s, Living Spaces (which is currently building out its space and is not yet in occupancy) and JCPenney. The Dillard’s, Macy’s and Living Spaces tenants are separately owned and are not part of the collateral. Additionally, the borrower sponsor owns the remainder of the Baybrook Mall Regional Shopping Center, which includes an adjacent outdoor lifestyle center as well as a power center anchored by Dick’s Sporting Goods, neither of which are part of the collateral. The Baybrook Mall Property includes three restaurant outparcels: Denny’s, The Cheesecake Factory and P.F. Chang’s. The Baybrook Mall Regional Shopping Center has seen completed expansion projects including an additional lifestyle expansion and power center, adding more than 30 retailers, 10 restaurants, and entertainment venues including The Lawn, a spacious grassy area providing a gathering spot for the community. Since 2019, the borrower sponsor invested approximately $16.8 million in capital expenditures at the Baybrook Mall Property, including property development and tenant improvements.

A-3-125

Retail – Super Regional Mall	Loan #15	Cut-off Date Balance:	$19,969,715
500 Baybrook Mall Drive	Baybrook Mall	Cut-off Date LTV:	55.9%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.8%

The following table presents inline sales history at the Baybrook Mall Property:

Tenant Sales History(1)

Tenant Type	2021 Sales	2021 Sales PSF	2022 Sales	2022 Sales PSF	2023 Sales	2023 Sales PSF	TTM Sales	TTM Sales PSF	TTM Occupancy Cost(2)
Inline (<10,000 SF)	$189,773,031	$976	$203,360,206	$881	$203,295,153	$855	$206,637,422	$863	14.2%
Inline (<10,000 SF excl. Apple)	$148,088,487	$782	$156,222,056	$692	$164,350,170	$706	$168,012,667	$717	17.2%

(1)	Information is based on sales information provided by the borrower sponsor.
(2)	Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements).

Major Tenants.

JCPenney (96,605 SF, 17.9% of net rentable area, 1.3% of underwritten base rent) Founded in 1902 and headquartered in Plano, Texas, JCPenney is a department store chain with approximately 50,000 employees. JCPenney serves customers at more than 650 stores across the United States and Puerto Rico. JCPenney is one of the nation’s largest retailers of apparel, home, jewelry, and beauty merchandise with a growing portfolio of private and national brands. JCPenney has anchored the Baybrook Mall Property since 2005, has a lease expiration date of January 31, 2026, and has six, five-year extension options remaining. JCPenney filed for bankruptcy in 2020 during the beginning of the COVID-19 pandemic and emerged from bankruptcy in December 2020.

Forever 21 (81,772 SF, 15.1% of net rentable area, 0.0% of underwritten base rent) Founded in 1984 and headquartered in Los Angeles, California, Forever 21 sells men's and women's clothing and accessories. Forever 21 is located in more than 540 locations globally and online throughout the United States and in Canada, Europe, Japan, Korea, and the Philippines. Forever 21 has been a tenant at the Baybrook Mall Property since 2009, has a lease expiration date of December 31, 2026, and has no extension options remaining. Forever 21 pays percentage rent instead of base rent. Based on the May 2024 TTM period, Forever 21 percentage in lieu rent was $519,744. $519,744 of percentage rent was underwritten for Forever 21. Forever 21 filed for bankruptcy in 2019 and emerged from bankruptcy in 2020.

H&M (17,510 SF, 3.2% of net rentable area, 3.0% of underwritten base rent) H&M is a global retailer offering affordable apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. H&M operates approximately 4,338 stores across 77 markets with approximately 143,000 employees. H&M has been a tenant at the Baybrook Mall Property since 2022, has a lease expiration date of January 31, 2032, and has two, three-year extension options remaining. H&M has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed approximately $5,440,386 between January 1, 2026 through December 31, 2026, or approximately $5,984,425 between January 1, 2028 through December 31, 2028. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of the construction allowance. H&M’s sales for the TTM May 2024 period were $4,596,073.

Victoria’s Secret (14,115 SF, 2.6% of net rentable area, 3.7% of underwritten base rent) Victoria’s Secret is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swimwear, as well as fragrances and body care. Victoria’s Secret/Pink comprises two brands, Victoria’s Secret and PINK. Victoria’s Secret employs over 30,000 associates across approximately 1,350 retail stores in approximately 70 countries. Victoria’s Secret has been a tenant at the Baybrook Mall Property since 2022, has a lease expiration date of January 31, 2032, and has no extension options remaining. Victoria’s Secret’s parent company filed for bankruptcy in 2020, and Victoria’s Secret was spun off as an independent business in 2021.

A-3-126

Retail – Super Regional Mall	Loan #15	Cut-off Date Balance:	$19,969,715
500 Baybrook Mall Drive	Baybrook Mall	Cut-off Date LTV:	55.9%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.8%

The following table presents certain information relating to stores with the highest overall sales in order of their May 31, 2024 TTM Sales:

Top Tenants by Total Sales(1)

Tenant Name	Tenant SF	2022 Sales	2022 Sales PSF	2023 Sales	2023 Sales PSF	TTM Sales	TTM Sales PSF	TTM Occupancy Cost(2)
Macy’s(3)	254,000	$57,100,000	$225	$48,500,000	$191	$48,500,000	$191	0.2%
Dillard’s(3)	299,681	$51,500,000	$172	$51,200,000	$171	$51,200,000	$171	0.2%
Apple	5,176	$47,138,150	$9,107	$38,944,983	$7,524	$38,624,755	$7,462	1.1%
Sephora	5,876	$9,194,514	$1,565	$12,049,893	$2,051	$12,789,992	$2,177	8.3%
Foot Locker	18,376(4)	$11,908,582	$648	$12,329,184	$671	$12,452,889	$678	14.3%
JCPenney	96,605	$11,700,000	$121	$11,300,000	$117	$11,300,000	$117	2.9%
Victoria’s Secret	14,115	$9,186,162	$651	$10,320,677	$731	$10,210,080	$723	15.7%
The Cheesecake Factory	11,393	$9,806,788	$861	$9,899,056	$869	$9,845,401	$864	5.8%
Forever 21	81,772	$7,596,815	$93	$6,230,995	$76	$6,496,805	$79	8.0%
H&M	17,510	$6,099,815	$348	$5,413,053	$309	$4,596,073	$262	17.0%

(1)	Information obtained from the borrower.
(2)	Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements). For the non-collateral tenants Macy’s and Dillard’s, Occupancy Cost is based on their respective common area maintenance expense contributions.
(3)	Not part of the Baybrook Mall Property collateral.
(4)	Includes 13,936 SF of Foot Locker space and 4,440 SF of Kids Foot Locker Space.

A-3-127

Retail – Super Regional Mall	Loan #15	Cut-off Date Balance:	$19,969,715
500 Baybrook Mall Drive	Baybrook Mall	Cut-off Date LTV:	55.9%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.8%

The following table presents certain information relating to the major tenants at the Baybrook Mall Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Stores
JCPenney	NR / NR / NR	96,605	17.9%	$325,000	1.3%	$3.36	1/31/2026	6, 5-year	N
Macy’s (non-collateral)(3)	BBB / Baa3 / BBB-	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Dillard’s (non-collateral)(3)	BBB- / Baa3 / BB+	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Living Spaces (non-collateral)(3)	NR / NR / NR	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Subtotal/Wtd. Avg.		96,605	17.9%	$325,000	1.3%	$3.36

Major Tenants
Forever 21(4)	NR / NR / NR	81,772	15.1%	$0	0.0%	$0.00	12/31/2026	None	N
Foot Locker(5)	NR / Ba2 / BB+	18,376	3.4%	$1,383,569	5.7%	$75.29	Various	None	N
H&M(6)	NR / NR / BBB	17,510	3.2%	$728,241	3.0%	$41.59	1/31/2032	2, 3-year	Y
Victoria’s Secret	NR / B1 / BB-	14,115	2.6%	$904,630	3.7%	$64.09	1/31/2032	None	N
The Cheesecake Factory	NR / NR /NR	11,393	2.1%	$517,698	2.1%	$45.44	1/31/2033	2, 5-year	N
Finish Line	NR / NR /NR	9,000	1.7%	$479,970	2.0%	$53.33	1/31/2028	None	N
Akira	NR / NR /NR	7,845	1.5%	$404,018	1.7%	$51.50	8/31/2029	None	N
Tilly’s(7)	NR / NR /NR	7,530	1.4%	$246,231	1.0%	$32.70	2/28/2033	None	Y
American Eagle Outfitters(8)	NR / NR /NR	6,723	1.2%	$721,311	3.0%	$107.29	3/31/2032	None	Y
Buckle	NR / NR /NR	6,502	1.2%	$310,275	1.3%	$47.72	7/31/2028	None	N
Subtotal/Wtd. Avg.		180,766	33.4%	$5,695,943	23.6%	$31.51

Other Tenants(9)		238,914	44.2%	$18,124,370	75.1%	$75.86
Occupied Subtotal/Wtd. Avg.		516,285	95.4%	$24,145,313	100.0%	$46.77(10)

Vacant Space		24,701	4.6%
Total/Wtd. Avg.		540,986	100.0%

(1)	Information is based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through June 19, 2025 and (ii) signed not occupied rent totaling $946,662.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Macy’s, Dillard’s and Living Spaces (which are not part of the Baybrook Mall Property) occupy 720,931 SF and anchor the Baybrook Mall Regional Shopping Center. Such non-collateral anchors do not have operating covenants in place. Living Spaces is currently building out its space and not yet in occupancy.
(4)	Forever 21 pays percentage rent instead of base rent. Based on the May 2024 TTM period, Forever 21 percentage in lieu rent was $519,744. $519,744 of percentage rent was underwritten for Forever 21.
(5)	Includes 13,936 SF of Foot Locker space that expires on April 30, 2032 and 4,440 SF of Kids Foot Locker space that expires on May 31, 2027.
(6)	H&M has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed approximately $5,440,386 between January 1, 2026 through December 31, 2026, or approximately $5,984,425 between January 1, 2028 through December 31, 2028. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of its construction allowance. H&M’s sales for the TTM May 2024 period were $4,596,073.
(7)	Tilly’s has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed $2,000,000 between November 1, 2027 through December 31, 2027. Tilly’s is required to pay a termination fee equal to 100% of the then unamortized portion of its construction allowance. Tilly’s sales for the TTM May 2024 period were $2,380,972.
(8)	American Eagle Outfitters has the right to terminate its lease upon 180 days’ notice if the tenant’s net sales fail to exceed $4,349,071 between April 1, 2027 through March 31, 2028. American Eagle Outfitters is required to pay a termination fee equal to $117,652.50. American Eagle Outfitters’ sales for the TTM May 2024 period were $4,647,955.
(9)	Includes 5,151 SF of inline tenant space as to which only percentage rent is due, 302 SF of tenant space as to which only overage rent is due and 3,411 SF of other space as to which there is no underwritten rent.
(10)	Includes the following SF as to which no base rent was underwritten: 81,772 SF occupied by Forever 21, as to which only percentage rent is due, 5,151 SF of inline tenant space as to which only percentage rent is due, 302 SF of tenant space as to which only overage rent is due and 3,411 SF of other space as to which there is no underwritten rent. Occupied Subtotal/Wtd. Avg. Annual UW Rent PSF excluding these tenants is $56.73.

A-3-128

Retail – Super Regional Mall	Loan #15	Cut-off Date Balance:	$19,969,715
500 Baybrook Mall Drive	Baybrook Mall	Cut-off Date LTV:	55.9%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.8%

The following table presents certain information relating to the lease rollover schedule at the Baybrook Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	4	5,896	1.1%	5,896	1.1%	$308,043	1.3%	$52.25
2024	8	8,611	1.6%	14,507	2.7%	$1,005,321	4.2%	$116.75
2025	18	21,559	4.0%	36,066	6.7%	$1,816,951	7.5%	$84.28
2026	24	240,690	44.5%	276,756	51.2%	$4,458,740	18.5%	$18.52
2027	22	43,312	8.0%	320,068	59.2%	$4,177,820	17.3%	$96.46
2028	21	54,663	10.1%	374,731	69.3%	$3,321,909	13.8%	$60.77
2029	15	42,280	7.8%	417,011	77.1%	$2,640,420	10.9%	$62.45
2030	7	11,461	2.1%	428,472	79.2%	$833,557	3.5%	$72.73
2031	2	1,208	0.2%	429,680	79.4%	$214,791	0.9%	$177.81
2032	6	54,798	10.1%	484,478	89.6%	$3,511,886	14.5%	$64.09
2033	7	28,476	5.3%	512,954	94.8%	$1,645,052	6.8%	$57.77
2034	3	3,331	0.6%	516,285	95.4%	$210,822	0.9%	$63.29
2035 & Thereafter	4	0	0.0%	516285	95.4%	$0	0.0%	$0.00
Vacant	0	24,701	4.6%	540,986	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	141	540,986	100.0%			$24,145,313	100.0%	$46.77
(1)	Information is based on the underwritten rent roll as of June 30, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Includes the following SF as to which no base rent was underwritten: 81,772 SF occupied by Forever 21, as to which only percentage rent is due, 5,151 SF of inline tenant space as to which only percentage rent is due, 302 SF of tenant space as to which only overage rent is due and 3,411 SF of other space as to which there is no underwritten rent. Total/Wtd. Avg. UW Rent PSF Rolling excluding these tenants is $56.73.
(4)	Total/Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

Historical Occupancy

12/31/2020	12/31/2021	12/31/2022	12/31/2023	5/31/2024
98.0%	97.9%	97.5%	99.3%	95.4%

A-3-129

Retail – Super Regional Mall	Loan #15	Cut-off Date Balance:	$19,969,715
500 Baybrook Mall Drive	Baybrook Mall	Cut-off Date LTV:	55.9%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.8%

Underwritten Net Cash Flow. The following table presents certain information relating to the historic operating results and underwritten net cash flow at the Baybrook Mall Property:

Cash Flow Analysis

	2020	2021	2022	2023	5/31/2024 TTM	U/W	U/W $ per SF
Gross Potential Rent(1)	$24,446,369	$25,720,119	$27,524,849	$28,432,717	$28,194,698	$28,171,016	$52.07
Reimbursements	$12,235,727	$10,638,392	$10,895,133	$11,417,589	$11,172,921	$11,141,965	$20.60
Other Income	$1,516,160	$1,860,280	$2,119,328	$2,297,302	$2,301,138	$2,168,140	$4.01
Effective Gross Income	$38,198,255	$38,218,791	$40,539,309	$42,147,608	$41,668,756	$41,481,121	$76.68

Real Estate Taxes	$5,440,425	$5,035,298	$4,702,799	$4,420,599	$4,217,902	$4,899,635	$9.06
Insurance	$247,003	$323,413	$366,254	$541,679	$614,253	$687,119	$1.27
Other Operating Expenses	$7,679,031	$6,915,653	$6,878,371	$7,265,360	$6,988,209	$5,684,423	$10.51
Total Operating Expenses	$13,366,460	$12,274,364	$11,947,424	$12,227,638	$11,820,364	$11,271,177	$20.83

Net Operating Income	$24,831,795	$25,944,427	$28,591,885	$29,919,970	$29,848,392	$30,209,945	$55.84
Replacement Reserves	$0	$0	$0	$0	$0	$232,624	$0.43
TI/LC	$0	$0	$0	$0	$0	$324,592	$0.60
Net Cash Flow	$24,831,795	$25,944,427	$28,591,885	$29,919,970	$29,848,392	$29,652,729	$54.81

NOI DSCR(2)	1.44x	1.50x	1.66x	1.74x	1.73x	1.75x
NCF DSCR(2)	1.44x	1.50x	1.66x	1.74x	1.73x	1.72x
NOI Debt Yield(2)	11.3%	11.8%	13.0%	13.6%	13.6%	13.8%
NCF Debt Yield(2)	11.3%	11.8%	13.0%	13.6%	13.6%	13.5%

(1)	UW Gross Potential Rent is based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through June 19, 2025, (ii) signed not occupied rent totaling $946,662, (iii) percentage rent totaling $808,724, (iv) overage rent totaling $1,237,029, (v) specialty leasing rent totaling $408,693 and (vi) kiosk revenue totaling $1,571,257.
(2)	The debt service coverage ratios and debt yields are based on the Baybrook Mall Whole Loan.

Appraisal. The appraisal concluded to a Market Value “As-is” With Escrow Reserve for the Baybrook Mall Property of $392,659,260 as of June 4, 2024. Such Appraised Value assumes that $2,659,260 will be reserved for tenant improvements. Since the date of the appraisal, some of the outstanding tenant improvements have been paid. At origination, the outstanding tenant improvements of approximately $1,984,194 were guaranteed by the guarantor under the Guaranty of Limited Payment in lieu of a reserve.

Environmental Matters. According to the Phase I environmental site assessment dated May 20, 2024, there was no evidence of any recognized environmental conditions at the Baybrook Mall Property.

Market Overview and Competition. The Baybrook Mall Property is located in Friendswood, Texas, west of the central business district of Houston and northwest of the George Bush Intercontinental Airport. Major industries include energy, aerospace, specialty chemical, healthcare, and maritime. The city is also home to the Texas Medical Center, the largest medical center in the world, and the world’s largest concentration of health care and research institutions. Primary access to the local area is provided by Interstate 45, a major north-south arterial highway in the immediate area. State Route 35 and Gulf Freeway are the major north-south highways in the immediate area. Bay Area Boulevard and Long Prairie Road are the primary east-west roadways in the area. The Baybrook Mall Property is not accessible via public transportation. The primary mode of transportation in the immediate area is through automobile. Neighboring areas and the larger Houston metropolitan region are served by the Metropolitan Transit Authority of Harris County (METRO), which includes bus routes and park-and-ride services that Friendswood residents can access for commutes to Houston. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Southeast Outlier retail submarket was approximately 3.6% with average asking rents of $28.82 PSF and inventory of approximately 16.6 million SF. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Houston market was approximately 5.0%, with average asking rents of $21.08 PSF and inventory of approximately 440.3 million SF. According to the appraisal, the 2023 population within a one-mile-, three-mile and five- mile radius of the Baybrook Mall Property was 6,603, 76,142 and 211,728, respectively. The 2023 average household income within the same one-mile-, three-mile and five- mile radius was $93,263, $102,629 and $122,801, respectively.

A-3-130

Retail – Super Regional Mall	Loan #15	Cut-off Date Balance:	$19,969,715
500 Baybrook Mall Drive	Baybrook Mall	Cut-off Date LTV:	55.9%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.8%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Baybrook Mall Property:

Market Rent Summary

	Market Rent	Escalations	Term (Months)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
0 to 1,500 SF Space:	$80.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
1,501 to 2,500 SF Space:	$70.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
2,501 to 4,000 SF Space:	$55.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
4,001 to 6,500 SF Space:	$80.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
6,501 to 10,000 SF Space:	$55.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
Snack Bars Space:	$135.00	3.00%/year	60	Triple Net	$60.00 / $15.00	6.0% / 3.0%
Food Court Space:	$145.00	3.00%/year	60	Triple Net	$60.00 / $15.00	6.0% / 3.0%
Restaurant Space:	$55.00	3.00%/year	60	Triple Net	$30.00 / $10.00	6.0% / 3.0%
Kiosk Space:	$360.00	3.00%/year	60	Gross	$10.00 / $2.00	6.0% / 3.0%
Large Tenants Over 10,000 SF Space:	$55.00	10% Midterm	120	Triple Net	$20.00 / $5.00	6.0% / 3.0%
Anchor Space:	$9.50	10% Midterm	120	Gross	$5.00 / $1.00	4.0% / 2.0%
Restaurant Outparcel Space:	$35.00	10% Midterm	120	Triple Net	$20.00 / $5.00	6.0% / 3.0%
Jewelry Space:	$150.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%

Source: Appraisal.

The appraisal identified three shopping centers in the Baybrook Mall Property’s primary competitive set as outlined below:

Competitive Set Summary

Name	Baybrook Mall (subject)	Houston Galleria	Memorial City	Pearland Town Center
Address	500 Baybrook Mall Drive	5075 Westheimer Road	303 Memorial City	11200 Broadway
City, State	Friendswood, TX	Houston, TX	Houston, TX	Pearland, TX
Rentable Area (SF)	1,261,917(1)	2,011,293	1,700,000	N/A
Year Built	1978	1970	1966	N/A
Anchor Tenants	Dillard's, Macy's, JCPenney	Macy's, Neiman Marcus, Nordstrom, Saks Fifth Avenue	Dillard's JCPenney, Macy's	Dillard's, Macy's, Dick's Sporting Goods
Sales PSF	$863(2)	$980	$700	$406
Occupancy	95.4%(3)	95.0%	89.0%	94.0%

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated June 30, 2024.
(2)	Based on TTM 5/31/2024 sales period.
(3)	Occupancy is not inclusive of non-collateral tenants. The Baybrook Mall Property is comprised of 540,986 SF. Dillard’s, Macy’s and Living Spaces (720,931 SF) are not part of the collateral.

A-3-131

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ANNEX B

FORM OF DISTRIBUTION DATE STATEMENT

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Contacts
Role	Party and Contact Information
Depositor	Wells Fargo Bank, National Association
	Attention: Commercial Servicing		commercial.servicing@wellsfargo.com
550 South Tryon Street, 23rd Floor, MAC D1086-23A | Charlotte, NC 28202 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)		cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Wells Fargo Bank, National Association
	Attn: Commercial Servicing		commercial.servicing@wellsfargo.com
550 South Tryon Street, 23rd Floor, MAC D1086-23A | Charlotte, NC 28202 | United States
Primary Servicer	Midland Loan Services, a Division of PNC Bank, N.A.
	Attention: Executive Vice President – Division Head	(913) 253-9000	askmidlandls.com
10851 Mastin Street, Suite 300 | Overland Park, KS 66210 | United States
Special Servicer	Rialto Capital Advisors, LLC
General
200 S. Biscayne Blvd, Suite 3550 | Miami, FL 33131 | United States
Operating Advisor & Asset Representations Reviewer	BellOak, LLC
	Attention: Reporting		Reporting@belloakadvisors.com
200 N. Pacific Coast Highway, Suite 1400 | El Segundo, CA 90245 | United States
This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
H-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00

*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)	Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals
1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Nov-24	0	0	0	0	0	0
Oct-24	0	0	0	0	0	0
Sep-24	0	0	0	0	0	0
Aug-24	0	0	0	0	0	0
Jul-24	0	0	0	0	0	0
Jun-24	0	0	0	0	0	0
May-24	0	0	0	0	0	0
Apr-24	0	0	0	0	0	0
Mar-24	0	0	0	0	0	0
Feb-24	0	0	0	0	0	0
Jan-24	0	0	0	0	0	0
Dec-23	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	11/15/24	BANK5 2024-5YR10
Determination Date:	11/11/24
Record Date:	10/31/24	Wells Fargo Commercial Mortgage Securities, Inc. 2024-5YR10

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of October 1, 2024 (the “Pooling and Servicing Agreement”).
Transaction: BANK5 2024-5YR10, Commercial Mortgage Pass-Through Certificates, Series 2024-5YR10
Operating Advisor: BellOak, LLC
Special Servicer as of December 31, [__]: Rialto Capital Advisors, LLC

Directing Certificateholder: RREF V – D AIV RR L, LLC or an affiliate

I.                           Population of Mortgage Loans that Were Considered in Compiling this Report

1.       The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
b)	[Final] Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.       Prior to an Operating Advisor Consultation Event, if any Mortgage Loan is in special servicing and if the Special Servicer has subsequently completed a Major Decision with respect to such Specially Serviced Loan, the Special Servicer has provided the applicable fully executed Major Decision Reporting Package approved or deemed approved by the Directing Certificateholder to the Operating Advisor.

3.       After an Operating Advisor Consultation Event, the Special Servicer has provided to the Operating Advisor:

a)	with respect to each Major Decision for the following non-Specially Serviced Loans, the related Major Decision Reporting Package and the opportunity to consult with respect to such Major Decision and recommended action:

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

C-1

b)	with respect to following Specially Serviced Loans, each related Asset Status Report and the opportunity to consult with respect to such recommended action:

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions under the Pooling and Servicing Agreement on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to materially comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]
III.	List of Items that were Considered in Compiling this Report

In rendering the assessment set forth in this report, the Operating Advisor examined and relied upon the accuracy and the completion of the items listed below:

1.    Any Major Decision Reporting Package that is delivered or made available to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement.

2.    Reports by the Special Servicer made available to Privileged Persons that are posted on the certificate administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement, each Asset Status Report (after an Operating Advisor Consultation Event), and each Final Asset Status Report, in each case, delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

3.    The Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement.

4.    [LIST OTHER REVIEWED INFORMATION].

5.    [INSERT IF AFTER AN OPERATING ADVISOR CONSULTATION EVENT: Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement on Asset Status Reports for a Specially Serviced Loan delivered or made available to the Operating Advisor

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pursuant to the terms of the Pooling and Servicing Agreement and with respect to Major Decisions processed by the Special Servicer.]

NOTE: The Operating Advisor’s review of the above materials should be considered a limited review and not be considered a full or limited audit, legal review or legal conclusion. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), review underlying lease agreements or similar underlying documents, re-engineer the quantitative aspects of their net present value calculations, visit any related property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

IV.	Assumptions, Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.    As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial and (ii) will not be required in the ordinary course to provide or obtain a legal opinion, legal review, or legal conclusion as part of that assessment.

2.    In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.

3.    Other than the receipt of any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder or borrower directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.

4.    The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or direct the actions of the Special Servicer.

5.    Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communications held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

6.    There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions,

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ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

7.    The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

8.    This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. The exceptions to the representations and warranties set forth below are identified on Annex D-2 to this prospectus. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans (or portions thereof) sold by the applicable mortgage loan seller. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.	Intentionally Omitted.

2.    Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.    Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor

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(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.    Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.    Intentionally Omitted.

6.    Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.    Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related Mortgage and Assignment

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of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.    Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same cross-collateralized group of Mortgage Loans, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such Mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien

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of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.    Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10. Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

11. Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that

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possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12. Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13. Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14. Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15. Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16. Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and

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deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or the related Non-Serviced Master Servicer).

17. No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18. Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the least of (a) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in

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an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (b) the outstanding principal amount of the Mortgage Loan and (c) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan or Whole Loan, as applicable, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so,

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authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19. Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20. No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21. No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature or an equity participation by the Mortgage Loan Seller.

22. REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or

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occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23. Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24. Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25. Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

26. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law

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and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property. The Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

27. Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan documents require the related Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28. Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29. Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal

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repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30. Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls for properties that have any individual lease which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31. Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of

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$20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer or insurers meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32. Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

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33. Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34. Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a Yield Maintenance Charge or Prepayment Premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35. Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in situations where default interest is imposed.

36. Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground

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lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related Mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual/360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance and attornment agreement or similar agreement to which the Mortgagee on the lessor’s fee interest is subject;

(e)   Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)   The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but

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for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default and provide that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)   A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)   The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)   Under the terms of the Ground Lease and Related Documents, any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents, any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)   Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37. Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38. Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39. Intentionally Omitted.

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40. No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of the Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41. Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42. Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan and other than as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

43. Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements, was conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required

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to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

44. Intentionally Omitted.

45. Appraisal. The servicing file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) (A) is a Member of the Appraisal Institute or (B) has a comparable professional designation and possesses the level of experience required to evaluate commercial real estate collateral, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46. Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47. Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48. Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49. Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and

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regulations, including without limitation the U.S. Anti-Money Laundering Act of 2020 and the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” or “the sponsor’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	JPMorgan Chase Bank, National Association	Bank of America, National Association
16			The Piazza

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	JPMorgan Chase Bank, National Association	Bank of America, National Association
1			Bay Plaza Community Center

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS (OTHER THAN
CROSS-COLLATERALIZED MORTGAGE LOANS)

Mortgage Loan Number as Identified on Annex A-1	Wells Fargo Bank, National Association	Morgan Stanley Mortgage Capital Holdings LLC	JPMorgan Chase Bank, National Association	Bank of America, National Association
9, 30, 41 and 42		TCC Pool 1, TCC Pool 2, Beaver Lake and Pioneer Crossing MHC
20 and 24				JB Center Apartments and River Apartments
26 and 32				Florline Commons and Graham Town Center
38 and 40				CityLine Self Storage West Amwell, NJ and CityLine Self Storage Salisbury, MD

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(8) Permitted Liens; Title Insurance	The Galt House (Loan No. 2)	The Phase I environmental site assessment obtained in connection with loan origination identified a controlled recognized environmental condition (“CREC”) related to areas under the East Tower portion of the mortgaged property that was part of an electrical substation for fill material and polychlorinated biphenyl-containing (“PCB”) transformers. The site was included in the Kentucky Superfund program, and regulatory closure was issued on February 25, 2013 with environmental restrictions, including prohibitions of groundwater use, capping and land use restrictions on the subject property for polycyclic aromatic hydrocarbons (“PAH’s”) remaining on-site following remediation activities. The loan documents require that the borrower comply with related closure letter requirements, environmental restrictions, and applicable engineering and institutional controls.
(8) Permitted Liens; Title Insurance	ExchangeRight 68 (Loan No. 6)	With respect to the following properties, the related single tenant has a Right of First Refusal (“ROFR”) to purchase the individual mortgaged property if the borrower receives offer as to such mortgaged property that it is otherwise willing to accept: (i) Tractor Supply – Bedminster, PA; (ii) Tractor Supply – Canton, GA; (iii) Tractor Supply – Winnie, TX; (iv) Tractor Supply – Wichita Falls, TX; (vi) Tractor Supply – Edinboro, PA; (vi) Dollar Tree – Bettendorf, IA; (vii) Dollar Tree – Asheboro, NC; (viii) O’Reilly Auto Parts – Hendersonville, NC; and (ix) O’Reilly Auto Parts – Marion, NC, having an aggregate allocated loan amount equal to $18,607,965, or 40.7% of the original principal balance. The ROFR’s are not extinguished by foreclosure; however, the ROFR’s do not apply to foreclosure or deed in lieu thereof.
(8) Permitted Liens; Title Insurance	Renaissance West (Loan No. 8)	Smith’s Food & Drug (#1 tenant) to purchase the mortgaged property if the borrower receives offer including the tenant’s leased premises that the borrower is otherwise willing to accept. The related lease provides that the ROFR does not apply to (i) a foreclosure or other transfer event to landlord’s lender, (ii) a transfer to a third party via a foreclosure sale, or (iii) a transfer to a third party via a cooperative sale to such third party resulting from a workout with the lender due to a loan default.
(8) Permitted Liens; Title Insurance	Topanga & Victory (Loan No. 12)	The related Mortgaged Property consists of two five-story office buildings and an adjacent parking garage structure. The improvements were originally constructed in 1964. The City of Los Angeles Department of Building and Safety issued Certificates of Substandard Property on September 25, 2020 with respect to the mortgaged improvements, indicating that the improvements were subject to seismic retrofit compliance requirements pursuant to the City of Los Angeles Ordinance 183893 for non-ductile concrete structures. The ordinance requires affected property owners (i) to submit a completed checklist for the LADBS to review and approve (Phase 1), which, with approved extensions is due October 8, 2024; (ii) submit a structural analysis and plans for proposed structural alteration of the building to comply with the Ordinance retrofit requirements (Phase 2), which is due April 8, 2031; and (iii) complete all necessary retrofit on the building (Phase 3); which is due April 8, 2046. (The loan matures September 11, 2029.) The two office buildings were the subject of seismic retrofit work in 1994. The Seismic risk assessment required in connection with loan origination identified the aggregate PML at 13%, and no earthquake insurance was required. The seismic consultant
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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
indicated that the office buildings had been seismically retrofitted, but that the parking garage had not. The loan documents provide for personal liability to the borrower and guarantors for losses related to seismic retrofit compliance violations.
(8) Permitted Liens; Title Insurance	BBR Apartment Portfolio (Loan No. 28)	(i) Affordable Housing Restrictions. The related Mortgaged Property is comprised of three multifamily projects developed as affordable housing in 1998 pursuant to the Low-Income Housing Tax Credit Program. All of the total 120 units are subject to various affordable housing restrictions administered by the South Carolina State Housing Finance and Development Authority (the “SC Housing Authority”), including so-called Agreements as to Restrictive Covenants expiring March 19, 2029 that require 100% of the units to be leased to tenants whose income is 60% or less of the area-median income. In connection with loan origination, the SC Housing Authority provided an estoppel confirming the borrower’s compliance with the related affordable housing restrictions, and providing that in the event of a foreclosure or deed-in-lieu thereof, the restrictions would terminate at the lender’s request. (However, such termination would, among other things, terminate the properties’ current 100% property tax exemption). The loan documents provide that the borrower and guarantors have springing recourse liability for amendments or modifications to the affordable housing restrictions without the lender’s approval. (ii) Property Tax Exemption. Current state law [Sec. 12-37-220(B)(11)(e) of SC Code of Laws] provides that projects owned by non-profit housing corporations and complying with federal affordable housing restriction under Internal Revenue Procedure 96-32 receive a 100% property tax exemption. Bills have been introduced in the past session of the South Carolina legislature attempting to limit such exemptions. The loan underwriting assumes a life-of-loan exemption from property taxes. The appraisal provided a valuation assuming the mortgaged property is rent-restricted without any property tax exemption, which results in an LTV of 74.3%. Utilizing the appraiser’s tax expense of $159,000, the resulting DSCR NCF (IO) is 1.07x. The loan documents provide that the borrower and guarantors have springing recourse liability if any individual property fails to qualify for any reason for the full tax exemption, or if taxes are assessed against any individual property, during the loan term.
(18) Insurance	The Galt House (Loan No. 2)	The related Mortgaged Property consists of a fee interest in the 600-room east tower (the “East Tower”), which also contains an additional 74 furnished apartments that are rented on a short-term basis, a leasehold interest in the 636-room west tower (the “West Tower”), and various space lease-type interests with sponsor affiliates in meeting rooms, a bar and parking rights to 398 parking spaces that are part of the East Tower’s approximately 2000-space parking garage. While the related affiliates, together with applicable mortgagees, have entered into non-disturbance or recognition agreements, as applicable, for the benefit of lender, the related space lease-type agreements do not provide that space tenant has any right to condemnation awards or casualty proceeds customarily attributable to property ownership.
(18) Insurance	Renaissance West (Loan No. 8)	Various pad site tenants (Popeye’s Louisiana Kitchen, Inc., Tropical Smoothie and Smith Fuel Center) are leased fees, where the tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the ground lessee or other non-borrower party and/or its leasehold mortgagee.
(18) Insurance	Hilton Washington DC Rockville Hotel (Loan No. 18)	The related Mortgaged Property is security for 2 pari passu senior notes aggregating $26,500,000. The related Mortgage Loan documents permit a
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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
property insurance deductible up to $100,000. The in-place deductible is $100,000.
(18) Insurance	9950 Woodloch (Loan No. 27)	The related Mortgaged Property is security for 4 pari passu notes aggregating $130,000,000. The related Mortgage Loan documents permit a property insurance deductible up to $250,000. The in-place deductible is $100,000.
(18) Insurance	BBR Apartment Portfolio (Loan No. 28)	With respect to the Sumter, SC individual property, having an allocated loan amount equal to $2,248,741 or 30.0% of the original principal balance, the loan documents permit a property insurance deductible up to $210,000, subject to certain conditions, including (i) the borrower’s funding an insurance deductible reserve in an amount equal to the difference between such deductible amount and $25,000, and (ii) once the deductible has been increased above $25,000, it can thereafter only be decreased. An insurance deductible reserve in the amount of $185,000 was funded at loan closing. The in-place property insurance deductible for the Sumter, SC individual property is $10,000.
(28) Recourse Obligations	All Wells Fargo Loans (Loan Nos. 2, 4, 6, 8, 12, 18, 27, 28 and 31)	With respect to actions or events triggering recourse to the borrower or guarantor, the related Mortgage Loan documents may provide additional qualifications or limitations, including those related to knowledge or intent, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, actions other than borrower-affiliated parties are involved, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower's access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower's inadvertent failure to provide adequate notice or timely or complete information otherwise required by the related Mortgage Loan documents, or otherwise obtain necessary prior approval therefor.
(28) Recourse Obligations	Culver Collection (Loan No. 4)	The related Mortgage Loan documents provide that the SPE borrower and guarantor have personal liability for losses only (not full springing recourse liability) for (A) any transfer of the property or interest therein as a result of leases, easements, restrictive covenants, licenses or occupancy agreements in violation of loan document terms and conditions; and (B) any transfer of a non-controlling, direct or indirect ownership interest in the borrower pursuant to which the transferee or affiliates obtains or increases its non-controlling interest to less than 10% (or, following securitization of the last component notes, 20%) unless such transfer is a permitted transfer under the related Mortgage Loan documents.
(29) Mortgage Releases	Culver Collection (Loan No. 4)	The related Mortgaged Property is security for 4 pari passu senior notes aggregating $120,000,000, and 2 subordinate notes in the amount of $12,000,000, totaling $132,000,000. The related Mortgage Loan provides for the release of a parking lot parcel (the 8511 Warner Drive property) (the release parcel) in the lender’s sole discretion. Accordingly, such release may be made on terms that are less stringent than required by the subject representation, including a release without additional monetary consideration, provided that REMIC-related conditions must be satisfied. The appraisal concluded to an as-is value of the related Mortgaged Property of $240,200,000. The release parcel was assigned a value of $16,200,000 (6.7% of the as-is value).
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Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(31) Acts of Terrorism Exclusion	All Wells Fargo Loans (Loan Nos. 2, 4, 6, 8, 12, 18, 27, 28 and 31)	To the extent exceptions have been taken to the Insurance representation (#17) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.

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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Whispering Palms MHC (Loan No. 11)	There is a lien on the related Mortgaged Property from the Code Enforcement Board of Indian River County, Florida, in connection with water infiltration at such Mortgaged Property into the county sewer system (“Infiltration Violation”). A fine of $250 per day has been accruing at the related Mortgaged Property since November 2020. Due to the Infiltration Violation related Mortgage Loan agreement included: (i) an upfront reserve for outstanding accrued fines and a monthly deposit for the fines that would accrue during the next month; (ii) a covenant for the related Mortgagor to cure the Infiltration Violation and remove the lien within sixty (60) days following the origination date days (however, with automatic extensions so long as no enforcement action has been taken, other than accruing fines, and such Mortgagor is diligently pursuing such cure); (iii) a springing reserve for the cost to complete further remediation if required by the Code Enforcement Board of Indian River County, Florida to remediate the Infiltration Violation and the related Mortgagor must deposit cash or a letter of credit in an amount equal to 125% of Mortgagee’s estimated costs to complete, but if such Mortgagor elects not to do so, then a cash sweep will commence until such amount is collected; and (iv) a non-recourse carveout for any losses associated with the existence of the Infiltration Violation.
(8) Permitted Liens; Title Insurance	Bronx Terminal Market (Loan No. 5)

The Phase I environmental site assessment prepared in connection with loan origination identified a controlled recognized environmental condition (“CREC”) associated with brownfields-related remediation. The related Mortgaged Property entered the New York State Brownfield Cleanup Program due to prior on-site industrial uses. The site has received regulatory case closure, although residual contamination remains. In 2009, following remediation, a Certificate of Completion was issued, imposing engineering and institutional controls on the subject property pursuant to a Site Management Plan, including the maintenance of existing engineering controls with a cover system using concrete, asphalt, and clean soil, and sub-slab depressurization systems and vapor barriers. Annual certifications are associated with the engineering controls and must be kept up to date and filed. The related Mortgage Loan documents include environmental compliance covenants and provide for recourse liability for the SPE borrower and guarantor for losses related to various environmental matters, including non-compliance with applicable environmental laws and related requirements.

PILOT Agreement. The related Mortgaged Property is subject to a PILOT Agreement with the City of New York that expires in the 2032/2033 tax year. The exemption amount is 100% in tax year 2023/2024, and reduces 10% per year through expiration (the loan matures in 2029). In tax year 2023/2024, unabated taxes were $13,436,971. In the tax year when the PILOT exemption burns off, unabated taxes are scheduled at $14,217,766. Property taxes were underwritten based on the borrower’s budgeted amount. When the PILOT expires, the ground lessee pays property taxes. If the related Mortgaged Property is tax-exempt due to City ownership at that time, it pays taxes in an amount that would be assessed if the property were not exempt.

(8) Permitted Liens; Title Insurance	Whispering Palms MHC (Loan No. 11)	See exception to Representation 7.
(18) Insurance	Bronx Terminal Market (Loan No. 5)	The related Mortgage Loan documents permit the related Mortgagor to maintain a portion of the coverage required under the related Mortgage Loan documents with insurance companies which do not meet the insurance requirements (“Otherwise Rated Insurers”) in their current
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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
participation amounts and positions within the syndicate of insurers; provided that (1) in the event that S&P is rating any securitization in which any portion of such Mortgage Loan is allocated, the related Mortgagor is required to replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth in the related Mortgage Loan agreement and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, such Mortgagor is required to replace any Otherwise Rated Insurer.
(18) Insurance	Bronx Terminal Market (Loan No. 5)

The Mortgage Loan documents permit a $250,000 property insurance deductible.

The related Mortgage Loan documents permit borrower to utilize a “Retention Amount” funded by Relsure Vermont Inc., a licensed captive insurance company owned by affiliates of The Related Companies, L.P., in addition to the required deductible, for all losses, excluding wind and earthquake related losses, so long as (1) the Retention Amount is aggregated annually, (2) the Retention Amount remain prefunded at all times during the Mortgage Loan term and (3) the related Mortgagee has submitted evidence satisfactory to the Mortgagee and rating agencies of such prefunded arrangement at the request of the Mortgagee or a Rating Agency. The Retention Amount is a $5,000,000 aggregate deductible, subject to a $2,500,000 per occurrence deductible.

(18) Insurance	JB Center Apartments (Loan No. 20)	The related Mortgagee has agreed at the related Mortgage Loan origination to accept the then-current insurance carrier, Capitol Specialty Insurance Corporation for the full term of the related Mortgage Loan contingent upon such insurer maintains their rating of A IX from AM Best.
(18) Insurance	Sierra Vista Plaza (Loan No. 21)	The related Mortgagee has agreed at the related Mortgage Loan origination to accept the then-current insurance carrier, American Select Insurance Company, provided that American Select Insurance Company is replaced when the related insurance policies are renewed on January 1, 2025 with an insurance company meeting all of the requirements of the related Mortgage Loan agreement.
(18) Insurance	River Apartments (Loan No. 24)	The related Mortgagee has agreed at the related Mortgage Loan origination to accept the then-current insurance carrier, Capitol Specialty Insurance Corporation, provided that Capitol Specialty Insurance Corporation is replaced when the related insurance policies are renewed on September 3, 2025 with an insurance company meeting all of the requirements of the related Mortgage Loan agreement.
(18) Insurance	CityLine Self Storage Salisbury, MD (Loan No. 40)	The Mortgage Loan documents permit property insurance coverage relating to windstorm or hail damage to roofing to be on an actual cash value basis and the deductible relating to such coverage to be 2% on a replacement cost basis, as opposed to the general requirement in the Mortgage Loan documents of an “all other perils” deductible not in excess of the greater of $25,000 or 5% of underwritten net cash flow as determined by the lender for property insurance coverage.
(19) Access; Utilities; Separate Tax Parcels.	Bronx Terminal Market (Loan No. 5)	The related Mortgage Loan is secured by the Mortgagee’s leasehold interest in a ground lease with the City of New York, as ground lessor. An undeveloped portion of the related Mortgaged Property is included in a tax lot that is shared with non-collateral property, also currently owned by the City of New York. Due to the City’s ownership, the shared tax parcel is not currently subject to taxation.
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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(28) Recourse Obligations.	All Bank of America Mortgage Loans (other than Bronx Terminal Market (Loan No. 5)) (Loan Nos. 11, 20, 21, 22, 23, 24, 26, 32, 35, 36, 37, 38, 39 and 40)	The related Mortgage Loan documents do not use the exact phrase “intentional material physical waste at the Mortgaged Property” and the recourse liability of the related guarantor with respect to waste is generally limited to when there is sufficient cash flow from the operation of the related Mortgaged Property to avoid such waste from occurring.
(31) Acts of Terrorism Exclusion.	Bronx Terminal Market (Loan No. 5)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
(31) Acts of Terrorism Exclusion.	Bronx Terminal Market (Loan No. 5)	The related Mortgage Loan documents permit borrower to utilize a “Retention Amount” funded by Relsure Vermont Inc., a licensed captive insurance company owned by affiliates of The Related Companies, L.P., in addition to the required deductible, for all losses, excluding wind and earthquake related losses, so long as (1) the Retention Amount is aggregated annually, (2) the Retention Amount remain prefunded at all times during the Mortgage Loan term and (3) the related Mortgagee has submitted evidence satisfactory to the Mortgagee and rating agencies of such prefunded arrangement at the request of the Mortgagee or a Rating Agency. The Retention Amount is a $5,000,000 aggregate deductible, subject to a $2,500,000 per occurrence deductible.
(31) Acts of Terrorism Exclusion.	Sierra Vista Plaza (Loan No. 21)	The related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property, business interruption/loss of rents and liability insurance required under this Agreement (without giving effect to the cost of terrorism, flood, and earthquake and windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy) (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).
(33) Single-Purpose Entity.

Bronx Terminal Market (Loan No. 5)

Whispering Palms MHC (Loan No. 11)

JB Center Apartments (Loan No. 20)

Federal Way Supreme Self Storage (Loan No. 22)

River Apartments (Loan No. 24)

Florline Commons (Loan No. 26)

Graham Town Center (Loan No. 32)

Each related Mortgagor is a recycled single-purpose entity, however, such Mortgagor made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such single-purpose entity representations and warranties.
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Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Colonial Manor MHC (Loan No. 37) Prestonwood Polo Crossing (Loan No. 36) Hidden Hollow Apartments (Loan No. 39)
(34) Defeasance.	Bronx Terminal Market (Loan No. 5)	In connection with a defeasance, the Mortgagor’s obligation to pay servicing and trustee fee is capped at 5 basis points of the outstanding Mortgage Loan amount, and is only required to be paid upon successful closing of the defeasance.
(36) Ground Leases.	Bronx Terminal Market (Loan No. 5)

The related Mortgage Loan is secured by the borrower's leasehold interest in a ground lease with the City of New York, as ground lessor. Variations:

(B) The related Ground Lease estoppel provides that the Ground Lease cannot be terminated, cancelled or subordinated, or materially modified, amended or altered without the prior written consent of Lender [emphasis added].

(E) The holder of the mortgage loan is required to be a person that is not a Prohibited Person (defined below). In connection with proposed assignment of the leasehold interest, the lessor's consent is not required if the assignee is not a Prohibited Person, but thirty (30) days' advance notice is required to enable the ground lessor to make that determination.

Generally, a “Prohibited Person” includes (i) persons, including related control parties, that are in default of any agreements with the City of New York or the New York City Economic Development Corporation (“EDC”); (ii) persons, including related control parties, that have been convicted of a felony or crime of moral turpitude, or are involved in organized crime; (iii) foreign governments, or parties controlled by foreign governments, in violation of the Export Administration Act of 1979 or related regulations; (iv) foreign governments, or parties controlled by foreign governments, whose activities are regulated or controlled by the U.S. Treasury Department or executive orders of the President of the United States of America issued pursuant to the Trading with the Enemy Act of 1917, as amended; (v) persons having a received a notice of default for non- payment from New York City in an amount over $10,000 unless contested in court proceedings; and (vi) except in the case of a “Recognized Mortgagee” or its “Control Affiliate” or designee, any person that has owned at any time in the preceding three (3) years any property which has been the subject of an in rem tax foreclosure by the City of New York unless otherwise released pursuant to the City's Administrative Code.

(I) The Ground Lease requires that a subtenant under any sublease is a person that is not a “Prohibited Person”.

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Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment and (8) Permitted Liens; Title Insurance	Lake Air Shopping Center (Loan No. 13)

The largest tenant, the City of Waco, has the option to purchase its leased premises for $1,000 on or after August 15, 2033.

The tenant doing business as Bahama Bucks (“Bahama Bucks Tenant”), has a right of first refusal to purchase its leased premises; subject to the Mortgagor receiving a bona fide offer evidenced by a purchase agreement.

The foregoing City of Waco purchase option and Bahama Bucks Tenant right of first refusal are not extinguished by a foreclosure or deed in lieu thereof.

(7) Lien; Valid Assignment and (8) Permitted Liens; Title Insurance	Baybrook Mall (Loan No. 15)	Provided no event of default has occurred and is continuing, under the related Whole Loan, the related Mortgage Loan documents prohibit the lender, without the prior written consent of the Mortgagor, from selling any note, participation or interest in the Whole Loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Retail, PREIT, Washington Prime Group, Pyramid Real Estate Group, CBL & Associates Properties, Inc., Centennial, Inc., Westfield Holdings Limited or Unibail-Rodamco (or any successors or assigns of or any person or entity controlled by, controlling or under common control with the foregoing); provided, however, such restrictions will not apply to (a) any transfer or sale by the lender of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Whole Loan or (b) any subsequent resale or transfer of the Whole Loan (or any interest therein) occurring after an initial sale or transfer by the lender even if such transaction results in a portion of the Whole Loan being held by a person or entity described above.
(7) Lien; Valid Assignment and (8) Permitted Liens; Title Insurance	Residence Inn Naperville (Loan No. 19)	The franchisor (Marriott International, Inc.) has a right of first refusal (“ROFR”) to acquire the Mortgaged Property if there is a proposed transfer of the Mortgaged Property or a controlling direct or indirect interest in the Mortgagor to a competitor (generally, any person that has an ownership interest in a hotel, brand, trade name, trademark system or chain of hotels (a “Brand”) or that has exclusive rights to develop operate or sublicense a Brand, in each case only if such Brand has at least 10 luxury service hotels, 20 full service hotels or 50 limited service hotels). The ROFR applies to and is not extinguished by foreclosure or deed-in-lieu thereof.
(18) Insurance	All MSMCH Mortgage Loans (Loan No. 3, 9, 13, 15, 17, 19, 25, 29, 30, 33, 34, 41 and 42)

The related Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The related Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies. The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

The related Mortgage Loan documents may provide that the Mortgagor may obtain insurance that does not meet the requirements otherwise set forth in the related Mortgage Loan documents, and may not meet the requirements of

D-2-9

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Representation 18, provided that approval of the lender or rating confirmation is obtained for such non-compliant insurance.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

(18) Insurance	Baybrook Mall (Loan No. 15)	The related Mortgage Loan documents permit (i) a property insurance deductible up to $250,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the related Mortgaged Property and (ii) a commercial general liability insurance deductible or self-insured retention up to $250,000.
(18) Insurance	The Reserve at Homosassa Springs (Loan No. 25)	Coverage for wind, hail and named windstorm is excluded from the building and business interruption portions of the Mortgagor’s insurance policy.
(26) Local Law Compliance and (27) Licenses and Permits	Ignite Portfolio (Loan No. 3)	With respect to the Rabbit River, Fox Meadows, Country Meadows, Harborton, Westview and Candlewood Mortgaged Properties, the use of such Mortgaged Properties for manufactured housing communities is a legal non-conforming use. Under the related zoning ordinances, the Mortgagors may not be able to continue the use in certain circumstances, including but not limited to if the use is discontinued or abandoned for a specified period, if there is a casualty above a specified threshold, or if the zoning ordinance requires the use to be discontinued after a specified period. The insurable value and land value of such Mortgaged Properties is materially and substantially less than their related allocated loan amounts, and would be insufficient to repay such allocated loan amounts if the use were unable to be continued.
(26) Local Law Compliance and (27) Licenses and Permits	TCC Pool 1 (Loan No. 9)	With respect to the Middletown, Brookside, Hagerstown, Menaul Terrace , Jenny Lee, and South Main Mortgaged Properties, the use of such Mortgaged Properties for manufactured housing communities is a legal non-conforming use. Under the related zoning ordinances, the Mortgagors may not be able to continue the use in certain circumstances, including but not limited to if the use is discontinued or abandoned for a specified period, if there is a casualty above a specified threshold, or if the zoning ordinance requires the use to be discontinued after a specified period. The insurable value and land value of such Mortgaged Properties is materially and substantially less than their related allocated loan amounts, and would be insufficient to repay such allocated loan amounts if the use were unable to be continued.
(26) Local Law Compliance and (27) Licenses and Permits	Sunlight Townhomes and Greeley Apartments (Loan No. 17)	The Greeley Mortgaged Property is legal non-conforming as to use, as the use of multifamily in the zoning district where the related Mortgaged Property is located requires a conditional/special use permit, and such a permit has not been obtained. The zoning ordinance for the Mortgaged Property provides that any structure in which a non-conforming use is carried on that is damaged to more than 50 percent of the replacement value shall not be restored to support the nonconforming use. If damaged by 50 percent or less of its total replacement cost, the structure may be restored to its original condition if work obtains a permit and work is commenced within 180 days, and work is completed prior to expiration of the permit. The insurable value and land value of such Mortgaged Property is
D-2-10

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
materially and substantially less than its related allocated loan amount, and would be insufficient to repay such allocated loan amount if the use were unable to be continued.
(26) Local Law Compliance and (27) Licenses and Permits	TCC Pool 2 (Loan No. 30)	The Colonial Estates, Green Acres, Razorback MHP and Shull’s MHP Mortgaged Properties are legally non-conforming as to use. Under the related zoning ordinances, the Mortgagors may not be able to continue the use in certain circumstances, including but not limited to if the use is discontinued or abandoned for a specified period, if there is a casualty above a specified threshold, or if the zoning ordinance requires the use to be discontinued after a specified period. The insurable value and land value of such Mortgaged Properties is materially and substantially less than their related allocated loan amounts, and would be insufficient to repay such allocated loan amounts if the use were unable to be continued.
(26) Local Law Compliance and (27) Licenses and Permits	Pioneer Crossing MHC (Loan No. 42)	The related Mortgaged Property is legally non-conforming as to use. Under the related zoning ordinances, the Mortgagor may not be able to continue the use in certain circumstances, including but not limited to if the use is discontinued or abandoned for a specified period, if there is a casualty above a specified threshold, or if the zoning ordinance requires the use to be discontinued after a specified period. The insurable value and land value of such Mortgaged Property is materially and substantially less than the principal balance of such Mortgage Loan, and would be insufficient to repay the Mortgage Loan if the use were unable to be continued.
(28) Recourse Obligations	All MSMCH Mortgage Loans (Loan No. 3, 9, 13, 15, 17, 19, 25, 29, 30, 33, 34, 41 and 42)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties (or, if applicable, the indemnitors) are required to first make a claim under such environmental insurance policy, or to allow the environmental indemnitors to make such a claim, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within a specified time period after the date the lender or other indemnified parties (or the indemnitors, if applicable) commenced efforts to collect such environmental losses).

The related Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the related Mortgaged Property or equity interests in the Mortgagor made in violation of the related Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

(28) Recourse Obligations	Lake Air Shopping Center (Loan No. 13)	Three non-recourse carveout guarantors are parties to the non-recourse carveout guaranty included in the Mortgage Loan documents; Property Commerce Dividend Fund, LP and two individuals. Pursuant to the terms of the Mortgage Loan documents, the lender is only permitted to collect from the two
D-2-11

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
individual guarantors on any judgements in connection with the recourse obligations if Property Commerce Dividend Fund, LP fails to satisfy its obligations as a guarantor.
(28) Recourse Obligations	Baybrook Mall (Loan No. 15)	With respect to clause (a)(iii), transfers of the related Mortgaged Property or a controlling equity interest in the Mortgagor in violation of the related Mortgage Loan documents is a loss carveout, not a full recourse carveout.
(29) Mortgage Releases	Baybrook Mall (Loan No. 15)	The Mortgagor is permitted to obtain the release of parcels at the related Mortgaged Property upon the substitution therefor of other parcels of real property and satisfaction of certain conditions set forth in the related Mortgage Loan documents.
(31) Acts of Terrorism Exclusion	All MSMCH Mortgage Loans (Loan No. 3, 9, 13, 15, 17, 19, 25, 29, 30, 33, 34, 41 and 42)

The related Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB-”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the related Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the related Mortgage Loan is in excess of $50,000,000. In addition, the related Mortgage Loan documents may provide that if TRIPRA or a similar statute is not in effect, the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the premium then currently payable in respect of the property and business interruption/loss of rents insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism, earthquake, and in some cases, flood and/or windstorm components of such insurance at the time terrorism coverage is excluded from any insurance policy).

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.

(31) Acts of Terrorism Exclusion	Baybrook Mall (Loan No. 15)	The related Mortgage Loan documents permit a terrorism insurance deductible of up to $1,000,000. Such deductible may not be considered customary. In addition, the related Mortgage Loan documents permit terrorism insurance to be obtained through a captive insurance program with Liberty IC Casualty LLC, subject to satisfaction of the conditions set forth in the Mortgage Loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Liberty must be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
(32) Due on Sale or Encumbrance	Ignite Portfolio (Loan No. 3)	The Mortgage Loan documents permit a transfer resulting in a change of control of the Mortgagors provided that one of the then-current non-recourse carveout guarantors continues to control the day-to-day operation of the Mortgaged Properties.
(33) Single Purpose Entity	TCC Pool 1 (Loan No. 9) TCC Pool 2 (Loan No. 30)	The related Mortgagors previously owned and leased out mobile homes located on the pads at the Mortgaged Properties, which mobile homes were transferred to an affiliate of the related Mortgagors prior to origination of the related Mortgage Loan.
D-2-12

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
Beaver Lake (Loan No. 41) Pioneer Crossing MHC (Loan No. 42)
(34) Defeasance	Baybrook Mall (Loan No. 15)	In connection with a defeasance, the related Mortgagor is not required to pay defeasance related costs and expenses of the Servicer or Trustee in excess of $10,000.

D-2-13

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
(7) Lien; Valid Assignment	Bay Plaza Community Center (Loan No. 1) International Plaza II (Loan No. 10) 175 Remsen Street (Loan No. 14) The Piazza (Loan No. 16)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(8) Permitted Liens; Title Insurance	Kimpton Journeyman Hotel (Loan No. 7)	Pursuant to the related hotel operating agreement (the “Hotel Operating Agreement”), there is an outstanding “key money” loan from the hotel operator to the sole member of the sole member of the borrower (the “Owner”) in the original amount of $700,000 (the “Key Money Debt”), which is unsecured and amortizes through December 31, 2036 (the “Scheduled Expiration Date”), with no obligation for the Owner to make any repayments if fully amortized. The outstanding amount of the Key Money Debt as of loan origination was $421,138.21. If the Hotel Operating Agreement is terminated at any time before the Scheduled Expiration Date, the borrower will be required to repay the hotel operator concurrently with such termination an amount equal to the Key Money Debt multiplied by a fraction, (a) the numerator of which is the number of months from the date of such termination until the Scheduled Expiration Date, and (b) the denominator of which is the sum of (i) the number of months from the opening date of the Mortgaged Property (December 31, 2016) to the first full operating year, plus (ii) 240. The Mortgage Loan documents provide for a nonrecourse carveout for any losses arising in connection with the Key Money Debt.
(9) Junior Liens	The Piazza (Loan No. 16)	There is a mezzanine loan in the original principal balance of $18,500,000, which was initially funded by, and is currently held by, a third-party lender. In connection with the mezzanine loan, the lenders entered into an intercreditor agreement, a copy of which will be included in the Mortgage File.
(10) Assignment of Leases and Rents	Bay Plaza Community Center (Loan No. 1) International Plaza II (Loan No. 10) 175 Remsen Street (Loan No. 14) The Piazza (Loan No. 16)	The related Mortgage and assignment of leases secures the subject Mortgage Loan and the related Pari Passu Companion Loan(s) on a pari passu basis.
(18) Insurance	International Plaza II (Loan No. 10)	The deductible with respect to the all risk “special form” property coverage is permitted under the Mortgage Loan documents to be up to $150,000, which is higher than customary.
(40) No Material Default; Payment Record	All JPMCB Mortgage Loans (Loan No. 1, 7, 10, 14 and 16)	With respect to any covenants under the related Mortgage Loan that require the Mortgagor to ensure a tenant or the related Mortgaged Property is operating or to enforce the terms of leases, such Mortgagor may be in default of one or more of such covenants due to closures mandated or recommended by
D-2-14

governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
(47) Cross-Collateralization	Bay Plaza Community Center (Loan No. 1) International Plaza II (Loan No. 10) 175 Remsen Street (Loan No. 14) The Piazza (Loan No. 16)	The Mortgage Loan is cross-collateralized and cross- defaulted with the related Companion Loans.

D-2-15

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

Summary of Certificates and VRR Interest	3
Important Notice Regarding the Offered Certificates	17
Important Notice About Information Presented in this Prospectus	18
Summary of Terms	28
Summary of Risk Factors	65
Risk Factors	67
Description of the Mortgage Pool	170
Transaction Parties	269
Credit Risk Retention	347
Description of the Certificates	366
Description of the Mortgage Loan Purchase Agreements	409
Pooling and Servicing Agreement	419
Certain Legal Aspects of Mortgage Loans	548
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	569
Pending Legal Proceedings Involving Transaction Parties	571
Use of Proceeds	571
Yield and Maturity Considerations	571
Material Federal Income Tax Considerations	582
Certain State and Local Tax Considerations	596
Method of Distribution (Conflicts of Interest)	597
Incorporation of Certain Information by Reference	600
Where You Can Find More Information	600
Financial Information	601
Certain ERISA Considerations	601
Legal Investment	606
Legal Matters	607
Ratings	607
Index of Defined Terms	611

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$729,228,000

(Approximate)

WELLS FARGO

COMMERCIAL MORTGAGE

SECURITIES, INC.

Depositor

BANK5 2024-5YR10

Issuing Entity

Commercial Mortgage

Pass-Through Certificates,

Series 2024-5YR10

Class A-1	$8,457,000
Class A-2	$0 -
$275,000,000
Class A-3	$282,149,000 -
$557,149,000
Class X-A	$565,606,000
Class X-B	$163,622,000
Class A-S	$94,941,000
Class B	$39,391,000
Class C	$29,290,000

PROSPECTUS

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

BofA Securities
Co-Lead Manager and Joint Bookrunner

J.P. Morgan
Co-Lead Manager and Joint Bookrunner

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

Academy Securities
Co-Manager

Drexel Hamilton
Co-Manager

Siebert Williams Shank
Co-Manager

October[__], 2024